Filed pursuant to Rule 424(b)(3)

SEC File No. 333-119116

U.S. RESTAURANT PROPERTIES, INC.			CNL RESTAURANT PROPERTIES, INC.

CNL INCOME FUND, LTD.	CNL INCOME FUND IV, LTD.	CNL INCOME FUND VII, LTD.	CNL INCOME FUND X, LTD.	CNL INCOME FUND XIII, LTD.	CNL INCOME FUND XVI, LTD.
CNL INCOME FUND II, LTD.	CNL INCOME FUND V, LTD.	CNL INCOME FUND VIII, LTD.	CNL INCOME FUND XI, LTD.	CNL INCOME FUND XIV, LTD.	CNL INCOME FUND XVII, LTD.
CNL INCOME FUND III, LTD.	CNL INCOME FUND VI, LTD.	CNL INCOME FUND IX, LTD.	CNL INCOME FUND XII, LTD.	CNL INCOME FUND XV, LTD.	CNL INCOME FUND XVIII, LTD.

MERGER PROPOSAL—YOUR VOTE IS IMPORTANT

U.S. Restaurant Properties, Inc., which we refer to as USRP, CNL Restaurant Properties, Inc., which we refer to as CNLRP, and the 18 CNL Income Fund limited partnerships, which we refer to as the Income Funds, have agreed to combine in a set of mergers that will create the largest restaurant REIT in the United States.

If the proposed CNLRP merger is completed, CNLRP common stockholders will receive 0.7742 shares of USRP common stock (equivalent to $11.71, based on the trading price on August 6, 2004, the business day prior to the announcement of the mergers) and 0.16 shares of USRP Series C preferred stock (no current market value, equivalent to $4.00 based on a liquidation preference of $25) for each share of CNLRP common stock that they own. As a result, CNLRP common stockholders will hold approximately 60.7%, and USRP common stockholders will hold approximately 39.3%, of the outstanding common stock of the combined company. In addition, the current CNLRP directors will make up a majority of the board of directors and the current CNLRP executive officers will manage the combined company after the merger. We estimate the aggregate dollar value of merger consideration to be received by CNLRP stockholders to be $710,671,267, based on trading prices at August 6, 2004 and the liquidation value of the Series C preferred stock.

If the proposed Income Fund mergers are completed, Income Fund limited partners will receive a combination of cash and shares of USRP Series A preferred stock (which had a closing price of $23.50 per share on August 6, 2004). The amount of cash and number of shares of Series A preferred stock that Income Fund limited partners will receive for each limited partnership unit that they own are different for each Income Fund and are listed in “Summary – The Mergers – What the Income Fund Limited Partners Will Receive in the Mergers” at page 13. We estimate the aggregate dollar value of merger consideration to be received by Income Fund general and limited partners to be approximately $538,125,000, based on trading prices at August 6, 2004, assuming all of the Income Fund mergers are completed.

The USRP board of directors is furnishing this joint proxy statement/prospectus in connection with its solicitation of proxies for use at a special meeting of stockholders of USRP to be held on Thursday, February 24, 2005, 10:00 a.m., local time, at 12240 Inwood Road, Suite 300, Dallas, Texas, and any adjournments or postponements of the special meeting. The CNLRP board of directors is furnishing this joint proxy statement/prospectus in connection with its solicitation of proxies for use at a special meeting of stockholders of CNLRP to be held on Thursday, February 24, 2005, 2:00 p.m., local time, at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida and any adjournments or postponements of the special meeting. The Income Fund general partners are furnishing this joint proxy statement/prospectus in connection with their solicitation of consents from the limited partners of the Income Funds. Please return your consent form, or submit your consent by telephone or the Internet, no later than February 24, 2005.

The shares of USRP common stock, Series A preferred stock and Series C preferred stock to be issued in the mergers will be listed on the New York Stock Exchange and will trade under the ticker symbols (USVPrA) and (USVPrC), respectively. USRP stockholders will continue to own their existing shares of USRP stock, which is listed on the New York Stock Exchange and trades under the ticker symbol USV. On August 6, 2004, the last trading day before the announcement of the proposed mergers, the closing prices of the USRP common stock and USRP Series A preferred stock on the New York Stock Exchange were $15.12 and $23.50 per share, respectively. As of December 22, 2004, the closing prices of the USRP common stock and Series A preferred stock were $18.23 and $25.00 per share, respectively.

Each of the boards of directors of USRP and of CNLRP and the Income Fund general partners, as applicable, has unanimously approved the mergers and unanimously recommends that stockholders or limited partners vote FOR the mergers. Information about the mergers, the special meetings of USRP and CNLRP and the consent solicitations of the Income Funds is contained in this joint proxy statement/prospectus. We urge you to read this document carefully and in its entirety. In particular, see “ Risk Factors” beginning on page 31.

The completion of each of the proposed mergers depends upon the satisfaction or waiver of a number of conditions, including approval by common stockholders of USRP and CNLRP and Income Fund limited partners and the contemporaneous closing of such number of Income Fund mergers as result in USRP paying aggregate merger consideration equal to at least 75% of the aggregate merger consideration USRP would pay if all Income Fund mergers were consummated.

Whether or not you plan to attend one of the special meetings, please vote or consent as soon as possible to ensure that your shares or limited partnership units are represented. If you do not vote or consent, it will have the same effect as voting against the mergers of the entity in which you are a stockholder or limited partner.

Robert J. Stetson President and Chief Executive Officer U.S. Restaurant Properties, Inc.	Curtis B. McWilliams President and Chief Executive Officer CNL Restaurant Properties, Inc.	James M. Seneff, Jr. Chief Executive Officer CNL Realty Corporation, as general partner of CNL Income Fund, Ltd. through CNL Income Fund XVIII, Ltd.	James M. Seneff, Jr., general partner of CNL Income Fund, Ltd. through CNL Income Fund XVIII, Ltd.	Robert A. Bourne, general partner of CNL Income Fund, Ltd. through CNL Income Fund XVIII, Ltd.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated December 30, 2004 and is first being mailed to the USRP and CNLRP stockholders and the Income Fund limited partners on or about January 3, 2005.

CNL Income Fund, Ltd.	CNL Income Fund X, Ltd.
CNL Income Fund II, Ltd.	CNL Income Fund XI, Ltd.
CNL Income Fund III, Ltd.	CNL Income Fund XII, Ltd.
CNL Income Fund IV, Ltd.	CNL Income Fund XIII, Ltd.
CNL Income Fund V, Ltd.	CNL Income Fund XIV, Ltd.
CNL Income Fund VI, Ltd.	CNL Income Fund XV, Ltd.
CNL Income Fund VII, Ltd.	CNL Income Fund XVI, Ltd.
CNL Income Fund VIII, Ltd.	CNL Income Fund XVII, Ltd.
CNL Income Fund IX, Ltd.	CNL Income Fund XVIII, Ltd.

450 SOUTH ORANGE AVENUE

ORLANDO, FLORIDA 32801

To the limited partners of each of the 18 CNL Income Funds listed above:

This letter is being sent to the limited partners of each of the 18 CNL Income Funds listed above in connection with the solicitation by the general partners of the CNL Income Funds of written consents in favor of the following proposals:

1. a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 9, 2004, among U.S. Restaurant Properties, Inc., a wholly owned subsidiary of the operating partnership of U.S. Restaurant Properties, Inc. and your CNL Income Fund, the other transactions contemplated thereby and the merger, as described in the attached joint proxy statement/prospectus; and

2. for limited partners of CNL Income Funds XI, XII, XIII, XIV, XV, XVI, XVII and XVIII, a proposal to approve an amendment to the Amended and Restated Agreement of Limited Partnership of your CNL Income Fund to eliminate the provisions contained therein relating to merger transactions in which you will receive securities of another entity. Unless this amendment is approved, your CNL Income Fund will not be able to complete the merger.

Holders of record of CNL Income Fund units of limited partnership interest at the close of business on December 20, 2004, the record date, are entitled to act by written consent on the foregoing proposals.

The general partners of your Income Fund have unanimously approved your Income Fund’s merger agreement, merger and related transactions and proposals and recommend that you consent to approve the merger agreement, the merger and the related transactions and proposals.

Your consent is very important, regardless of the number of units you own. Please sign, date and promptly mail the enclosed consent form, or submit your consent by telephone or the Internet in accordance with the instructions on the enclosed consent form, no later than February 24, 2005 to make sure that your consent is counted. Failure to return your consent form by this date will have the same effect as voting against your respective merger.

By order of the General Partners,

James M. Seneff, Jr.

Robert A. Bourne

CNL Realty Corporation

By:
Title:	President and Chief Executive Officer

MERGER PROPOSED—YOUR CONSENT IS VERY IMPORTANT

U.S. RESTAURANT PROPERTIES, INC.

12240 Inwood Road, Suite 300

Dallas, Texas 75244

Notice of Special Meeting of Stockholders

February 24, 2005 at 10:00 a.m.

To the stockholders of U.S. Restaurant Properties, Inc.:

A special meeting of stockholders of U.S. Restaurant Properties, Inc. will be held on February 24, 2005, at 10:00 a.m., at 12240 Inwood Road, Suite 300, Dallas, Texas to consider and vote upon:

1. a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 9, 2004, between CNL Restaurant Properties, Inc. and U.S. Restaurant Properties, Inc., the other transactions contemplated thereby and the merger, as described in the attached joint proxy statement/prospectus;

2. a proposal to approve and adopt 18 Agreements and Plans of Merger, dated as of August 9, 2004, each among U.S. Restaurant Properties, Inc., a separate, wholly owned subsidiary of the operating partnership of U.S. Restaurant Properties, Inc., and a separate CNL Income Fund, the other transactions contemplated thereby and the related mergers, as described in the attached joint proxy statement/prospectus;

3. a proposal to approve an amendment to the Restated Articles of Incorporation of U.S. Restaurant Properties, Inc. to increase its authorized common stock to 300,000,000 shares and its authorized preferred stock to 100,000,000 shares;

4. a proposal to approve an amendment to the Restated Articles of Incorporation of U.S. Restaurant Properties, Inc. to expand the class of investors for whom the board of directors of U.S. Restaurant Properties, Inc. can waive capital stock ownership limits; and

5. such other business as may lawfully come before the meeting or any adjournment thereof.

Holders of record of U.S. Restaurant Properties, Inc. common stock at the close of business on December 23, 2004, the record date, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

The U.S. Restaurant Properties, Inc. board of directors has unanimously approved the merger agreements, the mergers and the related transactions and proposals and recommends that you vote to approve the merger agreements, the mergers and the related transactions and proposals.

Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the meeting. To vote your shares, you may complete and return the enclosed proxy card or you may submit your proxy or voting instructions by telephone or the Internet in accordance with the instructions on the enclosed proxy card. If you are a holder of record, you may also cast your vote in person at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the mergers.

By order of the board of directors of U.S. Restaurant Properties, Inc.

Stacy M. Riffe Secretary

Dallas, Texas

December 30, 2004

MERGERS PROPOSED—YOUR VOTE IS VERY IMPORTANT

CNL RESTAURANT PROPERTIES, INC.

450 S. Orange Avenue, Suite 1100

Orlando, FL 32801

Notice of Special Meeting of Stockholders

February 24, 2005 at 2:00 p.m.

To the stockholders of CNL Restaurant Properties, Inc.:

A special meeting of stockholders of CNL Restaurant Properties, Inc. will be held on February 24, 2005, at 2:00 p.m., at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida to consider and vote upon:

1. a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 9, 2004, between CNL Restaurant Properties, Inc. and U.S. Restaurant Properties, Inc., the other transactions contemplated thereby and the merger, as described in the attached joint proxy statement/prospectus;

2. a proposal to approve an amendment to the Second Amended and Restated Articles of Incorporation, as amended, and a conforming amendment to the Third Amended and Restated Bylaws of CNL Restaurant Properties, Inc. to eliminate the provisions contained therein relating to merger transactions in which you will receive securities of another entity. Unless these amendments are approved, CNL Restaurant Properties, Inc. will not be able to complete the merger; and

3. such other business as may lawfully come before the meeting or any adjournment thereof.

Holders of record of CNL Restaurant Properties, Inc. common stock at the close of business on December 20, 2004, the record date, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

The CNL Restaurant Properties, Inc. board of directors has unanimously approved the merger agreement, the merger and the related transactions and proposals and recommends that you vote to approve the merger agreement, the merger and the related transactions and proposals.

Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the meeting. To vote your shares, you may complete and return the enclosed proxy card or you may submit your proxy or voting instructions by telephone or the Internet in accordance with the instructions on the enclosed proxy card. If you are a holder of record, you may also cast your vote in person at the special meeting. If you do not vote, it will have the same effect as voting against the merger.

By order of the board of directors of CNL Restaurant Properties, Inc.

Steven D. Shackelford Secretary

Orlando, Florida

December 30, 2004

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

i

ii

ANNEX A	Agreement and Plan of Merger between CNL Restaurant Properties, Inc. and U.S. Restaurant Properties, Inc.
ANNEX B

Form of Agreement and Plan of Merger among U.S. Restaurant Properties, Inc., a separate, wholly-owned subsidiary of the operating partnership of U.S. Restaurant Properties, Inc. and each CNL Income Fund, as amended

ANNEX C	Stockholders Agreement and Irrevocable Proxy among CNL Restaurant Properties, Inc. and certain stockholders of U.S. Restaurant Properties, Inc.
ANNEX D	Stockholders Agreement and Irrevocable Proxy among U.S. Restaurant Properties, Inc. and certain stockholders of CNL Restaurant Properties, Inc.
ANNEX E	Fairness Opinion of Morgan Keegan & Company, Inc.
ANNEX F	Fairness Opinion of Banc of America Securities LLC
ANNEX G	Fairness Opinion of Legg Mason Wood Walker, Incorporated
ANNEX H	Fairness Opinions of Wachovia Capital Markets, LLC

The Annual Report on Form 10-K for the year ended December 31, 2003, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, and a Current Report on Form 8-K (except for CNL Income Fund III, Ltd.) for each of the 18 CNL Income Funds are being delivered separately with this joint proxy statement/prospectus.

iii

QUESTIONS AND ANSWERS ABOUT THE MERGERS,

THE SPECIAL MEETINGS AND THE CONSENT SOLICITATIONS

GENERAL INFORMATION

Q:	What are the proposed mergers?

A:	CNL Restaurant Properties, Inc., or CNLRP, and U.S. Restaurant Properties, Inc., or USRP, are proposing to merge. We refer to this as the CNLRP merger.

In addition, each Income Fund and USRP are proposing to merge. We refer to each of these mergers as an Income Fund merger.

Q:	Why are the general partners pursuing the Income Fund mergers at this time?

A:	When the limited partnership units of the Income Funds were originally offered, it was anticipated that each of the Income Funds would dispose of the original portfolio of properties within a period of seven to twelve or seven to fifteen years (depending upon the Income Fund) following acquisition of the property. The specific decision as to the actual sale of properties by each Income Fund and the use of proceeds of any sale (reinvestment, distribution, full or partial liquidation) would be made by the general partners at the time based upon the assessment of all relevant market and economic conditions. Each of the Income Funds now either is within or beyond the initial time when such sale of properties was contemplated to begin. The Income Fund general partners have concluded that the Income Fund mergers provide the most favorable available terms for providing to the limited partners the liquidity in the investment that was the ultimate objective of the Income Funds. The Income Fund general partners also based their decision to pursue the Income Fund mergers in part on the potential inability of the Income Funds to sustain their current rate of distributions indefinitely. The general partners believe that a bulk sale of restaurant properties could result in significant discounts from property values established through the merger consideration while a gradual liquidation would likely involve higher administrative costs and greater uncertainty, either of which would reduce the net sales proceeds available for distribution to limited partners.

Q:	Why are the parties proposing to merge?

A:	The boards of directors of USRP and CNLRP are proposing the mergers in order to create the leading real estate and financial services company dedicated to the restaurant industry. They believe that the increased size, financial resources and operating flexibility of the combined company will enable it to capitalize on significant investment and financing opportunities. In addition, they believe that the combined company will benefit from increased brand, tenant and asset diversification and enhanced operating efficiencies. The CNLRP board of directors and the Income Fund general partners also are proposing the mergers in order to provide the stockholders of CNLRP and the Income Fund limited partners with liquidity, through receipt of securities listed on the New York Stock Exchange and, in the case of the Income Funds, cash. In addition, CNLRP’s Second Amended and Restated Articles of Incorporation provide that if CNLRP’s common stock is not listed on a national securities exchange or over-the-counter market by December 31, 2005, CNLRP will be required to commence an orderly liquidation of its assets.

Q:	What negative factors did the parties consider in deciding to merge?
A:	The boards of directors of USRP and CNLRP and the general partners of the Income Funds considered various negative factors in reaching their respective determinations to approve the mergers.

The USRP board of directors considered, among other factors:

•	the potential difficulties combining the multiple business enterprises of the size and scope of USRP, CNLRP and the Income Funds;

•	the significant costs involved in completing the mergers; and

•	the possibility of a negative perception of the transaction by the financial markets.

The CNLRP board of directors considered, among other factors:

•	that CNLRP stockholders will receive lower aggregate anticipated distributions on the common and preferred stock they will receive as merger consideration ($1.32 per year) than the distributions historically paid on CNLRP common stock ($1.52 per year);

•	that the Series C preferred stock to be issued in the CNLRP merger may trade at a price less than the $25.00 per share liquidation preference; and

•	the existence of conflicts of interest between CNLRP and individuals serving as Income Fund general partners.

The Income Fund general partners considered, among other factors:

•	that the Series A preferred stock to be issued in the Income Fund mergers may trade at a price less than the $25.00 per share liquidation preference;

•	that the Income Fund limited partners will have substantially less voting rights as preferred stockholders of the combined company than as limited partners of the Income Funds;

•	that the Income Fund limited partners will be forgoing their right to share in the future appreciation of Income Fund assets, if any, and to receive future distributions from the Income Funds, including distributions of net sales proceeds;

•	that the value of future distributions from the Income Funds could be higher than the value of the merger consideration to be received by the limited partners in the Income Fund mergers;

•	and that the Income Fund mergers will generally be a taxable event for federal income tax purposes and, as a result, holders of Income Fund partnership units generally will be required to pay taxes on any gain as a result of their receipt of the merger consideration.

Q:	Who will manage the combined company after the mergers?

A:	The board of directors of the combined company will consist of the five current directors of CNLRP, the Chief Executive Officer of CNLRP, three of the current directors of USRP, including its current Chief Executive Officer, and up to two additional directors designated by CNLRP. The current executive officers of CNLRP will manage the combined company.

See “Management of the Combined Company” for additional information about the directors and executive officers of the combined company. (Page 129).

Q:	When do you expect the mergers to be completed?

A:	We are working to complete the mergers as quickly as possible. We hope to complete the mergers during the first quarter of 2005.

Q:	Are there conditions to completion of the mergers?

A:	Yes. In addition to the required approvals of the stockholders of CNLRP and USRP, and the Income Fund limited partners, the merger agreements contain customary and transaction specific conditions to closing the mergers. Among these conditions, closing of the CNLRP merger and each Income Fund merger is conditioned on the closing of Income Fund mergers representing, in the aggregate, at least 75% of the total consideration that would be paid by USRP if all of the Income Fund mergers are consummated. Closing of each Income Fund merger also is conditioned on the closing of the CNLRP merger. See “The Merger Agreements – Conditions to the Mergers” for additional information. (Page 119).

Q:	What is the relationship between CNLRP and the Income Funds?

A:	The Chairman and Vice-Chairman of the Board of Directors of CNLRP are also the general partners of the Income Funds. In addition, a subsidiary of CNLRP provides certain services to each of the Income Funds pursuant to a management agreement.

INFORMATION FOR INCOME FUND LIMITED PARTNERS

Q:	What is the proposed merger that I am being asked to vote on?

A:	You are being asked to approve the merger of your Income Fund with a separate, wholly owned subsidiary of the operating partnership of USRP. As a result of the Income Fund mergers, each Income Fund will become a wholly owned subsidiary of the operating partnership of USRP.

Q:	What will I receive in the merger?

A:	For each of your limited partnership units you will receive:

•	cash representing approximately 84% of the total consideration payable to you per unit; and

•	shares of USRP Series A Cumulative Convertible Preferred Stock (liquidation value $25 per share) representing approximately 16% of the total consideration payable to you per unit based upon the liquidation value.

The USRP Series A preferred stock:

•	pays quarterly dividends, when and as authorized by the USRP board of directors, out of funds legally available for the payment of dividends, of the greater of $1.93 per year per share or the cash dividends payable on the number of USRP common shares underlying the Series A preferred stock;

•	may be redeemed by USRP for $25 per share in cash, plus accrued and unpaid distributions, or, in the event that the price of USRP common stock exceeds the conversion price of the Series A preferred stock for 20 trading days during any period of 30 trading days, for USRP common stock equal to $25 divided by the conversion price in effect at the time, excluding any accrued and unpaid distributions;

•	has a liquidation preference of $25 per share, plus accrued and unpaid distributions, only to the extent that USRP has sufficient assets legally available for distribution upon liquidation, after all creditors and other obligations have been paid;

•	is convertible, at any time at the option of the holder, into USRP common shares at a conversion price of $26.64 per USRP common share;

•	is cumulative, meaning unpaid distributions accumulate and must be paid before distributions are paid on stock that is junior to the Series A preferred stock; however, no interest is paid on such accrued and unpaid distributions;

•	has voting rights only in the event that distributions on the Series A preferred stock are not paid for six or more quarters or with respect to certain changes that would be materially adverse to the rights of holders; and

•	is traded on the New York Stock Exchange.

See “Summary – The Mergers – What the Income Fund Limited Partners Will Receive in the Mergers” for a list of the amount of cash and number of shares payable per limited partnership unit for each of the Income Funds. (Page 14).

Q:	What will happen if the price of USRP preferred stock changes before completion of the mergers?

A:	The ratio of what you will receive for your Income Fund units is fixed. Therefore, if the price of USRP Series A preferred stock falls prior to the completion of the mergers, what you will receive will be less valuable. On the other hand, if the price of USRP Series A preferred stock increases, what you will receive will be more valuable.

Q:	Will I continue to receive regular distributions on my Income Fund units prior to the completion of the mergers?

A:	Yes. Regular distributions, consistent with past practice, are expected to be paid on your Income Fund units until the mergers are completed. Depending upon the timing of the completion of the mergers, a special prorated distribution may also be paid for the partial period ending on the day immediately prior to the effective time of the mergers.

Q:	Will I receive future distributions with respect to the shares of USRP preferred stock that I receive in the merger?

A:	Yes. Historically, USRP has made regular distributions to its stockholders and expects to continue to do so in the future. In order to maintain its status as a REIT, USRP must, among other things, distribute at least 90.0% of its taxable income to its stockholders on an annual basis.

The USRP Series A preferred stock that you will receive provides for an annual cumulative dividend of $1.93 per share. Dividends payable on the Series A preferred stock are not guaranteed; they are paid when and as authorized by the USRP board of directors out of funds legally available for the payment of dividends.

Q:	What are the tax consequences of the merger to me?

A:	The Income Fund merger will be a taxable transaction to you for federal income tax purposes. A brief summary of the possible federal tax consequences to you appears under the heading “Material Federal Income Tax Consequences – Tax Consequences of the Merger of the Income Funds” of this joint proxy statement/prospectus. You should consult your tax advisor as to the tax effect of your particular circumstances.

Q:	Can I immediately sell the USRP preferred stock that I receive in the merger?

A:	Yes. The USRP preferred stock to be issued to Income Fund limited partners will be listed on the NYSE. Unless you are an affiliate of one of the Income Funds, meaning that you control, are controlled by, or are under common control with, one of the Income Funds, you will be permitted to sell all or a portion of the USRP preferred stock that you receive in the merger immediately following completion of the merger. If you are an affiliate of one of the Income Funds, you may be subject to restrictions on the sale of your USRP preferred stock. If you think you may fall within this restriction, you should consult with your legal advisor.

Q:	What vote is required to approve the merger?

A:	The affirmative vote of the holders of a majority of the outstanding limited partnership units of your Income Fund is required to approve the merger of that Income Fund. As of the record date, the general partners and their affiliates owned less than 1% of the outstanding limited partnership units of each Income Fund. The general partners and their affiliates have advised the Income Funds that they intend to vote in favor of each Income Fund merger.

Q:	How do I vote?

A:	Complete and sign the enclosed consent form and return it in the envelope provided or follow the instructions on the consent form to vote by telephone or the Internet.

We urge you to return your consent form to assure that your consent is counted.

Q:	Can I change my vote after I have delivered my consent form?

A:	Yes. You can change your vote at any time before the consent solicitation is closed. To change your vote you may: (i) revoke your consent or (ii) submit a new later-dated consent. You must submit your notice of revocation or your new consent to the Solicitation Agent at the address listed on the consent form, or to a general partner of your Income Fund, before the consent solicitation is closed. If you submit your consent by telephone or the Internet, you can change your vote by submitting a consent at a later date, using the same procedures, in which case your subsequently submitted consent will be recorded and your earlier consent revoked.

Q:	What will happen if I do not vote?

A:	If you fail to respond, it will have the same effect as a vote against the merger.

If you respond and abstain from voting, your consent will have the same effect as a vote against the merger.

If you respond and do not indicate how you want to vote, your consent will be counted as a vote in favor of the merger.

Q:	Will I have dissenters’ appraisal rights if I oppose the merger?

A:	No. If the other limited partners approve the merger by the required vote, the approval is binding on you. There are no dissenters’ appraisal rights available under applicable state law with respect to any of the mergers.

Q:	What should I do if I own interests in more than one of the Income Funds and CNLRP?

A:	Along with this joint proxy statement/prospectus, you have received a consent form for each Income Fund in which you are a limited partner and a proxy card if you are stockholder of CNLRP. If you wish to vote, you should mark and return each consent form and proxy card in the enclosed return envelope or follow the instructions on each consent form or proxy card for voting by telephone or the Internet.

Q:	What other matters am I being asked to vote on?

A:	If you are a limited partner of Income Funds XI-XVIII, you also are being asked to approve an amendment to your Income Fund’s Agreement of Limited Partnership to eliminate provisions that restrict the Income Fund’s ability to enter into merger transactions in which partners of your Income Fund receive securities of another entity. The consent of a majority of the outstanding limited partnership units of the Income Fund is required to approve the amendment. Approval of the amendment is necessary to complete your Income Fund merger. The failure to submit an affirmative consent to the amendment is equivalent to a vote against the merger.

Q:	What do I need to do now?

A:	Mail your completed and signed consent form in the enclosed return envelope, or follow the instructions on your consent form to vote by telephone or the Internet, as soon as possible, so that your consent will be counted.

INFORMATION FOR STOCKHOLDERS OF CNL RESTAURANT PROPERTIES

Q:	What is the proposed merger that I am being asked to vote on?

A:	You are being asked to approve the merger of CNLRP into USRP.

Q:	What will I receive in the merger?

A:	For each of your shares of CNLRP common stock you will receive:

•	0.7742 shares of USRP common stock; and

•	0.16 shares of USRP 7.5% Series C Redeemable Convertible Preferred Stock (liquidation value $25 per share).

The USRP Series C preferred stock:

•	will pay quarterly dividends, when and as authorized by the USRP board of directors, out of funds legally available for the payment of dividends, at the rate of 7.5% per year of the $25.00 liquidation preference (equivalent to $1.875 per year per share);

•	will be able to be redeemed by USRP, starting four years from issuance, for $25 per share in cash, plus accrued and unpaid distributions;

•	will have a liquidation preference of $25 per share, plus accrued and unpaid distributions, only to the extent that USRP has sufficient assets legally available for distribution upon liquidation, after all creditors and other obligations have been paid;

•	will be convertible, at any time at the option of the holder, into USRP common shares at a conversion price of $19.50 per USRP common share;

•	is cumulative, meaning unpaid distributions accumulate and must be paid before distributions are paid on stock that is junior to the Series C preferred stock; however, no interest is paid on such accrued and unpaid distributions;

•	will have voting rights only in the event that distributions on the Series C preferred stock are not paid for six or more quarters or with respect to certain changes that would be materially adverse to the rights of holders; and

•	will be listed on the New York Stock Exchange.

Q:	What will happen if the price of USRP common stock changes before completion of the mergers?

A:	The ratio of what you will receive for your CNLRP common stock is fixed. Therefore, if the price of USRP common stock falls prior to the completion of the mergers, what you will receive will be less valuable. On the other hand, if the price of USRP stock increases, what you will receive will be more valuable.

Q:	Will I continue to receive regular distributions on my CNLRP common stock prior to the completion of the mergers?

A:	Yes. Regular distributions, consistent with past practice, are expected to be paid on your CNLRP common stock until the mergers are completed. Depending upon the timing of the completion of the mergers, a special prorated distribution may also be paid for the partial period ending on the day immediately prior to the effective time of the mergers.

Q:	Will I receive future distributions with respect to the shares of USRP common stock and preferred stock that I receive in the merger?

A:	Yes. Historically, USRP has made regular distributions to its stockholders and expects to continue to do so in the future. In order to maintain its status as a REIT, USRP must, among other things, distribute at least 90.0% of its taxable income to its stockholders on an annual basis.

USRP paid distributions of $1.32 per share over the last 12 months on the USRP common stock that you will receive, which is equivalent to an annualized distribution of $1.02 on the 0.7742 shares of USRP common stock that you will receive for each of your shares of CNLRP common stock. The USRP Series C preferred stock that you will receive provides for an annual cumulative dividend of $1.875 per share, which is equivalent to an annualized dividend of $0.30 on the 0.16 shares of USRP Series C preferred stock that you will receive for each of your shares of CNLRP common stock. Dividends payable on the Series C preferred stock are not guaranteed; they are paid when and as authorized by the USRP board of directors out of funds legally available for payment of dividends. CNLRP paid distributions on its common stock of $1.52 per share over the last 12 months.

Unlike common stock, the Series C preferred stock will not share in any appreciation in value of the combined company’s assets unless converted into shares of USRP’s common stock, and the distributions received on the Series C preferred stock will never exceed the amount of preferential distributions and may be less than that amount.

Q:	What are the tax consequences of the merger to me?

A:	The CNLRP merger will qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Based on opinions of counsel for USRP and CNLRP that the USRP Series C preferred stock should not be classified as “nonqualified preferred stock” within the meaning of Section 351(g)(2) of the Internal Revenue Code, you will not recognize any gain or loss as a result of the CNLRP merger (except for gain or loss attributable to the receipt of cash in lieu of fractional shares). A brief summary of the possible federal income tax consequences to you appears under the heading “Material Federal Income Tax Consequences – Tax Consequences of the Merger of CNLRP into USRP” of this joint proxy statement/prospectus. You should consult your tax advisor as to the tax effect of your particular circumstances.

Q:	Can I immediately sell the USRP common stock or preferred stock that I receive in the merger?

A:	Yes. The USRP common stock and preferred stock to be issued to CNLRP stockholders will be listed on the NYSE. Unless you are an affiliate of CNLRP, meaning that you control, are controlled by, or are under common control with CNLRP, you will be permitted to sell all or a portion of the USRP common stock or preferred stock that you receive in the merger immediately following completion of the merger. If you are an affiliate of CNLRP, you may be subject to restrictions on the sale of your USRP common stock or preferred stock. If you think you may fall within this restriction, you should consult with your legal advisor.

Q:	What vote is required to approve the merger?

A:	The affirmative vote of the holders of a majority of the outstanding shares of CNLRP common stock is required to approve the CNLRP merger. As of the record date, CNLRP directors and executive officers and their affiliates owned 14.4% of the outstanding shares of CNLRP common stock. These directors, executive officers and their affiliates have advised CNLRP that they intend to vote in favor of the CNLRP merger.

Q:	How do I vote?

A:	Complete and sign the enclosed proxy card and return it in the enclosed envelope or follow the instructions on the proxy card to vote by telephone or the Internet. If you are a record holder, you may vote in person at the special meeting.

We urge you to vote or return your proxy to assure that your vote is counted.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the special meeting. To change your vote you may: (i) revoke your proxy; (ii) submit a new later-dated proxy, or (iii) if you are a record holder, attend the special meeting and vote in person. If you choose options (i) or (ii), you must submit your notice of revocation or your new proxy to the Solicitation Agent at the address listed on the proxy card or to the secretary of CNLRP before the special meeting. If you submit your proxy by telephone or the Internet, you can change your vote by submitting a proxy at a later date, using the same procedures, in which case your subsequently submitted proxy will be recorded and your earlier proxy revoked.

Q:	What will happen if I do not vote?

A:	If you fail to respond, it will have the same effect as a vote against the merger.

If you respond and abstain from voting, your proxy will have the same effect as a vote against the merger.

If you respond and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger.

Q:	Will I have dissenters’ appraisal rights if I oppose the merger?

A:	No. If the other stockholders approve the merger by the required vote, the approval is binding on you. There are no dissenters’ appraisal rights available under applicable state law with respect to any of the mergers.

Q:	What other matters am I being asked to vote on?

A:	You also are being asked to approve amendments to CNLRP’s Articles of Incorporation and Bylaws to eliminate provisions that restrict CNLRP’s ability to enter into merger transactions in which stockholders of CNLRP receive securities of another entity. The affirmative vote of a majority of the outstanding shares of CNLRP common stock is required to approve the amendments. Approval of the amendments is necessary to complete the CNLRP merger. A failure to vote, an abstention from voting or a vote against the amendments is equivalent to a vote against the merger.

Q:	What do I need to do now?

A:	Mail your completed and signed proxy card in the enclosed return envelope, or follow the instructions on your proxy card to vote by telephone or the Internet, as soon as possible, so that your vote will be counted.

INFORMATION FOR STOCKHOLDERS OF U.S. RESTAURANT PROPERTIES

Q:	What is the proposed merger that I am being asked to vote on?

A:	You are being asked to approve the CNLRP merger and the Income Fund mergers.

Q:	What will I receive in the mergers?

A:	You will receive nothing in the mergers and will retain your shares in USRP following the mergers.

Q:	What vote is required to approve the merger?

A:	The affirmative vote of the holders of a majority of the outstanding shares of USRP common stock is required to approve the CNLRP merger and the Income Fund mergers. As of the record date, USRP directors and executive officers and their affiliates owned 2.47% of the outstanding shares of USRP common stock. These directors, executive officers and their affiliates have advised USRP that they intend to vote in favor of the mergers.

Q:	How do I vote?

A:	Complete and sign the enclosed proxy card and return it in the enclosed envelope or follow the instructions on the proxy card to vote by telephone or the Internet. If you are a record holder, you may vote in person at the special meeting.

We urge you to vote or return your proxy to assure that your vote is counted.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the special meeting. To change your vote you may: (i) revoke your proxy; (ii) submit a new later-dated proxy, or (iii) if you are a record holder, attend the special meeting and vote in person. If you choose options (i) or (ii), you must submit your notice of revocation or your new proxy to the Solicitation Agent at the address listed on the proxy card or to the secretary of USRP before the special meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote. If you submit your proxy by telephone or the Internet, you can change your vote by submitting a proxy at a later date, using the same procedures, in which case your subsequently submitted proxy will be recorded and your earlier proxy revoked.

Q:	What will happen if I do not vote?

A:	If you fail to respond, it will have the same effect as a vote against the merger.

If you respond and abstain from voting, your proxy will have the same effect as a vote against the merger.

If you respond and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger.

Q:	Will I have dissenters’ appraisal rights if I oppose the merger?

A:	No. If the other stockholders approve the merger by the required vote, the approval is binding on you. There are no dissenters’ appraisal rights available under applicable state law with respect to any of the mergers.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	No. Unless you provide instructions to your broker on how to vote, your broker will not vote your shares or units for you. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Failure to instruct your broker to vote in favor of the merger will have the effect of a vote against the mergers.

Q:	What other matters am I being asked to vote on?

A:	You also are being asked to approve an amendment to USRP’s Articles of Incorporation to increase the number of shares of common stock that USRP is authorized to issue from 100,000,000 to 300,000,000 and to increase the number of shares of preferred stock that USRP is authorized to issue from 50,000,000 to 100,000,000. The affirmative vote of the holders of a majority of the outstanding shares of USRP common stock is required to approve the amendment. Approval of the amendment is not a condition to closing of any of the mergers.

You also are being asked to approve an amendment to USRP’s Articles of Incorporation to expand the class of investors for whom USRP’s board of directors can waive capital stock ownership limits. The affirmative vote of the holders of two-thirds of the outstanding shares of USRP common stock is required to approve the amendment. Approval of the amendment is not a condition to closing of any of the mergers.

Q:	What do I need to do now?

A:	Mail your completed and signed proxy card in the enclosed return envelope, or follow the instructions on your proxy card to vote by telephone or the Internet, as soon as possible, so that your vote will be counted.

WHO CAN HELP ANSWER YOUR QUESTIONS?

If you have more questions about the mergers or the other matters that you are being asked to vote on, you should contact our solicitation agent, which we hired to assist us in answering your questions:

Solicitation Agent:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

1-800-549-6746 (for USRP stockholders)

1-800-758-5880 (for CNLRP stockholders)

1-800-848-3416 (for Income Fund limited partners)

SUMMARY

This Summary highlights certain material information from this joint proxy statement/prospectus and may not contain all of the information that is material or important to you. To understand the mergers fully and for a more complete description of the terms of the mergers and the merger agreements, you should read carefully this entire document and the other documents to which we refer you. See “Where You Can Find More Information.” (Page 200).

DESCRIPTIONS OF THE PARTIES TO THE MERGERS

U.S. Restaurant Properties, Inc.

USRP is a self-advised real estate investment trust, or REIT. It is organized as a Maryland corporation. USRP’s strategy focuses primarily on acquiring, owning and leasing restaurant properties. USRP also owns and leases a number of service station properties, most of which include convenience stores. As of September 30, 2004, USRP’s portfolio consisted of 782 properties. USRP leases its properties on a triple-net basis primarily to operators of restaurants affiliated with major national and regional concepts.

USRP conducts its operations primarily through its operating partnership, U.S. Restaurant Properties Operating L.P., a Delaware limited partnership. As of September 30, 2004, USRP owned a 99.65% partnership interest in this operating partnership. In addition, USRP uses one of its taxable REIT subsidiaries to temporarily operate various retail businesses at some of its properties. USRP also, from time to time, makes investments in mortgage notes issued by third parties.

USRP’s common stock and Series A preferred stock trade on the New York Stock Exchange, or NYSE, under the symbols “USV” and “USVPrA”.

For more information about USRP’s business, reference is made to USRP’s Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference into this joint proxy statement/prospectus.

USRP’s address and telephone number are:

U.S. Restaurant Properties, Inc.

12240 Inwood Road, Suite 300

Dallas, Texas 75244

(972) 387-1487

CNL Restaurant Properties, Inc.

CNLRP is the nation’s largest self-advised REIT focused on the restaurant industry. CNLRP was founded in 1994 and is organized as a Maryland corporation. As of September 30, 2004, CNLRP had financial interests in approximately 1,000 properties diversified among more than 116 restaurant concepts in 43 states, including total real estate holdings subject to lease of 653 properties. As of September 30, 2004, CNLRP’s servicing portfolio of net lease properties and mortgages included approximately 2,100 units, of which over 1,100 are serviced on behalf of third parties.

CNLRP divides its operations into two business segments, real estate and specialty finance.

The real estate segment, operated principally through CNLRP’s wholly owned subsidiary CNL Restaurant Investments, Inc. and its subsidiaries, is charged with overseeing and maximizing value on a portfolio of primarily long-term triple-net lease properties. Those responsibilities include portfolio management, property management and dispositions. In addition, a subsidiary of CNL Restaurant Investments services the real estate portfolios of the Income Funds.

The specialty finance segment, operated through CNLRP’s wholly owned subsidiary CNL Restaurant Capital Corp., is partnered with Bank of America in owning CNL Restaurant Capital, LP, which, through its subsidiaries, delivers financial solutions, principally in the forms of financing, advisory and other services, to national and larger regional restaurant operators. It does this primarily by acquiring restaurant real estate properties, which have been subject to a triple-net lease, utilizing short-term debt with the expectation of selling such properties at a profit.

CNLRP’s common stock is not traded on any securities exchange or over-the-counter market.

For more information about CNLRP’s business, reference is made to CNLRP’s Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference into this joint proxy statement/prospectus.

CNLRP’s address and telephone number are:

CNL Restaurant Properties, Inc.

450 S. Orange Avenue, Suite 500

Orlando, Florida 32801

(407) 540-2000

The Income Funds

The Income Funds consist of the following 18 limited partnerships:

• CNL Income Fund, Ltd.	• CNL Income Fund X, Ltd.

• CNL Income Fund II, Ltd.	• CNL Income Fund XI, Ltd.

• CNL Income Fund III, Ltd.	• CNL Income Fund XII, Ltd.

• CNL Income Fund IV, Ltd.	• CNL Income Fund XIII, Ltd.

• CNL Income Fund V, Ltd.	• CNL Income Fund XIV, Ltd.

• CNL Income Fund VI, Ltd.	• CNL Income Fund XV, Ltd.

• CNL Income Fund VII, Ltd.	• CNL Income Fund XVI, Ltd.

• CNL Income Fund VIII, Ltd.	• CNL Income Fund XVII, Ltd.

• CNL Income Fund IX, Ltd.	• CNL Income Fund XVIII, Ltd.

The Income Funds are all-cash, finite-life, Florida limited partnerships that were formed between 1986 and 1997 to invest in triple-net leased restaurant properties. As of September 30, 2004, the Income Funds owned, in the aggregate, 496 restaurant properties located in 38 states. The Income Funds’ restaurant properties are generally leased to operators of restaurant chains.

For more information about the business of each Income Fund, reference is made to the Income Fund’s Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference into and delivered with this joint proxy statement/prospectus.

The address and telephone number of each of the Income Funds are:

450 South Orange Avenue

Orlando, Florida 32801

(800) 522-3863

THE COMBINED COMPANY

Description of the Combined Company

The combined company will continue to be self-advised and will be the largest publicly traded restaurant REIT in the United States. If all of the mergers are completed, the combined company will own approximately 1,900 properties and, including these properties, will have financial interests in a total of approximately 3,000 properties in 49 states. This includes a diversified portfolio leased to operators of some of the nation’s most well-known restaurant concepts, including Applebee’s, Golden Corral, Pizza Hut, Arby’s, IHOP, TGI Friday’s, Bennigan’s, Jack in the Box, Wendy’s, Burger King and KFC.

The combined company will focus on providing real estate and financial services to the restaurant industry. It will offer comprehensive services and innovative financing to restaurant operators, investors and developers. The combined company’s main lines of business will include sale/leaseback financing, property management, lease and loan servicing, mergers and acquisitions advisory services, investment and merchant banking, restaurant real estate development and redevelopment, and buying and selling restaurant properties in the 1031 exchange market.

Business Objective and Strategies for Growth

The combined company’s fundamental business objective is to maximize total return to stockholders by increasing the market value of its stock as well as its per share distributions. Strategies for growth include continued pursuit of four complementary strategies that address the needs of the combined company’s core constituencies of restaurant operators, restaurant property investors and retail real estate developers. The four strategies include:

•	providing financing for the restaurant properties and strategic mergers and acquisitions advisory services to restaurant operators;

•	proactively maximizing the value of its existing portfolio and identifying opportunities to extract value from real estate opportunities outside the portfolio via relationships with retail developers;

•	recycling capital and managing portfolio concentrations by focusing on profitable disposition of net leased restaurant properties to restaurant property investors; and

•	continuing to be a full-service, self managed real estate company providing asset management services to its tenants and borrowers.

THE MERGERS

Principal Components of the Mergers

The CNLRP Merger

Under the terms of the proposed CNLRP merger, CNLRP will merge with and into USRP. USRP will be the surviving corporation in the merger and CNLRP will cease to exist as a separate entity.

The Income Fund Mergers

Under the terms of the proposed Income Fund mergers, separate, wholly owned subsidiaries of USRP’s operating partnership, formed for the purpose of the merger, will merge with and into each Income Fund. As a result, each Income Fund that participates in the Income Fund mergers will become a wholly owned subsidiary of USRP’s operating partnership.

Structure of the Combined Company

The organizational structure of the combined company after the mergers is illustrated below.

What the CNL Restaurant Properties Stockholders Will Receive in the Mergers

Each share of CNLRP common stock will be converted automatically into:

•	0.7742 shares of USRP common stock; and

•	0.16 shares of USRP’s 7.5% Series C Redeemable Convertible Preferred Stock, referred to as Series C preferred stock.

The Series C preferred stock will have a liquidation preference of $25 per share and will be traded on the NYSE.

We estimate the aggregate dollar value of merger consideration to be received by CNLRP stockholders to be $710,671,267, based on trading prices at August 6, 2004 and the liquidation value of the Series C preferred stock, and $819,619,295, based on trading prices at December 22, 2004 and the liquidation value of the Series C preferred stock.

USRP will pay cash instead of any fractional shares.

What the Income Fund Limited Partners Will Receive in the Mergers

Each unit of limited partnership interest in the Income Funds will be converted automatically into:

•	cash representing approximately 84% of the total consideration payable per unit; and

•	shares of USRP’s Series A Cumulative Convertible Preferred Stock, referred to as Series A preferred stock, representing approximately 16% of the total consideration payable per unit.

The Series A preferred stock has a liquidation preference of $25 per share and is traded on the NYSE.

Each of the Income Fund merger agreements has been amended to provide that the Income Fund general partners will receive $1.00 ($18.00 in the aggregate) in exchange for their general partnership interests in each of the Income Funds in lieu of the consideration originally specified in the Income Fund Merger agreements. All other cash amounts and shares of Series A preferred stock that would otherwise have been received by the Income Fund general partners in exchange for their general partnership interests will be allocated to the Income Fund limited partners in accordance with their limited partnership interests. The Income Fund general partners proposed and entered into these amendments in order to maximize the merger consideration to be received by the Income Fund limited partners.

We estimate the aggregate dollar value of merger consideration to be received by Income Fund general and limited partners to be approximately $538,125,000, based on trading prices at August 6, 2004 or $543,746,000 based on trading prices as of December 22, 2004, assuming all of the Income Fund mergers are completed.

USRP will pay cash instead of any fractional shares.

The following table lists, for CNLRP and each Income Fund, the original purchase price per share of common stock or limited partnership unit, the original purchase price per share or unit reduced by distributions of net sales proceeds from property sales, the amount of cash that limited partners will receive in the mergers for each unit that they own, the number of shares of USRP common stock that stockholders will receive for each share that they own, and the number of shares of USRP Series A or Series C preferred stock that limited partners or stockholders will receive in the mergers for each unit or share that they own.

Entity	Original Purchase Price Per Share/Unit($)		Original Purchase Price Per Share/Unit Less Distributions of Net Sales Proceeds ($)(1)	Total Distributions Paid Per Share/ Unit Since Inception ($)(2)		Number of Shares of Common Stock Per Share in the Merger/ Cash Per Unit in the Merger ($)	Number of Shares of Series C Preferred Stock Per Share/ Number of Shares of Series A Preferred Stock Per Unit in the Merger	Aggregate Value of Merger Consideration Per Share/ Unit (August 6, 2004) ($)(3)	Aggregate Value of Merger Consideration Per Share/ Unit (December 22, 2004) ($)(4)	Inception Date
CNL Restaurant Properties, Inc.	20	(5)	20	9.81	(6)	0.7742	0.16	$15.71	$18.11	May 1994
CNL Income Fund, Ltd.	500		300	918.91		$161.11	1.3425	$192.66	$194.67	June 1986
CNL Income Fund II, Ltd.	500		367	866.57		$250.00	2.0833	$298.96	$302.08	January 1987
CNL Income Fund III, Ltd.	500		406	787.92		$221.67	1.8472	$265.08	$267.85	October 1987
CNL Income Fund IV, Ltd.	500		404	762.65		$231.9444	1.9328	$277.37	$280.26	June 1988
CNL Income Fund V, Ltd.	500		375	741.42		$216.67	1.8055	$259.10	$261.81	February 1989
CNL Income Fund VI, Ltd.	500		500	670.24		$433.33	3.611	$518.19	$523.61	June 1989
CNL Income Fund VII, Ltd.	1		1	1.28		$0.8472	0.00706	$1.01	$1.02	March 1990
CNL Income Fund VIII, Ltd.	1		1	1.27		$0.8452	0.007044	$1.01	$1.02	August 1990
CNL Income Fund IX, Ltd.	10		10	11.76		$6.6667	0.05556	$7.97	$8.06	April 1991
CNL Income Fund X, Ltd.	10		10	11.34		$7.1979	0.05998	$8.61	$8.70	September 1991
CNL Income Fund XI, Ltd.	10		10	10.64		$8.3333	0.06944	$9.97	$10.07	April 1992
CNL Income Fund XII, Ltd.	10		10	9.87		$8.4630	0.07052	$10.12	$10.23	October 1992
CNL Income Fund XIII, Ltd.	10		10	9.32		$8.0208	0.06684	$9.59	$9.69	April 1993
CNL Income Fund XIV, Ltd.	10		10	8.71		$8.8148	0.07346	$10.54	$10.65	September 1993
CNL Income Fund XV, Ltd.	10		10	8.12		$8.2708	0.06892	$9.89	$9.99	March 1994
CNL Income Fund XVI, Ltd.	10		10	7.58		$8.0093	0.06674	$9.58	$9.68	September 1994
CNL Income Fund XVII, Ltd.	10		10	6.56		$7.1944	0.05995	$8.60	$8.69	November 1995
CNL Income Fund XVIII, Ltd.	10		10	5.75		$7.2857	0.06071	$8.71	$8.80	October 1996

(1)	For CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd. and CNL Income Fund V, Ltd., the amounts listed reflect an adjustment to the original purchase price per limited partnership unit for special distributions per unit of net sales proceeds from sales of restaurant properties.
(2)	Amount represents aggregate distributions since inception divided by the number of shares/limited partnership units outstanding at September 30, 2004. The actual amount of distributions per unit varies depending upon the date of issuance.
(3)

For CNLRP, amount represents the dollar value of the number of shares of USRP common stock that each CNLRP stockholder will receive per share of CNLRP common stock, with such dollar value calculated based on the $15.12 closing price of the USRP common stock on the NYSE on August 6, 2004, the business day immediately preceding the public announcement of the execution of the CNLRP merger agreement, plus the dollar value of the number of shares of Series C preferred stock that the stockholder will receive per share of CNLRP common stock, with such dollar value calculated based on the $25 liquidation preference of the Series C preferred stock. For each Income Fund, amount represents the amount of cash that the limited partners will receive per unit plus the dollar value of the number of shares of USRP Series A preferred stock that the limited partners will receive per unit, with such dollar value calculated based on the $23.50 closing price of the USRP Series A preferred stock on the NYSE on August 6, 2004, the business day immediately preceding the public announcement of the execution of the merger agreements.

(4)	For CNLRP, amount represents the dollar value of the number of shares of USRP common stock that each CNLRP stockholder will receive per share of CNLRP common stock, with such dollar value calculated based on the $18.23 closing price of the USRP common stock on December 22, 2004, plus the dollar value of the number of shares of Series C preferred stock that such stockholder will receive per share of CNLRP common stock, with such dollar value calculated based on the $25 liquidation preference of the Series C preferred stock. For each Income Fund, amount represents the amount of cash that the limited partners will receive per unit plus the dollar value of the number of shares of USRP Series A preferred stock that the limited partners will receive per unit, with such dollar value calculated based on the $25.00 closing price of the USRP Series A preferred stock on December 22, 2004.
(5)	After giving effect to the 1 for 2 reverse stock split effective June 3, 1999.
(6)	CNLRP issued common stock from 1995 through 1998, and, as a result, the actual amount of distributions per share varies significantly depending upon the date of purchase.

Determination of Merger Consideration

The determination of the value of the merger consideration was the result of arm’s-length negotiations between the parties.

The CNLRP merger

In arriving at the value of the merger consideration in the CNLRP merger, the parties to the CNLRP merger considered the following factors:

•	the current fair market value and historical trading prices of the USRP common stock;

•	the remaining lease terms for the properties of USRP and CNLRP;

•	a current assessment of the REIT market; and

•	the additional value created by anticipated synergies and the elimination of overlapping functions.

In arriving at the exchange ratio in the CNLRP merger, the parties considered the following factors:

•	the debt/total asset ratios of the parties, both on a stand alone basis and a combined basis; and

•	the accretive and dilutive effects of issuing additional USRP common stock.

In electing to use a fixed exchange ratio, the parties considered the following factors:

•	a fixed exchange ratio is appropriate in view of the long-term strategic purposes of the CNLRP merger because it captures the relative contribution of each party based on fundamental financial factors and avoids relative fluctuations in stock prices caused by near-term volatility between the time of the signing of the merger agreement and the time the merger is completed; and

•	an exchange ratio that does not fluctuate with stock prices provides substantial certainty about the number of shares to be issued.

The Income Fund mergers

In arriving at the value of the merger consideration in the Income Fund mergers, the parties to the Income Fund mergers considered the following factors:

•	the remaining lease terms for the properties of the Income Funds;

•	the age of the leases included in the Income Fund property portfolios;

•	the ability of USRP to leverage the Income Fund property portfolio; and

•	the current fair market value and historical trading prices of the USRP Series A preferred stock.

In the course of negotiations, the parties to the merger agreements had access to valuation analyses prepared by their respective financial advisors, as well as analyses prepared by their respective officers and employees. These analyses included discounted cash flow analyses, comparable company FFO and EBITDA multiples, comparable transaction analyses, historical USRP common and preferred stock trading ranges, relative contribution analyses and dividend yield analyses. In addition, CNLRP and the Income Funds had access to net asset value analyses.

U.S. Restaurant Properties Stockholders Will Keep Their Shares

USRP Stockholders will receive nothing in the mergers and will retain their shares without any change following the mergers.

Ownership of the Combined Company

USRP will issue approximately 35.0 million shares of common stock to CNLRP stockholders as contemplated by the CNLRP merger agreement. Immediately following the completion of the CNLRP merger, it is anticipated that the combined company will have approximately 57.6 million shares of common stock outstanding.

Upon completion of the mergers, common stockholders of CNLRP will hold approximately 60.7% and stockholders of USRP will hold approximately 39.3% of the outstanding common stock of the combined company. Income Fund general and limited partners and current preferred stockholders of USRP will hold approximately 47% and 53% of the Series A preferred stock, respectively, assuming all of the Income Fund mergers are completed.

Risks Relating to the Mergers (Page 31)

There are significant risks relating to the mergers. These risks include, among others, that:

•	the market value of the USRP stock to be received by CNLRP stockholders and Income Fund limited partners may fluctuate from time to time prior to completion of the mergers;

•	there are potential conflicts of interest affecting the two individuals who are both Income Fund general partners and directors of CNLRP; and

•	there may be substantial expenses and payments if the mergers are not completed and the parties have already incurred substantial expenses in connection with the mergers.

In addition, there are significant risks relating to an investment in the combined company. These risks include, among others, that:

•	management of the combined company may fail to successfully integrate the businesses of USRP, CNLRP and the Income Funds;

•	anticipated distributions on the USRP common and Series C preferred stock that a CNLRP stockholder will receive in exchange for one share of CNLRP common stock (an aggregate of $1.32 per year) will be lower than the distributions historically paid on CNLRP common stock ($1.52 per year);

•	the trading price of the combined company’s stock will be influenced by many factors, including the market for similar securities, additional issuances of securities by the combined company, the combined company’s performance, general economic and financial market conditions and prevailing interest rates; and

•	the amount of debt that the combined company will have (which, at September 30, 2004, would be approximately $1.5 billion) and the restrictions imposed by that debt could adversely affect its business and financial condition and will limit the combined company’s ability to make distributions with respect to its common and preferred stock.

For a more complete discussion of these and other risk factors, see “Risk Factors.”

Negative Factors Considered by the Parties (Pages 69, 72 and 74)

In connection with its determination that the mergers are in the best interests of USRP stockholders, the USRP board of directors considered, among others, the following negative factors:

•	the potential difficulties combining the multiple business enterprises the size and scope of USRP, CNLRP and the Income Funds and the possibility that, as a result, the anticipated benefits to USRP and its stockholders may not be fully realized;

•	the significant cost involved in connection with completing the mergers and the substantial amount of management time and effort required to effect the mergers; and

•	the possibility that the financial market’s perception of the mergers could lead to a decrease in the trading price of USRP’s common stock.

In connection with its determination that the CNLRP merger is in the best interests of CNLRP and its stockholders, the CNLRP board of directors considered, among others, the following negative factors:

•	former CNLRP stockholders will receive lower anticipated aggregate distributions ($1.32 per year) on the common stock and Series C preferred stock they will receive as merger consideration than the distributions historically paid on each share of CNLRP common stock ($1.52 per year);

•	the Series C preferred stock to be issued in the CNLRP merger may trade at a price less than the $25.00 per share liquidation preference; and

•	the existence of conflicts of interest between CNLRP and individuals serving as Income Fund general partners.

In connection with their determination that the Income Fund mergers are in the best interests of the Income Fund limited partners, the Income Fund general partners considered, among others, the following negative factors:

•	the Series A preferred stock to be issued in the Income Fund mergers may trade at a price less or possibly substantially less than the $25.00 per share liquidation preference;

•	the Income Fund limited partners will have substantially less voting rights in the combined company than they do in the Income Funds;

•	the Income Fund limited partners will be forgoing their right to share in the future appreciation of Income Fund assets, if any, and to receive future distributions from the Income Funds, including distributions of net sales proceeds;

•	the value of future distributions from the Income Funds could be higher than the value of the merger consideration to be received by the limited partners in the Income Fund mergers; and

•	the exchange of limited partnership units for Series A preferred stock in the combined company will be a taxable event for federal income tax purposes and, as a result, holders of Income Fund partnership units generally will be required to pay taxes on any gain as a result of their receipt of the merger consideration.

In the course of making their determination, the general partners recognized that, as directors and stockholders of CNLRP, they have interests that conflict with their duties as general partners. The general partners will receive aggregate merger consideration of 4,800,294 shares of USRP common stock and 992,052 shares of USRP Series C preferred stock if the CNLRP merger is consummated.

Conditions to the Mergers (Page 119)

The completion of each of the mergers depends upon the satisfaction or waiver of a number of conditions, including the following:

•	approval of the mergers and adoption of the applicable merger agreements by the common stockholders of USRP and CNLRP and the Income Fund limited partners;

•	receipt of opinions of counsel that USRP and CNLRP are real estate investment trusts for federal income tax purposes;

•	listing by the NYSE of the securities of USRP issuable pursuant to the merger agreements;

•	material accuracy of the representations and warranties of the parties and material compliance by the parties with their respective obligations under the merger agreements; and

•	contemporaneous closing of such number of Income Fund mergers as result in USRP paying aggregate merger consideration equal to at least 75% of the aggregate merger consideration payable in connection with all of the Income Fund mergers, assuming all Income Fund mergers were consummated.

The CNLRP merger is subject to the following additional condition, among others:

•	receipt of opinions of counsel of USRP and CNLRP that the CNLRP merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

The Income Fund mergers are subject to the following additional conditions, among others:

•	the Income Funds participating in the Income Fund mergers holding an aggregate cash balance in excess of $30 million, if all Income Fund mergers are consummated, or such lesser amount calculated in accordance with the Income Fund merger agreements if less than all Income Funds participate in the Income Fund mergers; and

•	closing of the CNLRP merger.

Termination of the Mergers (Page 120)

The parties to each of the merger agreements, by mutual agreement, may terminate the applicable merger agreement and abandon the merger, whether before or after the stockholders or limited partners have adopted the merger agreement.

In addition, either party to a merger agreement may decide, without the consent of the other party, to terminate the merger agreement in a number of situations, including, if:

•	the merger has not been completed by June 30, 2005;

•	a governmental entity has issued a final order, decree or ruling or taken other final action permanently prohibiting the merger;

•	the required approval by the stockholders or limited partners of one or both of the parties has not been obtained;

•	the board of directors or general partners of the other party withdraws its recommendation;

•	the other party breaches its representations, warranties or covenants in the merger agreement, which breach results in the failure of one of the conditions to the completion of the merger being satisfied; or

•	solely with respect to the Income Fund mergers, a party (whether USRP or the applicable Income Fund) may terminate an Income Fund merger agreement if such terminating party receives and enters into a superior proposal and the non-terminating party does not match such superior proposal within a designated period of time.

If the merger agreements are terminated under certain provisions, payment of break-up fees (up to $20 million, with respect to the CNLRP merger, or up to $20 million in the aggregate, with respect to the Income Fund mergers) and/or break-up expenses (up to $5 million, which amount is subtracted from any break-up fee payable) may be required.

Under the CNLRP merger agreement, the terminating party receives the break-up fee if such party terminates due to:

•	the other party’s approval or recommendation of an acquisition proposal, breach of its obligation to present and recommend the merger and the merger agreement or withdrawal or modification of its recommendation of the merger and the merger agreement, and related matters; or

•	the acquisition of 20% of the other party by a third party or the other party’s failure to recommend rejection of a tender offer for its shares by a third party.

In addition, USRP has agreed to pay the break-up fee to CNLRP if:

•	prior to the termination of the merger agreement, USRP receives an acquisition proposal and, prior to termination or within two years thereafter, enters into any written agreement to consummate the acquisition proposal.

Under the CNLRP merger agreement, the terminating party receives break-up expenses if the agreement is terminated due to:

•	the other party’s untrue or inaccurate representations or warranties or breach of covenants or agreements; or

•	the material breach or failure to perform by the other party’s stockholders of the applicable stockholder agreement that would reasonably be expected to have a material adverse effect or materially impede the ability of the parties to complete the merger.

Under the Income Fund merger agreements, the non-terminating party is entitled to the break-up fee if the agreement is terminated due to a terminating party entering into a transaction with a third party that constitutes a superior proposal.

The terms acquisition proposal and superior proposal are discussed in greater detail in “The Merger Agreements — Covenants” starting on page 113.

RECOMMENDATIONS OF BOARDS OF DIRECTORS AND GENERAL PARTNERS

AND OPINIONS OF FINANCIAL ADVISORS

Recommendation of the USRP Board of Directors

Upon unanimous recommendation of the USRP special committee, the USRP board of directors has unanimously approved the CNLRP merger and the Income Fund mergers, the respective merger agreements and the other transactions contemplated by the merger agreements and believes that the terms of the mergers are advisable to USRP and its stockholders. In addition, the USRP board of directors has unanimously approved the amendments to USRP’s Restated Articles of Incorporation. Accordingly, the USRP board of directors unanimously recommends that USRP’s stockholders vote in favor of and approve the mergers, adopt the merger agreements and approve the amendments to USRP’s Restated Articles of Incorporation.

Recommendation of the CNLRP Board of Directors

Upon unanimous recommendation of the CNLRP special committee, the CNLRP board of directors has unanimously approved the CNLRP merger, the CNLRP merger agreement and the other transactions contemplated by the CNLRP merger agreement and believes that the terms of the CNLRP merger are advisable to CNLRP and its stockholders. In addition, the CNLRP board of directors has unanimously approved the amendments to CNLRP’s Second Amended and Restated Articles of Incorporation and Third Amended and Restated Bylaws. Accordingly, the CNLRP board of directors unanimously recommends that CNLRP’s stockholders vote in favor of and approve the CNLRP merger, adopt the CNLRP merger agreement and approve the amendments to CNLRP’s Second Amended and Restated Articles of Incorporation and Third Amended and Restated Bylaws.

Recommendation of the Income Fund General Partners

The Income Fund general partners have unanimously approved the Income Fund mergers, the Income Fund merger agreements and the other transactions contemplated by the Income Fund merger agreements and believe that the terms of the Income Fund mergers are advisable to the Income Funds and their limited partners. In addition, the general partners of Income Funds XI, XII, XIII, XIV, XV, XVI, XVII and XVIII have unanimously approved the amendments to the Amended and Restated Agreements of Limited Partnership of those Income Funds. Accordingly, the Income Fund general partners unanimously recommend that the limited partners of each Income Fund vote in favor of and approve the applicable Income Fund merger, adopt the applicable Income Fund merger agreement and the limited partners of Income Funds XI, XII, XIII, XIV, XV, XVI, XVII and XVIII adopt the amendments to the Amended and Restated Agreements of Limited Partnership of their respective Income Funds.

Opinion of USRP’s Financial Advisor (Page 75)

In connection with the mergers, the USRP special committee and the USRP board of directors received an opinion from Morgan Keegan & Company, Inc., its financial advisor, that, as of the date of such opinion, the merger consideration payable in the mergers was fair to USRP’s stockholders from a financial point of view. Morgan Keegan & Company, Inc.’s written opinion, dated as of August 6, 2004, is attached to this joint proxy statement/prospectus as Annex E. We encourage you to carefully read this opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Morgan Keegan & Company, Inc. in providing its opinion.

Opinions of CNLRP’s Financial Advisors (Page 82)

In connection with the CNLRP merger, the CNLRP special committee and the CNLRP board of directors received opinions from Banc of America Securities LLC and Legg Mason Wood Walker, Incorporated, its financial advisors, that, as of the date of their respective opinions, the merger consideration payable in the CNLRP merger was fair to CNLRP’s stockholders from a financial point of view. Banc of America Securities LLC’s and Legg Mason Wood Walker, Incorporated’s written opinions, dated as of August 9, 2004 and August 5, 2004, respectively, are attached to this joint proxy statement/prospectus as Annexes F and G. We encourage you to carefully read these opinions in their entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Banc of America Securities LLC and Legg Mason Wood Walker, Incorporated in providing their opinions.

Opinions of the Income Funds’ Financial Advisor (Page 98)

In connection with the Income Fund mergers, the general partners of each Income Fund received an opinion from Wachovia Capital Markets, LLC (referred to as Wachovia Securities), their financial advisor, that, as of the date of such opinion, the merger consideration to be received by holders of Income Fund interests pursuant to the

Income Fund merger agreements was fair, from a financial point of view, to such holders. Wachovia Securities’ written opinions dated as of August 9, 2004, are attached to this joint proxy statement/prospectus as Annex H. We encourage you to carefully read these opinions in their entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Wachovia Securities in providing its opinions.

CONFLICTS OF INTEREST OF GENERAL PARTNERS,

DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGERS

Certain persons have potential conflicts of interest in the mergers. When you consider the recommendation of the USRP board of directors, the CNLRP board of directors or the Income Fund general partners, please keep in mind that certain persons may have interests that differ from your interests with respect to the mergers.

James M. Seneff, Jr. and Robert A. Bourne are the individual general partners of the Income Funds and are also directors and stockholders of CNLRP. These relationships cause them to have the following conflicts of interest, among others:

•	their duties as Income Fund general partners may conflict with their duties as directors of CNLRP;

•	their duties as general partners of any particular Income Fund may conflict with their duties as general partners of one or more of the other Income Funds;

•	the consideration to be received by Messrs. Seneff and Bourne in the mergers, a substantial majority of which will be in the CNLRP merger, is contingent upon the completion of the CNLRP merger and the mergers of Income Funds representing 75% of the aggregate consideration to be paid to Income Fund limited partners if all of the Income Fund mergers are completed. In connection with the mergers, Messrs. Seneff and Bourne will receive aggregate consideration in exchange for their interests in CNLRP equal to 4,800,294 shares of USRP common stock and 992,052 shares of USRP Series C preferred stock and $18 in aggregate consideration in exchange for their general partnership interests in the Income Funds, assuming that all of the Income Fund mergers are completed; and

•	Beginning in 2001, the CNLRP board of directors made the determination to maintain its historical level of distributions during a period of volatility in the restaurant sector. Mr. Seneff enabled CNLRP to maintain its historical level of distributions to stockholders through loans to and purchases of common stock from CNLRP through an entity that he controls. Mr. Seneff will not make any further loans or purchases after the CNLRP merger is completed.

In addition, the executive officers of USRP are parties to agreements with USRP that will entitle them to receive aggregate severance payments of $975,500 in cash as a result of the mergers.

NO DISSENTERS’ OR APPRAISAL RIGHTS

Stockholders of CNLRP and USRP do not have any appraisal rights under Maryland law or their respective articles of incorporation or bylaws.

Income Fund limited partners do not have any appraisal rights under Florida law or the Income Funds’ limited partnership agreements.

MATERIAL FEDERAL TAX CONSEQUENCES OF THE MERGERS

Consequences to CNLRP Stockholders:

The CNLRP merger will qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, and each of CNLRP and USRP will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code. Based on opinions of counsel for USRP and CNLRP that the USRP Series C preferred stock should not be classified as “nonqualified preferred stock” within the meaning of Section 351(g)(2) of the Internal Revenue Code, the federal income tax consequences should be as follows. Holders of CNLRP common stock will not recognize any gain or loss upon the exchange of shares of such common stock for shares of USRP common stock and USRP Series C preferred stock as a result of the CNLRP merger (except for gain or loss attributable to the receipt of cash in lieu of fractional shares). Each holder of CNLRP common stock will have an aggregate tax basis in the USRP common stock and USRP Series C preferred stock received equal to the aggregate tax basis of the CNLRP common stock surrendered, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received. The holding period for shares of USRP common stock and USRP Series C preferred stock received by each holder of CNLRP common stock will include the holding period for the shares of CNLRP common stock surrendered in the merger.

The rules described above will not apply, and gain realized upon the exchange will be recognized, if the USRP Series C preferred stock is classified as “nonqualified preferred stock” within the meaning of Section 351(g)(2) of the Internal Revenue Code. While the USRP Series C preferred stock has certain attributes consistent with not being classified as “nonqualified preferred stock,” and tax counsel for USRP and CNLRP have provided opinions that it should not be classified as such, no assurances can be given that the USRP Series C preferred stock will not be classified as “nonqualified preferred stock.” You should be sure to read the more complete discussion of these matters in “Material Federal Income Tax Consequences—Tax Consequences of the Merger of CNLRP into USRP.” Each holder of CNLRP common stock must rely upon the advice of its own tax advisor as to this determination.

Each holder of CNLRP common stock should consult its tax advisor regarding the federal income tax consequences of the merger, as well as any tax consequences under state, local or foreign laws in light of his or her particular tax circumstances.

Consequences to Income Fund Limited Partners:

Each Income Fund limited partner will recognize gain or loss on the exchange of its units for cash and USRP Series A preferred stock pursuant to the Income Fund merger in an amount equal to the difference between (1) its “amount realized,” and (2) its adjusted tax basis in the units sold. The amount realized by each Income Fund limited partner will be equal to the sum of the amount of cash paid for its units plus the amount of partnership liabilities allocable to the units (as determined under Section 752 of the Internal Revenue Code) plus the fair market value of the USRP Series A preferred stock received. Because the amount realized by each Income Fund limited partner includes its share of the Income Fund’s liabilities, the gain recognized by an Income Fund limited partner could result in a tax liability in excess of the value of the cash and shares received by such Income Fund limited partner in the merger of its Income Fund, although it is not anticipated that this will occur. Each Income Fund limited partner should consult its tax advisor regarding the federal income tax consequences of the merger of the Income Funds, as well as any tax consequences under state, local or foreign laws in light of his or her particular tax circumstances.

AMENDMENTS TO ORGANIZATIONAL DOCUMENTS

In addition to the mergers, you are being asked to vote on the following additional matters:

USRP stockholders

Proposals to amend USRP’s Restated Articles of Incorporation to:

•	increase USRP’s authorized common and preferred stock to 300,000,000 shares and 100,000,000 shares, respectively; and

•	expand the class of investors for whom the board of directors can waive capital stock ownership limits.

CNLRP stockholders

•	A proposal to amend CNLRP’s Second Amended and Restated Articles of Incorporation and Third Amended and Restated Bylaws to eliminate provisions restricting the ability of CNLRP to engage in merger transactions in which CNLRP stockholders receive securities of another entity. This provision would require CNLRP to offer stockholders a cash alternative to receiving USRP stock, which is inconsistent with the proposed transaction structure. Failure to approve these amendments will prevent the consummation of the CNLRP merger.

Limited partners of Income Funds XI, XII, XIII, XIV, XV, XVI, XVII and XVIII

•	A proposal to amend the Amended and Restated Partnership Agreements of Income Funds XI, XII, XIII, XIV, XV, XVI, XVII and XVIII to eliminate provisions restricting the ability of the applicable Income Fund to engage in a merger transaction in which limited partners receive securities of another entity. Failure to approve these amendments will prevent these Income Funds from participating in the Income Fund mergers.

SPECIAL MEETINGS, CONSENTS AND VOTING

The USRP board of directors has called a special meeting of stockholders to be held on February 24, 2005 at 10:00 a.m., local time, at 12240 Inwood Road, Suite 300, Dallas, Texas. At this meeting, the mergers and two amendments to USRP’s Restated Articles of Incorporation will be considered. Approval of the mergers and one of the amendments requires the affirmative vote of the holders of a majority of the outstanding shares of USRP common stock. Approval of the other amendment requires the affirmative vote of the holders of two-thirds of the outstanding shares of USRP common stock.

The CNLRP board of directors has called a special meeting of stockholders to be held on February 24, 2005 at 2:00 p.m., local time, at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida. At this meeting, the mergers and amendments to CNLRP’s Second Amended and Restated Articles of Incorporation, as amended, and Third Amended and Restated Bylaws will be considered. All actions to be taken at the meeting require approval by the affirmative vote of the holders of a majority of the outstanding shares of CNLRP common stock.

The general partners of each Income Fund are soliciting the consent of the limited partners of such Income Fund to the merger of the Income Fund and, in the case of CNL Income Funds XI, XII, XIII, XIV, XV, XVI, XVII and XVIII, technical amendments to the agreement of limited partnership of such Income Fund necessary to permit the merger of the Income Fund to occur. All actions for which consent is being solicited require approval by the affirmative vote of the holders of a majority of the outstanding limited partnership units of the applicable Income Fund.

SUMMARY CONSOLIDATED HISTORICAL SELECTED FINANCIAL DATA OF U.S. RESTAURANT PROPERTIES, INC. AND SUBSIDIARIES

(in thousands except for per share data)

	Nine Months Ended September 30,		Years Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
Operating Data:
Continuing operations:
Revenues (1)	$95,129	$89,534	$120,539	$101,036	$79,646	$71,932	$71,652

Earnings/(loss) from continuing operations, net (1)	$9,680	$7,200	$13,438	$7,998	$(21,544)	$(4,499)	$(6,532)
Discontinued Operations:
Earnings and gains from discontinued operations, net (1)	5,705	9,069	9,067	6,270	2,932	4,454	7,322

Earnings/(loss) before cumulative effect of accounting change	15,385	16,269	22,505	14,268	(18,612)	(45)	790
Cumulative effect of accounting change	—	(246)	(246)	—	—	—	—

Net income/(loss)	$15,385	$16,023	$22,259	$14,268	$(18,612)	$(45)	$790

Net income/(loss) allocable to common shareholders	$7,996	$10,287	$14,138	$7,166	$(25,714)	$(7,147)	$(6,312)

Basic and diluted net income/(loss) per share
Continuing operations, net (1)	$0.10	$0.07	$0.26	$0.05	$(1.59)	$(0.75)	$(0.91)
Discontinued operations, net (1)	0.25	0.46	0.45	0.31	0.16	0.29	0.49
Cumulative effect of accounting change	—	(0.01)	(0.01)	—	—	—	—

Basic and diluted net income/(loss) per common share	$0.35	$0.52	$0.70	$0.36	$(1.43)	$(0.46)	$(0.42)

Cash dividends declared	$22,327	$19,680	$27,110	$23,815	$26,046	$17,597	$27,664

Cash dividends declared per common share	$0.99	$0.99	$1.32	$1.21	$1.43	$1.12	$1.82

Weighted average shares outstanding
Basic	22,552	19,871	20,229	19,660	17,999	15,404	14,863

Diluted	22,649	19,955	20,317	19,762	17,999	15,404	14,863

Pro-Forma Weighted average shares outstanding—Best Case Scenario
Pro-Forma Basic	57,584	54,903	55,261	n/a	n/a	n/a	n/a

Pro-Forma Diluted	57,681	54,972	55,349	n/a	n/a	n/a	n/a

Balance Sheet:
Total assets	$534,927	$531,879	$554,529	$579,077	$577,508	$625,023	$702,077

Long-term obligations (and redeemable preferred stock)	$314,699	$297,137	$325,906	$353,374	$337,119	$356,696	$396,125

Total stockholders’ equity	$195,934	$153,782	$202,929	$146,247	$156,600	$190,325	$194,164

	Nine Months Ended September 30,		Years Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
Reconciliation of net income/(loss) to FFO (2):
Net income allocable to common stockholders	$7,996	$10,287	$14,138	$7,166	$(25,714)	$(7,147)	$(6,312)
Real estate depreciation and amortization:	16,676	16,884	22,475	22,373	22,687	24,978	23,589
Gain on sale of property:	(4,605)	(10,275)	(11,055)	(4,271)	(3,608)	(2,725)	165
Adjustments allocable to minority interests	(43)	(23)	(29)	(108)	(278)	(2,166)	(2,155)
Cumulative effect of change in accounting principle	—	270	270	—	—	—	—

FFO Basic	20,024	17,143	25,799	25,160	(6,913)	12,940	15,287
Income allocable to minority interest	29	—	52	6	(190)	—	(539)
Adjustments allocable to minority interests	43	23	29	108	278	—	2,155

FFO Diluted	$20,096	$17,166	$25,880	$25,274	$(6,825)	$12,940	$16,903

(1)	Reflects the reclassification to discontinued operations in prior years of the operating results associated with properties sold or disposed of subsequent to December 31, 2001.
(2)	Funds From Operations (FFO)
USRP believes the supplemental non-GAAP measure FFO is a useful indicator of the USRP’s operating performance and that the most directly comparable GAAP financial measure to FFO is net income. Management uses FFO as a supplemental measure to conduct and evaluate the business because there are certain limitations associated with using GAAP net income by itself as the primary measure of USRP’s operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. The National Association of Real Estate Investment Trusts (“NAREIT”) created FFO as a supplemental performance measure to exclude historical cost depreciation, among other items, from GAAP net income. USRP’s FFO is computed as net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States of America), plus real estate related depreciation and amortization, excluding gains (or losses) from sales of property held for investment, income/loss allocable to minority interest holders and extraordinary items and is computed in accordance with the NAREIT “White Paper” definition of FFO. USRP believes that the use of FFO, combined with the required primary GAAP presentations, has improved management’s and the investing public’s understanding of REIT operating results. Further, the use of FFO has made comparisons of those results more meaningful and has enabled the evaluation of USRP’s operating performance compared to other REITs that use the NAREIT definition in order to make more informed business decisions based on industry trends or conditions. Therefore, USRP considers FFO a useful measure for reviewing its comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in the comparison of the operating performance of real estate between periods or as compared to other REITs. FFO should not be considered as an alternative to net income as the primary indicator of USRP’s operating performance or as an alternative to cash flow as a measure of liquidity. While USRP adheres to the NAREIT definition of FFO in making its calculation, its method of calculating FFO may not be comparable to the methods used by other REITs and, accordingly, may be different from similarly titled measures reported by other companies.

SUMMARY CONSOLIDATED HISTORICAL SELECTED FINANCIAL DATA OF CNL RESTAURANT PROPERTIES, INC. AND SUBSIDIARIES

(in thousands except for per share data)

	Nine Months Ended September 30,		Year Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
Operating Data:
Continuing operations:
Revenues (1)	$79,608	$85,050	$113,634	$335,163	$273,252	$113,091	$65,073

Earnings/(loss) from continuing operations, net (1)	$8,001	$8,815	$8,903	$26,816	$(13,912)	$(5,250)	$(55,669)
Discontinued operations:
Earnings/(loss) and gains from discontinued operations, net (1)	26,985	22,842	33,537	8,774	(6,699)	8,177	5,832

Earnings/(loss) before cumulative effect of accounting change	34,986	31,657	42,440	35,590	(20,611)	2,927	(49,837)
Cumulative effect of accounting change	—	—	—	—	(3,841)	—	—

Net income/(loss)	$34,986	$31,657	$42,440	$35,590	$(24,452)	$2,927	$(49,837)

Basic and diluted net income/(loss) per share
Continuing operations, net (1)	$0.18	$0.19	$0.20	$0.60	$(0.32)	$(0.12)	$(1.41)
Discontinued operations, net (1)	0.59	0.51	0.74	0.20	(0.15)	0.19	0.15
Cumulative effect of accounting change	—	—	—	—	(0.09)	—	—

Basic and diluted net income/(loss) per share	$0.77	$0.70	$0.94	$0.80	$(0.56)	$0.07	$(1.26)

Cash dividends declared	$51,751	$51,752	$69,002	$67,991	$66,466	$66,329	$60,079

Cash dividends declared per common share	$1.14	$1.14	$1.52	$1.52	$1.52	$1.52	$1.52

Basic and diluted weighted average shares outstanding	45,249	45,249	45,249	44,620	43,590	43,496	39,403

Balance Sheet:
Total assets	$1,286,035	$1,265,478	$1,298,116	$1,383,450	$1,560,117	$1,605,944	$1,138,193

Long-term obligations (and redeemable preferred stock)	$597,467	$646,100	$656,321	$671,465	$484,815	$398,100	$140,504

Total stockholders' equity	$463,775	$485,621	$479,886	$494,151	$526,182	$607,738	$672,214

Reconciliation of net income/(loss) to FFO (2):
Net income/(loss)	$34,986	$31,657	$42,440	$35,590	$(24,452)	$2,927	$(49,837)
Depreciation	7,923	8,015	10,662	12,205	13,414	12,347	8,670
Loss/(gain) on sale of property	(4,054)	(1,285)	(3,628)	(3,114)	1,141	721	781
Amortization of joint venture costs	23	23	30	29	27	12	9
Advisor acquisition expense	—	—	—	—	—	—	76,333
Cumulative effect of accounting change	—	—	—	—	3,841	—	—

FFO	$38,878	$38,410	$49,504	$44,710	$(6,029)	$16,007	$35,956

(1)	The results of operations relating to properties that were either disposed of or that were classified as held for sale through September 30, 2004, are reported as discontinued operations for all periods presented.
(2)	Funds From Operations (FFO)
CNLRP believes the supplemental non-GAAP measure FFO is a useful indicator of CNLRP’s operating performance and that the most directly comparable GAAP financial measure to FFO is net income. Management uses FFO as a supplemental measure to conduct and evaluate the business because there are certain limitations associated with using GAAP net income by itself as the primary measure of CNLRP’s operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. NAREIT created FFO as a supplemental performance measure to exclude historical cost depreciation, among other items, from GAAP net income. CNLRP’s FFO is computed as net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States of America), plus real estate related depreciation and amortization, excluding gains (or losses) from sales of property, income/loss allocable to minority interest holders and extraordinary items and is computed in accordance with the NAREIT “White Paper” definition of FFO except for the add back by CNLRP of the advisor acquisition expense of $76.3 million during 1999. CNLRP believes that the use of FFO, combined with the required primary GAAP presentations, has improved management’s and the investing public’s understanding of REIT operating results. Further, the use of FFO has made comparisons of those results more meaningful and has enabled the evaluation of CNLRP’s operating performance compared to other REITs that use the NAREIT definition in order to make more informed business decisions based on industry trends or conditions. Therefore, CNLRP considers FFO a useful measure for reviewing its comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in the comparison of the operating performance of real estate between periods or as compared to other REITs. FFO should not be considered as an alternative to net income as the primary indicator of CNLRP’s operating performance or as an alternative to cash flow as a measure of liquidity. While CNLRP adheres to the NAREIT definition of FFO in making its calculation, its method of calculating FFO may not be comparable to the methods used by other REITs and, accordingly, may be different from similarly titled measures reported by other companies.

SUMMARY COMBINED HISTORICAL SELECTED FINANCIAL DATA OF CNL INCOME FUNDS

(in thousands except for per share data)

	Nine Months Ended September 30,		Year Ended December 31,
	2004	2003	2003	2002	2001	2000	1999
Operating Data:
Continuing operations:
Revenues (1)	$30,546	$30,370	$41,370	$41,511	$41,116	$43,615	$45,281

Earnings/(loss) from continuing operations, net (1)	$24,323	$25,105	$34,644	$37,063	$29,481	$36,097	$36,853
Discontinued Operations:
Earnings/(loss) and gains from discontinued operations, net (1)	8,602	3,100	3,992	4,865	916	5,351	6,915

Net income/(loss)	$32,925	$28,205	$38,636	$41,928	$30,397	$41,448	$43,768

Net income/(loss) per unit	$112.44	$92.52	$129.44	$145.51	$135.34	$212.07	$220.81

Cash dividends declared	$36,546	$37,865	$50,172	$56,867	$55,549	$58,648	$51,718

Cash dividends declared per unit	(2)	(2)	(2)	(2)	(2)	(2)	(2)

Balance Sheet:
Total assets	450,522	456,134	454,271	467,548	479,828	504,309	522,714

Long-term obligations (and redeemable preferred stock)	—	—	—	—	—	—	—

Total stockholders’ equity	422,369	427,865	425,989	437,525	452,464	477,616	494,817

(1) Reflects the reclassification to discontinued operations in prior years of the operating results associated with properties sold or disposed of subsequent to December 31,2001.

(2) Income Fund	$15.70	$24.04	$29.27	$73.70	$47.62	$72.10	$35.60
Income Fund II	$20.06	$20.06	$29.25	$62.50	$58.27	$87.96	$41.25
Income Fund III	$21.09	$28.09	$35.13	$61.65	$48.00	$49.50	$40.00
Income Fund IV	$25.52	$36.36	$45.00	$35.00	$52.00	$84.00	$40.00
Income Fund V	$16.89	$18.29	$23.92	$71.55	$69.42	$47.50	$40.00
Income Fund VI	$33.75	$33.75	$45.00	$45.00	$45.00	$45.00	$45.00
Income Fund VII	$0.07	$0.07	$0.09	$0.09	$0.09	$0.09	$0.09
Income Fund VIII	$0.07	$0.07	$0.09	$0.10	$0.09	$0.09	$0.09
Income Fund IX	$0.68	$0.68	$0.90	$0.90	$0.90	$0.90	$0.90
Income Fund X	$0.68	$0.68	$0.90	$0.90	$0.90	$0.90	$0.90
Income Fund XI	$0.66	$0.66	$0.88	$0.93	$0.88	$0.88	$0.88
Income Fund XII	$0.64	$0.64	$0.85	$0.88	$0.85	$0.85	$0.85
Income Fund XIII	$0.64	$0.64	$0.85	$0.85	$0.85	$0.85	$0.85
Income Fund XIV	$0.62	$0.62	$0.83	$0.83	$0.83	$0.83	$0.83
Income Fund XV	$0.60	$0.60	$0.80	$0.83	$0.80	$0.80	$0.80
Income Fund XVI	$0.60	$0.60	$0.80	$0.80	$0.80	$0.80	$0.80
Income Fund XVII	$0.60	$0.60	$0.80	$0.80	$0.80	$0.80	$0.80
Income Fund XVIII	$0.60	$0.60	$0.80	$0.80	$0.80	$0.80	$0.80

CNL Restaurant Properties, Inc. & Subsidiaries

Summary Unaudited Condensed Consolidated Pro Forma Financial Data

The following summary unaudited condensed consolidated pro forma financial data has been derived from and should be read in conjunction with, the Unaudited Pro Forma Condensed Consolidated Financial Statements and related notes included in this joint proxy statement/prospectus.

	Nine Months Ended September 30, 2004	Year Ended December 31, 2003
Operating Data:
Revenues from continuing operations (1)	$205,062	$275,360

Earnings from continuing operations, net (1)	$15,483	$21,765

Loss from continuing operations allocable to common shareholders	$(7,515)	$(7,168)

Loss from continuing operations allocable to common shareholders per share
Basic	$(0.13)	$(0.13)

Diluted	$(0.13)	$(0.13)

Weighted average shares outstanding
Basic	57,584	55,261

Diluted	57,681	55,349

Balance Sheet:
Total assets	$2,691,775	n/a

Long-term obligations	$1,504,847	n/a

Total stockholders’ equity	$1,017,030	n/a

Other Data:
Funds from Operations (2):
Loss from continuing operations allocable to common shareholders	$(7,515)	$(7,168)
Earnings and gains from discontinued operations, net (1)	41,292	46,596
Cumulative effect of change in accounting principle	—	(246)

Net income allocable to common stockholders	33,777	39,182
Real estate depreciation and amortization	35,085	47,877
Gain on sale of property	(16,469)	(16,245)
Adjustments allocable to minority interests or joint ventures	55	50
Cumulative effect of change in accounting principle	—	270

FFO (Basic)	52,448	71,134
Income allocable to minority interest	29	52
Adjustments allocable to minority interests	43	29

FFO (Diluted)	$52,520	$71,215

(1)	Reflects the reclassification to discontinued operations in prior years of the operating results associated with properties sold or disposed of subsequent to December 31, 2001.
(2)	Funds From Operations (FFO)

CNLRP believes the supplemental non-GAAP measure FFO is a useful indicator of CNLRP’s operating performance and that the most directly comparable GAAP financial measure to FFO is net income. Management uses FFO as a supplemental measure to conduct and evaluate the business because there are certain limitations associated with using GAAP net income by itself as the primary measure of CNLRP’s operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, management believes that the presentation of operating results for real estate companies that use historical cost accounting is insufficient by itself. NAREIT created FFO as a supplemental performance measure to exclude historical cost depreciation, among other items, from GAAP net income. CNLRP’s FFO is computed as net income (loss) available to common stockholders (computed in accordance with accounting principles generally accepted in the United States of America), plus real estate related depreciation and amortization, excluding gains (or losses) from sales of property, income/loss allocable to minority interest holders and extraordinary items and is computed in accordance with the NAREIT “White Paper” definition of FFO. CNLRP believes that the use of FFO, combined with the required primary GAAP presentations, has improved management’s and the investing public’s understanding of REIT operating results. Further, the use of FFO has made comparisons of those results more meaningful and has enabled the evaluation of CNLRP’s operating performance compared to other REITs that use the NAREIT definition in order to make more informed business decisions based on industry trends or conditions. Therefore, CNLRP considers FFO a useful measure for reviewing its comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in the comparison of the operating performance of real estate between periods or as compared to other REITs. FFO should not be considered as an alternative to net income as the primary indicator of our operating performance or as an alternative to cash flow as a measure of liquidity. While CNLRP adheres to the NAREIT definition of FFO in making its calculation, its method of calculating FFO may not be comparable to the methods used by other REITs and, accordingly, may be different from similarly titled measures reported by other companies.

RISK FACTORS

In addition to the risks relating to the business of USRP, which are incorporated by reference in this document from its Form 10-K for the year ended December 31, 2003 as filed with the SEC on March 15, 2004 and the other information included or incorporated by reference in this joint proxy statement/prospectus, USRP and CNLRP stockholders and Income Fund limited partners should carefully consider the following material risk factors to the CNLRP merger and the Income Fund mergers in determining whether or not to approve the mergers and the related matters contained herein.

RISKS ASSOCIATED WITH THE MERGERS

The exchange ratios in the merger agreements are fixed, and the trading price of the securities to be issued as merger consideration may decrease prior to the completion of the mergers.

The merger agreements contain fixed exchange ratios that provide a pre-determined quantity of USRP common stock and Series C preferred stock, for CNLRP stockholders, or Series A preferred stock (plus cash), for Income Fund limited partners, in exchange for their existing interests. These ratios were negotiated as of August 9, 2004, the date on which the merger agreements were signed. The merger agreements do not contain any terms that would cause the exchange ratios to be adjusted if the trading prices of USRP securities decrease prior to the time the mergers are completed. As a result, the value of the merger consideration you receive in return for your CNLRP common stock or Income Fund units will decrease (as compared to the value of such consideration as of the date of executing the merger agreements) if the trading price of the USRP securities you are to receive as merger consideration decreases prior to the consummation of the mergers.

USRP, CNLRP and the Income Funds will incur substantial expenses and payments if the mergers do not occur.

The mergers are subject to a number of conditions, and it is possible that the mergers may not be completed. If the mergers are not completed, USRP, CNLRP and the Income Funds will have incurred substantial expenses. The parties have already incurred substantial expenses in connection with the mergers. In addition, USRP, CNLRP and the Income Funds may incur break-up fees of up to $20 million if the merger agreements are terminated under specified circumstances. Further, the parties to the CNLRP merger also may become obligated to reimburse up to $5 million of the other party’s expenses if the CNLRP merger agreement is terminated for certain reasons. The amount of any break-up fee paid by any of the parties to the CNLRP merger would be reduced by any expense reimbursement paid by them.

The Income Fund general partners have interests in the completion of the Income Fund mergers that may conflict with the interests of the Income Fund limited partners.

The general partners have potential conflicts of interest in the Income Fund mergers. James M. Seneff, Jr. and Robert A. Bourne, the individual general partners, are also directors and stockholders of CNLRP. As such, Messrs. Seneff and Bourne have interests in the completion of the Income Fund mergers that may conflict with the interests of Income Fund limited partners or with their own responsibilities as general partners. These conflicts include the following:

•	Messrs. Seneff’s and Bourne’s duties as directors of CNLRP may conflict with their duties as Income Fund general partners.

•	Messrs. Seneff’s and Bourne’s duties as general partners of a particular Income Fund may conflict with their duties as general partners of one or more of the other Income Funds.

•

As merger consideration in the CNLRP merger, Messrs. Seneff and Bourne will receive an aggregate of 4,800,294 shares of USRP common stock and 992,052 shares of Series C preferred stock in exchange for their interests. The CNLRP merger agreement requires as a condition to closing of the CNLRP merger the closing of Income Fund mergers representing 75% of the aggregate consideration to be paid to Income Fund limited partners. Messrs. Seneff and Bourne will not receive the CNLRP merger consideration in the event that an insufficient number of Income Fund mergers take place for this condition to be met.

•	Messrs. Seneff and Bourne will benefit from a reduction in their fiduciary responsibilities and potential liability if the Income Fund mergers are completed and they become directors of the combined company, rather than Income Fund general partners.

•	As described more fully below, in recent years, Mr. Seneff has ensured that CNLRP maintained its historical level of distributions to its stockholders through loans to and purchases of common stock from CNLRP made by CNL Financial Group, Inc., an entity Mr. Seneff controls. Mr. Seneff will not make any further loans or purchases once the CNLRP merger is completed. As described above, the closing of Income Fund mergers representing 75% of the aggregate consideration to be paid to Income Fund limited partners is a closing condition to the CNLRP merger. For this reason, Mr. Seneff may have an interest in the Income Fund mergers that is not shared by the Income Fund limited partners.

The Chairman and Vice-Chairman of CNLRP have interests in the completion of the CNLRP merger that may conflict with the interests of other CNLRP stockholders.

The chairman of the CNLRP board of directors, James M. Seneff, Jr., and the vice-chairman of the CNLRP board of directors, Robert A. Bourne, have potential conflicts of interest in the CNLRP merger. Messrs. Seneff and Bourne are also the individual general partners of each of the Income Funds. As such, Messrs. Seneff and Bourne have interests in the completion of the CNLRP merger that may conflict with the interests of the other stockholders of CNLRP or with their own responsibilities as directors of CNLRP. These conflicts include the following:

•	Messrs. Seneff and Bourne’s duties as Income Fund general partners may conflict with their duties as directors of CNLRP.

•	Beginning in 2001, the CNLRP board of directors made the determination to maintain its historical level of distributions during a period of volatility in the restaurant finance sector. Mr. Seneff enabled CNLRP to maintain its historical level of distributions to its stockholders through loans to and purchases of common stock from CNLRP made by CNL Financial Group, Inc., an entity Mr. Seneff controls. In the nine months ended September 30, 2004 and the years ended December 31, 2003, 2002 and 2001, these loans totaled $10.9 million, $18.7 million, $11.75 million, and $8.7 million, respectively. The principal amount, including accrued interest at September 30, 2004, was $35.4 million. Upon closing of the mergers, the combined company will repay the outstanding principal and accrued interest of these loans, pursuant to the terms of the notes evidencing the loans. In addition, during 2002 and 2001, Mr. Seneff, through CNL Financial Group, Inc., received 1,173,354 shares and 579,722 shares, respectively, of CNLRP’s stock in exchange for $20.1 million and $9.7 million, respectively, in cash, including the conversion of amounts previously treated as advances. Mr. Seneff was not obligated to make loans or purchase shares, and there can be no assurance that Mr. Seneff would continue to do so if the CNLRP merger were not completed. Mr. Seneff will not make any further loans or purchases once the CNLRP merger is completed.

RISKS ASSOCIATED WITH AN INVESTMENT IN THE COMBINED COMPANY

The operations of USRP, CNLRP and the Income Funds may not be integrated successfully and intended benefits of the mergers may not be realized, which could have a negative impact on the market prices of the combined company’s securities after the mergers.

The completion of the mergers poses risks for the ongoing operations of the combined company, including that:

•	following the mergers, the combined company may not achieve expected cost savings and operating efficiencies, such as the elimination of redundant administrative costs and property management costs;

•	the diversion of management attention to the integration of the operations of USRP, CNLRP and the Income Funds could have an adverse effect on the revenues, expenses and operating results of the combined company;

•	the portfolios of the parties to the mergers may not perform as well as anticipated due to various factors, including changes in general economic conditions and the performance of restaurant properties in markets in which the parties have a substantial presence;

•	the combined company may not effectively integrate the operations of USRP, CNLRP and the Income Funds; and

•	the combined company’s senior management may not successfully manage lines of business in which it has little or no experience, such as the convenience and gas business.

If the combined company fails to integrate successfully USRP, CNLRP and the Income Funds and/or fails to realize the intended benefits of the mergers, the market price of the combined company’s common and preferred stock could decline.

The mergers will result in a fundamental change in the nature of Income Fund limited partners’ investment.

Although 84% of the merger consideration received by the Income Fund limited partners will be cash, the Series A preferred stock that will also be received will represent a fundamental change in the nature of limited partners’ investment from an interest in one or more Income Funds, each of which has a fixed portfolio of restaurant properties in which limited partners participate in the profits from the rental of its restaurant properties, to holding preferred stock of the combined company.

As preferred stockholders of the combined company, former limited partners will receive the benefits of their investment through (i) dividend distributions and (ii) increases in the value of Series A preferred stock. In addition, limited partners’ investment will change from one in which they are generally entitled to receive distributions from any net proceeds of a sale or refinancing of the Income Fund’s assets, to an investment in an entity in which they may realize the value of their investment only through sale of the Series A preferred stock, not from liquidation proceeds from restaurant properties. Continuation of the Income Funds would, on the other hand, permit limited partners eventually to receive liquidation proceeds, if any, from the sale of the Income Funds’ restaurant properties, and limited partners’ share of these sale proceeds could be higher than the amount realized from the sale of Series A preferred stock.

In addition, as preferred stockholders in the combined company, former limited partners generally will have no voting rights with respect to significant corporate actions such as elections of directors or a merger or sale of the combined company.

Many factors may affect the trading price of the combined company’s stock.

As with other publicly traded securities, the trading price of the combined company’s stock will depend on a number of factors that change from time to time, including:

•	the market for similar securities;

•	additional issuance of other classes or series of the combined company’s stock, particularly preferred stock, or the issuance of debt securities;

•	the combined company’s financial condition, performance and prospects;

•	general economic, industry and financial market conditions; and

•	prevailing interest rates, increases in which may have a negative effect on the trading value of the combined company’s common and preferred stock.

There is currently no public market for the Series C Preferred Stock.

The Series C preferred stock will be issued upon the closing of the CNLRP merger. Prior to that time, no Series C preferred stock will be outstanding and there will be no public market for such stock. Although the listing of the Series C preferred stock on the New York Stock Exchange is a condition to closing of the CNLRP merger, there is no assurance that an active trading market will develop or be sustained following the CNLRP merger or that at any time the Series C preferred stock may be resold at or above its liquidation value of $25 per share. The price at which Series C preferred stock trades on the New York Stock Exchange will depend on numerous factors, including market conditions at the time of completion of the mergers and thereafter.

If you are a CNLRP stockholder, the distributions you receive on your common and preferred stock of the combined company may be lower than the distributions you have historically received.

Following the completion of the mergers, the combined company intends to maintain its current distribution rate of $1.32 per share per year on its common stock. Distributions on the Series C preferred stock will be $1.875 per share per year. As a result, a holder of CNLRP common stock would receive anticipated distributions of $1.32 per year (representing the anticipated distributions to be received on the .7742 shares of USRP common stock and .16 shares of Series C preferred stock received for each share of CNLRP common stock) rather than the $1.52 per year currently received on each share of CNLRP common stock.

The operations and financial condition of the combined company could be adversely affected by a number of factors affecting the value of real estate.

The investments of the combined company will be subject to the risks generally incident to the ownership of real property, including:

•	adverse changes in certain economic conditions;

•	changes in the investment climate for real estate;

•	changes in real estate tax rates and other operating expenses;

•	adverse changes in governmental rules and fiscal policies, including zoning and land use;

•	the relative illiquidity of real estate; and

•	compliance with environmental and other ordinances, regulations and laws.

The combined company will rely on a small number of tenants for a significant portion of its revenue, and rental payment defaults by these significant tenants could adversely affect the combined company’s results of operations.

A substantial portion of the combined company’s revenues at any time may be generated from a small number of tenants. On a pro forma basis, assuming the closing of the CNLRP merger and all of the Income Fund mergers, the combined company’s largest tenant would represent approximately 7.68% of total annual base rent as of September 30, 2004. The combined company’s ten largest tenants would represent approximately 40.6% of total annual base rent as of September 30, 2004.

As a result of the concentration of revenue generated from these few tenants, if any one of them were to cease paying rent or other monetary obligations, the combined company may have significantly reduced rental revenues or higher expenses until the defaults were cured or the properties could be leased to a new tenant or tenants.

Changes in trends in the restaurant industry could adversely affect the sales, profitability and failure rate of the chain restaurants that the combined company’s tenants operate.

The chain restaurants operated by the combined company’s tenants are generally within the quick-service or full-service segments of the restaurant industry, each of which is highly competitive. The success of these restaurants will depend largely on the restaurant operators’ ability to adapt to trends and other factors affecting the restaurant industry. These trends and other factors include increased competition among restaurants (including competition for concept name recognition, products, price, value, quality, healthiness, service and convenience), the consolidation of restaurant chains, industry overbuilding, changing consumer habits, the introduction of new concepts and menu items, the increased costs of food products, the availability of labor and general economic conditions. Losses incurred by a particular chain restaurant as a result of these or other factors could negatively affect the income that is derived from the combined company’s restaurant properties.

Tenant bankruptcy proceedings could negatively affect the combined company’s income.

During the past few years, several of USRP’s, CNLRP’s and the Income Funds’ tenants have filed voluntary petitions for bankruptcy under Chapter 11 of the Bankruptcy Code of the United States (the “Bankruptcy Code”). As of September 30, 2004, properties leased by USRP, CNLRP and the Income Funds that were subject to bankruptcy proceedings represented 6.5%, 9.4% and 1.8% of the total annual rents of USRP, CNLRP and the Income Funds, respectively. As the owner of the bankrupt tenants’ underlying real estate, the combined company faces no risk of loss of ownership of the property itself if the bankrupt tenant rejects any of its leases. However, the combined company could face an interruption in rental income from that property until it is able to re-lease the property or sell the real estate. The combined company would also incur certain transaction costs normally associated with the re-leasing or sale of its properties. There can be no assurances that tenant bankruptcies will not have a material adverse effect on the combined company’s business.

Tenant bankruptcies could adversely affect the combined company’s income in the following ways:

•	reduction, interruption or termination of lease payments related to tenants’ leases;

•	reduction of revenue resulting from restructuring leases;

•	increase in costs associated with the maintenance and financing of vacant properties;

•	increase in costs associated with litigation and the protection of the properties; and

•	increase in costs associated with improving and re-leasing the properties.

In connection with any tenant bankruptcy, the combined company will establish reserves relating to rent payments and other accounts receivable and take impairments to the book value of the underlying real estate, as appropriate, to reflect the difference between the net book value and the market value of the asset in cases where the net book value will not be recoverable through future operations and disposal of the asset. It may be necessary to take additional asset impairments and write-offs and/or establish additional reserves in the event of future tenant bankruptcies or if the current reserves and impairment charges prove to be inadequate. These factors may have a material adverse effect on the combined company’s results of operations.

The combined company may not be able to re-lease properties upon the termination or expiration of leases at comparable lease rates or at all.

The leases of the properties that will comprise the combined company’s portfolio expire on dates ranging from 2004 to 2025. At September 30, 2004, leases due to expire within five years represented 20.1%, 2.15% and 21.8% of total properties of USRP, CNLRP and the Income Funds, respectively, and 15.3%, 1.6% and 20.7% of total annual rents of USRP, CNLRP and the Income Funds, respectively. Upon the termination or expiration of a lease, management might not be able to re-lease the related property. If management is able to re-lease, the lease rate might not be comparable or additional expenses may be incurred because of, among other things, a downturn in the commercial leasing markets where the combined company operates and the general performance of the restaurant industry.

The combined company may be unable to sell properties when appropriate because real estate investments are illiquid.

Real estate investments generally cannot be sold quickly. In addition, there are some limitations under federal income tax laws applicable to REITs that may limit the combined company’s ability to sell assets. The combined company may not be able to alter its portfolio promptly in response to changes in economic or other conditions. The combined company’s inability to respond quickly to adverse changes in the performance of its investments could have an adverse effect on the combined company’s ability to meet its obligations.

The amount of debt that the combined company will have and the restrictions imposed by that debt could adversely affect its business and financial condition.

The combined company will have a substantial amount of debt. The aggregate outstanding debt of USRP and CNLRP at September 30, 2004 was approximately $1.5 billion.

The combined company’s organizational documents do not limit the level or amount of debt that it may incur. The combined company will not have a policy limiting the ratio of debt to total capitalization or assets. The amount of debt outstanding could have important consequences to the combined company. For example, it could:

•	make it difficult to satisfy the combined company’s debt service requirements;

•	require the combined company to dedicate a substantial portion of its cash flow from operations to debt repayments, thereby reducing funds available for operations, property acquisitions and other appropriate business opportunities that may arise in the future;

•	require the combined company to dedicate increased amounts of cash flow from operations to payments on variable rate, unhedged debt if interest rates rise;

•	limit flexibility in planning for, or reacting to, changes in business and the factors that affect the profitability of the combined company’s business;

•	limit the combined company’s ability to obtain future financing for working capital, debt refinancing, capital expenditures, acquisitions, development or other general corporate purposes; and

•	limit the combined company’s flexibility in conducting its business, which may place it at a disadvantage compared to competitors with less debt.

The combined company’s ability to make scheduled payments of the principal of, to pay interest on, or to refinance, indebtedness will depend on future performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond its control. There can be no assurance that the combined company’s business will generate sufficient cash flow from operations in the future to service its debt or meet its other cash needs. If it is unable to do so, the combined company may be required to refinance all or a portion of its existing debt, or to sell assets or obtain additional financing. There is no assurance that any such refinancing, sale of assets or additional financing would be possible on terms that the combined company would find acceptable.

If the combined company were to breach certain of its debt covenants, its lenders could require it to repay the debt immediately, and, if the debt is secured, could immediately take possession of the property securing the loan. In addition, if any other lender declared its loan due and payable as a result of a default, the holders of its other debt might be able to require that those debts be paid immediately. As a result, any default under its debt covenants could have an adverse effect on its financial condition, results of operations and its ability to meet obligations.

The amount of debt that the combined company will have and the restrictions imposed by that debt could adversely affect its ability to make distributions on its outstanding common and preferred stock.

Subject to REIT distribution requirements, the combined company will have to dedicate a substantial portion of cash flow from operations to service its indebtedness, which will reduce the amount of cash from operations available to make distributions to stockholders. In addition, the combined company’s unsecured debt may have covenants that place restrictions on the combined company’s ability to make distributions with respect to its outstanding common and preferred stock. Accordingly, the combined company’s level of indebtedness may affect the return you receive on an investment in the combined company’s common or preferred stock, either in the form of reduced distribution payments or reduced share prices due to concerns about reduced distributions in future periods.

The combined company will be obligated to comply with financial and other covenants related to repayment of its debt that could restrict its operating activities, and the failure to comply could result in defaults that accelerate the payment of its debt.

The combined company’s secured debt generally will contain customary covenants, including, among others, provisions:

•	relating to the maintenance of the property securing the debt;

•	restricting its ability to sell, assign or further encumber the properties securing the debt;

•	restricting its ability to incur additional debt; and

•	restricting its ability to amend or modify existing leases.

The combined company’s unsecured debt generally contains various restrictive covenants. The covenants in its unsecured debt include, among others, provisions restricting its ability to:

•	incur or guarantee additional debt;

•	make certain distributions, investments and other restricted payments, including distribution payments on its outstanding common and preferred stock;

•	enter into transactions with certain affiliates;

•	create certain liens; and

•	consolidate, merge or sell its assets.

The combined company’s ability to meet some of the covenants in its debt, including covenants related to the condition of the property or payment of real estate taxes, may be dependent on the performance by its tenants under their leases.

In addition, certain covenants in its debt, including credit facilities, require the combined company to maintain certain financial ratios.

Any of the combined company’s debt covenants may restrict the combined company’s operations and its ability to pursue potentially advantageous business opportunities. The combined company’s failure to comply with these covenants could also result in an event of default that, if not cured or waived, could result in the acceleration of all or a substantial portion of its debt.

If the combined company cannot obtain additional capital or refinance its maturing debt, its ability to grow will be limited.

The combined company’s growth strategy includes continuing to acquire properties leased to operators of national and regional restaurant chains. The combined company will be unable to fund growth with cash from operating activities because, in addition to other requirements, it is required to distribute to its stockholders at least 90% of its taxable income each year to continue to qualify as a REIT for federal income tax purposes. As a result, the combined company will have to rely primarily upon the availability of debt or equity capital, which may or may not be available on acceptable terms or at all. The debt could include unsecured or mortgage loans from lenders or the sale of debt securities in a private placement or public offering. Equity capital could include common or preferred stock or units of limited partnership interest in the combined company’s operating partnership. There is no guarantee that additional financing, refinancing or other capital will be available in the required amounts or on acceptable terms. The combined company’s access to debt or equity capital will depend on a number of factors, including the market’s perception of its growth potential, its then current and potential future earnings, and the actions of credit rating agencies, including rating watches or downgrades. Depending on these factors, the combined company could experience delay or difficulty in implementing its growth strategy on satisfactory terms, or could be unable to implement this strategy.

The combined company’s securitizations could be adversely affected by changes in rating agencies’ perceptions of the securitizations and the loans underlying them.

The combined company will have approximately $559.3 million of securities issued in public securitization transactions that will be reflected on the combined company’s balance sheet and $391.0 million of securities issued in public securitization transactions that will not be reflected on the combined company’s balance sheet. To date, the ratings on the securities issued in these transactions have been affirmed, unlike the ratings of many competitors’ issued securities that have been downgraded. Upon the occurrence of a significant amount of delinquencies and/or defaults, one or more of the three rating agencies may choose to place a specific transaction on ratings watch or even downgrade one or more classes of securities to a lower rating. Should the loans or leases underlying the securities default, and the securities undergo a negative ratings action, the combined company could experience material adverse consequences impacting its ability to continue earning income as servicer and its ability to engage in future profitable securitization transactions.

The investment property sales program may be adversely affected by a significant reduction in or elimination of capital gains taxes or an increase in interest rates.

The market for the investment property sales program is driven, in part, by demand created by property buyers seeking continued capital gains tax deferrals. Any sweeping new proposal to significantly reduce or eliminate the capital gains tax could negatively impact demand for properties offered by the investment sales property program.

An increase in general levels of interest rates could result in buyers requiring a higher yield. Neither the rate of return on leased properties nor the rate of return required by a buyer correlate directly with prevailing interest rates. Net lease properties acquired in anticipation of sales through the investment property sales program can typically be leased to tenants at a rate that exceeds the rate a buyer is willing to accept. The combined company will be at risk, however, that any interest rate increases causing buyers to demand higher yields may not be matched with higher yields from tenants. This risk could cause the combined company to experience lower average gains or even losses on the future sales of investment property sales program properties.

The combined company may not be able to acquire additional properties on terms that are acceptable, or at all.

There may not be opportunities for further acquisitions of properties or opportunities to finance the acquisition of properties on terms that meet the combined company’s investment criteria. The combined company may not be able to take advantage of the opportunities with which it is presented. This may affect its future growth.

The combined company’s income could be adversely affected if its borrowers default on mortgage loans.

The combined company will be subject to risks inherent in the business of lending, such as the risk of default by or bankruptcy of the borrower. Upon a default by a borrower, the combined company may not be able to sell the property securing a mortgage loan at a price that would enable it to recover the balance of a defaulted mortgage loan. In addition, the mortgage loans could be subject to regulation by federal, state and local authorities, which could interfere with the combined company’s administration of the mortgage loans and any collections upon a borrower’s default. The combined company will also be subject to interest rate risk that is associated with the business of making mortgage loans. Since the combined company’s primary source of financing its mortgage loans will be through variable rate loans, any increase in interest rates also increases the combined company’s borrowing costs. In addition, any interest rate increases after a loan’s origination could also adversely affect the value of the loans when securitized.

The development and redevelopment of properties presents risks not present in existing, operating properties.

In connection with the development of new properties and the redevelopment of existing properties, the combined company will be subject to development activities, including:

•	cost overruns;

•	delays because of a number of factors, including unforeseen circumstances, strikes, labor disputes or supply disruptions, zoning, permitting and approval issues, and bad weather and other acts of God;

•	design and construction defects;

•	contractor and subcontractor disputes and mechanics’ liens; and

•	lack of income-generating capacity until completion.

Any of these factors could have a material adverse effect on the financial condition and results of operations of the combined company and on the amount of funds available for distribution to its stockholders.

There is no assurance that the combined company will continue to pay dividends at USRP’s historical rates.

The combined company’s ability to continue to pay dividends on its common stock at historical rates and its ability to pay dividends on its preferred stock and to service its debt, will depend on a number of factors, including, among others, the following:

•	its financial condition and results of future operations;

•	the performance of lease terms by tenants;

•	the terms of its loan covenants; and

•	its ability to acquire, finance and lease additional properties at attractive rates.

If the combined company does not maintain the dividend rate on its common stock, it could have an adverse effect on the market price of the common stock. The combined company’s outstanding preferred stock has a fixed dividend rate, and, with respect to the right to the payment of dividends, such stock ranks senior to its common stock. Any preferred stock the combined company may offer in the future may have similar provisions and there is no limit in the combined company’s Articles of Incorporation on the combined company’s future ability to issue preferred stock. In addition to being subject to payment in full of the dividends on outstanding preferred stock, payment of dividends on common stock also is subject to payment of interest on any debt securities the combined company may offer, and may be subject to payment in full of the dividends on any preferred stock the combined company may offer in the future.

The combined company has the right to change some of its policies that may be important to its stockholders without stockholder consent.

The combined company’s major policies, including its policies with respect to investments, leverage, financing, growth, debt capitalization, match-funding, as well as distributions, will be determined by the board of directors or those committees or officers to whom the board of directors has delegated that authority. The board of directors may amend or revise these and other policies from time to time without stockholder vote. Accordingly, the stockholders may not have control over changes in policies.

Environmental laws and regulations could reduce the value of the combined company’s properties or its tenants’ profitability.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to hazardous materials, environmental protection and human health and safety. Under various federal, state and local laws, ordinances and regulations, the combined company or its tenants may be required to investigate and clean up certain hazardous or toxic substances released on or in restaurant or service station properties it owns, and also may be required to pay other costs relating to hazardous or toxic substances. This liability may be imposed without regard to whether the combined company or its tenants knew about the release of these types of substances or were responsible for their release. The presence of contamination or the failure to remediate properly contamination at any properties or the migration of contaminants to or from the combined company’s properties from or to adjacent third-party locations may adversely affect the combined company’s ability to sell or lease those properties or to borrow using those properties as collateral. The costs or liabilities could exceed the value of the affected real estate. The uses of any properties prior to the combined company’s acquisition of the property and the building materials and products used at the property are among the property-specific factors that will affect how the environmental laws are applied to the properties. By the nature of their businesses, the combined company’s tenants utilize cleaning agents and other potentially hazardous materials and, with regard to service station properties, maintain underground storage tanks. If the combined company is subject to any material environmental liabilities, the liabilities could adversely affect its results of operations and ability to meet its obligations. The combined company cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist on the properties in the future. Compliance with existing and new laws and regulations may require the combined company or the tenants to spend funds to remedy environmental problems. The combined company’s tenants, like many of their competitors, have incurred, and will continue to incur, capital and operating expenditures and other costs associated with complying with these laws and regulations, which will adversely affect their potential profitability.

Generally, tenants must comply with environmental laws and meet remediation requirements. The combined company’s leases typically impose obligations on its tenants to indemnify it from any compliance costs it may experience as a result of the environmental conditions on the property. If a lease does not require compliance by the tenant, however, or if a tenant fails to or cannot comply, the combined company could be forced to pay these costs. In addition, in some cases the combined company is responsible for adverse environmental conditions not caused by a tenant. If not addressed, environmental conditions could impair the combined company’s ability to sell or re-lease the affected properties in the future or result in lower sales prices or rent payments. In the event the combined company suffered losses as a result of environmental compliance costs or third party claims, it would typically attempt to mitigate the costs by identifying and pursuing the responsible party and/or state funding sources for reimbursement.

The revenues generated by the combined company’s tenants could be negatively affected by various federal, state and local laws and regulations to which they are subject.

The combined company and its tenants will be subject to a wide range of federal, state and local laws and regulations, such as local licensing requirements, land use ordinances, consumer protection laws, and fire, life-safety and similar requirements which regulate the use of the properties. The leases typically require that each tenant comply with all laws and regulations. Failure to comply could result in fines by governmental authorities, awards of damages to private litigants, or restrictions on the ability to conduct business on such properties. Non-compliance of this sort could impair the ability of a tenant to pay rent, could require the combined company to pay penalties or fines relating to any non-compliance, and could adversely affect the combined company’s ability to re-sell or re-lease a property.

TAX RISKS

The combined company will be subject to increased taxation if it fails to qualify as a REIT for federal income tax purposes.

The prospective management of the combined company intends to operate the combined company in a manner that will enable the combined company to meet the requirements for qualification and to remain qualified as a REIT for federal income tax purposes. A REIT generally is not taxed at the corporate level on income it distributes to its stockholders, as long as it distributes annually at least 90% of its taxable income to its stockholders. The combined company does not plan to request a ruling from the Internal Revenue Service that it qualifies as a REIT. Both USRP and CNLRP, in connection with the mergers, have provided opinions of counsel to the other party to the applicable merger agreement, including the Income Funds, that USRP’s or CNLRP’s ownership, operations and assets permit such party to qualify as a REIT, and counsel for CNLRP has provided an opinion that the combined company’s ownership, operations and assets will permit it to qualify as a REIT.

If the combined company fails to qualify as a REIT, it would be subject to federal income tax at regular corporate rates. In addition to these taxes, the combined company may be subject to the federal alternative minimum tax. Unless the combined company is entitled to relief under specific statutory provisions, it could not elect to be taxed as a REIT for four taxable years following the year during which it was disqualified. Therefore, if the combined company loses its REIT status, the funds available for distribution to its stockholders would be reduced substantially for each of the years involved. In addition, the failure to qualify as a REIT would also trigger a default under the combined company’s revolving credit facility and other debt agreements.

Excessive non-real estate asset values may jeopardize the combined company’s REIT status.

In order to qualify as a REIT, at least 75% of the value of the combined company’s assets will have to consist of investments in real estate, investments in other REITs, cash and cash equivalents, and government securities. Therefore, the value of any property that is not considered a real estate asset for federal income tax purposes must represent in the aggregate less than 25% of the combined company’s total assets. In addition, under federal income tax law, the combined company will not be able to own securities in any one company (other than a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary) which represent in excess of 10% of the voting securities or 10% of the value of all securities of any one company, or which have, in the aggregate, a value in excess of 5% of the combined company’s total assets, and the combined company may not own securities of one or more taxable REIT subsidiaries which have, in the aggregate, a value in excess of 20% of the combined company’s total assets. The 25%, 20%, 10% and 5% tests are determined at the end of each calendar quarter. If the combined company fails to meet any such test at the end of any calendar quarter, and does not qualify for relief under specific statutory provisions, it will cease to qualify as a REIT.

Certain of the combined company’s leases may be recharacterized as financings, which would eliminate its depreciation deductions on its properties.

If a lease does not constitute a lease for federal income tax purposes, it will be treated as a financing arrangement. The recharacterization of a lease in this fashion may have adverse tax consequences for the combined company. In particular, the combined company would not be entitled to claim depreciation deductions with respect to the improvements on the property (although it should be entitled to treat part of the payments it would receive under the arrangement as the repayment of principal). In that event, in certain taxable years, the combined company’s taxable income and the corresponding obligation to distribute 90% of that income would be increased. Any increase in the combined company’s distribution requirements may limit its ability to operate its business and to invest in additional property.

The combined company may have to borrow funds or sell assets to meet its distribution requirements.

Subject to some adjustments that are unique to REITs, a REIT generally must annually distribute at least 90% of its otherwise taxable income. For the purpose of determining taxable income, the combined company may be required to accrue interest, rent and other items treated as earned for tax purposes that it has not yet received. In addition, the combined company may be required not to accrue as expenses for tax purposes some items which actually have been paid or some of its deductions might be disallowed by the Internal Revenue Service. As a result, the combined company could have taxable income in excess of cash available for distribution. If this occurs, the combined company may have to borrow funds or liquidate some of its assets in order to meet the distribution requirement applicable to a REIT.

Recent tax legislation provides favorable treatment for dividends of regular corporations, but not generally dividends from REITs.

On May 28, 2003, the President signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003 (referred to as the “Act”). Under the Act, the current maximum tax rate on the long-term capital gains of non-corporate taxpayers is reduced to 15% for the tax years beginning on or before December 31, 2008. The Act also reduced the tax rate on “qualified dividend income” to the maximum capital gains rate. Because, as a REIT, the combined company is not generally subject to tax on the portion of its REIT taxable income or capital gains distributed to its stockholders, its distributions are not generally eligible for this new tax rate on dividends. As a result, the non-capital-gain portion of the combined company’s REIT distributions will generally continue to be taxed at the higher tax rates applicable to ordinary income. Without further legislation, the maximum tax rate on long-term capital gains will revert to 20% in 2009, and dividends will again be subject to tax at ordinary rates.

The combined company may be subject to other tax liabilities.

Even if the combined company qualifies as a REIT, it may be subject to some federal, state and local taxes on its income and property, such as franchise, sales and property taxes, that could reduce operating cash flow. Certain of the combined company’s subsidiaries have elected to be taxable REIT subsidiaries, and therefore, are subject to taxation at regular C Corporation rates.

Your ownership of the combined company’s shares is subject to limitation for REIT tax purposes.

To remain qualified as a REIT for federal income tax purposes, not more than 50% in value of the combined company’s outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the federal income tax laws applicable to REITs) at any time during the last half of any taxable year, and the combined company’s outstanding shares must be beneficially owned by 100 or more persons at least 335 days of a taxable year. To facilitate maintenance of the combined company’s REIT qualification, USRP’s Restated Articles of Incorporation (which will be the articles of incorporation of the combined company), subject to certain exceptions, prohibits ownership by any single stockholder of more than 9.8% of issued and outstanding common stock or such greater percentage as established by the board of directors, but in no event greater than 9.8%, or more than 9.8% of any class of issued and outstanding preferred stock. These limits are referred to together as the “ownership limits.” Any transfer of shares may be null and void if it causes a person to violate the ownership limits, and the intended transferee or holder will acquire no rights in the shares. In the event of such a transfer, those shares in excess of ownership limits will automatically convert into excess shares, and the stockholder’s rights to distributions and to vote will terminate. The stockholder would have the right to receive payment of the purchase price for such excess shares and certain distributions upon the combined company’s liquidation. Excess shares will be subject to repurchase by the combined company at its election. The ownership limits may also delay or prevent any person or group from acquiring, or attempting to acquire, control of the combined company and, therefore, could adversely affect the stockholders’ ability to realize a premium over the then-prevailing market price for their shares.

Certain tax and anti-takeover provisions of the combined company’s articles of incorporation and bylaws may inhibit a change of control.

Certain provisions contained in the combined company’s articles of incorporation and bylaws and the Maryland General Corporation Law may discourage a third party from making a tender offer or acquisition proposal to the combined company. If this were to happen, it could delay, deter or prevent a change in control or the removal of existing management. These provisions also may delay or prevent the stockholders from receiving a premium for their common stock over then-prevailing market prices. These provisions include:

•	the REIT ownership limits described above;

•	authorization of the issuance of preferred stock with powers, preferences or rights to be determined by the board of directors;

•	the requirement that a two-thirds vote of the holders of common stock is needed to remove a member of the board of directors; and

•	provisions in the Maryland General Corporation Law applicable to the combined company regarding business combinations and control share acquisitions that prohibit transactions between corporations and certain stockholders within a five-year period without approval of stockholders by a supermajority vote or restrict the voting rights of certain control shares without approval of the acquisition by a supermajority stockholder vote.

COMPARATIVE PER SHARE DATA

Set forth below are historical and unaudited pro forma earnings per share, cash distributions per share and book value per share data for the USRP and CNLRP common stock. Under the terms of the CNLRP merger agreement, the stockholders of CNLRP will receive 0.7742 shares of USRP common stock and 0.16 shares of USRP Series C preferred stock for each share of common stock that they own.

Under the terms of the Income Fund merger agreements, the Income Fund limited partners will receive a combination of cash, representing approximately 84% of the consideration payable per unit, and Series A preferred stock, representing approximately 16% of the consideration payable per unit, in exchange for their limited partnership units. As a result, the comparative per unit data for the Income Funds is not considered meaningful and therefore is not presented.

The historical information presented below is derived from the financial statements of USRP and CNLRP that are incorporated by reference into this joint proxy statement/prospectus. The unaudited pro forma information is derived from the unaudited pro forma financial statements presented on pages F-1 through F-28 and gives effect to the completion of the CNLRP merger and all of the Income Fund mergers.

The unaudited pro forma financial information below is for informational purposes only and does not purport to be indicative of USRP’s financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated by the unaudited pro forma financial information. The unaudited pro forma financial information should not be viewed as predictive of USRP’s financial results or condition in the future.

	Nine Months Ended September 30, 2004	Year Ended December 31, 2003
U.S. Restaurant Properties, Inc.
Income (Loss) From Continuing Operations Allocable to Common Stockholders:
Historical	$.10	$.26
Pro Forma	(.13)	(.13)
Distributions:
Historical	.99	1.32
Pro Forma (1)	.99	1.32
Book Value:
Historical	3.05	3.59
Pro Forma	13.32	N/A

CNL Restaurant Properties, Inc.
Income (Loss) From Continuing Operations Allocable to Common Stockholders:
Historical	.18	.20
Equivalent Pro Forma (2)	(.10)	(.10)
Distributions:
Historical	1.14	1.52
Equivalent Pro Forma:
Common Stock (2)	.77	1.02
Preferred Stock (3)	.22	.30

Total	.99	1.32

Book Value:
Historical	10.25	10.60
Equivalent Pro Forma
Common Stock (2)	10.31	N/A
Preferred Stock (4)	4.00	4.00

Total	14.31	N/A

(1)	Reflects USRP’s historical dividend rate, since no change in policy is expected.
(2)	Pro forma amounts for USRP common stock multiplied by .7742 (the ratio of exchange).
(3)	Dividends on Series C preferred stock of $1.875 per share multiplied by .16 (the ratio of exchange).
(4)	Liquidation preference on Series C preferred stock of $25 per share multiplied by .16 (the ratio of exchange).

DISTRIBUTION POLICY

US Restaurant Properties

USRP is organized to operate as an equity REIT that acquires and leases properties and distributes to stockholders, in the form of monthly or quarterly cash distributions, a substantial portion of its net cash flow generated from leases on its properties. In order to maintain its status as a REIT, USRP must among other things, distribute at least 90% of its taxable income to its stockholders on an annual basis.

USRP declares and pays cash distributions on its common stock on a monthly basis. For the fiscal year ended December 31, 2003, USRP paid an aggregate dividend of $1.32 per share of USRP common stock. This dividend was funded through cash flows from operating activities for the fiscal year.

CNL Restaurant Properties

Similarly, CNLRP is organized to operate as an equity REIT and reflects the earnings of its two primary segment subsidiaries, CNL-Investments, through which it operates its real estate segment, and CNL-Capital Corp., through which it operates its specialty finance segment.

CNLRP declares and pays cash distributions to its common stockholders on a quarterly basis. The current annualized distribution is $1.52 per share of common stock.

Distributions have been funded primarily by the operations of the real estate segment. Because CNLRP elected to reinvest and not distribute the earnings of its specialty finance segment, as contemplated by the agreement with its partner in CNL-Capital Corp., the operations of the specialty finance segment have not contributed to distributions on the common stock.

In addition, the ability of CNLRP to fully fund distributions from operations has been affected by negative developments in the franchise asset-backed securitization market, although to date, ratings on the loans underlying the securities that CNLRP issued have been affirmed. In the 1990’s, securitized loans were a major financing source used by restaurant operators. The franchise asset-backed securitization market, which generally includes loans or leases to restaurant operators and convenience and gas operators, experienced significant volatility and turmoil beginning in 2000. In particular, the years 2000, 2001 and 2002 were exceptionally difficult for this asset class and very little new issuance of securities occurred during or since these periods.

Beginning in 2001, the Board of Directors of CNLRP made the determination that it was in the best interests of the CNLRP stockholders to maintain its historical level of distributions during a period of volatility in the restaurant finance sector. While not necessary for REIT tax purposes, to enable CNLRP to maintain its historical distribution level during this period, CNL Financial Group, an affiliate controlled by James M. Seneff, Jr., CNLRP’s chairman, has provided loans to and purchased common stock of CNLRP. In the nine months ended September 30, 2004 and the years ended December 31, 2003, 2002 and 2001, these loans totaled $10.9 million, $18.7 million, $11.75 million, and $8.7 million, respectively. The principal amount, including accrued interest at September 30, 2004, was $35.4 million. In addition, during 2002 and 2001, Mr. Seneff, through CNL Financial Group, Inc., purchased 1,173,354 shares and 579,722 shares, respectively, of CNLRP stock in exchange for $20.1 million and $9.7 million, respectively, in cash, including the conversion of amounts previously treated as advances. Mr. Seneff was not obligated to make loans or purchase shares and will not make any further loans or purchases of stock to fund distributions once the CNLRP merger is completed.

The Income Funds

The Income Funds declare and pay distributions to limited partners on a quarterly basis (although certain limited partners have opted to receive distributions monthly in arrears).

In deciding to proceed with the Income Fund mergers, the Income Fund general partners also considered that there is a significant likelihood that the Income Funds will not be able to sustain their historic distribution rates indefinitely into the future. Certain of the Income Funds have not been generating sufficient operating income to maintain current distribution levels and have maintained such distribution levels in part through the distribution of net proceeds from the sale of properties and operating reserves. The Income Fund general partners believe that these Income Funds will not be able to continue to sustain the historic rate of distributions through future sales of properties, distribution of operating reserves or otherwise indefinitely and that within the foreseeable future, the operating cash flow of all of the Income Funds will be insufficient to maintain historic distribution levels and that all of the Income Funds either will have to find other sources from which to fund future distributions, which the Income Funds general partners do not believe to be a viable alternative, or reduce distributions. The primary factor which has caused, and is likely to continue to cause, the Income Funds’ operating income to be insufficient to maintain historic distribution levels is tenant delinquencies and defaults. In addition, as more of an Income Fund’s leases expire, operating income and the corresponding ability to make distributions may be further negatively impacted as the Income Fund experiences loss of income from vacancy rates and increased expenses in releasing properties to new tenants. These conditions were among the factors considered by the Income Fund general partners in formulating the Income Funds’ initial investment strategy, including the objective of pursuing some type of liquidating transaction such as the Income Fund mergers at this time. The Income Fund general partners believe the Income Fund mergers to be the best alternative for the limited partners to realize the value of the Income Funds’ underlying real properties and obtain liquidity in their investment.

The Combined Company

The USRP common stock to be issued in the CNLRP merger has paid distributions of $1.32 per share over the last 12 months. This is equivalent to an annualized distribution of $1.02 on the 0.7742 shares of USRP common stock that a CNLRP stockholder will receive for each share of CNLRP stock. The USRP Series C preferred stock to be issued in the CNLRP merger provides for an annual cumulative dividend of $1.875 per share. This is equivalent to an annualized dividend of $0.30 on the 0.16 shares of USRP Series C preferred stock that a CNLRP stockholder will received for each share of CNLRP common stock. The USRP Series A preferred stock to be issued in the Income Fund mergers provides for an annual cumulative dividend of $1.93 per share. Following the completion of the mergers, the combined company is expected to maintain its current distribution level of $1.32 per year per share on its common stock.

COMPARATIVE PER SHARE AND UNIT MARKET PRICE INFORMATION

Prices for USRP Common and Preferred Stock

The USRP common stock and Series A preferred stock are traded on the NYSE under the symbols “USV” and “USVPrA,” respectively. On August 6, 2004, the business day immediately preceding the public announcement of the execution of the merger agreements, the closing market prices of the USRP common stock and Series A preferred stock were as follows:

	USRP Common Stock	USRP Series A Preferred Stock
August 6, 2004	$15.12	$23.50

No Series C preferred stock of USRP is currently listed or outstanding.

The high and low sales prices of the shares of USRP common stock are set forth below by quarter:

	High	Low
2004
First Quarter	$19.50	$16.75
Second Quarter	19.10	14.21
Third Quarter	17.10	14.90
Fourth Quarter (through December 22, 2004)	18.40	16.64

2003
First Quarter	$14.55	$13.50
Second Quarter	15.85	13.95
Third Quarter	16.45	14.80
Fourth Quarter	17.45	15.84

2002
First Quarter	$14.68	$10.51
Second Quarter	16.70	13.50
Third Quarter	16.30	12.34
Fourth Quarter	14.52	12.00

Prices for CNLRP Common Stock and Income Fund Limited Partnership Units

The common stock of CNLRP and the limited partnership units of the Income Funds are not listed on any national securities exchange or quoted on an automated quotation system, and there is no established public market for the common stock or units. The table below provides information regarding sale transactions in the common stock and the units for the twelve months ended September 30, 2004. This information was obtained from the three primary sources: the distribution reinvestment plans of the Income Funds, sales between private individuals and transactions facilitated by companies that specialize in resale transactions for illiquid investments. Other than the information from the Income Funds’ distribution reinvestment plans, CNLRP and the Income Funds have not contacted the buyers or sellers to independently verify this information. There have likely been other secondary sale transactions in the common stock and the units, although information regarding these transactions is not available to CNLRP or the Income Funds. Sales of common stock and units may have occurred at prices either above the high price or below the low price set forth below.

You should not consider the information below an accurate reflection of the current value of common stock or the units, or of the properties and other assets of CNLRP and the Income Funds because of the relative illiquidity of the common stock and units.

The following table lists, for CNLRP and each Income Fund, the original purchase price per share of common stock or limited partnership unit, the original purchase price per share of common stock or limited partnership unit reduced by distributions of net sales proceeds from property sales, the high, low and weighted average trading prices of shares of common stock and limited partnership units for the twelve months ended September 30, 2004 and the equivalent value of the cash, USRP common stock and USRP preferred stock to be received in the mergers for each share of CNLRP common stock and Income Fund limited partnership unit.

Entity	Original Purchase Price Per Share/ Unit ($)		Original Purchase Price Per Share/ Unit Less Distributions of Net Sales Proceeds ($)(1)	Total Distributions Paid per Share/ Unit Since Inception ($)(2)		High Trading Price Per Share/ Unit ($)	Low Trading Price Per Share/ Unit ($)	Weighted Average Trading Price Per Share/ Unit ($)	Equivalent Value Received in Merger Per Share/ Unit (August 6, 2004) ($)(3)	Equivalent Value Received in Merger Per Share/Unit (December 22, 2004) ($)(4)	Inception Date
CNL Restaurant Properties, Inc.	20	(3)	20	9.81	(4)	19.00	13.10	16.09	$15.71	$18.11	May 1994
CNL Income Fund, Ltd.	500		300	918.91		246.00	77.50	164.86	$192.66	$194.67	June 1986
CNL Income Fund II, Ltd.	500		367	866.57		357.00	160.00	267.46	$298.96	$302.08	January 1987
CNL Income Fund III, Ltd.	500		406	787.92		339.00	198.75	267.19	$265.08	$267.85	October 1987
CNL Income Fund IV, Ltd.	500		404	762.65		334.00	195.00	292.91	$277.37	$280.26	June 1988
CNL Income Fund V, Ltd.	500		375	741.42		327.00	163.50	244.36	$259.10	$261.81	February 1989
CNL Income Fund VI, Ltd.	500		500	670.24		475.00	294.86	429.95	$518.19	$523.61	June 1989
CNL Income Fund VII, Ltd.	1		1	1.28		0.95	0.5476	0.8459	$1.01	$1.02	March 1990
CNL Income Fund VIII, Ltd.	1		1	1.27		0.95	0.6317	0.8942	$1.01	$1.02	August 1990
CNL Income Fund IX, Ltd.	10		10	11.76		9.50	5.667	8.548	$7.97	$8.06	April 1991
CNL Income Fund X, Ltd.	10		10	11.34		9.722	6.00	8.913	$8.61	$8.70	September 1991
CNL Income Fund XI, Ltd.	10		10	10.64		10.249	6.751	8.863	$9.97	$10.07	April 1992
CNL Income Fund XII, Ltd.	10		10	9.87		10.00	6.671	9.242	$10.12	$10.23	October 1992
CNL Income Fund XIII, Ltd.	10		10	9.32		9.50	6.45	8.945	$9.59	$9.69	April 1993
CNL Income Fund XIV, Ltd.	10		10	8.71		9.50	6.45	8.643	$10.54	$10.65	September 1993
CNL Income Fund XV, Ltd.	10		10	8.12		9.50	4.17	8.515	$9.89	$9.99	March 1994
CNL Income Fund XVI, Ltd.	10		10	7.58		10.00	5.95	7.984	$9.58	$9.68	September 1994
CNL Income Fund XVII, Ltd.	10		10	6.56		9.47	6.05	8.48	$8.60	$8.69	November 1995
CNL Income Fund XVIII, Ltd.	10		10	5.75		9.28	5.625	8.816	$8.71	$8.80	October 1996

(1)	For CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd. and CNL Income Fund V, Ltd., the amounts listed reflect an adjustment to the original purchase price per limited partnership unit for special distributions per unit of net sales proceeds from sales of restaurant properties.
(2)	Amount represents aggregate distributions since inception divided by the number of shares/limited partnership units outstanding at September 30, 2004. The actual amount of distributions per unit varies depending upon the date of issuance.
(3)	The equivalent value per share of CNLRP common stock is calculated based on the closing price on August 6, 2004 of the USRP common stock, and the $25 per share liquidation preference of the USRP Series C preferred stock, that the stockholders of CNLRP will receive in the merger.
The equivalent value per limited partnership unit for each Income Fund is calculated based on the amount of cash, and the closing price on August 6, 2004 of the USRP Series A preferred stock, that the Income Fund limited partners will receive in the mergers.
(4)	The equivalent value per share of CNLRP common stock is calculated based on the closing price on December 22, 2004 of the USRP common stock, and the $25 per share liquidation preference of the USRP Series C preferred stock, that the stockholders of CNLRP will receive in the merger.
The equivalent value per limited partnership unit for each Income Fund is calculated based on the amount of cash, and the closing price on December 22, 2004 of the USRP Series A preferred stock, that the Income Fund limited partners will receive in the merger.
(5)	After giving effect to the 1 for 2 reverse stock split effective June 3, 1999.
(6)	CNLRP issued common stock from 1995 through 1998, and, as a result, the actual amount of distributions per share varies significantly depending upon the date of purchase.

The following chart shows distributions declared per CNLRP common share in the periods provided:

Year ended December 31, 2001	$1.52
Year ended December 31, 2002	$1.52
Year ended December 31, 2003	$1.52
Nine months ended September 30, 2004	$1.14

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED

STOCK DIVIDENDS

The historical ratio of combined fixed charges and preferred stock dividends to earnings of USRP for the nine months ended September 30, 2004 and the fiscal years ended December 31, 2003, 2002, 2001, 2000 and 1999, are 1.12, 1.18, 1.03, 0.33 (deficiency of $28,698), 0.69 (deficiency of $12,340), and 0.61 (deficiency of $14,980), respectively.

SPECIAL MEETINGS AND CONSENT SOLICITATIONS

U.S. RESTAURANT PROPERTIES

Date, Time and Place of Special Meeting

A special meeting of the stockholders of USRP will be held on February 24, 2005, at 10:00 a.m., at 12240 Inwood Road, Suite 300, Dallas, Texas.

Purposes of Special Meeting

The USRP board of directors actively intends to solicit your support for the CNLRP merger and the Income Fund mergers. The USRP special meeting will be held for the following purposes:

•	to vote on a proposal to approve and adopt the CNLRP merger agreement, the other transactions contemplated thereby and the CNLRP merger;

•	to vote on a proposal to approve and adopt the Income Fund merger agreements, the other transactions contemplated thereby and the Income Fund mergers;

•	to vote on a proposal to approve an amendment to USRP’s Restated Articles of Incorporation, as amended, to increase its authorized common stock to 300,000,000 shares and its authorized preferred stock to 100,000,000 shares;

•	to vote on a proposal to approve an amendment to USRP’s Restated Articles of Incorporation to expand the class of investors for whom the USRP board of directors can waive capital stock ownership limits; and

•	to transact other business as may properly come before the USRP special meeting or any adjournment(s) or postponement(s) thereof.

Record Date; Quorum

Only holders of record of USRP common stock at the close of business on December 23, 2004, the record date, will be entitled to notice of, and to vote at, the USRP special meeting and any adjournments or postponements thereof. As of the record date, 22,581,639 shares of USRP common stock were outstanding. You are entitled to one vote for each share of USRP common stock you hold. Accordingly, the number of shares of common stock entitled to vote with respect to the mergers is equivalent to the number of shares of common stock held of record on the record date. The presence, in person or by proxy, of stockholders holding 50% of the outstanding shares of USRP common stock will constitute a quorum for the transaction of business at the USRP special meeting (or any adjournment(s) or postponement(s) thereof).

Votes Required

The votes required by the USRP stockholders to approve the matters described above are as follows:

•	the CNLRP merger and the Income Fund Mergers must be approved by the affirmative vote of the holders of a majority of the outstanding shares of USRP common stock;

•	the amendment to USRP’s Restated Articles of Incorporation to increase the authorized shares of common and preferred stock requires the affirmative vote of the holders of a majority of the outstanding shares of USRP common stock; and

•	the amendment to USRP’s Restated Articles of Incorporation to expand the class of investors for whom the USRP board of directors can waive capital stock ownership limits requires the affirmative vote of the holders of two-thirds of the outstanding shares of USRP common stock.

CNL RESTAURANT PROPERTIES

Date, Time and Place of Special Meeting

A special meeting of the stockholders of CNLRP will be held on February 24, 2005, at 2:00 p.m., at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida.

Purposes of Special Meeting

The CNLRP board of directors actively intends to solicit your support for the CNLRP merger. The CNLRP special meeting will be held for the following purposes:

•	to vote on a proposal to approve and adopt the CNLRP merger agreement, the other transactions contemplated thereby and the CNLRP merger;

•	to vote on a proposal to approve amendments to CNLRP’s Second Amended and Restated Articles of Incorporation, as amended, and Third Amended and Restated Bylaws to eliminate the provisions contained therein relating to merger transactions in which CNLRP stockholders will receive securities of another entity; and

•	to transact other business as may properly come before the CNLRP special meeting or any adjournment(s) or postponement(s) thereof.

Record Date; Quorum

Only holders of record of CNLRP common stock at the close of business on December 20, 2004, the record date, will be entitled to notice of, and to vote at, the CNLRP special meeting and any adjournment(s) or postponement(s) thereof. As of the record date, 45,248,670 shares of CNLRP common stock were outstanding. You are entitled to one vote for each share of CNLRP common stock you hold. Accordingly, the number of shares of common stock entitled to vote with respect to the CNLRP merger is equivalent to the number of shares of common stock held of record on the record date. The presence, in person or by proxy, of stockholders holding at least 50% of the outstanding shares of CNLRP common stock will constitute a quorum for the transaction of business at the CNLRP special meeting (or any adjournment(s) or postponement(s) thereof).

Votes Required

The votes required by the CNLRP stockholders to approve the matters described above are as follows:

•	the CNLRP merger must be approved by the affirmative vote of the holders of a majority of the outstanding shares of CNLRP common stock; and

•	the amendments to CNLRP’s Second Amended and Restated Articles of Incorporation, as amended, and Third Amended and Restated Bylaws require the affirmative vote of the holders of a majority of the outstanding shares of CNLRP common stock.

THE INCOME FUNDS

Purposes of Income Fund Consent Solicitations

The Income Fund general partners intend to actively solicit your support for the Income Fund mergers. Your consent is solicited for the following purposes:

•	to approve and adopt the Income Fund merger agreement relating to your Income Fund, the other transactions contemplated thereby and the merger of your Income Fund; and

•	if you are a limited partner of CNL Income Funds XI, XII, XIII, XIV, XV, XVI, XVII and XVIII, to approve an amendment to the Amended and Restated Agreement of Limited Partnership of your Income Fund to eliminate provisions contained therein relating to merger transactions in which you will receive securities of another entity.

Record Dates

Only Income Fund limited partners of record as of the close of business on December 20, 2004, the record date for all Income Funds, will be entitled to consent to the mergers and the amendments to the limited partnership agreements. As of the record date, the following number of units were held of record by the number of limited partners indicated below:

Fund	Number of Limited Partners	Number of Units Held of Record	Number of Units Required for Approval of Income Fund Mergers and any other Matters
CNL Income Fund, Ltd.	1,048	30,000	15,001
CNL Income Fund II, Ltd.	2,159	50,000	25,001
CNL Income Fund III, Ltd.	2,009	50,000	25,001
CNL Income Fund IV, Ltd.	2,852	60,000	30,001
CNL Income Fund V, Ltd.	2,423	50,000	25,001
CNL Income Fund VI, Ltd.	2,938	70,000	35,001
CNL Income Fund VII, Ltd.	3,120	30,000,000	15,000,001
CNL Income Fund VIII, Ltd.	3,377	35,000,000	17,500,001
CNL Income Fund IX, Ltd.	3,368	3,500,000	1,750,001
CNL Income Fund X, Ltd.	3,460	4,000,000	2,000,001
CNL Income Fund XI, Ltd.	3,170	4,000,000	2,000,001
CNL Income Fund XII, Ltd.	3,464	4,500,000	2,250,001
CNL Income Fund XIII, Ltd.	3,025	4,000,000	2,000,001
CNL Income Fund XIV, Ltd.	2,991	4,500,000	2,250,001
CNL Income Fund XV, Ltd.	2,697	4,000,000	2,000,001
CNL Income Fund XVI, Ltd.	3,018	4,500,000	2,250,001
CNL Income Fund XVII, Ltd.	1,640	3,000,000	1,500,001
CNL Income Fund XVIII, Ltd.	1,553	3,500,000	1,750,001

You are entitled to one consent for each unit you hold. Accordingly, the number of units entitled to consent with respect to each Income Fund merger is equivalent to the number of units of that Income Fund held of record at the record date.

Consent Required

The votes required by the Income Fund limited partners to approve the matters described above are as follows:

•	the merger of your Income Fund must be approved by the affirmative consent of the holders of a majority of the outstanding limited partnership units of your Income Fund; and

•	the amendments to the Amended and Restated Agreements of Limited Partnership of each of Income Funds XI-XVIII must be approved by the affirmative consent of the holders of a majority of the outstanding limited partnership units of such Income Funds.

PROXIES AND CONSENTS

The boards of directors of USRP and CNLRP are soliciting the vote of the common stockholders of USRP and CNLRP, respectively, to approve the matters to be acted on at the applicable special meeting. The general partners of each of the Income Funds are soliciting the consent of limited partners to approve the matters specified on the consent form. Proxies and consents will be solicited by mail. Solicitations may be made by D.F. King & Co., Inc. which will be paid a fee of $29,700 plus reimbursement of out-of-pocket expenses for its services in soliciting the return of proxies and consents. In addition to solicitation by mail, directors, general partners, officers and employees of USRP, CNLRP and the Income Funds may solicit proxies or consents by telephone, facsimile transmission, or otherwise. Directors, general partners, officers and employees of these entities will not be additionally compensated for any such solicitation, but may be reimbursed for out-of-pocket expenses incurred. Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of USRP or CNLRP common stock or Income Fund units held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material. No person will receive compensation contingent upon solicitation of a favorable vote. The cost of preparing, assembling, printing and mailing the soliciting material will be borne by USRP, CNLRP and the Income Funds.

A LIMITED PARTNER OF THE INCOME FUNDS OR A HOLDER OF CNLRP OR USRP COMMON STOCK WHO DESIRES TO CONSENT OR VOTE SHOULD DO SO BY MARKING THE APPROPRIATE BOX ON THE PROXY CARD OR CONSENT FORM INCLUDED HEREWITH, AND SIGNING, DATING AND DELIVERING THE PROXY CARD OR CONSENT FORM TO THE SOLICITATION AGENT BY MAIL IN THE SELF-ADDRESSED, POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE, BY OVERNIGHT COURIER OR BY FACSIMILE AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE PROXY CARD OR CONSENT FORM.

In addition, you may submit your vote or consent through the Internet or by telephone by following the instructions on your proxy card or consent form.

All proxies and consents that are properly completed, signed and delivered to the Solicitation Agent at or prior to the USRP special meeting, the CNLRP special meeting (as they may be postponed or adjourned), or the close of the Income Funds solicitation period, as applicable, and not properly revoked (see “Revocation of Instructions” below) will be given effect in accordance with the specifications thereof. IF A PROXY CARD OR CONSENT FORM IS DELIVERED AND NEITHER THE “FOR,” THE “AGAINST” NOR THE “ABSTAINS” BOX IS MARKED, BUT THE PROXY CARD OR CONSENT FORM IS OTHERWISE PROPERLY COMPLETED AND SIGNED, THE PROXY OR CONSENT FORM WILL BE DEEMED TO BE VOTED FOR OR CONSENTING TO APPROVAL OF THE APPROPRIATE MERGER AND ANY AMENDMENTS TO ORGANIZATIONAL DOCUMENTS, IF APPLICABLE.

The proxy cards or consent forms must be executed in exactly the same manner as the name(s) in which common stock or units are held. If the shares of common stock or units to which a proxy card or consent form relates are held by two or more joint holders, all such holders must sign the proxy card or consent form. If a proxy card or consent form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary, agency or representative capacity, such person must so indicate when signing and submit with the proxy card or consent form evidence satisfactory to the secretary of USRP or CNLRP or a general partner of the Income Funds, as applicable, of authority to execute the proxy card or consent form.

The execution and delivery of a proxy card or consent form will not affect the rights of holders of USRP or CNLRP common stock to sell or transfer their shares of common stock or Income Fund limited partners’ right to sell or transfer units. All proxy cards or consent forms received by the solicitation agent (and not properly revoked) at or prior to the applicable special meeting (as it may be postponed or adjourned) or close of the consent solicitation period will be effective notwithstanding a record transfer of such units or common stock subsequent to the record date. A person who acquires USRP or CNLRP common stock or Income Fund units after the record date may not vote or consent.

All questions as to the validity, form and eligibility (including time of receipt) regarding voting or consent procedures will be determined by the applicable secretary or general partner in such person’s sole discretion, which determination will be conclusive and binding, and such persons reserve the right to reject any or all proxies or consent forms that are not in proper form and the right to waive any defects, irregularities or conditions of delivery as to particular proxies or consent forms. Unless waived, all such defects or irregularities in connection with the delivery of proxies or consent forms must be cured within such time as the applicable secretary or general partner determines. None of such persons, nor any of their affiliates or any other persons shall be under any duty to give any notification of any such defects, irregularities or waivers, nor shall any of them incur any liability for failure to give such notification. Deliveries of proxies or consent forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The interpretations of the terms and conditions of this solicitation by the applicable secretary or general partner shall be conclusive and binding.

Extension of Solicitation Period

The boards of directors of USRP and CNLRP expressly reserve the right, in their sole discretion, at any time and from time to time, to extend the period of time during which proxies are solicited hereunder. Notice of any such extension will promptly be disseminated to the stockholders of the applicable company in a manner reasonably designed to inform such stockholders of the extension. The Income Fund general partners reserve the right to close the solicitation period of the Income Funds at such time as they choose in their sole discretion.

Revocation of Instructions

Any limited partner of the Income Funds or holder of CNLRP or USRP common stock who has delivered a proxy card or consent form to the Solicitation Agent or the applicable secretary or general partner may revoke the instructions set forth on such proxy card or consent form by delivering a letter of revocation to the Solicitation Agent or to the applicable secretary or general partner prior to the applicable special meeting (as it may be postponed or adjourned) or the close of the consent solicitation period, by sending the Solicitation Agent or the applicable secretary or general partner a new proxy or consent form, or, in the case of stockholders of USRP or CNLRP, by attending the applicable special meeting (as it may be postponed or adjourned) and voting in person. In addition, stockholders or limited partners who submitted a proxy or consent electronically through the Internet or by telephone can revoke their proxy or consent by submitting a later proxy or consent using the same procedures. Attendance at the applicable special meeting (as it may be postponed or adjourned) will not itself constitute the revocation of a proxy. In order to be effective, a notice of revocation of the instructions set forth in a proxy or consent form must (i) contain the name of the person who delivered the proxy card or consent form, (ii) be in the form of a subsequent proxy card or consent form marked either as “FOR,” “AGAINST” or “ABSTAINS,” as the case may be, or in a writing delivered to the Solicitation Agent or the applicable secretary or general partner stating that the prior proxy or consent form is revoked, (iii) be signed by the limited partner or holder of USRP or CNLRP common stock in exactly the same manner as the names in which the common stock or units are held, and (iv) be received by the Solicitation Agent or the applicable secretary or general partner prior to the applicable special meeting (as it may be postponed or adjourned) or close of the consent solicitation period at its address or the fax number set forth on the proxy card or consent form. A purported notice of revocation that lacks any of the required information, is dispatched to an improper address or telephone number or is not received in a timely manner will not be effective to revoke the instructions set forth on a valid proxy card or consent form previously given. A revocation of the instructions set forth on a proxy card or consent form can only be accomplished in accordance with the foregoing procedures. A LIMITED PARTNER OR HOLDER OF CNLRP OR USRP COMMON STOCK MAY NOT REVOKE THE INSTRUCTIONS SET FORTH ON A PROXY CARD OR CONSENT FORM AFTER THE APPLICABLE SPECIAL MEETING (AS IT MAY BE POSTPONED OR ADJOURNED) OR CLOSE OF THE CONSENT SOLICITATION PERIOD.

Abstentions and Broker Non-Votes

Abstentions will be tabulated with respect to the mergers and related matters. Abstentions will be counted toward the establishment of a quorum at the special meetings and will have the effect of a vote against the proposals to be acted upon at the applicable special meeting or for which consents are sought, as will the failure to return a proxy or consent form and broker nonvotes (where a broker submits a proxy or consent form but does not have authority to vote the securities of the beneficial owner on one or more matters).

THE COMBINED COMPANY

Description of the Combined Company

The combined company will continue to be self-advised and will be the largest publicly traded restaurant REIT in the United States. If all of the mergers are completed, the combined company will own approximately 1,900 properties and, including these properties, will have financial interests in a total of approximately 3,000 properties in 49 states. This includes a diversified portfolio of properties leased to some of the nation’s most well-known restaurant concepts, including Applebee’s, Golden Corral, Pizza Hut, Arby’s, IHOP, TGI Friday’s, Bennigan’s, Jack in the Box, Wendy’s, Burger King and KFC.

The combined company will focus on providing real estate and financial services to the restaurant industry. It will offer comprehensive services and innovative financing to restaurant operators, investors and developers. The combined company’s main lines of business will include sale/leaseback financing, property management, lease and loan servicing, mergers and acquisitions advisory services, investment and merchant banking, restaurant real estate development and redevelopment, and buying and selling restaurant properties in the 1031 exchange market.

Capital Structure of the Combined Company

Immediately following the completion of the mergers, the capital structure of the combined company is expected to consist of a combination of common stock, preferred stock and existing and newly issued debt.

Common Equity

The combined company will have approximately 57.6 million shares of common stock outstanding upon consummation of the CNLRP merger. This amount is a combination of the approximately 22.6 million currently outstanding USRP common shares and the approximately 35.0 million common shares to be issued to the CNLRP stockholders as consideration in the CNLRP merger.

Preferred Equity

The current capital structure of USRP includes approximately 4.08 million outstanding shares of Series A preferred stock. If all of the Income Fund mergers are completed, an additional approximately 3.75 million shares of Series A preferred stock will be issued to the partners of the Income Funds as merger consideration, bringing the total outstanding Series A preferred stock to approximately 7.83 million shares.

The current capital structure of USRP also includes 20,000 outstanding shares of 8% Series B Convertible Preferred Stock and 5,000 outstanding shares of 8% Series B-1 Convertible Preferred Stock. If the mergers are completed, the holders of the Series B preferred stock and Series B-1 preferred stock will have the right to require the combined company to redeem their shares for 130% of the stated value of the shares, or $32.5 million. Accordingly, all of the outstanding Series B preferred stock and Series B-1 preferred stock is expected to be redeemed by the combined company shortly after the merger closing date upon the receipt of a redemption notice from the holders of the Series B preferred stock and Series B-1 preferred stock.

In addition, USRP will issue approximately 7.2 million shares of Series C preferred stock to the CNLRP stockholders as consideration in the CNLRP merger. This is a new series of preferred stock.

Existing and Newly Issued Debt

Upon consummation of the mergers, approximately $750 million of newly created debt is expected to be issued by the combined company to facilitate the financing of the Income Fund mergers and the refinancing of a portion of USRP’s existing debt. This debt financing is expected to consist of syndicated commercial bank facilities, a net lease securitization, and high yield bonds or mezzanine debt.

The combined company will assume the remaining portion of the existing debt of USRP and CNLRP. The Income Funds have no outstanding debt. Approximately $1.06 billion of debt, excluding amounts due to related parties, is expected to be assumed.

Total debt of the combined company, excluding amounts due to related parties, is expected to be approximately $1.5 billion upon completion of the mergers.

Business Objective and Strategies for Growth

The combined company’s fundamental business objective is to maximize total return to stockholders by increasing the market value of its stock as well as its per share distributions. To maximize stockholder returns, the combined company will continue to pursue four complementary strategies to address the needs of its three core constituencies of restaurant operators, restaurant property investors and retail real estate developers: (i) financing and mergers & acquisitions, (ii) property improvement and redevelopment, (iii) investment property sales, and (iv) asset management.

Financing Restaurant Properties

The combined company will be the largest provider of net-lease financing to the restaurant real estate sector. Since 1995, CNLRP, USRP and the Income Funds have provided more than $2.0 billion of net lease financing. From January 1, 2004 through August 1, 2004, the parties to the mergers have provided approximately $225 million in net lease financing to the restaurant industry. In addition to offering net-lease financing, the combined company will continue to offer a mortgage loan product through its strategic alliance with Bank of America. Since June of 2000, CNLRP and Bank of America have originated over $700 million in mortgage loans in the restaurant sector. Bank of America will continue to fund these loans and a referral fee will continue to be paid to the combined company. The combination of a net-lease and loan product is attractive to restaurant operators because it provides them an all-inclusive financing source to assist in optimizing their capital structures. The combined company will continue to employ senior originators with combined experience of more than 50 years in the restaurant finance market. The combined company also will maintain a database of 2,000 restaurant operators with ten or more restaurants. The combined company’s competitive advantages will include an ability to commit to large transactions, certainty of close, a relationship focus and long-term commitment to the restaurant industry.

The combined company’s platform, through its strategic alliance with Bank of America, will provide restaurant operators with a broad array of additional financial products, including treasury management, wealth management and commercial and investment banking services. In addition, the combined company, through its subsidiary, CNL Advisory Services, Inc., or CNL Advisory, will continue to offer mergers and acquisitions advisory services to restaurant operators. CNL Advisory is the only strategic advisor focused exclusively on the restaurant sector. Since 1998, CNL Advisory has provided advisory services on $800 million in transactions representing over 950 restaurant properties. CNL Advisory maintains relationships with financial sponsors as well as national and regional restaurant franchisors and franchisees and provides important intelligence on possible mergers and acquisitions in the restaurant sector.

Property Improvement and Redevelopment

The combined company will continue to actively seek to maximize the value of its existing restaurant real estate portfolio as well as to identify and to extract value from real estate opportunities outside of the portfolio. CNLRP currently employs a team of real estate professionals with more than 100 years of collective experience in the real estate acquisition and development sector and uses this expertise, along with a proprietary asset allocation model, to determine the tactics to employ to increase the value of the restaurant property portfolio.

Such strategies include identifying vacant and occupied sites that can be redeveloped to serve a more profitable purpose or redeveloping an existing site either for the portfolio or for sale to conform to a higher value use. In addition, the combined company will selectively identify properties for sale and subsequently redeploy that capital into more desirable assets. Relationships with developers, brokers and realty companies provide numerous partnership opportunities. By combining financial capital, relationships with restaurant operators and real estate marketing, leasing and development expertise, the combined company will gain access to a sector within the net lease market not currently being served.

Investment Property Sales

A significant element of the ongoing activities of the combined company will continue to be the Investment Property Sales program, which focuses on profitable disposition of net leased restaurant properties. The Investment Property Sales program provides a framework for managing portfolio concentrations based on yield, restaurant concept, lease terms, attractiveness of the real estate, tenant financial condition, unit level performance and geography. These attributes are analyzed on each transaction and the mix of net lease properties to be held in the portfolio versus sold is determined.

The Investment Property Sales program uses warehouse credit facilities that provide financing for the properties until the time of disposition. During the holding period, a spread, being the difference between lease income and interest expense, is earned. The properties are typically held for six to twelve months and are typically financed with approximately 92%-95% debt and 5%-8% company equity. Since 2001, CNLRP has sold more than $807 million in restaurant properties.

The Investment Property Sales program accesses several channels to market and sell restaurant properties. A net lease restaurant property has proven to be an attractive asset as principal buyers move from management intensive office and multifamily assets to single tenant triple net lease properties. A major part of the Investment Property Sales focus is buyer brokers. The Investment Property Sales platform is the “go-to” product for the brokerage community, providing them with market commissions, a highly responsive process, geographically diverse and appropriately priced product and a predictable closing protocol. The Investment Property Sales program accomplishes this through a market-direct program centered on its Internet site (cnl1031.com) as well as utilizing mailing campaigns and participation in larger trade conferences such as the International Conference of Shopping Centers (ICSC).

Asset Management Strategy

The combined company will continue to be a full-service, self-managed real estate company. Expertise in asset management contributes to strong tenant and borrower relationships resulting in a quality reputation and competitive advantage in the restaurant sector. Another competitive advantage is the integrated information systems, which will continue to enable the combined company to effectively monitor and analyze each of its assets. In 2002, CNLRP was designated by Standard & Poor’s as an “above average” loan and lease servicer, which is currently the highest servicer rating in the franchise asset class. This long-term platform is designed to effectively support the combined company’s operating and financial objectives and will contribute to driving continued growth.

Management believes that tenant and borrower satisfaction creates future acquisitions as well as business referrals. Such favorable relationships have proven to enhance virtually every aspect of the combined company’s business. To develop its asset management franchise, the combined company will continue to provide a variety of tenant and borrower services in addition to collections of lease and loan payments. These include administering “in-option” tenant purchases, negotiating and administering real estate issues such as easements, estoppels, landlord consents, liens, lease modifications and condemnations. In addition, the asset management platform will retake and manage vacant properties from time-to-time and perform site inspections.

THE PROPOSED MERGERS

General

The USRP board of directors is using this joint proxy statement/prospectus to solicit proxies from the holders of USRP common stock for use at the USRP special meeting. The CNLRP board of directors is using this document to solicit proxies from the holders of CNLRP common stock for use at the CNLRP special meeting. The Income Fund general partners are using this document to solicit consents from Income Fund limited partners.

U.S. Restaurant Properties’ Proposal

At the USRP special meeting, holders of USRP common stock will be asked to vote upon the approval of the CNLRP merger and the Income Fund mergers and adoption of the respective merger agreements. The CNLRP merger and the Income Fund mergers will not be completed unless USRP’s stockholders approve the mergers and adopt the merger agreements.

CNL Restaurant Properties’ Proposal

At the CNLRP special meeting, holders of CNLRP common stock will be asked to vote upon the approval of the CNLRP merger and adoption of the CNLRP merger agreement. The CNLRP merger will not be completed unless CNLRP’s stockholders approve the CNLRP merger and adopt the CNLRP merger agreement. Holders of CNLRP common stock will also be asked to approve amendments to CNLRP’s Second Amended and Restated Articles of Incorporation and Third Amended and Restated Bylaws to eliminate provisions relating to mergers in which CNLRP stockholders receive securities of another entity. The CNLRP merger will not be completed unless CNLRP’s stockholders approve the amendments.

Income Funds’ Proposals

Holders of limited partnership units of each Income Fund will be asked to consent to the approval of such Income Fund merger and adoption of the related Income Fund merger agreement. No Income Fund merger will be completed unless such Income Fund’s limited partners approve the merger and adopt the applicable merger agreement. Holders of limited partnership units of Income Funds XI, XII, XIII, XIV, XV, XVI, XVII and XVIII will also be asked to approve amendments to the Amended and Restated Partnership Agreements of those Income Funds to eliminate provisions restricting the ability of the Income Fund to enter into merger transactions in which limited partners will receive securities of another entity. The mergers of these Income Funds will not be completed unless their limited partners approve the amendments.

Background of the Mergers

When CNLRP was created in 1994, the intent was to provide stockholders with liquidity by December 31, 2005 through either listing on a national exchange, merging with another public company or liquidating CNLRP’s assets. In recent years, CNLRP’s board and management have weighed various alternative ways to meet this objective. CNLRP’s board and management have sought a transaction that would provide liquidity for CNLRP’s stockholders while at the same time increasing the scale and scope of CNLRP’s business and its ability to raise capital in public markets.

In recent years, as the contemplated period for liquidation of the properties of a number of the Income Funds has approached or arrived, the Income Fund general partners have evaluated strategic alternatives with regard to the Income Funds. One of the principal goals of the general partners in reviewing such alternatives has been to provide liquidity to the limited partners. The general partners believe that real estate markets are currently strong throughout much of the nation, and the performance of restaurants has generally improved after several challenging years. As a result, the general partners believe that this is an attractive period for a strategic event to monetize the interests of the limited partners.

Prior to the meetings discussed below, Robert J. Stetson, Chief Executive Officer of USRP, and Curtis B. McWilliams, Chief Executive Officer of CNLRP, had met at various industry conferences and other gatherings during which they had discussed, in very general terms, the possibility of combining the operations of the two companies. In August 2002, representatives of USRP met with representatives of CNLRP at the offices of CNLRP in Orlando, Florida to discuss a potential business combination of USRP and CNLRP. No financial advisors were present at this meeting. At the meeting, the parties did not discuss any specific terms, including price or structure, of such a transaction.

On February 21, 2003, Banc of America Securities LLC representatives met with executive management of CNLRP to discuss strategic alternatives for CNLRP, including the idea of a transaction involving acquisition of USRP or some part of USRP. A variety of options were examined including an acquisition of USRP, a purchase of select USRP assets and a purchase of the approximate 20% ownership interest in USRP’s common stock held by Lone Star Fund III (U.S.), L.P. and affiliates (collectively referred to as “Lone Star”). CNLRP’s management determined to explore all of these options further, based on its evaluation of the attractiveness of adding scale and diversification to CNLRP through acquiring Lone Star’s interest in USRP.

On March 7, 2003, representatives of Banc of America Securities met with CNLRP executive management to discuss CNLRP’s strategic objectives. Banc of America Securities presented an update on USRP’s portfolio, financial performance and ownership profile. In addition, CNLRP and Banc of America Securities reviewed the potential benefits and drawbacks of two primary acquisition alternatives: a purchase of Lone Star’s interest in USRP and an acquisition of USRP. CNLRP’s management determined to continue to explore each of these alternatives.

On March 19, 2003, representatives of CNLRP, including James M. Seneff, Jr., Chairman of the CNLRP board of directors, met with David M. West, President of Lone Star US Acquisitions and also Chairman of USRP, in Dallas to assess Lone Star’s interest in potentially selling its ownership interest in USRP and, as a result, its board control of USRP (which it held through its ability to appoint four directors of USRP). Messrs. Seneff and West agreed to continue their discussions and move toward signing confidentiality agreements and performing due diligence.

Over the ensuing weeks, CNLRP’s executive management met to discuss the strategic rationale regarding a potential acquisition of Lone Star’s interest in USRP. CNLRP’s executive management consulted Banc of America Securities and Shaw Pittman, LLP, CNLRP’s legal counsel, during this period and throughout the remaining transaction discussions. CNLRP’s management determined that the structure of any proposed acquisition of Lone Star’s interest in USRP should ensure that CNLRP would avoid controlling USRP, and consequently having to consolidate USRP’s financial results in its financial statements.

Also during the Spring of 2003, at the direction of the general partners, the advisor to the Income Funds investigated the possibility of consolidating the Income Funds into a single fund to reduce costs.

On April 7, 2003, USRP and CNLRP executed a confidentiality agreement, and on April 15, 2003, CNLRP and Lone Star executed a confidentiality agreement. Following the execution of these agreements, due diligence commenced. In discussions between representatives of CNLRP and USRP, it was determined that a purchase of the Lone Star’s entire interest would result in control by CNLRP of the USRP board.

On May 15, 2003, CNLRP’s executive management, including Mr. McWilliams, discussed with Banc of America Securities issues relating to merger consideration and open due diligence items. At the request of the parties, Banc of America Securities met with Mr. West during the week of May 19, 2003 in order to discuss issues relating to the merger consideration and open due diligence items and to evaluate the impact, if any, of Banc of America Securities’ analysis of the proposed transaction.

On May 20, 2003, CNLRP’s board of directors was apprised of the background and the strategic rationale of the potential transaction. Management presented preliminary findings from due diligence to the board of directors. Mr. McWilliams indicated that although various transaction structures continued to be examined, the likelihood of a transaction was remote based on differences relating to merger consideration.

On June 2, 2003, Messrs. McWilliams, Seneff, West and Stetson, as well as representatives of the financial advisors, met in Dallas to provide an update of each party’s due diligence findings.

On June 24, 2003, CNLRP engaged Banc of America Securities for the purpose of advising CNLRP regarding the acquisition of Lone Star’s interest in USRP.

On July 7, 2003, Messrs. West and McWilliams met in Dallas and both parties agreed to suspend discussions on a possible transaction with Lone Star, as neither party was satisfied with valuation propositions. It was agreed to maintain open dialogue in the event circumstances changed.

From July 2003 to September 2003, Thomas Arasi, a consultant retained to represent the interests of the Income Funds on behalf of the general partners, and representatives of the advisor to the Income Funds evaluated a number of alternatives, including continuing to operate the 18 funds as individual partnerships, consolidating into a single partnership, selling the partnerships as a portfolio, liquidating by selling individual properties, or entering into a strategic transaction. Mr. Arasi’s responsibilities included participation in the consideration of strategic alternatives and involvement in negotiations on behalf of the Income Funds. Although not an employee of the Income Funds or affiliated entities, Mr. Arasi devoted the majority of his business time to matters involving the Income Funds and affiliated entities. None of Mr. Arasi’s compensation was contingent upon the completion of a transaction by the Income Funds. Mr. Arasi’s involvement in negotiations terminated at the time he became an officer of an affiliate of the Income Fund general partners in April 2004.

In August 2003, USRP initiated discussions with a publicly-traded REIT, which we refer to as “company A,” about a possible strategic transaction. During the month of August 2003, limited due diligence was conducted by USRP on company A. In September 2003, due to the perceived lack of interest in a transaction with USRP by company A, USRP terminated discussions with company A.

During September and early October 2003, representatives from Banc of America Securities met with CNLRP and discussed the strategic rationale for a transaction with USRP with a subsequent acquisition of the Income Funds. CNLRP representatives met with Income Fund representatives and discussed the possibility of a transaction in which USRP would acquire CNLRP and, subsequent to that transaction, potentially acquire the Income Funds. A variety of transaction structures, including the relative mix of consideration, were discussed. Representatives from CNLRP agreed to reassess the interest of the CNLRP board of directors and representatives from the Income Funds indicated they would assess the interest of the Income Fund general partners regarding the possibility of achieving liquidity for Income Fund limited partners through a future purchase of the Income Fund limited partners’ interests.

On October 15, 2003, representatives from the Income Funds and representatives from CNLRP met and both parties independently expressed a desire to further investigate the viability of a three-party transaction with USRP.

On October 23, 2003, Messrs. Seneff and McWilliams met with Messrs. West and Stetson regarding a proposed transaction structure in which USRP would issue common stock, cash and possibly other consideration for the common stock of CNLRP and the partnership units of the Income Funds. The parties agreed to reengage negotiations and due diligence efforts and begin discussing possible terms.

In late October 2003, the Income Fund general partners began discussions with Wachovia Capital Markets, LLC, referred to as Wachovia Securities, to engage Wachovia Securities as their financial advisor in connection with any potential transaction.

On November 7, 2003, Wachovia Securities, formally notified CNLRP and USRP of the Income Funds’ interest in discussing a transaction and outlined the benefits the Income Funds brought to the transaction. During discussions between USRP and CNLRP during November and December 2003, the parties determined that any possible business combination would be enhanced through integrating the Income Funds into the proposed transaction in part because the Income Funds’ portfolio of properties was unleveraged. In meetings held in Orlando and Dallas, USRP and CNLRP discussed a stock-for-stock merger pursuant to which the outstanding shares of CNLRP common stock would be converted into a combination of USRP common and preferred stock. USRP and the Income Funds discussed separate stock-for-partnership unit mergers pursuant to which the partnership units of each Income Fund would be converted into a combination of USRP common and preferred stock. The parties also discussed management and corporate governance issues.

In December 2003, USRP initiated discussions with two publicly-traded REITs, which we refer to as “company B” and “company C,” respectively, each with respect to the possibility of a strategic transaction. Following a limited due diligence analysis of USRP, company B withdrew from discussions with USRP, and company C declined to discuss a transaction with USRP.

In December 2003, the Income Funds entered into confidentiality agreements with USRP, and the parties exchanged due diligence information. On December 18, 2003 representatives from the Income Funds and USRP and their advisors met in Orlando to discuss the Income Fund portfolios, potential transaction terms and each party’s financial projections. CNLRP proposed transaction terms that included an offer to acquire CNLRP for consideration consisting of USRP common stock and shares of a new class of USRP preferred stock. On December 22, 2003, USRP made a counter-proposal involving similar consideration, but lower exchange ratios.

On December 22, 2003, USRP submitted an offer to acquire the Income Funds for consideration consisting of USRP preferred stock, cash and USRP common stock. Negotiations continued through January 16, 2004, at which point an agreement in principle, as described below, was reached between USRP and the Income Funds.

Due to Mr. Seneff’s significant financial interest in CNLRP, on December 23, 2003, the CNLRP board of directors met for the purpose of establishing a special committee in connection with the evaluation of a potential transaction. The board resolved that independent members G. Richard Hostetter, Richard C. Huseman and J. Joseph Kruse be designated as members of the CNLRP special committee, with Mr. Kruse appointed chairman. The board delegated the CNLRP special committee the power and authority to, among other things, (i) review and evaluate the terms and conditions of the proposed transaction, (ii) determine whether any proposed transaction is fair to and in the best interests of CNLRP and its stockholders, and (iii) recommend to the full board what action, if any, should be taken by CNLRP with respect to the transaction. It was determined that the board should not recommend the proposed transaction for approval by CNLRP’s stockholders without a favorable recommendation of the proposed transaction by the CNLRP special committee.

On January 12, 2004, USRP’s board held a telephonic board meeting at which Mr. Stetson discussed the status of USRP’s negotiations with CNLRP and the Income Funds. USRP’s board established a special committee, consisting of G. Steven Dawson, John C. Deterding, Robert Gidel and James H. Kropp, to assist USRP’s management in its discussions with CNLRP and the Income Funds. The USRP board also authorized management to continue negotiations and due diligence with respect to CNLRP and the Income Funds. On the following day, the USRP special committee met to discuss potential financial advisors to assist the USRP special committee in evaluating a potential transaction. On January 20, 2004, the USRP special committee met and selected Morgan Keegan & Company, Inc. to act as the financial advisor to the USRP special committee.

In January of 2004, USRP and CNLRP exchanged proposed transaction terms. In each case, the transaction was structured as a stock-for-stock merger in which the merger consideration to CNLRP stockholders would be a combination of shares of USRP common stock and shares of a new class of USRP preferred stock. During the same time period, USRP and the Income Funds exchanged proposed transaction terms. USRP proposed to acquire the Income Funds for a combination of cash, USRP common stock and preferred stock.

On January 16, 2004, USRP and CNLRP reached an oral agreement, subject to due diligence and approval of the parties’ special committees, with regard to certain terms, based on a stock-for-stock merger with the following consideration per share of CNLRP common stock:

•	.7647 shares of USRP common stock; plus

•	$3.75 worth of shares of a newly created class of USRP preferred stock, which would have a liquidation value of $25.00 per share, pay dividends at a rate of 7.0% per annum, and be convertible into USRP common stock at a price equal to 115% of the average closing price of USRP common stock for the 10 trading days prior to closing.

On the following day, USRP and the Income Funds reached an oral agreement, subject to due diligence and approval of the USRP special committee and the Income Funds’ general partners, with regard to certain terms, under which USRP would acquire the Income Funds with the following aggregate consideration:

•	$150 million of a newly created class of USRP preferred stock;

•	$145 million of cash; and

•	14,705,882 shares of USRP common stock.

It was contemplated that a portion of Lone Star’s ownership interest would be sold upon closing of the proposed CNLRP transaction.

On January 21 and 22, 2004, representatives from USRP, Morgan Keegan and Locke Liddell & Sapp LLP, USRP’s legal counsel, met with representatives of the Income Funds and CNLRP, and their respective financial advisors, in Orlando. In addition, legal counsel for the Income Funds and CNLRP were in attendance. Due diligence meetings were held over the course of the two days and the parties discussed transaction process and timing as well as transaction terms not addressed in the oral agreements.

After reaching the preliminary oral agreement with USRP, the general partners directed Wachovia Securities to begin discussions with a targeted group of potential buyers regarding such entities’ interest in pursuing a transaction with any or all of the Income Funds at more attractive terms than those offered by USRP. Nine firms, including public real estate investment trusts, institutional investors and financial services firms, were contacted during the week of January 19, were given valuation parameters based upon the value of the USRP offer, were given a detailed information package, were granted access to Wachovia Securities bankers and were asked to provide a preliminary indication of interest by the close of business on February 4, 2004. On February 2, 2004, the general partners formalized the retention of Wachovia Securities through the execution of an engagement letter for each of the Income Funds.

On January 26, 2004, the CNLRP special committee reviewed the term sheet for the proposed transaction. The CNLRP special committee approved the engagement of Banc of America Securities as advisor to the CNLRP special committee for the transaction and asked that Mr. McWilliams negotiate an engagement letter with Legg Mason Wood Walker, Incorporated for a second fairness opinion in light of potential conflicts of interest of Banc of America Securities. These conflicts included Banc of America Securities acting as sole book-running manager for USRP’s public offering of 4,075,000 shares of common stock in October 2003 and Bank of America, N.A., an affiliate of Banc of America Securities, acting as agent and a lender under USRP’s senior credit facility, and USRP executed a waiver relating to such conflicts. Legg Mason does not have similar conflicts. The CNLRP special committee was briefed on due diligence findings. Banc of America Securities representatives joined the meeting by phone and reviewed the pro forma financial model and the major economic issues relating to the transaction. In addition, Banc of America Securities reviewed the proposed terms that USRP had proffered to the Income Funds. Shaw Pittman discussed the expected filings with the SEC and the various disclosure matters that would have to be addressed in connection with the proposed transaction. The CNLRP special committee agreed to reconvene February 18, 2004 to review further results of the due diligence.

Also on January 26, 2004, management of USRP and representatives of Morgan Keegan and Locke Liddell & Sapp met with the USRP special committee to discuss the terms under which a possible transaction would be completed and to update the USRP special committee on due diligence findings. In addition, from January 26 through February 17, 2004, the USRP special committee met on two occasions to discuss the status of negotiations with CNLRP and the Income Funds and the terms of the proposed transactions.

On February 2, 2004, Banc of America Securities was officially retained by CNLRP to assist the CNLRP special committee in exploring strategic alternatives, which included a transaction with USRP.

On February 4, 2004, three of the nine firms contacted by Wachovia Securities provided indications of interest regarding a potential transaction with the Income Funds.

•	One potential investor, which we refer to as “investor X,” an advisor that controls a large real estate opportunity fund, orally indicated an interest in acquiring the Income Funds for $470 million in cash. Wachovia Securities informed investor X that its offer did not meet the general partners’ valuation expectations, and investor X declined to increase its indication of interest.

•	A second potential investor, which we refer to as “investor Y,” a private real estate finance firm, indicated an interest in acquiring the Income Funds, but declined to provide specific valuation guidance. Investor Y indicated to Wachovia Securities that it was unwilling to devote the resources to provide a meaningful valuation range in the context of a competitive process.

•	A third potential investor, which we refer to as “investor Z,” a real estate opportunity fund manager, submitted an indication of interest to acquire the Income Funds at a valuation range of $510 million—$550 million in cash, subject to a 30-day exclusivity period followed by a 90-day due diligence period.

On February 4, 2004, representatives of CNLRP and USRP and their respective advisors participated in a conference call to review fourth quarter 2003 results and projections for 2004-2005. In February 2004, draft merger documents were circulated relating to both the CNLRP and Income Fund transactions.

On February 5, 2004, representatives from the Income Funds and CNLRP participated in a conference call to review the status of open due diligence items.

On February 12, 2004, the Income Fund general partners discussed the merits of the USRP offer and the indications of interest of investor X, investor Y and investor Z with their financial and legal advisors and, in light of their concerns regarding losing the USRP offer, which they considered more likely to be completed, the significant diligence and pricing risks and uncertainties associated with other indications of interest and the lack of an apparent superior offer, elected to move forward with the USRP offer.

On February 17, 2004, USRP withdrew its previous terms to CNLRP and presented revised terms based on increases in the trading price of USRP’s common stock since the date of the prior offer and questions regarding the assumptions utilized in CNLRP’s projections. Negotiations between USRP and CNLRP with regard to the outstanding proposals were suspended as a result of disagreements regarding valuation issues and the resulting exchange ratios. USRP also notified the Income Funds that it was reconsidering its previous terms to the Income Funds.

On February 18, 2004, the CNLRP special committee convened a meeting at which representatives of Legg Mason, Banc of America Securities, and Shaw Pittman were present. The CNLRP special committee was informed of USRP’s withdrawal of its previous terms and submission of its revised terms. Mr. McWilliams indicated that CNLRP had rejected the revised terms and was addressing subsequent steps with Banc of America Securities. Banc of America Securities reviewed strategic alternatives to the transaction with the special committee, including pursuing a public listing, listing and acquiring the Income Funds, liquidation, sale of CNLRP and merger into a different REIT. Positive and negative considerations of each alternative were reviewed. The CNLRP special committee agreed to suspend its due diligence unless and until such time as negotiations recommenced or an additional strategic alternative was formulated.

On February 25, 2004, representatives of USRP, CNLRP, the Income Funds and their respective financial advisors met at CNLRP’s offices in Orlando, Florida to continue their discussions regarding potential transaction terms and diligence issues that had been raised by the parties during the course of their negotiations. No agreement was reached regarding revised transaction terms.

In late February and early March, USRP, CNLRP and the Income Funds continued discussions sporadically and presented revised transaction proposals and alternatives to one-another. The CNLRP transaction remained a stock-for-stock merger transaction in which CNLRP stockholders would receive a combination of USRP common stock and shares of a new class of USRP preferred stock. The Income Funds transaction remained an acquisition in which Income Fund limited partners would receive a mixture of cash, preferred stock and USRP common stock. No agreement was reached regarding possible exchange ratios.

On March 10, 2004, the CNLRP special committee met and was informed that USRP was withdrawing its latest terms and that due diligence efforts were halted. Banc of America Securities representatives had reviewed other strategic alternatives with the CNLRP special committee at the February 18, 2004 meeting. At this meeting, Banc of America Securities provided the CNLRP special committee another alternative of a possible listing of CNLRP shares in conjunction with a public-market equity raise with the proceeds funding a cash offer for the Income Funds. Banc of America Securities reviewed the various potential advantages and considerations for such a scenario. The principal advantage discussed was that having a publicly traded security would afford CNLRP access to capital that it does not currently have the ability to exploit. Due to the relative uncertainty of the REIT market at that time, the CNLRP special committee determined not to pursue this option further at that time but did not rule out an offering as a future option.

Also on March 10, 2004, USRP notified the Income Funds that it was terminating discussions regarding the acquisition of the Income Funds. After the termination of negotiations with USRP in March 2004, the Income Fund general partners considered the possibility of reopening discussions with investor Z. The general partners did not reopen negotiations with investor Z because they determined that market conditions at the time, including a decline in REIT stock prices and an increase in interest rates, made it highly unlikely that investor Z, which had indicated an intention to utilize significant leverage in any transaction, could offer acceptable terms.

On March 12, 2004, Banc of America Securities informed CNLRP that Lone Star was proceeding with the sale of its USRP stock and further informed Mr. McWilliams that two members of the USRP special committee had an interest in meeting with CNLRP. The meeting was scheduled for May 18, 2004.

On May 10, 2004, Mr. McWilliams met with Mr. Stetson, Stacy Riffe (Chief Financial Officer of USRP) and Harry Davis (Chief Operating Officer of USRP) to discuss the scheduled May 18, 2004 meeting in Orlando between Messrs. Kropp and Dawson, board members of USRP, and the board of CNLRP. Messrs. McWilliams and Stetson expressed renewed interest in pursuing the CNLRP merger at pricing reflective of both the recent downturn in the REIT equity market and the resolution of certain valuation issues based on the projections of both USRP and CNLRP. USRP also expressed its interest in pursuing a revised offer for the Income Funds, to consist substantially of cash consideration. Thereafter, USRP contacted the Income Funds regarding its renewed interest, and the general partners elected to continue merger discussions with USRP.

On May 18, 2004, Messrs. Stetson, Kropp and Dawson attended a meeting in Orlando with CNLRP’s senior management and board, at which management issues were discussed. In addition, USRP and Income Fund representatives shared diligence information, and discussed possible structures (asset acquisition vs. merger) for a transaction between the parties.

On May 28, 2004, financial advisors to USRP and the Income Funds spoke regarding the impact of the decline in USRP’s common stock price. USRP’s financial advisors discussed prices for the Income Funds of $500 million to $525 million in the aggregate, which were lower than those discussed earlier in the year. Financial advisors to the Income Funds indicated that pricing at those levels, was well below the expectations of the general partners.

On June 1, 2004, the USRP special committee met with representatives of Morgan Keegan and USRP management to discuss revisions made to USRP’s evaluation of the CNLRP projections, revisions to the USRP projections and general changes in the REIT marketplace.

On June 7, 2004, Morgan Keegan informed Banc of America Securities that USRP was arranging a transaction in which Lone Star would sell between one-half and 100% of its ownership of USRP common stock.

On June 8, 2004, USRP filed a Prospectus Supplement to its Registration Statement on Form S-3 dated March 26, 2004 with respect to 2,000,000 shares (2,200,000 if the over-allotment is exercised) owned by Lone Star.

On June 12, 2004, Michael I. Wood, a representative of the Income Funds, spoke by phone with Mr. Stetson regarding the May 28, 2004 telephone conversation between advisors to USRP and the Income Funds. Mr. Wood expressed concern regarding the prices discussed by the advisors, and Mr. Stetson agreed to consider a higher price for the Income Funds.

On June 22, 2004, Messrs. Stetson and Kropp, with representatives from Morgan Keegan, met with Messrs. McWilliams and Shackelford, with representatives from Banc of America Securities, and the following transaction terms were orally agreed to, subject to final due diligence and approvals of the companies’ special committees.

The purchase price consideration per CNLRP common share would be a combination of:

•	0.7742 shares of USRP common stock for each share of CNLRP common stock, and

•	$4.00 worth of a newly created class of USRP preferred stock which would have a liquidation value of $25.00 per share, pay dividends at a rate of 7.5% per annum and be convertible into USRP common stock at 125% of the trading price of USRP’s common stock at the time of the signing of a definitive agreement.

On the same day, representatives of USRP and the Income Funds, and their respective advisors, met in Orlando to discuss potential transaction terms and each party’s financial projections. At this meeting, USRP and the Income Funds orally agreed to revised merger terms providing for USRP to acquire the Income Funds for consideration with a nominal value of $540 million, consisting of:

•	$450 million of cash and

•	3,750,000 shares of USRP Series A preferred stock.

Advisors and counsel, along with members of executive management of USRP, CNLRP and the Income Funds, reviewed the SEC filing process and the final due diligence plan. Within a few days, CNLRP fully reengaged in due diligence.

On June 23, 2004, the CNLRP special committee was informed of the status of the transaction and its terms. Messrs. McWilliams and Shackelford indicated that due diligence was again under way with a goal of signing a definitive merger agreement by early August 2004. The CNLRP special committee agreed to such process and agreed to reconvene on July 14, 2004.

On July 1, 2004, the USRP special committee and management team held a telephonic meeting to discuss the revised business terms of the proposed mergers, including the proposed exchange ratios and the proposed timing of the mergers. The USRP special committee agreed to proceed with the proposed transaction and authorized management to continue negotiating the terms of the definitive agreements.

On July 13, 2004, representatives and advisors of USRP, CNLRP and the Income Funds met in Dallas to discuss open due diligence items and expected synergies from the transaction. Following this meeting, each party began negotiating the terms of the merger agreements.

On July 14, 2004, representatives of Banc of America Securities provided to the CNLRP special committee a presentation that summarized the status of current negotiations and terms of the transaction as well as issues for consideration. Banc of America Securities representatives reviewed a summary of other strategic alternatives, including maintaining the status quo, pursuit of public listing, a public offering coupled with the acquisition of the Income Funds, a merger with another public REIT, sale of CNLRP and liquidation of CNLRP, analyzing the benefits and considerations of each approach and then reviewed the benefits and considerations of the transaction with USRP. Banc of America Securities noted its view that the transaction with USRP offered the greatest certainty of maximizing value and providing near-term liquidity for CNLRP stockholders. Representatives of Legg Mason indicated that Legg Mason was in agreement with Banc of America Securities’ recommendation based on its own independent analysis.

On July 28, 2004, representatives of USRP, CNLRP and the Income Funds and their advisors and legal counsel held a teleconference meeting regarding certain terms of the merger agreements.

During the week of August 2, 2004, USRP and its advisors provided the Income Funds with USRP’s proposed allocation of the Income Fund merger consideration among the Income Funds.

On August 5, 2004, USRP and CNLRP agreed to a minor revision to the terms of the Series C preferred stock. The Series C preferred stock will be convertible into common stock at a price of $19.50 per share.

On the same day, Banc of America Securities and Legg Mason made their preliminary fairness opinion presentations to the CNLRP special committee. Members of the due diligence team presented their findings. Shaw Pittman summarized the material terms of the merger agreement for the CNLRP special committee and answered questions of the special committee. The meeting was adjourned until the following day.

The CNLRP special committee resumed the meeting the following morning. Upon completing its deliberations, the CNLRP special committee unanimously approved the transaction for recommendation to the full board, subject to the bring-down due diligence call and the delivery of CNLRP’s financial advisors’ final fairness opinions. At a special meeting of the CNLRP board of directors, CNLRP’s full board of directors accepted the special committee’s recommendation and unanimously approved the CNLRP merger and the CNLRP merger agreement, declared them advisable, and resolved to recommend that CNLRP’s stockholders approve the CNLRP merger and the CNLRP merger agreement, subject to the bring-down due diligence call and the delivery of CNLRP’s financial advisors’ final fairness opinions.

On August 6, 2004, the USRP special committee held a meeting at the offices of USRP to consider the mergers with CNLRP and the Income Funds. Representatives of USRP’s management, Locke Liddell & Sapp and Morgan Keegan were present. At the meeting, representatives of Locke Liddell & Sapp explained the material terms of the merger agreements and stockholder agreements and again advised the USRP special committee of its fiduciary duties in connection with the mergers. At this meeting, representatives of Morgan Keegan also presented to the USRP special committee its financial analysis of the proposed mergers. Morgan Keegan concluded its presentation by delivering to the USRP special committee its oral opinion, confirmed in writing, that as of the date thereof and based upon and subject to the assumptions, limitations and qualifications set forth in the opinion, the consideration payable in the mergers was fair, from a financial point of view, to USRP and its stockholders. During and after these presentations, the USRP special committee engaged in extensive discussions of the advantages and disadvantages of the proposed mergers. Following such presentations and discussions, the USRP special committee concluded that the proposed mergers were in the best interests of USRP and its stockholders and unanimously approved the merger agreements and the transactions contemplated thereby and resolved to recommend that the USRP board of directors approve the mergers and the related merger agreements.

Also on August 6, 2004, the USRP board of directors conducted a special meeting to evaluate and approve the mergers. At that meeting, the USRP board of directors received a report from representatives of the USRP special committee that Morgan Keegan had delivered an opinion to the USRP special committee as to the fairness of the consideration payable in the mergers. In addition, the representatives of the USRP special committee reported that the committee had approved the merger agreements and the transactions contemplated thereby and delivered its recommendation that the USRP board of directors recommend the mergers and the transactions contemplated thereby to the USRP stockholders. The USRP board of directors accepted the USRP special committee’s recommendation and unanimously approved the CNLRP merger and the Income Fund mergers, declared them advisable and resolved to recommend that the USRP stockholders approve the CNLRP merger and the Income Fund mergers and the related merger agreements.

On August 6, 2004, the Income Fund general partners held a meeting to evaluate and approve the mergers with USRP. At that meeting, representatives of Wachovia Securities made their preliminary fairness opinion presentation to the Income Fund general partners. Baker & Hostetler, participating telephonically, reviewed material terms of the merger agreements and answered questions of the Income Fund general partners. Following the presentations and discussions, the general partners concluded that the proposed mergers were in the best interests of the Income Funds and unanimously approved the merger agreements and the transactions contemplated thereby.

On August 9, 2004, following a bring-down due diligence call, in which counsel and advisors for USRP, CNLRP and the Income Funds participated, all parties unanimously approved the merger agreements and the signature pages to the merger agreements and related documents were released from escrow. CNLRP’s and the Income Funds’ financial advisors delivered opinions that, as of that date, the merger consideration to be received by the CNLRP stockholders or the limited partners of each Income Fund, as applicable, was fair from a financial point of view. USRP’s financial advisor delivered an opinion that, as of that date, the merger consideration payable in the mergers was fair to USRP’s stockholders from a financial point of view. USRP publicly announced the proposed transactions in a press release that morning.

On December 7, 2004, each of the Income Fund merger agreements was amended to provide that the Income Fund general partners will receive $1.00 ($18.00 in the aggregate) in exchange for their general partnership interests in each of the Income Funds in lieu of the consideration originally specified in the Income Fund merger agreements. All other cash amounts and shares of Series A preferred stock that would otherwise have been received by the Income Fund general partners in exchange for their general partnership interests will be allocated to the Income Fund limited partners in accordance with their limited partnership interests. The Income Fund general partners proposed and entered into these amendments in order to maximize the merger consideration to be received by the Income Fund limited partners.

Determination of Merger Consideration

The determination of the value of the merger consideration was the result of arm’s-length negotiations between the parties.

The CNLRP merger

In arriving at the value of the merger consideration in the CNLRP merger, the parties to the CNLRP merger considered the following factors:

•	the current fair market value and historical trading prices of the USRP common stock;

•	the remaining lease terms for the properties of USRP and CNLRP;

•	a current assessment of the REIT market; and

•	the additional value created by anticipated synergies and the elimination of overlapping functions.

In arriving at the exchange ratio in the CNLRP merger, the parties considered the following factors:

•	the debt/total asset ratios of the parties, both on a stand alone basis and a combined basis; and

•	the accretive and dilutive effects of issuing additional USRP common stock.

In electing to use a fixed exchange ratio, the parties considered the following factors:

•	a fixed exchange ratio is appropriate in view of the long-term strategic purposes of the CNLRP merger because it captures the relative contribution of each party based on fundamental financial factors and avoids relative fluctuations in stock prices caused by near-term volatility between the time of the signing of the merger agreement and the time the merger is completed; and

•	an exchange ratio that does not fluctuate with stock prices provides substantial certainty about the number of shares to be issued.

The Income Fund mergers

In arriving at the value of the merger consideration in the Income Fund mergers, the parties to the Income Fund mergers considered the following factors:

•	the remaining lease terms for the properties of the Income Funds;

•	the age of the leases included in the Income Fund property portfolios;

•	the ability of USRP to leverage the Income Fund property portfolio; and

•	the current fair market value and historical trading prices of the USRP Series A preferred stock.

In the course of negotiations, the parties to the merger agreements had access to valuation analyses prepared by their respective financial advisors, as well as analyses prepared by their respective officers and employees. These analyses included discounted cash flow analyses, comparable company FFO and EBITDA multiples, comparable transaction analyses, historical USRP common and preferred stock trading ranges, relative contribution analyses and dividend yield analyses. In addition, CNLRP and the Income Funds had access to net asset value analyses.

Reasons for the Mergers

USRP’s Reasons for the Mergers

At a special meeting held on August 6, 2004, after due consideration and consultation with legal and financial advisors, the USRP board of directors, based on the unanimous recommendations of the USRP special committee, unanimously:

•	determined that the CNLRP merger, the CNLRP merger agreement and the transactions contemplated thereby, including the issuance of USRP common and preferred stock and the nomination of additional directors to the USRP board, are in the best interests of USRP and its stockholders from a financial and procedural point of view;

•	approved the CNLRP merger agreement;

•	directed that the CNLRP merger agreement be submitted for consideration by the USRP stockholders;

•	determined that the Income Fund mergers, the Income Fund merger agreements and the transactions contemplated thereby, including the issuance of USRP preferred stock, are in the best interests of USRP and its stockholders from a financial and procedural point of view;

•	approved the Income Fund merger agreements;

•	directed the Income Fund merger agreements be submitted for consideration by the USRP stockholders; and

•	recommended that USRP’s stockholders vote in favor of and approve the CNLRP merger agreement and the Income Fund merger agreements and approve the CNLRP merger and the Income Fund mergers and adopt the CNLRP merger agreement and the Income Fund merger agreements.

In the course of evaluating the CNLRP merger and the Income Fund mergers, the USRP special committee consulted with USRP’s management, as well as its outside legal counsel and its financial advisors, throughout the process and considered the following material factors;

•	the mergers will provide USRP with a unique opportunity to enhance its portfolio by expanding into new markets, broadening its tenant relationships and increasing its concentration on existing markets, which USRP’s management believes could not be replicated through acquisitions of individual assets;

•	the increased capacity of the merged company to support the chain restaurant industry with a wide range of financial services in addition to the traditional sale/leaseback transactions, including merger and financing advisory services, real estate development and property exchange programs;

•	the potential for greater access to credit markets resulting from the increased size and stabilization of the combined company’s balance sheet;

•	the diversification of the investment portfolio of the combined entity over a larger number of restaurant properties and a broader group of restaurant types and tenants and geographic locations, reducing the dependence of investment upon the performance of, and the exposure to the risks associated with, the particular group of restaurant properties currently owned by USRP;

•	the size of the combined entity, with a potential $2.5 billion in assets, making it one of the largest triple-net REITs in the United States;

•	the enhanced liquidity provided to USRP stockholders through the significant increase in the number of outstanding shares of common and preferred stock following the mergers and the broadening of USRP’s stockholder base;

•	the greater interest of securities analysts and institutional investors in a larger, combined entity, making it potentially easier for the combined entity to raise capital on more favorable terms and potentially increasing trading volume, and, as a result, liquidity, of the combined entity’s stock;

•	the expectation that the merger would be accretive to USRP’s funds from operations;

•	the complementary businesses of USRP, CNLRP and the Income Funds and the opportunities for administrative and operational economies of scale and cost savings for the combined entity, although such savings are difficult to quantify;

•	the intended treatment of the CNLRP merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

•	the opinion of Morgan Keegan, which provides that, as of the date of such opinion and based on and subject to the assumptions, qualifications and limitations described in its opinion, the mergers are fair from a financial point of view to the stockholders of USRP. Copies of the written opinion, dated as of August 6, 2004, which discusses the procedures followed, assumptions made, matters considered and the limitations of the reviews undertaken by Morgan Keegan in connection with its opinion, is attached hereto as Annex E to this joint proxy statement/prospectus and is incorporated in this joint proxy statement/prospectus by reference. USRP stockholders are urged to read the Morgan Keegan opinion in its entirety. See “—Opinions of Financial Advisors.”

In reaching its conclusion that the mergers are in the best interests of USRP’s stockholders, the USRP special committee also considered, but did not assign relative weight to, the following factors. Although the USRP special committee viewed these as potentially negative factors with respect to the mergers, it believed these factors to be outweighed by the positive factors set forth above:

•	the potential difficulties associated with combining the multiple business enterprises of the size and scope of USRP, CNLRP and the Income Funds and the possibility that, as a result, the anticipated benefits to USRP and its stockholders might not be fully realized;

•	the restrictions in the merger agreements on the operation of USRP’s business during the period between the signing of the merger agreements and the completion of the mergers;

•	the break-up fees to be paid to CNLRP and the Income Funds if the USRP board of directors approves and recommends an acquisition proposal from another entity and in certain other circumstances;

•	the likelihood that the solicitation and filing processes relating to the mergers will be time-consuming and costly;

•	the fact that a significant number of the property leases of certain of the Income Funds will expire within the next five years and the risk that the combined company may not be able to renew the leases or re-lease the properties on acceptable terms;

•	that, at June 30, 2004, properties representing 8.8% of the annual rents of CNLRP were subject to bankruptcy proceedings;

•	the possibility that the financial market’s perception of the mergers could lead to a decrease in the trading price of the USRP common stock;

•	the awareness that the combined company will be subject to market risks in subsequent attempts to raise capital and may result in negative recommendations by research analysts if it fails to meet performance projections;

•	the significant cost involved in connection with completing the mergers and the substantial amount of management time and effort required to effect the mergers; and

•	the likely adverse affect of the mergers on USRP’s credit rating due to the combined company’s increased level of indebtedness.

The USRP special committee also considered that the CNLRP merger agreement provides for a fixed exchange ratio of .7742 shares of USRP common stock (and .16 shares of USRP Series C Preferred) per share of CNLRP common stock and that the value of the consideration to be paid in the CNLRP merger depends, in part, on the value of the USRP common stock at the time of the consummation of the merger. The USRP special committee realized that there can be no assurance about future results, including results expected or considered in the factors listed above. However, the USRP special committee concluded that the potential positive factors outweighed the potential risks of completing the mergers.

The foregoing discussion of the information and factors considered by the USRP special committee is not exhaustive, but includes material factors considered by the USRP special committee. In view of the wide variety of factors considered by the USRP special committee in connection with its evaluation of the mergers and the complexity of such matters, the USRP special committee did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The USRP special committee discussed the factors described above, asked questions of USRP’s management and USRP’s legal and financial advisors and reached general consensus that the mergers were advisable to USRP’s stockholders. In considering the factors described above, individual members of the USRP special committee may have given different weight to different factors and may have applied different analyses to each of the material factors considered by the USRP special committee.

CNLRP’s Reasons for the CNLRP Merger

At a special meeting held on August 6, 2004, after due consideration and consultation with financial and other advisors, the CNLRP board of directors, based on the unanimous recommendation of the CNLRP special committee and subject to the bring-down due diligence call and delivery of the fairness opinions by the financial advisors to the CNLRP special committee on August 9, 2004, unanimously:

•	determined that the CNLRP merger, CNLRP merger agreement and transactions contemplated thereby are advisable to CNLRP and its stockholders;

•	approved the CNLRP merger agreement; and

•	directed that the CNLRP merger agreement be submitted for consideration by CNLRP’s stockholders.

In the course of evaluating the CNLRP merger, the CNLRP special committee consulted with CNLRP’s management, as well as its outside legal counsel and its financial advisors, and considered the following material factors:

•	the enhanced liquidity provided to CNLRP stockholders through receipt of NYSE-listed securities in exchange for their CNLRP common stock, for which there is currently no established trading market;

•	the value of the merger consideration to be received by CNLRP’s stockholders, including the historical market prices and trading information of USRP common stock;

•	the complementary businesses of CNLRP, USRP and the Income Funds and the opportunities for administrative and operational economies of scale and cost savings for the combined company, although such savings are difficult to quantify;

•	the diversification of the investment portfolio of the combined entity over a larger number of restaurant properties and a broader group of restaurant types and tenants and geographic locations, reducing the dependence upon the performance of, and the exposure to the risks associated with, the particular group of restaurant properties currently owned by CNLRP;

•	that CNLRP stockholders would own approximately 60.7% of the outstanding common stock of the combined entity;

•	the provision under CNLRP’s Second Amended and Restated Articles of Incorporation, as amended, requiring CNLRP to list its shares of common stock on a national securities exchange or over-the-counter market by December 31, 2005 or commence an orderly disposition of CNLRP’s properties;

•	the corporate governance aspects of the CNLRP merger, including that a majority of the directors serving on the board of directors of the combined entity will be former CNLRP directors or directors appointed by CNLRP and that the management of CNLRP will be the management of the combined company, which means that the experience of these persons will be retained;

•	the intended treatment of the CNLRP merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•	the greater interest of securities analysts and institutional investors in a larger, combined company, making it potentially easier for the combined company to raise capital on more favorable terms and potentially increasing trading volume, and, as a result, liquidity, of the combined company’s stock;

•	the size of the combined entity, with a potential $2.5 billion in assets, making it one of the largest triple-net REITs in the United States;

•	the enhanced access that the combined company will have to debt and equity capital markets, which will provide an opportunity for the combined company to have a more flexible capital structure than CNLRP currently has;

•	the ability of the combined company to use its NYSE-listed securities to make acquisitions of properties and other companies;

•	the opportunity of the combined company to use its much larger property portfolio as a source of assets for investment property sales; and

•

the opinions of each of Banc of America Securities and Legg Mason, which provide that, as of the date of such opinions and based on and subject to the assumptions, qualifications and limitations described in their respective opinions, the merger consideration is fair from a financial point of view to the holders of CNLRP common stock. Copies of the written opinions of Banc of America Securities and Legg Mason, dated as of August 9, 2004 and August 5, 2004, respectively, which discuss the procedures followed, assumptions made, matters considered and the limitations of the reviews undertaken by each of Banc of

America Securities and Legg Mason in connection with their respective opinions, are attached hereto as Annex F and Annex G, respectively, to this joint proxy statement/prospectus and are incorporated in this joint proxy statement/prospectus by reference. CNLRP stockholders are urged to read the Banc of America Securities and Legg Mason opinions in their entirety. See “—Opinions of Financial Advisors.”

In its evaluation of the mergers, the CNLRP special committee also considered, but did not assign relative weight to, the following factors. Although the CNLRP special committee viewed these as potentially negative factors with respect to the mergers, it believed these factors to be outweighed by the positive factors set forth above:

•	the challenges inherent in the combination of multiple business enterprises of the size and scope of CNLRP, USRP and the Income Funds;

•	the restrictions in the CNLRP merger agreement on the operation of CNLRP’s business during the period between the signing of the CNLRP merger agreement and the completion of the merger;

•	the break-up fee to be paid to USRP if the CNLRP board of directors approves and recommends an acquisition proposal from another entity and in certain other circumstances;

•	the break-up expenses to be paid by CNLRP to USRP if USRP terminates the CNLRP merger agreement for certain reasons;

•	the likelihood that the solicitation and filing processes relating to the mergers will be time-consuming and costly;

•	the substantial level of indebtedness of the combined company;

•	former CNLRP stockholders will receive lower anticipated aggregate distributions ($1.32 per year) on the common stock and Series C preferred stock they will receive as merger consideration than the distributions historically paid on each share of CNLRP common stock ($1.52 per year);

•	the Series C preferred stock to be issued in the CNLRP merger may trade at a price less than the $25.00 per share liquidation preference;

•	the combined company’s increased holdings in properties operated as certain restaurant concepts and the underwriting criteria utilized for certain properties prior to the consummation of the mergers;

•	the awareness that the combined company will be subject to market risks in subsequent attempts to raise capital and may be subject to negative recommendations by research analysts if it fails to meet performance projections;

•	concerns relating to USRP’s record-keeping, potential environmental clean-up expenses and internal accounting controls raised in the course of CNLRP’s due diligence;

•	the existing conflicts of interest between CNLRP and individuals serving as Income Fund general partners, which conflicts were mitigated by certain steps taken, such as the creation of the CNLRP special committee and the securing of fairness opinions from Banc of America Securities and Legg Mason, to ensure that the mergers would not be affected by such conflicts; and

•	the risk that the anticipated benefits, long-term as well as short-term, of the CNLRP merger for CNLRP’s stockholders might not be realized.

The CNLRP special committee also considered that the merger agreement provides for a fixed exchange ratio of .7742 shares of USRP common stock (and .16 shares of USRP Series C preferred stock) per share of CNLRP common stock and that the value of the consideration to be received in the merger by CNLRP stockholders depends, in part, on the value of the USRP common stock and USRP Series C preferred stock at the time of the merger. The CNLRP special committee realized that there can be no assurance about future results, including results expected or considered in the factors listed above. However, the CNLRP special committee concluded that the potential positive factors outweighed the potential risks of completing the CNLRP merger.

The foregoing discussion of the information and factors considered by the CNLRP special committee is not exhaustive, but includes material factors considered by the CNLRP special committee. In view of the wide variety of factors considered by the CNLRP special committee in connection with its evaluation of the merger and the complexity of such matters, the CNLRP special committee did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The CNLRP special committee discussed the factors described above, asked questions of CNLRP’s management and CNLRP’s legal and financial advisors and reached general consensus that the merger was advisable to CNLRP’s stockholders. In considering the factors described above, individual members of the CNLRP special committee may have given different weight to different factors and may have applied different analyses to each of the material factors considered by the CNLRP special committee.

Income Funds’ Reasons for the Income Fund Mergers

As described above in the section entitled “Background of the Mergers,” the general partners of the Income Funds approved the Income Fund mergers, the Income Fund merger agreements and the transactions contemplated by those agreements on August 6, 2004. The general partners believe that the terms of the Income Fund mergers, the Income Fund merger agreements and the other transactions contemplated by those agreements are fair, from a financial point of view, to, and in the best interests of the holders of Income Fund interests. Accordingly, the general partners recommend approval by the Income Fund limited partners of the Income Fund mergers and the transactions contemplated by the Income Fund merger agreements.

In reaching their conclusion to approve the Income Fund mergers and the Income Fund merger agreements, the general partners consulted with the Income Funds’ legal counsel and accountants, and were advised by Wachovia Securities, the general partners’ financial advisor in this transaction. The general partners considered the short-term and long-term interests of the Income Fund limited partners.

After taking into consideration all of the factors described below, the general partners determined that the potential benefits of the Income Fund mergers outweighed the potential detriments associated with such mergers. In particular, the general partners considered the following factors, all of which they deemed favorable to a decision to pursue the Income Fund mergers in reaching their decision to approve the Income Fund mergers and the Income Fund merger agreements:

•	the facts that (i) the general partners authorized Wachovia Securities to approach a select group of potential buyers to ascertain their interest in acquiring any or all of the Income Funds upon more favorable terms than those being offered by USRP, (ii) several prospective acquirors conducted diligence investigations of the Income Funds, and (iii) the general partners determined that none of the indications of interest that were received were as attractive to the limited partners as the USRP offer, taking into account both price and likelihood of completing the transaction;

•	the terms and conditions of the Income Fund merger agreements, particularly the provisions giving the general partners the right, subject to certain conditions, to modify or withdraw their recommendation with respect to any of the Income Funds and to terminate the applicable Income Fund merger agreements in the event of the receipt of a superior takeover proposal;

•	the fact that each Income Fund merger is subject to the approval of such Income Fund’s limited partners, and that each Income Fund’s limited partners have the option to reject the merger of such Income Fund with a subsidiary of USRP’s operating partnership;

•	the belief of the Income Fund general partners that the timing of the Income Fund mergers is favorable, in light of (i) the Income Fund general partners’ perception of general real estate market conditions and (ii) the fact that a significant portion of the leases of certain of the Income Funds are approaching their expiration dates;

•	the potential inability of the Income Funds to continue their current rate of distributions indefinitely, due to tenant delinquencies and defaults and the uncertainties associated with re-leasing of properties following lease expiration; and

•	the opinions, analyses and presentations of Wachovia Securities described in “—Opinion of Financial Advisor” below, including the opinion of Wachovia Securities to the effect that, as of the date of its opinion, and based upon and subject to those matters set forth therein, the merger consideration to be received by the holders of Income Fund interests pursuant to the Income Fund merger agreements was fair, from a financial point of view, to such holders.

In early 2003 representatives of the general partners considered various strategic alternatives for the Income Funds. Alternatives considered included the following:

•	consolidation of the Income Funds;

•	sale of the Income Funds to a listed REIT for stock;

•	liquidation of the Income Funds through a portfolio sale;

•	liquidation of the Income Funds through sale of individual properties over 3 to 5 years; and

•	consolidation into a newly-formed REIT.

Advantages and disadvantages of the various alternatives were considered, including the expected values and cash flows, timing and transactional risks, market acceptance and liquidity. The general partners concluded that the Income Fund mergers were the best and most reasonably certain alternatives to achieve the greatest liquidity for the limited partners within a reasonable time based upon the analysis of all of these factors.

The general partners also considered whether the other alternatives described above, including liquidating the Income Funds on a property-by-property basis, might be more attractive to the limited partners, but determined that the Income Fund mergers were more likely to lead to a more desirable result than these other alternatives. In reaching this determination, the general partners did not conduct a liquidation valuation analysis of the portfolio. However, the net asset value analysis described in “Opinions of the Income Funds’ Financial Advisor,” which was relied upon by the Income Fund general partners in reaching their recommendation, addresses the value of the Income Funds’ underlying real estate and is roughly analogous to a liquidation analysis.

The Income Fund general partners had access to similar internally-generated net asset analyses while negotiating the Income Fund merger consideration and considering other alternatives to the Income Fund mergers.

The general partners also considered the following potentially negative factors in their deliberations concerning the Income Fund mergers and the Income Fund merger agreements:

•	the Series A preferred stock to be issued in the Income Fund mergers may trade at a price less or possibly substantially less than the $25.00 per share liquidation preference;

•	the Income Fund limited partners have substantially less voting rights in the combined company than they do in the Income Funds;

•	the Income Fund limited partners will be forgoing their right to share in the future appreciation of Income Fund assets and to receive future distributions from the Income Funds, including distributions of net sales proceeds;

•	the value of future distributions from the Income Funds could be higher than the value of the merger consideration to be received by the limited partners in the Income Fund mergers;

•	the Income Fund mergers are taxable transactions, and, as a result, holders of Income Fund partnership units generally will be required to pay taxes on any gain as a result of their receipt of the merger consideration; and

•	the significant costs involved in connection with completing the Income Fund mergers.

In the course of making their determination, the general partners recognized that, as directors and stockholders of CNLRP, they have interests that conflict with their duties as general partners. The general partners will receive aggregate merger consideration of 4,800,294 shares of USRP common stock and 992,052 shares of USRP Series C preferred stock in exchange for their CNLRP common stock if the CNLRP merger is consummated.

After considering these factors, the general partners determined that the potential benefits of the Income Fund mergers outweighed the potential detriments associated with such mergers.

The above discussion of the information and factors considered by the general partners is not meant to be all-inclusive, but describes all material factors considered by the general partners as part of (i) the determination that the Income Fund mergers and the Income Fund merger agreements are fair, from a financial point of view to, and in the best interests of, the holders of Income Fund interests, and (ii) the recommendation that the limited partners approve and adopt the Income Fund mergers and the Income Fund merger agreements. In view of the wide variety of factors considered by the general partners, the general partners did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered. The general partners viewed their position and recommendation as being based on the totality of the information presented to and considered by them.

Recommendations of Boards of Directors and General Partners

Recommendation of the USRP Board of Directors

The USRP board of directors has unanimously approved the CNLRP merger and the Income Fund mergers, the respective merger agreements and the other transactions contemplated by the merger agreements and believes that the terms of the mergers are advisable to USRP and its stockholders. Accordingly, the USRP board of directors unanimously recommends that USRP’s stockholders vote in favor of and approve the mergers and adopt the merger agreements.

Recommendation of the CNLRP Board of Directors

The CNLRP board of directors has unanimously approved the CNLRP merger, the CNLRP merger agreement and the other transactions contemplated by the CNLRP merger agreement and believes that the terms of the CNLRP merger are advisable to CNLRP and its stockholders. Accordingly, the CNLRP board of directors unanimously recommends that CNLRP’s stockholders vote in favor of and approve the CNLRP merger and adopt the CNLRP merger agreement.

Recommendation of the Income Fund General Partners

The Income Fund general partners have unanimously approved the Income Fund mergers, the Income Fund merger agreements and the other transactions contemplated by the Income Fund merger agreements and believe that the terms of the Income Fund mergers are in the best interests of the Income Funds. Accordingly, the Income Fund general partners unanimously recommend that the limited partners of each Income Fund vote in favor of and approve the applicable Income Fund merger and adopt the applicable Income Fund merger agreement.

Opinions of Financial Advisors

Opinion of USRP’s Financial Advisor

In February 2004, the USRP board of directors retained Morgan Keegan to act as its financial advisor to review various strategic alternatives, including the potential mergers involving CNLRP and the Income Funds. The USRP board of directors selected Morgan Keegan to act as financial advisor in connection with the proposed mergers because Morgan Keegan is (i) a nationally recognized investment banking firm with substantial experience in the real estate industry, (ii) has substantial experience acting as a financial advisor to public companies engaged in merger and acquisition transactions and opining as to the fairness, from a financial point of view, of such transactions, and (iii) has a long-standing relationship with USRP and the USRP board of directors.

On August 6, 2004, Morgan Keegan delivered its written opinion to the USRP board of directors, that, based upon and subject to the considerations and assumptions contained in the opinion, the mergers were fair from a financial point of view to USRP stockholders.

The full text of the written opinion of Morgan Keegan, dated as of August 6, 2004, which sets forth the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Keegan in rendering its opinion is attached hereto as Annex E and is incorporated by reference. This summary of the opinion is qualified in its entirety by reference to the full text of the opinion. The opinion of Morgan Keegan was provided for the information and assistance of the USRP board of directors in connection with its consideration of the mergers and is not a recommendation as to how any holder of USRP stock should vote with respect to the mergers. The opinion addresses only the fairness of the mergers from a financial point of view to the USRP stockholders. USRP stockholders should read carefully the opinion in its entirety.

In connection with rendering its opinion, Morgan Keegan, among other things:

•	reviewed the draft merger agreements, dated August 2, 2004;

•	reviewed certain publicly available business and financial information relating to USRP, CNLRP and the Income Funds;

•	reviewed certain other information provided to Morgan Keegan by USRP, CNLRP and the Income Funds and discussed the business prospects with management of each respective entity;

•	reviewed operating results and financial position for USRP, CNLRP and the Income Funds for fiscal years ended December 31, 2001 through 2003, as well as operating results and financial position for the interim six months ended June 30, 2004 and the projected fiscal years ending 2004 and 2005;

•	reviewed the reported historical prices and historical trading activity of USRP’s common stock;

•	compared and considered the financial performance of USRP with that of certain other publicly traded companies and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain other business combinations and other transactions that Morgan Keegan deemed relevant;

•	analyzed the schedule of current lease payments by property for the respective companies, estimating capitalization rates for individual properties based on characteristics that Morgan Keegan deemed relevant to property values; and

•	performed such other analyses and considered such other factors as Morgan Keegan deemed appropriate.

With respect to financial forecasts, Morgan Keegan assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements as to future financial performance of USRP, CNLRP and the Income Funds.

Morgan Keegan assumed no responsibility for independent verification of any of the foregoing information and relied on its being complete and accurate in all material respects.

Morgan Keegan did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of USRP, CNLRP or the Income Funds, nor was Morgan Keegan furnished with any such evaluations or appraisals other than that provided by an outside ERISA reporting consultant to CNLRP and the Income Funds for the purposes of ERISA reporting to holders of equity securities (referred to as the “ERISA consultant”).

Valuation Analysis

In assessing the fairness of the mergers from a financial point of view to the USRP stockholders, Morgan Keegan compared the value of the consideration to be delivered by USRP pursuant to the merger agreements with the values of CNLRP and the Income Funds.

Valuation of the Merger Consideration to be Delivered by USRP

To the extent CNLRP fails to obtain sufficient votes to approve the CNLRP merger, neither USRP nor the Income Funds would be obligated to proceed with the Income Fund mergers. If Income Funds totaling less than 75% of the Income Funds’ aggregate value vote to approve the Income Fund mergers, the Income Funds would not be obligated to proceed with the Income Fund mergers, and USRP would not be obligated to proceed with the Income Fund mergers and/or the CNLRP merger. Accordingly, Morgan Keegan has evaluated the fairness of the mergers from a financial point of view in the event 100% of the Income Funds approve the Income Fund mergers and 75% of the Income Funds approve the Income Fund mergers. The various Income Funds have a diverse set of characteristics, including weighted average remaining lease terms, tenant credit quality, percentage rent contribution, etc.; therefore, different capitalization rates and valuation multiples have been applied to the constituent funds to derive the purchase price by fund. Analyses reflected herein for the 75% Income Fund approval present pro rata 75% of the operating results and financial position.

The following table sets forth the value of the consideration to be delivered in the mergers.

		100% of Income Funds		75% of Income Funds
	Fair Value Per Share	# Shares	Aggregate Value	# Shares	Aggregate Value
Cash on Income Funds Balance Sheets	NA	NA	$30.0	NA	$22.5
Cash	NA	NA	$420.0	NA	$315.0
Series A Preferred Stock	$23.45	3.75	$87.9	2.81	$66.0
Series C Preferred Stock	$23.99	7.24	$173.7	7.24	$173.7
USRP Common Stock	$15.39	35.03	$539.1	35.03	$539.1

Total Equity Value of Merger Consideration			$1,250.7		$1,116.3

Note: USRP common stock and Series A preferred stock values are based upon twenty day trading averages from July 9, 2004 through August 5, 2004. The Series C value was based upon the average of the component parts analysis and comparable convertible preferred securities analyses as explained below.

Valuation of USRP Common Stock

Morgan Keegan evaluated the value of USRP common stock by comparing the funds from operations (“FFO”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”) trading multiples for comparable companies as of August 4, 2004. Morgan Keegan also evaluated the dividend yield and trading analysis of other triple net lease REITs since January 1, 2002. USRP common stock closing prices were also analyzed to determine the historical averages and trading ranges. Finally, Morgan Keegan performed a net asset value analysis for USRP. Based on 2004E and 2005E FFO and EBITDA multiples and dividend yields, after consideration for relative market capitalization sizes and payout ratios, Morgan Keegan believes the USRP common stock to be valued at the top end of the range of fair value. The USRP common stock traded predominately in the range of $15.00 to $15.50 over the two months preceding the date of Morgan Keegan’s opinion; although the price has been substantially greater over the trailing twelve months. Morgan Keegan’s evaluation of the USRP net asset value approximates the current stock price, adjusted for a slight liquidity premium. Based on these factors, Morgan Keegan believes the USRP common stock to be currently fairly valued by the public market ($15.06 – 1 day trading to $15.41 – 60 day trading).

Valuation of USRP Series A and Series C Preferred Stock

Morgan Keegan analyzed prices, dividend yields, conversion premiums, credit ratings and other characteristics of certain REIT convertible preferred stock public securities Morgan Keegan deemed relevant to the Series A and Series C preferred stock. Because of the small data set of convertible preferred stock issues with similar characteristics, Morgan Keegan analyzed similar characteristics of certain straight preferred offerings Morgan Keegan deemed relevant to Series A and Series C preferred stock and considered separately the value attributable to the conversion feature of the Series A and Series C preferred stock. Morgan Keegan also analyzed the market yields of such analogous securities relative to the stated dividend rate of the Series A and Series C preferred stock, adjusted for various considerations.

Morgan Keegan computed the value of an option to purchase USRP common stock using the Black-Scholes and Binomial models, and adjusted estimated market yields given the above analyses for the estimated value of the conversion features of Series A and Series C preferred stock.

Series A Preferred Stock Valuation

The selected convertible preferred securities were deemed to be the most comparable to the currently outstanding Series A preferred stock based on the current conversion premium being greater than 50% and the fact that they carry below investment grade credit ratings. Based on conversion premiums, current yields and credit ratings of comparable securities, Morgan Keegan believes the USRP Series A preferred stock is fairly valued at $23.22 to $23.65 as represented by the last 20 day trading range.

Series C Preferred Stock Valuation

Based on conversion premiums, current yields and credit ratings of comparable securities, Morgan Keegan believes the USRP Series C preferred stock should carry a yield at the top end of the range of analogous securities of 6.65% to 8.27% due to the generally higher conversion premium than selected securities. The component parts analysis that values the USRP Series C preferred stock as a straight preferred stock and an option to purchase USRP common stock indicates a per share value between $23.17 to $23.41. Morgan Keegan considers the public market value of the USRP Series A preferred stock to be the best proxy for the value of the USRP Series C preferred stock as the issues will be pari passu with respect to rights to scheduled dividends and assets on liquidation. The Series C has a lower dividend rate but a lower conversion premium that Morgan Keegan believes largely offset one another in the valuation of the Series C preferred stock. Hence, Morgan Keegan believes the two classes should be valued roughly similarly.

Valuation of CNLRP and the Income Funds

Peer Group Analysis. Morgan Keegan assessed the relative value of CNLRP and the Income Funds combined (referred to as the “Counterparty”) based on a variety of financial metrics. Morgan Keegan compared the Counterparty’s projected financial performance with the performance of its respective Peer Group for 2004E and 2005E, deriving valuation multiples by analyzing the specific Peer Group financial information. Morgan Keegan then applied these valuation multiples to the Counterparty’s estimated FFO and EBITDA for the fiscal years ending December 31, 2004 and 2005 to derive an implied range of equity values and prices per share.

The following companies were deemed to be comparable to USRP and the Counterparty:

•	Agree Realty Corporation

•	Capital Automotive REIT

•	Commercial Net Lease Realty, Inc.

•	Entertainment Properties Trust

•	Getty Realty Corp.

•	Hospitality Properties Trust

•	Lexington Corporate Partners

•	Realty Income Corporation

100% approval of the Income Funds

						Range of Implied Equity Values (millions)
Equity Value to:	Range	Mean		Median		Mean	Median
2004E FFO	10.5x – 14.4x	12.3	x	12.1	x	$1,245.6	$1,225.4
2005E FFO	10.0x – 14.0x	11.6	x	11.3	x	$1,208.7	$1,182.6
2004E EBITDA	11.5x – 13.9x	12.8	x	12.8	x	$1,536.0	$1,545.8
2005E EBITDA	10.8x – 13.0x	11.6	x	11.3	x	$1,345.2	$1,294.9

As stated above in “—Value of Merger Consideration to be Delivered by USRP,” the value of the merger consideration to be delivered by USRP upon 100% approval of the Income Funds is $1,250.7 million.

75% approval of the Income Funds

						Range of Implied Equity Values (millions)
Equity Value to:	Range	Mean		Median		Mean	Median
2004E FFO	10.5x – 14.4x	12.3	x	12.1	x	$1,112.3	$1,094.3
2005E FFO	10.0x – 14.0x	11.6	x	11.3	x	$1,039.1	$1,016.7
2004E EBITDA	11.5x – 13.9x	12.8	x	12.8	x	$1,395.1	$1,404.3
2005E EBITDA	10.8x – 13.0x	11.6	x	11.3	x	$1,213.0	$1,165.8

As stated above in “—Value of Merger Consideration to be Delivered by USRP,” the value of the merger consideration to be delivered by USRP upon 75% approval of the Income Funds is $1,116.3 million.

The most meaningful financial measures in the analysis of the value of CNLRP and the Income Funds were determined to be FFO and EBITDA as they are useful indicators of operating performance. Trading multiples of the Peer Group were analyzed using the high, low, average and median multiples and were applied to the Counterparty’s 2004E and 2005E projected FFO and EBITDA (as provided by CNLRP and the Income Funds’ management). No company analyzed in the Peer Group has operations that are identical to those of the Counterparty. A complete analysis of the results of the above calculations cannot be limited to a quantitative review as there are many qualitative considerations and judgments that must be considered, such as operating characteristics of the comparable companies. The Counterparty is substantially less leveraged than its peer group, materially impacting equity values implied by FFO multiples. However, as the combined company resulting from the mergers will be significantly more leveraged than the Counterparty, Morgan Keegan believes that any impact on valuation resulting from Counterparty’s current financial structure should be eliminated. Accordingly, Morgan Keegan believes EBITDA multiples to be more relevant in this circumstance as it eliminates the impact of financial structure on valuation.

Precedent Transaction Analysis. Morgan Keegan searched selected databases and public filings for valuation data on mergers and acquisitions involving companies comparable to the Counterparty. Morgan Keegan identified those transactions with available financial information that were deemed most comparable to the mergers. Morgan Keegan then determined the valuation multiples of FFO from the precedent transactions and applied those multiples to the Counterparty’s projected FFO for the fiscal years ending December 31, 2004 and

2005 to derive an implied range of equity values and prices per share. Financial metrics analyzed for the Counterparty are reflective of the stand-alone 2005 projections discussed in the Company Overviews.

The following transactions were selected for this analysis:

•	Mid-Atlantic Realty Trust / Kimco Realty Corporation

•	Crown American Realty Trust / Pennsylvania Real Estate

•	Aegis Realty Inc. / Phillips Edison and Co.

•	Center Trust, Inc. / Pan Pacific Retail Properties, Inc.

•	IRT Property Co. / Equity One Inc.

•	JDN Realty Corporation / Developers Diversified Realty Corporation

•	JP Realty, Inc. / General Growth Properties

•	Storage USA Inc. / Security Capital Group Inc.

•	Captec Net Lease Realty, Inc. / Commercial Net Lease Realty

•	United Investors Realty Trust / Equity One Inc.

•	Franchise Finance Corporation of America / General Electric Capital Corporation

100% approval of the Income Funds

						Range of Implied Equity Values (millions)
Equity Value to:	Range	Mean		Median		Mean	Median
FY+1 FFO	11.2x – 7.8x	9.5	x	9.5	x	$965.7	$963.5
FY+2 FFO	10.6x – 8.9x	9.6	x	9.5	x	$1001.7	$987.7

As stated above in “—Value of Merger Consideration to be Delivered by USRP,” the value of the merger consideration to be delivered by USRP upon 100% approval of the Income Funds is $1,250.7 million.

75% approval of the Income Funds

						Range of Implied Equity Values (millions)
Equity Value to:	Range	Mean		Median		Mean	Median
FY+1 FFO	11.2x – 7.8x	9.5	x	9.5	x	$862.4	$860.5
FY+2 FFO	10.6x – 8.9x	9.6	x	9.5	x	$861.2	$849.1

As stated above in “—Value of Merger Consideration to be Delivered by USRP,” the value of the merger consideration to be delivered by USRP upon 75% approval of the Income Funds is $1,116.3 million.

Morgan Keegan’s analysis focused on transactions from January 1, 2001 to the date of its opinion. The most meaningful financial measure available was determined to be FFO as it is a useful indicator of operating performance. The high, low, average and median transaction multiples of the precedent transactions were determined based on LTM FFO (last twelve months as of the most recent quarter prior to the announcement of the transaction) as well as one and two year fiscal year estimates obtained from selected research reports. Transaction multiples vary for many reasons, including: differences in pre-transaction operating performance; other hidden intangible assets not apparent in historical operating performance; non-disclosed pro forma adjustments; and other deal specific factors. No selected transaction analyzed in the precedent transactions analysis was identical to the mergers. FFO multiples for publicly traded REITs have expanded substantially over the past three years, accordingly, recent transactions have occurred at higher multiples of LTM FFO per share, making older transactions less relevant for comparison purposes. The precedent transaction analysis indicates that the transaction consideration is in excess of the fair value of the Counterparty. However Morgan Keegan viewed this analysis to be far less useful than other analyses due to the significant increase in valuation multiples over a recent short period of time.

Net Asset Value Analysis. Using information provided by the respective companies, Morgan Keegan estimated the net asset value for USRP, CNLRP and the Income Funds. Morgan Keegan obtained the schedule of current lease payments by property as of the end of June 2004 for USRP, CNLRP and the Income Funds. Morgan Keegan first grouped leases based on property type, assigning a base capitalization rate ranging from 8% to 11% to each property group. Morgan Keegan took into consideration the current market conditions, property characteristics and other information provided by USRP to develop the range of capitalization rates. Base capitalization rates were then adjusted based on rent to sales (a metric that indicates credit quality and property condition/quality) and remaining lease term characteristics to develop an implied capitalization rate for individual properties. Base capitalization rates were adjusted upward for properties with remaining lease terms less than 10 years and/or rent to sales greater than 10% and downward for lease terms greater than 10 years and/or rent to sales less than 10%. Adjustments to the base capitalization rates were made consistently across properties and portfolios. Implied capitalization rates were then applied to current cash rents to estimate individual property values, which were then aggregated to arrive at the gross asset value of each portfolios’ properties. A 10% capitalization rate was then applied to 2004E aggregate percentage rents by portfolio to derive the net asset value attributable to properties with percentage rent components. Values were then assigned to “Vacant” (currently receiving payments on a master lease or guarantee) and “Vacant no Lease” properties for CNLRP and the Income Funds using projected 2004 rents and a 50% discount to 2003 Employee Retirement Income Security Act (“ERISA”) values (in which analyses such properties were valued as performing), respectively. The net asset value of CNLRP’s taxable REIT subsidiary, or TRS, was estimated by applying a 6.5x multiple of earnings before taxes to the TRS’s trailing operating results. The resulting implied equity value was then calculated by adding the value of other assets and subtracting other liabilities, debt and preferred stock. Morgan Keegan compared the results of its independent NAV analysis with that of the ERISA consultant’s 2003 fair value and liquidation value of CNLRP and the Income Funds. Due to the going concern nature of the transaction, Morgan Keegan did not evaluate NAV in relation to liquidation values ascribed to CNLRP and the Income Funds by the ERISA consultant.

Net Asset Valuation:	Net Asset Equity Value (millions)	Equity Value of Merger Consideration (millions)
100% approval of the Income Funds	$1,257.0	$1,250.7
75% approval of the Income Funds	$1,124.1	$1,116.3

The Net Asset Valuation contains many assumptions, including: (i) the base capitalization rate applied to property types, (ii) assumptions used to determine premium or discounts to capitalization rates based on remaining lease term and rent to sales, (iii) assumptions for the values of vacant properties, (iv) the methodology used to derive the value of the CNLRP 1031 Exchange Business and other TRS assets, (v) assumptions regarding the valuation of other assets and other liabilities, and (vi) other estimates and statistics deemed relevant by Morgan Keegan. As a result of the large number of factors considered, judgments made and conditions assumed, the NAV analysis tends to be highly subjective, notwithstanding Morgan Keegan’s efforts to minimize the subjectivity. The analysis presents only point estimates, but the precision of the analysis is limited and Morgan Keegan considered a range of values around the point estimates for USRP, CNLRP, and the Income Funds. Morgan Keegan believes this analysis indicates the merger consideration is reasonable given estimated NAV values.

Relative Contribution Analysis. Morgan Keegan performed a relative contribution analysis for FFO, CAD (cash available for distribution), EBITDA and NOI (net operating income) based on USRP’s and the Counterparty’s contribution relative to their respective stockholders’ or partners’ ownership in the combined company, assuming Income Fund approval ranging from 100% to 75% of value. USRP’s and the Counterparty’s relative contribution of FFO and CAD for 2004E and 2005E was compared to their respective stockholders’ or partners’ pro forma common equity ownership in the combined company, and USRP’s and the Counterparty’s relative NOI and EBITDA contribution for 2004E and 2005E was compared to their respective contribution to the combined company’s enterprise value.

	Pro Forma Combined Company Income Fund Approval

	100%	75%
USRP Average FFO Contribution	33.9%	35.2%
Common Equity Ownership	39.3%	39.3%
USRP Average CAD Contribution	32.4%	34.0%
Common Equity Ownership	39.3%	39.3%
USRP Average NOI Contribution	27.5%	28.0%
Enterprise Value %	28.6%	29.8%
USRP Average EBITDA Contribution	26.1%	27.5%
Enterprise Value %	28.6%	29.8%

The Relative Contribution analysis indicates that USRP receives value in the combined company exceeding its contribution to FFO, CAD, EBITDA and NOI. This result is consistent whether the Income Funds are included at 100% approval or 75% approval.

Morgan Keegan has acted as financial advisor to USRP in connection with the proposed mergers. Under the terms of engagement, USRP paid Morgan Keegan a fee of $400,000 upon delivery of its fairness opinion, and has agreed to pay fees upon completion of the mergers amounting to $2,350,000. USRP also has agreed to reimburse Morgan Keegan for its reasonable expenses, including fees and disbursements of counsel, and to indemnify Morgan Keegan against liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement as financial advisor to USRP.

Morgan Keegan, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the past, Morgan Keegan and certain of its affiliates have from time to time provided commercial and investment banking services, as well as other financial advisory services, to USRP and have received customary fees for rendering these services. In the ordinary course of business, Morgan Keegan acts as a market maker and broker in the publicly traded securities of USRP and receives customary compensation in connection with those trading activities. Morgan Keegan also provides research coverage for USRP. In the ordinary course of business, Morgan Keegan and certain of its affiliates may actively trade in the equity, debt and derivative securities of USRP for their own account and for the accounts of their customers and, accordingly, may at any time hold a long or short position in those securities. Morgan Keegan and certain of its affiliates in the future may provide commercial and investment banking services, or other financial advisory services, to USRP.

Opinions of CNLRP’s Financial Advisors

OPINION OF BANC OF AMERICA SECURITIES LLC

In February 2004, CNLRP retained Banc of America Securities to act as its financial advisor in connection with a merger with USRP. Banc of America Securities is a nationally recognized investment banking firm. Banc of America Securities is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. CNLRP selected Banc of America Securities to act as its financial advisor on the basis of Banc of America Securities’ experience and expertise in transactions similar to the merger, its reputation in the real estate industry and investment community, and its historical investment banking relationship with CNLRP.

On August 9, 2004, Banc of America Securities delivered its written opinion to the CNLRP special committee that, as of that date and subject to the various assumptions and limitations set forth in the opinion, the consideration to be received pursuant to the common stock exchange ratio of 0.7742 and preferred stock exchange ratio of 0.16 by the stockholders of CNLRP under the merger agreement was fair to the stockholders of CNLRP from a financial point of view. The CNLRP special committee did not limit the investigations made or procedures followed by Banc of America Securities in rendering its opinion. Banc of America Securities was not requested to, nor did it assist CNLRP in soliciting, indications of interest from third parties for all or any part of CNLRP.

The full text of Banc of America Securities’ written opinion to the CNLRP special committee, dated August 9, 2004, is attached as Annex F to this joint proxy statement/prospectus. This opinion sets forth the assumptions made, procedures followed, other matters considered and limits of the review undertaken. We incorporate the Banc of America Securities opinion into this joint proxy statement/prospectus by reference and urge you to read the opinion in its entirety. This section is only a summary of the Banc of America Securities opinion and, as a summary, is qualified and not a substitute for the full text of such opinion.

Banc of America Securities’ analyses and opinion were prepared for and addressed to the CNLRP special committee and are directed only to the fairness, from a financial point of view, of the consideration to be received by the stockholders of CNLRP in the merger and do not constitute a recommendation to any stockholder as to how to vote on the proposed merger. The opinion does not address the relative merits of the merger or any alternatives to the merger, the underlying decision of the CNLRP special committee to proceed with or effect the merger or any other aspect of the merger.

Banc of America Securities:

•	reviewed certain publicly available financial statements and other business and financial information of CNLRP, USRP and the Income Funds;

•	reviewed certain internal financial statements and other financial and operating data concerning CNLRP, USRP and the Income Funds, respectively;

•	analyzed certain financial forecasts prepared by the managements of CNLRP, USRP and the Income Fund general partners, respectively;

•	reviewed and discussed with senior executives of CNLRP, USRP and the Income Fund general partners information relating to certain strategic, financial and operational benefits anticipated from the merger, prepared by the managements of CNLRP, USRP and the Income Fund general partners, respectively;

•	discussed the past and current operations, financial condition and prospects of USRP with senior executives of USRP, discussed the past and current operations, financial condition and prospects of CNLRP with senior executives of CNLRP, and discussed the past and current operations, financial condition and prospects of the Income Funds with senior executives of the Income Fund general partners;

•	reviewed the pro forma impact of the merger on USRP’s and CNLRP’s earnings per share, cash flow, consolidated capitalization and financial ratios;

•	reviewed information prepared by members of senior management of CNLRP, USRP and the Income Fund general partners relating to the relative contributions of CNLRP and USRP to the combined company;

•	reviewed the reported prices and trading activity for USRP common stock;

•	compared the financial performance of CNLRP, USRP and the Income Funds and the prices and trading activity of USRP common stock with that of certain other publicly traded companies Banc of America Securities deemed relevant;

•	compared certain financial terms of the merger to financial terms, to the extent publicly available, of certain other business combination transactions Banc of America Securities deemed relevant;

•	participated in discussions and negotiations among representatives of CNLRP and USRP and their financial and legal advisors;

•	reviewed the August 6, 2004 draft of the merger agreement between CNLRP and USRP and certain related documents, including the August 5, 2004 drafts of the merger agreements between USRP and the 18 Income Funds; and

•	performed such other analyses and considered such other factors as Banc of America Securities deemed appropriate.

Banc of America Securities reviewed the August 6, 2004 draft merger agreement between CNLRP and USRP and the August 5, 2004 draft merger agreement between USRP and the 18 Income Funds in its preparation of its opinion. While CNLRP, USRP and the Income Funds had the opportunity to agree to materially add, delete or alter material terms of the merger agreements before their execution, the terms of the final merger agreements were substantially similar to the August 6, 2004 and August 5, 2004 draft merger agreements.

Banc of America Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by Banc of America Securities for the purposes of its opinion. Banc of America Securities also made the following assumptions with the consent of the CNLRP special committee:

•	with respect to the financial forecasts for CNLRP, USRP and the Income Funds, including information relating to certain strategic, financial and operational benefits anticipated from the merger, provided to Banc of America Securities by the management of CNLRP and USRP and by the Income Fund general partners, that the forecasts were reasonably prepared on bases reflecting the best available estimates and good faith judgments of the management of CNLRP, USRP and the Income Funds at the time of preparation as to the future financial performance of the companies;

•	that USRP shall have closed, contemporaneously with the closing of USRP’s merger with CNLRP and pursuant to the terms noted in the merger agreement, such number of mergers as contemplated by the Income Fund merger agreements such that, contemporaneously with the closing of the USRP-CNLRP merger, USRP shall have acquired Income Funds representing at least 75% of the aggregate purchase price for all of the Income Funds; and

•	that the mergers will be consummated as provided in the August 6, 2004 and August 5, 2004 draft merger agreements, with full satisfaction of all covenants and conditions set forth in the draft merger agreements and without any waivers thereof.

In addition, for purposes of its opinion, Banc of America Securities did not make an independent valuation or appraisal of the assets or liabilities of CNLRP, USRP and the Income Funds.

CNLRP, USRP and the Income Funds do not publicly disclose internal management forecasts of the type provided to Banc of America Securities by the management of each of CNLRP, USRP and the Income Funds in connection with Banc of America Securities’ review of the mergers. The forecasts were not prepared with a view toward public disclosure. In addition, the forecasts were based on numerous variables and assumptions that are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from the results set forth in the forecasts. Banc of America Securities has assumed no liability for the forecasts.

Banc of America Securities’ opinion was based on economic, monetary and market and other conditions in effect on, and the information made available to it as of, the date of the opinion. Accordingly, although subsequent developments may affect its opinion, Banc of America Securities did not assume any obligation to update, revise or reaffirm its opinion.

The following represents a brief summary of the material financial analyses performed by Banc of America Securities in connection with providing its opinion to the CNLRP special committee. Some of the summaries of financial analyses performed by Banc of America Securities include information presented in tabular format. In order to fully understand the financial analyses performed by Banc of America Securities, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Banc of America Securities.

Valuation Analyses

Net Asset Value Analysis. Banc of America Securities performed a net asset value analysis regarding each of CNLRP, USRP and the Income Funds by calculating the estimated value of each entity’s properties and other assets and subtracting its outstanding debt and other liabilities. Banc of America Securities relied on draft balance sheet information as of June 30, 2004 and 2004 estimated tenant rent rolls, in each case, provided by CNLRP, USRP and the Income Funds. Banc of America Securities valued the properties of each of CNLRP, USRP and the Income Funds by applying capitalization rates to 2004 estimated annual base rents. Banc of America Securities segregated the properties of each of CNLRP, USRP and the Income Funds based on (i) restaurant brand, (ii) lease term above and below 10 years remaining, and (iii) rent-to-sales ratios above and below certain percentages set based upon guidance from CNLRP management. Banc of America Securities determined appropriate capitalization rates to apply to each segregated property groups’ aggregate 2004 annual base rents based on guidance from CNLRP management and taking into consideration current market conditions, perceived strength of individual restaurant concepts, tenant characteristics of each lease, lease terms and rent-to-sales ratios. Banc of America Securities categorized substantially all of the properties as restaurant properties, with the exception of USRP’s convenience and gas business segment.

The net asset value analysis produced the following equity value ranges for CNLRP, USRP and the Income Funds:

Net Asset Valuation:	Weighted Average Cap Rate Range	Range of Net Asset Equity Value per Share (except for Income Funds, which is Total Equity Value in millions)
CNLRP	8.0% to 8.5%	$14.19 to $15.76
USRP	8.7% to 9.2%	$12.28 to $14.41
Income Funds	8.5% to 9.0%	$586.1 to $620.1

Relative Net Asset Value Analysis. Banc of America Securities used the stand-alone net asset value analyses for each of CNLRP, USRP and the Income Funds (as described above) to estimate a range of implied equity values per share, assuming that mergers with 100% of the Income Funds are consummated (for Banc of America Securities’ analysis and a separate range of implied common stock exchange ratios in the scenario in which mergers representing 75% of the aggregate purchase price for the Income Funds are consummated, see “Analysis of Mergers Assuming Income Fund Mergers Representing 75% of Aggregate Merger Consideration are Consummated” on page 90). Banc of America Securities then used such range of equity values per share to estimate the following range of implied common stock exchange ratios:

Relative Net Asset Value Analysis	BAS Implied Common Stock Exchange Ratio Range
Range of Implied Exchange Ratios	0.7000 to 0.7500x

Comparable Public Company Analysis. Based on public and other available information, Banc of America Securities calculated the multiples of equity value to each of (a) 2004 FFO and (b) 2005 FFO for six companies in the triple-net lease REIT industry that Banc of America Securities deemed to be comparable to CNLRP, USRP and the Income Funds. For the purposes of this analysis, Banc of America used the following REITs as publicly traded companies generally comparable to CNLRP, USRP and the Income Funds (USRP was excluded from the USRP comparable public companies list):

•	Capital Automotive REIT

•	Commercial Net Lease Realty, Inc.

•	Entertainment Properties Trust

•	Getty Realty Corporation

•	Realty Income Corporation

•	U.S. Restaurant Properties, Inc.

The following table sets forth multiples indicated by this analysis for these six companies:

Equity Value to:	Range of Multiples	Mean	Mean Excluding USRP
2004 FFO	11.3x to 14.9x	12.4x	12.6x
2005 FFO	10.4x to 14.5x	11.6x	11.8x

Banc of America Securities then narrowed the range of multiples derived from the comparable public companies information based on a variety of subjective factors, such as the contribution of non-core businesses to each company’s FFO, the quality of the owned real estate, the strength of the management and corporate infrastructure, and the capitalization of each company. For CNLRP and the Income Funds, Banc of America Securities determined that the best comparable public company was USRP and therefore centered the narrowed range of 2004 and 2005 FFO multiples closer to USRP’s then current 2004 and 2005 FFO multiples of 11.3x and 10.7x, respectively. After taking into consideration the variety of subjective factors listed above, Banc of America Securities determined that the best comparable range for USRP’s 2004 and 2005 FFO multiples would not extend above the mean of the comparable companies multiples and would not be materially better or worse than that for CNLRP and the Income Funds. Applying that narrowed range of multiples to the 2004 and 2005 estimated FFO for each of CNLRP, USRP and the Income Funds, Banc of America Securities estimated the following implied equity value ranges per share of CNLRP and USRP common stock and implied equity value range for the Income Funds, assuming that mergers with 100% of the Income Funds are consummated (for Banc of America Securities’ analysis and a separate range of implied common stock exchange ratios in the scenario in which mergers representing 75% of the aggregate purchase price for the Income Funds are consummated, see “Analysis of Mergers Assuming Income Fund Mergers Representing 75% of Aggregate Merger Consideration are Consummated” on page 90).

Comparable Public Company Analysis	2004 Comparable Public Company Multiple Range	2004 Implied Equity Value Per Share (except Income Funds which is Total Equity Value in millions)
CNLRP	11.0x to 12.0x	$14.13 to $15.42
USRP	11.0x to 12.0x	$14.63 to $15.96
Income Funds	11.0x to 12.0x	$513.9 to $557.8

Comparable Public Company Analysis	2005 Comparable Public Company Multiple Range	2005 Implied Equity Value Per Share (except Income Funds which is Total Equity Value in millions)
CNLRP	10.5x to 11.5x	$14.28 to $15.64
USRP	10.5x to 11.5x	$14.73 to $16.14
Income Funds	10.5x to 11.5x	$492.4 to $536.4

Based upon these analyses, Banc of America Securities estimated the following range of implied common stock exchange ratios:

Relative Comparable Public Company Analysis	BAS Implied Common Stock Exchange Ratio Range
Range of Implied Exchange Ratios	0.7250 to 0.7750x

Comparable Transactions Analysis. Based on public and other available information, Banc of America Securities calculated the multiples of equity value to the latest twelve months FFO for the acquired company implied in nine acquisitions of retail, restaurant and grocery-focused real estate companies that have been announced since January 1, 2001. For purposes of this analysis, Banc of America Securities used the following selected transactions as comparable to the mergers (presented below as Target/Acquiror):

•	Mid-Atlantic Realty Trust / Kimco Realty Corporation

•	Aegis Realty Inc. / Phillips Edison and Co.

•	Center Trust, Inc. / Pan Pacific Retail Properties, Inc.

•	IRT Property Co. / Equity One Inc.

•	JDN Realty Corporation / Developers Diversified Realty Corporation

•	JP Realty, Inc. / General Growth Properties

•	Captec Net Lease Realty, Inc. / Commercial Net Lease Realty

•	United Investors Realty Trust / Equity One Inc.

•	Franchise Finance Corporation of America / General Electric Capital Corporation

The following table sets forth the multiples indicated by this analysis for these nine acquisitions:

Equity Value to:	Range of Multiples	Mean
Latest twelve months FFO	7.8x to 12.1x	8.9x

Recognizing that most of the selected comparable transactions occurred two to three years ago and that FFO multiples of comparable public companies during such period were considerably lower on average than at the date of its opinion, Banc of America Securities narrowed the range of multiples derived from its review of the comparable transactions to a range with the minimum equivalent to the mean of the comparable transactions and a maximum that is lower than the top of the range implied by the comparable transactions. Banc of America Securities then applied that narrowed range of multiples to the latest twelve months FFO for each of CNLRP, USRP and the Income Funds to estimate the following implied equity value per share range of CNLRP and USRP common stock and the implied equity value range of the Income Funds, assuming that mergers with 100% of the Income Funds are consummated (for Banc of America Securities’ analysis and a separate range of implied common stock exchange ratios in the scenario in which mergers representing 75% of the aggregate purchase price for the Income Funds are consummated see “Analysis of Mergers Assuming Income Fund Mergers Representing 75% of Aggregate Merger Consideration are Consummated” on page 90):

Comparable Transactions Analysis	Comparable Transactions Multiple Range	Implied Equity Value Per Share (except Income Funds which are in millions)
CNLRP	9.0x to 10.0x	$10.37 to $11.52
USRP	9.0x to 10.0x	$11.04 to $12.26
Income Funds	9.0x to 10.0x	$443.3 to $489.2

Based upon the implied equity values per share of CNLRP common stock and USRP common stock and the implied equity value range of the Income Funds derived from the comparable transactions analysis, Banc of America Securities estimated the following range of implied common stock exchange ratios:

Relative Comparable Transactions Analysis	BAS Implied Common Stock Exchange Ratio Range
Range of Implied Exchange Ratios	0.8500 to 0.9000x

No company or transaction used in the comparable public company or comparable transactions analyses is identical to CNLRP, USRP, the Income Funds or the mergers. Accordingly, an analysis of the foregoing results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which CNLRP, USRP, the Income Funds and the mergers are being compared. Banc of America Securities views the reference ranges implied by the comparable transactions analysis to be less relevant to general conclusions about valuation than the other analyses conducted due to the fact that transactions referenced were announced at dates ranging from over one to over three years ago when equity value to FFO multiples of comparable public companies were considerably lower on average than at the date of the opinion.

Accretion/Dilution Analysis. Using financial forecasts and base synergies projections of CNLRP, USRP and the Income Funds provided by the managements of CNLRP and USRP and by the Income Fund general partners, Banc of America Securities reviewed the pro forma effects of the mergers, including a comparison of estimated FFO per share on a stand-alone basis for USRP to the estimated FFO per share of the combined company for calendar years 2004 through 2005, assuming that the mergers would initially be financed through a combination of cash, debt and preferred stock and assuming that the mergers were completed as of the beginning of each of those respective time periods. In addition, for discussion purposes, Banc of America Securities examined the effect of a $200 million public equity offering for the purpose of repaying indebtedness incurred in connection with the mergers on the accretion or dilution to USRP and CNLRP’s FFO per share, assuming a first quarter 2005 equity offering at a price per share equivalent to the closing price per share of USRP common stock as of August 6, 2004. Banc of America Securities noted that in the event of such an offering, the 2005 accretion to USRP and CNLRP’s FFO per share would be reduced.

Banc of America Securities estimated that, based on (a) the forecasts provided by each of CNLRP, USRP and the Income Funds, (b) realization of the estimated synergies, (c) financing terms contemplated by CNLRP as of August 6, 2004, and (d) assuming completion of the mergers under the terms of the August 6, 2004 and August 5, 2004 draft merger agreements, assuming that mergers with 100% of the Income Funds are consummated (for Banc of America Securities’ accretion/dilution analysis in the scenario in which mergers representing 75% of the aggregate purchase price for the Income Funds are consummated see “Analysis of Mergers Assuming Income Fund Mergers Representing 75% of Aggregate Merger Consideration are Consummated” on page 90), the accretion or dilution to USRP’s FFO per share would be:

Calendar Year	Accretion / (Dilution) to USRP FFO per Share
2004 Pro Forma FFO Per USRP Share Accretion / (Dilution)	11.5%
2005 Pro Forma FFO Per USRP Share Accretion / (Dilution)	6.9%

In addition, using the same assumptions noted above, Banc of America Securities reviewed the pro forma effects of the mergers on CNLRP’s stand-alone FFO per share. In order to facilitate comparisons of CNLRP’s estimated stand-alone FFO per share and the estimated pro forma FFO per share for the combined company, Banc of America Securities multiplied CNLRP’s estimated stand-alone FFO per share by the estimated percentage of consideration CNLRP’s stockholders would receive in USRP common stock. Banc of America

Securities multiplied the estimated pro forma FFO per share of the combined company by the common stock exchange ratio in order to derive the pro forma FFO per share attributable to CNLRP stockholders in the transactions. Using this methodology, Banc of America Securities noted that the accretion or dilution to CNLRP’s FFO per share would be:

Calendar Year	Accretion / (Dilution) to CNLRP FFO per Share
2004 Pro Forma FFO Per CNLRP Share Accretion / (Dilution)	17.2%
2005 Pro Forma FFO Per CNLRP Share Accretion / (Dilution)	19.7%

Historical Stock Price Analysis. Banc of America Securities reviewed the performance of the per share market price and trading volume of USRP common stock for the 52-week period ended August 6, 2004. The analysis indicated that the closing market price per share for USRP common stock during this period ranged from $14.80 to $19.50.

Banc of America Securities also reviewed over certain time periods the price and total return performance of USRP common stock versus the Morgan Stanley REIT Index and an index comprised of the group of selected comparable public companies as listed in “Comparable Public Company Analysis”:

Company / Index	LTM Stock Price Performance	LTM Total Return Performance	2 Year Stock Price Performance	2 Year Total Return Performance
USRP	(0.1)%	8.2%	6.5%	26.4%
Morgan Stanley REIT Index	NA	23.3%	NA	47.8%
Index of Comparable Public Companies	3.9%	10.1%	24.1%	41.7%

Series C Convertible Preferred Stock Analysis. Banc of America Securities performed an analysis of the Series C preferred stock to be issued to CNLRP stockholders by evaluating USRP’s currently traded Series A preferred stock and relevant terms of comparable REIT convertible preferred stock. The Series C preferred stock analysis resulted in a range of potential values implied by a range of assumed market-demanded yields from 8.25% to 8.75% for a perpetual preferred stock issued by the combined company and a range of assumed volatilities of the combined company from 20% to 30% based on the historical volatility of USRP’s common stock. Based on the foregoing, Banc of America Securities derived a range of potential values for the Series C preferred stock of $3.53 to $3.91 per CNLRP share.

Pro Forma Combined Company Analysis. Banc of America Securities used the net asset value analysis, comparable public company analysis and comparable transactions analysis to evaluate the pro forma combined company. For the net asset value analysis, Banc of America Securities aggregated CNLRP, USRP and the Income Funds’ net asset values pro forma for estimated transaction expenses and financing to arrive at a combined company net asset value per share range. For the comparable public company and comparable transactions analyses, Banc of America Securities estimated the pro forma combined company’s latest twelve months, 2004 and 2005 funds from operations by including transaction adjustments for the mergers to account for the new capital structure contemplated by CNLRP management as of the time of its opinion, any financing and other fees anticipated to be incurred as part of the mergers, and synergies estimated by CNLRP management. For the comparable public company analysis, Banc of America Securities applied a multiple range of 10.0x to 11.0x to the combined company’s estimated 2004 FFO and a multiple range of 9.0x to 10.0x to the combined company’s estimated 2005 FFO to arrive at an equity value per share range for the combined company. For the comparable transactions analysis, Banc of America Securities applied a multiple range of 8.0x to 9.0x the combined company’s latest twelve months FFO to arrive at an equity value per share range for the combined company. In each case, Banc of America Securities assumed that mergers with 100% of the Income Funds will be consummated.

The following table sets forth the multiples and implied equity value per share ranges for the pro forma combined company:

Methodology	Multiple Range	Implied Combined Company Equity Value Per Share
Net Asset Value Analysis	NA	$13.47 to $16.13
Comparable Public Company Analysis (based on 2004 FFO)	10.0x to 11.0x	$14.79 to $16.27
Comparable Public Company Analysis (based on 2005 FFO)	9.0x to 10.0x	$13.49 to $14.99
Comparable Transactions Analysis	8.0x to 9.0x	$11.54 to $12.98

Based on the pro forma combined company analysis above, Banc of America Securities estimated the value of the consideration to be received by CNLRP stockholders by multiplying the equity value per share ranges from the above methodologies by the common stock exchange ratio of 0.7742 and adding a narrowed range of $3.60 to $3.80 per share in estimated Series C preferred stock value. Banc of America Securities derived the narrowed range for the Series C preferred stock by using the midpoint of the estimated market demanded yields for comparable perpetual preferred stock of 8.50% and the range of assumed volatilities of the combined company from 20% to 30%.

The following table sets forth the implied equity value per CNLRP share, as calculated from the pro forma combined company analysis:

Methodology	Implied CNLRP Equity Value Per Share
Net Asset Value Analysis	$14.03 to $16.29
Comparable Public Company Analysis (based on 2004 FFO)	$15.05 to $16.40
Comparable Public Company Analysis (based on 2005 FFO)	$14.05 to $15.41
Comparable Transactions Analysis	$12.53 to $13.85

Analysis of Mergers Assuming Income Fund Mergers Representing 75% of Aggregate Merger Consideration are Consummated. Banc of America Securities performed certain additional valuation analyses assuming that the minimum number of mergers of the Income Funds, representing 75% of the aggregate merger consideration payable under the mergers of the 18 Income Funds, shall have been consummated (the “75% Scenario”). Banc of America Securities performed a net asset value analysis by fund for each of the 18 Income Funds. Based on guidance from CNLRP management, Banc of America Securities applied capitalization rates to the 2004 estimated annual base rents of the individual funds, taking into consideration current market conditions, the perceived strength of the individual restaurant concepts within each fund, tenant characteristics, lease terms and rent-to-sales ratios. Banc of America Securities then compared the calculated net asset value of each fund to the respective merger consideration payable for each individual fund. Based upon this analysis, Banc of America Securities noted that any potential composition of the individual funds that could make up the 75% of Income Funds’ mergers required to effect the mergers would not materially negatively impact the aggregate valuation of the Income Funds participating in the mergers. Based on this conclusion, Banc of America Securities calculated the implied common stock exchange ratio between CNLRP and USRP using the same ranges of value for the 18 Income Funds noted above (under the “Net Asset Value Analysis”, “Comparable Public Company Analysis” and “Comparable Transactions Analysis” sections) multiplied by 75% and, separately, the consideration payable to the 18 Income Funds, multiplied by 75%. Based on these analyses, Banc of America Securities estimated the following range of implied common stock exchange ratios:

Methodology	BAS Implied Common Stock Exchange Ratio Range
Net Asset Value Analysis	0.7200 to 0.7700x
Comparable Public Company Analysis	0.7250 to 0.7750x
Comparable Transactions Analysis	0.7750 to 0.8250x

Banc of America Securities also reviewed the impact of the 75% Scenario on the accretion or dilution to each of USRP and CNLRP’s stand-alone funds from operations for calendar years 2004 and 2005. Using the same financial forecasts, estimated synergies, financing terms, merger terms and consideration of an equity offering (for discussion purposes) as noted previously, Banc of America Securities took into account 75% of the estimated FFO of the Income Funds, 75% of the estimated synergies and other income statement adjustments Banc of America Securities deemed appropriate, and 75% of the purchase price for the Income Funds to derive the pro forma FFO per share for the pro forma combined company. Using this methodology, Banc of America Securities noted that the accretion or dilution to USRP and CNLRP’s stand-alone FFO per share would be:

Calendar Year	Accretion / (Dilution) to FFO per Share
2004 Pro Forma FFO Per USRP Share Accretion / (Dilution)	8.3%
2005 Pro Forma FFO Per USRP Share Accretion / (Dilution)	4.0%
2004 Pro Forma FFO Per CNLRP Share Accretion / (Dilution)	13.8%
2005 Pro Forma FFO Per CNLRP Share Accretion / (Dilution)	16.5%

As noted above, the discussion above is merely a summary of the analyses and examinations that Banc of America Securities considered to be material to its opinion. It is not a comprehensive description of all analyses and examinations actually conducted by Banc of America Securities. The preparation of a fairness opinion is not susceptible to partial analysis or summary description. Banc of America Securities believes that its analyses and the summary above must be considered as a whole. Banc of America Securities further believes that selecting portions of its analyses and the factors considered, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the CNLRP special committee. Banc of America Securities did not assign any specific weight to any of the analyses described above. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that that analysis was given greater weight than any other analysis. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be Banc of America Securities’ view of the actual value of CNLRP or the combined company.

In performing its analyses, Banc of America Securities made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CNLRP, USRP and the Income Funds. The analyses performed by Banc of America Securities are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by these analyses. These analyses were prepared solely as part of Banc of America Securities’ analysis of the financial fairness of the consideration to be received by the stockholders of CNLRP in the merger and were provided to the CNLRP special committee in connection with the delivery of Banc of America Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at any time in the future.

As described above, Banc of America Securities’ opinion and presentation to the CNLRP special committee were among the many factors taken into consideration by the CNLRP special committee in making its determination to approve, and to recommend that CNLRP’s stockholders approve, the merger agreement.

CNLRP agreed to pay Banc of America Securities a fixed fee of $750,000 at the time it delivered its opinion and a transaction fee contingent on the completion of the merger of $4,500,000. The transaction fee will be reduced by the $750,000 fixed fee paid when the opinion was delivered. The CNLRP special committee was aware of this fee structure and took it into account in considering Banc of America Securities’ fairness opinion and in approving the merger. The engagement letter calls for CNLRP to reimburse Banc of America Securities for its reasonable out-of-pocket expenses, and CNLRP has agreed to indemnify Banc of America Securities, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against particular liabilities, including liabilities under the federal securities laws.

Banc of America Securities or its affiliates have provided to CNLRP and its affiliates, USRP or its affiliates and to certain entities owned or controlled by of the Chairman of the CNLRP board of directors (collectively, the “Chairman Entities”), and may in the future provide to CNLRP, USRP, the Chairman Entities or their affiliates financial advisory and financing services and have received or may in the future receive fees for the rendering of these services. Bank of America, N.A., an affiliate of Banc of America Securities, serves as agent bank and is a lender under USRP’s and CNLRP’s respective senior credit facilities and has received fees for the rendering of such services. In the ordinary course of its businesses, Banc of America Securities and its affiliates may actively trade the debt and equity securities or loans of CNLRP and USRP and their affiliates for its own account or for the accounts of customers and, accordingly, Banc of America Securities or its affiliates may at any time hold long or short positions in such securities or loans. Banc of America Securities’ affiliate, Banc of America Mortgage Capital Corporation, holds two non-voting board seats and owns 2.03% of the equity of CNL Restaurant Capital Corporation (“CRCC”), a subsidiary of CNLRP, and is a party to a joint marketing arrangement with CRCC.

OPINION OF LEGG MASON WOOD WALKER, INCORPORATED

Legg Mason delivered its oral and written opinion, dated August 5, 2004, to the CNLRP special committee that, as of that date, based upon and subject to the various considerations set forth in the opinion, the merger consideration to be paid to CNLRP’s stockholders in the CNLRP merger was fair to CNLRP’s stockholders, from a financial point of view. Legg Mason was selected by the CNLRP special committee to act as its financial advisor based on its qualifications, expertise, and reputation.

The full text of the Legg Mason opinion that sets forth, among other things, assumptions made, procedures followed, matters considered and limitations of the scope of the review undertaken by Legg Mason in rendering its opinion, is attached as Annex G to this joint proxy statement/prospectus. CNLRP stockholders are urged to, and should, read the Legg Mason opinion carefully and in its entirety. The Legg Mason opinion was directed to the CNLRP special committee, addresses only the fairness of the merger consideration from a financial point of view as of the date of the opinion, and does not constitute a recommendation to any holder of CNLRP common shares as to how to vote at the CNLRP special meeting. The Legg Mason opinion does not compare, or otherwise speak to, the relative merits of the CNLRP merger with those of any other transaction or business strategy which were or might have been available to CNLRP or considered by the CNLRP special committee as alternatives to the CNLRP merger or the underlying business decision by CNLRP to effect the CNLRP merger, nor did Legg Mason express any opinion with respect to the allocation of the merger consideration to be received by CNLRP’s stockholders in the CNLRP merger. In its opinion, Legg Mason disclaims any responsibility or liability for any services provided by any other financial advisor engaged by the CNLRP special committee in connection with the CNLRP merger. The summary of the Legg Mason opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.

In connection with its opinion, Legg Mason, among other things:

(i) reviewed and analyzed draft copies of the CNLRP merger agreement;

(ii) reviewed and analyzed the audited financial statements and the related filings on Form 10-K of CNLRP for the years ended December 31, 2001, 2002, and 2003;

(iii) reviewed and analyzed the unaudited financial statements on Form 10-Q of CNLRP for the three months ended March 31, 2003 and 2004;

(iv) reviewed and analyzed the audited financial statements on Form 10-K of USRP for the years ended December 31, 2002 and 2003;

(v) reviewed and analyzed the unaudited financial statements on Form 10-Q of USRP for the three months ended March 31, 2003 and 2004;

(vi) reviewed and analyzed certain internal information concerning the business and operations of CNLRP, furnished to Legg Mason by management of CNLRP, including cash flow projections;

(vii) reviewed and analyzed certain internal information concerning the business and operations of USRP furnished to Legg Mason by management of CNLRP, including cash flow projections;

(viii) reviewed and analyzed certain publicly available financial data and operating statistics relating to CNLRP and USRP and compared them with similar information of selected public companies and selected transactions that Legg Mason deemed relevant to its inquiry;

(ix) reviewed the net asset value of CNLRP;

(x) held meetings and discussions with certain directors, officers, and employees of CNLRP and USRP concerning the operations, financial condition, and future prospects of CNLRP and USRP, and

(xi) conducted such other financial studies, analyses, and investigations and considered such other information as Legg Mason deemed appropriate.

In connection with its review, Legg Mason relied, without independent verification, on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to Legg Mason by or on behalf of CNLRP or USRP and Legg Mason has further relied on the assurances of the managements of CNLRP and USRP that they are unaware of any facts that would make the information provided to Legg Mason incomplete or misleading. Legg Mason assumed that the financial forecasts (and the assumptions and bases thereof) examined by it were reasonably prepared and reflected the best currently available estimates and good faith judgments of the managements of CNLRP and USRP as to the future performance of CNLRP and USRP, respectively. The forecasts are based on numerous variables and assumptions that are inherently uncertain, including, without limitation, facts related to general market and economic conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts. Legg Mason has relied on these forecasts and does not in any respect assume any responsibility for the accuracy or completeness thereof. In addition, Legg Mason assumed that any material liabilities (contingent or otherwise, known or unknown) of CNLRP or USRP are as set forth in the respective financial statements of CNLRP and USRP.

Legg Mason did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of CNLRP or USRP, although it has reviewed two independent appraisals by an independent appraiser, dated February 18, 2003 and February 23, 2004, upon which it has placed no reliance for purposes of its opinion. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which these companies and assets may actually be sold. Because such estimates are inherently subject to uncertainty, Legg Mason assumes no responsibility for their accuracy. Legg Mason’s opinion does not address the sale of the Income Funds. For purposes of rendering its opinion, the CNLRP special committee permitted Legg Mason to assume that: (a) the purchase of the Income Funds is fair from a financial point of view to USRP and its stockholders; (b) the purchase of the Income Funds will not have a material or adverse effect on the value of the USRP common shares; and (c) the public announcement of the merger will not have a material effect on the price and value of USRP common shares. In addition, the CNLRP special committee and Legg Mason agreed that Legg Mason would rely solely on (i) market prices and a comparable companies analysis to examine the value of the common shares of USRP and (ii) an assessment of publicly traded REIT convertible preferred securities, for which there is reasonably available market data, to examine the value of the convertible preferred securities to be issued by USRP, that will be included in the merger consideration. Furthermore, Legg Mason has expressed no opinion as to the value of or the price or trading range at which shares of USRP common stock and the Series C preferred stock may trade in the future.

The following is a summary of the material financial analyses performed by Legg Mason in arriving at its opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses Legg Mason employed in reaching its conclusions. The order of analyses described does not represent relative importance or weight given to those analyses by Legg Mason. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Legg Mason’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 4, 2004 and is not necessarily indicative of current market conditions.

Methodologies

In reaching its conclusions, Legg Mason employed multiple valuation methodologies to value the consideration offered by USRP to CNLRP and to determine the value of CNLRP, as set forth below.

Consideration Offered by USRP

With respect to the value of the consideration offered by USRP to CNLRP: (a) for the 0.7742 shares of USRP common stock, Legg Mason (i) reviewed the trading history of USRP over the previous 10, 30, 45, 60, and 90 trading days and (ii) compared the value of USRP to comparable publicly traded REITs using 2004 and 2005 FFO multiples and (b) for the 0.16 shares of USRP Series C preferred stock, Legg Mason reviewed publicly available data for REIT comparable convertible preferred securities and compared these securities to the terms of the proposed USRP Series C preferred stock to be issued as part of the merger consideration.

USRP Trading History

Since USRP common stock is publicly traded on the New York Stock Exchange, Legg Mason examined closing price and volume data over the previous 10, 30, 45, 60 and 90 trading days, as of August 4, 2004, to evaluate the market’s perception of the value of USRP common stock. The following table presents the results of this analysis:

	Average Price	Average Volume
10 Trading Days	$15.32	81,570
30 Trading Days	15.34	107,457
45 Trading Days	15.37	139,864
60 Trading Days	15.43	124,523
90 Trading Days	15.69	132,977

Comparable Company Analysis

Legg Mason compared certain financial information of USRP to the same information for a group of six selected publicly traded triple net lease REITs. The analysis centered on taking the consensus estimates of 2004 and 2005 FFO of the comparable companies and determining an FFO multiple by dividing each comparable company’s share price by its estimated FFO. FFO is generally defined as net income, excluding gains or losses from sales of property, and adding back real estate depreciation, and accounting for adjustments for unconsolidated entities such as partnerships and joint ventures in which the company holds an interest. The comparison group of public REITs includes the following: American Financial Realty Trust (ticker symbol “AFR”), Capital Automotive REIT (“CARS”), Entertainment Properties Trust (“EPR”), Getty Realty Corp. (“GTY”), Lexington Corporate Properties Trust (“LXP”), and Realty Income Corporation (“O”). No company used in the comparable public company analysis is identical to USRP, and they all differ from USRP in material ways. The companies chosen in the comparable company analysis were chosen primarily due to their net lease investment strategy, as well as total market capitalization and debt-to-total market capitalization. USRP 2004 and 2005 FFO estimates are based on USRP estimates. USRP values per share were calculated by applying the high, mean, and low of the comparable companies’ FFO multiples to USRP’s estimated FFO per share for 2004 and 2005. The following table presents the results of this analysis.

Multiple	Median of Comparable Public REITs	Mean of Comparable Public REITs	Low End of Range Among Comparable Public REITs	High End of Range Among Comparable Public REITs
2004E Funds From Operations per share	13.0x	12.9x	11.5x	14.4x
2005E Funds From Operations per share	11.7x	11.8x	10.5x	13.4x

Legg Mason then estimated a high, mean, and low per share value for USRP shares using USRP’s estimated 2004 and 2005 FFO and the comparable company multiples for each of 2004 and 2005, as shown below and adjusted the per share value for the 0.7742 exchange ratio.

Estimated USRP value based on estimated 2004 FFO and comparable company multiples is presented in the following table:

	FFO Per Share	FFO Multiple	Per Share Value	Exchange Adj. Price
High	$1.32	14.4x	$19.05	$14.75
Mean	1.32	12.9x	17.03	13.19
Low	1.32	11.5x	15.30	11.84

Estimated USRP value based on estimated 2005 FFO and comparable company multiples is presented in the following table:

	FFO Per Share	FFO Multiple	Per Share Value	Exchange Adj. Price
High	$1.40	13.4x	$18.71	$14.49
Mean	1.40	11.8x	16.43	12.72
Low	1.40	10.5x	14.70	11.38

Convertible Preferred Stock Consideration Analysis

To calculate the value of the 0.16 shares of USRP Series C preferred stock, Legg Mason separated the security into its three component parts: (a) the value of the conversion feature; (b) the value of the dividend, and (c) the residual value of the preferred stock on the date that it is first callable. For the value of the conversion feature, Legg Mason employed the Black-Scholes model utilizing assumptions it deemed reasonable. With respect to the value of the dividend and the residual value, Legg Mason discounted the expected dividends and the anticipated liquidation value to the present with discount rates based on the current preferred yield of all REIT convertible preferred stock for which data were reasonably available and that either have a sub-investment grade rating or are unrated by any of the major ratings agencies. Finally, Legg Mason adjusted the value of the USRP Series C preferred stock for the 0.16 exchange ratio. A summary of the results of this analysis follows.

	High	Rated Mean	Rated and Non-Rated Mean	Low
Conversion Feature Value	$0.86	$0.51	$0.51	$0.21
Dividend Value	7.75	7.51	7.48	7.21
Residual Value	18.06	17.09	16.97	15.93

Total	$26.66	$25.11	$24.96	$23.35
Exchange Ratio	0.16	0.16	0.16	0.16
Implied Value	$4.27	$4.02	$3.99	$3.74

Value of CNLRP

With respect to the value of CNLRP, Legg Mason performed its analysis using: (a) comparable company analysis using FFO multiples from selected REITs; (b) comparable transaction FFO multiples from the sale of selected triple net lease REITs; and (c) net asset value analysis to determine the private market value of CNLRP’s individual assets and real estate service businesses, using comparable restaurant property transactions to determine capitalization rates to value the real property assets and comparable real estate, financial services, and homebuilding and construction comparable companies to determine appropriate EBITDA multiples to value the specialty finance and service companies. The following summarizes Legg Mason’s analysis of the merger consideration.

Comparable Company Analysis

Legg Mason compared certain financial information of CNLRP to the same information for a group of seven selected publicly traded triple net lease REITs. The analysis centered on taking the consensus estimates of 2004 and 2005 FFO of the comparable companies and determining an FFO multiple by dividing each comparable company’s share price by its estimated FFO. The comparison group of public REITs includes the following: American Financial Realty Trust (ticker symbol “AFR”), Capital Automotive REIT (“CARS”), Entertainment Properties Trust (“EPR”), Getty Realty Corp. (“GTY”), Lexington Corporate Properties Trust (“LXP”), Commercial Net Lease Realty, Inc. (“NNN”), and Realty Income Corporation (“O”). No company used in the comparable public company analysis is identical to CNLRP and they all differ from CNLRP in material ways. The companies chosen in the comparable company analysis were chosen primarily due to their net lease investment strategy, as well as total market capitalization and debt-to-total market capitalization. Legg Mason included NNN when evaluating CNLRP but not USRP because of the non-traditional REIT revenues earned by both CNLRP’s and NNN’s service businesses. CNLRP 2004 and 2005 FFO estimates are based on CNLRP estimates. CNLRP values per share were calculated by applying the high, mean, and low of the comparable companies’ FFO multiples to CNLRP’s estimated FFO per share for 2004 and 2005. A summary table is presented below.

Multiple	Median of Comparable Public REITs	Mean of Comparable Public REITs		Low End of Range Among Comparable Public REITs		High End of Range Among Comparable Public REITs
2004E Funds From Operations per share	12.5x	12.8	x	11.5	x	14.4	x
2005E Funds From Operations per share	11.6x	11.7	x	10.5	x	13.4	x

Legg Mason then estimated a high, mean and low per share value for CNLRP shares using CNLRP’s estimated 2004 and 2005 FFO and the comparable company multiples for each of 2004 and 2005, as shown below.

Estimated CNLRP value based on estimated 2004 FFO and comparable company multiples is presented in the following table:

	FFO Per Share	FFO Multiple		Per Share Value
High	$1.28	14.4	x	$18.41
Mean	1.28	12.8	x	16.37
Low	1.28	11.5	x	14.78

Estimated CNLRP value based on estimated 2005 FFO and comparable company multiples is presented in the following table:

	FFO Per Share	FFO Multiple		Per Share Value
High	$1.27	13.4	x	$17.01
Mean	1.27	11.7	x	14.91
Low	1.27	10.5	x	13.36

Comparable Transaction Analysis

Legg Mason reviewed transactions over the last four years for which there was a sale of a publicly traded REIT engaged primarily in the ownership of triple net lease properties. The acquisitions include Corporate Property Associates 15 Incorporated and W.P. Carey & Co. LLC acquiring Carey Institutional Properties Incorporated in June 2004, Commercial Net Lease Realty Inc. acquiring Captec Net Lease Realty in

December 2001, and General Electric Capital acquiring Franchise Finance Corp. of America in August 2001. Legg Mason then compared the gross reported prices paid for the target REITs to the reported trailing twelve month FFO for the target REITs to derive respective FFO multiples. Finally, Legg Mason applied the FFO multiples to the actual 2003 and projected 2004 FFO of CNLRP to derive a range of implied values per share. A summary of the results of this analysis follows.

Estimated CNLRP value based on actual 2003 FFO and comparable transaction multiples:

	FFO Per Share	FFO Multiple		Per Share Value
High	$1.09	12.7	x	$13.94
Mean	1.09	10.0	x	10.96
Low	1.09	8.6	x	9.45

Estimated CNLRP value based on estimated 2004 FFO and comparable transaction multiples:

	FFO Per Share	FFO Multiple		Per Share Value
High	$1.28	12.7	x	$16.30
Mean	1.28	10.0	x	12.82
Low	1.28	8.6	x	11.06

Net Asset Value Analysis

To determine the private market value of CNLRP’s assets and ongoing service businesses (the “Net Asset Value”), Legg Mason separated and valued CNLRP’s assets as follows: (a) real property assets; (b) ongoing service businesses; and (c) cash, marketable securities, and owned notes receivable, among other balance sheet adjustments. CNLRP segregates its assets into those that it intends to hold long-term and those that it intends to sell in the short-term through one of its service businesses. To determine the Net Asset Value of the real property assets that CNLRP intends to hold long-term (the “Real Estate Assets”), Legg Mason used the projected 2004 and 2005 net operating income and applied a range of capitalization rates derived from comparable sale transactions. With respect to CNLRP’s service businesses (“FINCO”), Legg Mason valued two separate components – the value creation business segment and the “flip” business segment (the segment that primarily includes income from “flip” transactions, rental income from held for sale properties, servicing revenues, management fees, bond amortization fees, success fee income from mergers and acquisitions advisory, and Bank of America referral fees). To determine the market values of each segment, Legg Mason established a set of comparable publicly traded homebuilding and construction companies to value the value creation segment and comparable publicly traded financial and real estate service companies to value the “flip” segment. In each case, Legg Mason developed a range of EBITDA multiples based on 2004 and 2005 projections. Legg Mason then applied the applicable ranges to the 2004 and 2005 EBITDA estimates for each of FINCO’s two segments, summing the two segments to derive a range of values for FINCO. Legg Mason assumed the book value of the cash, marketable securities, and owned notes receivable at projected 2004 and 2005 year end as provided by CNLRP. Finally, Legg Mason netted the remaining balance sheet adjustments and summed the results of the previous tests to derive an aggregate Net Asset Value range for CNLRP. A summary of this analysis follows.

(in thousands, except per share data)	2004E		2005E
	High	Low	High	Low
Real Estate Assets	$781,102	$781,102	$912,039	$912,039
FINCO	387,443	320,572	267,225	209,219
Other Assets and Adjustments	(449,219)	(449,219)	(524,239)	(524,239)

Net Asset Value	$719,325	$652,455	$655,026	$597,020
Shares Outstanding	45,249	45,249	45,249	45,249
Value Per Share	$15.90	$14.42	$14.48	$13.19

Conclusion

Based upon the foregoing analyses and the assumptions and limitations set forth in full in the text of Legg Mason’s opinion letter, Legg Mason is of the opinion that, as of the date of Legg Mason’s opinion, the merger consideration to be paid to CNLRP’s stockholders in the CNLRP merger is fair to CNLRP’s stockholders from a financial point of view.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Legg Mason considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Legg Mason believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, Legg Mason may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, therefore the range of valuations resulting from any particular analysis described above should not be taken to be Legg Mason’s view of the actual value of CNLRP or USRP.

Legg Mason is a nationally recognized investment banking and advisory firm. Legg Mason, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. In the ordinary course of business, Legg Mason may, from time to time, trade in the securities or indebtedness of CNLRP or USRP for its own account, the accounts of investment funds and other clients under the management of Legg Mason or its affiliates and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities or indebtedness.

CNLRP has agreed to pay Legg Mason a fee of $500,000 in connection with the issuance of its opinion. CNLRP has also agreed to reimburse Legg Mason for its expenses incurred in performing its services and to indemnify Legg Mason and its affiliates, their respective directors, officers, agents, and employees and each person, if any, controlling Legg Mason or any of its affiliates against certain liabilities and expenses, including certain liabilities under federal securities laws, related to or arising out of Legg Mason’s engagement and any related transactions. Legg Mason has in the past provided investment banking services to, and received customary fees from, entities that are managed by affiliates of CNLRP and the Income Funds and Legg Mason may continue to provide investment banking services to such entities or USRP in the future.

Opinions of Income Funds’ Financial Advisor

The Income Fund general partners retained Wachovia Securities to act as their exclusive financial advisor in connection with the Income Fund mergers. The general partners selected Wachovia Securities to act as their exclusive financial advisor based on Wachovia Securities’ investment banking and business valuation qualifications, expertise and reputation. Wachovia Securities rendered its oral opinion to the general partners, which was subsequently confirmed in writing, that as of the date of the written opinions, and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be received by holders of Income Fund interests, pursuant to the Income Fund merger agreements was fair, from a financial point of view, to such holders.

The full text of Wachovia Securities’ opinions, each dated August 9, 2004, which are based upon and subject to the factors and assumptions set forth therein, are attached as Annex H to this joint proxy statement/prospectus. We urge you to read the opinions carefully and in their entirety. This summary is qualified in its entirety by reference to the full text of the opinions.

Wachovia Securities’ opinions, which were directed solely to the Income Fund general partners, addressed only the fairness, from a financial point of view, to the holders of Income Fund interests, as of the date of the opinions, and based upon and subject to the factors and assumptions set forth therein, of the merger consideration to be received by such holders pursuant to the Income Fund merger agreements, and did not address any other aspect of the Income Fund mergers.

Wachovia Securities’ opinions did not address the underlying business decision to proceed with or effect the Income Fund mergers, nor did they constitute a recommendation to any holder of the general or limited partnership interests of the Income Funds as to how such holder should vote with respect to the Income Fund mergers or any other matter related thereto. Wachovia Securities was neither asked to, nor did it, offer any opinion as to any term of the Income Fund merger agreements or the form of the Income Fund mergers, other than as to the fairness, from a financial point of view, to the holders of the Income Fund interests, as of the date of the opinions, based upon and subject to the factors and assumptions set forth therein, of the Income Fund merger consideration to be received by such holders pursuant to the Income Fund merger agreements. Wachovia Securities did not offer any opinion as to the prices at which the USRP Series A preferred stock issued in the Income Fund mergers would trade in the future. In addition, Wachovia Securities did not offer any opinion as to the relative fairness of the Income Funds merger consideration to be received by the holders of the general and limited partnership interests of the Income Funds, respectively, or as to the fairness of the Income Funds merger consideration to be received by any Income Fund in relation to consideration to be received by any of the other Income Funds pursuant to the Income Fund merger agreements. In rendering its opinions, Wachovia Securities assumed, with the consent of the general partners, that each party to the Income Fund merger agreements and the CNLRP merger agreement would comply with all the material terms of such agreements. With the consent of the general partners, Wachovia Securities assumed that the per share value of the USRP Series A preferred stock will be $23.50 upon issuance. On August 6, 2004, the closing price of the Series A preferred stock was $23.50 per share.

In arriving at its opinions, Wachovia Securities, among other things:

•	Reviewed the Income Fund merger agreements and the CNLRP merger agreement, including the financial terms of such merger agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Income Funds, USRP and CNLRP that were publicly available or furnished to Wachovia Securities by their respective management teams, and discussed with such management teams their respective firms’ business and prospects.

•	Considered certain financial data for the Income Funds and compared that data with similar data regarding certain other publicly traded companies that Wachovia Securities deemed to be relevant.

•	Compared the proposed financial terms of the Income Fund merger agreements with the financial terms of certain other business combinations and transactions that Wachovia Securities deemed to be relevant.

•	Developed a discounted cash flow model for each of the Income Funds.

•	Calculated a net asset value of each of the Income Funds based on each of the Income Funds’ projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

•	Reviewed appraisals of the market and liquidation values of the Income Funds prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that Wachovia Securities deemed to be relevant.

In connection with its review, Wachovia Securities, with the Income Fund general partners’ consent, relied upon the accuracy and completeness of the foregoing financial and other information, and did not assume any responsibility for any independent verification of such information. Wachovia Securities further relied upon the assurance of the Income Funds’ management that they were unaware of any facts that would make the information provided to Wachovia Securities incomplete or misleading in any material respect. With respect to the financial forecasts of the Income Funds, USRP and CNLRP, Wachovia Securities assumed that such forecasts were reasonably prepared and reflected the best current good faith estimates and judgments of the respective management as to the future financial performance of such firms. Wachovia Securities discussed the financial projections of the Income Funds, USRP and CNLRP with the respective management teams of such firms, but assumed no responsibility for and expressed no view as to financial forecasts of such firms or the assumptions upon which they were based. In arriving at its opinion, Wachovia Securities did not make any comprehensive evaluations or appraisals of the assets or liabilities of the Income Funds.

In rendering its opinion, Wachovia Securities assumed that the representations and warranties of each party contained in the Income Fund merger agreements and the CNLRP merger agreement were true and correct and that the Income Fund mergers and the CNLRP merger would be consummated on the terms described in such merger agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions would be imposed that would have an adverse effect on the mergers or other actions contemplated by such merger agreements. Wachovia Securities also assumed that each holder of the general and limited partnership interests of the Income Funds shall receive such portion of the Income Funds merger consideration as such holder is entitled to receive pursuant to the applicable Income Fund’s agreement of limited partnership, as amended, on dissolution of such Income Fund (subject to certain downward adjustments to the general partners’ share of the Income Funds merger consideration). Wachovia Securities’ opinions were necessarily based on economic, market, financial and other conditions and the information made available to it as of the date of its written opinions. Although subsequent developments may affect Wachovia Securities’ opinions, Wachovia Securities does not have any obligation to update, revise or reaffirm its opinions.

Wachovia Securities’ opinions did not address the relative merits of the Income Fund mergers or other actions contemplated by the Income Fund merger agreements compared with other business strategies that may have been considered for the Income Funds by the general partners.

The following summaries of Wachovia Securities’ financial analyses present some information in tabular format. In order to fully understand the financial analyses used by Wachovia Securities, the tabular information must be read together with the text of each summary. The tabular information alone does not constitute a complete description of the financial analyses. Accordingly, the information provided in the tables and the accompanying narrative discussion must be considered as a whole. Considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Wachovia Securities’ opinions.

In connection with the preparation and delivery of its opinions, Wachovia Securities performed a variety of financial and comparative analyses, which are described below. No limitations were imposed by the Income Fund general partners with respect to the investigations made or procedures followed by Wachovia Securities in rendering its opinions.

In arriving at its opinions, Wachovia Securities did not ascribe a specific range of value to the Income Funds, but rather made its determination as to the fairness, from a financial point of view, to the holders of the Income Fund interests, as of the date of the opinions, and based upon and subject to the factors and assumptions set forth therein, of the Income Fund merger consideration to be received by such holders pursuant to the Income Fund merger agreements, on the basis of the multiple financial and comparative analyses described below.

The following table sets forth the aggregate merger consideration to be received by the holders of the partnership interests in each Income Fund:

General Partner Consideration				Limited Partner Consideration						Aggregate Income Fund Merger Consideration
Fund	Cash	Value of Preferred	Total Merger Consideration	Units	Cash Per Unit	Shares of Preferred per unit	Value of Preferred per Unit (1)	Value per Unit	Total Merger Consideration
I	$203,245	$39,802	$243,047	30,000	$154.34	1.286	$30.22	$184.56	$5,536,830	$5,779,877
II	$276,967	$54,239	$331,206	50,000	$244.46	2.037	$47.87	$292.33	$14,616,475	$14,947,681
III	$241,849	$47,362	$289,211	50,000	$216.83	1.807	$42.46	$259.29	$12,964,725	$13,253,936
IV	$519,745	$101,783	$621,528	60,000	$223.28	1.861	$43.73	$267.01	$16,020,810	$16,642,338
V	$346,156	$67,789	$413,945	50,000	$209.74	1.748	$41.08	$250.82	$12,540,900	$12,954,845
VI	$195,627	$38,310	$233,937	70,000	$430.54	3.588	$84.32	$514.86	$36,040,060	$36,273,997
VII	$157,561	$30,856	$188,417	30,000,000	$.8420	0.00702	$0.16	$1.01	$30,209,100	$30,397,517
VIII	$186,592	$36,541	$223,133	35,000,000	$.8399	0.007	$0.16	$1.00	$35,154,000	$35,377,133
IX	$156,711	$30,689	$187,400	3,500,000	$6.622	0.0552	$1.30	$7.92	$27,717,200	$27,904,600
X	$171,710	$33,627	$205,337	4,000,000	$7.155	0.0596	$1.40	$8.56	$34,222,400	$34,427,737
XI	$164,711	$32,256	$196,967	4,000,000	$8.292	0.0691	$1.62	$9.92	$39,663,400	$39,860,367
XII	$159,582	$31,252	$190,834	4,500,000	$8.428	0.0702	$1.65	$10.08	$45,349,650	$45,540,484
XIII	$125,692	$24,615	$150,307	4,000,000	$7.989	0.0666	$1.57	$9.55	$38,216,400	$38,366,707
XIV	$131,287	$25,710	$156,997	4,500,000	$8.786	0.0732	$1.72	$10.51	$47,277,900	$47,434,897
XV	$107,264	$21,006	$128,270	4,000,000	$8.244	0.0687	$1.61	$9.86	$39,433,800	$39,562,070
XVI	$101,333	$19,844	$121,177	4,500,000	$7.987	0.0666	$1.57	$9.55	$42,984,450	$43,105,627
XVII	$20,360	$3,987	$24,347	3,000,000	$7.188	0.0599	$1.41	$8.60	$25,786,950	$25,811,297
XVIII	$27,313	$5,349	$32,662	3,500,000	$7.278	0.0606	$1.42	$8.70	$30,457,350	$30,490,012

(1)	With the consent of the general partners, Wachovia Securities assumed that the per share value of the USRP Series A preferred stock will be $23.50 upon issuance.

Comparable Companies Analysis. Using publicly available information, estimates of 2004 and 2005 FFO published by First Call (or, in the case of USRP, obtained from USRP management) and 2004 and 2005 estimates of EBITDA published by IBES (or, in the case of USRP, obtained from USRP management), Wachovia Securities analyzed the market value and trading multiples of selected publicly traded real estate companies that own net leased properties and that Wachovia Securities believed were reasonably comparable to the Income Funds. These companies included:

Capital Automotive REIT	Lexington Corporate Properties Trust

Commercial Net Lease Realty, Inc.	One Liberty Properties, Inc.

Entertainment Properties Trust	Realty Income Corporation

Getty Realty Corporation	U. S. Restaurant Properties, Inc.

For each of the comparable companies, Wachovia Securities calculated the multiple of market value (based on August 4, 2004 closing share prices) to projected FFO for 2004 and 2005, as reported by First Call (or, in the case of USRP, provided by USRP management). In addition, Wachovia Securities calculated the multiple of enterprise value (based on August 4, 2004 closing prices and balance sheet information from the most recent Form 10-Q) to projected EBITDA for 2004 and 2005, as reported by IBES (or, in the case of USRP, provided by USRP management). Wachovia Securities calculated a range consisting of the high, mean, median and low multiples for the comparable companies, applied this range to the applicable estimates for the Income Funds provided to Wachovia Securities by the general partners, and added the general partners’ estimate of net working capital forecasted as of December 31, 2004 for the Income Funds, resulting in the following ranges of implied values for the Income Funds:

2004 FFO Implied Values	2004 FFO Estimate	Low 9.9x	Median 12.1x	Mean 12.2x	High 14.4x	Aggregate Income Fund Merger Consideration
Fund I	$409,702	$4,402,313	$5,277,235	$5,335,245	$6,230,094	$5,779,877
Fund II	$1,247,998	$13,381,921	$16,047,034	$16,223,738	$18,949,552	$14,947,681
Fund III	$1,239,019	$12,492,465	$15,138,403	$15,313,835	$18,020,037	$13,253,936
Fund IV	$1,608,494	$17,514,700	$20,949,655	$21,177,402	$24,690,592	$16,642,338
Fund V	$1,061,296	$10,568,614	$12,835,022	$12,985,291	$15,303,319	$12,954,845
Fund VI	$2,820,466	$30,072,670	$36,095,804	$36,495,154	$42,655,473	$36,273,997
Fund VII	$2,590,073	$25,989,461	$31,520,589	$31,887,317	$34,544,424	$30,397,517
Fund VIII	$3,080,164	$32,706,735	$39,284,457	$39,720,578	$46,448,117	$35,377,133
Fund IX	$2,306,895	$23,667,736	$28,594,133	$28,920,766	$33,959,369	$27,904,600
Fund X	$2,878,551	$28,710,079	$34,857,255	$35,264,829	$41,552,016	$34,427,737
Fund XI	$3,342,154	$36,817,532	$43,954,737	$44,427,952	$51,727,716	$39,860,367
Fund XII	$3,585,570	$40,129,550	$47,786,573	$48,294,254	$56,125,676	$45,540,484
Fund XIII	$3,272,685	$33,278,768	$40,267,621	$40,731,000	$47,879,034	$38,366,707
Fund XIV	$3,435,283	$39,991,309	$47,327,393	$47,813,794	$55,316,967	$47,434,897
Fund XV	$3,077,570	$33,887,750	$40,459,932	$40,895,685	$47,617,557	$39,562,070
Fund XVI	$3,306,162	$34,987,814	$42,048,158	$42,516,278	$49,737,431	$43,105,627
Fund XVII	$2,032,441	$19,884,086	$24,224,385	$24,512,158	$28,951,313	$25,811,297
Fund XVIII	$2,199,188	$24,308,716	$29,005,104	$29,316,487	$34,119,842	$30,490,012

2005 FFO Multiple Implied Values	2005 FFO Estimate	Low 8.1x	Median 11.0x	Mean 11.2x	High 14.0x	Aggregate Income Fund Merger Consideration
Fund I	$436,318	$3,855,863	$5,132,752	$5,219,162	$6,461,689	$5,779,877
Fund II	$1,245,566	$11,043,984	$14,689,151	$14,935,826	$18,482,897	$14,947,681
Fund III	$1,246,219	$10,248,884	$13,895,962	$14,142,767	$17,691,698	$13,253,936
Fund IV	$1,354,086	$12,475,201	$16,437,952	$16,706,118	$20,562,227	$16,642,338
Fund V	$1,100,120	$8,910,181	$12,129,696	$12,347,566	$15,480,441	$12,954,845
Fund VI	$2,865,362	$25,195,304	$33,580,825	$34,148,288	$42,308,145	$36,273,997
Fund VII	$2,581,360	$21,107,789	$28,662,176	$29,173,395	$36,524,484	$30,397,517
Fund VIII	$3,031,411	$26,591,773	$35,463,238	$36,063,586	$44,696,311	$35,377,133
Fund IX	$2,339,446	$19,644,858	$26,491,281	$26,954,591	$33,616,769	$27,904,600
Fund X	$2,784,945	$22,607,951	$30,758,131	$31,309,668	$39,240,517	$34,427,737
Fund XI	$3,420,340	$31,239,509	$41,249,184	$41,926,556	$51,666,859	$39,860,367
Fund XII	$3,504,456	$32,814,771	$43,070,611	$43,764,642	$53,744,485	$45,540,484
Fund XIII	$3,288,574	$27,327,434	$36,951,492	$37,602,769	$46,967,831	$38,366,707
Fund XIV	$3,353,983	$32,954,212	$42,769,690	$43,433,921	$52,985,253	$47,434,897
Fund XV	$2,976,828	$27,358,385	$36,070,115	$36,659,653	$45,136,940	$39,562,070
Fund XVI	$3,336,171	$29,088,156	$38,851,508	$39,512,212	$49,012,821	$43,105,627
Fund XVII	$2,072,408	$16,430,836	$22,495,766	$22,906,191	$28,807,907	$25,811,297
Fund XVIII	$2,211,740	$20,324,646	$26,797,335	$27,235,353	$33,533,854	$30,490,012

2004 E.V. to EBITDA Multiple Implied Values	2004 EBITDA Estimate	Low 10.0x	Median 13.3x	Mean 12.7x	High 14.0x	Aggregate Income Fund Merger Consideration
Fund I	$409,702	$4,454,485	$5,783,423	$5,558,138	$6,080,882	$5,779,877
Fund II	$1,247,998	$13,540,843	$17,588,940	$16,902,696	$18,495,033	$14,947,681
Fund III	$1,239,019	$12,650,244	$16,669,215	$15,987,908	$17,568,789	$13,253,936
Fund IV	$1,608,494	$17,719,528	$22,936,955	$22,052,483	$24,104,782	$16,642,338
Fund V	$1,061,296	$10,703,761	$14,146,257	$13,562,676	$14,916,797	$12,954,845
Fund VI	$2,820,466	$30,431,833	$39,580,501	$38,029,594	$41,628,265	$36,273,997
Fund VII	$2,590,073	$26,319,285	$34,720,634	$33,296,415	$36,601,125	$30,397,517
Fund VIII	$3,080,164	$33,098,968	$43,090,012	$41,396,304	$45,326,327	$35,377,133
Fund IX	$2,306,895	$23,961,499	$31,444,310	$30,175,804	$33,119,202	$27,904,600
Fund X	$2,878,551	$29,076,638	$38,413,716	$36,830,870	$40,503,653	$34,427,737
Fund XI	$3,342,154	$37,243,128	$48,083,981	$46,246,210	$50,510,510	$39,860,367
Fund XII	$3,585,570	$40,586,142	$52,216,559	$50,244,940	$54,819,818	$45,540,484
Fund XIII	$3,272,685	$33,695,517	$44,311,036	$42,511,465	$46,687,128	$38,366,707
Fund XIV	$3,435,283	$40,428,764	$51,571,699	$49,682,718	$54,065,843	$47,434,897
Fund XV	$3,077,570	$34,279,653	$44,262,281	$42,569,999	$46,496,712	$39,562,070
Fund XVI	$3,306,162	$35,408,826	$46,132,935	$44,314,955	$48,533,333	$43,105,627
Fund XVII	$2,032,441	$20,142,901	$26,735,474	$25,617,883	$28,211,102	$25,811,297
Fund XVIII	$2,199,188	$24,588,764	$31,722,209	$30,512,929	$33,318,902	$30,490,012

2005 E.V. to EBITDA Multiple Implied Values	2005 EBITDA Estimate	Low 7.8x	Median 11.9x	Mean 11.4x	High 13.6x	Aggregate Income Fund Merger Consideration

Fund I	$436,318	$3,731,971	$5,542,537	$5,329,958	$6,286,292	$5,779,877
Fund II	$1,245,566	$10,690,309	$15,858,972	$15,252,119	$17,982,187	$14,947,681
Fund III	$1,246,219	$9,895,024	$15,066,397	$14,459,226	$17,190,725	$13,253,936
Fund IV	$1,354,086	$12,090,712	$17,709,693	$17,049,969	$20,017,892	$16,642,338
Fund V	$1,100,120	$8,597,805	$13,162,915	$12,626,926	$15,038,199	$12,954,845
Fund VI	$2,865,362	$24,381,693	$36,271,938	$34,875,905	$41,156,286	$36,273,997
Fund VII	$2,581,360	$20,374,819	$31,086,558	$29,828,894	$35,486,792	$30,397,517
Fund VIII	$3,031,411	$25,731,012	$38,310,303	$36,833,369	$43,477,701	$35,377,133
Fund IX	$2,339,446	$18,980,579	$28,688,462	$27,548,660	$32,676,325	$27,904,600
Fund X	$2,784,945	$21,817,174	$33,373,718	$32,016,864	$38,120,985	$34,427,737
Fund XI	$3,420,340	$30,268,314	$44,461,527	$42,795,102	$50,291,901	$39,860,367
Fund XII	$3,504,456	$31,819,691	$46,361,954	$44,654,547	$52,335,713	$45,540,484
Fund XIII	$3,288,574	$26,393,654	$40,040,081	$38,437,854	$45,654,843	$38,366,707
Fund XIV	$3,353,983	$32,001,858	$45,919,710	$44,285,616	$51,636,971	$47,434,897
Fund XV	$2,976,828	$26,513,124	$38,865,917	$37,415,576	$43,940,272	$39,562,070
Fund XVI	$3,336,171	$28,140,860	$41,984,801	$40,359,384	$47,671,699	$43,105,627
Fund XVII	$2,072,408	$15,842,381	$24,442,147	$23,432,448	$27,974,810	$25,811,297
Fund XVIII	$2,211,740	$19,696,628	$28,874,575	$27,796,992	$32,644,747	$30,490,012

None of the companies utilized in the above analyses for comparative purposes is identical to the Income Funds. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results. These analyses also involve complex considerations and judgments concerning the differences in the financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies and the potential value of the Income Funds. In addition, the multiples of market value to projected 2004 and 2005 FFO per share and enterprise value to projected 2004 and 2005 EBITDA for the comparable companies are based on projections by securities analysts using only publicly available information, except in the case of USRP, in which case Wachovia Securities relied upon estimates provided by USRP management. Accordingly, such estimates may or may not prove to be accurate.

Selected Transactions Analysis. Using publicly available information, Wachovia Securities examined selected transactions involving publicly traded real estate companies announced from January 1, 2001, to the date of its opinions, with target equity values of less than $500 million. The selected transactions were:

Target	Acquiror
Great Lakes REIT	Transwestern Superior Acquisition, LLC

Elder Trust	Ventas, Inc.

Mid-Atlantic Realty Trust	Kimco Realty Corporation

Crown American Realty Trust	Pennsylvania Investment Trust

RFS Hotel Investors	CNL Hospitality Properties

Center Trust	Pan Pacific Retail Properties

IRT Property Company	Equity One

JDN Realty Corporation	Developers Diversified

National Golf Properties	GS Capital Partners

JP Realty	General Growth

Captec Net Lease Realty	Commercial Net Lease Realty, Inc.

United Investors Realty Trust	Equity One

Using publicly available information and estimates of future financial results published by First Call or, in the event First Call estimates were not available, derived from the applicable Form S-4 filing, Wachovia Securities calculated, among other things, a range consisting of the high, mean, median and low forward FFO multiples for the targets (based on the value of the consideration received in each transaction and FFO estimates for the year in which the transaction was announced or the following year, depending on whether the transaction was announced in the first or second half of the year) for the selected transactions, applied this range to the 2005 FFO per share estimates for the Income Funds provided to Wachovia Securities by the Income Fund general partners, and added the Income Fund general partners’ estimate of net working capital forecasted as of December 31, 2004 for the Income Funds, resulting in the following ranges of implied values for the Income Funds:

Transaction FFO Multiple Implied Values	2005 FFO Estimate	Low 7.0x	Median 9.3x	Mean 9.3x	High 11.4x	Aggregate Income Fund Merger Consideration
Fund I	$436,318	$3,408,160	$4,396,374	$4,379,474	$5,317,622	$5,779,877
Fund II	$1,245,566	$9,765,916	$12,586,994	$12,538,749	$15,216,902	$14,947,681
Fund III	$1,246,219	$8,970,146	$11,792,703	$11,744,433	$14,423,991	$13,253,936
Fund IV	$1,354,086	$11,085,782	$14,152,645	$14,100,197	$17,011,684	$16,642,338
Fund V	$1,100,120	$7,781,355	$10,273,011	$10,230,400	$12,595,821	$12,954,845
Fund VI	$2,865,362	$22,255,174	$28,744,919	$28,633,935	$34,794,890	$36,273,997
Fund VII	$2,581,360	$18,459,071	$24,305,582	$24,205,598	$29,755,909	$30,397,517
Fund VIII	$3,031,411	$23,481,261	$30,347,089	$30,229,673	$36,747,660	$35,377,133
Fund IX	$2,339,446	$17,244,366	$22,542,969	$22,452,355	$27,482,515	$27,904,600
Fund X	$2,784,945	$19,750,336	$26,057,945	$25,950,076	$31,938,123	$34,427,737
Fund XI	$3,420,340	$27,729,919	$35,476,633	$35,344,153	$42,698,396	$39,860,367
Fund XII	$3,504,456	$29,218,870	$37,156,097	$37,020,359	$44,555,463	$45,540,484
Fund XIII	$3,288,574	$23,953,049	$31,401,325	$31,273,949	$38,344,874	$38,366,707
Fund XIV	$3,353,983	$29,512,710	$37,109,131	$36,979,221	$44,190,786	$47,434,897
Fund XV	$2,976,828	$24,303,880	$31,046,085	$30,930,784	$37,331,409	$39,562,070
Fund XVI	$3,336,171	$25,664,931	$33,221,011	$33,091,791	$40,265,058	$43,105,627
Fund XVII	$2,072,408	$14,304,351	$18,998,138	$18,917,867	$23,373,854	$25,811,297
Fund XVIII	$2,211,740	$18,055,192	$23,064,553	$22,978,886	$27,734,458	$30,490,012

Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of the Income Funds and those of the comparable acquired companies, Wachovia Securities believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis. Accordingly, Wachovia Securities also made qualitative judgments concerning differences between the characteristics of these transactions and the proposed Income Fund mergers that could affect the acquisition values of the Income Funds and those of such acquired companies.

Net Asset Valuation Analysis. Using information provided by the Income Funds, Wachovia Securities calculated the net asset values for the Income Funds. For this calculation, Wachovia Securities applied a range of capitalization rates, based on restaurant concept, to the Income Funds’ current rental income. In determining the range of capitalization rates, Wachovia Securities reviewed the fundamental performance metrics for each concept, comparable transactions and industry research. Wachovia Securities made adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts. The resulting gross real estate values were added to the gross value of other assets, certain transaction costs and other liabilities, to arrive at equity values for the Income Funds. The net asset valuation analysis produced the following value ranges for the Income Funds:

Net Asset Value Analysis	Range of Capitalization Rates		Range of Implied Values		Aggregate Income Fund Merger Consideration
	Low	High	Low	High
Fund I	10.2%	8.7%	$5,610,547	$6,414,423	$5,779,877
Fund II	10.8%	9.3%	$14,391,598	$16,478,553	$14,947,681
Fund III	10.6%	9.1%	$12,888,020	$14,999,680	$13,253,936
Fund IV	10.8%	9.3%	$16,523,406	$18,857,835	$16,642,338
Fund V	10.6%	9.1%	$11,872,802	$13,793,045	$12,954,845
Fund VI	10.2%	8.7%	$32,426,363	$37,691,358	$36,273,997
Fund VII	10.8%	9.3%	$27,206,451	$31,673,749	$30,397,517
Fund VIII	11.0%	9.5%	$34,054,177	$39,210,202	$35,377,133
Fund IX	10.6%	9.1%	$26,677,465	$30,929,985	$27,904,600
Fund X	10.9%	9.4%	$33,600,650	$39,011,723	$34,427,737
Fund XI	11.3%	9.8%	$38,819,103	$44,089,508	$39,860,367
Fund XII	10.9%	9.4%	$42,582,745	$48,726,242	$45,540,484
Fund XIII	10.7%	9.2%	$37,000,071	$42,795,827	$38,366,707
Fund XIV	10.3%	8.8%	$43,213,902	$49,650,240	$47,434,897
Fund XV	10.6%	9.1%	$34,966,481	$40,256,748	$39,562,070
Fund XVI	10.2%	8.7%	$37,143,909	$42,921,418	$43,105,627
Fund XVII	10.0%	8.5%	$22,330,764	$26,314,477	$25,811,297
Fund XVIII	9.9%	8.4%	$26,661,919	$30,820,308	$30,490,012

Discounted Cash Flow Analysis. Wachovia Securities performed a discounted cash flow analysis of the Income Funds based upon the projected cash flows provided by the Income Fund general partners for the years 2005 through 2009. Wachovia Securities calculated a range of values of the Income Funds based upon the sum of the discounted net present values of the Income Funds’ five-year stream of free cash flows plus the discounted net present value of the Income Funds’ terminal values based upon a range of capitalization rates and the Income Funds’ projected 2010 rental income. In determining the range of discount and terminal capitalization rates, Wachovia Securities made adjustments for certain factors, including lease maturities, rent-to-sales ratios and the financial condition of the underlying tenants and concepts. The discounted cash flow analysis produced the following value ranges for the Income Funds:

DCF Analysis	Range of Discount Rates		Range of Terminal Capitalization Rates		Range of Implied Values		Aggregate Income Fund Merger Consideration
	Low	High	Low	High	Low	High
Fund I	10.2%	11.7%	9.4%	10.9%	$5,121,472	$5,876,085	$5,779,877
Fund II	10.8%	12.3%	10.0%	11.5%	$13,553,180	$15,352,115	$14,947,681
Fund III	10.6%	12.1%	9.9%	11.4%	$12,369,463	$14,127,219	$13,253,936
Fund IV	10.8%	12.3%	10.1%	11.6%	$15,344,607	$17,308,171	$16,642,338
Fund V	10.6%	12.1%	9.8%	11.3%	$11,439,625	$13,100,925	$12,954,845
Fund VI	10.2%	11.7%	9.4%	10.9%	$31,849,457	$36,325,977	$36,273,997
Fund VII	10.8%	12.3%	10.0%	11.5%	$27,505,788	$31,329,103	$30,397,517
Fund VIII	11.0%	12.5%	10.3%	11.8%	$33,844,163	$38,119,514	$35,377,133
Fund IX	10.6%	12.1%	9.9%	11.4%	$25,788,528	$29,383,932	$27,904,600
Fund X	10.9%	12.4%	10.1%	11.6%	$31,668,571	$36,034,654	$34,427,737
Fund XI	11.3%	12.8%	10.5%	12.0%	$35,972,452	$40,266,610	$39,860,367
Fund XII	10.9%	12.4%	10.1%	11.6%	$42,884,379	$48,295,058	$45,540,484
Fund XIII	10.7%	12.2%	10.0%	11.5%	$35,693,559	$40,690,441	$38,366,707
Fund XIV	10.3%	11.8%	9.6%	11.1%	$43,477,907	$49,139,109	$47,434,897
Fund XV	10.6%	12.1%	9.8%	11.3%	$35,043,289	$39,676,592	$39,562,070
Fund XVI	10.2%	11.7%	9.4%	10.9%	$38,446,046	$42,974,742	$43,105,627
Fund XVII	10.0%	11.5%	9.2%	10.7%	$22,374,247	$25,898,433	$25,811,297
Fund XVIII	9.9%	11.4%	9.2%	10.7%	$25,495,614	$29,051,983	$30,490,012

General. The summary set forth above does not purport to be a complete description of the analyses performed by Wachovia Securities, but describes, in summary form, the material elements of the presentation that Wachovia Securities made to the Income Fund general partners on August 6, 2004, in connection with the delivery of its fairness opinions. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at each opinion, Wachovia Securities considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Wachovia Securities believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinions.

In performing its analyses, Wachovia Securities made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the Income Funds’ control. No company, transaction or business used in the analyses described above is identical to the Income Funds or the proposed Income Fund mergers. Any estimates contained in Wachovia Securities’ analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those estimated. None of the Income Funds, USRP, CNLRP, Wachovia Securities or any other person assumes any responsibility if future results are different from those projected. The analyses performed were prepared solely as a part of Wachovia Securities’ analysis of the fairness, from a financial point of view, to the holders of the Income Fund interests, as of the date of the opinions, and based upon and subject to the factors and assumptions set forth therein, of the consideration to be received by such holders pursuant to the Income Fund merger agreements, and were conducted in connection with the delivery by Wachovia Securities of its written opinions, dated August 9, 2004, to the Income Fund general partners. Wachovia Securities’ analyses do not purport to be appraisals or to reflect the prices at which the Income Funds’ business or securities might actually be sold. The consideration to be paid to holders of the Income Fund interests in the Income Fund mergers was determined through negotiations between the Income Funds and USRP, members of their respective senior management teams and respective advisors, and was unanimously approved by the Income Fund general partners. Wachovia Securities did not recommend any specific consideration to the Income Fund general partners or conclude that any given consideration constituted the only appropriate consideration for any Income Fund merger.

Wachovia Securities’ opinions were one of the many factors taken into consideration by the Income Fund general partners in making their determination to approve the mergers. Wachovia Securities’ analyses summarized above should not be viewed as determinative of the opinions of the Income Fund general partners with respect to the value of the Income Fund interests or of whether the Income Fund general partners would have been willing to agree to a different form of consideration.

Wachovia Securities is a nationally recognized investment banking and advisory firm and a subsidiary of Wachovia Corporation. Wachovia Securities, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Wachovia Securities and its affiliates (including Wachovia Corporation and its affiliates) may maintain relationships with the general partners, the Income Funds, USRP and CNLRP, as well as any of their respective affiliates. Additionally, in the ordinary course of its business, Wachovia Securities may trade in the securities of the Income Funds, USRP and CNLRP for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

The Income Funds paid Wachovia Securities a non-refundable cash fee of $450,000 upon the delivery of its fairness opinions to the Income Fund general partners. The full amount of this fee became fully earned and payable at the time Wachovia Securities rendered its fairness opinions, and no part of this fee was contingent upon the approval or consummation of the Income Fund mergers. The Income Funds also agreed to pay Wachovia Securities a transaction fee of $2,500,000 for its financial advisory services, which included financial and market-related advice in connection with the Income Fund mergers, upon consummation of the Income Fund mergers. The transaction fee will be reduced by the $450,000 fairness opinion fee. The Income Funds also have agreed to reimburse Wachovia Securities for its expenses incurred in performing its services and to indemnify Wachovia Securities and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Wachovia Securities or any of its affiliates against certain liabilities and expenses, including certain liabilities under federal securities laws, related to or arising out of Wachovia Securities’ engagement and any related transactions.

Stockholders Agreements

The following description of the USRP and CNLRP stockholders agreements does not purport to be complete and is qualified in its entirety by, and is subject to, the more complete and detailed information set forth in the stockholders agreements, which are included as Annexes C and D to this joint proxy statement/prospectus.

Simultaneously with the execution of the CNLRP merger agreement, Robert J. Stetson, Harry O. Davis and Stacy M. Riffe executed and delivered to CNLRP a stockholders agreement and irrevocable proxy and CNL Financial Group, Inc., James M. Seneff, Jr., Robert A. Bourne, Curtis B. McWilliams and Steven D. Shackelford executed and delivered to USRP a stockholders agreement and irrevocable proxy. The agreements have substantially identical terms and, among other things, obligate each party thereto to:

•	appear at any meeting or cause the shares owned by such party to be counted as present for establishing a quorum;

•	vote all shares owned by such party in favor of the CNLRP merger and the other matters to be voted upon;

•	grant an irrevocable proxy in favor of certain officers of USRP or CNLRP, as applicable, to vote the shares owned by such party in favor of the adoption of the CNLRP merger agreement and the other matters to be voted upon;

•	refrain from selling, transferring or pledging (with certain exceptions) the shares owned by the party; and

•	refrain from soliciting, facilitating, initiating, approving, recommending or entering into an acquisition proposal (as defined in the CNLRP merger agreement) or permitting any representative of such party to do so.

As of August 9, 2004, the signatories to the USRP stockholders agreement in the aggregate exercised voting control over 503,989 shares of USRP common stock, representing approximately 2.2% of the issued and outstanding shares of USRP common stock on such date. The signatories of the USRP stockholders agreement hold an additional 35,000 shares subject to options or warrants. As of August 9, 2004, the signatories to the CNLRP stockholders agreement in the aggregate exercise voting control over 6,463,085 shares of CNLRP common stock, representing approximately 14.3% of the issued and outstanding shares of CNLRP common stock on such date.

Listing of Common and Preferred Stock to be Issued in the Mergers

It is a condition to the mergers that the shares of USRP common stock, Series A preferred stock and Series C preferred stock issuable pursuant to the mergers be approved for listing on the NYSE, subject to official notice of issuance. If the mergers are completed, the common stock of CNLRP and the limited partnership units of each Income Fund will be deregistered under the Securities Exchange Act of 1934.

No Dissenters’ or Appraisal Rights

Stockholders of CNLRP and USRP do not have any appraisal rights under Maryland law or their respective articles of incorporation or bylaws.

Income Fund limited partners do not have any appraisal rights under Florida law or the Income Funds’ limited partnership agreements.

Regulatory Approvals

No antitrust or other regulatory approvals, apart from the declaration by the SEC of the registration statement of which this joint proxy statement/prospectus is a part effective, are required for the mergers to proceed.

Accounting Treatment

The CNLRP merger will be accounted for using the purchase method of accounting, with CNLRP treated as the acquirer for accounting purposes. As a result, the assets and liabilities of CNLRP will be recorded at historical values without restatement to fair values. The assets and liabilities of USRP will be recorded at their estimated fair values at the date of the merger, with the excess of the purchase price over the sum of such fair values recorded as goodwill. For this purpose, the purchase price is based upon market capitalization of USRP using an average trading price of USRP common stock and traded preferred stock for a period immediately before and after the announcement of the proposed CNLRP merger on August 9, 2004, as well as the estimated market values for the existing Series B preferred stock plus certain merger related costs. In subsequent periods, historical information of the combined company will be that of CNLRP. The Income Fund mergers will also be accounted for using the purchase method of accounting and the assets and liabilities of the Income Funds will be recorded at their estimated fair values at the date of the mergers.

In connection with the allocation of the purchase price to the real estate assets the methodology will assume that the value of the land and building was estimated as if the properties were vacant and separate values will be assigned to the leases in place, the tenant relationships and above or below market leases.

THE MERGER AGREEMENTS

The following summary of the merger agreements is qualified in its entirety by reference to the complete CNLRP merger agreement and Form of Income Fund merger agreement, which are incorporated by reference and attached as Annex A and Annex B, respectively, of this joint proxy statement/prospectus. All USRP and CNLRP stockholders and Income Fund limited partners are urged to read the attached merger agreements.

General

The CNLRP merger agreement provides for the merger of CNLRP with and into USRP, with USRP continuing as the surviving entity. The surviving entity’s articles of incorporation and bylaws (as amended assuming approval of certain proposals described in this joint proxy statement/prospectus) will be the articles of incorporation and bylaws of USRP.

The Income Fund merger agreements provide for the merger of a separate, newly-formed, wholly owned subsidiary of USRP’s operating partnership with and into each Income Fund, with the Income Fund continuing as the surviving entity. As a result of the mergers, each Income Fund will become a wholly owned subsidiary of USRP’s operating partnership.

Merger Consideration

What the CNL Restaurant Properties Stockholders Will Receive in the Mergers

Each share of CNLRP common stock (other than treasury stock or shares owned by USRP) will be converted into:

•	.7742 shares of USRP common stock; and

•	.16 shares of USRP’s 7.5% Series C Redeemable Convertible Preferred Stock ($25 liquidation value), referred to as Series C preferred stock.

What the Income Fund Limited Partners Will Receive in the Mergers

All units of limited partnership interest in the Income Funds will be converted into:

•	cash representing approximately 84% of the total consideration payable per unit; and

•	shares of USRP’s Series A Cumulative Convertible Preferred Stock ($25 liquidation value), referred to as Series A preferred stock, representing approximately 16% of the total consideration payable per unit.

Each of the Income Fund merger agreements has been amended to provide that the Income Fund general partners will receive $1.00 ($18.00 in the aggregate) in exchange for their general partnership interests in each of the Income Funds in lieu of the consideration originally specified in the Income Fund merger agreements. All other cash amounts and shares of Series A preferred stock that would otherwise have been received by the Income Fund general partners in exchange for their general partnership interests will be allocated to the Income Fund limited partners in accordance with their limited partnership interests. The Income Fund general partners proposed and entered into these amendments in order to maximize the merger consideration to be received by the Income Fund limited partners.

The following table lists, for CNLRP and each Income Fund, the original purchase price per share of common stock or limited partnership unit, the original purchase price per share or unit reduced by distributions of net sales proceeds from property sales, the amount of cash that limited partners will receive in the mergers for each unit that they own, the number of shares of USRP common stock that stockholders will receive for each share that they own, and the number of shares of USRP Series A or Series C preferred stock that limited partners or stockholders will receive in the mergers for each unit or share that they own.

Entity	Original Purchase Price Per Share/ Unit($)		Original Purchase Price Per Share Unit Less Distributions of Net Sales Proceeds ($)(1)	Total Distributions Paid Per Share/ Unit Since Inception ($)(2)		Number of Shares of Common Stock Per Share in the Merger/ Cash Per Unit in the Merger ($)	Number of Shares of Series C Preferred Stock Per Share/ Number of Shares of Series A Preferred Stock Per Unit in the Merger	Aggregate Value of Merger Consideration Per Share/Unit (August 6, 2004) ($)(3)	Aggregate Value of Merger Consideration Per Share/ Unit (December 22, 2004) ($)(4)	Inception Date
CNL Restaurant Properties, Inc.	20	(5)	20	9.81	(6)	0.7742	0.16	$15.71	$18.11	May 1994
CNL Income Fund, Ltd.	500		300	918.91		$161.11	1.3425	$192.66	$194.67	June 1986
CNL Income Fund II, Ltd.	500		367	866.57		$250.00	2.0833	$298.96	$302.08	January 1987
CNL Income Fund III, Ltd.	500		406	787.92		$221.67	1.8472	$265.08	$267.85	October 1987
CNL Income Fund IV, Ltd.	500		404	762.65		$231.9444	1.9328	$277.37	$280.26	June 1988
CNL Income Fund V, Ltd.	500		375	741.42		$216.67	1.8055	$259.10	$261.81	February 1989
CNL Income Fund VI, Ltd.	500		500	670.24		$433.33	3.611	$518.19	$523.61	June 1989
CNL Income Fund VII, Ltd.	1		1	1.28		$0.8472	0.00706	$1.01	$1.02	March 1990
CNL Income Fund VIII, Ltd.	1		1	1.27		$0.8452	0.007044	$1.01	$1.02	August 1990
CNL Income Fund IX, Ltd.	10		10	11.76		$6.6667	0.05556	$7.97	$8.06	April 1991
CNL Income Fund X, Ltd.	10		10	11.34		$7.1979	0.05998	$8.61	$8.70	September 1991
CNL Income Fund XI, Ltd.	10		10	10.64		$8.3333	0.06944	$9.97	$10.07	April 1992
CNL Income Fund XII, Ltd.	10		10	9.87		$8.4630	0.07052	$10.12	$10.23	October 1992
CNL Income Fund XIII, Ltd.	10		10	9.32		$8.0208	0.06684	$9.59	$9.69	April 1993
CNL Income Fund XIV, Ltd.	10		10	8.71		$8.8148	0.07346	$10.54	$10.65	September 1993
CNL Income Fund XV, Ltd.	10		10	8.12		$8.2708	0.06892	$9.89	$9.99	March 1994
CNL Income Fund XVI, Ltd.	10		10	7.58		$8.0093	0.06674	$9.58	$9.68	September 1994
CNL Income Fund XVII, Ltd.	10		10	6.56		$7.1944	0.05995	$8.60	$8.69	November 1995
CNL Income Fund XVIII, Ltd.	10		10	5.75		$7.2857	0.06071	$8.71	$8.80	October 1996

(1)	For CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd. and CNL Income Fund V, Ltd., the amounts listed reflect an adjustment to the original purchase price per limited partnership unit for special distributions per unit of net sales proceeds from sales of restaurant properties.
(2)	Amount represents aggregate distributions since inception divided by the number of shares/limited partnership units outstanding at September 30, 2004. The actual amount of distributions per unit varies depending upon the date of issuance.
(3)	For CNLRP, amount represents the dollar value of the number of shares of USRP common stock that each CNLRP stockholder will receive per share of CNLRP common stock, with such dollar value calculated based on the $15.12 closing price of the USRP common stock on the NYSE on August 6, 2004, the business day immediately preceding the public announcement of the execution of the CNLRP merger agreement, plus the dollar value of the number of shares of Series C preferred stock that the stockholder will receive per share of CNLRP common stock, with such dollar value calculated based on the $25 liquidation preference of the Series C preferred stock. For each Income Fund, amount represents the amount of cash that the limited partners will receive per unit plus the dollar value of the number of shares of USRP Series A preferred stock that the limited partners will receive per unit, with such dollar value calculated based on the $23.50 closing price of the USRP Series A preferred stock on the NYSE on August 6, 2004, the business day immediately preceding the public announcement of the execution of the merger agreements.
(4)	For CNLRP, amount represents the dollar value of the number of shares of USRP common stock that each CNLRP stockholder will receive per share of CNLRP common stock, with such dollar value calculated based on the $18.23 closing price of the USRP common stock on December 22, 2004 plus the dollar value of the number of shares of Series C preferred stock that such stockholder will receive per share of CNLRP common stock, with such dollar value calculated based on the $25 liquidation preference of the Series C preferred stock. For each Income Fund, amount represents the amount of cash that the limited partners will receive per unit plus the dollar value of the number of shares of USRP Series A preferred stock that the limited partners will receive per unit, with such dollar value calculated based on the $25.00 closing price of the USRP Series A preferred stock on December 22, 2004.
(5)	After giving effect to the 1 for 2 reverse stock split effective June 3, 1999.
(6)	CNLRP issued common stock from 1995 through 1998, and, as a result, the actual amount of distributions per share varies significantly depending upon the date of purchase.

U.S. Restaurant Properties Stockholders Will Keep Their Shares

USRP stockholders will retain their shares without any change following the mergers.

No Fractional Shares

No fractional shares will be issued pursuant to the mergers. Instead, each of those Income Fund partners who would have otherwise been entitled to a fractional share of Series A preferred stock will receive an amount in cash (rounding up to the nearest whole cent and without interest) determined by multiplying the fractional share interest by $23.50. Each of those CNLRP stockholders who would have otherwise been entitled to a fractional share of USRP common stock or Series C preferred stock will receive an amount in cash (rounding up to the nearest whole cent and without interest) equal to such fractional part of a share of (i) USRP common stock multiplied by the closing price of the USRP common stock as reported on the New York Stock Exchange for the 10 trading days ending on the third trading day immediately prior to (and excluding the date of) the effective time of the merger or (ii) Series C preferred stock multiplied by $25.00.

Effective Time of the Mergers

Closing. Unless the parties agree otherwise, the closing of each merger will take place on the second business day after all closing conditions have been satisfied or waived, unless the applicable merger agreement has been terminated or another time or date is agreed to in writing by the parties.

Completion of the Mergers. On the closing date, or as soon as practicable thereafter, the parties will file articles of merger with the Florida Department of State in accordance with the Florida Revised Uniform Limited Partnership Act (with regard to the Income Fund mergers) and will file articles of merger with the Maryland State Department of Assessments and Taxation in accordance with the relevant provisions of the Maryland Limited Liability Company Act (with regard to the Income Fund mergers) and the Maryland General Corporation Law (with regard to the CNLRP merger). The mergers will become effective when the articles of merger have been filed or at such later time as the parties agree and specify in the articles of merger.

We are working diligently to complete the mergers as quickly as possible. We currently expect that the mergers will be completed during the first quarter of 2005. However, because completion of the mergers is subject to numerous conditions, including examination by the SEC, we cannot predict the actual timing.

Conversion of Securities

At the effective time of the Income Fund mergers, the cash and shares of Series A preferred stock constituting the merger consideration will be delivered to the Income Fund general partners. Promptly thereafter, each partner will receive in exchange for its interest in each Income Fund participating in the mergers, cash, a certificate representing the number of whole shares of Series A preferred stock and any payment in lieu of fractional shares which such holder has the right to receive, after giving effect to any amounts USRP is required to deduct and withhold under federal income tax law or other applicable laws.

USRP will appoint a financial institution acceptable to CNLRP to handle the exchange of CNLRP stock certificates for certificates representing USRP common stock, Series C preferred stock and cash for fractional shares. Promptly after the effective time of the merger, the surviving entity will mail to each holder of record of certificates that represented CNLRP common stock a letter of transmittal. The letter of transmittal will contain instructions explaining the procedure for surrendering CNLRP certificates. You should not return stock certificates with the enclosed proxy card.

CNLRP stockholders who surrender their share certificates, together with a properly executed letter of transmittal, will receive shares of USRP common stock and Series C preferred stock into which their shares of CNLRP common stock were converted, and any payment in lieu of fractional shares to which such holder has the right to receive after giving effect to any amounts USRP is required to deduct and withhold under federal income tax law or other applicable laws.

USRP will not pay dividends or other distributions declared on USRP common stock or Series C preferred stock with a record date after the effective time of the merger to any holder of any CNLRP stock certificates until the holder surrenders the CNLRP certificates. However, once those certificates are surrendered, USRP will pay to the holder, without interest, any dividends or distributions that have been declared and paid after the closing date of the merger on the shares into which such CNLRP shares have been converted, less any withholding.

After the effective time of the merger, the surviving entity will not register any transfers of CNLRP common stock.

Covenants

Each party has undertaken certain covenants and agreements in the merger agreements concerning the conduct of its respective business between the date the merger agreements were signed and the completion of the mergers. The following summarizes the more significant of these covenants:

No Solicitation. CNLRP, USRP and the Income Funds have agreed they will not, and will not permit any partner, officer, director, employee, affiliate, agent, investment banker, financial advisor, attorney, accountant, broker, finder, consultant or other agent of such party to:

•	invite, initiate or solicit any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer which constitutes an “acquisition proposal” of the type described below;

•	engage in any discussions or negotiations with, or provide confidential or non-public information or data to, or afford access to properties, books or records to any person relating to, or that may reasonably be expected to lead to, an acquisition proposal;

•	enter into any letter of intent or agreement related to an acquisition proposal; or

•	propose publicly to do any of the foregoing or otherwise facilitate any effort or attempt to make or implement an acquisition proposal.

Under the merger agreements, CNLRP, USRP and the Income Funds agreed to cease all existing activities, discussions or negotiations as of the date of the merger agreements with respect to an acquisition proposal. The parties also agreed to promptly notify the other party to the applicable agreement if such party or any of its representatives receives an acquisition proposal, amendment to an existing acquisition proposal, or request for confidential or non-public information or access to properties, books or records by a person that has made, or to such party’s knowledge may be considering making, an acquisition proposal, or any oral or written expression that any such activities, discussions or negotiations are sought to be initiated or continued with such party. CNLRP, USRP and the Income Funds further agreed to keep the other party to the applicable agreement informed of the status of any discussions or negotiations relating to and the terms of the acquisition proposal, indication or request.

However, each party to the Income Fund merger agreements is permitted to participate in negotiations with, and furnish information (including non-public information) with respect to such party to, and enter into a letter of intent or agreement with, a person making a written acquisition proposal, if:

•	the party’s stockholders or partners have not yet approved the adoption of the merger agreement;

•	the acquisition proposal did not result from a breach of the provisions of the merger agreement relating to solicitation; and

•	the board of directors or general partners of the party believe in good faith that the acquisition proposal is, or is reasonably likely to lead to, an acquisition proposal for the acquisition of the Income Fund individually, or collectively with other Income Funds, or USRP, as applicable, that is superior to the terms of the merger.

Additionally, the provisions described above will not restrict the parties from complying with Rules 14d-9 or 14e-2 under the Securities Exchange Act of 1934 regarding responses by the parties to tender offers for their common stock or partnership units.

An “acquisition proposal” means any proposal or offer (other than the mergers) relating to any direct or indirect:

•	merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction;

•	sale, acquisition, tender offer, exchange offer (or the filing of a registration statement under the Securities Act in connection with such exchange offer), share exchange or other transaction or series of related transactions that, if consummated, would result in the issuance of securities representing, or the sale, exchange or transfer of, 20% or more of the outstanding voting securities of CNLRP, USRP or the applicable Income Fund; or

•	sale, lease, exchange, mortgage, pledge, transfer or other disposition (a “transfer”) of any of CNLRP’s, USRP’s or the Income Fund’s assets in one transaction or a series of related transactions that, if consummated, would result in the transfer of more than 20% of the assets of CNLRP, USRP or the Income Fund.

Covenant to Recommend. The parties to each agreement have agreed that, as applicable, the CNLRP board of directors, the USRP board of directors, and the Income Fund general partners will recommend adoption of the merger agreements to the CNLRP stockholders, USRP stockholders and Income Fund limited partners, respectively. The parties have also agreed that the CNLRP board of directors and the USRP board of directors will recommend the approval of amendments to the articles of incorporation of their respective companies.

Restrictions on USRP’s Business Pending Closing. In general, until the earlier of the effective time of the mergers or the termination of the merger agreements, USRP and its subsidiaries are required to, in all material respects, carry on their business in the ordinary course consistent with past practice in compliance with applicable laws, and use commercially reasonable efforts, as determined in good faith by USRP, to maintain and preserve their respective business organizations, assets, officers, employees and business relationships and to maintain in effect their contracts. USRP has also agreed that (except as contemplated by the merger agreements), without the prior written consent of the Income Funds or CNLRP, as applicable (which shall not be unreasonably withheld, conditioned or delayed), it will not and will not permit its subsidiaries to, directly or indirectly, among other customary restrictions, do any of the following:

•	declare, set aside or pay any extraordinary dividends on or distributions in respect of, any capital stock;

•	with certain exceptions and under specified limits, acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof;

•	enter into an agreement with respect to a sale of all or substantially all of the stock or assets of USRP, whether by merger, consolidation, liquidation, business combination, or asset or stock sale;

•	incur new indebtedness or guarantee indebtedness of another person or make any loans, advances (other than advances to employees in the ordinary course of business consistent with past practice) or capital contributions to, or investment in, any other person, other than USRP, its subsidiaries and joint ventures;

•	make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of specified limits;

•

increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, officer or key employee (other than annual raises consistent with past practice and retention bonuses within specified limits), accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options, enter into any employment, severance or other arrangement with any of its officers, directors, or any key employees;

•	fail to confer on a regular basis as reasonably requested by CNLRP or the Income Funds or their general partners or with the representatives of CNLRP or the Income Funds or their general partners to report on material operational matters and any proposals to engage in material transactions;

•	with certain exceptions, engage in, enter into or amend any contract, transaction, indebtedness or other arrangement with, directly or indirectly, any of the directors, officers, stockholders or other affiliates of USRP and its subsidiaries, or any of their respective affiliates or family members;

•	settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by the merger agreements;

•	adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of USRP of any of its subsidiaries (other than the mergers);

•	adopt, ratify or effectuate a stockholders’ rights plan or agreement;

•	enter into, modify, amend in any material respect, transfer or terminate any material agreement or waive, release or assign any rights or claims thereto or thereunder or enter into, modify or amend any contract to provide exclusive rights or obligations; or

•	authorize any of, or commit or agree to take any of, the foregoing actions or any action which would materially impair or prevent the satisfaction or occurrence of any conditions to the mergers.

Restrictions on the Income Funds’ Business Pending Closing. In general, until the earlier of the effective time of the mergers or the termination of the merger agreements, the Income Funds and their subsidiaries are required to, in all material respects, carry on their business in the ordinary course consistent with past practice in compliance with applicable laws, and use commercially reasonable efforts, as determined in good faith by the Income Funds’ general partners, to maintain and preserve their respective business organizations, assets, officers, employees and business relationships and to maintain in effect their contracts. The Income Funds have also agreed that (except as contemplated by the merger agreements), without the prior written consent of USRP (which shall not be unreasonably withheld, conditioned or delayed), they will not and will not permit their subsidiaries to, directly or indirectly do the following:

•	declare, set aside or pay any extraordinary dividends on or distributions in respect of, any of their securities;

•	with certain exceptions and under certain limits, acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof;

•	sell or dispose of any assets material to the applicable Income Fund and its subsidiaries, taken as a whole;

•	enter into an agreement (other than the merger agreements) with respect to a sale of all or substantially all of the ownership interests or assets of the applicable Income Fund, whether by merger, consolidation, liquidation, business combination, or asset or stock sale;

•	make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of specified limits;

•	adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the applicable Income Fund of any of its subsidiaries (other than the mergers); or

•	authorize any of, or commit or agree to take any of, the foregoing actions or any action which would materially impair or prevent the occurrence of any conditions to the merger.

Restrictions on CNLRP’s Business Pending Closing. In general, until the earlier of the effective time of the CNLRP merger or the termination of the CNLRP merger agreement, CNLRP and its subsidiaries are required to, in all material respects, carry on their business in the ordinary course consistent with past practice in compliance with applicable laws, and use commercially reasonable efforts, as determined in good faith by CNLRP, to maintain and preserve their respective business organizations, assets, officers, employees and business relationships and to maintain in effect their contracts. CNLRP has also agreed that (except as contemplated by the merger agreements), without the prior written consent of USRP (which shall not be unreasonably withheld, conditioned or delayed), it will not and will not permit its subsidiaries to, directly or indirectly, do any of the following:

•	declare, set aside or pay any extraordinary dividends on or distributions in respect of, any capital stock;

•	with certain exceptions and under specified limits, acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof;

•	enter into an agreement with respect to a sale of all or substantially all of the stock or assets of CNLRP, whether by merger, consolidation, liquidation, business combination, or asset or stock sale;

•	with certain exceptions, incur new indebtedness or guarantee indebtedness of another person or make any loans, advances (other than advances to employees in the ordinary course of business consistent with past practice) or capital contributions to, or investment in, any other person, other than CNLRP, its subsidiaries and joint ventures;

•	make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of specified limits;

•	accelerate the payment, right to payment or vesting of any compensation or benefits;

•	fail to confer on a regular basis as reasonably requested by USRP with one or more representatives of USRP to report on material operational matters and any proposals to engage in material transactions;

•	settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by the merger agreements;

•	with certain exceptions, engage in, enter into or amend any contract, transaction, indebtedness or other arrangement with, directly or indirectly, any of the directors, officers, stockholders or other affiliates of CNLRP and its subsidiaries, or any of their respective affiliates or family members;

•	adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of CNLRP of any of its subsidiaries (other than the mergers);

•	adopt, ratify or effectuate a stockholders’ rights plan or agreement;

•	enter into, modify, amend in any material respect, transfer or terminate any material agreement or waive, release or assign any rights or claims thereto or thereunder, except in the ordinary course of business enter into or extend any lease to its properties, or enter into, modify or amend any contract to provide exclusive rights or obligations; or

•	authorize any of, or commit or agree to take any of, the foregoing actions or any action which would materially impair or prevent the satisfaction or occurrence of any conditions to the mergers.

Reasonable Best Efforts Covenant. The parties to the merger agreements have agreed to use their reasonable best efforts to take or cause to be taken all actions and do or cause to be done and assist and cooperate with the other parties in doing all things necessary, proper or advisable to consummate the mergers and the other transactions contemplated by the merger agreements as promptly as practicable.

Expenses. The parties to the merger agreements have agreed to pay their own costs and expenses incurred in connection with the mergers and the merger agreements, except with regard to certain fees and expenses payable under termination of the CNLRP merger agreement, as described in “— Termination of Mergers.”

Board of Directors of the Combined Company. In the CNLRP merger agreement, USRP has covenanted that USRP’s board will take the actions necessary to change the size of USRP’s board immediately prior to the effective time of the CNLRP merger to accommodate the post-merger directors. Immediately following the effective time, the remaining members of the USRP board are required to appoint the existing members of the CNLRP board, the chief executive officer of CNLRP, and up two additional members designated by CNLRP to the combined company’s board of directors. As a condition to closing of the CNLRP merger, CNLRP must have received the resignations, effective immediately following the effective time of the merger, of the members of the USRP board of directors other than Messrs. Stetson, Dawson and Kropp. Upon completion of the CNLRP merger, the current executive officers of USRP will resign their positions.

Indemnification. In the CNLRP merger agreement, CNLRP has agreed that:

•	after the completion of the CNLRP merger, it will cause the combined company to honor and fulfill its obligations pursuant to any indemnification agreements between USRP and its directors and officers as of the effective time of the CNLRP merger and any indemnification provisions under USRP’s articles of incorporation or bylaws as in effect on the date of the CNLRP merger agreement;

•	for six years after completion of the CNLRP merger, it will cause the combined company to refrain from amending or repealing the provisions of the combined company’s articles of incorporation and bylaws relating to indemnification and exculpation of officers and directors in a manner that would be adverse to the rights of any person who prior to the completion of the CNLRP merger was an officer or director of USRP in respect to acts or omissions occurring before the completion of the CNLRP merger;

•	for six years after completion of the CNLRP merger, it will cause the combined company to maintain in effect a directors’ and officers’ liability insurance policy covering those persons who are currently covered by USRP’s directors’ and officers’ liability insurance policy with coverage in amount and scope at least as favorable to such persons as USRP’s existing coverage, so long as the annual premium of such policy does not exceed 125% of the aggregate annual amounts currently paid by USRP to maintain its existing policies and, if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of 125% of such amount, the combined company will only be required to obtain as much coverage as can be obtained by paying an annual premium equal to 125% of such amount; and

•	after the completion of the CNLRP merger, the combined company will indemnify, defend and hold harmless the present and former directors and officers of USRP against liabilities arising out of any such person’s status as a director or officer of USRP and arising out of actions or omissions occurring at or prior to the completion of the CNLRP merger, except for acts or omissions involving willful or intentional misconduct or recklessness by such person, and shall pay expenses in advance of the final disposition of any such action or proceeding, subject to certain conditions.

Employee Plans. In the CNLRP merger agreement, the parties agree that the combined company will assume CNLRP’s employee plans, including assuming sponsorship of CNLRP’s 1999 Performance Incentive Plan.

Other Covenants. The merger agreements contain certain other covenants, including covenants relating to public announcements, confidentiality, access to information and state anti-takeover laws.

Representations and Warranties

The CNLRP and Income Fund merger agreements contain customary representations and warranties made by each party to the agreement to the other. The representations and warranties relate to:

•	existence, qualification to conduct business and standing and power;

•	ownership of subsidiaries and/or joint ventures;

•	capital structure;

•	authority to enter into, and carry out the obligations under, the applicable merger agreement and enforceability of the applicable merger agreement;

•	absence of a breach of the organizational documents, law or material agreements as a result of the merger;

•	required stockholder or partner votes;

•	filings with the SEC;

•	information supplied for use in this joint proxy statement/prospectus;

•	absence of undisclosed liabilities;

•	absence of certain changes or events;

•	properties;

•	leases of properties;

•	tax matters;

•	intellectual property matters;

•	litigation;

•	environmental matters;

•	employee benefit plans;

•	compliance with organizational documents and laws;

•	employment and labor matters;

•	insurance;

•	opinions of financial advisors;

•	related party transactions;

•	possession of permits necessary to conduct business;

•	payment of fees to finders or brokers;

•	absence of ownership interests in the other party to the agreement; and

•	accuracy of disclosures made.

As used in the merger agreements, the term “material adverse effect” means any fact, event, change, development, effect or circumstance that:

•	is materially adverse to the business, condition (financial or otherwise), results of operations, assets, liabilities, properties or prospects of CNLRP and its subsidiaries, taken as a whole, USRP and its subsidiaries, taken as a whole, or the Income Funds and their subsidiaries, taken as a whole, as applicable; or

•	would materially impair or delay the ability of CNLRP, USRP or the Income Funds to perform its or their obligations under the merger agreements or, in the case of CNLRP, CNLRP’s ability to perform its obligations under the CNLRP Stockholder Agreement, including the consummation of the mergers;

provided, that material adverse effect shall not include:

•	any adverse change, effect, or circumstance arising out of or resulting from actions contemplated by the parties in connection with the merger agreements or that is attributable to the announcement or performance of the merger agreements or transactions contemplated by the merger agreements;

•	in the case of USRP or CNLRP, any adverse change in the trading prices of USRP’s or CNLRP’s stock, respectively; or

•	changes that result from economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific industry or markets in which the relevant party operates and competes (provided that such changes do not affect CNLRP, USRP or the Income Funds and their subsidiaries, taken as a whole, in a substantially disproportionate manner).

Conditions to the Mergers

The parties’ respective obligations to complete each merger are subject to the satisfaction or waiver of the following conditions:

•	the adoption and approval of the applicable merger and merger agreement by CNLRP’s stockholders, USRP’s stockholders, the Income Fund’s limited partners and the subsidiary’s members, as applicable, and, with respect to the CNLRP merger, the amendments to the articles of incorporation of CNLRP;

•	the receipt of all material necessary governmental and regulatory authorizations;

•	the SEC having declared effective the registration statement, of which this joint proxy statement/prospectus forms a part;

•	the absence of any law, rule, regulation, judgment, injunction or other order by a governmental entity that is in effect making the mergers illegal or prohibiting completion of the mergers;

•	the approval for listing by the NYSE of the USRP common stock, Series A preferred stock or Series C preferred stock to be issued pursuant to the applicable merger, subject to official notice of issuance;

•	with respect to the Income Fund mergers, the closing of the CNLRP merger;

•	with respect to the Income Fund mergers, the closing of such number of Income Fund mergers so that USRP will pay an aggregate merger consideration equal to at least 75% of the aggregate merger consideration payable in connection with all of the Income Fund mergers, assuming all Income Fund mergers are consummated;

•	the representations and warranties of the other party which are qualified by material adverse effect or materiality, being true and correct, and the portions of those representations and warranties that are not qualified by material adverse effect or materiality being true and correct, unless the failure of such representations to be true and correct could not, individually or in the aggregate, reasonably be expected to have a material adverse effect, as of the closing date of the mergers except, in either case, to the extent that the representation or warranty speaks as of another date;

•	the other party having performed in all material respects all obligations under the applicable merger agreement;

•	in the case of the CNLRP merger, both USRP and CNLRP having received an opinion of counsel to the effect that the merger will be treated as a reorganization for federal income tax purposes;

•	the parties’ financial advisors having not withdrawn, modified or revoked their fairness opinions;

•	the parties having received all third-party consents or approvals, except where failure to obtain any such consent or approval would not be expected, individually or in the aggregate, to have a material adverse effect;

•	there are no events, changes or effects, individually or in the aggregate, that would have, or that could reasonably be expected to have, a material adverse effect; and

•	each other party has received an opinion of counsel to the effect that either USRP or CNLRP, as applicable, is a REIT for federal income tax purposes.

Additional conditions to the obligations of the parties to the CNLRP merger include:

For USRP:

•	the CNLRP stockholder agreement being in effect and all actions required to be taken thereunder having been taken; and

•	the closing of such number of Income Fund mergers so that USRP will pay an aggregate merger consideration equal to at least 75% of the aggregate merger consideration payable in connection with all of the Income Fund mergers, assuming all Income Fund mergers are consummated.

For CNLRP:

•	the USRP stockholder agreement being in effect and all actions required to be taken thereunder having been taken;

•	USRP’s federal income tax return for the year ended December 31, 2003 having been filed;

•	CNLRP having received resignations of the officers and directors of USRP and its subsidiaries, except Robert J. Stetson, G. Steven Dawson and James H. Kropp as directors of USRP effective immediately post-closing;

•	the USRP board of directors having adopted an amendment to USRP’s stock plan providing that the term of such plan shall expire ten years from the date of its initial adoption by USRP’s stockholders; and

•	USRP having used commercially reasonable efforts to redeem units of limited partnership interest from specified holders equal to .35% of the partnership units of U.S. Restaurant Properties Operating Partnership L.P.

Additional conditions to the obligations of the parties to each Income Fund merger include:

For USRP:

•	the Income Funds participating in the mergers having an aggregate cash balance equal to $30 million if all of the Income Fund mergers are consummated, or a percentage, expressed as a decimal, determined by dividing the aggregate merger consideration payable to the participating Income Funds pursuant to the respective merger agreements by the aggregate merger consideration payable to all Income Funds pursuant to their respective merger agreements (and assuming that all Income Fund mergers are consummated).

For each Income Fund:

•	the USRP stockholder agreement being in effect and all actions required to be taken thereunder having been taken; and

•	USRP’s federal income tax return for the year ended December 31, 2003 having been filed.

Termination of the Mergers

Right to Terminate. The merger agreements may be terminated at any time prior to the effective time of the mergers in any of the following ways:

CNLRP merger agreement:

•	by mutual written consent of the parties;

•	by any party:

•	if the CNLRP merger has not been completed by June 30, 2005 (other than by a party whose breach of, or failure to fulfill its obligations has caused the grounds for termination);

•	if a governmental entity has issued a final order or taken other final action permanently restraining, enjoining or otherwise prohibiting the CNLRP merger; or

•	if the meeting of CNLRP’s stockholders or USRP’s stockholders cannot be held due to lack of a quorum, or the requisite vote of CNLRP’s stockholders or USRP’s stockholders approving the CNLRP merger and the CNLRP merger agreement is not obtained; provided that a party who is in breach of or has failed to fulfill its obligations under the CNLRP merger agreement may not terminate.

•	by USRP:

•	if the CNLRP board of directors or any committee thereof approves or recommends, or proposes to approve or recommend, an acquisition proposal other than the CNLRP merger, breaches its obligation to present and recommend the approval and adoption of the merger and the merger agreement to CNLRP’s stockholders, withdraws or modifies, or proposes to withdraw or modify, in a manner adverse to USRP, its recommendation or approval of the merger or the merger agreement, fails to mail the joint proxy statement/prospectus to CNLRP’s stockholders or fails to include therein its approval and recommendation, fails to have issued a press release reaffirming its recommendation of the merger agreement within two business days after receipt of a written request by USRP to do so after the commencement of a tender offer or exchange for more than 20% of the outstanding voting securities of CNLRP (but USRP does not have a right to terminate the merger agreement if CNLRP fails to issue such a press release in response to more than one such request), enters, or causes CNLRP or any subsidiary to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any acquisition proposal, or resolves or announces its intention to do any of the foregoing;

•	if any person (other than USRP or one of its affiliates) acquires beneficial ownership of or the right to acquire 20% or more of the outstanding shares of capital stock or other equity interests of CNLRP or any subsidiary or a tender or exchange offer relating to securities of CNLRP shall have been commenced by a person unaffiliated with USRP, and CNLRP shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within 10 business days after such tender or exchange offer is first published, sent or given, a statement that CNLRP recommends rejection of such tender or exchange offer;

•	if any of the stockholders of CNLRP breaches the CNLRP stockholders agreement in a manner that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on or materially impede the ability of the parties to consummate the merger; or

•	if at any time any of the representations and warranties of CNLRP becomes untrue or inaccurate or there has been a breach by CNLRP of any of its covenants or agreements contained in the CNLRP merger agreement (in either case, which would result in the applicable closing condition to the merger not being satisfied), and such breach (if curable) has not been cured within 30 days after notice to CNLRP.

•	by CNLRP:

•

if USRP’s or its board of directors approves or recommends, or proposes to approve or recommend, any acquisition proposal other than the merger, breaches the obligation to present and recommend the approval and adoption of the merger and merger agreement to the stockholders, withdraws or modifies, or proposes to withdraw or modify, in a manner adverse to CNLRP, its recommendation or approval of the merger or merger agreement, fails to mail the joint proxy statement/prospectus to

USRP’s stockholders or fails to include its approval and recommendation, fails to have issued a press release reaffirming its recommendation of the merger agreement within two business days after receipt of a written request by CNLRP to do so after the commencement of a tender offer or exchange for more than 20% of the outstanding voting securities of USRP (but CNLRP does not have a right to terminate the merger agreement if USRP fails to issue such a press release in response to more than one such request), enters, or causes USRP or any subsidiary to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any acquisition proposal, or resolves or announces the intention to do any of the foregoing;

•	if any person (other than CNLRP or one of its affiliates) acquires beneficial ownership, or the right to acquire 20% or more of the outstanding shares of capital stock or other equity interests, of USRP or any subsidiary or a tender or exchange offer relating to securities of USRP shall have been commenced by a person unaffiliated to CNLRP, and USRP shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within 10 business days after such tender or exchange offer is first published, sent or given, a statement that USRP recommends rejection of such tender or exchange offer;

•	if at any time that any of the representations and warranties of USRP become untrue or inaccurate or there has been a breach on the part of USRP of any of its covenants or agreements contained in the merger agreement (in either case, which would result in the applicable closing condition to the merger not being satisfied), and, in both cases, such breach (if curable) has not been cured within 30 days after notice to USRP; or

•	if any of the stockholders of USRP breaches the USRP stockholders agreement in a manner that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on or materially impede the ability of the parties to consummate the merger.

Income Fund merger agreements:

•	by mutual written consent of the parties;

•	by any party:

•	if the applicable merger has not been completed by June 30, 2005 (other than by a party whose breach of, or failure to fulfill its obligations has caused the grounds for termination);

•	if a governmental entity has issued a final order or taken other final action permanently restraining, enjoining or otherwise prohibiting the merger; or

•	if the meeting of USRP’s stockholders cannot be held due to lack of a quorum, or the requisite vote of USRP’s stockholders or the requisite consent of the Income Fund partners approving the applicable merger and the applicable merger agreement is not obtained; provided that a party who is in breach of or has failed to fulfill its obligations under the applicable merger agreement may not terminate.

•	by USRP:

•

if the Income Fund general partners breach the obligation to present and recommend the approval and adoption of the merger and merger agreement to the partners, withdraw or modify, or propose to withdraw or modify, in a manner adverse to USRP, their recommendation or approval of the merger or merger agreement, fail to mail the joint proxy statement/prospectus to the partners or fail to include their approval and recommendation, fail to have issued a press release reaffirming their recommendation of the merger agreement within two business days after receipt of a written request by USRP to do so after the commencement of a tender offer or exchange for more than 20% of the outstanding voting securities of the Income Fund (but USRP does not have a right to terminate the merger agreement if the Income Fund fails to issue such a press release in response to more than one such request), enter, or cause the Income Fund or any subsidiary to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any acquisition proposal, or resolve or announce the intention to do any of the foregoing;

•	if any person (other than USRP or one of its affiliates) acquires beneficial ownership of or the right to acquire 20% or more of the outstanding shares of capital stock or other equity interests of the Income Fund or a tender or exchange offer relating to securities of the Income Fund shall have been commenced by a person unaffiliated to USRP, and the Income Fund shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within 10 business days after such tender or exchange offer is first published, sent or given, a statement that the Income Fund recommends rejection of such tender or exchange offer;

•	if at any time any of the representations and warranties of the Income Fund becomes untrue or inaccurate or there has been a breach by the Income Fund of any of its covenants or agreements contained in the applicable merger agreement (in either case, which would result in the applicable closing condition to the merger not being satisfied), and such breach (if curable) has not been cured within 30 days after notice to the Income Fund; or

•	the USRP board of directors notifies the Income Fund in writing that it has determined to cause USRP to enter into a binding written agreement for a transaction that constitutes a superior proposal, and the Income Fund does not make, within two business days after receipt of the written notice, any offer that the board of directors reasonably and in good faith determines, after reasonable consideration and discussion in good faith of all proposals by the Income Fund, and consultation with USRP’s financial and legal advisors, is at least as favorable to the stockholders as the superior proposal.

•	by the Income Funds:

•	if the USRP board of directors or any committee thereof breaches its obligation to present and recommend the approval and adoption of the merger and the merger agreement to USRP’s stockholders, withdraws or modifies, or proposes to withdraw or modify, in a manner adverse to the Income Fund, its recommendation or approval of the merger or the merger agreement, fails to mail the joint proxy statement/prospectus to USRP’s stockholders or fails to include therein its approval and recommendation, or resolves or announces its intention to do any of the foregoing;

•	if at any time that any of the representations and warranties of USRP become untrue or inaccurate or there has been a breach on the part of USRP of any of its covenants or agreements contained in the merger agreement (in either case, which would result in the applicable closing condition to the merger not being satisfied), and, in both cases, such breach (if curable) has not been cured within 30 days after notice to USRP;

•	if any of the stockholders of USRP breaches the USRP stockholders agreement in a manner that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on or materially impede the ability of the parties to consummate the merger; or

•	the general partners of the Income Fund notify USRP in writing that they have determined to cause the Income Fund to enter into a binding written agreement for a transaction that constitutes a superior proposal, and USRP does not make, within two business days after receipt of the written notice, any offer that the general partners reasonably and in good faith determine, after reasonable consideration and discussion in good faith of all proposals by USRP, and consultation with the Income Fund’s financial and legal advisors, is at least as favorable to the partners as the superior proposal.

Amounts Payable on Termination. In the event of termination under certain provisions of the merger agreements, parties may have to pay a break-up fee or break-up expenses.

The parties to the CNLRP merger agreement have agreed to pay a break-up fee to the terminating party if the CNLRP merger agreement is terminated by a party with a right to terminate due to one of the following circumstances:

•	the other party’s approval or recommendation of an acquisition proposal, breach of its obligation to present and recommend the merger and the merger agreement or withdrawal or modification of its recommendation of the merger and the merger agreement, and related matters; or

•	the acquisition of 20% of the other party by a third party or the other party’s failure to recommend rejection of a tender offer for its shares by a third party.

In addition, USRP has agreed to pay the break-up fee to CNLRP if:

•	the merger agreement was terminated due to (i) failure to consummate the merger prior to June 30, 2005 (if primarily resulting from any USRP action or inaction), (ii) failure to obtain a quorum at the special meeting or the requisite stockholder approvals, or (iii) approval or recommendation by USRP of an acquisition proposal, breach of USRP’s obligation to present and recommend the merger and the merger agreement or withdrawal or modification of its recommendation of the merger and the merger agreement, and related matters and prior to the time of such termination, USRP received an acquisition proposal; and

•	USRP, either prior to the termination of the merger agreement or within two years thereafter, enters into any written agreement to consummate a transaction or series of transactions which would have constituted an acquisition proposal had the merger agreement been effective at such time.

The break-up fee equals the lesser of (i) $20,000,000 less break-up expenses (as defined below) paid or payable (the “base amount”) and (ii) the sum of the maximum amount the recipient can receive that is consistent with maintaining its REIT status and (if the recipient receives certain tax rulings and opinions of counsel) the difference between the base amount and the maximum amount the recipient can receive that is consistent with maintaining its REIT status. The obligation to pay any unpaid portion of the break-up fee terminates two years from the date of the merger agreement. If the recipient cannot receive the full base amount, unpaid amounts will be placed in escrow pending ability of the recipient to receive them.

The parties to the CNLRP merger agreement have agreed to pay break-up expenses to the terminating party if the CNLRP merger agreement is terminated by a party with a right to terminate due to one of the following circumstances (so long as the other party was not itself entitled to terminate the agreement due to the terminating party’s uncured untrue or inaccurate representations or warranties or breach of covenants or agreements):

•	the other party’s uncured untrue or inaccurate representations or warranties or breach of covenants or agreements; or

•	the material breach or failure to perform by the other party’s stockholders of the applicable stockholder agreement that would reasonably be expected to have a material adverse effect or materially impede the ability of the parties to complete the merger.

Break-up expenses equal the lesser of (i) $5,000,000 and (ii) the recipient’s out-of-pocket expenses incurred in connection with the merger agreement and the transactions contemplated thereby. Payment of break-up expenses may be reduced or delayed for up to two years, if any part of such break-up expenses would jeopardize the ability of the recipient to maintain its REIT status. Unpaid break-up expenses will be placed in escrow pending ability of the recipient to receive the funds.

The parties to the Income Fund merger agreements have agreed to pay a break-up fee to the non-terminating party in the event the merger agreement is terminated by a party with a right to terminate due to a party entering into a transaction with a third party that constitutes a superior proposal.

In such an event, for each merger agreement terminated, the break-up fee equals the lesser of (i) 4.0% of the merger consideration and (ii) $20,000,000 multiplied by a fraction, the numerator of which is the value of the merger consideration and the denominator of which is the aggregate merger consideration for all Income Funds, assuming all of the Income Fund mergers are completed.

Any break-up fee and break-up expenses are required to be paid in immediately available funds within two business days after the date of the event giving rise to the obligation to make such payment.

Amendments. The merger agreements may be amended by the parties at any time prior to the completion of the mergers, except that any amendment after approval by CNLRP’s stockholders, USRP’s stockholders or an Income Fund’s partners that would require further approval may not be made without such approval. All amendments to the merger agreements must be in writing and signed by each party.

Extensions and Waivers. At any time prior to the completion of the mergers, any party to the merger agreements may:

•	extend the time for the performance of any of the obligations or other acts of any other party to the merger agreements;

•	waive any inaccuracies in the representations and warranties contained in the merger agreements; or

•	waive compliance with any of the agreements or conditions contained in the merger agreements;

provided that, after any such approval, no extension or waiver may be made which by law requires further approval by the CNLRP stockholders or USRP stockholders without such further approval.

An agreement on the part of a party to any such extension or waiver must be in writing and signed by each party.

PROPOSALS TO ADOPT AMENDMENTS TO CNLRP AND INCOME FUND ORGANIZATIONAL DOCUMENTS REQUIRED TO COMPLETE THE MERGERS

Amendments to CNL Restaurant Properties’ Articles of Incorporation and Bylaws

Approval of an Amendment to CNLRP’s Second Amended and Restated Articles of Incorporation, as Amended, and Third Amended and Restated Bylaws to Eliminate Provisions Contained Therein Relating to Merger Transactions in which CNLRP Stockholders Will Receive Securities of Another Entity

The CNLRP board of directors is using this joint proxy statement/prospectus to solicit proxies from holders of CNLRP common stock for use at the CNLRP special meeting with regard to the following matters.

The CNLRP board of directors has unanimously approved and directed that there be submitted to stockholders for their approval an amendment to Article VIII of CNLRP’s Second Amended and Restated Articles of Incorporation, as amended, Section 8.3, which would eliminate restrictions on CNLRP’s ability to enter into merger transactions in which CNLRP stockholders receive securities of another entity, and a conforming amendment to delete Article XIV of CNLRP’s Third Amended and Restated Bylaws (collectively, the “Merger Amendment”).

Text of the Proposed Amendments

The text of the proposed amendment to the CNLRP articles is set forth below (the deleted text is struck through):

RESOLVED, that Section 8.3 of Article VIII of CNLRP’s Second Amended and Restated Articles of Incorporation, as amended, be amended to read as follows:

Section 8.3. Merger, Consolidation or Sale of Company Property.

Subject to the provisions of any class or series of Shares at the time outstanding, the Directors shall have the power to (i) merge the Company into another entity, (ii) consolidate the Company with one (1) or more other entities into a new entity; (iii) sell or otherwise dispose of all or substantially all of the Company Property; or (iv) dissolve or liquidate the Company; provided, however, that such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon. Any such transaction involving an Affiliate of the Company also must be approved by a majority of the Directors not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

~~In connection with any proposed Roll-Up Transaction, which, in general terms, is any transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity that would be created or would survive after the successful completion of the Roll-Up Transaction, an appraisal of all Properties shall be obtained from a competent independent appraiser. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of the Company and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction which has not been approved by vote of at least two-thirds (2/3) of the Stockholders, the person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:~~

~~(i) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or~~

~~(ii) one of the following:~~

~~(a) remaining Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or~~

~~(b) receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the net assets of the Company.~~

~~The Company is prohibited from participating in any proposed Roll-Up Transaction:~~

~~(iii) which would result in the Stockholders having democracy rights in a Roll-Up Entity that are less than the rights provided for in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6 and 7.1 of these Articles of Incorporation;~~

~~(iv) which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to pre serve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its Securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;~~

~~(v) in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 6.4 and 6.5 hereof; or~~

~~(vi) in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the Stockholders.~~

The Merger Amendment will not change any other aspect of Article VIII.

As a conforming amendment, the Merger Amendment includes a complete deletion of Article XIV of the CNLRP bylaws, which revises Section 8.3 of the CNLRP articles. The text of Article XIV is set forth below:

ARTICLE XIV

ROLL-UP TRANSACTION

SECTION 1. PROVISION IN CONFLICT WITH LAW OR REGULATIONS. The Board of Directors has determined, in accordance with Section 10.3 of the Articles of Incorporation, that the following sentence included in Section 8.3 of the Articles of Incorporation is inconsistent with applicable state laws or regulations and, as a result, does not constitute part of the Articles of Incorporation.

In connection with a proposed Roll-Up Transaction which has not been approved by a vote of at least two-thirds (2/3) of the Stockholders, the person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:

(i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(ii) one of the following:

(a) remaining Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

(b) receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the net assets of the Company.

SECTION 2. REPLACEMENT PROVISION. The following will apply to a Roll-Up Transaction in place of the sentence referenced above.

In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:

(i) accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(ii) one of the following:

(a) remaining Stockholders of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

(b) receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the net assets of the Company.

Reasons for the Proposed Amendments

CNLRP will not be able to complete the CNLRP merger under the proposed transaction structure if the Merger Amendment is not adopted. Without these amendments, CNLRP would be required to offer a cash alternative to CNLRP stockholders, which would be inconsistent with the agreed-upon transaction structure due to USRP’s position that it did not want to fund the CNLRP merger through the payment of cash. In the event that the Merger Amendment is not adopted, a condition to the completion of the CNLRP merger under the CNLRP merger agreement will not be satisfied.

Approval of the Merger Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of CNLRP common stock. CNLRP’s officers and directors have advised CNLRP that they intend to vote their shares of common stock for the Merger Amendment.

The Merger Amendment, if approved by stockholders, will become effective on the date the Merger Amendment is filed with the Maryland State Department of Assessments and Taxation. It is anticipated that the appropriate filing to effect the Merger Amendment will be made soon after the special meeting as practicable.

The CNLRP board of directors unanimously recommends that stockholders vote FOR the Merger Amendment. Proxies will be voted for the Merger Amendment unless stockholders designate otherwise.

Amendments to Certain Income Funds’ Partnership Agreements

Approval of an Amendment to Amended and Restated Agreements of Limited Partnership of CNL Income Funds XI, XII, XIII, XIV, XV, XVI, XVII and XVIII to Eliminate Provisions Contained Therein Relating to Merger Transactions in which Income Fund Limited Partners Will Receive Securities of Another Entity

The general partners of CNL Income Funds XI, XII, XIII, XIV, XV, XVI, XVII and XVIII are using this joint proxy statement/prospectus to solicit consents from the limited partners of such Income Funds with regard to the following matter.

The general partners of CNL Income Funds XI, XII, XIII, XIV, XV, XVI, XVII and XVIII have unanimously approved and directed that there be submitted to limited partners for their approval an amendment to Article Twenty-One of the Amended and Restated Limited Partnership Agreement of each such Income Fund, which would eliminate restrictions on the Income Fund’s ability to enter into merger transactions in which partners of the Income Fund receive securities of another entity (referred to as the “Merger Amendment”).

Text of the Proposed Amendments

The Merger Amendment will delete Article 21.5 in its entirety. The text of Article 21.5 reads as follows:

21.5 No Roll-Up. The Partnership will not participate in any transaction involving (i) the acquisition, merger, conversion or consolidation, either directly or indirectly, of the Partnership, and (ii) the issuance of securities of any other partnership, real estate investment trust, corporation, trust or other entity that would be created or survive after the successful completion of such transaction. Nothing contained in this Article 21.5 shall prevent the Partnership from participating in a transaction involving the conversion to corporate, trust, or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (i) the voting rights of the Limited Partners; (ii) the Termination Date; (iii) the compensation payable to the General Partners or their Affiliates; or (iv) the Partnership’s investment objectives as stated in the Prospectus.

The Merger Amendment will not change any other aspect of Article Twenty-One.

Reasons for the Proposed Amendments

The Income Funds whose agreements of limited partnership contain this provision will not be able to complete their respective mergers if the Merger Amendment is not adopted with respect to such Income Fund.

Approval of the Merger Amendment requires the affirmative vote of the holders of a majority of the outstanding limited partnership units of each of the Income Funds whose agreements of limited partnership contain this provision.

The Merger Amendment, if approved by limited partners, will become effective on the date of the close of the consent solicitation period.

The general partners of CNL Income Funds XI, XII, XIII, XIV, XV, XVI, XVII and XVIII unanimously recommend that the limited partners of each such Income Fund vote FOR the Merger Amendment. Consent forms will be voted for the Merger Amendment unless limited partners designate otherwise.

MANAGEMENT OF THE COMBINED COMPANY

Board of Directors

The following table sets forth information regarding the directors of the combined company after the mergers:

Name	Age	Position
James M. Seneff, Jr.	58	Chairman of the Board of Directors
Robert A. Bourne	57	Vice Chairman of the Board of Directors
G. Richard Hostetter, Esq.	65	Director
Richard C. Huseman	65	Director
J. Joseph Kruse	72	Director
Curtis B. McWilliams	49	Director
G. Steven Dawson	47	Director
James H. Kropp	55	Director
Robert J. Stetson	54	Director

James M. Seneff, Jr. has served as a director of CNLRP since its inception in May 1994. Mr. Seneff has served as Chairman of the Board since 1994, and as Chief Executive Officer of CNLRP from 1994 through August 1999 and as co-Chief Executive Officer from December 2000 to August 2003. Mr. Seneff served as Chairman of the Board and Chief Executive Officer of CNL Fund Advisors, Inc., CNLRP’s advisor until its merger with a subsidiary of CNLRP in September 1999, and in June 2000 was re-elected to those positions of the advisor. Mr. Seneff has served as Chairman of the Board, Chief Executive Officer and principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc. since its formation in 1973. Since 1973, he has served as Chairman of the Board and Chief Executive Officer of CNL Financial Group, Inc. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., CNL Real Estate Group, Inc., CNL Capital Markets, Inc., which is engaged in the business of real estate finance, and CNL Investment Company. Mr. Seneff is Chairman of the Board of Directors of CNL Hotels & Resorts, Inc. (formerly CNL Hospitality Properties, Inc.), CNL Retirement Properties, Inc. and CNL Income Properties, Inc., each of which is a public, unlisted real estate investment trust. Mr. Seneff served as Chief Executive Officer of CNL Retirement Properties, Inc. from inception through August 2003, and as Chief Executive Officer of CNL Hotels & Resorts, Inc. from inception through February 14, 2003 and as Co-Chief Executive Officer from February 14, 2003 through May 1, 2003. Mr. Seneff serves as Chairman of the Board of CNL Income Corp., the advisor to CNL Income Properties, Inc. Mr. Seneff serves as Chairman of the Board since 1997 and Chief Executive Officer from 1997 to 2003, and from 2003 to present as Co-Chief Executive Officer of CNL Hospitality Corp., the advisor to CNL Hotels & Resorts, Inc. In addition, he serves as the Chairman of the Board since 1997 and served as Chief Executive Officer from 1997 to 2003 of CNL Retirement Corp., the advisor to CNL Retirement Properties, Inc. Since June 1992, Mr. Seneff has been Chairman of the Board of Commercial Net Lease Realty, Inc. and served as Chief Executive Officer from July 1992 until February 2004. Mr. Seneff has been Chairman of the Board of Directors of CNL Securities Corp. since its formation in 1979, and served as President from 1992 to 1997 and as Chief Executive Officer since 1992. Mr. Seneff has also held the position of Chief Executive Officer and Chairman of the Board of CNL Fund Advisors, Inc. formerly CNL Institutional Advisors, Inc., a registered investment advisor, since its inception in December 1990. He has been the Chairman of the Board and Chief Executive Officer of CNL Commercial Finance, Inc. since 2000. Mr. Seneff serves as the Chairman of the Board of CNLBank, an independent, state-chartered commercial bank. Since 1971, Mr. Seneff has been active in the acquisition, development, and management of real estate projects throughout the United States. Mr. Seneff previously served on the Florida State Commission on Ethics and is a former member and past Chairman of the State of Florida Investment Advisory Council, which oversees the Florida State Retirement Plan.

Robert A. Bourne has served as a Director and Vice Chairman of the Board of CNLRP since May 1994. Mr. Bourne served as President of CNLRP from 1994 through February 1999. He also served as Treasurer from

February 1999 through August 1999 and from May 1994 through December 1994. He also served in various executive positions with CNL Fund Advisors, Inc., CNLRP’s advisor, prior to its merger with a subsidiary of CNLRP, including as President from 1994 through September 1997 and as Director from 1994 through August 1999. Mr. Bourne serves as President and Treasurer of CNL Financial Group, Inc. (formerly CNL Group, Inc.), as Director, Vice Chairman of the Board and Treasurer of CNL Hotels & Resorts, Inc., a public, unlisted real estate investment trust, and of CNL Hospitality Corp., its advisor. Mr. Bourne served as President of CNL Hotels & Resorts, Inc. and CNL Hospitality Corp. from 1997 until June 2002. In addition, Mr. Bourne serves as Director and Treasurer of CNL Retirement Properties, Inc., a public, unlisted real estate investment trust, and of its advisor, CNL Retirement Corp. Mr. Bourne served as President of CNL Retirement Properties, Inc. and CNL Retirement Corp. from 1998 and 1997, respectively, to June 2002. Mr. Bourne serves as Director, Vice Chairman of the Board and Treasurer of CNL Income Properties, Inc., a public, unlisted real estate investment trust and of CNL Income Corp., its advisor. Mr. Bourne also serves as a Director of CNL Bank, an independent, state-chartered commercial bank. He has served as a Director since 1992, Vice Chairman of the Board since February 1996, Secretary and Treasurer from February 1996 through 1997, and President from July 1992 through February 1996 of Commercial Net Lease Realty, Inc., a public real estate investment trust listed on the New York Stock Exchange. Mr. Bourne also serves as Director, President and Treasurer for various affiliates of CNL Financial Group, Inc. including CNL Investment Company and CNL Securities Corp., a registered broker-dealer, and CNL Institutional Advisors, Inc., a registered investment advisor for pension plans. Mr. Bourne has participated as a general partner or co-venturer in over 100 real estate ventures involved in the financing, acquisition, construction, and leasing of restaurants, office buildings, apartment complexes, hotels, and other real estate. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of Tax Manager in 1975.

G. Richard Hostetter, Esq. has served as a director of CNLRP since March 1995. He also served as a Director of CNL Hospitality Properties, Inc. (now CNL Hotels & Resorts, Inc.) from July 1997 until February 1999. From September 1999 to December 31, 2003, he served as a Manager, and continues as a principal, of Century Capital Markets, LLC, a sponsor of a commercial paper conduit. From 1989 through 1998, Mr. Hostetter served as President and General Counsel of Mills, Ragland & Hostetter, Inc., the corporate general partner of MRH, L.P., a holding company involved in corporate acquisitions, in which he also was a general and limited partner. Since January 1999, he has served as President of MRH, Inc., the successor to Mills, Ragland & Hostetter, Inc. Mr. Hostetter was associated with the law firm of Miller and Martin of Chattanooga, Tennessee from 1966 through 1989, the last ten years of such association as a senior partner. As a lawyer, he served for more than 20 years as counsel for various corporate real estate groups, fast-food companies and public companies, resulting in his extensive participation in transactions involving the sale, lease, and sale/leaseback of approximately 250 restaurant units. Mr. Hostetter has been licensed to practice law in Tennessee and Georgia.

Richard C. Huseman has served as a director of CNLRP since March 1995. He is a professor in the College of Business Administration of the University of Central Florida, for which he also served as the Dean of the College of Business Administration from 1990 to 1995. Dr. Huseman also serves as Chief Executive Officer and President of Executive Development and Education, Inc. Dr. Huseman served as a Director of CNL Hospitality Properties, Inc. (now CNL Hotels & Resorts, Inc.) from July 1997 to February 1999, and has served as a consultant in the area of managerial strategies to a number of Fortune 500 corporations, including IBM, AT&T, Mobil, Exxon-Mobil, and 3M, as well as to several branches of the U.S. government, including the U.S. Department of Health and Human Services, the U.S. Department of Justice and the U.S. Marine Corps.

J. Joseph Kruse has served as a director of CNLRP since March 1995. He has been President and Chief Executive Officer of Kruse & Co., Inc., a merchant banking company engaged in real estate, since 1993. Mr. Kruse also serves as Chairman of Topsider Building Systems. Mr. Kruse served as a Director of CNL Hospitality Properties, Inc. (now CNL Hotels & Resorts, Inc.) from July 1997 to February 1999. Formerly, Mr. Kruse was a Senior Vice President with Textron, Inc. for twenty years, and then served as Senior Vice President at G. William Miller & Co., a firm founded by a former Chairman of the Federal Reserve Board and the Secretary of the Treasury of the United States. Mr. Kruse did evaluations of commercial real estate and retail shopping mall projects and continues to serve as Senior Advisor to the firm. He also serves presently as a Senior Advisor to Process Sensors Corporation, Blue Water Venture Capital, and to Air Ambulance Network.

For biographical information relating to Curtis B. McWilliams, please see the information under “—Executive Officers.”

G. Steven Dawson has served as a director of USRP since June 2000. Mr. Dawson is a private investor who serves on the boards of directors of five REITs. Mr. Dawson also serves on the board of directors of a private company that is a national provider of network cabling, telephony, security systems and electrical contracting to commercial property owners. From 1990 to 2003, he served as Senior Vice President and Chief Financial Officer of Camden Property Trust (or its predecessors), a large multifamily REIT. Prior to 1990, Mr. Dawson served in various related capacities with companies involved in commercial real estate including land and office building development as well as the construction and management of industrial facilities located at airports throughout the country.

James H. Kropp has served as a director of USRP since June 2001. He has been a Managing Director of Christopher Weil & Company, Inc. (“CWC”), a securities broker-dealer and registered investment advisor, since April 1995. During Mr. Kropp’s tenure at CWC, CWC has participated in multiple transactions with USRP, including the acquisition of the QSR and Divall portfolios, managing a portfolio of publicly-traded restaurant bonds and the investment in USRP’s Common Stock by Lone Star Funds. From July 1994 to November 1994, Mr. Kropp was Executive Vice President and Chief Financial Officer of Hospitality Investment Trust, a REIT. From 1989 to July 1994, he was Managing Director of MECA Associates USA, a real estate advisory and asset management company serving institutional property owners. He currently serves as a director of PS Business Parks and Madison Park Real Estate Investment Trust, a non-public REIT.

Robert J. Stetson has served as a director of USRP since January 1997. Mr. Stetson served as the Chief Executive Officer and President of USRP from its formation in January 1997 until October 1999. From May 1994 to December 2000, he also served as President and a director of QSV Restaurant Properties, Inc. (“QSV”), the former general partner of U.S. Restaurant Properties Master L. P., the predecessor to USRP, and, until October 1999, was also Chief Executive Officer of QSV. From 1987 until 1992, Mr. Stetson served as the Chief Financial Officer and later President-Retail Division of Burger King Corporation and Chief Financial Officer and later Chief Executive Officer of Pearle Vision. As Chief Financial Officer of Burger King Corporation, he was responsible for managing more than 950 restaurants that Burger King Corporation leased to tenants. Prior to 1987, Mr. Stetson served in several positions with PepsiCo Inc. and its subsidiaries, including Chief Financial Officer of Pizza Hut, Inc.

Up to two additional directors may be designated by CNLRP pursuant to the CNLRP merger agreement.

Executive Officers

The following table sets forth information regarding the executive officers of the combined company after the mergers:

Name	Age	Position
Curtis B. McWilliams	49	Chief Executive Officer and President
Steven D. Shackelford	41	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer

Curtis B. McWilliams has served as President of CNLRP since May of 2001 and as Chief Executive Officer of CNLRP since September 2003. He previously served as co-Chief Executive Officer of CNLRP from December 2000 to September 2003. Mr. McWilliams has also served as President and Chief Executive Officer of CNL Franchise Network Corp, a wholly owned subsidiary of CNLRP, since August 2002. Prior to acquisition of the business organized as CNL Restaurant Properties, Inc., a wholly owned subsidiary of CNLRP, Mr. McWilliams served as President of CNLRP from February 1999 to September 1999. From April 1997 to February 1999, he served as Executive Vice President of CNLRP. Mr. McWilliams joined CNL Financial Group, Inc., a real estate finance company, in April 1997 and served as its Executive Vice President until September 1999. In addition, Mr. McWilliams served as President of CNL Fund Advisors, Inc., a registered investment advisor and CNLRP’s advisor, and as President of CNL Financial Services, Inc., a corporation engaged in the business of real estate financing, from April 1997 until the acquisition of such entities by CNLRP in September 1999. From September 1983 through March 1997, Mr. McWilliams was employed by Merrill Lynch & Co. The majority of his career at Merrill Lynch & Co. was in the Investment Banking division where he served as a Managing Director.

Steven D. Shackelford has served as Executive Vice President and Chief Operating Officer of CNLRP since September 2003. Mr. Shackelford also has served as CNLRP’s Chief Financial Officer, since January 1997, and as Secretary and Treasurer, since September 1999. He served as Senior Vice President of CNLRP from January 1997 to July 2000, when he was promoted to Executive Vice President. Mr. Shackelford served as Chief Financial Officer of CNL Fund Advisors, Inc., a registered investment advisor and CNLRP’s advisor, from September 1996 until its merger into a subsidiary of CNLRP in September 1999. From March 1995 to July 1996, Mr. Shackelford was a senior manager in the national office of Price Waterhouse (now PricewaterhouseCoopers LLP) where he was responsible for advising foreign clients seeking to raise capital by gaining access to capital markets located in the United States. From August 1992 to March 1995, he was a manager in the Paris, France office of Price Waterhouse, serving several multi-national clients. Mr. Shackelford was an audit staff and senior from 1986 to 1992 in the Orlando, Florida office of Price Waterhouse.

Employment Agreements

Effective as of September 1, 2002, CNL Restaurant Capital GP Corp., a wholly owned subsidiary of CNLRP (“Restaurant Capital”), entered into substantively identical employment agreements with each of Messrs. McWilliams and Shackelford, under which Mr. McWilliams serves as the Chief Executive Officer of Restaurant Capital and Mr. Shackelford serves as the Executive Vice President and Chief Financial Officer of Restaurant Capital. The initial term of the agreement commenced on September 1, 2002 for period ending December 31, 2005, renewable for one-year terms upon notice by Restaurant Capital. The agreement provides that, upon termination by Restaurant Capital without cause or upon the resignation of the executive for good reason, Restaurant Capital will pay the executive a cash payment over a two year period equal to two times his base salary in effect on the date of his termination, plus a lump sum payment equal to any accrued but unpaid base salary, vacation and unreimbursed expenses due to the executive as of the date of the termination. The agreement includes in its definition of “good reason,” among other things, an assignment of the agreement without the executive’s consent, the failure of a successor to Restaurant Capital’s business to assume the executive’s agreement, or a change in control of CNLRP or Restaurant Capital resulting in a breach of the executive’s agreement. The agreement provides that if the executive terminates his employment due to a change in control, the executive will receive a lump sum cash payment equal to his base salary in effect on the date of his termination in addition to any other payments to which he is entitled. In the event Restaurant Capital terminates the executive’s employment due to his death or disability, Restaurant Capital agreed to provide the executive or his estate a lump sum equal to twelve months of his base salary. Finally, in the event that the executive’s employment terminates naturally on the termination date of the agreement, Restaurant Capital shall have the election of paying the executive a cash payment over a two-year period equal to two times his base salary in effect on the termination date. These agreements will remain in effect following the CNLRP merger.

CONFLICTS OF INTEREST OF GENERAL PARTNERS, DIRECTORS AND

EXECUTIVE OFFICERS IN THE MERGERS

General Partners of the Income Funds

The general partners have potential conflicts of interest in the Income Fund mergers. James M. Seneff, Jr. and Robert A. Bourne, the individual general partners, are also directors and stockholders of CNLRP. As such, Messrs. Seneff and Bourne have interests in the completion of the Income Fund mergers that may conflict with the interests of Income Fund limited partners or with their own responsibilities as general partners. The conflicts include the following:

•	Messrs. Seneff and Bourne’s duties as directors of CNLRP may conflict with their duties as Income Fund general partners.

•	Messrs. Seneff and Bourne’s duties as general partners of a particular Income Fund may conflict with their duties as general partners of one or more of the other Income Funds.

•	As merger consideration in the CNLRP merger, Messrs. Seneff and Bourne will receive, in exchange for their CNLRP common stock, an aggregate of 4,800,294 shares of USRP common stock and 992,052 shares of Series C preferred stock. The CNLRP merger agreement requires as a condition to closing of the CNLRP merger the closing of Income Fund mergers representing 75% of the aggregate consideration to be paid to Income Fund limited partners. Messrs. Seneff and Bourne will not receive the CNLRP merger consideration in the event that an insufficient number of Income Fund mergers take place for this condition to be met.

•	Messrs. Seneff and Bourne will benefit from a reduction in their fiduciary responsibilities and potential liability if the Income Fund mergers are completed and they become directors of the combined company, rather than Income Fund general partners.

•	Beginning in 2001, the CNLRP board of directors made the determination to maintain its historical level of distributions during a period of volatility in the restaurant sector. As described more fully below, in recent years, Mr. Seneff enabled CNLRP to maintain its historical level of distributions to its stockholders through loans to and purchases of common stock from CNLRP made by CNL Financial Group, Inc., an entity Mr. Seneff controls. Mr. Seneff will not make any further loans or purchases once the CNLRP merger is completed. As described above, the closing of Income Fund mergers representing 75% of the aggregate consideration to be paid to Income Fund limited partners is a closing condition to the CNLRP merger. For this reason, Mr. Seneff may have an interest in the Income Fund mergers that is not shared by the Income Fund limited partners.

When you consider the recommendation of Messrs. Seneff and Bourne, as the individual general partners of your Income Fund, keep in mind that their interests may differ from your interests with respect to the Income Fund mergers.

Directors and Executive Officers of CNLRP

The chairman of the CNLRP board of directors, James M. Seneff, Jr., and the vice-chairman of the CNLRP board of directors, Robert A. Bourne, have potential conflicts of interest in the CNLRP merger. Mr. Seneff and Mr. Bourne are also the individual general partners of each of the Income Funds. As such, Messrs. Seneff and Bourne have interests in the completion of the CNLRP merger that may conflict with the interests of the other stockholders of CNLRP or with their own responsibilities as directors of CNLRP. The board of directors of CNLRP was aware of these conflicts of interest during its deliberations of the merits of the CNLRP merger and in determining to recommend to the stockholders of CNLRP that they vote for the proposal to adopt the merger agreement and, among other actions, appointed a special committee of independent directors to evaluate the proposed merger. The conflicts include the following:

•	Messrs. Seneff’s and Bourne’s duties as Income Fund general partners may conflict with their duties as directors of CNLRP.

•	Beginning in 2001, the CNLRP board of directors made the determination to maintain its historical level of distributions during a period of volatility in the restaurant finance sector. Mr. Seneff enabled CNLRP to maintain its historical level of distributions to its stockholders through loans to and purchases of common stock from CNLRP made by CNL Financial Group, Inc., an entity Mr. Seneff controls. In the nine months ended September 30, 2004 and the years ended December 31, 2003, 2002 and 2001, these loans totaled $10.9 million, $18.7 million, $11.75 million, and $8.7 million, respectively. The principal amount, including accrued interest at September 30, 2004, was $35.4 million. Upon closing of the mergers, the combined company will repay the outstanding principal and accrued interested of these loans, pursuant to the terms of the notes evidencing the loans. In addition, during 2002 and 2001, Mr. Seneff, through CNL Financial Group, Inc., received 1,173,354 shares and 579,722 shares, respectively, of CNLRP’s stock in exchange for $20.1 million and $9.7 million, respectively, in cash, including the conversion of amounts previously treated as advances. Mr. Seneff was not obligated to make loans or purchase shares, and there can be no assurance that Mr. Seneff would continue to do so if the CNLRP merger were not completed. Mr. Seneff will not make any further loans or purchases once the CNLRP merger is completed.

When you consider the recommendation of the board of directors of CNLRP, keep in mind that their interests of Messrs. Seneff and Bourne may differ from your interests with respect to the CNLRP merger.

In addition to the conflicts of interest specific to Messrs. Seneff and Bourne, the following conflicts of interest are applicable to directors and executive officers of CNLRP generally:

•	Directors and executive officers of CNLRP will generally assume equivalent positions with the combined company;

•	The current employment agreements of Messrs. McWilliams and Shackelford will remain in effect following the CNLRP merger; and

•	The combined company, unlike CNLRP, will be subject to the anti-takeover provisions of the Maryland General Corporation Law, which will make it more difficult to change control of the combined company without the acquiescence of the combined company’s directors.

Directors and Executive Officers of USRP

USRP’s executive officers, Robert J. Stetson, Stacy M. Riffe and Harry O. Davis, are entitled to receive payments upon their termination in the event of a change of control of USRP.

Severance Payments

Under Mr. Stetson’s employment agreement with USRP, dated as of July 1, 2003, if Mr. Stetson is terminated without cause, including following a change in control of USRP, he is entitled to receive payments equal to two times the highest annualized salary rate before termination. Mr. Stetson’s current annual salary is $250,000. The agreement also provides for the immediate vesting of the 15,000 shares of restricted stock granted to Mr. Stetson (which otherwise vest on July 1, 2005) if certain situations occur such as termination without cause or a change in control of USRP.

USRP has entered into severance agreements with Ms. Riffe and Mr. Davis as of January 1, 2004. These agreements, each of which has an initial term of five years, provide for severance payments if certain situations occur such as termination without cause or a change in control of USRP. In the event of a change of control of

USRP, each of Ms. Riffe and Mr. Davis are entitled to receive a payment equal to half of her or his salary at such time. In addition, if either Ms. Riffe or Mr. Davis is terminated following a change in control (other than for cause), she or he would be entitled to an additional payment equal to her or his salary at such time. Ms. Riffe’s annual salary is currently $172,000 and Mr. Davis’ annual salary is currently $145,000.

Indemnification; Directors’ and Officers’ Insurance

Indemnification

Pursuant to the CNLRP merger agreement, CNLRP has agreed to cause the combined company to honor the indemnification provisions of USRP’s Restated Articles of Incorporation and Amended and Restated Bylaws, which will be the articles of incorporation and bylaws of the combined company, and any existing indemnification agreements between USRP and its directors and officers. CNLRP has agreed that the provisions of the combined company’s articles of incorporation and bylaws with respect to indemnification and exculpation of directors and officers will not be amended, repealed or otherwise modified for a period of six years after the effective time of the CNLRP merger in any manner that would adversely affect the rights of any person that was a director or officer of USRP at or prior to the effective time of the CNLRP merger, unless such modification is required by law.

CNLRP also has agreed to cause the combined company to indemnify the present and former directors and officers of USRP in connection with any claim, action, suit, proceeding or investigation, based in whole or in part on the fact that such person is or was a director or officer of USRP and arising out of actions or omissions occurring at or prior to the effective time of the CNLRP merger. The combined company will not be obligated to indemnify any director or officer of USRP for acts or omissions by such director or officer involving willful or intentional misconduct or recklessness.

Directors’ and Officers’ Insurance

For a period of six years after the effective time of the merger, CNLRP has agreed, pursuant to the CNLRP merger agreement, to cause the combined company to maintain in effect a directors’ and officers’ liability insurance policy covering those persons who currently are covered by USRP’s directors’ and officers’ liability insurance policy with coverage in amount and scope at least as favorable to such persons as USRP’s existing coverage. The combined company will not be required, in order to maintain such directors’ and officers’ liability insurance policy, to pay an annual premium in excess of 125% of the aggregate annual amounts currently paid by USRP to maintain the existing policies and, if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of 125% of such amount, CNLRP will be required only to obtain as much coverage as can be obtained by paying an annual premium equal to 125% of such amount.

DESCRIPTION OF U.S. RESTAURANT PROPERTIES CAPITAL STOCK

The following summary of the terms of the shares of USRP’s capital stock contains all material terms of USRP’s capital stock, but it does not set forth all the provisions of USRP’s Restated Articles of Incorporation or USRP’s Amended and Restated Bylaws. For additional information about USRP’s Restated Articles of Incorporation or USRP’s Amended and Restated Bylaws, we encourage you to read those documents which are exhibits to the joint proxy statement/prospectus. References to the “MGCL” are to the Maryland General Corporation Law.

Authorized Stock

Under USRP’s articles of incorporation, USRP has the authority to issue 165 million shares of capital stock, par value $0.001 per share, with 100 million of these shares designated as common stock.

In the event that the amendment to USRP’s Restated Articles of Incorporation increasing USRP’s authorized capital stock is approved, USRP will have the authority to issue 415 million shares of capital stock, par value $0.001 per share, with 300 million of these shares designated as common stock.

The shares of common stock are listed on the New York Stock Exchange under the symbol “USV.”

Description of Common Stock

As of August 9, 2004, USRP had outstanding 22,561,639 shares of common stock. Under Maryland law, stockholders generally are not responsible for a corporation’s debts or obligations.

Terms. Common stockholders will generally be entitled to receive distributions on their shares of common stock if, as and when the USRP board of directors authorizes any distributions. In addition, common stockholders will be entitled to share ratably in USRP’s assets which are legally available for distribution to stockholders in the event of USRP’s liquidation, dissolution or winding up after payment of, or adequate provision for, all of USRP’s known debts and liabilities. These rights are subject to:

•	the preferential rights of USRP’s Series A preferred stock;

•	the preferential rights of USRP’s Series B preferred stock;

•	the preferential rights of USRP’s Series C preferred stock;

•	preferential rights which may be granted by the USRP board of directors in connection with future issuances of capital stock; and

•	the provisions of USRP’s Restated Articles of Incorporation regarding excess stock.

In order for USRP to maintain its REIT status, USRP’s Restated Articles of Incorporation provide that, other than QSV Properties, Inc., no holder may own more than 9.8% of USRP’s common stock or preferred stock. Any share of common stock or preferred stock in excess of the 9.8% maximum owned by any holder automatically becomes excess stock under the terms of USRP’s Restated Articles of Incorporation. The shares of excess stock will be automatically transferred on USRP’s stock records into a trust. The trustee of that trust then identifies a person to whom the shares of excess stock may be sold without violating the ownership limitations. For more complete description of excess stock, see “Restrictions on Transfers of Capital Stock.”

Subject to the provisions of USRP’s Restated Articles of Incorporation regarding excess stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. In addition, except as otherwise required by law or except as provided with respect to any other class or series of stock, the holders of common stock will possess exclusive voting power. There is no cumulative voting in the election of directors. As a result, the holders of a majority of the outstanding shares of common stock, together with any other of USRP’s voting stock, can elect all of the directors then standing for election.

Holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of USRP’s securities. As described above, common stock may be automatically converted into excess stock as provided in USRP’s Restated Articles of Incorporation.

USRP furnishes its stockholders with (1) annual reports containing audited consolidated financial statements and an opinion thereon expressed by an independent public accounting firm and (2) quarterly reports for each fiscal quarter containing unaudited financial information.

Subject to the provisions of USRP’s Restated Articles of Incorporation regarding excess stock, shares of common stock will have equal distribution, liquidation and other rights, and will have no preference, appraisal or exchange rights.

USRP’s Restated Articles of Incorporation provide that the approval of a majority of the total number of shares entitled to be cast is required for USRP to dissolve, amend its articles of incorporation, merge, sell all or substantially all of USRP’s assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business.

There are provisions in USRP’s Restated Articles of Incorporation and of the MGCL that may discourage a takeover or other transaction which holders of some, or a majority, of the shares of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares of common stock over the then-prevailing market price of the shares of common stock. See “Restrictions on Transfers of Capital Stock” for a description of some of these provisions of USRP’s Restated Articles of Incorporation.

Restrictions on Transfer and Ownership. USRP has elected to be treated as a REIT for federal income tax purposes commencing with USRP’s taxable year ended December 31, 1997. To qualify as a REIT under the Internal Revenue Code, no more than 50% in value of USRP’s outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. To assist USRP in meeting this requirement, USRP’s Restated Articles of Incorporation contain provisions restricting transfers of shares of capital stock which would jeopardize USRP’s REIT status and limiting the beneficial ownership, directly or indirectly, of shares of capital stock. See “Restrictions on Transfers of Capital Stock.”

Transfer Agent. The transfer agent and registrar for USRP’s common stock is American Stock Transfer & Trust Company.

Description of Preferred Stock

General. Under USRP’s Restated Articles of Incorporation, USRP is authorized to issue 50 million shares of preferred stock. Of these, the Board of directors has authorized the issuance of 4,200,000 shares, constituting the Series A preferred stock, 20,000 shares, constituting the USRP Series B preferred stock, and 5,000 shares, constituting the Series B-1 preferred stock.

Prior to issuance of shares of each series, the USRP board of directors is required to fix for each series, subject to the provisions of USRP’s Restated Articles of Incorporation regarding excess stock, the following provisions:

•	the number of shares to be included in each series;

•	the preferences, conversion or other rights;

•	voting powers;

•	restrictions, including transfer restrictions;

•	limitations as to dividends, and

•	qualifications and terms or conditions of redemption.

USRP must then file articles supplementary to USRP’s Restated Articles of Incorporation reflecting the terms, preferences and other rights of a particular series of preferred stock.

Except as may be expressly provided with respect to any class or series of preferred stock, no holder of preferred stock will have any preemptive rights.

The USRP board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction. The holders of some or a majority of the shares of common stock might believe that transaction to be in their best interests. In addition, that transaction might provide the holders of some, or a majority, of the shares of common stock a premium for their shares of common stock over the then-prevailing market price of the common stock.

Terms. The following description of USRP’s preferred stock sets forth the general terms and provisions of the preferred stock which may be issued pursuant to a prospectus supplement. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of USRP’s Restated Articles of Incorporation and Amended and Restated Bylaws and any articles supplementary designating the terms of a series of preferred stock.

Reference is made to the prospectus supplement relating to the preferred stock offered thereby for the specific terms thereof, including, where applicable, the following:

(1) the title of the preferred stock;

(2) the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

(3) The distribution rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

(4) The date from which distributions on the preferred stock shall accumulate, if applicable;

(5) The provision for a sinking fund, if any, for the preferred stock;

(6) The provision for redemption, if applicable, of the preferred stock;

(7) Any listing of the preferred stock on any securities exchange;

(8) The terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or rate (or manner of calculation thereof);

(9) Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock;

(10) A discussion of all material federal income tax considerations applicable to the preferred stock;

(11) The relative ranking and preference of the preferred stock as to distribution rights and rights upon USRP’s liquidation, dissolution or winding up of USRP’s affairs;

(12) Any limitations on issuance of any series of preferred stock ranking senior to or equally with the series of preferred stock being issued as to distribution rights and rights upon USRP’s liquidation, dissolution or winding up of USRP’s affairs; and

(13) Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve USRP’s status as a REIT.

Rank. Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon USRP’s liquidation, dissolution or winding up of USRP’s affairs, rank:

(a) senior to the common stock and to all equity securities ranking junior to the preferred stock being issued with respect to distribution rights or rights upon liquidation, dissolution or winding up;

(b) equal to all equity securities USRP has issued, the terms of which specifically provide that those equity securities rank on a parity with the preferred stock with respect to distribution rights or rights upon liquidation, dissolution or winding up; and

(c) junior to all equity securities USRP has issued, the terms of which specifically provide that those equity securities rank senior to the preferred stock with respect to distribution rights or rights upon liquidation, dissolution or winding up.

Distributions. Holders of the preferred stock of each series will be entitled to receive cash distributions at the rates and on the dates as provided in the applicable prospectus supplement. Cash distributions will only be made when, as and if declared by the USRP board of directors. In addition, cash distributions may only be made out of USRP’s assets legally available for payment. Each distribution will be payable to holders of record as they appear on USRP’s stock transfer books on the applicable record dates.

Distributions on any series of preferred stock may be cumulative or noncumulative. If cumulative, distributions will accumulate from and after the date set forth in the applicable prospectus supplement.

If distributions with respect to a series of preferred stock are noncumulative, the holders of that series will have no right to receive a distribution for any period in which the USRP board of directors fails to declare a distribution payable on a distribution payment date for that series. USRP will have no obligation to pay the distribution accrued for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

If any series of preferred stock is outstanding, USRP will generally not declare or provide for any distributions on the common stock or any other equal or junior series of preferred stock unless one of the following circumstances is met:

(1) If that series of preferred stock has a cumulative distribution, full cumulative distributions have been or are contemporaneously declared and paid, or declared and payment provided for, on that series for all past distribution periods and the then current distribution period, or

(2) If that series of preferred stock does not have a cumulative distribution, full distributions for the then current distribution period have been or are contemporaneously declared and paid, or declared and payment provided for.

USRP may at any time make distributions in the form of shares of common stock or other shares of capital stock ranking junior to the preferred stock as to distributions and upon liquidation.

If USRP does not pay in full, or provide for payment of, distributions on all series of preferred stock with an equal ranking, all distributions declared on those series of preferred stock with equal rankings will be declared pro rata. Thus, the amount of distributions declared per share of each series of preferred stock with an equal ranking will be in the same ratio that accrued distributions, including any accrued but unpaid distributions, per share of those series bear to each other. USRP is not obligated to pay, and will not pay, any interest, or sum of money in lieu of interest, in respect of any distribution payment or payments on preferred stock that may be in arrears.

USRP may not redeem, purchase or otherwise acquire for any consideration, any shares of common stock or any other shares of USRP’s capital stock which rank junior or equal to a series of preferred stock, or provide for a sinking fund for the redemption of any of those shares, unless:

(1) if that series of preferred stock has a cumulative distribution, USRP has previously or contemporaneously declared and paid, or declared and provided for the payment of, the full cumulative distributions on that series of preferred stock for all current and past distribution periods, or

(2) if that series of preferred stock does not have a cumulative distribution, USRP has previously or contemporaneously declared and paid, or declared and provided for the payment of, full distributions on that series of preferred stock for the then current distribution period.

With respect to the common stock and any other shares of USRP’s capital stock which rank junior or equal to a series of preferred stock, USRP may, however, convert those shares into, or exchange those shares for, other capital stock ranking junior to that series of preferred stock.

Any distribution payment made on shares of a series of preferred stock will first be credited against the earliest accrued but unpaid distribution due with respect to shares of that series that remain payable.

Redemption. The preferred stock may be subject to mandatory redemption or redemption at USRP’s option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the applicable prospectus supplement.

If any series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the following:

•	the number of shares of preferred stock that USRP will redeem in each year commencing after a specified date, and

•	a redemption price per share together with an amount equal to all accrued and unpaid distributions thereon to the date of redemption.

The redemption consideration for any series of preferred stock will not include any accumulation in respect of unpaid distributions for prior periods if that series does not have a cumulative distribution. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement.

If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of USRP’s capital stock, the terms of the preferred stock may provide that if no shares of capital stock have been issued, or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock shall automatically and mandatorily be converted into the applicable shares of USRP’s capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.

USRP cannot redeem, purchase or acquire, directly or indirectly, any shares of a series of preferred stock unless:

(1) if that series of preferred stock has a cumulative distribution, USRP has previously or contemporaneously declared and paid, or declared and provided for the payment of, the full cumulative distributions on that series of preferred stock for all current and past distribution periods, or

(2) if that series of preferred stock does not have a cumulative distribution, USRP has previously or contemporaneously declared and paid, or declared and provided for the payment of, full distributions on that series of preferred stock for the then current distribution period.

The foregoing restrictions do not apply to a conversion or exchange of shares of preferred stock for capital shares ranking junior to that series of preferred stock. These restrictions also will not prevent USRP from purchasing or acquiring preferred stock to preserve USRP’s REIT status and will not prevent a purchase or exchange offer made on the same terms to holders of all outstanding shares of that series of preferred stock.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, USRP will determine the number of shares to be redeemed and set forth that number in a notice mailed to each holder of record of that series of preferred stock. In the case of a partial redemption, shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of shares held or for which redemption is requested by the holder, with adjustments to avoid redemption of fractional shares, or by any other equitable manner USRP determines.

A notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on USRP’s stock transfer books. Each notice will state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

•	that distributions on the shares to be redeemed will cease to accrue on the redemption date; and

•	the date upon which the holder’s conversion rights, if any as to those shares, shall terminate.

If USRP has notified the holders of preferred stock of a redemption, and if USRP has set aside the necessary funds to redeem those shares, distributions will no longer accrue on that preferred stock from and after the redemption date. In addition, all rights of the holders of those shares will terminate, other than the right to receive the redemption price.

Liquidation Preference. If USRP voluntarily or involuntarily liquidates, dissolves or winds up its affairs, the holders of each series of preferred stock will be entitled to receive, out of USRP’s assets which are legally available for distribution, liquidating distributions. These distributions or payments will be made before any distribution or payment is made to any holder of common stock or any other class of USRP’s capital stock which ranks junior to the particular series of preferred stock. The amount of any liquidating distributions will be equal to (1) the liquidation preference set forth in the applicable prospectus supplement, plus (2) an amount equal to all accrued and unpaid distributions, including unpaid cumulative distributions for prior distribution periods.

After payment of the full amount of liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of USRP’s remaining assets.

If USRP’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of a series of preferred stock and all of USRP’s securities which rank equally with that series, the holders of that series of preferred stock and those other securities will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If USRP has made liquidating distributions in full to all holders of a series of preferred stock, USRP’s remaining assets will be distributed among the holders of any other classes or series of capital stock ranking junior to that series of preferred stock according to their respective rights and preferences. For these purposes, USRP’s consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of USRP property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of USRP’s affairs.

Voting Rights. Except as set forth below, holders of the preferred stock will only have the voting rights which are (1) required from time to time by law or (2) indicated in the applicable prospectus supplement.

Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock of a series remain outstanding, USRP will not, without the affirmative vote or consent of at least a majority of the outstanding shares of that series of preferred stock voting as a class:

•	authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to that series of preferred stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up of USRP’s affairs or reclassify any of USRP’s authorized capital stock into shares of that series of preferred stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase those shares, or

•	amend, alter or repeal the provisions of USRP’s Restated Articles of Incorporation or the articles supplementary for that series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that series of preferred stock or the holders thereof.

A merger, consolidation or other similar event will not be deemed to have materially and adversely affected a series of preferred stock so long as the preferred stock remains outstanding with no material change in the terms thereof, even though USRP may not be the surviving entity. In addition, (1) an increase in the amount of authorized preferred stock or the creation or issuance of any other series of preferred stock or (2) any increase in the amount of authorized shares of that series or any other series of preferred stock of an equal or junior rank will not be deemed to materially and adversely affect a series of preferred stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which a vote would otherwise be required shall be effected, USRP has redeemed, or called for the redemption of, all outstanding shares of that series of preferred stock and USRP has deposited sufficient funds in trust to effect the redemption.

Conversion Rights. If any series of preferred stock is convertible into common stock, the terms and conditions, if any, of that conversion will be set forth in the applicable prospectus supplement. The terms, if any, will include:

•	the number of shares of common stock into which the shares of preferred stock are convertible;

•	the conversion price or rate (or manner of calculation thereof);

•	the conversion period;

•	provisions as to whether conversion will be at the option of the holders of the preferred stock or USRP;

•	the events requiring an adjustment of the conversion price; and

•	the provisions affecting conversion in the event of the redemption of that series of preferred stock.

Restrictions on Transfer and Ownership. USRP’s Restated Articles of Incorporation contain provisions which restrict the transfers of, and limit the direct or indirect beneficial ownership of, USRP’s capital stock. These provisions will affect any shares of preferred stock that USRP may issue from time to time. See “Restrictions on Transfers of Capital Stock” for a description of some of these provisions of USRP’s Restated Articles of Incorporation.

Description of Series A Preferred Stock

General. In November 1997 and November 2003, USRP issued 3,679,938 and 404,350 shares of the USRP Series A preferred stock, respectively, pursuant to an Articles Supplementary that sets forth the terms of a series of preferred stock consisting of up to 4,200,000 shares, designated Series A Cumulative Convertible Preferred Stock. Of these, 4,084,288 shares are issued and outstanding as of the date of this joint proxy statement/prospectus.

The registrar, transfer agent and distributions disbursing agent for the USRP Series A preferred stock is American Stock Transfer & Trust Company.

The USRP Series A preferred stock is listed on the New York Stock Exchange under the symbol “USVPrA.”

Rank. The USRP Series A preferred stock, as to distribution rights and rights upon liquidation, dissolution or winding up of USRP’s business, ranks:

•	Senior to all classes or series of USRP common stock and to all other equity securities ranking junior to the USRP Series A preferred stock with respect to distribution rights or rights upon liquidation, dissolution or winding up of the USRP business;

•	On a parity with the USRP Series B preferred stock and with any other series of USRP outstanding preferred shares and any other equity securities authorized or designated by USRP in the future, the terms of which specifically provide that those equity securities rank on a parity with the USRP Series A preferred stock with respect to distribution rights or rights upon liquidation, dissolution or winding up of USRP’s business; and

•	Junior to all of USRP’s existing and future indebtedness and to any class or series of equity securities authorized or designated by USRP in the future which specifically provides that the class or series ranks senior to the USRP Series A preferred stock with respect to distribution rights or rights upon liquidation, dissolution or winding up of USRP’s business.

Distributions. Holders of the USRP Series A preferred stock are entitled to receive, when and as authorized by the USRP board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of the greater of $1.93 per year or the cash dividends payable on the number of shares of common stock underlying the holder’s Series A preferred stock. Dividends are payable quarterly in arrears on the fifteenth day of March, June, September and December of each year or, if not a business day, the next succeeding business day.

Any dividend, including any dividend payable on the USRP Series A preferred stock for any partial dividend period, is computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record as they appear in USRP’s share records at the close of business on the applicable record date, which is the date that the USRP board of directors designates for the payments of dividends that is not more than 60 days prior to such dividend payment date.

The USRP board of directors will not authorize, pay or set apart for payment by USRP any dividend on the USRP Series A preferred stock at any time that:

•	The terms and provisions of any agreement of USRP, including any agreement relating to USRP’s indebtedness, prohibits the authorization, payment or setting apart for payment;

•	The terms and provisions of any agreement of USRP, including any agreement relating to USRP’s indebtedness, provides that the authorization, payment or setting apart for payment would constitute a breach of, or a default under, the agreement; or

•	The law restricts or prohibits such authorization or payment.

Notwithstanding the foregoing, distributions on the USRP Series A preferred stock will accrue whether or not:

•	USRP has earnings;

•	There are funds legally available for the payment of the distributions; or

•	The distributions are authorized.

Accrued but unpaid dividends on the USRP Series A preferred stock do not bear interest. Holders of the USRP Series A preferred stock are not entitled to any dividends in excess of full cumulative dividends, as described above.

Any dividend payment made on the USRP Series A preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. At September 30, 2004, there were no accrued but unpaid dividends due on the USRP Series A preferred stock.

If, for any taxable year, USRP elects to designate as “capital gain distributions” (as defined in Section 857 of the Code) a portion, which we refer to as the Capital Gains Amount, of the dividends paid or made available for the year to the holders of all classes of shares, or the Total Distributions, then the portion of the Capital Gains

Amount that will be allocable to the holders of USRP Series A preferred stock will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total distributions (within the meaning of the Code) paid or made available to the holders of the USRP Series A preferred stock for the year and the denominator of which will be the Total Distributions.

Redemption. The USRP Series A preferred stock may be redeemed at USRP’s option, in whole or in part, from time to time, upon the giving of notice as provided below, for either:

•	a cash redemption price of $25.00 per share, plus all distributions accrued and unpaid on the USRP Series A preferred stock up to the date of such redemption; or

•	in the event that the market price of USRP’s common stock exceeds the conversion price of the USRP Series A preferred stock for twenty trading days during any period of thirty consecutive trading days, for a number of authorized but previously unissued shares of USRP common stock equal to $25.00 divided by the conversion price in effect on the date USRP delivers notice of redemption, excluding any accrued and unpaid dividends accumulating prior to the redemption date.

If less than all of the outstanding USRP Series A preferred stock is to be redeemed, the shares to be redeemed will be determined pro rata, by lot or in such other manner as determined by the USRP board of directors to be equitable.

If USRP elects to redeem the USRP Series A preferred stock for common stock, then USRP will issue a press release announcing the redemption within two trading days after the end of the thirty consecutive trading day period. The press release will:

•	announce the date of redemption, which shall be not less than 30 nor more than 60 days after the date USRP issues its press release; and

•	set forth the number of shares of USRP Series A preferred stock that the Company intends to redeem.

Notice of redemption will be mailed not less than 30 nor more than 60 days prior to the date fixed for redemption and, if USRP elects to redeem the USRP Series A preferred stock for common stock, not more than four business days after the date of the press release. Notice of redemption will be mailed to each holder of record of USRP Series A preferred stock that is to be redeemed, and, at the election of USRP may also be published in the Wall Street Journal or The New York Times. Such mailed or published notice will notify the holder of USRP’s election to redeem such shares and will state at least the following:

•	the date fixed for redemption thereof;

•	the number of shares to be redeemed (and, if less than all the USRP Series A preferred stock is to be redeemed, the number of shares to be redeemed from such holder),

•	whether redemption will be for shares of common stock or for cash and, if the redemption will be for common stock, the number of shares of common stock to be issued with respect to each of the shares of USRP Series A preferred stock to be redeemed;

•	the place(s) where the certificates representing the USRP Series A preferred stock are to be surrendered for payment;

•	the then-current conversion price; and

•	that distributions on the USRP Series A preferred stock will cease to accrue on the USRP Series A preferred stock Redemption Date.

On or after the redemption date, each holder of USRP Series A preferred stock to be redeemed must present and surrender the certificates representing the USRP Series A preferred stock to USRP at the place designated in the notice of redemption. The redemption price of the shares will then be paid to or on the order of the person whose name appears on such certificates as the owner thereof. Each surrendered certificate will be canceled. In the event that less than all the USRP Series A preferred stock is to be redeemed, a new certificate will be issued representing the unredeemed shares.

Upon giving notice, from and after the redemption date (unless USRP defaults in payment of the redemption price):

•	all dividends on USRP Series A preferred stock designated for redemption in such notice will cease to accrue;

•	such shares will not be deemed to be outstanding for any purpose whatsoever; and

•	all rights of the holders of such shares, except the right to receive the redemption price thereof will cease and terminate.

Upon redemption, USRP shall pay in cash to the holder of USRP Series A preferred stock an amount equal to all accumulated, accrued and unpaid dividends, if any, to the redemption date, whether or not earned or declared. Such amount shall be added to the redemption price.

USRP shall fulfill its obligation to pay the redemption price by, prior to the redemption date, depositing with a bank or trust company having an office in the borough of Manhattan, New York, New York or in Dallas, Texas that number of shares of common stock and/or that amount of cash necessary for such redemption, in trust, with irrevocable instructions that such shares of common stock and/or cash be used for the redemption of the shares of USRP Series A preferred stock subject to redemption.

At the close of business on the redemption date, each holder of USRP Series A preferred stock shall be deemed to be the record holder of the number of shares of common stock into which such USRP Series A preferred stock is to be converted, as applicable, regardless of whether the holder has surrendered the certificates representing the shares to be redeemed. USRP will use its best efforts to list the common shares into which the USRP Series A preferred stock is to be converted on the New York Stock Exchange prior to the redemption date, and will take any action necessary to ensure that such shares are freely transferable and are not subject to any resale restrictions under the Securities Act of 1933 or any applicable state securities or blue sky laws (other than any shares received by an “affiliate” (as defined in Rule 144 of the Securities Act of 1933) of USRP).

No interest shall accrue for the benefit of the holders of USRP Series A preferred stock on any cash deposited with the bank or trust company. The bank or trust company will return to USRP any moneys that remain unclaimed by the holders of the USRP Series A preferred stock at the end of two years after the redemption date, and subsequent redemptions will be made by USRP only from available general funds.

Notwithstanding the foregoing, unless full cumulative dividends on all outstanding USRP Series A preferred stock have been paid or declared and a sum sufficient for the payment of such dividends has been set apart for payment for all past dividend periods and the then-current dividend period, no USRP Series A preferred stock will be redeemed unless all outstanding USRP Series A preferred stock is simultaneously redeemed. However, the foregoing will not prevent the purchase or acquisition of USRP Series A preferred stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding USRP Series A preferred stock.

The USRP Series A preferred stock has no stated maturity date.

Liquidation Preference. In the event of the liquidation, dissolution or winding up of USRP’s business, the holders of the USRP Series A preferred stock are entitled to be paid out of USRP’s assets legally available for distribution to USRP’s stockholders liquidating distributions in cash or property at its fair market value as determined by the USRP board of directors. Such liquidating distributions will be paid to the holders of the USRP Series A preferred stock in the amount of a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid distributions to the date of such liquidation, dissolution or winding up. Such liquidating distributions will be paid to the holders of the USRP Series A preferred stock before any distribution of assets is made to holders of common shares or any other capital shares of beneficial interest that rank junior to the USRP Series A preferred stock as to liquidation rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of USRP Series A preferred stock will have no right or claim to any of USRP’s remaining assets.

USRP’s consolidation or merger with or into any other entity, the sale of all or substantially all of USRP’s property or business or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding up of USRP. The USRP Series A preferred stock will rank equal to the USRP Series B preferred stock and senior to the common stock as to priority for receiving liquidating distributions.

Voting Rights. If dividends on the USRP Series A preferred stock have not been paid for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of USRP Series A preferred stock (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote, at a special meeting or at the next annual meeting of stockholders, for the election of two additional directors to serve on the board of directors until all dividends have been paid or declared and a sum sufficient for the payment thereof set aside for payment.

In addition, certain changes that would be materially adverse to the rights of holders of the USRP Series A preferred stock cannot be made without the affirmative vote of two-thirds of the outstanding shares of USRP Series A preferred stock and any series of preferred shares having equivalent rights to the USRP Series A preferred stock voting as a single class.

In any matter in which the USRP Series A preferred stock is entitled to vote (as expressly provided in USRP’s Restated Articles of Incorporation or Articles Supplementary, or as may be required by law), including any action by written consent, each share will be entitled to one vote, except that when any other series of preferred stock shall have the right to vote with the USRP Series A preferred stock as a single class on any matter, then the USRP Series A preferred stock and other series shall have one vote per $25.00 of stated liquidation preferences.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, USRP provides for the redemption of all USRP Series A preferred stock outstanding.

Conversion Rights. Subject to the restrictions on transfer and ownership described below in “—Restrictions on Transfers of Capital Stock” the USRP Series A preferred stock is convertible at any time, at the option of the holders thereof, into common shares at a conversion price of $26.64 per common share (equivalent to a conversion rate of 0.9384 common shares per share of USRP Series A preferred stock), subject to adjustment as described below and referred to as the conversion price. The right to convert USRP Series A preferred stock called for redemption will terminate at the close of business on the applicable redemption date.

Conversion of the USRP Series A preferred stock, or a specified portion thereof, may be effected by delivering certificates representing the shares to be converted together with written notice of conversion and a proper assignment of such certificates to the office of USRP’s transfer agent. Currently, the principal corporate trust office of USRP’s transfer agent is 6201 15th Avenue, Brooklyn, New York 11219.

Each conversion is deemed to be effected immediately prior to the close of business on the date on which:

•	the certificates were surrendered;

•	USRP received notice; and

•	If applicable, USRP received payment of any amount equal to the distribution payable on such USRP Series A preferred stock surrendered for conversion, as described below.

The conversion will be at the conversion price in effect at such time and on such date.

Holders of USRP Series A preferred stock at the close of business on the record date for a dividend payment will be entitled to receive the distribution payable on such shares on the corresponding dividend payment date, even if the holder converted the shares after such record date and prior to such dividend payment date.

However, if the holder surrenders its USRP Series A preferred stock for conversion between the close of business on any record date and the opening of business on the corresponding dividend payment date (except those shares converted after the issuance of a notice of redemption with respect to a redemption date during such period or coinciding with the dividend payment date, which will be entitled to such dividend), the shares must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date.

A holder of USRP Series A preferred stock on a record date who tenders any such shares for conversion into common shares on the corresponding dividend payment date will receive the distribution payable by USRP on such USRP Series A preferred stock on such date. The converting holder need not include payment of the amount of such distribution upon surrender of certificates for conversion.

Except as provided above, USRP will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the common shares that are issued upon such conversion.

USRP will not issue fractional common shares upon conversion. Instead, USRP will pay a cash adjustment based on the current market price of the common shares on the trading day immediately prior to the conversion date.

For a further discussion of the common shares to be received upon conversion of USRP Series A preferred stock, see “Description of Common Stock” above.

The conversion price is subject to adjustment upon certain events, including the following:

•	the payment of dividends payable in common shares on any class of shares of USRP beneficial interest;

•	the issuance to all holders of common shares of certain rights, options or warrants entitling them to subscribe for or purchase common shares at a price per share less than the fair market value per share of common shares;

•	subdivisions, combinations and reclassifications of common shares;

•	the payment of distributions to all holders of common shares of any shares of beneficial interest of the company (other than common shares);

•	the distribution to all holders of common shares of evidences of indebtedness of the company or assets (excluding certain undistributed net earnings, if any); and

•	the distribution to all holders of common shares of rights, options or warrants to subscribe for or purchase any of USRP’s securities (excluding those rights, options and warrants referred to above).

USRP may be a party to transactions such as mergers, consolidations, statutory share exchanges, tender offers for all or substantially all of the common shares, or sales of all or substantially all of USRP’s assets. If USRP is a party to any transaction, including but not limited to those listed above, and as a result of that transaction shares of common stock will be converted into the right to receive shares of beneficial interest, securities or other property (including cash or any combination thereof), each share of USRP Series A preferred stock, if convertible after the consummation of the transaction, will be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of common shares or fraction thereof into which one share of USRP Series A preferred stock was convertible immediately prior to such transaction (assuming such holder of shares of common stock (i) is not a person with which USRP consolidated or into which USRP merged or which merged into USRP or to which such sale or transfer was made, and (ii) failed to exercise any rights of election and received for each share of common stock the kind and amount of stock, securities and other property (including cash) receivable for each common share (provided, however, if the securities received are not the same for each non-electing share, then the kind and amount receivable by a plurality of the non-electing shares). USRP may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

USRP is not required to adjust the conversion price until cumulative adjustments amount to 1% or more of the conversion price. Any adjustments that USRP is not required to make will be carried forward and taken into account in subsequent adjustments.

Description of Series B Preferred Stock

General. In June 2003, USRP issued 16,000 shares of the USRP Series B preferred stock pursuant to an Articles Supplementary that sets forth the terms of a series of preferred stock consisting of up to 20,000 shares, designated 8% Series B Convertible Preferred Stock. In October 2003, USRP issued an additional 4,000 shares of the Series B preferred stock to the existing holders of the Series B preferred stock. 20,000 shares of the Series B preferred stock are issued and outstanding as of the date of this joint proxy statement/prospectus.

On September 14, 2004, holders of Series B preferred stock exercised their option to acquire 5,000 shares of USRP’s 8% Series B-1 Convertible Preferred Stock. The Articles Supplementary relating to the Series B-1 preferred stock set forth terms substantially similar to the Series B preferred stock, except the set price is equal to 110% of the volume weighted average price of the USRP common stock during the five trading days prior to issuance. 5,000 shares of the Series B-1 preferred stock are issued and outstanding as of the date of this joint proxy statement/prospectus.

Rank. The USRP Series B preferred stock, as to distribution rights and rights upon liquidation, dissolution or winding up of USRP’s business, ranks:

•	Senior to all classes or series of USRP common stock and to all other equity securities ranking junior to the USRP Series B preferred stock with respect to distribution rights or rights upon liquidation, dissolution or winding up of the USRP business;

•	On a parity with any other series of USRP’s outstanding preferred stock, including the USRP Series A preferred stock, and any other equity securities authorized or designated by USRP in the future, the terms of which specifically provide that those equity securities rank on a parity with the USRP Series B preferred stock with respect to distribution rights or rights upon liquidation, dissolution or winding up of USRP’s business; and

•	Junior to all of USRP’s existing and future indebtedness and to any class or series of equity securities authorized or designated by USRP in the future which specifically provides that the class or series ranks senior to the USRP Series B preferred stock with respect to distribution rights or rights upon liquidation, dissolution or winding up of USRP’s business.

Distributions. Holders of the USRP Series B preferred stock are entitled to receive, when and as authorized by the USRP board of directors, cumulative dividends at the rate of 8% of the stated $1,000 value per share. The rate is subject to increase upon the occurrence of certain events constituting a triggering event under the Articles Supplementary. Dividends are payable quarterly in arrears on the fifteenth day of March, June, September and December of each year or, if not a day on which the New York Stock Exchange is open for business, the next succeeding business day. If funds are legally available for payment, USRP will make the form of dividend payments in cash or, if available, shares of common stock registered for immediate resale by the holder. If funds are not legally available for payment, USRP will make the form of dividend payments in shares of common stock registered for immediate resale by the holder or, if no such shares are available, at the sole discretion of the holder, permit the dividends to accrue to the next dividend payment date or accrete to the outstanding stated value of the shares.

Any dividend, including any dividend payable on the USRP Series B preferred stock for any partial dividend period, is computed on the basis of a 360-day year. Dividends began accruing daily on the date the USRP Series B preferred stock was issued.

The USRP board of directors will not authorize, pay or set apart for payment by USRP any dividend on the USRP Series B preferred stock at any time that:

•	The terms and provisions of any agreement of USRP, including any agreement relating to USRP’s indebtedness, prohibits the authorization, payment or setting apart for payment;

•	The terms and provisions of any agreement of USRP, including any agreement relating to USRP’s indebtedness, provides that the authorization, payment or setting apart for payment would constitute a breach of, or a default under, the agreement; or

•	The law restricts or prohibits such authorization or payment.

Notwithstanding the foregoing, distributions on the USRP Series B preferred stock will accrue whether or not:

•	USRP has earnings;

•	There are funds legally available for the payment of the distributions; or

•	The distributions are authorized.

Accrued but unpaid dividends shall continue to accrue and USRP shall pay a late fee in cash at the rate of 18% per annum or the lesser rate permitted by applicable law.

Any dividend payment made on the USRP Series B preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable. At September 30, 2004, there were no accrued but unpaid dividends due on the USRP Series B preferred stock.

If, for any taxable year, USRP elects to designate as “capital gain distributions” (as defined in Section 857 of the Code) a portion, which we refer to as the Capital Gains Amount, of the distributions paid or made available for the year to the holders of all classes of shares, or the Total Distributions, then the portion of the Capital Gains Amount that will be allocable to the holders of USRP Series B preferred stock will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total distributions (within the meaning of the Code) paid or made available to the holders of the USRP Series B preferred stock for the year and the denominator of which will be the Total Distributions.

Redemption. Prior to the third anniversary of its original issue date, all of the USRP Series B preferred stock may be redeemed at USRP’s option, subject to certain conditions and thirty days after giving notice, for 110% of the stated value then outstanding plus accrued but unpaid dividends and all other amounts due in respect of the preferred stock.

On the third anniversary of the original issue date, subject to certain conditions, USRP must redeem the USRP Series B preferred stock for either:

•	100% of the stated value then outstanding, plus accrued but unpaid dividends and all liquidated damages and other amounts due in respect of the preferred stock; or

•	upon twenty trading days’ notice prior to the redemption date, in shares of common stock based on a conversion price of the lesser of the set price of $16.00 (subject to adjustment upon certain dilutive events) or 93% of the daily volume weighted average price of the common stock for the twenty trading days prior to the third anniversary of the original issue date.

In lieu of redeeming any USRP Series B preferred stock, upon 20 trading days notice prior to the third anniversary of the original issue date, USRP may elect to adjust the quarterly dividend for such shares to 300 basis points above the average yield of the common stock during the 20 trading days prior to such adjustment until such USRP Series B preferred stock is no longer outstanding. USRP may elect to redeem such USRP Series B preferred stock for stock or cash at any time during such period. The holder of such USRP Series B preferred stock will retain all of their rights during such period, including, but not limited to, the right to receive dividends and the right to convert their shares into common stock.

If USRP fails to redeem the USRP Series B preferred stock on the applicable redemption date, then interest will accrue on the outstanding amounts at the rate of 18% per year (or the maximum rate permitted by applicable law, whichever is less) until all amounts due are paid in full. In addition, holders subject to such redemption may choose to invalidate such redemption and/or convert their shares into common shares at any time prior to the date that all amounts are paid in full. Any decision by USRP to redeem the shares in cash or adjust the dividend shall be applied ratably among the holders based on the number of shares of USRP Series B preferred stock initially purchased by each holder.

Upon giving notice, from and after the redemption date (unless USRP fails to pay in full the redemption price):

•	all distributions on the USRP Series B preferred stock designated for redemption in such notice will cease to accrue;

•	such shares will not be deemed to be outstanding for any purpose whatsoever; and

•	all rights of the holders of such shares, except the right to receive the redemption price thereof will cease and terminate.

Upon the occurrence of certain triggering events, each holder of USRP Series B preferred stock may require USRP to, at the election of USRP:

•	redeem all or a portion of the USRP Series B preferred stock in cash for the sum of the greater of 130% of the stated value or the product of the daily volume weighted average price on the trading day immediately preceding the date of the triggering event and the ratio of stated value over set price plus all accrued but unpaid dividends and all other amounts due in respect of the preferred stock; or

•	increase the dividend on all of the outstanding USRP Series B preferred stock held by such holder to 14% per annum.

These triggering events include the following:

•	certain events related to conversion of the USRP Series B preferred stock, including, but not limited to, USRP’s failure to have a sufficient number of authorized and unreserved shares of common stock to issue to a holder upon conversion, USRP’s failure to deliver certificates representing the common shares issuable upon conversion prior to the date such shares are due, USRP’s failure to register the common shares underlying the USRP Series B preferred stock within 180 days after their original issuance date or take certain actions to maintain the effectiveness of the registration statement;

•	USRP’s failure to observe or perform any covenant, agreement or warranty contained in the transaction documents by which holders of the USRP Series B preferred stock purchased their shares;

•	certain events related to the bankruptcy of USRP;

•	redemption by USRP of more than a de minimus number of securities ranking junior to the USRP Series B preferred stock, including, but not limited to, shares of USRP common stock; or

•	the failure of the USRP common stock to trade on the New York Stock Exchange for five nonconsecutive trading days, or the failure of the corporation to submit an application to list the common stock on an alternative principle market within seven trading days of such event.

USRP must pay amounts due to the holder within five trading days of the date on which the notice for payment therefor is provided by a holder. If USRP fails to do so, then USRP will pay interest on the amounts at a rate of 18% per year (or such lesser amount permitted by applicable law), accruing daily from such date to the redemption date, until all amounts due are fully paid. USRP’s decision to redeem the shares for cash or increase the dividend will apply ratably to all holders based on the number of shares initially purchased by each holder adjusted upward ratably in the event that any holder redeem their shares. The holders may elect to convert any of its shares of USRP Series B preferred stock until USRP pays the triggering event redemption amount in full.

In the event USRP enters into a fundamental transaction or a change of control transaction, including, but not limited to, a merger or consolidation of USRP into another person, holders of the USRP Series B preferred stock may request that USRP purchase their stock for the sum of the greater of 130% of the stated value or the product of the daily volume weighted average price on the trading day immediately preceding the date of the triggering event and the ratio of stated value over set price. Such amount must be paid within five trading days after USRP receives the request.

If the holder requires USRP to redeem its shares, then the redemption amount is due and payable within five trading days of the date on which the holder notifies USRP of its election.

Liquidation Preference. In the event of the liquidation, dissolution or winding up of USRP’s business, the holders of the USRP Series B preferred stock are entitled to be paid out of USRP’s assets legally available for distribution to USRP’s stockholders liquidating distributions in cash or property at its fair market value as determined by the USRP board of directors. Such liquidating distributions will be paid to the holders of the USRP Series B preferred stock in the amount of a liquidation preference of the stated value per share, plus an amount equal to any accrued and unpaid distributions to the date of such liquidation, dissolution or winding up. Such liquidating distributions will be paid to the holders of the USRP Series B preferred stock before any distribution of assets is made to holders of common shares or any other capital shares of beneficial interest that rank junior to the USRP Series B preferred stock as to liquidation rights. If USRP’s assets are insufficient to pay in full such amounts, then such assets shall be distributed among the holders of the USRP Series B preferred stock, the USRP Series A preferred stock, and any other preferred stock with equivalent rights ratably in the same proportion as if the respective amounts that would be payable were paid in full. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of USRP Series B preferred stock will have no right or claim to any of USRP’s remaining assets.

USRP’s consolidation or merger with or into any other entity, the sale of all or substantially all of USRP’s property or business, any tender offer or exchange offer, any reclassification or compulsory share exchange or any change of control transaction will not be deemed to constitute a liquidation, dissolution or winding up of USRP. The USRP Series B preferred stock will rank equal to the USRP Series A preferred stock and senior to the common shares as to priority for receiving liquidating distributions.

Voting Rights. The vote of a majority of the outstanding shares of USRP Series B preferred stock is necessary for USRP to take the following actions:

•	alter the rights of holders of the USRP Series B preferred stock, by amendment of the articles supplementary setting forth such rights, USRP’s articles of incorporation or otherwise;

•	authorize any class of stock ranking senior or equal to the USRP Series B preferred stock as to dividends, redemption or liquidation rights;

•	increase the number of authorized shares of preferred stock; or

•	enter into any agreement with respect to the foregoing.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, USRP provides for the redemption of all USRP Series B preferred stock outstanding.

Conversion Rights. Subject to the restrictions on transfer and ownership described below in “—Restrictions on Transfers of Capital Stock,” the USRP Series B preferred stock is convertible at any time, at the option of the holders thereof, into common shares at a conversion price of the ratio of stated value over set price, subject to adjustment as described below and referred to as the conversion price. The right to convert USRP Series B preferred stock called for redemption will terminate at the close of business on the applicable redemption date.

Conversion of USRP Series B preferred stock, or a specified portion thereof, may be effected by delivering written notice of conversion to USRP in the form of Annex A attached to the Articles Supplementary for the USRP Series B preferred stock.

For a further discussion of the common shares to be received upon conversion of USRP Series B preferred stock, see “Description of Common Stock” above.

The conversion price is subject to adjustment upon certain events, including the following:

•	the payment of distributions payable in common shares on any class of shares of beneficial interest of the company;

•	any subdivision, combination or reclassification of common shares;

•	the issuance to holders other than holders of USRP Series B preferred stock of certain rights, options or warrants entitling them to subscribe for or purchase common shares at a price per share less than the daily volume weighted average price of common shares;

•	the issuance of any right to purchase securities convertible into common shares at an effective price per share less than 91% of the set price then in effect; and

•	the distribution to all holders of common shares of evidences of indebtedness or assets or rights or warrants to subscribe for or purchase any security other than the common shares.

USRP will provide notice of adjustment of the set price to each holder of USRP Series B preferred stock. No adjustment to the set price will be made in connection with common share grants pursuant to any stock option plan or employee incentive plan or agreement adopted by a majority of the non-employee members of the board of directors or a committee of non-employee directors established for such purpose, any conversion of any convertible securities, options or warrants issued and outstanding on the date of the articles supplementary for the USRP Series B preferred stock or any securities issued in connection with the USRP Series B preferred stock purchase agreement.

USRP may be a party to transactions such as mergers, consolidations, sales of substantially all of its assets, exchange offers or reclassifications of its common stock such that the common stock is effectively converted into or exchanged for other securities, cash or property. If USRP is a party to any transaction, including, but not limited to, those listed above, and as a result of that transaction shares of common stock will be converted into the right to receive shares of beneficial interest, securities or other property (including cash or any combination thereof), each share of USRP Series B preferred stock, if convertible after the consummation of the transaction, will be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of common shares or fraction thereof into which one share of USRP Series B preferred stock was convertible immediately prior to such transaction (assuming such holder of shares of common stock (i) is not a person with which USRP consolidated or into which USRP merged or which merged into USRP or to which such sale or transfer was made, and (ii) failed to exercise any rights of election and received for each share of common stock the kind and amount of stock securities and other property (including cash) receivable for each common share by a plurality of non-electing common shares). USRP may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

Holders may not convert USRP Series B preferred stock in amounts that would result in the holder owning in excess of 4.999% of the then issued and outstanding shares of common stock. USRP will provide notice to the holder if a conversion notice submitted by the holder or a dividend payment in shares of common stock would result in the issuance in excess of the 4.999% limit. USRP will then honor the conversion or dividend payment for the maximum number of USRP Series B preferred stock permitted to be converted or paid and, in the case of conversion, retain USRP Series B preferred stock for future conversion or return such shares to the holder or, in the case of dividends, pay such dividends by cash. A holder may waive the beneficial ownership conversion restriction upon not less than 61 days prior notice to USRP. Other holders will be unaffected by such waiver.

USRP will not issue to any holder, through conversion of their USRP Series B preferred stock or otherwise, any shares of common stock when such shares, together with the shares receivable upon conversion of the USRP Series B preferred stock and any shares available to holder for purchase pursuant to any warrant, exceed 19.999% of USRP’s outstanding common stock as of the date of closing of the sale of the USRP Series B preferred stock unless USRP first obtains stockholder approval permitting such issuances in accordance with the corporate governance rules of the New York Stock Exchange. Each holder of USRP Series B preferred stock shall be entitled to a portion of the 19.999% limit equal to the quotient obtained by dividing the number of shares of USRP Series B preferred stock purchased by such holder by the aggregate number of USRP Series B preferred stock purchased by all holders. If at any time the number of shares of common stock which could be issuable and sold to all holders during the following twelve months equals or exceeds the 19.999% limit, then USRP will notify the holders that it will either seek USRP stockholder approval for the issuance as soon as possible or grant each holder the right to cause USRP to redeem the holder’s USRP Series B preferred stock in an amount equal to the stated value plus all accrued but unpaid dividends and any other fees owing thereon. If USRP elects to seek approval from its stockholders yet fails to do so by the 75th day after USRP determines (or is notified by a holder) that the 19.999% limit would be exceeded, then the per annum dividend on the USRP Series B preferred stock shall increase to 18%.

Notwithstanding the foregoing, if on any conversion date USRP fails to timely satisfy its obligations with respect to the USRP Series B preferred stock (other than the 4.999% ownership limit described above), then, at the option of the holder, USRP shall deliver in lieu of shares an amount in cash equal to the number of common shares to be received upon conversion multiplied by the highest daily volume weighted average price during the period beginning on the conversion date and ending on the trading day prior to the date such payment is made.

Description of Series C Preferred Stock

General. On August 9, 2004, USRP authorized for issuance 7,500,000 shares of the USRP Series C preferred stock pursuant to an Articles Supplementary that sets forth the terms of a series of preferred stock designated 7.5% Series C Redeemable Convertible Preferred Stock.

The registrar, transfer agent and distributions disbursing agent for the USRP Series C preferred stock is the American Stock Transfer & Trust Corporation.

The USRP Series C preferred stock will be listed on the New York Stock Exchange under the symbol “USVPrC.”

Rank. The USRP Series C preferred stock, as to distribution rights and rights upon liquidation, dissolution or winding up of USRP’s business, ranks:

•	Senior to all classes or series of USRP common stock and to all other equity securities ranking junior to the USRP Series C preferred stock with respect to distribution rights or rights upon liquidation, dissolution or winding up of the USRP business;

•	On a parity with the USRP Series A Preferred Stock, the USRP Series B preferred stock and with any other series of USRP outstanding preferred shares and any other equity securities authorized or designated by USRP in the future, the terms of which specifically provide that those equity securities rank on a parity with the USRP Series C preferred stock with respect to distribution rights or rights upon liquidation, dissolution or winding up of USRP’s business; and

•	Junior to all of USRP’s existing and future indebtedness and to any class or series of equity securities authorized or designated by USRP in the future which specifically provides that the class or series ranks senior to the USRP Series C preferred stock with respect to distribution rights or rights upon liquidation, dissolution or winding up of USRP’s business.

Distributions. Holders of the USRP Series C preferred stock are entitled to receive, when and as authorized by USRP’s board of directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.5% per year of the $25.00 liquidation preference (equivalent to $1.875 per year per share of Series C preferred stock). Dividends are payable quarterly in arrears on the fifteenth day of the month following the month in which the dividend period has ended. USRP expects that the first dividend will be paid on April 15, 2005.

Any dividend, including any dividend payable on the USRP Series C preferred stock for any partial dividend period, is computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record as they appear in USRP’s share records at the close of business on the applicable record date, which is the date that USRP’s board of directors designates for the payments of dividends that is not more than 30 or less than 10 days prior to such dividend payment date.

USRP’s board of directors will not authorize, pay or set apart for payment by USRP any dividend on the USRP Series C preferred stock at any time that:

•	The terms and provisions of any agreement of USRP, including any agreement relating to USRP’s indebtedness, prohibits the authorization, payment or setting apart for payment;

•	The terms and provisions of any agreement of USRP, including any agreement relating to USRP’s indebtedness, provides that the authorization, payment or setting apart for payment would constitute a breach of, or a default under, the agreement; or

•	The law restricts or prohibits such authorization or payment.

Notwithstanding the foregoing, distributions on the USRP Series C preferred stock will accrue whether or not:

•	USRP has earnings;

•	There are funds legally available for the payment of the distributions; or

•	The distributions are authorized.

Accrued but unpaid dividends on the USRP Series C preferred stock do not bear interest. Holders of the USRP Series C preferred stock are not entitled to any dividends in excess of full cumulative dividends, as described above.

Any dividend payment made on the USRP Series C preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

If, for any taxable year, USRP elects to designate as “capital gain distributions” (as defined in Section 857 of the Code) a portion, which we refer to as the Capital Gains Amount, of the dividends paid or made available for the year to the holders of all classes of shares, or the Total Distributions, then the portion of the Capital Gains Amount that will be allocable to the holders of USRP Series C preferred stock will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total distributions (within the meaning of the Code) paid or made available to the holders of the USRP Series C preferred stock for the year and the denominator of which will be the Total Distributions.

Redemption. Starting four years from issuance, the USRP Series C preferred stock may be redeemed at USRP’s option, in whole or in part, from time to time, upon the giving of notice as provided below, for a cash redemption price of $25.00 per share, plus all distributions accrued and unpaid on the USRP Series C preferred stock up to the date of such redemption.

If less than all of the outstanding USRP Series C preferred stock is to be redeemed, the shares to be redeemed will be determined pro rata, by lot or in such other manner as determined by USRP’s Board of Directors to be equitable. In the event that such redemption is to be by lot, and if as a result of such redemption any holder of USRP Series C preferred stock would own, or be deemed by virtue of certain attribution provisions of the Code to own, in excess of 9.8% of the issued and outstanding USRP Series C preferred stock (because such holder’s shares of USRP Series C preferred stock were not redeemed, or were only redeemed in part), then, except in certain instances, USRP will redeem the requisite number of shares of USRP Series C preferred stock of such holder such that the holder will not own, or be deemed by virtue of certain attribution provisions of the Code to own, in excess of 9.8% of the USRP Series C preferred stock issued and outstanding subsequent to such redemption.

Notice of redemption will be mailed not less than 30 nor more than 60 days prior to the date fixed for redemption. Notice of redemption will be mailed to each holder of record of USRP Series C preferred stock that is to be redeemed. Such mailed or published notice will notify the holder of USRP’s election to redeem such shares and will state at least the following:

•	the date fixed for redemption thereof;

•	the redemption price;

•	the number of shares to be redeemed (and, if less than all the USRP Series C preferred stock is to be redeemed, the number of shares to be redeemed from such holder),

•	whether redemption is conditioned on the receipt of proceeds of an offering of securities by USRP; and

•	that distributions on the USRP Series C preferred stock will cease to accrue on the USRP Series C preferred stock redemption date.

Upon giving notice, setting aside the funds necessary for such redemption in trust for the benefit of the holders of any Series C preferred stock and irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then:

•	all dividends on USRP Series C preferred stock designated for redemption in such notice will cease to accrue;

•	all rights of the holders of such shares, except the right to receive the redemption price thereof will cease and terminate;

•	such shares will not thereafter be transferred (except with USRP’s consent) on USRP’s books, and

•	such shares will not be deemed to be outstanding for any purpose whatsoever.

Upon redemption, USRP shall pay in cash to the holder of USRP Series C preferred stock an amount equal to all accumulated, accrued and unpaid dividends, if any, to the redemption date, whether or not earned or declared. Such amount shall be added to the redemption price.

If the date fixed for redemption falls after a dividend payment record date and on or prior to the corresponding dividend payment date, each holder of USRP Series C preferred stock at the close of business of such record date shall be entitled to the dividend payable on their shares even though redemption occurs on or prior to the dividend payment date. In addition, each holder of USRP Series C preferred stock who surrenders their shares on the redemption date will be entitled to the dividends accruing after the end of the dividend period to which such dividend payment date relates up to and including the redemption date.

No interest shall accrue for the benefit of the holders of USRP Series C preferred stock on any cash deposited with the bank or trust company. In the event that USRP, in its sole discretion, elects to deposit funds with a bank or trust company for the purpose of redeeming the USRP Series C preferred stock, the bank or trust company will return to USRP any moneys that remain unclaimed by the holders of the USRP Series C preferred stock at the end of two years after the redemption date, and subsequent redemptions will be made by USRP only.

Notwithstanding the foregoing, unless full cumulative dividends on all outstanding USRP Series C preferred stock have been paid or declared and a sum sufficient for the payment of such dividends has been set apart for payment for all past dividend periods and the then-current dividend period, no USRP Series C preferred stock will be redeemed unless all outstanding USRP Series C preferred stock is simultaneously redeemed. However, the foregoing will not prevent the purchase or acquisition of USRP Series C preferred stock in order to preserve USRP’s status as a real estate investment trust or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding USRP Series C preferred stock.

The USRP Series C preferred stock has no stated maturity date and will not be subject to any sinking fund or mandatory redemption provisions.

Liquidation Preference. In the event of the liquidation, dissolution or winding up of USRP’s business, the holders of the USRP Series C preferred stock are entitled to be paid out of USRP’s assets legally available for distribution to USRP’s stockholders liquidating distributions in cash or property at its fair market value as determined by USRP’s board of directors. Such liquidating distributions will be paid to the holders of the USRP Series C preferred stock in the amount of a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid distributions to the date of such liquidation, dissolution or winding up. Such liquidating distributions will be paid to the holders of the USRP Series C preferred stock before any distribution of assets is made to holders of common shares or any other capital shares of beneficial interest that rank junior to the USRP Series C preferred stock as to liquidation rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of USRP Series C preferred stock will have no right or claim to any of USRP’s remaining assets.

Written notice of any such liquidation, dissolution or winding up of USRP, stating the payment date when, and the places where, the amounts distributable shall be payable, shall be given by first class mail not less than 30 nor more than 60 days to the payment date stated therein to each holder of record of the Series C preferred stock at the respective addresses of such holder as appear in USRP’s records.

USRP’s consolidation or merger with or into any other entity, the sale of all or substantially all of USRP’s property or business or a statutory share exchange will not be deemed to constitute a liquidation, dissolution or winding up of USRP. The USRP Series C preferred stock will rank equal to the USRP Series A preferred stock and the USRP Series B preferred stock and senior to the common stock as to priority for receiving liquidating distributions.

Voting Rights. If dividends on the USRP Series C preferred stock have not been paid for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of USRP Series C preferred stock (voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable) will be entitled to vote, at a special meeting or at the next annual meeting of stockholders, for the election of two additional directors to serve on the board of directors until all dividends have been paid or declared and a sum sufficient for the payment thereof set aside for payment.

In addition, certain changes that would be materially adverse to the rights of holders of the USRP Series C preferred stock cannot be made without the affirmative vote of two-thirds of the outstanding shares of USRP Series C preferred stock and any series of preferred shares having equivalent rights to the USRP Series C preferred stock voting as a single class.

In any matter in which the USRP Series C preferred stock is entitled to vote (as expressly provided in USRP’s Restated Articles of Incorporation or Articles Supplementary, or as may be required by law), including any action by written consent, each share will be entitled to one vote.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, USRP provides for the redemption of all USRP Series C preferred stock outstanding.

Conversion Rights. Subject to the restrictions on transfer and ownership described below in “—Restrictions on Transfers of Capital Stock” the USRP Series C preferred stock is convertible at any time, at the option of the holders thereof, into common shares at a conversion price of $19.50 per common share (equivalent to a conversion rate of 1.28205 common shares per share of USRP Series C preferred stock), subject to adjustment as described below and referred to as the conversion price. The right to convert USRP Series C preferred stock called for redemption will terminate at the close of business on the applicable redemption date.

Conversion of the USRP Series C preferred stock, or a specified portion thereof, may be effected by delivering certificates representing the shares to be converted together with written notice of conversion and a proper assignment of such certificates to the office of USRP’s transfer agent. Currently, the principal corporate trust office of USRP’s transfer agent is 6201 15th Avenue, Brooklyn, New York 11219.

Each conversion is deemed to be effected immediately prior to the close of business on the date on which:

•	the certificates were surrendered;

•	USRP received notice; and

•	If applicable, USRP received payment of any amount equal to the distribution payable on such USRP Series C preferred stock surrendered for conversion, as described below.

The conversion will be at the conversion price in effect at such time and on such date.

Holders of USRP Series C preferred stock at the close of business on the record date for a dividend payment will be entitled to receive the distribution payable on such shares on the corresponding dividend payment date, even if the holder converted the shares after such record date and prior to such dividend payment date.

However, if the holder surrenders their USRP Series C preferred stock for conversion between the close of business on any record date and the opening of business on the corresponding dividend payment date (except those shares converted after the issuance of a notice of redemption with respect to a redemption date during such period or coinciding with the dividend payment date, which will be entitled to such dividend), the shares must be accompanied by payment of an amount equal to the dividend payable on such shares on such dividend payment date.

A holder of USRP Series C preferred stock on a record date who tenders any such shares for conversion into common shares on the corresponding dividend payment date will receive the distribution payable by USRP on such USRP Series C preferred stock on such date. The converting holder need not include payment of the amount of such distribution upon surrender of certificates for conversion.

Except as provided above, USRP will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the common shares that are issued upon such conversion.

USRP will not issue fractional common shares upon conversion. Instead, USRP will pay a cash adjustment based on the current market price of the common shares on the trading day immediately prior to the conversion date.

For a further discussion of the common shares to be received upon conversion of USRP Series C preferred stock, see “—Description of Common Stock” above.

The conversion price is subject to adjustment upon certain events, including the following:

•	the payment of dividends payable in common shares on any class of shares of USRP beneficial interest;

•	the issuance to all holders of common shares of certain rights, options or warrants entitling them to subscribe for or purchase common shares at a price per share less than the fair market value per share of common shares;

•	subdivisions, combinations and reclassifications of common shares;

•	the payment of distributions to all holders of common shares of any shares of USRP capital stock (other than common shares);

•	the distribution to all holders of common shares of evidences of indebtedness of USRP or assets (excluding certain undistributed net earnings, if any); and

•	the distribution to all holders of common shares of rights, options or warrants to subscribe for or purchase any USRP security (excluding those rights, options and warrants referred to above).

In addition to these adjustments, USRP will be permitted to make reductions in the conversion price that USRP considers advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the common stock.

USRP may be a party to transactions such as mergers, consolidations, statutory share exchanges, tender offers for all or substantially all of the common shares, or sales of all or substantially all of its assets. If USRP is a party to any transaction, including, but not limited to, those listed above, and as a result of that transaction shares of common stock will be converted into the right to receive shares of beneficial interest, securities or other property (including cash or any combination thereof), each share of USRP Series C preferred stock, if convertible after the consummation of the transaction, will be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of common shares or fraction thereof into which one share of USRP Series C preferred stock was convertible immediately prior to such transaction (assuming such holder of shares of common stock (i) is not a person with which USRP consolidated or into which USRP merged or which merged into USRP or to which such sale or transfer was made, and (ii) failed to exercise any rights of election and received for each share of common stock the kind and amount of stock, securities and other property (including cash) receivable for each common share (provided, however, if the securities received are not the same for each non-electing share, then the kind and amount receivable by a plurality of the non-electing shares). USRP may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

USRP is not required to adjust the conversion price until cumulative adjustments amount to 1% or more of the conversion price. Any adjustments that USRP is not required to make will be carried forward and taken into account in subsequent adjustments.

Restrictions on Transfers of Capital Stock

In order for USRP to maintain its status as a REIT under the Code, shares of its common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In addition, not more than 50% of the value of USRP’s outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year or during a proportionate part of a shorter taxable year.

Because the USRP board of directors believes it is essential to qualify as a REIT, USRP’s Restated Articles of Incorporation generally provide that no holder may own, or be deemed to own by virtue of the Code, more than (1) 9.8% of the number of issued and outstanding shares of USRP’s common stock or (2) 9.8% of the number of outstanding shares of any series of preferred stock.

Any purported transfer of shares of common stock or preferred stock will be null and void if that transfer would:

•	result in a person owning, directly or indirectly, shares of common stock or preferred stock in excess of the ownership limits described above;

•	result in the common stock and preferred stock being owned by fewer than 100 persons determined without reference to any rules of attribution;

•	result in USRP being “closely held” within the meaning of Section 856(h) of the Code; or

•	cause USRP to own, directly or constructively, 10% or more of the ownership interests in one of USRP’s tenants or USRP’s operating partnership’s real property, within the meaning of Section 856(d)(2)(B) of the Code.

In that situation, the intended transferee will acquire no rights in the shares of common stock or preferred stock. Instead, the affected common stock or preferred stock will be designated as excess stock and will be transferred automatically on USRP’s stock records to a trust effective on the day before the purported transfer of shares of common stock or preferred stock. The record holder of the shares of common stock or preferred stock that are designated as excess stock will be required to submit that number of shares of common stock or preferred stock to USRP for registration in the name of the trust. Although USRP will designate the trustee of the trust, the trustee will not be affiliated with USRP or the holder of the excess stock. The beneficiary of the trust will be one or more not-for-profit organizations that USRP names.

Excess stock will remain issued and outstanding shares of common stock or preferred stock and, in the possession of the trust, will be entitled to the same rights and privileges as all other shares of the same class or series. The trust will receive all dividends and distributions on the excess stock and will hold those dividends and distributions in trust for the benefit of the beneficiary of the trusts. The trustee of the trusts will vote all excess stock. The trustee will designate a permitted transferee of the excess stock, provided that the permitted transferee (1) purchases the excess stock for valuable consideration and (2) acquires the excess stock without the acquisition resulting in a transfer to another trust and resulting in the redesignation of those shares of common stock or preferred stock as excess stock.

The original holder of the excess stock will be required to repay the trust the amount of any dividends or distributions received by that holder (1) that are attributable to any excess stock and (2) the record date for which was on or after the date that those shares became excess stock. The original holder of the excess stock generally will receive from the trustee of the trust the lesser of (a) the price per share that holder paid for the shares of stock that were designated as excess stock, or, in the case of a gift or devise, the market price (as described below) per share on the date of the transfer, and (b) the price per share received by the trustee of the trust from the sale of the excess stock. Any amounts received by the trustee of the trust in excess of the amounts to be paid to the original holder of the excess stock will be distributed to the beneficiary of the trust.

The excess stock will be deemed to have been offered for sale to USRP, or its designee, at a price per share equal to the lesser of (1) the price per share in the transaction that created the excess stock, or, in the case of a gift or devise, the market price per share on the date of the transfer or (2) the market price per share on the date that USRP, or its designee, accepts the offer. USRP will have the right to accept the offer for a period of 90 days after the later of (a) the date of the purported transfer which resulted in the excess stock and (b) the date USRP determines in good faith that a transfer resulting in excess stock occurred.

“Market price” means the average of the closing prices for the ten consecutive trading days immediately preceding the relevant date. “Closing price” on any day means the last sale price, or, if no sale takes place on that day, the average of the closing bid and asked prices. The closing price, will be as reported or determined by the following:

(1) the New York Stock Exchange if the stock is listed thereon,

(2) the principal national securities exchange, including the NASDAQ National Market System, on which the stock is listed or admitted to trading if it is not listed on the New York Stock Exchange,

(3) the over-the-counter market, as reported by NASDAQ or the principal automated quotation system then in use if the stock is not listed on a national securities exchange,

(4) if the stock is not listed on a national securities exchange and is not quoted in the over-the-counter market, by a professional market maker, selected by the USRP board of directors, making a market in the stock, or

(5) if the stock meets none of the criteria listed above, or if the closing prices are otherwise not available, the fair market value of the stock will be determined by the USRP board of directors in its discretion.

Any person who acquires, or attempts to acquire, shares of USRP’s capital stock in violation of the foregoing restrictions, or any person who owned shares of USRP’s capital stock that were transferred to a trust, will be required (1) to give USRP immediate written notice of that event, and (2) to provide to USRP any other information USRP may request in order to determine the effect, if any, of the transfer on USRP’s REIT status.

All certificates representing shares of common stock and preferred stock will bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Code, more than 1% (or any other percentage as provided in the Code) of the number or value of the outstanding shares of USRP’s common stock must give USRP a written notice by January 31 of each year stating:

•	the name and address of that person,

•	the number of shares of each class or series so owned, and

•	a description of how those shares are owned.

In addition, each stockholder must, upon demand, disclose to USRP in writing any information with respect to the ownership of shares of common stock as the USRP board of directors deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine compliance with any of those persons or representatives.

These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of common stock might believe to be in their best interests or in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then-prevailing market price of those shares of common stock or which those holders might believe to be otherwise in their best interests.

COMPARISON OF RIGHTS OF HOLDERS OF CNL RESTAURANT PROPERTIES COMMON STOCK AND U.S. RESTAURANT PROPERTIES COMMON STOCK

The following discussion describes the material differences between the current rights of CNLRP stockholders and the rights CNLRP stockholders will have following the CNLRP merger. Each of CNLRP and USRP is incorporated under the Maryland General Corporation Law (referred to as the MGCL). Accordingly, the differences discussed below arise primarily out of differences between CNLRP’s Second Amended and Restated Articles of Incorporation, as amended (referred to as the CNLRP articles), and USRP’s Restated Articles of Incorporation, as amended (referred to as the USRP articles) and CNLRP’s Third Amended and Restated Bylaws (referred to as the CNLRP bylaws) and USRP’s Amended and Restated Bylaws (referred to as the USRP bylaws). Copies of these documents are incorporated by reference and will be sent to holders of CNLRP common stock upon request. See “Where you can find more information.” The information below is only a summary and does not identify all differences that may, under given situations, be material to stockholders and is subject in all respects, and is qualified by, reference to the MGCL and the organizational documents listed above. You are strongly encouraged to carefully review the balance of this joint proxy statement/prospectus for additional important information.

	CNLRP Stockholder Rights	USRP Stockholder Rights
Corporate Governance	The rights of CNLRP stockholders are governed by the CNLRP articles, the CNLRP bylaws and the MGCL. CNLRP stockholders are requested to act on a proposed amendment to the CNLRP articles regarding elimination of certain restrictions on mergers at the special meeting.	The rights of USRP stockholders are governed by the USRP articles, the USRP bylaws and the MGCL. USRP stockholders are requested to authorize proposed amendments to the USRP articles regarding (i) an increase to the authorized shares of USRP common stock and preferred stock and (ii) expansion of the class of investors for whom USRP’s board may waive capital stock ownership limits at the special meeting.

Authorized Capital Stock	CNLRP is authorized to issue 143,500,000 shares of capital stock, consisting of 62,500,000 common shares, 3,000,000 preferred shares and 78,000,000 excess shares.	USRP’s authorized capital stock is discussed under “Description of U.S. Restaurant Properties Capital Stock – Authorized Stock.” If the proposal to amend the USRP articles is approved, the authorized common stock of USRP will be increased to 300,000,000 and the authorized preferred stock of USRP will be increased to 100,000,000.

Number of Directors	The CNLRP board of directors currently consists of five directors. The number of directors shall be not fewer than three nor more than fifteen, with the exact number to be set by the board by resolution or by majority vote of the stockholders entitled to vote.	The USRP board of directors currently consists of seven directors. Under the USRP bylaws, the number of directors shall not be fewer than the minimum number permitted by the MGCL nor more than fifteen, with the exact number to be set by resolution of the board.

	CNLRP Stockholder Rights	USRP Stockholder Rights
Rights of Preferred Stockholders	CNLRP has not issued any of its authorized preferred stock.	USRP has outstanding Series A Cumulative Convertible Preferred Stock and 8% Series B Convertible Preferred Stock outstanding. USRP plans to issue 7.5% Series C Redeemable Convertible Preferred Stock in connection with the CNLRP merger. The rights and preferences of these series of preferred stock are discussed in “Description of U.S. Restaurant Properties Stock – Description of Preferred Stock.”

Nomination of Directors for Election	Under the CNLRP bylaws, nominations of persons for election to the board of directors may be made by the board of directors or by any stockholder of record as of the date of notice who is entitled to vote at the meeting and complies with the stockholder proposal procedures discussed below.	Under the USRP bylaws, nominations of persons for election to the board of directors may be made pursuant to USRP’s notice of meeting, by the chairman of the board of directors or by any stockholder of record as of the date of notice who is entitled to vote at the meeting and complies with the stockholder proposal procedures discussed below.

Election of Directors	Under the CNLRP articles, the affirmative vote of a majority of common stockholders present in person or by proxy at an annual meeting at which a quorum is present may elect directors.	Under the USRP bylaws, a plurality of votes cast at a meeting at which a quorum is present is sufficient to elect a director.

Term of Directors	CNLRP directors are elected annually and serve one-year terms.	USRP directors are elected annually and serve one-year terms.

Vacancies on the Board of Directors	Under the CNLRP articles, any vacancy caused by an increase of the number of directors on the board may be filled by the affirmative vote of a majority of directors. Any other vacancy must be filled by the affirmative vote of a majority of common shares outstanding at an annual or special meeting. Any individual elected to fill a vacancy shall hold office for the unexpired term of the director he or she replaced.	Under the USRP bylaws, any vacancy caused by an increase in the number of directors may be filled by a majority of the whole board. Other vacancies may be filled by a majority of the remaining directors, even if such majority is less than a quorum. Any individual elected to fill a vacancy shall hold office for the unexpired term of the director he or she replaced.

Removal of Directors	Under the CNLRP articles, stockholders may remove directors with or without cause only at a meeting called for such purpose by the affirmative vote of the holders of not less than a majority of shares of	The USRP articles provide that directors may be removed only for cause and only by the affirmative vote of holders of two-thirds of the then outstanding shares entitled to vote in the election of directors. “Cause” is

	CNLRP Stockholder Rights	USRP Stockholder Rights
	common stock outstanding and entitled to vote in the election of directors.	defined to mean acts or omissions constituting active and deliberate dishonesty established by a final judgment or actual receipt of an improper benefit or profit in money, property or services.

Call of Special Meeting of Directors	Under the CNLRP bylaws, special meetings of the board of directors may be called by the chief executive officer or a majority of directors then in office.	Under the USRP bylaws, special meetings of the board of directors may be called by the chairman of the board, the chief executive officer, the president or a majority of the board of directors.

Indemnification of Directors	Under the CNLRP articles, CNLRP shall indemnify directors to the fullest extent permitted by Maryland law. Subject to certain restrictions, the MGCL permits a corporation to indemnify present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of such service, unless it is established that either: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and either (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. See “Conflicts and Interests of General Partners, Directors and Executive Officers in the Mergers — Indemnification; Directors’ and Officers’ Insurance” for a discussion of certain indemnification obligations following the completion of the mergers.	Under the USRP articles, USRP shall indemnify its directors to the fullest extent permitted by Maryland law. Subject to certain restrictions, the MGCL permits a corporation to indemnify present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of such service, unless it is established that either: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and either (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. See “Conflicts and Interests of General Partners, Directors and Executive Officers in the Mergers — Indemnification; Directors’ and Officers’ Insurance” for a discussion of certain indemnification obligations following the completion of the mergers.

Call of Special Meeting of Stockholders	Under the CNLRP bylaws, special meetings of stockholders may be called by (i) a majority of the board of	Under the USRP bylaws, special meetings of stockholders may be called by (i) the chairman of the board,

	CNLRP Stockholder Rights	USRP Stockholder Rights
	directors or (ii) a written request to the secretary by stockholders representing at least 10% of all votes entitled to be cast on any issue proposed to be considered at any such special meeting.	(ii) the chief executive officer, (iii) the president, (iv) a majority of the whole board of directors or (v) a written request to the secretary by stockholders holding 10% of all shares then outstanding and entitled to vote at such special meeting, provided that USRP is required to notify any such stockholder or stockholders of the reasonably estimated cost of preparing and disseminating the notice and USRP shall not be required to give such notice until it has received payment in such amount from the stockholders and provided further that the secretary, unless requested by a majority of the voting stock, will not be required to call a special meeting to consider any matter that is substantially the same as any matter voted on at a special meeting within the previous 12 months.

Stockholder Proposals

The CNLRP bylaws provide that in order for a stockholder to bring business before a meeting, the stockholder must give timely notice in proper written form to CNLRP’s secretary. To be timely, notice must be delivered to the secretary:

•      not less than 60 days or more than 90 days prior to the first anniversary of the prior year’s annual meeting; or

•      if the date of the annual meeting is advanced more than 30 days or delayed more than 60 days from such anniversary date, the notice must be received no more than 90 nor less than the later of 60 days prior to such meeting or the tenth day following public announcement of the meeting.

The USRP bylaws provide that in order for a stockholder to bring business before a meeting, the stockholder must give timely notice in proper written form to USRP’s secretary. To be timely, notice must be delivered to the secretary:

•      not less than 60 days or more than 90 days prior to the first anniversary of the prior year’s annual meeting; or

•      if the date of the annual meeting is advanced more than 30 days or delayed more than 60 days from such anniversary date, the notice must be received no more than 90 nor less than the later of 60 days prior to such meeting or the tenth day following public announcement of the meeting.

CNLRP Stockholder Rights	USRP Stockholder Rights
To be in proper form, such notice must provide: • with regard to nominees, background information as required in SEC proxy filings;	To be in proper form, such notice must provide: • with regard to nominees, background information as required in SEC proxy filings;

•      a brief description of any business to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of the stockholder in such business; and

•      the name and address of the stockholder and the number of shares owned beneficially and of record by the stockholder.

•      a brief description of any business to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of the stockholder in such business; and

•      the name and address of the stockholder, the number of shares owned beneficially and of record by the stockholder and the dates on which the stockholder acquired ownership.

In the event the number of directors to be elected is increased and there is no public announcement naming all of the nominees or specifying the size of the increased board at least 70 days prior to the first anniversary of the previous year’s annual meeting, notice shall be considered timely (but only with respect to nominees for any new positions created by such increase) if it is delivered to the secretary no later than 10 days following the public announcement.	In the event the number of directors to be elected is increased and there is no public announcement naming all of the nominees or specifying the size of the increased board at least 70 days prior to the first anniversary of the previous year’s annual meeting, notice shall be considered timely (but only with respect to nominees for any new positions created by such increase) if it is delivered to the secretary no later than 10 days following the public announcement.

With regard to special meetings at which directors are to be elected, notice of stockholder nominations will be considered timely if it is delivered to the secretary not earlier than 90 days prior to such special meeting nor later than the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement is first made of the special meeting date and the nominees proposed by the board.	With regard to special meetings at which directors are to be elected, notice of stockholder nominations will be considered timely if it is delivered to the secretary not earlier than 90 days prior to such special meeting nor later than the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement is first made of the special meeting date and the nominees proposed by the board.

	CNLRP Stockholder Rights	USRP Stockholder Rights
Stockholder Action by Written Consent	The CNLRP bylaws prohibit action by written consent of stockholders.	Under the USRP bylaws, any action that could be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent.

Appointment and Removal of Officers	Under the CNLRP bylaws, officers are elected annually by the board of directors. Each officer shall hold his or	Under the USRP bylaws, officers are elected annually by the board of directors. Each officer shall hold his
	her office until his or her successor qualifies or until his or her death, resignation or removal. Officers may be removed by a majority of the whole board of directors.	or her office until his or her successor qualifies or until his or her death, resignation or removal. Officers may be removed by the board of directors.

Voting in Connection with Corporate Transactions	The CNLRP articles require the affirmative vote of the holders of a majority of the shares of common stock outstanding in a meeting called for such purpose in order for CNLRP to merge, consolidate, sell all or substantially all of its assets, or dissolve or liquidate. Transactions that are “roll-up” transactions, which are generally transactions in which CNLRP stockholders receive stock of another entity in exchange for CNLRP common stock, have additional restrictions. CNLRP must provide dissenting stockholders with the option to (i) remain stockholders and preserve their interests in CNLRP on the same terms and conditions as existed previously or (ii) receive cash in the amount equal to the stockholders pro rata share of the appraised value of CNLRP’s net assets. If the amendment to the CNLRP articles is approved, the provisions relating to roll-up transactions will be eliminated from the CNLRP articles.	The USRP articles do not place specific requirements on voting with respect to mergers or other corporate transactions. The USRP articles state that, unless otherwise specified in the USRP articles and notwithstanding any provision of law requiring authorization by a proportion greater than a majority, the affirmative vote of a majority of then outstanding shares entitled to vote is sufficient to authorize any action.

Anti-Takeover Provisions	CNLRP has elected in the CNLRP articles not to be governed by subtitles 6 and 7 of Title 3 of the MGCL.	USRP has elected in the USRP articles not to be governed by subtitles 6 and 7 of Title 3 of the MGCL, but solely with regard to transactions with QSV Properties, Inc. or certain related persons. With regard to all other transactions, subtitles 6 and 7 of Title 3 of the MGCL are applicable.

CNLRP Stockholder Rights	USRP Stockholder Rights
Title 3, subtitle 6 of the MGCL prohibits a corporation from engaging in a business combination with an interested stockholder or any affiliate of the interested stockholder for a period of 5 years following the time the stockholder became an interested stockholder. An interested stockholder is (i) a person who, directly or indirectly, controls 10% or more of the outstanding voting shares or (ii) a person who is an affiliate or associate of the corporation and was the owner of 10% or more of the outstanding voting shares at any time within the prior two-year period. An interested stockholder excludes a person whose acquisition was approved in advance by the corporation’s board of directors.

Should a corporation choose to engage in such a business combination and none of the exemptions to application of the provision are applicable, the transaction must be approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by outstanding shares of voting stock of the corporation, voting together as a single voting group; and (ii) two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock held by the interested stockholder who will (or whose affiliate will) be a party to the business combination or by an affiliate or associate of the interested stockholder, voting together as a single voting group.

Title 3, subtitle 7 of the MGCL eliminates voting rights from “control shares” acquired by a person unless such acquisition was approved by the affirmative vote of two-thirds of all votes entitled to be cast in the matter at a special meeting. Control shares are shares that entitle the holder to exercise voting power over 10% or more of the shares entitled to vote for directors of the corporation. Control

	CNLRP Stockholder Rights	USRP Stockholder Rights
shares do not include shares issued in a merger in which the corporation is a party. Subject to certain conditions, the corporation has the power to redeem the control shares. If the control shares represent a majority of the voting power, and the voting rights of such control shares are approved at a special meeting, other stockholders of the corporation will have appraisal rights as specified by the MGCL.

Amendment to Articles of Incorporation and Bylaws	The CNLRP articles may be amended by the affirmative vote of the holders of a majority of shares of common stock then outstanding and entitled to vote thereon, except that (i) no amendment may be made that would change the rights of any outstanding class of securities by reducing the amount payable on liquidation or by diminishing or eliminating any voting rights pertaining thereto and (ii) the affirmative vote of holders of two-thirds of shares of common stock then outstanding and entitled to vote thereon is required to amend provisions of the CNLRP articles relating to amendment and reorganization. In addition, the directors, by a two-thirds vote, may amend the CNLRP articles as necessary to enable CNLRP to qualify as a REIT.	The USRP articles may be amended by the affirmative vote of a majority of the aggregate number of votes entitled to be cast thereon. However, amendments of portions of the USRP articles relating to the board of directors, powers of the corporation and its directors and stockholders, and restrictions on ownership, transfer, acquisition and redemption of shares require approval by the affirmative vote of two-thirds of the aggregate number of votes entitled to be cast thereon. Furthermore, amendments relating to provisions of the USRP articles relating to directors’ and officers’ liability, indemnification or amendment may not adversely affect any right or protection existing immediately prior to the amendment.

	The CNLRP bylaws may be amended by a majority vote of the board of directors, except for instances where such amendment would adversely affect the rights, preference or privileges of stockholders, in which case the affirmative vote of the holders of a majority of the common stock outstanding and entitled to vote thereon is required.	The USRP bylaws provide that the board of directors has the exclusive power to amend the USRP bylaws.

Ownership Limitations	The CNLRP articles generally provide that no holder may own, or be deemed to own by virtue of the Internal Revenue Code, more than (1) 7.9% of the number of issued and outstanding	The USRP articles generally provide that no holder may own, or be deemed to own by virtue of the Internal Revenue Code, more than (1) 9.8% of the number of issued and outstanding

	CNLRP Stockholder Rights	USRP Stockholder Rights
	shares of CNLRP’s common stock or (2) 9.8% of the number of outstanding shares of preferred stock of any series of preferred stock. There is an exception to these limits for Mr. Seneff, who is limited to 9.8% of the outstanding shares of CNLRP common stock, as such limit may be raised from time to time by the CNLRP board of directors, but in no event to more 17.5% of the outstanding shares of CNLRP common stock. Under certain circumstances, the CNLRP board of directors may waive these limits.	shares of USRP’s common stock or (2) 9.8% of the number of outstanding shares of preferred stock of any series of preferred stock. Under certain circumstances, the USRP board of directors may waive these limits.

Fiduciary Duty	The directors of CNLRP are accountable to CNLRP and its stockholders as fiduciaries and must perform their duties in good faith, in a manner believed to be in CNLRP’s	The directors of USRP are accountable to USRP and its stockholders as fiduciaries and must perform their duties in good faith, in a manner believed to be in USRP’s best interests
	best interests and that of its stockholders and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances	and that of its stockholders and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances.

Limitation of Liability	To the fullest extent of Maryland law, no director or officer of CNLRP is personally liable to CNLRP or CNLRP stockholders for money damages. Under Maryland law, a Maryland corporation is permitted to limit, by provision in its articles of incorporation, the liability of directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of such service, unless it is established that either: (i) the act or omission of the director or officer was material giving rise to the proceeding and either (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services;	To the fullest extent of Maryland law, no director or officer of USRP is personally liable to USRP or USRP stockholders for money damages. Under Maryland law, a Maryland corporation is permitted to limit, by provision in its articles of incorporation, the liability of directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of such service, unless it is established that either: (i) the act or omission of the director or officer was material giving rise to the proceeding and either (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services;

	CNLRP Stockholder Rights	USRP Stockholder Rights
	or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.	or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Term	Under the CNLRP articles, CNLRP will automatically terminate and dissolve on December 31, 2005 and will commence an orderly liquation of its assets unless CNLRP’s shares are listed on a national securities exchange or over-the-counter market on such date, in which case CNLRP will become a perpetual life entity.	USRP is a perpetual-life entity under the USRP articles.

Stockholder Rights Plan	None.	None.

Liquidity	There is no established trading market for CNLRP common stock.	USRP common stock is traded on the NYSE.

COMPARISON OF RIGHTS OF HOLDERS OF INCOME FUND LIMITED PARTNERSHIP UNITS AND U.S. RESTAURANT PROPERTIES SERIES A PREFERRED STOCK

The information below highlights a number of the significant differences between ownership of Income Fund units and USRP Series A preferred stock. This discussion relates primarily to the Amended and Restated Agreement of Limited Partnership of the applicable Income Fund and the Articles Supplementary of USRP’s Series A preferred stock, which is discussed in “Description of U.S. Restaurant Properties Capital Stock – Description of Preferred Stock – Description of Series A Preferred Stock.” Copies of these documents are incorporated by reference and will be sent to Income Fund limited partners upon request. See “Where you can find more information.” The information below is only a summary and does not identify all differences that may, under given situations, be material to limited partners and is subject in all respects, and is qualified by, reference to the MGCL, the Florida Revised Uniform Limited Partnership Act (referred to as FRULPA) and the organizational documents listed above. You are strongly encouraged to carefully review the balance of this joint proxy statement/prospectus for additional important information.

	Income Fund Units	USRP Series A Preferred Stock
Form of Organization and Corporate Governance	Each of the Income Funds is a limited partnership formed under FRULPA. The rights of holders of Income Fund units are governed by the certificate of limited partnership and limited partnership agreement of the applicable Income Fund and the FRULPA.	USRP is incorporated under the MGCL. The rights of holders of USRP Series A preferred stock are governed by the USRP articles, the Articles Supplementary relating to the Series A preferred stock, the USRP bylaws and the MGCL.

Scope of Business	The Income Funds’ primary business is to invest in fast-food, family-style and casual dining restaurant properties. The Income Funds lease the restaurant properties to operators of selected national and regional fast-food, family-style and casual dining restaurant chains.	USRP acquires, owns and leases restaurant, service station and other service retail properties. Additionally, USRP makes opportunistic investments in mortgage notes, secured by restaurant, service station and convenience store properties.

Term	Each Income Fund is a finite-life entity with a stated term which expires between 2017 and 2031.	USRP is a perpetual-life entity under the USRP articles.

Fiduciary Duty	Under the FRULPA, the general partners are accountable to the Income Funds as fiduciaries and owe each Income Fund and the limited partners a duty of loyalty and duty of care and are required to exercise good faith and fair dealing in conducting the Income Fund’s affairs.	The directors of USRP are accountable to USRP and its stockholders as fiduciaries and must perform their duties in good faith, in a manner believed to be in USRP’s best interests and that of its stockholders and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances.

Limitation of Liability	The general partners and their affiliates are not liable to the Income Fund or the limited partners for any loss	To the fullest extent of Maryland law, no director or officer of USRP is personally liable to USRP or USRP

	Income Fund Units	USRP Series A Preferred Stock
	incurred by the Income Fund which arises out of any action or inaction by the a general partner or affiliate, if the general partner or affiliate acted within the scope of the general partners’ authority and, in good faith, determined that such course of conduct was in the best interests of the Income Fund, and such course of conduct did not constitute negligence, misconduct or breach of fiduciary duty to the limited partners.	stockholders for money damages. Under Maryland law, a Maryland corporation is permitted to limit, by provision in its articles of incorporation, the liability of directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of such service, unless it is established that either: (i) the act or omission of the director or officer was material giving rise to the proceeding and either (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Indemnification of General Partners and Directors	Each Income Fund’s partnership agreement generally provides that the general partners and their affiliates are indemnified from losses relating to acts performed or failures to act in connection with the business of the Income Fund, except to the extent indemnification is prohibited by law, provided that the general partner or affiliate determined in good faith that the course of conduct was in the best interests of the Income Fund and provided further that the course of conduct did not constitute negligence, misconduct, or breach of the general partners’ fiduciary duty. Restrictions exist with regard to indemnification for violation of federal or state securities laws.	Under the USRP articles, USRP shall indemnify its directors to the fullest extent permitted by Maryland law. Subject to certain restrictions, the MGCL permits a corporation to indemnify present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of such service, unless it is established that either: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and either (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or

	Income Fund Units	USRP Series A Preferred Stock
omission was unlawful. See “Conflicts and Interests of General Partners, Directors and Executive Officers in the Mergers — Indemnification; Directors’ and Officers’ Insurance” for a discussion of certain indemnification obligations following the completion of the mergers.

Management Control	The Income Fund general partners are generally vested with the exclusive right and power to conduct the business and affairs of the Income Funds. Limited partners have no right to participate in the management and control of the Income Funds and have no voice in the affairs of the Income Funds affairs except on certain limited matters that may be submitted to a vote of the limited partners under the terms of the partnership agreements. Under each Income Fund’s partnership agreement, limited partners have the right to remove the general partners by a majority vote.	The USRP board of directors directs the management of USRP’s business and affairs subject to restrictions contained in the USRP articles and bylaws and applicable law. Because holders of Series A preferred stock, except in certain limited circumstances, do not have the power to vote to elect directors, they do not generally, except in such circumstances, have significant power to affect USRP’s management.

Voting Rights	Generally, with some exceptions, Income Fund limited partners have voting rights only on significant Income Fund transactions to the extent provided in the Income Fund’s partnership agreements. Such voting rights include sale of all or substantially all of the Income Fund’s assets, certain amendments to the partnership agreement and the removal of the general partners.	Holders of Series A preferred stock may only vote in certain situations. If six quarterly dividends are in arrears, holders of Series A preferred stock and stock of equal seniority may vote to elect two additional directors of USRP, which expansion of the board shall last until the arrearages are paid in full. The affirmative vote of two-thirds of the votes entitled to be cast by the then outstanding Series A preferred stock and other then outstanding voting preferred stock is required to (i) approve amendments to the USRP articles or bylaws and the Articles Supplementary that materially and adversely affect the voting powers, rights and preferences of the Series A preferred stock and (ii) authorization of stock that is senior to the Series A preferred stock.

Dividends and Distributions	Income Fund limited partners may receive cash distributions out of the	Holders of Series A preferred stock are entitled to receive dividends equal to

	Income Fund Units	USRP Series A Preferred Stock
	Income Fund’s net operating income, if any, and receive cash distributions, if any, upon liquidation of the Income Fund’s real estate investments. The partnership agreement for each Income Fund specifies how the cash available for distribution, whether arising from operations or sales, is to be shared among the general partners and the limited partners. The distributions payable by the Income Funds to their partners are not fixed in amount and depend upon the operating results and net sale or refinancing proceeds available from the disposition of assets.	the greater of: (i) $1.93 per year or (ii) the cash dividends paid or payable with respect to the amount of common stock into which such Series A preferred stock could be converted. Holders of Series A preferred stock are not entitled to receive any other dividends.

Rights upon Liquidation	Income Fund limited partners are entitled to receive payment of amounts available upon liquidation of the Income Fund, after payment of the Income Fund’s outside creditors.	Holders of Series A preferred stock are entitled to receive $25 per share upon liquidation of USRP. Until this amount is paid in full, holders of stock that is junior in seniority to the Series A preferred stock are not entitled to receive payments on liquidation. Holders of Series A preferred stock are not entitled to receive any other payment on liquidation.

Redemption	The Income Fund partnership agreements prohibit redemption of units by the Income Funds.	Subject to certain conditions, USRP may, at its option, redeem Series A preferred stock through payment of common stock or cash.

Conversion	Income Fund units are not convertible into any other security.	Holders have the right to convert Series A preferred stock into USRP common stock. For a description of the legal rights of holders of USRP common stock, see “Comparison of Rights of Holders of CNL Restaurant Properties Common Stock and U.S. Restaurant Properties Common Stock” above.

Ranking and Dilution	Under the Income Fund limited partnership agreements, the Income Funds are prohibited from issuing additional limited partnership units. The Income Fund partnership agreements prohibit issuance of securities senior to the units or, generally, establishment of priority between limited partners.	No dividends may be paid on stock that is of equal or junior seniority to Series A preferred stock until dividends on Series A preferred stock are paid. When dividends are not paid in full with respect to the Series A preferred stock and stock of equal seniority, dividends may be paid ratably with respect to such series of

	Income Fund Units	USRP Series A Preferred Stock
stock. Subject to certain conditions, USRP may issue stock that is senior to the Series A preferred stock, as well as additional Series A preferred stock or other preferred stock that is of equal seniority.

Taxation	Income, gains, losses, deductions and credits from the Income Fund generally are allocated among the limited partners for federal income tax purposes in accordance with the Income Fund’s limited partnership agreement without regard to actual distributions of cash or property to the limited partners. It is possible that in a given year a limited partner may be allocated income or gain that will be subject to tax in an amount in excess of the amount of cash, if any, distributed by the Income Fund to such limited partner. Historically, a portion of the distributions received by the limited partners from the Income Fund was a non-taxable return of capital. Income allocated to the limited partners from the Income Fund is passive activity income, which generally may be offset by a limited partner’s available passive activity losses.	Owners of Series A preferred stock generally will be taxed on dividend distributions received with respect to their USRP stock and will not receive an allocable share of USRP’s tax items. Dividends received by the USRP stockholders generally will be taxable at the rates applicable to ordinary income (a maximum rate of 35%) unless the dividend (1) qualifies as a REIT capital gain distribution (except to the extent attributable to real estate depreciation, in which case such distributions continue to be subject to a 25% tax rate), (2) is attributable to dividends received by the REIT from non-REIT corporations, such as taxable REIT subsidiaries, or (3) is attributable to income that was subject to corporate income tax at the REIT level (e.g., when the REIT distributes taxable income that had been retained and taxed at the REIT level in the prior taxable year). In these three qualifying situations, the dividend may be eligible for a reduced rate of tax (a maximum rate of 15%) for tax years beginning before January 1, 2009. Although USRP may make distributions that are non-taxable returns of capital, it is anticipated that all distributions received by the USRP Series A preferred stockholders will be taxable dividend income. Dividend income received with respect to the USRP Series A preferred stock will be portfolio income, which generally may not be offset by a limited partner’s available passive activity losses.

Liquidity	There is no established trading market for Income Fund units.	Series A preferred stock is traded on the NYSE.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following are the material United States federal income tax consequences of the mergers. This discussion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Department regulations, administrative interpretations and court decisions as in effect as of the date of this joint proxy statement/prospectus, all of which may change, possibly retroactively.

This discussion addresses only shares of CNLRP common stock and limited partnership interests in the Income Funds held as capital assets. It does not address all aspects of federal income taxation that may be relevant to (i) a CNLRP stockholder based upon that stockholder’s particular circumstances or to a CNLRP stockholder subject to special rules, or (ii) a limited partner of an Income Fund based upon that limited partner’s particular circumstances or to a limited partner of an Income Fund subject to special rules, such as:

•	a stockholder or partner who is not a citizen or resident of the United States;

•	a foreign corporation, foreign estate or foreign trust;

•	a financial institution, insurance company, estate or trust;

•	a tax-exempt organization;

•	a dealer or broker in securities;

•	a stockholder that holds its CNLRP common stock or a limited partner of an Income Fund that holds it partnership interest as part of a hedge, appreciated financial position, straddle or conversion transaction; or

•	a stockholder that acquired CNLRP common stock or a limited partner of an Income Fund that acquired its partnership interest pursuant to the exercise of options or otherwise as compensation.

This summary does not address or describe tax considerations under the alternative minimum tax.

Tax Consequences of the Merger of CNLRP into USRP

Tax Opinion. In satisfaction of a condition of its obligation to complete the merger, USRP will receive an opinion from Locke Liddell & Sapp LLP and CNLRP will receive an opinion of Shaw Pittman LLP, in each case dated the closing date of the merger, that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and that the USRP Series C preferred stock should not be classified as “nonqualified preferred stock” within the meaning of Section 351(g)(2) of the Internal Revenue Code. The opinions of tax counsel regarding the merger will rely on (1) representations, warranties and covenants of CNLRP and USRP, including those contained in certificates of officers of CNLRP and USRP, and (2) specified assumptions, including an assumption regarding the completion of the merger in the manner contemplated by the merger agreement. The opinions of tax counsel will assume the absence of changes in existing facts or in law between the date of this joint proxy statement/prospectus and the closing date. If any of those representations, covenants or assumptions are inaccurate, tax counsel may not be able to provide the required closing date opinion or the tax consequences of the merger could differ from those described in this joint proxy statement/prospectus. Tax counsels’ opinions neither bind the IRS nor preclude the IRS or the courts from adopting a contrary position. Neither CNLRP nor USRP intend to obtain a ruling from the IRS on the tax consequences of the merger.

Federal Income Tax Treatment of the Merger. The merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and CNLRP and USRP will each be party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code. Neither CNLRP nor USRP will recognize any gain or loss for federal income tax purposes as a result of the merger.

Federal Income Tax Consequences to CNLRP Stockholders. Based on opinions of counsel for USRP and CNLRP that the USRP Series C preferred stock should not be classified as “nonqualified preferred stock” within the meaning of Section 351(g)(2) of the Internal Revenue Code, as described below, for federal income tax purposes:

•	a holder of CNLRP common stock that exchanges its shares of CNLRP common stock for shares of USRP common stock and USRP Series C preferred stock will not recognize gain or loss for federal income tax purposes (except with respect to any cash received by holders of shares of CNLRP common stock instead of a fractional share of USRP common stock or USRP Series C preferred stock);

•	a holder of CNLRP common stock will have an aggregate tax basis in the USRP common stock and USRP Series C preferred stock received in the merger equal to the aggregate tax basis of the CNLRP common stock surrendered by that stockholder in the merger, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received. The stockholder’s basis will be allocated to the shares of each class of stock received in proportion to the relative fair market value of each class;

•	the holding period for shares of USRP common stock and USRP Series C preferred stock received in exchange for shares of CNLRP common stock in the merger will include the holding period for the shares of CNLRP common stock surrendered in the merger; and

•	a holder of CNLRP common stock that receives cash in lieu of a fractional share of USRP common stock or USRP Series C preferred stock will recognize gain or loss equal to the difference between the amount of cash received and that holder’s tax basis in CNLRP common stock that is allocable to the fractional share of CNLRP common stock. That gain or loss generally will constitute capital gain or loss. In the case of an individual stockholder, any capital gain generally will be long-term capital gain, subject to tax at a maximum rate of 15%, if the individual has held his or her CNLRP common stock for more than one year on the closing date of the merger. The deductibility of capital losses is subject to limitations for both individuals and corporations.

Holders of CNLRP common stock will be required to attach a statement to their tax returns for the year of the merger that contains the information listed in Treasury Regulation Section 1.368-3(b). Such statement must include the stockholder’s tax basis in the stockholder’s CNLRP common stock and a description of the USRP common stock and USRP Series C preferred stock received.

Classification of USRP Preferred Stock. In the opinions of counsel to USRP and CNLRP, the USRP Series C preferred stock should not be classified as “nonqualified preferred stock” within the meaning of Section 351(g)(2) of the Internal Revenue Code. Such opinions of counsel, however, are not binding on the IRS or the courts. If the USRP Series C preferred stock is classified as “nonqualified preferred stock,” the nonrecognition rule described above will not apply, and gain realized upon the CNLRP merger will be recognized. In this case, in addition to the gain or loss recognized with respect to any cash received in lieu of fractional shares, gain would be recognized (if any gain is realized) in an amount equal to the lesser of (i) the amount of gain realized (i.e., the excess of (a) the fair market value of USRP common stock and USRP Series C preferred stock received over (b) the tax basis of the CNLRP common stock, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received), and (ii) the fair market value of USRP Series C preferred stock received.

For these purposes, the term “nonqualified preferred stock” means preferred stock if (1) the holder of the stock has the right to require the issuer or a related person to redeem or purchase the stock within 20 years of the issuance of the stock, (2) the issuer or a related person is required to redeem or purchase the stock within 20 years of the issuance of the stock, (3) the issuer or a related person has the right to redeem or purchase the stock and, as of the issue date, it is more likely than not that the right will be exercised within 20 years of the issuance of the stock, or (4) the dividend rate on the stock varies in whole or in part (directly or indirectly) with reference to interest rates, commodity prices, or other similar indices. “Preferred stock” is defined as stock which is limited and preferred as to dividends and does not participate in corporate growth to any significant extent.

The USRP Series C preferred stock is not mandatorily redeemable by USRP or puttable to USRP by a stockholder. In addition, the dividend rate on the USRP Series C preferred stock does not vary in whole or in part (directly or indirectly) with reference to interest rates, commodity prices or other similar indices. However, USRP has the right to redeem the USRP Series C preferred stock after five years. The USRP Series C preferred stock will constitute “nonqualified preferred stock” if it is more likely than not that USRP will exercise the redemption right.

Section 351(g)(2) was added to the Internal Revenue Code in 1997. To date, there is little guidance concerning the scope of this provision. Neither the legislative history nor any other direct authority establishes the parameters for determining whether it is more likely than not that preferred stock like the USRP Series C preferred stock will be redeemed. USRP has represented that it has no plan or intention to redeem the USRP Series C preferred stock. In addition, the USRP Series C preferred stock has no features that effectively would require or are intended to compel its redemption. Accordingly, USRP will take the position that the USRP Series C preferred stock is not more likely than not to be redeemed. There can be no assurance that the IRS will not take a contrary position.

There is analogous authority in the Section 305 regulations that gives some indication of the standards that could be adopted by the IRS. The Section 305 regulations set forth a safe harbor under which an issuer’s right to redeem preferred stock is not treated as “more likely than not” to be exercised if (1) the issuer and the holder are not related, (2) there are no plans, arrangements or agreements that effectively require or are intended to compel the issuer to redeem the stock, and (3) exercise of the redemption right would not reduce the yield of the stock, as determined under principles similar to the original issue discount rules. If the same safe harbor is adopted for purposes of applying Section 351(g)(2) of the Internal Revenue Code, the USRP Series C preferred stock should not be treated as nonqualified preferred stock. The USRP Series C preferred stock provides for the payment of dividends at a rate intended to provide a 7.5% cumulative return, compounded on a quarterly basis as long as the preferred stock is outstanding. The USRP Series C preferred stock may be redeemed by USRP after five years for a fixed amount based on the liquidation value of the stock. Neither the dividend rate nor the liquidation value increases over time. Therefore, a redemption of the USRP Series C preferred stock would not decrease the yield. However, the IRS may not adopt this approach for defining nonqualified preferred stock.

This discussion is intended to provide only a general summary of the material federal income tax consequences of the merger to CNLRP stockholders, and is not a complete analysis or description of all potential federal income tax consequences of the merger of CNLRP into USRP. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances or any non-income tax or any foreign, state or local tax consequences of the merger of CNLRP into USRP. CNLRP strongly urges each CNLRP stockholder to consult his or her own tax advisor to determine the particular tax consequences of the merger.

Tax Consequences of the Mergers of the Income Funds

Federal Income Tax Treatment of the Income Fund Mergers. In accordance with Revenue Ruling 99-6, 1999-1 C.B. 432, Situation 2, limited partners of the Income Funds will treat the Income Fund mergers as a taxable sale of limited partnership units in accordance with Section 741 of the Internal Revenue Code, and USRP will treat the Income Fund mergers as a purchase of all of the assets of each Income Fund.

Federal Income Tax Consequences to Limited Partners of the Income Funds. Each Income Fund limited partner will recognize gain or loss on the exchange of its units for cash and the USRP Series A preferred stock pursuant to the merger in an amount equal to the difference between (1) its “amount realized” and (2) its adjusted tax basis in the units sold. The amount realized by each Income Fund limited partner will be equal to the sum of the amount of cash received by such limited partner for its units plus the amount of partnership liabilities, if any, allocable to such units (as determined under Section 752 of the Internal Revenue Code) plus the fair market value of the USRP Series A preferred stock received. Income Fund liabilities allocable to limited partners generally are not significant in amount.

Adjusted Tax Basis. If an Income Fund limited partner acquired its units for cash, such limited partner’s initial tax basis in its units was generally equal to its cash investment in the Income Fund increased by its share of partnership liabilities (as determined under Section 752 of the Internal Revenue Code), if any, at the time such limited partner acquired its units. Such Income Fund limited partner’s initial tax basis generally has been increased by (1) its share of partnership income and gains, and (2) any increases in its share of any partnership liabilities, and has been decreased (but not below zero) by (1) its share of partnership cash distributions, (2) any decreases in its share of any partnership liabilities, (3) its share of partnership losses, and (4) its share of nondeductible partnership expenditures that are not chargeable to its capital account. For purposes of determining each Income Fund limited partner’s adjusted tax basis in its units immediately prior to a disposition of its units, such limited partner’s adjusted tax basis in its units will include its share of partnership income, gain or loss for the taxable year of disposition. If an Income Fund limited partner’s adjusted tax basis is less than its share of any partnership liabilities (e.g., as a result of the effect of net loss allocations and/or distributions exceeding the cost of such limited partner’s units), gain recognized by such limited partner will exceed the value of the cash proceeds and shares paid to it in the merger.

Character of Gain or Loss Recognized as a Result of the Merger. Subject to Section 751 of the Internal Revenue Code (discussed below), the gain or loss recognized by each Income Fund limited partner as a result of the merger generally will be treated as a long-term capital gain or loss if such limited partner held the units for more than one year. If an Income Fund limited partner acquired its units at different times, such limited partner generally will have different holding periods for each set of acquired units. In that case, any capital gain or loss recognized will be divided between long-term and short-term capital gain or loss in the same proportions that the holding period of such limited partner’s units is divided between the portion of its units held for more than one year and the portion of the interest held for one year or less.

Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum United States federal income tax rate of 15%. Gains with respect to units held one year or less will be taxed at ordinary income rates, up to a maximum rate of 35%. In addition, to the extent the net long-term capital gains are attributable to depreciation recapture of previously deducted straight-line depreciation with respect to real property, a maximum United States federal income tax rate of 25% is imposed for noncorporate taxpayers (assuming the gain is otherwise eligible for long-term capital gain treatment). Capital losses are deductible only to the extent of capital gains, except that noncorporate taxpayers may deduct up to $3,000 of capital losses in excess of the amount of their capital gains against ordinary income. Excess capital losses generally can be carried forward to succeeding years (a corporation’s capital loss carry forward is five years and noncorporate taxpayers can carry forward such capital losses indefinitely). In addition, corporations (but not noncorporate taxpayers) are generally permitted to carry back excess capital losses to the three preceding taxable years.

A portion of each Income Fund limited partner’s gain or loss from the merger attributable to “Section 751 items” may be treated as ordinary income or loss. Section 751 items include “inventory items” and “unrealized receivables” (including depreciation recapture) as defined in Section 751 of the Internal Revenue Code. Each limited partner’s amount of Section 751 gain or loss is the amount of gain or loss from Section 751 items that would have been allocated to such limited partner (based on the number of units transferred by such limited partner) if the Income Fund had sold all of its property in a fully taxable transaction for cash in an amount equal to the fair market value of the property immediately before the transfer of such limited partner’s units. Ordinary income attributable to unrealized receivables (including depreciation recapture) may exceed net taxable gain realized as a result of the merger of the Income Funds and will be recognized even if there is a net taxable loss realized by an Income Fund limited partner on its units. Thus, each Income Fund limited partner may recognize both ordinary income and a capital loss as a result of the merger of the Income Funds.

Passive Activity Losses. The passive activity loss rules of the Internal Revenue Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the Income Fund units held by each Income Fund limited partner. An individual, as well as certain other types of investors, generally cannot use losses from passive activities to offset nonpassive activity income received during the taxable year. Passive losses that are disallowed for a particular tax year are “suspended” and may be carried forward to offset passive activity income earned by the investor in future taxable years. In addition, such suspended losses may be claimed as a deduction, subject to other applicable limitations, upon a taxable disposition of the investor’s entire interest in such activity to an unrelated party.

Each limited partner’s investment in Income Fund units is a passive activity. Accordingly, such limited partner may be able to offset gain from the merger with passive losses in the manner described below. If an Income Fund limited partner recognizes a gain as a result of an Income Fund merger, such limited partner will generally be entitled to use its current and suspended passive activity losses, if any, from the Income Fund to offset the exchange gain. In general, if such limited partner recognizes a loss as a result of the merger, such limited partner will be entitled to deduct currently that loss (subject to other applicable limitations) against such limited partner’s passive activity income from the Income Fund for that year, if any. The balance of any exchange loss, current year passive loss or “suspended” losses from the Income Fund that were not otherwise utilized against passive activity income as described in the two preceding sentences will generally no longer be suspended and will generally therefore be deductible (subject to any other applicable limitations) by such limited partner against any other income for that year, regardless of the character of that income. We urge each Income Fund limited partner to consult its tax advisor concerning whether, and the extent to which, such limited partner has available “suspended” passive activity losses from the Income Fund or other investments that may be used to reduce gain as a result of the merger.

Unrelated Business Taxable Income. A tax-exempt unit holder (other than an organization described in Sections 501(c)(7) (social club), 501(c)(9) (voluntary employee benefit association), 501(c)(17) (supplementary unemployment benefit trust), or 501(c)(20) (qualified group legal services plan)) of the Internal Revenue Code should not be required to recognize unrelated business taxable income upon the sale of its units pursuant to the merger, assuming that such unit holder does not hold its units as a “dealer” and has not acquired such units with debt financed proceeds.

Information Reporting, Backup Withholding and FIRPTA. Each Income Fund limited partner must report its income, gain or loss from the merger on its United States federal income tax return for the year the merger is completed. If an Income Fund limited partner sells its units, then such limited partner will be required to file information statements with its federal income tax return for the year of the sale that provide certain information as to the date of the sale or exchange, the amount of any capital gain or loss, Section 1250 gain or collectible gain and any Section 751 gain or loss that such limited partner recognized on the sale. The general partner will send information regarding the Section 751 gain (computed on a per unit basis) to each unit holder along with that unit holder’s final K-1. To prevent the possible application of backup United States federal income tax withholding of 28% with respect to the payment of the merger consideration, each Income Fund limited partner is generally required to provide a substitute W-9 which includes such limited partner’s correct taxpayer identification number and other certification necessary to avoid backup withholding. Generally, U.S. persons that are not subject to backup withholding or provide a valid substitute W-9 will not be subject to any backup withholding taxes. Any amounts improperly withheld are allowed as a credit in the taxable year for which income is received. Under Section 6050K of the Internal Revenue Code, partnerships are required to file a return if an exchange described in Section 751(a) of the Internal Revenue Code occurs in any calendar year. We will undertake to send any required notices to the Internal Revenue Service.

Gain realized by a foreign person on units as a result of the merger will be subject to federal income tax under the Foreign Investment in Real Property Tax Act of 1980. Under these provisions of the Code, the transferee of an interest held by a foreign person in a partnership which owns United States real property generally is required to deduct and withhold 10% of the amount realized on the disposition. Because the amount realized includes the outstanding amount of liabilities assumed by the transferee or to which the U.S. real property interest is subject immediately before and after the transfer, 10% of the amount realized likely will exceed 10% of the cash received for the foreign person’s units. Amounts withheld would be creditable against the foreign person’s United States federal income tax liability and, if in excess of the tax liability, a refund could be claimed from the Internal Revenue Service by filing a request for a refund as required under the Treasury Regulations.

Tax Consequences of Ownership of USRP Preferred Stock

The CNLRP stockholders will receive USRP Series C preferred stock as a result of the merger of CNLRP into USRP. The Income Fund limited partners will receive USRP Series A preferred stock as a result of the Income Fund mergers. Both the USRP Series A preferred stock and the USRP Series C preferred stock are redeemable at the option of USRP and are convertible into USRP common stock. The following discussion addresses certain tax consequences of ownership of USRP preferred stock that are specific to such preferred stock. Other tax consequences relevant to all holders of stock of the combined company are discussed below in “Taxation of Stockholders.”

Sale or Redemption. The sale or redemption of preferred stock will generally be treated in the same manner as the sale of common stock (as discussed in “Taxation of Stockholders”). However, under Section 302 of the Internal Revenue Code, special rules may recharacterize as a dividend preferred stock redemption proceeds if the redemption is treated as economically equivalent to a dividend. Such a recharacterization is most likely to result where a holder has significant percentage ownership in the combined company (taking into account certain ownership attribution rules) and the redemption does not result in a meaningful reduction in such percentage interest. Holders should consult their own tax advisors regarding the possible application of Section 302 to a redemption of their stock.

Conversion into Common Stock. A holder of preferred stock generally will not recognize gain or loss by reason of receiving common stock of the combined company upon conversion of the preferred stock, except gain or loss will be recognized with respect to any cash received in lieu of fractional shares. The adjusted tax basis of the common stock so acquired will be equal to the tax basis of the shares of preferred stock exchanged (decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received), and the holding period of the common stock received will include the holding period of the preferred stock exchanged. Any payments made upon conversion for dividend arrearages on the preferred stock will be treated as a distribution (subject to taxation as discussed in “Taxation of Stockholders”).

Adjustment of Conversion Price. Holders of preferred stock may, in certain circumstances, be deemed to have received constructive distributions of stock if the conversion rate for the preferred stock is adjusted. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the preferred stock, however, generally will not be considered to result in a constructive distribution of stock. Certain of the possible adjustments provided in the anti-dilution provisions of the preferred stock, including, without limitation, adjustments in respect of stock dividends or the distribution of rights to subscribe for common stock should qualify as being pursuant to a bona fide reasonable adjustment formula and should not result in a constructive distribution. In contrast, adjustments in respect of distributions to stockholders of indebtedness or assets, for example, will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, the holders of preferred stock generally will be deemed to have received constructive distributions in amounts based upon the value of such holders’ increased equity interest resulting from such adjustments. The amount of the distribution will be treated as a distribution to a holder (subject to taxation as discussed in “Taxation of Stockholders”). Accordingly, a holder could be considered to have received distributions taxable as dividends to the extent of the earnings and profits of the combined company even such holder did not receive any cash or property as a result of such adjustments.

Taxation of the Combined Company

General. USRP has elected to be treated as a REIT under Sections 856 through 860 of the Internal Revenue Code for federal income tax purposes commencing with its taxable year ended December 31, 1997. CNLRP has elected to be treated as a REIT for federal income tax purposes commencing with its taxable year ended December 31, 1995. Each of USRP and CNLRP has been organized and has operated in a manner intended to qualify it for taxation as a REIT under the Internal Revenue Code. The combined company will operate in a manner intended to preserve its status as a REIT. There can be no assurance, however, that the REIT requirements will be met in the future.

The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results, asset diversification, distribution levels, and diversity of stock ownership. While it is expected that the combined company will satisfy these tests, and it will use its best efforts to do so, no assurance can be given that it will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect the combined company and its stockholders. See “Failure to Qualify as a REIT.” The following is a summary of the material federal income tax considerations affecting the combined company as a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, relevant rules and regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code and these rules and regulations.

Tax Opinion. CNLRP will receive an opinion from Shaw Pittman LLP that the combined company’s proposed organization, manner of operation and diversity of equity ownership will enable the combined company to qualify as a real estate investment trust for federal income tax purposes, if the combined company operates consistent with representations made by CNLRP and USRP concerning the combined company’s intended method of operation. The opinion of Shaw Pittman LLP will rely upon representations, warranties and covenants of CNLRP and USRP, including those contained in certificates of officers of CNLRP and USRP, and specified assumptions. It must be emphasized that the combined company’s ability to qualify and remain qualified as a real estate investment trust is dependent upon actual operating results and future actions by and events involving the combined company and others, and no assurance can be given that the actual results of the combined company’s operations and future actions will enable the combined company to satisfy in any given year the requirements for qualification and taxation as a real estate investment trust. Opinions of counsel neither bind the IRS nor preclude the IRS or courts from adopting a contrary position. Neither CNLRP nor USRP intends to obtain a ruling from the IRS on the qualification of the combined company as a real estate investment trust for federal income tax purposes.

REIT Qualification. The combined entity must be organized as an entity that would, if it does not maintain its REIT status, be taxable as a regular corporation. It cannot be a financial institution or an insurance company. It must be managed by one or more directors. Its taxable year must be the calendar year. Beneficial ownership must be evidenced by transferable shares. The capital stock of the combined company must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. Not more than 50% of the value of the shares of the capital stock may be held, directly or indirectly, applying the applicable constructive ownership rules of the Internal Revenue Code, by five or fewer individuals at any time during the last half of each of the taxable years of the combined company (the “5/50 rule”). The combined company must also meet other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Immediately following the mergers, the outstanding capital stock of the combined company will be owned by a sufficient number of investors and in appropriate proportions to permit it to satisfy the stock ownership requirements described above. To protect against violations of these stock ownership requirements, the articles of incorporation of the combined company provide that, with certain exceptions, no person is permitted to own, applying constructive ownership tests set forth in the Internal Revenue Code, more than 9.8% of the outstanding common stock or 9.8% of the outstanding preferred stock. The articles of incorporation permit the board of directors to waive this ownership limitation to permit greater percentage ownership if it determines such larger percentages will not jeopardize the REIT status of the combined company. In addition, the articles of incorporation contain restrictions on transfers of capital stock, as well as provisions that automatically convert shares of stock into excess stock to the extent that the ownership otherwise might jeopardize the REIT status of the combined company. These restrictions, however, may not ensure that the stock ownership requirements will be satisfied in all cases. If the combined company fails to satisfy these stock ownership requirements, except as provided below, its status as a REIT will terminate. The combined company may also qualify for relief under certain other provisions. See the section below entitled “Relief from Certain Failures of the REIT Qualification Provisions.” If the combined company complies with the rules contained in applicable Treasury Regulations that require it to ascertain the actual ownership of its shares and it does not know, or would not have known through the exercise of reasonable diligence, that it failed to meet the 5/50 rule described above, the combined company will be treated as having met this requirement. See the section below entitled “Failure to Qualify as a REIT.”

To monitor its compliance with the share ownership requirements, the combined company will be required to and will maintain records disclosing the actual ownership of shares of common stock. To do so, the combined company will demand written statements each year from each record holder of five percent or more of its shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the REIT dividends). The combined company will maintain a list of those persons failing or refusing to comply with this demand. Stockholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing, among other things, the actual ownership of the shares.

It is expected that the combined company will satisfy each of the requirements discussed above. It also is expected that the combined company will satisfy the requirements that are separately described below concerning the nature and amounts of its income and assets and the levels of required annual distributions.

Sources of Gross Income. In order to qualify as a REIT for a particular year, the combined company also must meet two tests governing the sources of its income – a 75% gross income test and a 95% gross income test. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments.

The Internal Revenue Code allows a REIT to own and operate a number of its properties through wholly owned subsidiaries that are “qualified REIT subsidiaries.” The Internal Revenue Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of income, deduction and credit of the REIT.

As a result of the mergers, each Income Fund will be a limited partnership indirectly wholly owned by the combined company. Each such limited partnership will be disregarded for federal income tax purposes. Consequently, the assets and items of income of each Income Fund will be treated as assets and items of income of U.S. Restaurant Properties Operating L.P. In the case of a REIT that is a partner in a partnership or any other entity that is treated as a partnership for federal income tax purposes, including U.S. Restaurant Properties Operating, L.P., the Treasury Regulations provide that a REIT will be deemed to own its proportionate share of the assets of the partnership. Also, a REIT will be deemed to be entitled to its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in the hands of a REIT for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. Under these rules, the combined company’s proportionate share of the assets and items of income of U.S. Restaurant Properties Operating L.P. will be treated as assets and items of income of the combined company for purposes of applying the requirements set forth in this summary.

75% Gross Income Test. At least 75% of a REIT’s gross income for each taxable year must be derived from specified classes of income that principally are real estate-related. The permitted categories of principal importance to the combined company are:

(1) rents from real property;

(2) interest on loans secured by real property, other than property acquired from related parties;

(3) gain from the sale of real property or loans secured by real property, excluding gain from the sale of property held primarily for sale to customers in the ordinary course of business;

(4) income from the operation and gain from the sale of property acquired in connection with the foreclosure of a mortgage securing that property;

(5) distributions on, or gain from the sale of, shares of other qualifying REITs;

(6) abatements and refunds of real property taxes;

(7) amounts received as consideration for entering into agreements to make loans secured by real property or to purchase or lease real property; and

(8) “qualified temporary investment income” (described below).

In evaluating compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from “prohibited transactions.” In general, a prohibited transaction is one involving a sale of property held primarily for sale in the ordinary course of business, not including property acquired through foreclosure, and sometimes not including property held for at least four years.

It is expected that a substantial portion of the combined company’s operating gross income will be considered rent from real property and interest income. Rent from real property is qualifying income for purposes of the gross income tests only if specific conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants and rent attributable to personal property leased together with the real property, so long as the personal property rent is not more than 15% of the total rent received or accrued under the lease for the taxable year. The basis for determining whether more than 15% of the rents received by a REIT from a property is attributable to personal property is based upon a comparison of the fair market value of the personal property leased by the tenant as compared to the fair market value of all of the property leased by the tenant. It is not expected that the combined company will earn material amounts in these categories.

Rent from real property generally does not include rent based on the income or profits derived from the property. However, rent based on a percentage of gross receipts or sales is permitted as rent from real property, and the combined company will have leases where rent is based on a percentage of gross receipts or sales. The combined company generally will not lease property and receive rentals based on the tenant’s income or profits, except in limited cases that should not jeopardize its status as a REIT.

A second exclusion from “rents from real property” is rent received from a person or corporation in which the combined company (or any of its 10% or greater owners) directly or indirectly through the constructive ownership rules contained in Section 318 and Section 856(d)(5) of the Internal Revenue Code, owns a 10% or greater interest. However, in certain cases, a REIT may receive qualified rents from a related person if it qualifies as a “taxable REIT subsidiary” (as described below). The combined company will receive rents from FSI, its wholly owned subsidiary. Even though FSI is a taxable REIT subsidiary, the rents the combined company will receive from FSI will not be qualified rents. The combined company will receive some rental income from tenants of which it constructively owns a 10% or greater interest. Nonqualified rents the combined company receives from FSI and from tenants in which the combined company constructively owns a 10% or greater interest should not be in amounts sufficient to jeopardize the combined company’s status as a REIT.

A third exclusion from qualifying rental income covers amounts received with respect to real property if the combined company furnishes services to the tenants or manages or operates the property, other than through an “independent contractor” from which the combined company does not derive any income. The obligation to operate through an independent contractor generally does not apply, however, if the services provided are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant (applying standards that govern in evaluating whether rent from real property would be unrelated business taxable income when received by a tax exempt owner of the property). Further, if the value of the non-customary service income with respect to a property, valued at no less than 150% of the REIT’s direct cost of performing those services, is 1% or less of the total income derived from the property, then the provision of these non-customary services will not prohibit the rental income (except the non-customary service income) from qualifying as “rents from real property.”

The combined company will, in most instances, directly operate and manage its assets without using an “independent contractor.” It is intended that the only material services generally to be provided to tenants will be those usually or customarily rendered in connection with the rental of space for occupancy only. It is not intended that the combined company will provide services that might be considered rendered primarily for the convenience of the tenants, including hotel, health care or extensive recreational or social services. Consequently, it is believed that substantially all of the combined company’s rental income will be qualifying income under the gross income tests, and that the combined company’s provision of services will not cause any of its rental income to fail to be included under that test.

Upon the ultimate sale of properties of the combined company, any gain realized also is expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

95% Gross Income Test. In addition to earning 75% of its gross income from the sources listed above, 95% of the gross income of the combined company for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute property held primarily for sale in the ordinary course of business. This test permits a REIT to earn a significant portion of its income from traditional “passive” investment sources that are not necessarily real estate-related. The term “interest” (under both the 75% and 95% gross income tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

Failing the 75% or 95% Gross Income Tests; Reasonable Cause. As a result of the 75% and 95% gross income tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources, including brokerage commissions or other fees for services rendered. From time to time, the combined company may receive this type of income. This type of income will not qualify for the 75% gross income test or the 95% gross income test, but is not expected to be significant and that income, together with other nonqualifying income (including rent from related party tenants, as discussed above), is expected to be at all times less than 5% of the annual gross income of the combined company. While it is not anticipated that the combined company will earn substantial amounts of nonqualifying income, if nonqualifying income exceeds 5% of the gross income of the combined company, it could lose its status as a REIT. The combined company may establish one or more taxable REIT subsidiaries (as described below), such as FSI and CNL Restaurant Capital Corp. The gross income generated by these subsidiaries would not be included in the gross income of the combined company. However, dividends the combined company receives from these subsidiaries would be included in its gross income and qualify for the 95% gross income test.

If the combined company fails to meet either the 75% or 95% gross income tests during a taxable year, it may still qualify as a REIT for that year if (1) the combined company files a description of each item of the combined company’s gross income in accordance with regulations prescribed by the Treasury; and (2) the failure to meet the tests is due to reasonable cause and not to willful neglect. It is not possible, however, to state whether in all circumstances the combined company would be entitled to the benefit of this relief provision. For example, if the combined company fails to satisfy the gross income tests because nonqualifying income that it intentionally accrues or receives causes the combined company to exceed the limits on nonqualifying income, the IRS could conclude that the combined company’s failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, the combined company will not qualify as a REIT. As discussed below, even if these relief provisions apply, and the combined company retains its status as a REIT, a tax would be imposed with respect to the non-qualifying income. The combined company would be subject to a 100% tax based on the greater of the amount by which it fails either the 75% or 95% gross income tests for that year times a fraction intended to reflect the profitability of the combined company. See “Taxation as a REIT.”

Prohibited Transaction Income. Any gain that the combined company realizes on the sale of any property (other than foreclosure property) held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect the combined company’s ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. The combined company and its subsidiaries (other than taxable REIT subsidiaries), the Income Funds, and U.S. Restaurant Properties Operating L.P. and its subsidiaries intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning their properties, and to make occasional sales of the properties as are consistent with their investment objectives. The IRS may contend, however, that one or more of these sales is subject to the 100% penalty tax.

Character of Assets Owned. At the close of each calendar quarter of the taxable year of the combined company, the combined company also must meet three tests concerning the nature of its investments. First, at least 75% of the value of its total assets generally must consist of real estate assets, cash, cash items (including receivables) and government securities (the “75% asset test”). For this purpose, “real estate assets” include interests in real property, interests in loans secured by mortgages on real property or by interests in real property, shares in other REITs, and options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in stock or debt instruments also qualifies under the 75% asset test, but only for the one-year period beginning on the date the combined company receives the new capital. Second, although the balance of the combined company’s assets generally may be invested without restriction, the combined company will not be permitted to own securities, other than those included in the 75% asset test, of any one issuer that represent (1) more than 5% of the value of the combined company’s total assets, (2) more than 10% of the total voting power of the outstanding securities of the issuer or (3) more than 10% of the total value of the outstanding securities of the issuer. However, the combined company is not constrained by these limitations if the issuer is a “taxable REIT subsidiary.” A taxable REIT subsidiary is a corporation in which a REIT owns stock, directly or indirectly, and with respect to which the corporation and the REIT have made a joint election to treat the corporation as a taxable REIT subsidiary. A taxable REIT subsidiary may provide services to tenants of the REIT and others without disqualifying the rents that the REIT receives from its tenants. As a third limitation, although a REIT may own up to 100% of the stock of a taxable REIT subsidiary, the value of all securities in taxable REIT subsidiaries held by the REIT may not exceed 20% of the value of the total assets of the REIT. Any dividends received by the REIT from its taxable REIT subsidiaries will not constitute qualifying income under the 75% gross income test. In addition, there are limits on the deduction of interest paid by a taxable REIT subsidiary to the REIT and limits on the amount of rental payments that may be made by a taxable REIT subsidiary to the REIT.

After initially meeting the asset tests at the close of any quarter, the combined company will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the combined company fails to satisfy the asset tests because it acquires securities or other property during a quarter, the combined company can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. It is intended that the combined company will take all action within the 30 days after the close of any quarter as may be required to cure any noncompliance. If the combined company fails to cure noncompliance with the asset tests within this time period, it could cease to qualify as a REIT.

Beginning in the 2005 taxable year, if the combined company fails to satisfy one or more of the asset tests for any quarter of a taxable year, it nevertheless may qualify as a REIT for such year if it qualifies for relief under certain provisions of the Code. Those relief provisions generally will be available for failures of the 5% asset test and the 10% asset tests if (i) the failure is due to the ownership of assets that do not exceed the lesser of 1% of the combined company’s total assets or $10 million, and the failure is corrected within 6 months following the quarter in which it was discovered, or (ii) the failure is due to ownership of assets that exceed the amount in (i) above, the failure is due to reasonable cause and not due to willful neglect, the combined company files a schedule with a description of each asset causing the failure in accordance with regulations prescribed by the Treasury, the failure is corrected within 6 months following the quarter in which it was discovered, and the combined company pays a tax consisting of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or the combined company otherwise returns to compliance with the asset test. The combined company may not qualify for the relief provisions in all circumstances.

Annual Distributions to Stockholders. To maintain its REIT status, the combined company generally must distribute as a dividend to its stockholders in each taxable year at least 90% of its net ordinary income. Capital gain is not required to be distributed. More precisely, the combined company must distribute an amount equal to (1) 90% of the sum of (a) the combined company’s “REIT taxable income” before deduction of dividends paid and excluding any net capital gain and (b) any net income from foreclosure property less the tax on that income, minus (2) limited categories of “excess noncash income,” including income attributable to leveled stepped rents, cancellation of indebtedness income, and original issue discount income. REIT taxable income is defined to be a modified form of the taxable income of the REIT, computed as if it were an ordinary corporation. For example, taxable income is modified in that the deduction for dividends paid is allowed, but neither net income from property acquired through foreclosure nor net income from prohibited transactions is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

A REIT may satisfy the distribution test with dividends paid during the taxable year and with dividends paid after the end of the taxable year if they meet the following tests. Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to stockholders of record on a date during the last calendar quarter of that prior year are treated as paid on December 31 of the prior year. Other dividends declared before the due date of the combined company’s tax return for the taxable year, including extensions, also will be treated as paid in the prior year if they are paid (1) within 12 months of the end of that taxable year and (2) no later than the combined company’s next regular distribution payment. Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the stockholders in the year paid, even though the combined company may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed for each calendar year to the extent that dividends declared and distributed or deemed distributed before December 31 are less than the sum of (a) 85% of the combined company’s “ordinary income” plus (b) 95% of the combined company’s capital gain net income plus (c) any undistributed income from prior periods.

The combined company will be taxed at regular corporate rates to the extent that it retains any portion of its taxable income. For example if the combined company distributes only the required 90% of its taxable income, it would be taxed on the retained 10%. Occasionally, the combined company may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for funds, or due to timing differences between tax reporting and cash receipts and disbursements (i.e., income may have to be reported before cash is received, or expenses may have to be paid before a deduction is allowed). Although difficulty in meeting this requirement is not anticipated, no assurance can be given that necessary funds will be available. In the event these circumstances do occur, then, in order to meet the distribution requirement, the combined company may arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends.

If the combined company fails to meet the distribution requirement because of an adjustment to its taxable income by the IRS, it may be able to cure the failure retroactively by paying a “deficiency dividend,” as well as applicable interest and penalties, within a specified period.

Taxation as a REIT. As a REIT, the combined company generally will not be subject to corporate income tax to the extent it currently distributes its REIT taxable income to its stockholders. This treatment effectively eliminates the “double taxation” imposed on investments in most corporations. Double taxation refers to taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when that income is distributed. The combined company generally will be taxed only on the portion of its taxable income that it retains, which will include any undistributed net capital gain, because the combined company will be entitled to a deduction for dividends paid to stockholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent that class is entitled to a preference. It is not anticipated that the combined company will pay any preferential dividends. Because excess stock will represent a separate class of outstanding shares, the fact that those shares will not be entitled to dividends should not adversely affect the combined company’s ability to deduct its dividend payments.

Even as a REIT, the combined company will be subject to tax in the following circumstances:

(1) the combined company would be subject to tax on any income or gain from property acquired through foreclosure at the highest corporate rate (currently 35%);

(2) a confiscatory tax of 100% applies to any net income from prohibited transactions;

(3) if the combined company fails to meet either the 75% or 95% gross income tests described above, but still qualifies for REIT status under the reasonable cause exception to those tests, a 100% tax would be imposed equal to the amount obtained by multiplying (a) the greater of the amount, if any, by which it failed either the 75% gross income test or the 95% gross income test times (b) a fraction intended to reflect the profitability of the combined company;

(4) beginning in the 2005 taxable year, if the combined company fails, in more than a de minimis fashion, to satisfy one or more of the asset tests for any quarter of a taxable year, but nonetheless continues to qualify as a REIT because it qualifies under certain relief provisions, the combined company may be required to pay a tax of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or the combined company otherwise returns to compliance with the asset test;

(5) beginning in the 2005 taxable year, if the combined company fails to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), it nevertheless may avoid termination of its REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and the combined company pays a penalty of $50,000 for each failure to satisfy the REIT qualification requirements;

(6) the combined company will be subject to the alternative minimum tax on items of tax preference, excluding items specifically allocable to its stockholders;

(7) if the combined company should fail to distribute with respect to each calendar year at least the sum of (a) 85% of its REIT ordinary income for that year, (b) 95% of its REIT capital gain net income for that year, and (c) any undistributed taxable income from prior years, the combined company would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

(8) the combined company also may be taxed at the highest regular corporate tax rate on any built-in gain attributable to assets that it acquires in specific tax-free corporate transactions, to the extent the gain is recognized during the first ten years after the combined company acquires those assets. Built-in gain is the excess of (a) the fair market value of the asset over (b) the combined company’s adjusted basis in the asset, in each case determined as of the beginning of the ten-year recognition period; and

(9) the combined company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

In addition, a tax is imposed on a REIT equal to 100% of “redetermined rents,” “redetermined deductions” and “excess interest”. Redetermined rents are generally rents from real property that would otherwise be reduced on distribution, apportionment or allocation to clearly reflect income as a result of services furnished or rendered by a taxable REIT subsidiary to tenants of the REIT. There are a number of exceptions with regard to redetermined rents, which are summarized below.

•	Through the 2004 taxable year, redetermined rents do not include amounts received directly or indirectly by a REIT for customary services. Beginning with the 2005 taxable year, this exception does not apply.

•	Redetermined rents do not include de minimis payments received by the REIT with respect to non-customary services rendered to the tenants of a property owned by the REIT that do not exceed 1% of all amounts received by the REIT with respect to the property.

•	The redetermined rent provisions do not apply with respect to any services rendered by a taxable REIT subsidiary to the tenants of the REIT, as long as the taxable REIT subsidiary renders a significant amount of similar services to persons other than the REIT or the REIT’s tenants and who are unrelated to the REIT or the taxable REIT subsidiary or the REIT tenants, and the charge for these services is substantially comparable to the charge for similar services rendered to such unrelated persons.

•	The redetermined rent provisions do not apply to any services rendered by a taxable REIT subsidiary to a tenant of the REIT if the rents paid by tenants leasing at least 25% of the net leasable space in the REIT’s property who are not receiving such services are substantially comparable to the rents paid by tenants leasing comparable space who are receiving the services, and the charge for the services is separately stated.

•	The redetermined rent provisions do not apply to any services rendered by a taxable REIT subsidiary to tenants of a REIT if the gross income of the taxable REIT subsidiary from these services is at least 150% of the taxable REIT subsidiary’s direct cost of rendering the services.

•	The Treasury Secretary has the power to waive the tax that would otherwise be imposed on redetermined rents if the REIT establishes to the satisfaction of the Treasury Secretary that rents charged to tenants were established on an arms’ length basis even though a taxable REIT subsidiary provided services to the tenants.

Redetermined deductions are deductions, other than redetermined rents, of a taxable REIT subsidiary if the amount of these deductions would be decreased on distribution, apportionment or allocation to clearly reflect income between the taxable REIT subsidiary and the REIT. Excess interest means any deductions for interest payments made by a taxable REIT subsidiary to the REIT to the extent that the interest payments exceed a commercially reasonable rate of interest.

Relief from Certain Failures of the REIT Qualification Provisions. Beginning in the 2005 taxable year, if the combined company fails to satisfy one or more of the requirements for REIT qualification (other than the income tests or the asset tests), it nevertheless may avoid termination of its REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and the combined company pays a penalty of $50,000 for each failure to satisfy the REIT qualification requirements. The combined company may not qualify for this relief provision in all circumstances.

Failure to Qualify as a REIT. For any taxable year in which the combined company fails to qualify as a REIT and applicable relief provisions are not available, the combined company would be taxed at regular corporate rates, including alternative minimum tax rates on all of its taxable income. Distributions by the combined company to its stockholders would not be deductible in computing that taxable income, and distributions would no longer be required to be made. Any corporate level taxes generally would reduce the amount of cash available for distribution by the combined company to its stockholders and, because the stockholders would continue to be taxed on the distributions they receive, the net after tax yield to the stockholders from their investment likely would be reduced substantially. As a result, failure to qualify as a REIT during any taxable year could have a material adverse effect on an investment in common stock or preferred stock of the combined company. If the combined company loses its REIT status, unless relief provisions apply, it would not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which its election was terminated. It is not possible to state whether in all circumstances the combined company would be entitled to this statutory relief.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders. As used herein, the term “taxable U.S. stockholder” means a holder of the combined company’s common or preferred shares that for U.S. federal income tax purposes is

•	a citizen or resident of the United States;

•	a corporation, partnership, or other entity created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury Regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall be considered taxable U.S. stockholders.

If a partnership, including an entity that is treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of the combined company’s stock, the treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.

Except as discussed below, distributions by the combined company generally will be taxable to its taxable U.S. stockholders as ordinary income to the extent of the combined company’s current or accumulated earnings and profits. The combined company may generate cash in excess of its net earnings. If the combined company distributes cash to stockholders in excess of its current and accumulated capital earnings and profits (other than as a capital gain dividend), the excess cash will be deemed to be a return of capital to each stockholder to the extent of the adjusted tax basis of the stockholder’s shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares of stock. A stockholder who has received a distribution in excess of the combined company’s current and accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss. Distributions by the combined company, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations. For purposes of determining whether distributions to holders of common stock are out of current or accumulated earnings and profits, the combined company’s earnings and profits will be allocated first to the outstanding preferred stock, if any, and then to the common stock.

Dividends declared by the combined company in October, November or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as received by the stockholder on December 31 of that year, provided the combined company actually pays the dividend on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any of the combined company’s net operating losses or capital losses.

To the extent that the combined company recognizes capital gain income in a particular taxable year, the combined company may designate a portion of the amount distributed during such taxable year as a capital gain dividend. Distributions that the combined company properly designates as capital gain dividends will be taxable to taxable U.S. stockholders as gains from the sale or disposition of a capital asset to the extent that they do not exceed the combined company’s actual net capital gain for the taxable year. Depending on the period of time the asset has been held and other tax characteristics of the assets that produced these gains, and on designations, if any, that the combined company may make, these gains may be taxable to non-corporate U.S. stockholders at a 15% or 25% rate. Taxable U.S. stockholders that are corporations may, however, be required to treat up to 20% of capital gain dividends as ordinary income.

If, for any taxable year, the combined company elects to designate as capital gain dividends any portion of the distributions paid for the year to its stockholders, the portion of the amount so designated (not in excess of its net capital gain for the year) that will be allocable to the holders of each class or series of preferred stock will be the amount so designated, multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Internal Revenue Code) paid to the holders of such class or series of preferred stock for the year and the denominator of which will be the total dividends paid to the holders of all classes of the combined company’s stock for the year. The remainder of the designated capital gain dividends will be allocable to holders of the combined company’s common stock.

The combined company may elect to retain, rather than distribute as a capital gain dividend, its net long-term capital gains. If the combined company makes this election, it would pay tax on its retained net long-term capital gains. In addition, to the extent the combined company designates, a taxable U.S. stockholder generally would:

•	include its proportionate share of the combined company’s undistributed long-term capital gains in computing the taxable U.S. stockholder’s long-term capital gains in its return for its taxable year in which the last day of the combined company’s taxable year falls;

•	be deemed to have paid the capital gains tax imposed on the combined company on the designated amounts included in the taxable U.S. stockholder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a taxable U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be prescribed by the IRS.

Distributions the combined company makes and gain arising from the sale or exchange by a taxable U.S. stockholder of shares of the combined company will not be treated as income from a passive activity, within the meaning of Section 469 of the Internal Revenue Code, since income from a passive activity generally does not include dividends and gain attributable to the disposition of property that produces dividends. As a result, taxable U.S. stockholders subject to the passive activity rules will generally be unable to apply any “passive losses” against this income or gain. Distributions the combined company makes, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of shares of the combined company, however, will sometimes not be treated as investment income.

Generally, gain or loss realized by a stockholder upon the sale of common stock or preferred stock will be reportable as capital gain or loss. If a stockholder receives a long-term capital gain dividend from the combined company and has held the shares of stock for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received. All or a portion of any loss a taxable U.S. stockholder realizes upon a taxable disposition of common or preferred shares may be disallowed if the taxable U.S. stockholder purchases substantially identical shares within the 61-day period beginning 30 days before and ending 30 days after the disposition.

In any year in which the combined company fails to qualify as a REIT, the stockholders generally will continue to be treated in the same fashion described above, except that none of the dividends of the combined company will be eligible for treatment as capital gains dividends, corporate stockholders will qualify for the dividends received deduction, and the stockholders will not be required to report any share of the combined company’s tax preference items. Also, dividend distributions would be “qualified dividend income” which in the hands of individual stockholders is taxable at the long-term capital gain rates for individuals.

The tax rate on both dividends and long-term capital gains for most non-corporate taxpayers is 15% until 2008. This reduced maximum tax rate generally does not apply to ordinary REIT dividends, which continue to be subject to tax at the higher tax rates applicable to ordinary income (a maximum rate of 35%). The 15% maximum tax rate however does apply to (1) long-term capital gains recognized on the disposition of REIT shares; (2) REIT capital gain distributions (except to the extent attributable to real estate depreciation, in which case such distributions continue to be subject to a 25% tax rate), (3) REIT dividends attributable to dividends received by the REIT from non-REIT corporations, such as taxable REIT subsidiaries, and (4) REIT dividends attributable to income that was subject to corporate income tax at the REIT level (e.g., when the REIT distributes taxable income that had been retained and taxed at the REIT level in the prior taxable year).

Backup Withholding on Taxable U.S. Stockholders. The combined company will report to its stockholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a stockholder is subject to backup withholding, the combined company will be required to deduct and withhold a tax from any dividends payable to that stockholder. These rules may apply (1) when a stockholder fails to supply a correct taxpayer identification number, (2) when the IRS notifies the combined company that the stockholder is subject to the rules or has furnished an incorrect taxpayer identification number, or (3) in the case of corporations or others within exempt categories, when they fail to demonstrate that fact when required. A stockholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the stockholder’s federal income tax liability. The combined company also may be required to withhold a portion of capital gain distributions made to stockholders who fail to certify their non-foreign status.

Taxation of Tax-Exempt Entities. In general, a tax exempt entity that is a stockholder will not be subject to tax on distributions or gain realized on the sale of shares. The IRS has confirmed that a REIT’s distributions to a tax-exempt employees’ pension trust do not constitute unrelated business taxable income. A tax-exempt entity may be subject to unrelated business taxable income, however, to the extent that it has financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Internal Revenue Code. In determining the number of stockholders a REIT has for purposes of the 5/50 rule described above under “—REIT Qualification,” generally, any stock held by tax-exempt employees’ pension and profit sharing trusts which qualify under Section 401(a) of the Internal Revenue Code and are exempt from tax under Section 501(a) of the Internal Revenue Code will be treated as held directly by its beneficiaries in proportion to their interests in the trust and will not be treated as held by the trust.

One of these trusts owning more than 10% of a REIT may be required to treat a percentage of dividends from the REIT as unrelated business taxable income. The percentage is determined by dividing the REIT’s gross income (less direct expenses related thereto) derived from an unrelated trade or business for the year (determined as if the REIT were one of these trusts) by the gross income of the REIT for the year in which the dividends are paid. However, if this percentage is less than 5%, dividends are not treated as unrelated business taxable income. These unrelated business taxable income rules apply only if the REIT qualifies as a REIT because of the change in the 5/50 rule test discussed above and if the trust is “predominantly held” by these trusts. A REIT is predominantly held by these trusts if at least one pension trust owns more than 25% of the value of the REIT or a group of pension trusts each owning more than 10% of the value of the REIT collectively own more than 50% of the value of the REIT. The combined company will not meet either of these conditions following the mergers.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in the combined company’s capital stock will constitute unrelated business taxable income unless the organization is able to deduct an amount properly set aside or placed in reserve for specific purposes so as to offset the unrelated business taxable income generated by the investment in the combined company’s capital stock. These prospective investors should consult their own tax advisors concerning the “set aside” and reserve requirements.

Taxation of Foreign Investors. The rules governing federal income taxation of taxable non-U.S. stockholders are complex and no attempt will be made herein to provide more than a summary of these rules. As used herein, the term “taxable non-U.S. stockholder” means any taxable beneficial owner of the combined company’s shares that is not a taxable U.S. stockholder. Prospective taxable non-U.S. stockholders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in shares of common stock or preferred stock, including any reporting requirements, as well as the tax treatment of an investment under the laws of their home country.

Dividends that are not attributable to gain from any sales or exchanges the combined company makes of United States real property interests and which the combined company does not designate as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the combined company. Those dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common stock or preferred stock is treated as effectively connected with the taxable non-U.S. stockholder’s conduct of a United States trade or business, the taxable non-U.S. stockholder generally will be subject to a tax at graduated rates, in the same manner as taxable U.S. stockholders are taxed with respect to those dividends, and may also be subject to the 30% branch profits tax in the case of a stockholder that is a foreign corporation. For withholding tax purposes, the combined company will be required to treat all distributions as if made out of current and accumulated earnings and profits and thus the combined company will withhold at the rate of 30%, or a reduced treaty rate if applicable, on the amount of any distribution (other than distributions designated as capital gain dividends) made to a taxable non-U.S. stockholder unless (1) the taxable non-U.S. stockholder files an IRS Form W-8BEN claiming that a lower treaty rate applies or (2) the taxable non-U.S. stockholder files an IRS Form W-8ECI claiming that the dividend is effectively connected income.

Under certain Treasury Regulations, the combined company would not be required to withhold at the 30% rate on distributions it reasonably estimates to be in excess of its current and accumulated earnings and profits. Dividends in excess of the combined company’s current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder’s shares, but rather will reduce the adjusted basis of those shares. To the extent that those dividends exceed the adjusted basis of a taxable non-U.S. stockholder’s shares of stock, they will give rise to tax liability if the taxable non-U.S. stockholder would otherwise be subject to tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a dividend is paid whether or not a dividend will be in excess of current and accumulated earnings and profits, the dividend will be subject to withholding. It is not anticipated that the combined company will make quarterly estimates of that portion of dividends that are in excess of earnings and profits, and, as a result, all dividends will be subject to withholding. However, the taxable non-U.S. stockholder may seek a refund of those amounts from the IRS.

For periods through the 2004 taxable year in which the combined company qualifies as a REIT, distributions that are attributable to gain from the combined company’s sales or exchanges of United States real property interests will be taxed to a taxable non-U.S. stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). Under FIRPTA, those dividends are taxed to a non-U.S. stockholder as if the gain were effectively connected with a United States business. Taxable non-U.S. stockholders would thus be taxed at the normal capital gain rates applicable to taxable U.S. stockholders subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, dividends subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate taxable non-U.S. stockholder not entitled to treaty exemption. The combined company is required by the Internal Revenue Code and applicable Treasury Regulations to withhold 35% of any dividend that could be designated as a capital gain dividend. This amount is creditable against the taxable non-U.S. stockholder’s tax liability under FIRPTA.

Beginning in the 2005 taxable year, the above taxation under FIRPTA of distributions attributable to gains from the combined company’s sales or exchanges of United States real property interests (or such gains that are retained and deemed to be distributed) will not apply, provided the combined company’s common shares are “regularly traded” on an established securities market in the United States, and the non-U.S. shareholder does not own more than 5% of the common stock at any time during the taxable year. Instead, such amounts will be taxable as a dividend of ordinary income not effectively connected to a U.S. trade or business, as described earlier.

Gain recognized by a taxable non-U.S. stockholder upon a sale of shares generally will not be taxed under FIRPTA if the combined company is a “domestically controlled REIT,” defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares was held directly or indirectly by foreign persons. It is currently anticipated that the combined company will be a “domestically controlled REIT,” and therefore the sale of shares will not be subject to taxation under FIRPTA. Because the shares of common stock will be publicly traded, however, no assurance can be given that the combined company will remain a domestically controlled REIT. However, gain not subject to FIRPTA will be taxable to a taxable non-U.S. stockholder if (1) investment in the shares of common stock or preferred stock is effectively connected with the taxable non-U.S. stockholder’s United States trade or business, in which case the taxable non-U.S. stockholder will be subject to the same treatment as taxable U.S. stockholders with respect to that gain, and may also be subject to the 30% branch profits tax in the case of a corporate non-U.S. stockholder, or (2) the taxable non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% withholding tax on the individual’s capital gains. If the combined company were not a domestically controlled REIT, whether or not a taxable non-U.S. stockholder’s sale of shares of common stock or preferred stock would be subject to tax under FIRPTA would depend on whether or not the shares of common stock or preferred stock were regularly traded on an established securities market (including the New York Stock Exchange) and on the size of selling taxable non-U.S. stockholder’s interest in the combined company’s capital stock. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the taxable non-U.S.

stockholder will be subject to the same treatment as taxable U.S. stockholders with respect to that gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of shares of common stock or preferred stock may be required to withhold 10% of the gross purchase price.

Backup Withholding on Taxable Non-U.S. Stockholders. Backup withholding (which generally is withholding at the rate of 28% through December 31, 2010, and thereafter at a rate of 31%, on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) and information reporting will generally not apply to distributions to a taxable non-U.S. stockholder provided that the taxable non-U.S. stockholder certifies under penalty of perjury that the stockholder is a non-U.S. stockholder, or otherwise establishes an exemption. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of shares effected at a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of shares by a foreign office of a broker that:

•	is a U.S. person;

•	derives 50% or more of its gross income for a specified three-year period from the conduct of a trade or business in the U.S.;

•	is a “controlled foreign corporation” (generally, a foreign corporation controlled by U.S. stockholders) for U.S. tax purposes; or

•	is a foreign partnership, if at any time during its tax year 50% or more of its income or capital interest are held by U.S. persons or if it is engaged in the conduct of a trade or business in the U.S., unless the broker has documentary evidence in its records that the holder or beneficial owner is a non-U.S. stockholder and certain other conditions are met, or the stockholder otherwise establishes an exemption. Payment of the proceeds of a sale of shares effected at a U.S. office of a broker is subject to both backup withholding and information reporting unless the stockholder certifies under penalty of perjury that the stockholder is a non-U.S. stockholder, or otherwise establishes an exemption. Backup withholding is not an additional tax. A taxable non-U.S. stockholder may obtain a refund of excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

State and Local Taxes

The combined company, and its stockholders, may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the capital stock of the combined company.

BUSINESS RELATIONSHIPS BETWEEN CNL RESTAURANT PROPERTIES

AND THE INCOME FUNDS

Each of the Income Funds has entered into a management agreement with a subsidiary of CNLRP. Pursuant to the management agreements, the CNLRP subsidiary provides the following services to each of the Income Funds:

•	property management, servicing (lease billing, collections and compliance) as well as special servicing of leases in arrears; and

•	acquisitions and dispositions.

Prior to August 1, 2003, the CNLRP subsidiary also provided the following services to the Income Funds under the management agreements:

•	accounting;

•	portfolio management; and

•	strategic planning.

The Income Funds incurred expenses payable to the CNLRP subsidiary under the management agreements for the nine months ended September 30, 2004, and the years ended December 31, 2003, 2002 and 2001 of $1,005,222, $1,895,981, $2,759,365 and $2,953,108, respectively.

In addition, in 2002 and 2001, the Income Funds purchased at cost properties temporarily held by CNLRP. The Income Funds paid aggregate consideration to CNLRP for property purchases for the years ended December 31, 2002 and 2001 of $28,595,400 and $13,581,895, respectively. The Income Funds did not purchase any properties from CNLRP during the nine months ended September 30, 2004 or the year ended December 31, 2003.

Since January 1, 2001, there have been no business relationships, contracts, arrangements or understandings, other than with respect to the mergers, between USRP and either of CNLRP or the Income Funds.

EXPERTS

The consolidated financial statements and the related financial statement schedules of USRP and its subsidiaries incorporated in this joint proxy statement/prospectus by reference from USRP’s Current Report on Form 8-K, filed on December 3, 2004, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs referring to changes in the method of accounting for discontinued operations in 2002 and asset retirement obligations in 2003 as required by Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and SFAS No. 143, Accounting for Asset Retirement Obligations, respectively), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of CNLRP and its subsidiaries incorporated in this joint proxy statement/prospectus by reference to CNLRP’s Current Report on Form 8-K filed on December 3, 2004, have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent registered certified public accounting firm, given upon the authority of that firm as experts in accounting and auditing.

The consolidated financial statements of CNL Income Fund III, Ltd. incorporated in this joint proxy statement/prospectus by reference to its Annual Report on Form 10-K for the year ended December 31, 2003, and the consolidated financial statements of the remaining 17 Income Funds incorporated by reference to their respective Current Reports on Form 8-K filed on December 6, 2004, have been so incorporated by reference in reliance on the reports of PricewaterhouseCoopers LLP, independent registered certified public accounting firm, given upon the authority of that firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the USRP common stock and preferred stock to be issued in connection with the mergers will be passed upon for USRP by Locke Liddell & Sapp LLP.

Locke Liddell & Sapp LLP and Shaw Pittman LLP will deliver their opinions, as to certain United States federal income tax matters, including opinions to the effect that USRP and CNLRP qualify as real estate investment trusts under federal income tax law and opinions to the effect that the CNLRP merger will be treated for federal income tax purposes as a reorganization for purposes of section 368(a) of the Internal Revenue Code and that the USRP Series C preferred stock should not be classified as “nonqualified preferred stock.” Shaw Pittman LLP will also deliver an opinion to the effect that the combined company will qualify as a real estate investment trust under federal income tax law.

PROPOSALS TO ADOPT AMENDMENTS TO USRP ORGANIZATIONAL DOCUMENTS

Amendments to U.S. Restaurant Properties’ Articles of Incorporation

Approval of an Amendment to USRP’s Restated Articles of Incorporation to Increase its Authorized Common Stock to 300,000,000 Shares and its Authorized Preferred Stock to 100,000,000 Shares

The USRP board of directors is using this joint proxy statement/prospectus to solicit proxies from holders of USRP common stock for use at the USRP special meeting with regard to the following matters.

The USRP board of directors has unanimously approved and directed that there be submitted to stockholders for their approval an amendment to Article IV of USRP’s Restated Articles of Incorporation, Section 4.1, which would increase the number of shares of preferred and common stock that USRP is authorized to issue from 50,000,000 and 100,000,000 to 100,000,000 and 300,000,000, respectively (the “Share Increase Amendment”). At August 9, 2004, USRP had 4,104,350 and 22,561,639 shares of preferred and common stock outstanding, respectively.

Text of the Proposed Amendment

The text of the proposed amendment is set forth below (the new text is underlined, deleted text is struck through):

RESOLVED, that Section 4.1 of Article IV of USRP’s Restated Articles of Incorporation be amended to read as follows:

Section 4.1. The total number of shares of all classes of capital stock that the Corporation has authority to issue is ~~One Hundred Sixty Five~~ Four Hundred Fifteen Million (~~165,000,000~~ 415,000,000) shares, consisting of (i) ~~Fifty~~ One Hundred Million (~~50,000,000~~ 100,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”); (ii) ~~One Hundred~~ Three Hundred Million (~~100,000,000~~ 300,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”) and (iii) Fifteen Million (15,000,000) shares of excess stock, par value $0.001 per share (the “Excess Stock”). The aggregate par value of all of the authorized shares of all classes of capital stock having par value is ~~One Hundred Sixty Five~~ Four Hundred Fifteen Thousand Dollars ($~~165,000~~ 415,000). The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock.

The Share Increase Amendment will not change any other aspect of Article IV.

Reasons for the Proposed Amendment

USRP intends to issue approximately 35.0 million shares of common stock to CNLRP stockholders in connection with the CNLRP merger and approximately 11.0 million shares of preferred stock to CNLRP stockholders in the CNLRP merger and Income Fund limited partners in the Income Fund mergers. This issuance will substantially reduce the number of authorized but unissued shares available to the combined company following the mergers. The USRP board of directors believes that authorization of additional shares of preferred and common stock is essential for the combined company to take advantage of certain business and investment opportunities, if and as they become available, that require the issuance of additional shares of stock. The combined company may engage in additional equity financing, through either public or private offerings of its securities for cash, issuance of such securities in exchange for assets, or a combination of the foregoing, although no negotiations or arrangements relating to any of these capital transactions are planned, other than the mergers. In order to permit the combined company greater flexibility to issue additional shares of stock from time to time in order to raise capital in public or private stock offerings or consummate future acquisitions of properties, as well as for other similar purposes, the USRP board of directors considers it advisable that the combined company be in a position to issue up to 80 million additional shares of preferred stock and up to 240 million shares of common stock without the requirement of stockholder approval.

If the Share Increase Amendment is approved, the existence of a large number of authorized but unissued shares could have the effect of hindering or frustrating a takeover of USRP. The availability for issuance of additional shares of preferred and common stock would provide the board of directors with flexibility in responding to a merger or acquisition bid by placing blocks of shares with persons friendly to USRP, or by taking other steps to prevent an acquisition of USRP under circumstances which the board of directors does not believe to be in USRP’s best interest. In addition, the terms of any subsequently issued series of preferred stock may discourage a takeover of USRP.

Approval of the Share Increase Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of USRP common stock. USRP’s officers and directors have advised USRP that they intend to vote their shares of common stock for the Share Increase Amendment.

The Share Increase Amendment, if approved by stockholders, will become effective on the date the Share Increase Amendment is filed with the Maryland State Department of Assessments and Taxation. It is anticipated that the appropriate filing to effect the Share Increase Amendment will be made as soon after the special meeting as practicable.

The USRP board of directors unanimously recommends that stockholders vote FOR the Share Increase Amendment. Proxies will be voted for the Share Increase Amendment unless stockholders designate otherwise.

Approval of an Amendment to USRP’s Restated Articles of Incorporation to Expand the Class of Investors for whom the USRP Board of Directors Can Waive Capital Stock Ownership Limits

The USRP board of directors has unanimously approved and directed that there be submitted to stockholders for their approval an amendment to Article VII of USRP’s Restated Articles of Incorporation, Section 7.8, which would expand the class of investors for whom the USRP board of directors can waive capital stock ownership limits (the “REIT Ownership Amendment”).

Text of the Proposed Amendment

The text of the proposed amendment is set forth below (deleted text is struck through):

RESOLVED, that Section 7.8 of Article VII of USRP’s Restated Articles of Incorporation be amended to read as follows:

Section 7.8. Exceptions. The Ownership Limit shall not apply to the acquisition of shares of Equity Stock by an underwriter that participates in a public offering of such shares for a period of 180 days following the purchase by such underwriter of such shares, provided that the restrictions contained in Sections 7.2(B), (C), (D) and (E) hereof will not be violated following the distribution by such underwriter of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel or other evidence satisfactory to the Board of Directors, in its sole discretion, in each case to the effect that the restrictions contained in Sections 7.2(B), (C), (D) and (E) hereof will not be violated, may waive or change, in whole or in part, the application of the applicable Ownership Limit with respect to any Person ~~that is not an individual, as such term is defined in Section 542(a)(2) of the Code~~. In connection with any such waiver or change, the Board of Directors may require such representations and undertakings from such Person or affiliates and may impose such other conditions, as the Board of Directors deems necessary, advisable or prudent, in its sole discretion, to determine the effect, if any, of the proposed transaction or ownership of Equity Stock on the Corporation’s status as a REIT.

The REIT Ownership Amendment will not change any other aspect of Article VII.

Reasons for the Proposed Amendment

USRP’s Restated Articles of Incorporation contain a number of restrictions on stock ownership designed to prevent USRP’s status as a REIT under federal income tax law from being jeopardized by its ownership structure. Among these restrictions is a ceiling on the amount of capital stock certain persons may own. Section 7.2(A) of the Restated Articles of Incorporation prohibits (i) any person from beneficially or constructively owning any USRP common stock in excess of 9.8% of the outstanding USRP common stock and (ii) any person from beneficially or constructively owning any shares of USRP preferred stock in excess of 9.8% of the outstanding shares of that particular series of USRP preferred stock. Section 7.8 of the Restated Articles of Incorporation permits the USRP board of directors to waive the common and preferred stockholder ownership limitations with respect to a particular investor if the board of directors concludes that certain ownership and transfer restrictions would not be violated, but not if such investor is an individual as such term is defined under federal income tax law.

This restriction prohibiting the board of directors from waiving the common and preferred stockholder ownership limitations for an investor who is regarded as an individual under federal income tax law is unnecessary. In certain situations the board of directors may conclude that it is appropriate to allow an investor deemed an individual under federal tax law to acquire shares in excess of the ownership limitations, and that such acquisition would not jeopardize USRP’s status as a REIT under federal income tax law. As Section 7.8 is currently drafted, however, the board of directors cannot do so even if the board of directors concluded that the acquisition (i) would not affect USRP’s status as a REIT under federal income tax law, (ii) would not violate certain other transfer and ownership restrictions and (iii) would be in the best interests of USRP. Moreover, the restriction limits the ability of USRP to raise capital.

USRP may engage in negotiations from time to time with investors for sales of USRP common or preferred stock that may exceed the common or preferred stock ownership limit. If an investor was deemed to be an individual under federal income tax law, however, USRP could not consummate the transaction unless the restriction is removed.

The board of directors believes that the restriction is unnecessary under federal tax law and limits the ability of USRP to raise capital. The board of directors believes that the REIT Ownership Amendment will allow USRP to fully engage in capital raising activities.

Approval of the REIT Ownership Amendment requires the affirmative vote of the holders of two-thirds of the outstanding shares of USRP common stock. USRP’s officers and directors have advised USRP that they intend to vote their shares of common stock for the REIT Ownership Amendment.

The REIT Ownership Amendment, if approved by stockholders, will become effective on the date the REIT Ownership Amendment is filed with the Maryland State Department of Assessments and Taxation. It is anticipated that the appropriate filing to effect the REIT Ownership Amendment will be made soon after the special meeting as practicable.

The USRP board of directors unanimously recommends that stockholders vote FOR the REIT Ownership Amendment. Proxies will be voted for the REIT Ownership Amendment unless stockholders designate otherwise.

WHERE YOU CAN FIND MORE INFORMATION

CNLRP and USRP file annual, quarterly and current reports, proxy statements and other information with the SEC. The Income Funds file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports, statements or other information filed by CNLRP, USRP and/or the Income Funds at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. These SEC filings are also available to the public at the web site maintained by the SEC at www.sec.gov.

USRP filed a registration statement on Form S-4 to register with the SEC the USRP common and preferred stock to be issued to CNLRP stockholders and the USRP preferred stock to be issued to the Income Fund limited partners in the mergers. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of USRP in addition to being a proxy statement of USRP, CNLRP and the Income Funds for the special meetings. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

The SEC allows us to “incorporate by reference” information into this joint proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in, or incorporated by reference in, this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our companies and their finances.

USRP SEC Filings

•	Annual Report on Form 10-K for the year ended December 31, 2003.

•	Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders on May 19, 2004, filed on April 19, 2004.

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004, respectively.

•	Current Report on Form 8-K filed on April 2, 2004.

•	Current Report on Form 8-K filed on April 23, 2004.

•	Current Report on Form 8-K filed on June 9, 2004.

•	Current Report on Form 8-K filed on August 9, 2004.

•	Current Report on Form 8-K filed on September 9, 2004.

•	Current Report on Form 8-K filed on September 16, 2004.

•	Current Report on Form 8-K filed on November 4, 2004.

•	Current Report on Form 8-K filed on November 5, 2004.

•	Current Report on Form 8-K filed on December 3, 2004.

•	The description of the common stock that is contained in the Registration Statement on Form 8-A filed on June 13, 1997.

•	The description of the Series A cumulative convertible preferred stock that is contained in the Registration Statement on Form 8-A filed on November 10, 1997.

CNLRP SEC Filings

•	Annual Report on Form 10-K for the year ended December 31, 2003.

•	Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders on June 23, 2004, filed on April 7, 2004.

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004, respectively.

•	Current Report on Form 8-K filed on August 9, 2004.

•	Current Report on Form 8-K filed on September 9, 2004.

•	Current Report on Form 8-K filed on November 4, 2004.

•	Current Report on Form 8-K filed on December 3, 2004, as amended by the Current Report on Form 8-K/A filed on December 6, 2004.

•	Current Report on Form 8-K filed on December 14, 2004.

•	The description of the common stock that is contained in the Registration Statement on Form 8-A filed on April 29, 1996.

The Income Funds’ SEC Filings

•	Annual Reports on Form 10-K for the year ended December 31, 2003 as amended from time to time.

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004, respectively, as amended from time to time.

•	Current Reports on Form 8-K filed on August 9, 2004.

•	Current Reports on Form 8-K filed on December 6, 2004.

•	Current Reports on Form 8-K filed on December 9, 2004.

A copy of the Annual Report, the Quarterly Report for the quarterly period ended September 30, 2004 and the Current Report filed December 6, 2004 (except for CNL Income Fund III, Ltd.) for each Income Fund is being delivered to the Income Fund limited partners with this joint proxy statement/prospectus.

We are also incorporating by reference all documents that USRP, CNLRP and the Income Funds file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/prospectus and the date of the special meetings. You may request additional copies of these filings at no cost, by writing or telephoning us at the following addresses or phone numbers:

USRP 12240 Inwood Road Suite 300 Dallas, Texas 75244 Attention: Corporate Secretary (972) 387-1487	CNLRP 450 South Orange Avenue Orlando, Florida 32801 Attention: Corporate Secretary (407) 540-2000	The Income Funds 450 South Orange Avenue Orlando, Florida 32801 Attention: Income Fund Due Diligence (866) 650-0650

If you would like to request documents from us, please do so by February 15, 2005, to receive them before the meetings.

You can also get more information by visiting USRP’s web site at www.usrp.com and CNLRP’s web site at www.cnlonline.com/restaurants. Web site materials are not part of this joint proxy statement/prospectus.

You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus to vote on the proposals. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated December 30, 2004.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETINGS

USRP

Proposals of stockholders intended to be presented at the annual meeting of stockholders of USRP in 2005 must be received by USRP’s secretary at USRP’s principal executive office no later than December 20, 2004, in order to be included in the proxy statement and form of proxy for such meeting.

Under USRP’s bylaws, a stockholder must comply with certain procedures to nominate directors or to propose other matters to be considered at an annual meeting of stockholders. These procedures provide that the stockholders desiring to make nominations for directors or to bring a proper subject before a meeting must do so by notice timely delivered to USRP’s secretary. To be timely, USRP’s secretary must receive the notice at USRP’s principal executive offices not less than 60 days nor more than 90 days before the anniversary of the preceding year’s annual meeting of stockholders. In the case of USRP’s annual meeting of stockholders in 2005, USRP’s secretary must receive notice of any such proposal no earlier than February 18, 2005, and no later than March 20, 2005 (other than proposals intended to be included in the proxy statement and form of proxy which, as noted above, have to be received by December 20, 2004). Generally, such notice must set forth: (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on USRP’s books, and of such beneficial owner, the class and number of shares of USRP’s common stock which are owned beneficially and of record by such stockholder and such beneficial owner and the date or dates upon which the stockholder acquired ownership of such shares. The chairman of the annual meeting shall have the power to declare that any proposal not meeting these and any other applicable requirements imposed by the bylaws shall be disregarded. A copy of the bylaws may be obtained without charge on written request addressed to U.S. Restaurant Properties, Inc., Attn. Corporate Secretary, 12240 Inwood Road, Suite 300, Dallas, Texas 75244.

CNLRP

Due to the special meeting and anticipated merger, CNLRP does not currently expect to hold a 2005 annual meeting of stockholders since CNLRP will no longer be a public company if the merger is completed. If the merger is not completed and the 2005 annual meeting of stockholders is held, stockholder proposals for inclusion in proxy materials for the 2005 annual meeting must be received at CNLRP’s offices at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, no later than December 31, 2004.

Under CNLRP’s bylaws, a stockholder must comply with certain procedures to nominate directors or to propose other matters to be considered at an annual meeting of stockholders. These procedures provide that the stockholders desiring to make nominations for directors or to bring a proper subject before a meeting must do so by notice timely delivered to CNLRP’s secretary. To be timely, CNLRP’s secretary must receive the notice at CNLRP’s principal executive offices not less than 60 days nor more than 90 days before the anniversary of the preceding year’s annual meeting of stockholders. In the case of CNLRP’s annual meeting of stockholders in 2005, CNLRP’s secretary must receive notice of any such proposal no earlier than March 28, 2005, and no later than April 26, 2005 (other than proposals intended to be included in the proxy statement and form of proxy which, as noted above, have to be received by December 31, 2004). Generally, such notice must set forth: (1) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; (3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on CNLRP’s books, and of such beneficial owner and the class and number of shares of CNLRP’s common stock which are owned beneficially and of record by such stockholder and such beneficial owner. The chairman of the annual meeting shall have the power to declare that any proposal not meeting these and any other applicable requirements imposed by the bylaws shall be disregarded. A copy of the bylaws may be obtained without charge on written request addressed to CNL Restaurant Properties, Inc., Attn. Corporate Secretary, CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801.

Income Funds

Under Florida limited partnership law, the Income Funds are not required to hold an annual meeting of limited partners. If the Income Fund mergers are completed, the Income Funds will no longer be public companies. Accordingly, the Income Fund general partners do not currently anticipate holding annual meetings of the Income Fund limited partners in 2005. If the Income Fund mergers are not completed and the Income Funds were to hold annual meetings of the limited partners in 2005, because the Income Funds did not hold annual meetings in 2004, limited partner proposals for inclusion in proxy materials for any such 2005 annual meeting and other proposals to nominate directors or to propose other matters to be considered at an annual meeting of limited partners would have to be received at the Income Funds’ offices at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801, a reasonable time before the Income Fund begins to print and mail its proxy materials.

OTHER MATTERS

As of the date of this joint proxy statement/prospectus, neither the board of directors of CNLRP nor the board of directors of USRP knows of any matters that will be presented for consideration at either special meeting other than those described in this joint proxy statement/prospectus. If any other matters properly come before either of the special meetings or any adjournments or postponements of either of the special meetings, and are voted upon, the enclosed proxies will confer discretionary authority on the individuals named as proxies to vote the shares represented by those proxies as to any other matters. Those individuals named in the CNLRP proxies intend to vote or not vote consistent with the recommendation of the management of CNLRP. Those individuals named as proxies in the USRP proxies intend to vote or not vote consistent with the recommendation of the management of USRP.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This joint proxy statement/prospectus, including the documents incorporated herein by reference, contains “forward-looking statements” which represent USRP’s, CNLRP’s and the Income Funds’ expectations or beliefs, including, but not limited to, statements concerning industry performance and USRP’s, CNLRP’s and the Income Funds’ results, operations, performance, financial condition, plans, growth and strategies, which include, without limitation:

•	statements concerning implementation of the combined company’s business plan following the mergers;

•	statements concerning the combined company’s financial performance following the mergers;

•	statements concerning the combined company’s anticipated dividend policy following the mergers;

•	statements concerning the anticipated financial and other benefits of the mergers;

•	statements concerning the operating efficiencies or synergies, competitive positions and growth opportunities expected to be achieved following the mergers;

•	statements concerning the market for the combined company’s common stock and preferred stock following the mergers;

•	statements preceded or followed by or that include the words “may,” “will,” “expect,” “anticipate,” “intend,” “could,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology; and

•	the matters discussed in “Risk Factors” beginning on page 31.

Any statements contained in this joint proxy statement/prospectus or any document incorporated herein by reference that are not statements of historical fact may be deemed to be forward-looking statements. These statements by their nature involve substantial risks and uncertainties, some of which are beyond USRP’s, CNLRP’s and the Income Funds’ control, and actual results may differ materially depending on a variety of important factors, many of which are also beyond USRP’s, CNLRP’s and the Income Funds’ control. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus. None of USRP, CNLRP or the Income Funds undertakes any obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events.

CNL RESTAURANT PROPERTIES INC., AND SUBSIDIARIES

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information gives effect to the merger of CNLRP into USRP through an exchange of equity interests and the acquisition of each of the 18 Income Funds by USRP through a combination of cash and equity interests together with related financing transactions. This unaudited pro forma condensed consolidated financial information is based on estimates and assumptions set forth below in the notes to such information and has been prepared utilizing the historical financial statements of CNLRP, USRP and the historical combined financial information of the 18 Income Funds. This information should be read in conjunction with the summary historical financial information in the “Summary Financial Information” section of this joint proxy statement/prospectus. The unaudited pro forma condensed consolidated balance sheet assumes that the mergers and related financing transactions occurred on September 30, 2004, and the unaudited pro forma condensed consolidated statements of earnings assume that the mergers and related financing transactions had occurred as of January 1, 2003. In addition, it is expected that CNLRP will be considered the acquirer for accounting purposes and the presentation is prepared accordingly.

The mergers are conditioned, among other things, on the closing of the Income Fund mergers representing in the aggregate at least 75% of the total consideration that would be paid by USRP if all of the Income Fund mergers were consummated. There are in excess of 50,000 possible combinations of funds that meet this criteria, including the assumption that all Income Funds elect to participate (100% participation scenario). Additional pro forma financial information is presented to provide a balanced pro forma presentation as if the merger occurred with the combination of Income Funds that met the 75% criteria and produced the lowest combined historical cash flows from operating activities for the year ended December 31, 2003 (75% participation scenario). The pro forma presentations indicate that for the year ended December 31, 2003, if all of the 18 Income Funds participate in the transaction, cash from operating activities, assuming no changes in working capital, would be $82.9 million (100% participation scenario). If the 13 Income Funds that produced the lowest historical combined cash flows from operating activities and still met the 75% of consideration criteria participated, cash flow from operating activities, assuming no changes in working capital, would be $80.5 million (75% participation scenario).

The determination of the purchase price as well as the allocation of the amount to the assets acquired and liabilities assumed are preliminary and subject to change. The presentation of pro forma operating results does not reflect cost savings or synergies that may result and there can be no assurances that savings or synergies will occur. Examples of anticipated savings include the elimination of separate regulatory filings for the Income Funds and CNLRP as well as reductions in the cost of investor relations and administrative costs and executive compensation.

The unaudited condensed consolidated pro forma financial statements assume that the combined companies will continue to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code. As a REIT, the combined companies generally will not be subject to corporate level federal income tax on net income they distribute to its stockholders.

The unaudited pro forma condensed consolidated financial information for the 100% participation scenario beginning on page F-3 does not include income from discontinued operations of $41.3 million and $46.6 million for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively, which represent activities related to the sale of certain real estate properties including those purchased with the intent to sell. The unaudited pro forma condensed consolidated statement of earnings information for the 75% participation scenario beginning on page F-16 does not include income from discontinued operations of $39.5 million and $46.3 million for the nine months ended September 30, 2004 and the year ended December 31, 2003, respectively. It also does not purport to be indicative of the results which actually would have been obtained if the mergers had been effected on the dates indicated or of the results which may be obtained in the future.

CNL RESTAURANT PROPERTIES, INC. & SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

For the mergers between CNLRP and USRP and the acquisition of the 18 Income Funds

(100% participation)

as of September 30, 2004

(in thousands)

	Historical CNLRP	Historical USRP	Historical Income Funds	Pro Forma Merger Adjustments (2)		Adjusted Pro Forma
Assets
Real Estate Investments	$809,612	$470,345	$380,665	$289,072	a	$1,949,694
Mortgage, Equipment and Other Notes Receivable	305,164	19,943	257	—		325,364
Cash and Cash Equivalents	17,499	1,971	50,258	(27,473	)a	42,255
Restricted Cash	12,641	6,472	—	—		19,113
Receivables, Less Allowance for Doubtful Accounts	5,141	3,952	625	—		9,718
Accrued Rental Income	28,068	16,375	17,778	(34,153	)a	28,068
Goodwill	56,260	—	—	100,782	a	157,042
Other Assets	51,650	15,869	939	92,063	a	160,521

Total Assets	$1,286,035	$534,927	$450,522	$420,291		$2,691,775

Liabilities
Revolver	$12,000	$7,500	$—	$(19,500	)a	$—
Note Payable	164,942	307,199	—	465,000	a	937,141
Mortgage Warehouse Facilities	135,181	—	—	—		135,181
Subordinated Note Payable	21,875	—	—	—		21,875
Bonds Payable	410,650	—	—	—		410,650
Due To Related Parties	35,216	—	1,718	—		36,934
Other Payables	35,759	23,273	15,620	39,839	a	114,491

Total Liabilities	815,623	337,972	17,338	485,339		1,656,272

Minority Interest	6,637	1,021	10,815	—		18,473

Stockholders’ Equity
Preferred Stock	—	4	—	11	a	15
Common Stock	452	23	—	(417	)a	58
Capital In Excess of Par Value	826,627	401,048	—	152,586	a	1,380,261
Accumulated Other Comprehensive Loss	(13,793)	(832)	—	832	a	(13,793)
Accumulated Distributions in Excess of Net Earnings	(349,511)	(204,309)	—	204,309	a	(349,511)
Partners’ Capital	—	—	422,369	(422,369	)a	—

Total Stockholders’ Equity	463,775	195,934	422,369	(65,048)		1,017,030

Total Liabilities & Stockholders’ Equity	$1,286,035	$534,927	$450,522	$420,291		$2,691,775

CNL RESTAURANT PROPERTIES, INC. & SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

For the mergers between CNLRP and USRP and the acquisition of the 18 Income Funds

(100% participation)

For the Nine Months Ended September 30, 2004

(In thousands, except for per share data)

	Historical CNLRP	Historical USRP	Historical Income Funds	Pro Forma Merger Adjustments (3)		Adjusted Pro Forma
Revenues:
Rental and Earned Income from Operating and Capital Leases	$51,202	$46,866	$30,062	$631	a	$128,761
Interest Income from Mortgage, Equipment and Other Notes Receivable	23,773	1,370	—	—		25,143
Retail Revenues	—	44,129	—	—		44,129
Other Income	4,633	2,764	484	(852	)b	7,029

Total Revenues	79,608	95,129	30,546	(221)		205,062

Expenses:
General and Administrative	19,936	17,330	5,839	(852	)c	42,253
Interest Expense	36,070	13,787	—	21,162	d	71,019
Retail Costs	—	37,141	—	—		37,141
Depreciation and Amortization	8,822	16,607	4,454	5,990	e	35,873
Provision for Loss on Assets	4,419	555	87	—		5,061

Total Expenses	69,247	85,420	10,380	26,300		191,347

Income before Other Items	10,361	9,709	20,166	(26,521)		13,715

Other Items:
Gain on Sales of Assets	140	—	167	—		307
Equity in Earnings of Unconsolidated Joint Ventures/Minority Interest	(2,500)	(29)	3,990	—		1,461

Income from Continuing Operations	8,001	9,680	24,323	(26,521)		15,483

Dividends on preferred stock	—	(7,389)	—	(15,609	)f	(22,998)

Income(Loss) from Continuing Operations Allocable to Common Stockholders	$8,001	$2,291	$24,323	$(42,130)		$(7,515)

Income(Loss) per Share from Continuing Operations Allocable to Common Stockholders:
Basic	$0.18	$0.10	n/a	n/a		$(0.13)

Diluted	$0.18	$0.10	n/a	n/a		$(0.13)

Weighted average shares outstanding (g) :
Basic	45,249	22,552	n/a	n/a		57,584

Diluted	45,249	22,649	n/a	n/a		57,681

CNL RESTAURANT PROPERTIES, INC. & SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

For the mergers between CNLRP and USRP and the acquisition of the 18 Income Funds

(100% participation)

For the Year Ended December 31, 2003

(In thousands, except for per share data)

	Historical CNLRP	Historical USRP	Historical Income Funds	Pro Forma Merger Adjustments (4)		Adjusted Pro Forma
Revenues:
Rental and Earned Income from Operating and Capital Leases	$71,480	$59,280	$41,207	$842	a	$172,809
Interest Income from Mortgage, Equipment and Other Notes	32,540	3,078	—	—		35,618
Retail Revenues	—	53,626	—	—		53,626
Other Income	9,614	4,555	163	(1,025	)b	13,307

Total Revenues	113,634	120,539	41,370	(183)		275,360

Expenses:
General and Administrative	26,218	18,774	5,378	(1,025	)c	49,345
Interest Expense	50,576	20,126	—	28,075	d	98,777
Retail Costs	—	44,347	—	—		44,347
Depreciation and Amortization	12,326	20,582	5,851	7,987	e	46,746
Provision for Loss on Assets	13,649	1,230	442	—		15,321

Total Expenses	102,769	105,059	11,671	35,037		254,536

Income before Other Items	10,865	15,480	29,699	(35,220)		20,824

Other Items:
Gain/(Loss) on Sales of Assets	(157)	2,105	(2)	—		1,946
Equity in Earnings of Unconsolidated Joint Ventures/Minority Interest	(1,805)	(4,147)	4,947	—		(1,005)

Income from Continuing Operations	8,903	13,438	34,644	(35,220)		21,765

Dividends on preferred stock	—	(8,121)	—	(20,812	)f	(28,933)

Income(Loss) from Continuing Operations Allocable to Common Stockholders	$8,903	$5,317	$34,644	$(56,032)		$(7,168)

Income(Loss) per Share from Continuing Operations Allocable to Common Stockholders:
Basic	$0.20	$0.26	n/a	n/a		$(0.13)

Diluted	$0.20	$0.26	n/a	n/a		$(0.13)

Weighted average shares outstanding (g) :
Basic	45,249	20,229	n/a	n/a		55,261

Diluted	45,249	20,317	n/a	n/a		55,349

CNL RESTAURANT PROPERTIES, INC. AND SUBSIDIARIES

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 100% PARTICIPATION SCENARIO

In thousands except per share data

1. Basis of Presentation and Accounting Treatment

Upon completion of the mergers the former common stockholders of CNLRP will own approximately 60.7% and the former common stockholders of USRP will own approximately 39.3% of the outstanding common stock of the combined company on a fully diluted basis. In addition, the current directors of CNLRP will make up a majority of the board of directors and the current executive officers of CNLRP will manage the combined company. The pro forma presentation assumes that the merger will be accounted for using the purchase method of accounting, with CNLRP treated as the acquirer for accounting purposes. The assets and liabilities of CNLRP will continue to be recorded at historical values without restatement to fair values. The assets and liabilities of USRP will be recorded at their estimated fair values at the date of the merger, with the excess of the purchase price over the sum of such fair values recorded as goodwill, in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations” (“FAS 141”). For this purpose, the purchase price is based upon the market capitalization of USRP using an average trading price of USRP common stock and traded preferred stock for the day before and the day of the announcement of the proposed merger on August 9, 2004, as well as the estimated market values for the existing Series B preferred stock of USRP plus certain merger related costs incurred by CNLRP. Reported historical information of the combined company will be that of CNLRP in future financial statements. The Income Fund mergers will also be accounted for using the purchase method of accounting and the assets and liabilities of the Income Funds will be recorded at their estimated fair values at the date of the mergers in a manner consistent with that of USRP described above.

In connection with the allocation of the purchase price to the real estate, the following methodology was utilized:

•	The fair value of land and building was estimated as if the property were vacant. The land was valued at estimated appraised value and the building was valued at estimated replacement cost less depreciation.

•	For properties currently under lease, an analysis was performed to determine whether the current lease terms were at an above or below market rate and an asset or liability, respectively, was determined using discounted cash flows.

•	For properties currently under lease, the value associated with having a lease in place was estimated by evaluating the present value of the lost rents for each property that would have resulted if the properties had to be constructed.

•	The benefit of having a tenant in each specific property with a high likelihood of renewing the lease at the end of the current term was evaluated and a value determined using the present value of rents during a standard re-lease period.

2. Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet

The following describes the unaudited pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2004, as if the merger was consummated on such date.

(i) the adjustments needed to record the assets and liabilities of the 18 Income Funds at their estimated fair values; and the related cash disbursement and equity interests used to fund the purchase;

(ii) the adjustments needed to record the assets and liabilities of USRP at their estimated fair values;

(iii) the adjustments needed to record the exchange of equity interests in accordance with the terms of the merger agreement between CNLRP and USRP;

CNL RESTAURANT PROPERTIES, INC. AND SUBSIDIARIES

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 100% PARTICIPATION SCENARIO—(Continued)

In thousands except per share data

(iv) the issuance of additional debt in connection with the acquisition of the 18 Income Funds reflected in (i) above and the repayment of certain outstanding obligations.

(a) The following presentation summarizes the pro forma adjustments relating to each of the transactions described above:

	Income Funds (i) Pro Forma Adjustment	USRP (ii) Pro Forma Adjustment	CNLRP (iii) Pro Forma Adjustment	Financing (iv) Pro Forma Adjustment	Total
Real Estate Investments	$109,407	$179,665	$—	$—	$289,072
Cash	(451,410)	(8,000)	—	431,937	(27,473)
Accrued Rental Income	(17,778)	(16,375)	—	—	(34,153)
Goodwill	—	100,782	—	—	100,782
Other Assets	37,729	40,771	—	13,563	92,063

	$(322,052)	$296,843	$—	$445,500	$420,291

	Income Funds (i) Pro Forma Adjustment	USRP (ii) Pro Forma Adjustment	CNLRP (iii) Pro Forma Adjustment	Financing (iv) Pro Forma Adjustment	Total
Revolver	$—	$—	$—	$(19,500)	$(19,500)
Note Payable	—	—	—	465,000	465,000
Other Payables	12,079	27,760	—	—	39,839
Preferred Stock	4	—	7	—	11
Common Stock	—	—	(417)	—	(417)
Capital in Excess of Par Value	88,234	63,942	410	—	152,586
Accumulated Other Comprehensive Loss	—	832	—	—	832
Accumulated Distributions in Excess of Net Earnings	—	204,309	—	—	204,309
Partners’ Capital	(422,369)	—	—	—	(422,369)

	$(322,052)	$296,843	$—	$445,500	$420,291

Additional disclosures relating to each transaction follows:

(i) The purchase price for the 18 Income Funds was determined as follows:

Preferred Share Consideration (3,750 shares at $23.53 per share)	$88,238
Cash Consideration	450,000
Transaction Costs	1,410

Purchase Price including transaction costs	$539,648

The purchase price for the Income Funds has been allocated between assets, liabilities and intangible assets based on the initial estimates of fair value that have been performed by CNLRP. These allocations are preliminary and may not be indicative of the final allocations by CNLRP. CNLRP anticipates finalizing these allocations during the latter part of 2005. These allocations are contingent on the composition of the assets

CNL RESTAURANT PROPERTIES, INC. AND SUBSIDIARIES

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 100% PARTICIPATION SCENARIO—(Continued)

In thousands except per share data

acquired and market conditions on the merger date. A change in the final allocation from what is presented in these Unaudited Pro Forma Condensed Consolidated Financial Statements may result in an increase or decrease in identified intangible assets. The following is a summary of the purchase price allocation and the exchange of the equity interests in accordance with the merger agreement to reflect the acquisition of the Income Funds.

	Income Funds Historical	Fair Value	Income Funds (i) Pro Forma Adjustment
Assets:
Real Estate Investments	$380,665	$490,072	$109,407
Receivables	625	625	—
Cash	50,258	50,258	—
Mortgage, Equipment and Other Notes Receivable	257	257	—
Accrued Rental Income	17,778	—	(17,778)
Other Assets:
Above Market Leases	—	22,686	22,686
Leases in Place	—	11,652	11,652
Tenant Relationships	—	4,330	4,330
Other	939	—	(939)

Liabilities and Equity:
Due to related parties	1,718	1,718	—
Other Liabilities:
Below Market Leases	—	12,250	12,250
Other	15,620	15,449	(171)
Minority interest	10,815	10,815	—
Preferred Stock (Series A)	—	4	4
Additional paid in capital	—	88,234	88,234
Partner’s Capital	422,369	—	(422,369)

(ii) The purchase price relating to the exchange of interests between USRP and CNLRP is based on the fair market value of the equity interests in USRP determined using average market prices before and after the announcement of the transaction plus the transaction costs incurred by CNLRP.

Equity Interest	Shares	Price	Total Market Value
Preferred Stock (Series A)	4,084	$23.53	$96,096
Preferred Stock (Series B)	25	$1,000.00	25,000
Common Stock	22,567	$15.24	343,921

			465,017
Transaction costs			8,000

			$473,017

The following reflects the adjustment of the assets, liabilities and intangible assets of USRP to estimated fair value based on the purchase price including transaction costs and estimated severance liabilities. The revaluation has been allocated between assets, liabilities and intangible assets based on the initial estimates of fair value.

CNL RESTAURANT PROPERTIES, INC. AND SUBSIDIARIES

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 100% PARTICIPATION SCENARIO—(Continued)

In thousands except per share data

These allocations are preliminary and may not be indicative of the final allocations. CNLRP anticipates finalizing these allocations during the latter part of 2005. These allocations are contingent on the composition of the assets acquired and market conditions on the merger date. A change in the final allocation from what is presented in these Unaudited Pro Forma Condensed Consolidated Financial Statements may result in an increase or decrease in identified intangible assets. The following is a summary of the purchase price adjustment for USRP.

	USRP Historical	Fair Value		USRP (ii) Pro Forma Adjustment
Assets:
Real Estate Investment	$470,345	$650,010		$179,665
Mortgage, Equipment and Other Notes Receivable	19,943	19,943		—
Cash and Cash Equivalents	1,971	(6,029	)(1)	(8,000)
Restricted Cash	6,472	6,472		—
Receivables	3,952	3,952		—
Accrued Rental Income	16,375	—		(16,375)
Goodwill	—	100,782		100,782
Other Assets:
Above Market Leases	—	35,347		35,347
Leases in Place	—	6,604		6,604
Tenant Relationships	—	6,199		6,199
Other	15,869	8,490		(7,379)

(1)	Includes $8,000 reduction in cash to reflect payment of merger related costs incurred by CNLRP.

	USRP Historical	Fair Value	USRP (ii) Pro Forma Adjustment
Liabilities and Equity:
Revolver	$7,500	$7,500	$—
Note Payable	307,199	307,199	—
Other Liabilities:
Below Market Leases	—	25,756	25,756
Severance Liability	—	2,004	2,004
Other	23,273	23,273	—
Minority Interest	1,021	1,021	—
Common Stock – Par Value	4	4	—
Preferred Stock – Par Value	23	23	—
Capital In Excess of Par Value	401,048	464,990	63,942
Accumulated Other Comprehensive Loss	(832)	—	832
Accumulated Distributions in Excess of Net Earnings	(204,309)	—	204,309

CNL RESTAURANT PROPERTIES, INC. AND SUBSIDIARIES

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 100% PARTICIPATION SCENARIO—(Continued)

In thousands except per share data

(iii) The following adjustment reflects the conversion of 45,249 CNLRP common shares into 35,032 USRP common shares and 7,240 USRP Preferred Shares Series C, using an exchange rate of 0.7742 for common shares and 0.16 per preferred shares.

	CNLRP Historical	Merger Re- Allocation	CNLRP (iii) Pro Forma Adjustment
Preferred Stock (Series C)	$—	$7	$7
Common Stock	452	35	(417)
Capital in Excess of Par	826,627	827,037	410

	$827,079	$827,079	$—

(iv) In connection with the merger transactions the Company expects to enter into a series of financings consisting of a net lease securitization, a term loan and the issuance of high yield notes. The interest rates are expected to range from 4.8% to 7.50% with maturities ranging from five to ten years. The following is a summary of the use of proceeds:

Loan Proceeds	$500,000
Repayment of USRP Term B Loan	(35,000)
Repayment of CNLRP and USRP Revolver	(19,500)

Cash Proceeds Before Loan Costs	$445,500
Loan Costs (2)	(13,563)

Net Cash Proceeds	$431,937

(2)	Includes $937 in costs for a new revolving credit facility with a total unused capacity of $75,000.

3.	Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Earnings for the Nine Months Ended September 30, 2004

The following describes the pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the nine months ended September 30, 2004, as if the mergers were consummated as of January 1, 2003.

(a) Represents rental income adjustments resulting from the straight-lining of scheduled rent increases as if the real estate had been acquired on January 1, 2003 and the amortization of the intangible assets relating to above market leases of $58,033 and liabilities relating to below market leases of $38,006 on a straight-line basis over the remaining lease terms which range from 4 to 12 years:

Accrued rental income	$2,238
Net amortization of above/below market leases	(1,607)

$631

CNL RESTAURANT PROPERTIES, INC. AND SUBSIDIARIES

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 100% PARTICIPATION SCENARIO—(Continued)

In thousands except per share data

(b) Represents the elimination of the following intercompany fees between CNLRP and the Income Funds.

Other Income:
Reimbursement of administrative cost	$(644)
Management fees	(208)

$(852)

(c) Represents the elimination of intercompany expenses between the Income Funds and CNLRP. No pro forma adjustments were made for anticipated savings from operating as one company such as the elimination of separate regulatory filings for the Income Funds and CNLRP, or for reductions in the cost of investor relations, administrative costs or executive compensation.

Income Funds
General and Administrative:
Reimbursement of administrative costs	$(644)
Management fees	(208)

$(852)

(d) Reflects the adjustments to interest expense and loan cost amortization based on the financing described in Note 2(a)(iv):

	Balance	Estimated Blended Rate	Estimate Expense Interest/Loan Cost Amortization
Estimated interest on proposed financing	$500,000	6.066%	$22,748
Elimination of interest expense on USRP Term B Loan	(35,000)	5.340%	(1,402)
Elimination of interest expense on USRP and CNLRP Revolvers	(19,500)	4.471%	(654)
Unused commitment fee	—	—	141
Estimated loan cost amortization	—	—	1,865
Reversal of historical loan cost amortization	—	—	(1,536)

			$21,162

In the event the interest rate increases by one-eighth of one percent, the pro forma adjustment for interest expense would increase by $469.

CNL RESTAURANT PROPERTIES, INC. AND SUBSIDIARIES

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 100% PARTICIPATION SCENARIO—(Continued)

In thousands except per share data

(e) The following summarizes the estimated adjustments to depreciation of real estate assets and amortization of identifiable intangibles using the straight-line method relating to the merger between CNLRP and USRP and the acquisition of the Income Funds:

	USRP	Income Funds	Total
Increase in basis:
Land	$84,029	$60,203	$144,232
Building	95,636	49,204	144,840
Leases in Place	6,604	11,652	18,256
Tenant Relationships	6,199	4,330	10,529

	$192,468	$125,389	$317,857

Estimated Increase in Depreciation and Amortization Expense
Buildings (30 years)	$2,391	$1,230	$3,621
Leases in Place and Tenant Relationship (3)	800	1,569	2,369

Estimated adjustment	$3,191	$2,799	$5,990

(3)	Average life used was 12 years for USRP and a range of four to 11 years for the Income Funds.

(f) Represents additional dividends relating to preferred stock issued in connection with the merger between CNLRP and USRP and the acquisition of the Income Funds:

Preferred Stock (Series A):
3,750 shares at $1.93 per share	$5,428
Preferred Stock (Series C):
7,240 shares at $1.875 per share	10,181

$15,609

(g) Reflects conversion of historical weighted average shares outstanding to pro forma weighted average shares outstanding as follows:

	Basic	Diluted
USRP historical shares	22,552	22,649
Pro forma common shares issued to CNLRP	35,032	35,032
Preferred equivalents – Series C (pro forma)	—	7,240
Preferred equivalents – Series C (pro forma) – antidilutive	—	(7,240)
Preferred equivalents – Series A (pro forma)	—	3,750
Preferred equivalents – Series A (pro forma) – antidilutive	—	(3,750)

Pro forma shares	57,584	57,681

CNL RESTAURANT PROPERTIES, INC. AND SUBSIDIARIES

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 100% PARTICIPATION SCENARIO—(Continued)

In thousands except per share data

4.	Adjustments to Pro Forma Condensed Consolidated Statements of Earnings for the Year Ended December 31, 2003.

The following describes the pro forma adjustments to the Pro Forma Condensed Consolidated Statement of Earnings for the year ended December 31, 2003, as if the mergers were consummated as of January 1, 2003.

(a) Represents rental income adjustments resulting from the straight-lining of scheduled rent increases as if the real estate had been acquired on January 1, 2003 and the amortization of the intangible assets relating to above market leases of $58,033 and liabilities relating to below market leases of $38,006 on a straight-line basis over the remaining lease terms which range from four to 12 years.

Total
Rental Income:
Accrued rental income	$2,984
Net amortization of above/below market leases	(2,142)

$842

(b) Represents the elimination of intercompany fees between CNLRP and the Income Funds:

Other Income:
Reimbursement of administrative cost	$(743)
Management fees	(282)

$(1,025)

(c) Represents the elimination of intercompany expenses between the Income Funds and CNLRP. No pro forma adjustments were made for anticipated savings for operating as one company such as the elimination of separate regulatory filings for the Income Funds and CNLRP, or for the reductions in the cost of investor relations, administrative costs or executive compensation.

Income Funds
General and Administrative:
Reimbursement of administrative costs	$(743)
Management fees	(282)

$(1,025)

CNL RESTAURANT PROPERTIES, INC. AND SUBSIDIARIES

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 100% PARTICIPATION SCENARIO—(Continued)

In thousands except per share data

(d) Reflects the adjustments to interest expense and loan cost amortization based on the financing described in Note 4(a)(iv):

	Balance	Estimated Blended Rate	Estimated Expense Interest/Loan Cost Amortization
Estimated interest on bridge financing	$500,000	6.066%	$30,330
Elimination of interest expense on USRP Term B Loan	(35,000)	5.340%	(1,869)
Elimination of interest expense on USRP and CNLRP Revolvers	(19,500)	4.471%	(872)
Unused commitment fee	—	—	188
Estimated loan cost amortization	—	—	2,486
Reversal of historical loan cost amortization	—	—	(2,188)

			$28,075

In the event the interest rate increases by one-eighth of one percent, the pro forma adjustment for interest expense would increase by $625.

(e) The following summarizes the estimated adjustments to depreciation of real estate assets and amortization of identifiable intangibles using the straight-line method relating to the merger with USRP and the acquisition of the Income Funds:

	USRP	Income Funds	Total
Increase in basis:
Land	$84,029	$60,203	$144,232
Building	95,636	49,204	144,840
Leases in Place	6,604	11,652	18,256
Tenant Relationships	6,199	4,330	10,529

	$192,468	$125,389	$317,857

Estimated Increase in Depreciation and Amortization Expense:
Buildings (30 years)	$3,188	$1,640	$4,828
Leases in Place and Tenant Relationship (4)	1,067	2,092	3,159

Estimated adjustment	$4,255	$3,732	$7,987

(4)	Average life used was 12 years for USRP and a range of four to 11 years for the Income Funds.

CNL RESTAURANT PROPERTIES, INC. AND SUBSIDIARIES

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 100% PARTICIPATION SCENARIO—(Continued)

In thousands except per share data

(f) Represents additional dividends relating to preferred stock issued in connection with the merger between CNLRP and USRP and the acquisition of the Income Funds:

Preferred Stock (Series A):
3,750 shares at $1.93 per share	$7,236
Preferred Stock (Series C):
7,240 shares at $1.875 per share	13,576

$20,812

(g) Reflects conversion of historical weighted average shares outstanding to pro forma weighted average shares outstanding as follows:

	Basic	Diluted
USRP historical shares	20,229	20,317
Pro forma common shares issued to CNLRP	35,032	35,032
Preferred equivalents – Series C (pro forma)	—	7,240
Preferred equivalents – Series C (pro forma) – antidilutive	—	(7,240)
Preferred equivalents – Series A (pro forma)	—	3,750
Preferred equivalents – Series A (pro forma) – antidilutive	—	(3,750)

Pro forma shares	55,261	55,349

CNL RESTAURANT PROPERTIES, INC. & SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

For the mergers between CNLRP and USRP and the acquisition of the 13 Income Funds

(75% participation)

as of September 30, 2004

(in thousands)

	Historical CNLRP	Historical USRP	Historical Income Funds	Pro Forma Merger Adjustments (2)		Adjusted Pro Forma
Assets
Real Estate Investments	$809,612	$470,345	$279,779	$263,916	a	$1,823,652
Mortgage, Equipment and Other Notes Receivable	305,164	19,943	—	—		325,107
Cash and Cash Equivalents	17,499	1,971	38,445	(24,805	)a	33,110
Restricted Cash	12,641	6,472	—	—		19,113
Receivables, Less Allowance for Doubtful Accounts	5,141	3,952	466	—		9,559
Accrued Rental Income	28,068	16,375	13,901	(30,276	)a	28,068
Goodwill	56,260	—	—	100,782	a	157,042
Other Assets	51,650	15,869	637	82,043	a	150,199

Total Assets	$1,286,035	$534,927	$333,228	$391,660		$2,545,850

Liabilities
Revolver	$12,000	$7,500	—	(19,500	)a	—
Note Payable	164,942	307,199	—	353,050	a	825,191
Mortgage Warehouse Facilities	135,181	—	—	—		135,181
Subordinated Note Payable	21,875	—	—	—		21,875
Bonds Payable	410,650	—	—	—		410,650
Due To Related Parties	35,216	—	1,325	—		36,541
Other Payables	35,759	23,273	11,342	38,067	a	108,441

Total Liabilities	815,623	337,972	12,667	371,617		1,537,879

Minority Interest	6,637	1,021	5,236	—		12,894

Stockholders’ Equity
Preferred Stock	—	4	—	10	a	14
Common Stock	452	23	—	(417	)a	58
Capital In Excess of Par Value	826,627	401,048	—	130,634	a	1,358,309
Accumulated Other Comprehensive Loss	(13,793)	(832)	—	832	a	(13,793)
Accumulated Distributions in Excess of Net Earnings	(349,511)	(204,309)	—	204,309	a	(349,511)
Partners’ Capital	—	—	315,325	(315,325	)a	—

Total Stockholders’ Equity	463,775	195,934	315,325	20,043		995,077

Total Liabilities & Stockholders’ Equity	$1,286,035	$534,927	$333,228	$391,660		$2,545,850

CNL RESTAURANT PROPERTIES, INC. & SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

For the mergers between CNLRP and USRP and the acquisition of the 13 Income Funds

(75% participation)

For the Nine Months Ended September 30, 2004

(In thousands, except for per share data)

	Historical CNLRP	Historical USRP	Historical Income Funds	Pro Forma Merger Adjustments (3)		Adjusted Pro Forma
Revenues:
Rental and Earned Income from Operating and Capital Leases	$51,202	$46,866	$22,021	$618	a	$120,707
Interest Income from Mortgage, Equipment and Other Notes Receivable	23,773	1,370	—	—		25,143
Retail Revenues	—	44,129	—	—		44,129
Other Income	4,633	2,764	453	(691	)b	7,159

Total Revenues	79,608	95,129	22,474	(73)		197,138

Expenses:
General and Administrative	19,936	17,330	4,291	(691	)c	40,866
Interest Expense	36,070	13,787	—	15,721	d	65,578
Retail Costs	—	37,141	—	—		37,141
Depreciation and Amortization	8,822	16,607	3,255	5,288	e	33,972
Provision for Loss on Assets	4,419	555	87	—		5,061

Total Expenses	69,247	85,420	7,633	20,318		182,618

Income before Other Items	10,361	9,709	14,841	(20,391)		14,520

Other Items:
Gain on Sales of Assets	140	—	167	—		307
Equity in Earnings of Unconsolidated Joint Ventures/Minority Interest	(2,500)	(29)	3,184	—		655

Income from Continuing Operations	8,001	9,680	18,192	(20,391)		15,482

Dividends on preferred stock	—	(7,389)	—	(14,259	)f	(21,648)

Income(Loss) from Continuing Operations Allocable to Common Stockholders	$8,001	$2,291	$18,192	$(34,650)		$(6,166)

Income(Loss) per Share from Continuing Operations Allocable to Common Stockholders:
Basic	$0.18	$0.10	n/a	n/a		$(0.11)

Diluted	$0.18	$0.10	n/a	n/a		$(0.11)

Weighted average shares outstanding (g) :
Basic	45,249	22,552	n/a	n/a		57,584

Diluted	45,249	22,649	n/a	n/a		57,681

CNL RESTAURANT PROPERTIES, INC. & SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

For the mergers between CNLRP and USRP and the acquisition of the 13 Income Funds

(75% participation)

For the Year Ended December 31, 2003

(In thousands, except for per share data)

	Historical CNLRP	Historical USRP	Historical Income Funds	Pro Forma Merger Adjustments (4)		Adjusted Pro Forma
Revenues:
Rental and Earned Income from Operating and Capital Leases	$71,480	$59,280	$30,169	$824	a	$161,753
Interest Income from Mortgage, Equipment and Other Notes	32,540	3,078	—	—		35,618
Retail Revenues	—	53,626	—	—		53,626
Other Income	9,614	4,555	70	(823	)b	13,416

Total Revenues	113,634	120,539	30,239	1		264,413

Expenses:
General and Administrative	26,218	18,774	3,861	(823	)c	48,030
Interest Expense	50,576	20,126	—	20,819	d	91,521
Retail Costs	—	44,347	—	—		44,347
Depreciation and Amortization	12,326	20,582	4,298	7,050	e	44,256
Provision for Loss on Assets	13,649	1,230	442	—		15,321

Total Expenses	102,769	105,059	8,601	27,046		243,475

Income before Other Items	10,865	15,480	21,638	(27,045)		20,938

Other Items:
Gain/(Loss) on Sales of Assets	(157)	2,105	(2)	—		1,946
Equity in Earnings of Unconsolidated Joint Ventures/Minority Interest	(1,805)	(4,147)	3,604	—		(2,348)

Income from Continuing Operations	8,903	13,438	25,240	(27,045)		20,536

Dividends on preferred stock	—	(8,121)	—	(19,011	)f	(27,132)

Income(Loss) from Continuing Operations Allocable to Common Stockholders	$8,903	$5,317	$25,240	$(46,056)		$(6,596)

Income(Loss) per Share from Continuing Operations Allocable to Common Stockholders:
Basic	$0.20	$0.26	n/a	n/a		$(0.12)

Diluted	$0.20	$0.26	n/a	n/a		$(0.12)

Weighted average shares outstanding (g) :
Basic	45,249	20,229	n/a	n/a		55,261

Diluted	45,249	20,317	n/a	n/a		55,349

CNL RESTAURANT PROPERTIES, INC. AND SUBSIDIARIES

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 75% PARTICIPATION SCENARIO

In thousands except per share data

1. Basis of Presentation and Accounting Treatment

Upon completion of the mergers the former common stockholders of CNLRP will own approximately 60.7% and the former common stockholders of USRP will own approximately 39.3% of the outstanding common stock of the combined company on a fully diluted basis. In addition, the current directors of CNLRP will make up a majority of the board of directors and the current executive officers of CNLRP will manage the combined company. The pro forma presentation assumes that the merger will be accounted for using the purchase method of accounting, with CNLRP treated as the acquirer for accounting purposes. The assets and liabilities of CNLRP will continue to be recorded at historical values without restatement to fair values. The assets and liabilities of USRP will be recorded at their estimated fair values at the date of the merger, with the excess of the purchase price over the sum of such fair values recorded as goodwill, in accordance with Statement of Financial Accounting Standards No. 141 “Business Combinations” (“FAS 141”). For this purpose, the purchase price is based upon the market capitalization of USRP using an average trading price of USRP common stock and traded preferred stock for the day before and the day of the announcement of the proposed merger on August 9, 2004, as well as the estimated market values for the existing Series B preferred stock of USRP plus certain merger related costs incurred by CNLRP. Reported historical information of the combined company will be that of CNLRP in future financial statements. The Income Fund mergers will also be accounted for using the purchase method of accounting and the assets and liabilities of the Income Funds will be recorded at their estimated fair values at the date of the mergers in a manner consistent with that of USRP described above.

In connection with the allocation of the purchase price to the real estate, the following methodology was utilized:

•	The fair value of land and building was estimated as if the property were vacant. The land was valued at estimated appraised value and the building was valued at estimated replacement cost less depreciation.

•	For properties currently under lease, an analysis was performed to determine whether the current lease terms were at an above or below market rate and an asset or liability, respectively, was determined using discounted cash flows.

•	For properties currently under lease, the value associated with having a lease in place was estimated by evaluating the present value of the lost rents for each property that would have resulted if the properties had to be constructed.

•	The benefit of having a tenant in each specific property with a high likelihood of renewing the lease at the end of the current term was evaluated and a value determined using the present value of rents during a standard re-lease period.

2. Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet

The following describes the unaudited pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2004, as if the merger was consummated on such date.

(i) the adjustments needed to record the assets and liabilities of the 13 Income Funds at their estimated fair values and the related cash disbursement and equity interests used to fund the purchase;

(ii) the adjustments needed to record the assets and liabilities of USRP at their estimated fair values;

(iii) the adjustments needed to record the exchange of equity interests in accordance with the terms of the merger agreement between CNLRP and USRP;

CNL RESTAURANT PROPERTIES, INC. AND SUBSIDIARIES

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 75% PARTICIPATION SCENARIO—(Continued)

In thousands except per share data

(iv) the issuance of additional debt in connection with the acquisition of the 13 Income Funds reflected in (i) above and the repayment of certain outstanding obligations.

(a) The following presentation summarizes the pro forma adjustments relating to each of the transactions described above:

	Income Funds (i) Pro Forma Adjustment	USRP (ii) Pro Forma Adjustment	CNLRP (iii) Pro Forma Adjustment	Financing (iv) Pro Forma Adjustment	Total
Real Estate Investments	$84,251	$179,665	$—	$—	$263,916
Cash	(339,452)	(8,000)	—	322,647	(24,805)
Accrued Rental Income	(13,901)	(16,375)	—	—	(30,276)
Goodwill	—	100,782	—	—	100,782
Other Assets	30,369	40,771	—	10,903	82,043

	$(238,733)	$296,843	$—	$333,550	$391,660

	Income Funds (i) Pro Forma Adjustment	USRP (ii) Pro Forma Adjustment	CNLRP (iii) Pro Forma Adjustment	Financing (iv) Pro Forma Adjustment	Total
Revolver	$—	$—	$—	$(19,500)	$(19,500)
Note Payable	—	—	—	353,050	353,050
Other Payables	10,307	27,760	—	—	38,067
Preferred Stock	3	—	7	—	10
Common Stock	—	—	(417)	—	(417)
Capital in Excess of Par Value	66,282	63,942	410	—	130,634
Accumulated Other Comprehensive Loss	—	832	—	—	832
Accumulated Distributions in Excess of Net Earnings	—	204,309	—	—	204,309
Partners’ Capital	(315,325)	—	—	—	(315,325)

	$(238,733)	$296,843	$—	$333,550	$391,660

Additional disclosures relating to each transaction follows:

(i) The purchase price for the 13 Income Funds was determined as follows:

Preferred Share Consideration (2,817 shares at $23.53 per share)	$66,284
Cash Consideration	338,042
Transaction Costs	1,410

Purchase Price including transaction costs	$405,736

The purchase price for the Income Funds has been allocated between assets, liabilities and intangible assets based on the initial estimates of fair value that have been performed by CNLRP. These allocations are preliminary and may not be indicative of the final allocations by CNLRP. CNLRP anticipates finalizing these

CNL RESTAURANT PROPERTIES, INC. AND SUBSIDIARIES

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 75% PARTICIPATION SCENARIO—(Continued)

In thousands except per share data

allocations during the latter part of 2005. These allocations are contingent on the composition of the assets acquired and market conditions on the merger date. A change in the final allocation from what is presented in these Unaudited Pro Forma Condensed Consolidated Financial Statements may result in an increase or decrease in identified intangible assets. The following is a summary of the purchase price allocation and the exchange of the equity interests in accordance with the merger agreement to reflect the acquisition of the Income Funds.

	Income Funds Historical	Fair Value	Income Funds (i) Pro Forma Adjustment
Assets:
Real Estate Investments	$279,779	$364,030	$84,251
Receivables	466	466	—
Cash	38,445	38,445	—
Accrued Rental Income	13,901	—	(13,901)
Other Assets:
Above Market Leases	—	17,809	17,809
Leases in Place	—	9,976	9,976
Tenant Relationships	—	3,221	3,221
Other	637	—	(637)

Liabilities and Equity:
Due to related parties	1,325	1,325	—
Other Liabilities:
Below Market Leases	—	10,396	10,396
Other	11,342	11,253	(89)
Minority interest	5,236	5,236	—
Preferred Stock (Series A)	—	3	3
Additional paid in capital	—	66,282	66,282
Partner’s Capital	315,325	—	(315,325)

(ii) The purchase price relating to the exchange of interests between USRP and CNLRP is based on the fair market value of the equity interests in USRP determined using average market prices before and after the announcement of the transaction plus the transaction costs incurred by CNLRP.

	Shares	Price	Total Market Value
Equity Interest
Preferred Stock (Series A)	4,084	$23.53	$96,096
Preferred Stock (Series B)	25	$1,000.00	25,000
Common Stock	22,567	$15.24	343,921

			465,017
Transaction costs			8,000

			$473,017

The following reflects the adjustment of the assets, liabilities and intangible assets of USRP to estimated fair value based on the purchase price including transaction costs and estimated severance liabilities. The revaluation has been allocated between assets, liabilities and intangible assets based on the initial estimates of fair value.

CNL RESTAURANT PROPERTIES, INC. AND SUBSIDIARIES

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 75% PARTICIPATION SCENARIO—(Continued)

In thousands except per share data

These allocations are preliminary and may not be indicative of the final allocations. CNLRP anticipates finalizing these allocations during the latter part of 2005. These allocations are contingent on the composition of the assets acquired and market conditions on the merger date. A change in the final allocation from what is presented in these Unaudited Pro Forma Condensed Consolidated Financial Statements may result in an increase or decrease in identified intangible assets. The following is a summary of the purchase price adjustment for USRP.

	USRP Historical	Fair Value		USRP (ii) Pro Forma Adjustment
Assets:
Real Estate Investment	$470,345	$650,010		$179,665
Mortgage, Equipment and Other Notes Receivable	19,943	19,943		—
Cash and Cash Equivalents	1,971	(6,029	)(1)	(8,000)
Restricted Cash	6,472	6,472		—
Receivables	3,952	3,952		—
Accrued Rental Income	16,375	—		(16,375)
Goodwill	—	100,782		100,782
Other Assets:
Above Market Leases	—	35,347		35,347
Leases in Place	—	6,604		6,604
Tenant Relationships	—	6,199		6,199
Other	15,869	8,490		(7,379)

(1)	Includes $8,000 reduction in cash to reflect payment of merger related costs incurred by CNLRP.

	USRP Historical	Fair Value	USRP (ii) Pro Forma Adjustment
Liabilities and Equity:
Revolver	$7,500	$7,500	$—
Note Payable	307,199	307,199	—
Other Liabilities:
Below Market Leases	—	25,756	25,756
Severance Liability	—	2,004	2,004
Other	23,273	23,273	—
Minority Interest	1,021	1,021	—
Common Stock – Par Value	4	4	—
Preferred Stock – Par Value	23	23	—
Capital In Excess of Par Value	401,048	464,990	63,942
Accumulated Other Comprehensive Loss	(832)	—	832
Accumulated Distributions in Excess of Net Earnings	(204,309)	—	204,309

CNL RESTAURANT PROPERTIES, INC. AND SUBSIDIARIES

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 75% PARTICIPATION SCENARIO—(Continued)

In thousands except per share data

(iii) The following adjustment reflects the conversion of 45,249 CNLRP common shares into 35,032 USRP common shares and 7,240 USRP Preferred Shares Series C, using an exchange rate of 0.7742 for common shares and 0.16 for preferred shares.

	CNLRP Historical	Merger Re- Allocation	CNLRP (iii) Pro Forma Adjustment
Preferred Stock (Series C)	$—	$7	$7
Common Stock	452	35	(417)
Capital in Excess of Par	826,627	827,037	410

	827,079	$827,079	$—

(iv) In connection with the merger transactions the Company expects to enter into a series of financings consisting of a net lease securitization, a term loan and the issuance of high yield notes. The interest rates are expected to range from 4.8% to 7.5% with maturities ranging from five to ten years. The following is a summary of the use of proceeds:

Loan Proceeds	$388,050
Repayment of USRP Term B Loan	(35,000)
Repayment of CNLRP and USRP Revolver	(19,500)

Cash Proceeds Before Loan Costs	$333,550
Loan Costs (2)	(10,903)

Net Cash Proceeds	$322,647

(2)	Includes $937 in costs for a new revolving credit facility with a total unused capacity of $75,000.

3.	Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Earnings for the Nine Months Ended September 30, 2004

The following describes the unaudited pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the nine months ended September 30, 2004, as if the mergers were consummated as of January 1, 2003.

(a) Represents rental income adjustments resulting from the straight-lining of scheduled rent increases as if the real estate had been acquired on January 1, 2003 and the amortization of the intangible assets relating to above market leases of $53,156 and liabilities relating to below market leases of $36,152 on a straight-line basis over the remaining lease terms which range from four to 12 years:

Accrued rental income	$1,818
Net amortization of above/below market leases	(1,200)

$618

CNL RESTAURANT PROPERTIES, INC. AND SUBSIDIARIES

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 75% PARTICIPATION SCENARIO—(Continued)

In thousands except per share data

(b) Represents the elimination of the following intercompany fees between CNLRP and the Income Funds.

Other Income:
Reimbursement of administrative cost	$(483)
Management fees	(208)

$(691)

(c) Represents the elimination of intercompany expenses between the Income Funds and CNLRP. No pro forma adjustments were made for anticipated savings from operating as one company such as the elimination of separate regulatory filings for the Income Funds and CNLRP, or for reductions in the cost of investor relations, administrative costs or executive compensation.

Income Funds
General and Administrative:
Reimbursement of administrative costs	$(483)
Management fees	(208)

$(691)

(d) Reflects the adjustments to interest expense and loan cost amortization based on the financing described in Note 2(a)(iv):

	Balance	Estimated Blended Rate	Estimate Expense Interest/Loan Cost Amortization
Estimated interest on proposed financing	$388,050	6.066%	$17,655
Elimination of interest expense on USRP Term B Loan	(35,000)	5.340%	(1,402)
Elimination of interest expense on USRP and CNLRP Revolvers	(19,500)	4.471%	(654)
Unused commitment fee	—	—	141
Estimated loan cost amortization	—	—	1,517
Reversal of historical loan cost amortization	—	—	(1,536)

			$15,721

In the event the interest rate increases by one-eighth of one percent, the pro forma adjustment for interest expense would increase by $365.

CNL RESTAURANT PROPERTIES, INC. AND SUBSIDIARIES

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 75% PARTICIPATION SCENARIO—(Continued)

In thousands except per share data

(e) The following summarizes the estimated adjustments to depreciation of real estate assets and amortization of identifiable intangibles using the straight-line method relating to the merger between CNLRP and USRP and the acquisition of the Income Funds:

	USRP	Income Funds	Total
Increase in basis:
Land	$84,029	$47,835	$131,864
Building	95,636	36,416	132,052
Leases in Place	6,604	9,976	16,580
Tenant Relationships	6,199	3,221	9,420

	$192,468	$97,448	$289,916

Estimated Increase in Depreciation and Amortization Expense
Buildings (30 years)	$2,391	$911	$3,302
Leases in Place and Tenant Relationship (3)	800	1,186	1,986

Estimated adjustment	$3,191	$2,097	$5,288

(3)	Average life used was 12 years for USRP and a range of four to 11 years for the Income Funds.

(f) Represents additional dividends relating to preferred stock issued in connection with the merger between CNLRP and USRP and the acquisition of the Income Funds:

Preferred Stock (Series A):
2,817 shares at $1.93 per share	$4,077
Preferred Stock (Series C):
7,240 shares at $1.875 per share	10,182

$14,259

(g) Reflects conversion of historical weighted average shares outstanding to pro forma weighted average shares outstanding as follows:

	Basic	Diluted
USRP historical shares	22,552	22,649
Pro forma common shares issued to CNLRP	35,032	35,032
Preferred equivalents – Series C (pro forma)	—	7,240
Preferred equivalents – Series C (pro forma) – antidilutive	—	(7,240)
Preferred equivalents – Series A (pro forma)	—	2,829
Preferred equivalents – Series A(pro forma) – antidilutive	—	(2,829)

Pro forma shares	57,584	57,681

CNL RESTAURANT PROPERTIES, INC. AND SUBSIDIARIES

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 75% PARTICIPATION SCENARIO—(Continued)

In thousands except per share data

4.	Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Earnings for the Year Ended December 31, 2003.

The following describes the unaudited pro forma adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the year ended December 31, 2003, as if the mergers were consummated as of January 1, 2003.

(a) Represents rental income adjustments resulting from the straight-lining of scheduled rent increases as if the real estate had been acquired on January 1, 2003 and the amortization of the intangible assets relating to above market leases of $53,156 and liabilities relating to below market leases of $36,152 on a straight-line basis over the remaining lease terms which range from four to 12 years.

Total
Rental Income:
Accrued rental income	$2,424
Net amortization of above/below market leases	(1,600)

$824

(b) Represents the elimination of intercompany fees between CNLRP and the Income Funds:

Other Income:
Reimbursement of administrative cost	$(542)
Management fees	(281)

$(823)

(c) Represents the elimination of intercompany expenses between the Income Funds and CNLRP. No pro forma adjustments were made for anticipated savings from operating as one company such as the elimination of separate regulatory filings for the Income Funds and CNLRP, or for the reductions in the cost of investor relations, administrative costs or executive compensation.

Income Funds
General and Administrative:
Reimbursement of administrative costs	$(542)
Management fees	(281)

$(823)

CNL RESTAURANT PROPERTIES, INC. AND SUBSIDIARIES

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 75% PARTICIPATION SCENARIO—(Continued)

In thousands except per share data

(d) Reflects the adjustments to interest expense and loan cost amortization based on the financing described in Note 4(a)(iv):

	Balance	Estimated Blended Rate	Estimated Expense Interest/Loan Cost Amortization
Estimated interest on proposed financing	$388,050	6.066%	$23,538
Elimination of interest expense on USRP Term B Loan	(35,000)	5.340%	(1,869)
Elimination of interest expense on USRP and CNLRP Revolvers	(19,500)	4.471%	(872)
Unused commitment fee	—	—	188
Estimated loan cost amortization	—	—	2,022
Reversal of historical loan cost amortization	—	—	(2,188)

			$20,819

In the event the interest rate increases by one-eighth of one percent, the pro forma adjustment for interest expense would increase by $486.

(e) The following summarizes the estimated adjustments to depreciation of real estate assets and amortization of identifiable intangibles using the straight-line method relating to the merger with USRP and the acquisition of the Income Funds:

	USRP	Income Funds	Total
Increase in basis:
Land	$84,029	$47,835	$131,864
Building	95,636	36,416	132,052
Leases in Place	6,604	9,976	16,580
Tenant Relationships	6,199	3,221	9,420

	$192,468	$97,448	$289,916

Estimated Increase in Depreciation and Amortization Expense:
Buildings (30 years)	$3,188	$1,214	$4,402
Leases in Place and Tenant Relationship (4)	1,067	1,581	2,648

Estimated adjustment	$4,255	$2,795	$7,050

(4)	Average life used was 12 years for USRP and a range of four to 11 years for the Income Funds.

CNL RESTAURANT PROPERTIES, INC. AND SUBSIDIARIES

NOTES AND MANAGEMENT’S ASSUMPTIONS TO

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE 75% PARTICIPATION SCENARIO—(Continued)

In thousands except per share data

(f) Represents additional dividends relating to preferred stock issued in connection with the merger between CNLRP and USRP and the acquisition of the Income Funds:

Preferred Stock (Series A):
2,817 shares at $1.93 per share	$5,436
Preferred Stock (Series C):
7,240 shares at $1.875 per share	13,575

$19,011

(g) Reflects conversion of historical weighted average shares outstanding to pro forma weighted average shares outstanding as follows:

	Basic	Diluted
USRP historical shares	20,229	20,317
Pro forma common shares issued to CNLRP	35,032	35,032
Preferred equivalents – Series C (pro forma)	—	7,240
Preferred equivalents – Series C (pro forma) –antidilutive	—	(7,240)
Preferred equivalents – Series A (pro forma)	—	2,829
Preferred equivalents – Series A (pro forma) – antidilutive	—	(2,829)

Pro forma shares	55,261	55,349

ANNEX A

Agreement and Plan of Merger between CNL Restaurant Properties, Inc.

and U.S. Restaurant Properties, Inc.

AGREEMENT AND PLAN OF MERGER

between

CNL Restaurant Properties, Inc.

and

U.S. Restaurant Properties, Inc.

Dated as of August 9, 2004

ii

iii

TABLE OF DEFINED TERMS

Terms	Cross Reference in Agreement
1940 Act	Section 3.27
Acquisition Proposal	Section 6.1(a)(i)
Affiliate	Section 3.4(d)
Agreement	Preamble
Articles of Merger	Section 1.1
Base Amount	Section 8.4(e)
BofA	Section 4.18
Board Designees	Section 1.4
Break-Up Expenses	Section 8.4(f)
Break-Up Expense Tax Opinion	Section 8.4(f)
Break-Up Fee	Section 8.4(e)
Break-Up Fee Tax Opinion	Section 8.4(e)
Certificates	Section 2.2(c)
Claim	Section 6.9(b)
Closing	Section 1.2
Closing Date	Section 1.2
CNLRP	Preamble
CNLRP Balance Sheet	Section 4.4(b)
CNLRP Board	Section 4.18
CNLRP Charter Amendment	Section 4.3(d)
CNLRP Common Stock	Section 2.1(a)
CNLRP Disclosure Schedule	Article IV
CNLRP Employee Plans	Section 4.13(a)
CNLRP ERISA Affiliate	Section 4.13(a)
CNLRP Excess Stock	Section 4.2(a)
CNLRP Insurance Policies	Section 4.17
CNLRP Joint Ventures	Section 4.1(c)
CNLRP Material Adverse Effect	Article IV
CNLRP Meeting	Section 3.4(d)
CNLRP Permits	Section 4.19
CNLRP Preferred Stock	Section 4.2(a)
CNLRP Properties	Section 4.7(a)
CNLRP Property	Section 4.7(a)
CNLRP SEC Reports	Section 4.4(a)
CNLRP Special Committee	Section 4.18
CNLRP Stockholders’ Agreement	Preamble
CNLRP Stock Plan	Section 4.2(b)
COBRA Coverage	Section 3.14(i)
Code	Preamble
Commitment Letter	Section 6.20
Company	Preamble
Company Acquisition Agreement	Section 8.4(c)
Company Balance Sheet	Section 3.4(b)
Company Board	Section 3.18
Company Charter Amendments	Section 1.3
Company Common Stock	Section 2.1(b)
Company Disclosure Schedule	Article III
Company Employee Plan	Section 3.14(a)
Company Insurance Policies	Section 3.17

iv

Terms	Cross Reference in Agreement
Company Joint Ventures	Section 3.1(c)
Company Lease	Section 3.9(a)
Company Leases	Section 3.9(a)
Company Loan Agreement	Section 7.3(e)
Company Material Adverse Effect	Article III
Company Meeting	Section 3.4(d)
Company Permits	Section 3.20
Company Preferred Stock	Section 3.2(a)
Company Properties	Section 3.7(a)
Company Property	Section 3.7(a)
Company Rent Roll	Section 3.9(c)
Company SEC Reports	Section 3.4(a)
Company Series A Preferred Stock	Section 3.2(a)
Company Series B Preferred Stock	Section 3.2(a)
Company Series B-1 Preferred Stock	Section 3.2(a)
Company Series C Preferred Stock	Section 2.1(b)
Company Special Committee	Section 3.18
Company Stock Options	Section 3.2(b)
Company Stock Plan	Section 3.2(b)
Company Stockholders’ Agreement	Preamble
Confidentiality Agreement	Section 5.3
Constituent Corporations	Section 1.3
Contamination	Section 3.13(c)(iii)
Development	Sections 3.7(e), 4.7(e)
Effective Time	Section 1.1
Employee Benefit Plan	Section 3.14(a)
Encumbrances	Section 3.7(a)
Environmental Claims	Section 3.13(c)(ii)
Environmental Documents	Section 3.13(c)(vi)
Environmental Law	Section 3.13(c)(i)
EPA	Section 3.13(c)(vi)
ERISA Affiliate	Section 3.14(a)
ERISA	Section 3.14(a)
Exchange Act	Section 3.3(c)
Exchange Agent	Section 2.2(a)
Exchange Ratio	Section 2.1(c)
Final CNLRP Dividend	Section 1.5
GAAP	Section 3.4(b)
Governmental Entity	Section 3.3(c)
Ground Lease	Section 3.9(d)
Ground Lessee	Section 3.9(d)
Hazardous Substance	Section 3.13(c)(v)
HSR Act	Section 3.3(c)
Income Fund Merger Agreements	Section 7.3(g)
Income Fund Mergers	Section 7.3(g)
Income Funds	Section 7.3(g)
Indebtedness	Section 3.21(a)
Indemnified Parties	Section 6.9(b)
Indemnified Party	Section 6.9(b)
Intellectual Property	Section 3.11
IRS	Section 3.10(a)

v

Terms	Cross Reference in Agreement
Knowledge	Section 3.2(b)
LM	Section 4.18
Material Agreement	Section 3.21(a)
Maximum Amount	Section 8.4(f)
Merger	Preamble
Merger Consideration	Section 2.1(b)
MGCL	Section 1.1
MK	Section 3.18
NYSE	Section 2.2(h)
Order	Section 7.1(e)
Outside Date	Section 8.1(b)
Payor	Section 8.4(e)
Person	Section 2.2(d)
Proceeding	Section 3.12
Property Restrictions	Section 3.7(a)
Proxy Statement	Section 3.4(d)
Qualifying Income	Section 8.4(e)
Recipient	Section 8.4(e)
Registration Statement	Section 3.4(d)
REIT	Section 3.10(b)
REIT Requirements	Section 8.4(e)
Release	Section 3.13(c)(iv)
Representative	Section 6.1(a)(ii)
SEC	Section 3.3(c)
Securities Act	Section 3.3(c)
Subsidiary	Section 3.1(b)
Surviving Corporation	Section 1.3
Tax	Section 3.10(h)
Tax Authority	Section 3.10(h)
Tax Return	Section 3.10(h)
Tax Returns	Section 3.10(h)
Taxes	Section 3.10(h)
Transfer	Section 6.1(a)(i)
WARN	Section 3.16(b)

vi

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 9, 2004, is by and between CNL Restaurant Properties, Inc., a Maryland corporation (“CNLRP”), and U.S. Restaurant Properties, Inc., a Maryland corporation (the “Company”).

WHEREAS, the Boards of Directors of CNLRP and the Company deem it advisable and in the best interests of each corporation and its respective stockholders that CNLRP and the Company combine in order to advance the long-term business interests of CNLRP and the Company;

WHEREAS, the combination of CNLRP and the Company shall be effected by the terms of this Agreement through a merger of CNLRP into the Company, as a result of which the stockholders of CNLRP will become stockholders of the Company (the “Merger”);

WHEREAS, as a condition to the willingness of, and an inducement to, CNLRP to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain holders of Company Common Stock (as defined herein), are entering into a Stockholders’ Agreement dated as of the date hereof (the “Company Stockholders’ Agreement”) in the form of Exhibit A attached hereto, providing for certain actions relating to the transactions contemplated by this Agreement;

WHEREAS, as a condition to the willingness of, and an inducement to, the Company to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain holders of CNLRP Common Stock (as defined herein), are entering into a Stockholders’ Agreement dated as of the date hereof (the “CNLRP Stockholders’ Agreement”) in the form of Exhibit B attached hereto, providing for certain actions relating to the transactions contemplated by this Agreement; and

WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, CNLRP and the Company agree as follows:

ARTICLE I

THE MERGER

1.1 Effective Time of the Merger. Subject to the provisions of this Agreement, prior to the Closing (as defined in Section 1.2), CNLRP shall prepare, and on the Closing Date or as soon as practicable thereafter, CNLRP shall cause to be filed with the Maryland Department of Assessments and Taxation, an articles of merger (the “Articles of Merger”) in such form as is required by, and executed by the Surviving Corporation (as defined in Section 1.3) in accordance with, the relevant provisions of the Maryland General Corporation Law (the “MGCL”) and shall make all other filings or recordings required under the MGCL. The Merger shall become effective at (i) such time as the Articles of Merger has been duly filed with the Maryland Department of Assessments and Taxation or (ii) such other time as is agreed upon by CNLRP and the Company and specified in the Articles of Merger. Such time is hereinafter referred to as the “Effective Time.”

1.2 Closing The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Washington, D.C. time, on a date to be specified by CNLRP and the Company (the “Closing Date”), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, but subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Shaw Pittman LLP, 2300 N Street, N.W., Washington, DC 20037, unless another date, place or time is agreed to in writing by CNLRP and the Company.

1.3 Effects of the Merger. At the Effective Time: (i) the separate existence of CNLRP shall cease and CNLRP shall be merged with and into the Company (CNLRP and the Company are sometimes referred to below as the “Constituent Corporations” and the Company following the Merger is sometimes referred to below as the “Surviving Corporation”); (ii) the Restated Articles of Incorporation of the Company shall be the Articles of Incorporation of the Surviving Corporation; as amended, if approved by the stockholders of the Company, pursuant to the amendments set forth in Exhibit C attached hereto (the “Company Charter Amendments”), and (iii) the Bylaws of the Company shall be the Bylaws of the Surviving Corporation. The Merger shall have the effects set forth in Section 3-114 of the MGCL.

1.4 Directors and Officers. At the Effective Time, the Surviving Corporation shall cause the Board of Directors of the Surviving Corporation to consist of up to 11 directors, five of whom shall be the directors of CNLRP prior to the Effective Time, one of whom shall be the then current Chief Executive Officer of CNLRP, three of whom shall be Robert J. Stetson, G. Steven Dawson and James H. Kropp, and up to two additional directors of whom shall be designated prior to the Effective Time by CNLRP (the “Board Designees”). All other directors of the Company immediately prior to the Effective Time shall submit their resignations effective as of the Effective Time. The officers of CNLRP immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the Restated Articles of Incorporation and Bylaws of the Surviving Corporation. All officers of the Company immediately prior to the Effective Time shall submit their resignations effective immediately following the Effective Time.

1.5 Provisions Relating to Record Dates for Final Dividends. If and to the extent necessary for CNLRP to satisfy the requirements of Section 857(a)(1) of the Code for the taxable year of CNLRP ending at the Effective Time and, if applicable, the preceding taxable year (and to avoid the payment of any tax with respect to undistributed income or gain), CNLRP shall declare a dividend (the “Final CNLRP Dividend”) to holders of CNLRP Common Stock (as defined below), the record date for which shall be not later than the close of business on the sixth business day preceding the Closing Date, in an amount equal to the minimum dividend sufficient to permit CNLRP to satisfy such requirements. Any dividends payable hereunder to holders of CNLRP Common Stock shall be paid on the third business day immediately preceding the Closing Date.

1.6 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record of otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or CNLRP or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either the Company or CNLRP, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or CNLRP, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its rights, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of the Company or CNLRP, as applicable, and otherwise to carry out the purposes of this Agreement.

ARTICLE II

CONVERSION OF SECURITIES

2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of the Company:

(a) Cancellation of Treasury Stock and Company-Owned Stock. All shares of CNLRP’s common stock, $.01 par value per share (“CNLRP Common Stock”), that are owned by CNLRP as treasury stock or by any wholly owned Subsidiary (as defined in Section 3.1) of CNLRP and any shares of CNLRP Common Stock owned by the Company or any other wholly owned Subsidiary of the Company shall be cancelled and shall cease to exist and no stock of the Company or other consideration shall be delivered in exchange therefor.

(b) Exchange Ratio for CNLRP Common Stock. Subject to Section 2.2, each share of CNLRP Common Stock (other than shares to be cancelled in accordance with Section 2.1(a)) issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive .7742 shares of Common Stock, par value $.001 per share, of the Company (the “Company Common Stock”) and .16 shares (representing $4.00 of the $25.00 liquidation preference) of 7.5% Series C Redeemable Convertible Preferred Stock, par value $.001 per share, of the Company (the terms of which are set forth in Exhibit D hereto) (the “Company Series C Preferred Stock” and, collectively with the Company Common Stock, the “Merger Consideration”).

As of the Effective Time, all such shares of CNLRP Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing any such shares of CNLRP Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration pursuant to this Section 2.1(b) and any cash in lieu of fractional shares of Company Common Stock and Company Series C Preferred Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest.

(c) Adjustments to Exchange Ratio. The exchange ratios with respect to the Company Common Stock and the Company Series C Preferred Stock (the “Exchange Ratio”) shall be adjusted to reflect fully the effect of any reclassification, combination, subdivision, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into CNLRP Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to CNLRP Common Stock or Company Common Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

2.2 Surrender of Certificates.

(a) Exchange Agent. Prior to the Effective Time, the Company shall designate and appoint a bank or trust company reasonably acceptable by CNLRP as agent for the benefit of the holders of shares of CNLRP Common Stock (the “Exchange Agent”) for the purpose of exchanging certificates representing shares of CNLRP Common Stock for the Merger Consideration.

(b) Company to Provide Merger Consideration. Prior to the Effective Time, the Company will make available to the Exchange Agent, as needed, certificates representing the Company Common Stock and the Company Series C Preferred Stock in respect of the Merger Consideration to be paid in respect of shares of Company Common Stock in accordance with the terms of Section 2.1(a).

(c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the “Certificates”) that represented as of the Effective Time outstanding shares of CNLRP Common Stock to be exchanged pursuant to Section 2.2(a), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Company Common Stock and Company Series C Preferred Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Sections 2.1(a) and 2.2(h), after giving effect to any withholding rights described in Section 2.2(j) below, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive the Merger Consideration and the other amounts, if any, specified in this Agreement.

(d) Transfers of Ownership. If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the shares of CNLRP Common Stock represented by the Certificate or

Certificates surrendered in exchange therefor, it shall be a condition to such payment that the Certificate or Certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such shares of CNLRP Common Stock or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including, without limitation, a government or political subdivision or any agency or instrumentality thereof.

(e) No Transfers after Effective Time. After the Effective Time, there shall be no further registration of transfers of shares of CNLRP Common Stock. If, after the Effective Time, certificates representing shares of CNLRP Common Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Section 2.2.

(f) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to the Company Common Stock or the Company Series C Preferred Stock, as applicable, constituting all or a portion of the Merger Consideration shall be paid to the holder of any unsurrendered Certificate representing CNLRP Common Stock until such certificates are surrendered as provided in this Section 2.2. Subject to the effect of applicable laws, following such surrender, there shall be paid, without interest, to the record holder of the certificates representing the Company Common Stock or the Company Series C Preferred Stock, as applicable, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time payable prior to or on the date of such surrender with respect to such whole shares of Company Common Stock or the Company Series C Preferred Stock, as applicable, and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the date of surrender and a payment date subsequent to the date of surrender payable with respect to such whole shares of Company Common Stock or the Company Series C Preferred Stock, as applicable, less the amount of any withholding taxes which may be required thereon.

(g) No Further Ownership Rights in CNLRP Common Stock. The Merger Consideration issued or paid upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash or dividends or other distributions paid pursuant to Sections 2.2(f) or 2.2(h)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of CNLRP Common Stock.

(h) No Fractional Shares. No certificate or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of the Company. Notwithstanding any other provision of this Agreement, each holder of shares of CNLRP Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Company Common Stock or Company Series C Preferred Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (rounding up to the nearest whole cent and without interest) in an amount equal to such fractional part of a share of (i) Company Common Stock multiplied by the closing price of Company Common Stock as reported on the New York Stock Exchange (the “NYSE”) for the 10 trading days ending on the third trading day immediately prior to (and excluding the date of) the Effective Time, or (ii) Company Series C Preferred Stock multiplied by $25.00.

(i) No Liability. To the extent permitted by law, none of CNLRP, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of CNLRP Common Stock (or dividends or distributions with respect thereto) for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of CNLRP Common Stock two (2) years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental entity) shall, to the extent permitted by law, become the property of the Surviving Corporation free and clear of any claim or interest of any Person previously entitled thereto. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.2(b) that remains unclaimed by the holders of shares of CNLRP Common Stock six months after the Effective Time shall be returned to the Surviving Corporation, upon demand, and any such holder who has not exchanged his shares of CNLRP Common Stock for the Merger Consideration in accordance with Section 2.2(c) prior to that time shall thereafter look only to the Surviving Corporation for his claim for Company Common Stock, Company Series C Preferred Stock, any cash in lieu of fractional shares of Company Common Stock or Company Series C Preferred Stock or, as applicable, any dividends or distributions with respect to Company Common Stock or Company Series C Preferred Stock, as applicable.

(j) Withholding Rights. The Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of CNLRP Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable provision of law. To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of CNLRP Common Stock in respect of which such deduction and withholding was made by the Company.

(k) Unvested Shares. If any shares of CNLRP Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with CNLRP, then the shares of Company Common Stock and Company Series C Preferred Stock issued in exchange for such shares of CNLRP Common Stock shall also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Company Common Stock and Company Series C Preferred Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, the Surviving Corporation is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to CNLRP that the statements contained in this Article III are true and correct, except as set forth herein or in the disclosure schedule delivered by the Company to CNLRP on or before the date of this Agreement (the “Company Disclosure Schedule”). The Company Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections contained in this Article III. Disclosure of any fact or item in any section of the Company Disclosure Schedule shall not, should the existence of the fact or item or its contents be relevant to any other section of the Company Disclosure Schedule, be deemed to be disclosed with respect to such other section unless specifically stated in the Company Disclosure Schedule.

As used herein, “Company Material Adverse Effect” shall mean any fact, event, change, development, effect or circumstance that (i) is materially adverse to the business, condition (financial or otherwise), results of operations, assets, liabilities, properties or prospects of the Company and its Subsidiaries, taken as a whole, or (ii) would materially impair or delay the ability of the Company to perform its obligations hereunder, including the consummation of the Merger; provided, that Company Material Adverse Effect shall not include (A) any adverse change, effect or circumstance arising out of or resulting from actions contemplated by the parties in connection with this Agreement or that is attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement, (B) any adverse change in the trading prices for the Company’s stock, or (C) changes that result from economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific industry or markets in which the Company operates and competes (provided that such changes do not affect the Company in a substantially disproportionate manner).

3.1 Organization, Standing and Power; Subsidiaries.

(a) Each of the Company and its Subsidiaries (as defined below) is duly organized, validly existing and in good standing, as applicable, under the laws of the jurisdiction of its formation, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign entity in each jurisdiction in which such qualification is required, except for such jurisdictions where the failure to be so qualified or licensed or to be in good standing could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Section 3.1(b) of the Company Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all of the Company’s directly and indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary’s outstanding capital stock or other equity or other interest owned by the Company or another Subsidiary of the Company. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity or similar interest in, any Person.

As used in this Agreement, the word “Subsidiary” means, with respect to a party, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party and/or one or more of its Subsidiaries do not have a majority of the voting interest in such partnership), (ii) such party and/or one or more of its Subsidiaries holds voting power to elect a majority of the board of directors or other governing body performing similar functions, or (iii) such party and/or one or more of its Subsidiaries, directly or indirectly, owns or controls more than 50% of the equity, membership, partnership or similar interests but “Subsidiary” shall not include the Joint Ventures (as defined below).

(c) Section 3.1(c) of the Company Disclosure Schedule lists the joint ventures of the Company (the “Company Joint Ventures”).

(d) The Company has made available to CNLRP complete and accurate copies of: (i) the Restated Articles of Incorporation and Bylaws of the Company; (ii) the charter, bylaws or other organization documents of each Subsidiary of the Company; and (iii) the agreements governing the Company Joint Ventures. The Restated Articles of Incorporation and Bylaws of the Company and the charter, bylaws or other organization documents of each Subsidiary of the Company are in full force and effect, and no other organizational documents are applicable to or binding upon the Company or its Subsidiaries.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock (the “Company Preferred Stock”), $.001 par value per share, of which 4,100,000 shares are designated as $1.93 Series A Cumulative Convertible Preferred Stock (the “Company Series A Preferred Stock”), 20,000 shares are designated as Series B Redeemable Convertible Preferred Stock (the “Company Series B Preferred Stock”) and 5,000 shares are designated as Series B-1 Redeemable Convertible Preferred Stock (the “Company Series B-1 Preferred Stock”). As of the close of business on the date of this Agreement, (i) 22,561,639 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held in the treasury of the Company or by Subsidiaries of the Company, (iii) 4,084,350 shares of Company Series A Preferred Stock were issued and outstanding, (iv) 20,000 shares of Company Series B Preferred Stock were issued and outstanding, and (v) no shares of Company Series B-1 Preferred Stock and Company Series C Preferred Stock were issued or outstanding.

(b) As of the date of this Agreement, 108,500 shares of Company Common Stock were reserved for future issuance pursuant to stock options granted (such outstanding options, the “Company Stock Options”)

pursuant to the U.S. Restaurant Properties, Inc. Flexible Incentive Plan (the “Company Stock Plan”). Section 3.2(b) of the Company Disclosure Schedule lists all Company Stock Options, the record holder thereof and the exercise prices thereof. Except as set forth in this Section 3.2, as set forth in Section 3.2(b) of the Company Disclosure Schedule or as reserved for future grants under the Company Stock Plan and Company Stock Options (i) there are no equity securities of any class of the Company or any of its Subsidiaries (other than equity securities of any such Subsidiary that are directly or indirectly owned by the Company), or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or any security or rights convertible into or exchangeable or exercisable for any such shares. Neither the Company nor any of its Subsidiaries has outstanding any stock appreciation rights, phantom stock, performance based rights or similar rights or obligations (contingent or otherwise). To the Company’s Knowledge, except as set forth in the Company Stockholders’ Agreement or as set forth on Section 3.2(b) of the Company Disclosure Schedule, there are no agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock of the Company or any of its Subsidiaries. “Knowledge” means (i) in the case of an individual, knowledge of a particular fact or other matter if (A) such individual is actually aware of such fact or other matter, or (B) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter, and (ii) in the case of an entity (other than an individual) such entity will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving as a director (including any member of the special committee of the board of directors), executive officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge (as contemplated by clause (A) above) of such fact or other matter.

(c) Except as set forth in Section 3.2(c) of the Company Disclosure Schedule, all outstanding shares of Company Common Stock and Company Preferred Stock are, and all shares of Company Common Stock and Company Preferred Stock subject to issuance as specified in Section 3.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the MGCL, the Company’s Restated Articles of Incorporation or Bylaws or any agreement to which the Company is a party or is otherwise bound. Except as set forth in Section 3.2(c) of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of the Company Common Stock, the Company Preferred Stock or the capital stock of the Company or any of its Subsidiaries or to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, the Company or any Subsidiary of the Company or any other entity, other than guarantees of bank obligations of Subsidiaries of the Company entered into in the ordinary course of business.

(d) Except as set forth on Section 3.2(d) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company’s Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares are owned, of record and beneficially, by the Company or another Subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company’s voting rights, charges or other encumbrances of any nature.

(e) Except as set forth on Section 3.2(e) of the Company Disclosure Schedule, there are no restrictions of any kind which prevent the payment of dividends by any of the Company’s Subsidiaries, and neither the Company nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person.

3.3 Authority; No Conflict; Required Filings and Consents.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement by the Company’s stockholders under the MGCL, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the adoption of this Agreement by the Company’s stockholders under the MGCL. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforceability of this Agreement is subject only to the adoption of this Agreement by the Company’s stockholders under the MGCL.

(b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Restated Articles of Incorporation or Bylaws of the Company or the charter, Bylaws, or other organizational document of any of its Subsidiaries, (ii) except as set forth on Section 3.3(b) of the Company Disclosure Schedule, conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, or result in the creation of a security interest, lien, claim, pledge, agreement, limitations in the Company’s voting right, charge or other encumbrance of any nature on any of the properties or assets of the Company or any of its Subsidiaries pursuant to any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, lease, license, contract, articles, articles supplementary or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) subject to compliance with the requirements specified in clauses (i), (ii), (iii), (iv) and (v) of Section 3.3(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their properties or assets; or (iv) require the Company under the terms of any agreement, contract, arrangement or understanding to which it is a party or by which it or its assets are bound, to obtain the consent or approval of, or provide notice to, any other party to any such agreement, contract, articles, articles supplementary, arrangement or understanding, except in the case of clauses (ii), (iii) and (iv) of this Section 3.3(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, failure to obtain consent or approval or failure to notify which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”) is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for (i) pre-merger notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) the filing of the Articles of Merger with the Maryland Department of Assessments and Taxation and appropriate corresponding documents with the Secretaries of State of other states in which the Company is qualified as a foreign corporation to transact business, (iii) the filing of reports with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) the filing of the Registration Statement (as defined herein) with the SEC in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (v) the compliance with any state securities laws, and (vi) any consent, approval, license, permit, order, authorization, registration, declaration, notice or filing, which, if not obtained or made, could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) As of the date hereof and as of the Effective Time, the Company Board has, at a meeting duly called and held, (i) unanimously approved this Agreement to which the Company is a party, (ii) determined that the transactions contemplated hereby are advisable, fair to and in the best interests of the stockholders of the Company, (iii) resolved to recommend adoption of this Agreement, the Merger, the Company Charter Amendments, and the other transactions contemplated hereby to the stockholders of the Company, and (iv) directed that this Agreement and the Company Charter Amendments be submitted to the stockholders of the Company for their approval and authorization. The Company Board has not withdrawn, rescinded or modified such approvals, determination, and resolutions to recommend. The affirmative vote of a majority of all outstanding shares of Company Common Stock and Company Series B Preferred Stock are the only votes of the holders of any class or series of capital stock of the Company necessary to approve and authorize this Agreement, the Merger, the first amendment referred to in the Company Charter Amendments and the other transactions contemplated hereby. The affirmative vote of at least two-thirds of all outstanding shares of Company Common Stock is the only vote of the holders of any class or series of capital stock of the Company necessary to approve and authorize the second amendment referred to in the Company Charter Amendments. The holders of the Company Series A Preferred Stock have no right to vote on this approval of this Agreement, the Merger, the Company Charter Amendments and the other transactions contemplated hereby. As of the date of this Agreement, the holders of the Company Common Stock that are parties to the Company Stockholders’ Agreement own (beneficially and of record) and have the right to vote, in the aggregate, approximately 1.87% of the total issued and outstanding Company Common Stock.

(e) To the Company’s Knowledge, there is no agreement or order binding upon the Company or any of its Subsidiaries or any of their assets or properties which has had or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is subject to any non-competition, non-solicitation or similar restriction on their respective businesses.

3.4 SEC Filings; Financial Statements; Information Provided.

(a) Except as set forth in Section 3.4(a) of the Company Disclosure Schedule, all forms, reports and other documents required to be filed by the Company with the SEC since January 1, 2001 (including those that the Company may file after the date hereof until the Closing) are referred to herein as the “Company SEC Reports.” The Company SEC Reports (i) were or will be filed on a timely basis and (ii) were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act, and the Exchange Act, as the case may be, applicable to such Company SEC Reports. None of the Company SEC Reports when filed, after giving effect to any amendments and supplements thereto filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries has filed, or is obligated to file, any forms, reports, schedules, statements or other documents with the SEC. As used in this Section 3.4(a), the term “filed” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act or for normal year-end adjustments) and (iii) fairly presented or will fairly present the financial position of Company as of the dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that have not been and are not expected to be material to the Company. The unaudited balance sheet of the Company as of June 30, 2004, a copy of which has been provided to CNLRP and is attached hereto as Exhibit E hereto, is referred to herein as the “Company Balance Sheet.”

(c) The Company has established and maintained (i) disclosure controls and procedures (as defined in Rule 13a-15 promulgated under the Exchange Act) and (ii) internal control over financial reporting (as defined in Rule 13a-15 promulgated under the Exchange Act). To Company’s Knowledge, (i) such disclosure controls and procedures are effective to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s senior management by others within those entities, particularly during the period when the Company’s periodic reports to which such information relates are required to be prepared, (ii) such internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (iii) there are no significant deficiencies or material weaknesses in the design or operation of Company’s internal control over financial reporting which could adversely affect Company’s ability to record, process, summarize and report financial data and (iv) there is no fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal control over financial reporting. The Company has made available to CNLRP complete and correct copies of all formally written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures and internal control over financial reporting.

(d) The information to be supplied by the Company for inclusion in the registration statement on Form S-4 pursuant to which the Company Common Stock and Company Series C Preferred Stock issued in connection with the Merger will be registered under the Securities Act (including any amendments or supplements, the “Registration Statement”), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information to be supplied by the Company for inclusion in the joint proxy statement/prospectus (the “Proxy Statement”) to be sent to the stockholders of the Company in connection with the meeting of the Company’s stockholders to consider the adoption of this Agreement, the Merger and the Company Charter Amendments (the “Company Meeting”) and the stockholders of CNLRP in connection with the meeting of CNLRP’s stockholders to consider the adoption of this Agreement, the Merger and the CNLRP Charter Amendment (the “CNLRP Meeting”) shall not, on the date the Proxy Statement is first mailed to stockholders of the Company and CNLRP, at the time of the Company Meeting and CNLRP Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting or CNLRP Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any Affiliate (as defined below) of the Company, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform CNLRP. As used in this Agreement, the term “Affiliate” shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act. The Registration Statement shall comply in all material respects as to form and substance with the requirements of the Securities Act. The Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Exchange Act. The Company makes no representation or warranty with respect to any information supplied by CNLRP which is contained in the Registration Statement or Proxy Statement.

3.5 No Undisclosed Liabilities.

(a) Except as set forth in Section 3.5(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent or otherwise), and there is no existing fact, condition or circumstance which could reasonably be expected to result in such liabilities or obligations, except liabilities or obligations (i) disclosed in the Company SEC Reports filed and publicly available prior to the date hereof or (ii) incurred in the ordinary course of business since June 30, 2004, which do not have, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Section 3.5(b) of the Company Disclosure Schedule sets forth, as of June 30, 2004, a complete and accurate list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness (as defined in Section 3.21(a) below) of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $1,000,000 is outstanding or may be incurred and the respective principal amounts outstanding thereunder as of the date of this Agreement.

3.6 Absence of Certain Changes or Events.

(a) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there has not been, after the date of the Company Balance Sheet and prior to the date of this Agreement, any change, development, circumstance, condition, event, occurrence, damage, destruction or loss that has had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) During the period from June 30, 2004 to the date hereof, (i) there has not been any change by the Company in its accounting methods, principles or practices or any revaluation by the Company of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, other than any revaluations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (ii) except as set forth in Section 3.6(b) of the Company Disclosure Schedule, there has not been any action or event, and neither the Company nor any of its Subsidiaries has agreed in writing or otherwise to take any action, that would have required the consent of CNLRP pursuant to Section 5.1 had such action or event occurred or been taken after the date hereof and prior to the Effective Time.

3.7 Properties.

(a) The Company or a Subsidiary of the Company owns good and marketable fee simple title (or leasehold estate) to each of the real properties identified in Section 3.7(a) of the Company Disclosure Schedule (collectively, the “Company Properties” and each, a “Company Property”), which are all of the real properties owned by them as of the date hereof. Except (i) as set forth in the existing title reports identified in clause (v) below, (ii) for the Company Leases, and (iii) for any easements granted in the ordinary course of business since the date of such title reports, none of which has a Company Material Adverse Effect, no other Person has any real property ownership interest in any of the Company Properties. Except as set forth in Schedule 3.7(a) to the Company Disclosure Schedule, none of the Company Properties is subject to any restriction on the sale or other disposition thereof, including, but not limited, to grants of rights of first refusal or option to tenants of the Company Properties, or on the financing or release of financing thereon. Except as set forth in Section 3.7(a) of the Company Disclosure Schedule, the Company Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, “Property Restrictions”) or liens (including liens for Taxes), mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title (the “Encumbrances”), except for (iv) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including zoning regulations, which, individually or in the aggregate, would not have a Company Material Adverse Effect, (v) Property Restrictions and Encumbrances disclosed on existing title reports or existing surveys and easements granted in the ordinary course of business since the date of such reports, none of which would adversely effect the tenant’s obligation to pay rent under the applicable Company Lease (as defined below) and (vi) mechanics’, carriers’, workmen’s and repairmen’s liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, would not have a Company Material Adverse Effect.

(b) Valid policies of title insurance have been issued or irrevocably committed to be issued insuring the Company’s or the applicable Company Subsidiary’s fee simple title (or leasehold estate) to each of the Company Properties (or leasehold estate) owned by it in amounts at least equal to the purchase price thereof paid by Company or its Subsidiary in the case of Company Properties owned by the Company or any of its Subsidiaries, subject only to the matters and exceptions disclosed in such policies. Such policies are, at the date hereof, in full force and effect.

(c) There has been no physical damage to any Company Properties which, individually or in the aggregate, would have a Company Material Adverse Effect after giving effect to any applicable insurance.

(d) Neither Company nor any of the Company Subsidiaries nor, to the Company’s Knowledge, any tenant under a Company Lease has received any notice with respect to any Company Property to the effect that any condemnation or rezoning proceedings are pending or threatened which, individually or in the aggregate, would have a Company Material Adverse Effect. All work to be performed, payments to be made and actions to be taken by the Company or the Company Subsidiaries prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action (e.g., local improvement district, road improvement district, environmental mitigation) material to Company and the Company Subsidiaries taken as a whole have been performed, paid or taken, as the case may be, and to the Company’s Knowledge, no planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements are material to Company and the Company Subsidiaries taken as a whole.

(e) Except as set forth in Section 3.7(e) of the Company Disclosure Schedule. no Company Property is currently under development or subject to any agreement with respect to development, and, except in the ordinary course of business, neither the Company nor any Subsidiary shall enter into any such agreement between the date hereof and the Effective Time without the prior written approval of CNLRP. For purposes of this Section 3.7(e), “development” shall not include capital improvements made in the ordinary course of business to existing Company Properties and repairs made to existing Company Properties.

3.8 Company Joint Venture Interests. The Company owns the interests in the Company Joint Ventures listed in Section 3.1(c) of the Company Disclosure Schedule free and clear of all security interests, liens, claims, pledges, agreements, charges or other encumbrances of any nature.

3.9 Leases.

(a) Section 3.9(a) of the Company Disclosure Schedule sets forth a true and complete list of the leases to which any Company Property is subject (each, a “Company Lease” and together, the “Company Leases”). Prior to the date hereof, true and correct copies of the Company Leases have been made available to CNLRP.

(b) Except as set forth in Section 3.9(b) of the Company Disclosure Schedule, each lease to which a Company Property is subject is in full force and effect in accordance with its terms and no event of default has occurred that, in either case, individually or in the aggregate, would have a Company Material Adverse Effect. Neither the Company nor any Subsidiary has received written notice that it is in material default thereunder, and there exists no default by the Company or any Subsidiary under such lease. In connection with the Merger, none of the Company nor any of its Subsidiaries is obligated under or bound by any option, right or first refusal, purchase contract, or other contract to sell or otherwise dispose of any Company Property or any other interest in any Company Property.

(c) Schedule 3.9(c) sets forth a copy of the rent roll of the Company (the “Company Rent Roll”) that lists each Company Lease in effect as of the dates set forth therein, and that is true, correct and complete except for omissions or discrepancies that could not, either individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) Except as set forth in Section 3.9(d) of the Company Disclosure Schedule, with regard to any Company Properties where the Company or any Subsidiary of the Company (the “Ground Lessee”) holds a leasehold estate (a “Ground Lease”): (i) the Ground Lease is a valid and subsisting lease and, to the Company’s Knowledge, the Ground Lessee is not in default under any terms thereunder; and (ii) to the extent required under the Ground Lease, the Company will use its commercially reasonable efforts to obtain consent from the Lessor under the Ground Lease to the transaction contemplated hereby.

3.10 Taxes.

(a) Each of the Company and the Subsidiaries of the Company and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any Subsidiary of the Company is or has been a member has timely filed all federal income Tax Returns (as defined below) and all other material Tax Returns required to be filed by it (after giving effect to any filed extension properly granted by a Tax Authority (as defined below) having authority to do so) and has timely paid all Taxes (as defined below) shown on such Tax Returns as required to be paid by it except Taxes that are being contested in good faith by appropriate proceedings and for which the Company or the applicable Company Subsidiary shall have set aside on its books adequate reserves.

(b) Each such Tax Return is true, complete and accurate in all material respects. The Company Balance Sheet reflects an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through June 30, 2004. Since the date of the Company Balance Sheet, the Company has incurred no liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither the Company nor any Subsidiary of the Company has incurred any liability for Taxes other than in the ordinary course of business. No material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any Subsidiary of the Company, and no requests for waivers of the time to assess any such Taxes are pending and no extensions of time to assess any such Taxes are in effect.

(c) All Taxes required to be withheld, collected and paid over to any Tax Authority by the Company and any Subsidiary of the Company have been timely withheld, collected and paid over to the proper Tax Authority. Except as set forth in Section 3.10(c) of the Company Disclosure Schedule, there are no pending actions or proceedings by any Taxing Authority for assessment or collection of any Tax.

(d) Complete copies of all federal, state and local income or franchise Tax Returns that have been filed by the Company and each Subsidiary of the Company for all taxable years beginning on or after January 1, 2001, any extensions filed with any Tax Authority that are currently in effect and all written communications with a Taxing Authority relating thereto, have been made available to CNLRP. The Company has not received notice of any claim by a Taxing Authority in a jurisdiction where the Company or any Subsidiary of the Company does not file Tax Returns that it is subject to taxation by the jurisdiction except where the failure to file such Tax Return or to be subject to taxation could not reasonably be expected to have a Company Material Adverse Effect.

(e) Neither the Company, nor any Subsidiary of the Company is obligated to make after the Closing any payment that would not be deductible pursuant to Sections 162(m) or 280G of the Code. Other than with respect to its Subsidiaries, the Company is not and has never been (nor does the Company have any liability for unpaid Taxes because it once was) a member of an affiliated, consolidated, combined or unitary group, and neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement or is liable for the Taxes of any other person under Treasury Regulations §1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract, or otherwise.

(f) Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

(g) None of the Company and its Subsidiaries will be required to include any material amount in taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of a change in the method of accounting for a taxable period ending prior to the Closing Date, any “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax Laws) entered into prior to the Closing Date, any sale reported on the installment method that occurred prior to the Closing Date, or any taxable income attributable to any amount that is economically accrued prior to the Closing Date.

(h) For purposes of this Agreement, “Tax” or “Taxes” shall mean taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including those on or measured by or referred to as income, franchise, profits, gross receipts, capital ad valorem, custom duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to tax imposed with respect thereto; and “Tax Returns” shall mean returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with any Tax Authority. As used in this Agreement, “Tax Authority” shall mean the Internal Revenue Service (the “IRS”) and any other domestic or foreign bureau, department, entity, agency or other Governmental Entity responsible for the administration of any Tax.

(i) The Company (i) for all taxable years commencing with its initial taxable year through December 31, 2003 has been operated so as to qualify as a real estate investment trust (a “REIT”) within the meaning of Section 856 of the Code and has been so qualified as a REIT for such years, (ii) and will continue to operate to the Closing, in such a manner as to qualify as a REIT for the taxable year beginning January 1, 2004 determined as if the taxable year of the REIT ended as of the Closing and (iii) has not taken or omitted to take any action which would result in a challenge to its status as a REIT, and no such challenge is pending or to the Company’s Knowledge threatened. Each Subsidiary of the Company which is a partnership or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as a separate entity, as the case may be, and has not been treated for federal income tax purposes as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by the Company of a direct or indirect interest therein owned any assets (including, without limitation, securities) that would cause the Company to violate Section 856(c)(4) of the Code. The nature of the assets of the Company and the Subsidiaries of the Company is such that the sale of all of the assets owned by them would not cause the Company to be disqualified as a REIT under Code Section 856(c)(2) or 856(c)(3) or otherwise. Except as set forth in Section 3.10(i) of the Company Disclosure Schedule, each Subsidiary of the Company that is a corporation either (i) has been since its formation a qualified REIT subsidiary under Section 856(i) of the Code or (ii) has been since January 1, 2001, a taxable REIT subsidiary under Section 856(1) of the Code.

3.11 Intellectual Property. The Company and the Subsidiaries of the Company have sole title to and ownership of, or possesses legally enforceable rights to use under valid and subsisting written license agreements, all Intellectual Property (as defined below) of the Company. Neither the Company nor any of its Subsidiaries has misappropriated, is conflict with or is infringing upon the Intellectual Property of others.

For purposes of this Agreement, with respect to any Person, “Intellectual Property” means all patents, trademarks, trade names, domain names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, domain names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are used or necessary to conduct the business of the Person as currently conducted, or would be used or necessary as such business is planned to be conducted.

3.12 Litigation. Except as described in Section 3.12 of the Company Disclosure Schedule or expressly described in the Company SEC Reports filed and publicly available prior to the date hereof, there is no action, suit, proceeding, claim, arbitration or investigation (a “Proceeding”) pending or, to the Company’s Knowledge, threatened against the Company or any of the Subsidiaries which, individually or in the aggregate, will have a Company Material Adverse Effect. There are no judgments, orders or decrees outstanding against the Company which, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect. Notwithstanding the foregoing, (i) Schedule 3.12 to the Company’s Disclosure Schedule sets forth each and every material uninsured claim, equal employment opportunity claim and claim relating to sexual harassment and/or discrimination pending or, to the Knowledge of the Company, threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim and (ii) no claim has been made under any directors’ and officers’ liability insurance policy at any time by the Company or any Subsidiary.

3.13 Environmental Matters.

(a) Except as set forth in Section 3.13(a) of the Company Disclosure Schedule or except for such matters which have not had or could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(i) the Company and each of its Subsidiaries are currently and, at all times during the Company’s and each of its Subsidiaries’ ownership or operation of their businesses and properties, have been, in compliance with all applicable Environmental Laws;

(ii) no Environmental Claims have been asserted or assessed against the Company, any of its Subsidiaries or, to the Company’s Knowledge, any tenant under any of the Company Leases with regard to any of the Company Properties, and no Environmental Claims are pending or, to the Company’s Knowledge, threatened against the Company, any of its Subsidiaries or any tenants under any of the Company Leases with regard to any of the Company Properties:

(iii) there has not been, and is not now present, any Contamination at any property currently owned, leased or operated by the Company and its Subsidiaries (including soils, groundwater, surface water in, on or under such properties), and no such property is in the National Priorities List or, to the Company’s Knowledge, any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local Governmental Entity with respect to sites from which there is or has been a Release of a Hazardous Substance;

(iv) there was no Contamination at any property formerly owned, leased or operated by the Company or any of its Subsidiaries during, or to the Company’s Knowledge, prior to the period of ownership or operation by the Company or any of its Subsidiaries (including soils, groundwater, surface water in, on or under such properties), and no such property is on the National Priorities List or, to the Company’s Knowledge, any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local Governmental Entity with respect to sites from which there is or has been a Release of a Hazardous Substance;

(v) neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any tenant of any Company Property is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances that obligates or may obligate the Company or any of its Subsidiaries to pay money;

(vi) To the Company’s Knowledge, there are no events, conditions, circumstances, practices, plans, or legal requirements (in effect or reasonably anticipated), that could be expected to prevent the Company from, or materially increase the burden on the Company of complying with applicable Environmental Laws; and

(vii) the Company has made available to CNLRP, prior to the execution and delivery of this Agreement, complete copies of any and all Environmental Documents pertaining to the Company Properties.

(b) To the Company’s Knowledge, each of the representations and warranties contained in Section 3.13(a) is true and correct with respect to any entity for which the Company or any of its Subsidiaries has assumed or retained liability, whether by contract or operation of law.

(c) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Environmental Law” means any law, statute, regulation, order, decree, permit, authorization, code, ordinance, rule, policy, opinion, consent decree, judicial order, administrative order, agency requirement, or common law of any jurisdiction relating to: (A) the environment, human health or safety associated with the environment, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odor, wetlands, pollution, Contamination or any injury or threat of injury to persons or property.

(ii) “Environmental Claims” means: (A) any claim, demand, action or proceeding brought or instigated by any Governmental Entity or other third party in connection with any Environmental Law (including without limitation civil, criminal and/or administrative proceedings), whether or not seeking costs, damages, penalties or expenses; and (B) third party claims, actions, demands or proceedings, based on negligence, trespass, strict liability, nuisance, toxic tort or detriment to human health or welfare due to any Release of a Hazardous Substance, and whether or not seeking costs, damages, penalties or expenses.

(iii) “Contamination” means the presence of, or Release on, under, from or to the environment of any Hazardous Substance, except the routine storage and use of Hazardous Substances from time to time in the ordinary course of business, in compliance with Environmental Laws and with good commercial practice.

(iv) “Release” means mean the spilling, leaking, disposing, discharging, emitting, depositing, injecting, leaching, escaping or any other release or threatened release and whether intentional or unintentional, of any Hazardous Substance.

(v) “Hazardous Substance” means: (A) any hazardous substance, pollutant or contaminant, as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§ 9601 et seq., or analogous state Environmental Law; (B) any petroleum or petroleum product or by-product, asbestos or asbestos-containing material, urea-formaldehyde, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; and (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to or could give rise to liability under any Environmental Law.

(vi) “Environmental Documents” means, for any Person: (A) any and all documents received by the Person or its Subsidiaries from the United States Environmental Protection Agency (“EPA”) or any other Governmental Entity concerning the environmental condition of any property owned, leased or operated at any time by the Person or any Subsidiary of the Person, or the effect of the Person’s business operations or the business operations of any Subsidiary of the Person on the environmental condition of such property; (B) any and all documents submitted by the Person or any Subsidiary of the Person during the past five years to the EPA or any state, county or municipal environmental or health agency concerning the environmental condition of any property owned, leased or operated at any time by the Person or any Subsidiary of the Person, or the effect of the Person’s business operations or the business operations of any Subsidiary of the Person on the environmental condition of such property, and (C) any report, study, assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, actual or potential liability under or cost arising out of, or actual or potential impact on business in connection with, any Environmental Law or any proposed or anticipated change in or addition to Environmental Law, that may in any way affect the Person or any entity for which it may be liable or any Subsidiary of the Person.

3.14 Employee Benefit Plans.

(a) For purposes of this Agreement, the following terms shall have the following meanings: (i) “Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, whether for the benefit of a single individual or a group of individuals, including, but not limited to, insurance coverage, medical care benefits, dependent care benefits, transportation benefits, cafeteria plan benefits, employee assistance benefits, scholarship or education benefits, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock or stock appreciation plan or other forms of incentive compensation or post-retirement compensation; (ii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; (iii) “ERISA Affiliate” means any entity which is, or at any applicable time was, a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included a party or a Subsidiary of such party, and (iv) “Company Employee Plan” means any Employee Benefit Plan maintained, or contributed to, by the Company, any Subsidiary of the Company or any ERISA Affiliate of the Company, or any Employee Benefit Plan with respect to which the foregoing parties has or reasonably could be expected to have any liability. Each Company Employee Plan is identified on Schedule 3.14(a) of the Company’s Disclosure Schedule. With respect to each Company Employee Plan, true, correct and complete copies of all of the following documents, if applicable, have been delivered or made available to CNLRP: (i) all plan documents and amendments thereto; (ii) written descriptions of any unwritten plans or policies; (iii) all trust agreements, annuity contracts, insurance policies and other documents relating to the funding or payment of benefits under the Company Employee Plan; (iv) all service contracts and agreements; (v) the three (3) most recent Forms 5500 and any financial statements attached thereto; (vi) the most recent actuarial and valuation report; (vii) the most recent IRS determination letter and all requests for rulings or determinations concerning such Company Employee Plan requested from the IRS subsequent to the date of that letter; (viii) the most recent IRS opinion letter; (ix) the most recent summary plan description, summary of material modifications, and summary annual report, and/or written interpretation of the Company Employee Plan provided to employees; (x) copies of the nondiscrimination (including section 415) testing for the last three (3) years, and (xi) all other documents, forms or other instruments relating to Company Employee Plans reasonably requested by CNLRP.

(b) Each Company Employee Plan complies and has at all times complied, in form and in operation and administration, in all material respects in accordance with its terms and all applicable laws, including, without limitation, the Code and ERISA, and each of the Company, its Subsidiaries and any ERISA Affiliates has in all material respects met its obligations with respect to such Company Employee Plan and has made all required contributions thereto (or reserved such contributions on the Company Balance Sheet).

(c) With respect to the Company Employee Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of the Company. The Company has no liability with respect to any Employee Plan maintained by an ERISA Affiliate.

(d) Each of the Company Employee Plans that is intended to be qualified under Section 401(a) of the Code has received determination letters from the IRS to the effect that such Company Employee Plan is qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked and, to the Company’s Knowledge, revocation has not been threatened. No deadline has passed to file a determination letter request with respect to any amendments not covered by the before-described those determination letters. No lawsuit or other action has been brought or, to the Company’s Knowledge, threatened with respect to any Company Employee Plan (excluding claims for benefits brought in the ordinary course of plan activities) and no audit, examination or other action has been brought or, to the Company’s Knowledge, threatened with respect to any Company Employee Plan by any Governmental Entity. The Company has incurred no tax liability under Sections 4971 through 4980B and 4980D of the Code or civil liability under Sections 502(i) or (l) of ERISA.

(e) Neither the Company, any Subsidiary nor any ERISA Affiliate has (i) ever maintained an Company Employee Plan which was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) ever been obligated to contribute to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA). No Company Employee Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(f) Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any stockholders, director, executive officer or other employee of the Company or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, or (B) providing any term of employment or compensation guarantee or (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any of its Subsidiaries that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code.

(g) There has been no amendment to, written interpretation of or announcement by the Company or any ERISA Affiliate relating to, or change in employee participation or coverage under, any Company Employee Plan that would result in a material increase in the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereof for the fiscal year of the Company ended prior to the date hereof. Neither the Company nor any ERISA Affiliate has any plan or commitment, whether legally binding or not, to create any additional Company Employee Plan, or to modify or change any existing Company Employee Plan that would affect any employee or terminated employee of the Company, any of its Subsidiaries, or any ERISA Affiliate.

(h) There has been no nonexempt “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Company Employee Plan; except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect there are not any current or, to the Knowledge of the Company, threatened security interests, liens, claims, pledges, agreements, charges or other encumbrances of any nature on the assets of any Company Employee Plan; the transactions contemplated herein will not directly or indirectly result in an increase of benefits, acceleration of vesting or acceleration of timing for payment of any benefit to any participant or beneficiary, except as disclosed in Section 3.14(h) of the Company Disclosure Schedule. No claims have been made, or, to the Knowledge of the Company, after due inquiry, are expected with respect to any bond or any fiduciary or other similar insurance with regard to the actions of any person in connection with any Benefit Plan, nor has there been, nor is there, to the Knowledge of the Company, after due inquiry, threatened any notice to any insurer under any such bond or policy with regard to any of such plans. No application for any bond or for any fiduciary or similar insurance policy has been issued subject to any qualification, condition or exclusion. No assets of any Company Employee Plan are invested, directly or indirectly, in real or personal property used by the Company or any ERISA Affiliate. There is sufficient liquidity of assets in each of the funded Company Employee Plans to promptly pay for the benefits earned and other liabilities owed (in each case, in the ordinary course of plan activities) under such Company Employee Plan. With respect to each Company Employee Plan, no insurance contract, annuity contract, or other agreement or arrangement with any financial or other organization would impose any penalty, discount or other reduction on account of the withdrawal of assets from such organization or the change in the investment of such assets.

(i) Each Company Employee Plan that is a “group health plan” (within the meaning of Code Section 5000(b)(1)) has been operated in compliance in all material respects with the group health plan continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA (“COBRA Coverage”), Section 4980D of the Code and Sections 701 through 707 of ERISA, Title XXII of the Public Health Service Act, the provisions of the Social Security Act and applicable state and federal privacy requirements, to the extent such requirements are applicable. Except as disclosed in Section 3.14(i) of the Company Disclosure Schedule, no Company Employee Plan or written or oral agreement exists which obligates the Company to provide health care coverage, medical, surgical, hospitalization, death or similar benefits (whether or not insured) to any employee or former employee of the Company or any of its Subsidiaries following such employee’s or former employee’s termination of employment with the Company or any Subsidiary, other than COBRA Coverage.

(j) Section 3.2(b) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its Subsidiaries who holds, as of the date hereof, any option, warrant or other right to purchase Company Common Stock, together with the number of shares of Company Common Stock subject to such option, warrant or right, the date of grant or issuance of such option, warrant or right, the extent to which such option, warrant or right is vested and/or exercisable, the exercise price of such option, warrant or right, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of each such option, warrant and right. Section 3.2(b) of the Company Disclosure Schedule also sets forth the total number of such options, warrants and rights. True and complete copies of each agreement (including all amendments and modifications thereto) between the Company and each holder of such options, warrants and rights relating to the same have been made available to CNLRP.

3.15 Compliance. The Company and each of its Subsidiaries are in compliance with (i) the Restated Articles of Incorporation or Bylaws of the Company or the charter, Bylaws, or other organizational document of any of its Subsidiaries, (ii) the terms of all note, bonds, mortgages, indentures, leases, licenses, contracts or other agreements, instruments or obligations to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) all permits, concessions, franchises, licenses, judgments, injunctions, orders, decrees, statutes, laws, ordinances, rules or regulations applicable to the Company or any of its Subsidiaries or any of its or their properties or assets; except, in the case of clauses (ii) and (iii) of this Section 3.15, for any such failures of compliance, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any permit, concession, franchise, license, judgment, injunction, order or decree of any Governmental Entity that is material to the Company or any of its Subsidiaries.

3.16 Employment and Labor Matters.

(a) Section 3.16(a) of the Company Disclosure Schedule identifies all employees and consultants employed or engaged by the Company with an annual base salary or compensation rate of $100,000 or higher and sets forth each such individual’s rate of pay or annual compensation, job title and date of hire. Except as set forth in Section 3.16(a) of the Company Disclosure Schedule or in the Company SEC Reports, there are no employment, consulting, collective bargaining, severance pay, continuation pay, termination or indemnification agreements or other similar contracts of any nature (whether in writing or not) between the Company or any Subsidiary and any current or former stockholder, officer, director, employee, consultant, labor organization or other representative of any of the Company’s or Subsidiary’s employees, nor is any such contract presently being negotiated. Neither the Company nor any Subsidiary is delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses, benefits or other compensation for any services or otherwise arising under any policy, practice, agreement, plan, program or law. Except as otherwise set forth in this Agreement and except as set forth in Section 3.16(a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary is liable for any severance pay or other payments to any employee or former employee arising from the termination of employment, nor will the Company or any Subsidiary have any liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company or any Subsidiary of any persons employed by the Company or any Subsidiary on or prior to the Effective Time. None of the Company’s or any Subsidiary’s employment policies or practices is currently being audited or investigated by any Governmental Entity. There is no pending or, to the Company’s Knowledge, threatened Proceeding, unfair labor practice charge, or other charge or inquiry against the Company or any Subsidiary brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the Company’s or Subsidiary’s employee, or other individual or any Governmental Entity with respect to employment practices brought by or before any Governmental Entity.

(b) Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, there are no controversies pending or threatened, between the Company or any of its Subsidiaries and any of their respective employees; neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by the Company or its Subsidiaries nor are there any activities or proceedings of any labor union to organize any such employees of the Company or any of its Subsidiaries; during the past five years there have been no strikes, slowdowns, work stoppages, disputes, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its Subsidiaries. Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, there are no grievances pending or, to the Company’s Knowledge, threatened, which, if adversely decided, could reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation or other order by, any Governmental Entity relating to employees or employment practices. The Company and each of its Subsidiaries are in compliance in all material respects with all applicable laws, contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment, including the obligations of the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN”), and all other notification and bargaining obligations arising under any collective bargaining agreement, by law or otherwise. Neither the Company nor any Subsidiary of the Company has effectuated a “plant closing” or “mass layoff” as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company, without complying with all provisions of WARN or implemented any early retirement, separation or window program within the past five years, nor has the Company or any Subsidiary planned or announced any such action or program for the future.

3.17 Insurance. Section 3.17 of the Company Disclosure Schedule sets forth a true and complete list of all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its Subsidiaries (“Company Insurance Policies”). Each Company Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. To the Company’s Knowledge, none of the Company Insurance Policies will terminate or lapse by reason of the transactions contemplated by this Agreement. The Company and its Subsidiaries have complied in all material respects with the provisions of each Company Insurance Policy under which it is the insured party. No insurer under any Company Insurance Policy has canceled or generally disclaimed liability under any such policy or indicated any intent to do so or not to renew any such policy. All material claims under the Company Insurance Policies have been filed in a timely fashion, in each case except as is not reasonably likely to have a Company Material Adverse Effect.

3.18 Opinion of Financial Advisor. Morgan Keegan & Company, Inc. (“MK”), financial advisor to the Special Committee of the Company Board (the “Company Special Committee”), has delivered to the Special Committee and the Board of Directors of the Company (the “Company Board”) an opinion to the effect that the Merger Consideration payable in the Merger is fair to the stockholders of the Company from a financial point of view. The Company has provided copies of such opinion to CNLRP. Such opinion has not been withdrawn, revoked or modified.

3.19 Related Party Transactions. Schedule 3.19 to the Company Disclosure Schedule sets forth a list of all material arrangements, agreements and contracts entered into by the Company or any Subsidiary of the Company that are in effect and which are with (a) any investment banker or financial advisor, in each case, relating to any obligation to make, or which could result in the making of, any payment (except pursuant to indemnification obligations) or (b) any Person who is an officer, director, stockholder or Affiliate of the Company or any Subsidiary of the Company, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses). Such documents, copies of all of which have previously been delivered or made available to CNLRP, are listed in Schedule 3.19 to the Company Disclosure Schedule.

3.20 Permits. The Company and each of its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted or as presently contemplated to be conducted, except for such permits, licenses and franchises the absence of which have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect (the “Company Permits”). The Company and its Subsidiaries are in compliance with the terms of the

Company Permits, except where the failure to so comply, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. There is no pending threat of modification or cancellation of any Company Permit that, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect. To the Company’s Knowledge and except to the extent caused by the lack of one or more approvals, notifications, reports or other filings set forth in Section 3.3(c) of this Agreement, no Company Permit will cease to be effective as a result of the consummation of transactions contemplated by this Agreement.

3.21 Material Agreements

(a) Section 3.21(a) of the Company Disclosure Schedule sets forth a true and complete list, and if oral, an accurate and complete summary, of all material notes, bonds, mortgages, indentures, leases, licenses, contracts or other agreements, instruments or obligations to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound as of the date hereof (collectively, “Material Agreements”), including the following agreements:

(i) employment contracts with officers of the Company and other contracts with current or former officers, directors or stockholders of the Company, and all severance, change in control (except pursuant to the Company Stock Plans) or similar contracts with any current or former stockholders, directors, officers, employees or agents of the Company that will result in any obligation (absolute or contingent) of the Company or any of its Subsidiaries to make any payment to any current or former stockholders, directors, officers, employees or agents of the Company following either the consummation of the transactions contemplated hereby, termination of employment (or the relevant relationship), or both;

(ii) labor contracts (if any);

(iii) contracts involving annual revenues, expenditures or liabilities in excess of $500,000 per annum or $1,000,000 in the aggregate which are not cancelable (without material penalty, cost or other liability) within 60 days;

(iv) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments and contracts providing for the borrowing or lending of money, whether as borrower, lender or guarantor, in each case, relating to indebtedness or obligations in excess of $1,000,000;

(v) contracts containing a covenant limiting or purporting to limit the freedom of the Company or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location in the world;

(vi) joint venture or partnership agreements or joint development, distribution or similar agreements pursuant to which any third party is entitled or obligated to develop or distribute any products on behalf of the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries is entitled or obligated to develop or distribute any products on behalf of any third party;

(vii) contracts for the acquisition, directly or indirectly (by merger or otherwise) of material assets (whether tangible or intangible) or the capital stock of another Person;

(viii) contracts involving the issuance or repurchase of any capital stock of the Company or any of its Subsidiaries (including newly formed Subsidiaries), other than, with respect to the issuance of Company Common Stock, the options and warrants listed in Section 3.2.(b) of the Company Disclosure Schedule

(ix) contracts under which the Company or any of its Subsidiaries has granted or received exclusive rights;

(x) any interest rate swaps, caps, floors or option agreements or any other interest rate risk management arrangement or foreign exchange Contracts; and

(xi) contracts for the license or supply of any geographic or similar data to the Company or any of its Subsidiaries.

True and complete copies of all written Material Agreements have been delivered or been made available to CNLRP by the Company.

For purposes of this Agreement, “indebtedness” means, with respect to any Person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person upon which interest charges are customarily paid, (D) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (E) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person or creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person’s business), (F) all capitalized lease obligations of such person, (G) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (H) all letters of credit issued for the account of such person and (I) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

(b) Other than Material Agreements that have terminated or expired in accordance with their terms, each Material Agreement is in full force and effect, is a valid and binding obligation of the Company or such Subsidiary and of each other party thereto and is enforceable, in accordance with its terms, against the Company or such Subsidiary and against each other party thereto, and such Material Agreements will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby, with no material alteration or acceleration or increase in fees or liabilities. Neither the Company nor any of its Subsidiaries is or is alleged to be and, to the Company’s Knowledge, no other party is or is alleged to be in default under, or in breach or violation of, any Material Agreement and, to the Company’s Knowledge, no event has occurred which, with the giving of notice or passage of time or both, would constitute such a default, breach or violation. The designation or definition of Material Agreements for purposes of this Section 3.21 and the disclosures made pursuant thereto shall not be construed or utilized to expand, limit or define the terms “material” and “Company Material Adverse Effect” as otherwise referenced and used in this Agreement.

3.22 Section 3-602 of the MGCL Not Applicable. Assuming the accuracy of the representations contained in Section 4.24 below, the Company Board has taken all actions necessary so that, to the extent applicable, the restrictions contained in Section 3-602 of the MGCL applicable to a “business combination” (as defined in Section 3-601(e) of the MGCL) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger. No Maryland law or other takeover statute or similar law and no provision of the Restated Articles of Incorporation or Bylaws, or other organizational documents or governing instruments of the Company or any of its Subsidiaries or any Material Agreement to which any of them is a party would or would purport to impose restrictions which might adversely affect or delay the consummation of the transactions contemplated by this Agreement.

3.23 Tax Matters.

(a) To the Company’s Knowledge, after consulting with its independent auditors and outside legal counsel, neither the Company nor any of its Affiliates has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

(b) The Company has no plan or intention, and as of the issue date will have no plan or intention, to redeem the Company Series C Preferred Stock.

(c) The Company will not take a reporting position reflecting the Company Series C Preferred Stock as “nonqualified preferred stock.”

3.24 Brokers. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except MK whose fees and expense will be paid by the Company. The Company has delivered to CNLRP a complete and accurate copy of the agreement pursuant to which MK is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

3.25 Certain Business Practices. As of the date hereof, neither the Company nor any of its Subsidiaries nor any director, officer, employee or agent of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

3.26 No Ownership of CNLRP Securities. Neither the Company nor any Subsidiary of the Company owns or has ever owned any shares of CNLRP Common Stock or any other securities of CNLRP.

3.27 Investment Company Act of 1940. None of the Company or any Subsidiary of the Company is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

3.28 Disclosure. The representations and warranties by the Company in this Agreement and the documents referred to herein (including the Schedules and Exhibits hereto), taken together with all the other information provided to CNLRP or its representatives in connection with the transactions contemplated hereby, do not contain any statements of a material fact or omit to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CNLRP

CNLRP represents and warrants to the Company that the statements contained in this Article IV are true and correct, except as set forth herein or in the disclosure schedule delivered by CNLRP to the Company on or before the date of this Agreement (the “CNLRP Disclosure Schedule”). CNLRP Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections contained in this Article IV. Disclosure of any fact or item in any section of CNLRP Disclosure Schedule shall not, should the existence of the fact or item or its contents be relevant to any other section of CNLRP Disclosure Schedule, be deemed to be disclosed with respect to such other section unless specifically stated in the CNLRP Disclosure Schedule.

As used herein, “CNLRP Material Adverse Effect” shall mean any fact, event, change, development, effect or circumstance that (i) is materially adverse to the business, condition (financial or otherwise), results of operations, assets, liabilities, properties or prospects of CNLRP and its Subsidiaries, taken as a whole, or (ii) would materially impair or delay the ability of CNLRP to perform its obligations hereunder or under CNLRP Stockholders’ Agreement, including the consummation of the Merger; provided, that CNLRP Material Adverse Effect shall not include (A) any adverse change, effect or circumstance arising out of or resulting from actions contemplated by the parties in connection with this Agreement or that is attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement, (B) any adverse change in the trading prices for CNLRP’s stock, or (C) changes that result from economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific industry or markets in which CNLRP operates and competes (provided that such changes do not affect the Company in a substantially disproportionate manner).

4.1 Organization, Standing and Power.

(a) Each of CNLRP and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign entity in each jurisdiction in which such qualification is required, except for such jurisdictions where the failure to be so qualified or licensed could not, individually or in the aggregate, reasonably be expected to have a CNLRP Material Adverse Effect.

(b) Section 4.1(b) of CNLRP Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all of CNLRP’s directly and indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary’s outstanding capital stock or other equity or other interest owned by CNLRP or another Subsidiary of CNLRP. Except as set forth in Section 4.1(b) of CNLRP Disclosure Schedule, neither CNLRP nor any of its Subsidiaries owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity or similar interest in, any Person. Except as disclosed on Section 4.1(b) of CNLRP Disclosure Schedule, neither CNLRP nor any of its Subsidiaries directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated.

(c) Section 4.1(c) of CNLRP Disclosure Schedule lists the joint ventures of CNLRP (the “CNLRP Joint Ventures”).

(d) CNLRP has made available to the Company complete and accurate copies of: (i) the Second Amended and Restated Articles of Incorporation, as amended and Bylaws of CNLRP; (ii) the charter, bylaws or other organization documents of each Subsidiary of CNLRP; and (iii) the agreements governing CNLRP Joint Ventures. The Second Amended and Restated Articles of Incorporation, as amended, and Bylaws of CNLRP and the charter, bylaws or other organization documents of each Subsidiary of CNLRP are in full force and effect, and no other organizational documents are applicable to or binding upon CNLRP or its Subsidiaries.

4.2 Capitalization.

(a) The authorized capital stock of CNLRP consists of 62,500,000 shares of CNLRP Common Stock, 3,000,000 shares of preferred stock (the “CNLRP Preferred Stock”), $.01 par value per share, and 78,000,000 shares of excess stock, $.01 par value per share (the “CNLRP Excess Stock”). As of the close of business on the date of this Agreement, (i) 45,248,670 shares of CNLRP Common Stock were issued and outstanding, (ii) no shares of CNLRP Common Stock were held in the treasury of CNLRP or by Subsidiaries of CNLRP, (iii) no shares of CNLRP Preferred Stock were issued and outstanding, and (iv) no shares of CNLRP Excess Stock were issued and outstanding.

(b) As of the date of this Agreement, 4,500,000 shares of CNLRP Common Stock were reserved for future issuance pursuant to stock options granted pursuant to the CNL Restaurant Properties, Inc. Performance Incentive Plan (the “CNLRP Stock Plan”). As of the date of this Agreement, no awards have been granted under CNLRP Stock Plan. Except as set forth in this Section 4.2 or reserved for future grants under CNLRP Stock Plan (i) there are no equity securities of any class of CNLRP or any of its Subsidiaries (other than equity securities of any such Subsidiary that are directly or indirectly owned by CNLRP), or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which CNLRP or any of its Subsidiaries is a party or by which CNLRP or any of its Subsidiaries is bound obligating CNLRP or any of its Subsidiaries to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of capital stock of CNLRP or any of its Subsidiaries or any security or rights convertible into or exchangeable or exercisable for any such shares. Neither CNLRP nor any of its Subsidiaries has outstanding any stock appreciation rights, phantom stock, performance based rights or similar rights or obligations (contingent or otherwise). To CNLRP’s Knowledge, except as set forth in CNLRP Stockholders’ Agreement, there are no agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock of CNLRP or any of its Subsidiaries.

(c) All outstanding shares of CNLRP Common Stock are, and all shares of CNLRP Common Stock subject to issuance as specified in Section 4.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the MGCL, CNLRP’s Second Amended and Restated Articles of Incorporation, as amended or Bylaws or any agreement to which CNLRP is a party or is otherwise bound. There are no obligations, contingent or otherwise, of CNLRP or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of CNLRP Common Stock or the capital stock of CNLRP or any of its Subsidiaries or to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, CNLRP or any Subsidiary of CNLRP or any other entity, other than guarantees of bank obligations of Subsidiaries of CNLRP entered into in the ordinary course of business.

(d) All of the outstanding shares of capital stock of each of CNLRP’s Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares are owned, of record and beneficially, by CNLRP or another Subsidiary of CNLRP free and clear of all security interests, liens, claims, pledges, agreements, limitations in CNLRP’s voting rights, charges or other encumbrances of any nature.

(e) There are no restrictions of any kind which prevent the payment of dividends by any of CNLRP’s Subsidiaries, and neither CNLRP nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person.

4.3 Authority; No Conflict; Required Filings and Consents.

(a) CNLRP has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement by CNLRP’s stockholders under the MGCL, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by CNLRP have been duly authorized by all necessary corporate action on the part of CNLRP, subject only to the adoption of this Agreement by CNLRP’s stockholders under the MGCL. This Agreement has been duly executed and delivered by CNLRP and constitutes the valid and binding obligation of CNLRP, enforceable in accordance with its terms, except that the enforceability of this Agreement is subject only to the adoption of this Agreement by CNLRP’s stockholders under the MGCL.

(b) The execution and delivery of this Agreement by CNLRP does not, and the consummation of the transactions contemplated by this Agreement will not, (i) subject to approval of the CNLRP Charter Amendment, conflict with, or result in any violation or breach of, any provision of the Second Amended and Restated Articles of Incorporation, as amended or Bylaws of CNLRP or the charter, Bylaws, or other organizational document of any of its Subsidiaries, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, or result in the creation of a security interest, lien, claim, pledge, agreement, limitations in CNLRP’s voting right, charge or other encumbrance of any nature on any of the properties or assets of CNLRP or any of its Subsidiaries pursuant to any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which CNLRP or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) subject to compliance with the requirements specified in clauses (i), (ii), (iii), (iv) and (v) of

Section 4.3(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to CNLRP or any of its Subsidiaries or any of its or their properties or assets; or (iv) require CNLRP under the terms of any agreement, contract, arrangement or understanding to which it is a party or by which it or its assets are bound, to obtain the consent or approval of, or provide notice to, any other party to any such agreement, contract, arrangement or understanding, except in the case of clauses (ii), (iii) and (iv) of this Section 4.3(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, failure to obtain consent or approval or failure to notify which could not, individually or in the aggregate, reasonably be expected to have a CNLRP Material Adverse Effect.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to CNLRP or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for (i) pre-merger notification under the HSR Act, (ii) the filing of the Articles of Merger with the Maryland Department of Assessments and Taxation and appropriate corresponding documents with the Secretaries of State of other states in which CNLRP is qualified as a foreign corporation to transact business, (iii) the filing of reports with the SEC in accordance with the Exchange Act, (iv) the compliance with any state securities laws, and (v) any consent, approval, license, permit, order, authorization, registration, declaration, notice or filing, which, if not obtained or made, could not, individually or in the aggregate, reasonably be expected to have a CNLRP Material Adverse Effect.

(d) As of the date hereof and as of the Effective Time, the CNLRP Board has, at a meeting duly called and held, (i) unanimously approved this Agreement to which CNLRP is a party, (ii) unanimously approved and declared advisable an amendment to CNLRP’s Second Amended and Restated Articles of Incorporation, as amended, to eliminate the provisions contained therein relating to roll-up transactions (the “CNLRP Charter Amendment”), (iii) determined that the transactions contemplated hereby are advisable, fair to and in the best interests of the stockholders of CNLRP, (iv) resolved to recommend adoption of this Agreement, the Merger, CNLRP Charter Amendment, and the other transactions contemplated hereby to the stockholders of CNLRP and (v) directed that this Agreement and CNLRP Charter Amendment be submitted to the stockholders of CNLRP for their approval and authorization. The CNLRP Board has not withdrawn, rescinded or modified such approvals, determination, and resolutions to recommend. The affirmative vote of a majority of all outstanding shares of CNLRP Common Stock is the only vote of the holders of any class or series of capital stock of CNLRP necessary to approve and authorize this Agreement, the Merger, CNLRP Charter Amendment and the other transactions contemplated hereby. As of the date of this Agreement, the holders of CNLRP Common Stock that are parties to CNLRP Stockholders’ Agreement own (beneficially and of record) and have the right to vote, in the aggregate, approximately 13.6% of the total issued and outstanding CNLRP Common Stock.

(e) There is no agreement or order binding upon CNLRP or any of its Subsidiaries or any of their assets or properties which has had or could reasonably be expected to have the effect of prohibiting or impairing any business practice of CNLRP or any of its Subsidiaries or the conduct of business by CNLRP or any of its Subsidiaries as currently conducted or as proposed to be conducted by CNLRP or any of its Subsidiaries. Neither CNLRP nor any of its Subsidiaries is subject to any non-competition, non-solicitation or similar restriction on their respective businesses.

4.4 SEC Filings; Financial Statements.

(a) All forms, reports and other documents required to be filed by CNLRP with the SEC since January 1, 2001 (including those that CNLRP may file after the date hereof until the Closing) are referred to herein as the “CNLRP SEC Reports.” CNLRP SEC Reports (i) were or will be filed on a timely basis and (ii) were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act, and the Exchange Act, as the case may be, applicable to such CNLRP SEC Reports. None of CNLRP SEC Reports when filed, after giving effect to any amendments and supplements thereto filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of CNLRP’s Subsidiaries has filed, or is obligated to file, any forms, reports, schedules, statements or other documents with the SEC. As used in this Section 3.4(a), the term “filed” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in CNLRP SEC Reports (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act or for normal year-end adjustments) and (iii) fairly presented or will fairly present the financial position of CNLRP as of the dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that have not been and are not expected to be material to CNLRP. The unaudited balance sheet of CNLRP as of June 30, 2004 is referred to herein as the “CNLRP Balance Sheet.”

(c) CNLRP has established and maintained (i) disclosure controls and procedures (as defined in Rule 13a-15 promulgated under the Exchange Act) and (ii) internal control over financial reporting (as defined in Rule 13a-15 promulgated under the Exchange Act). To CNLRP’s Knowledge, (i) such disclosure controls and procedures are effective to ensure that material information relating to CNLRP, including its consolidated subsidiaries, is made known to the CNLRP’s senior management by others within those entities, particularly during the period when the CNLRP’s periodic reports to which such information relates are required to be prepared, (ii) such internal control over financial reporting provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (iii) there are no significant deficiencies or material weaknesses in the design or operation of CNLRP’s internal control over financial reporting which could adversely affect CNLRP’s ability to record, process, summarize and report financial data and (iv) there is no fraud, whether or not material, that involves management or other employees who have a significant role in CNLRP’s internal control over financial reporting. The Company has made available to CNLRP, complete and correct copies of, all formally written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures and internal control over financial reporting.

(d) The information to be supplied by CNLRP for inclusion in the Registration Statement, shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information to be supplied by CNLRP for inclusion in the Proxy Statement to be sent to the stockholders of CNLRP in connection with the Company Meeting and CNLRP Meeting shall not, on the date the Proxy Statement is first mailed to stockholders of CNLRP and CNLRP, at the time of the Company Meeting and CNLRP Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting or CNLRP Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to CNLRP or any Affiliate (as defined below) of CNLRP, officers or directors should be discovered by CNLRP which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, CNLRP shall promptly inform CNLRP. The Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Exchange Act. CNLRP makes no representation or warranty with respect to any information supplied by the Company which is contained in the Registration Statement or Proxy Statement.

4.5 No Undisclosed Liabilities; Indebtedness.

(a) Neither CNLRP nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent or otherwise), and there is no existing fact, condition or circumstance which could reasonably be expected to result in such liabilities or obligations, except liabilities or obligations (i) disclosed in CNLRP SEC Reports filed and publicly available prior to the date hereof or (ii) incurred in the ordinary course of business since June 30, 2004 which do not have, and could not reasonably be expected to have, individually or in the aggregate, a CNLRP Material Adverse Effect.

(b) Section 4.5(b) of CNLRP Disclosure Schedule sets forth, as of June 30, 2004, a complete and accurate list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness (as defined in Section 3.21(a) above) of CNLRP or any of its Subsidiaries in an aggregate principal amount in excess of $1,000,000 is outstanding or may be incurred and the respective principal amounts outstanding thereunder as of the date of this Agreement.

4.6 Absence of Certain Changes or Events.

(a) Except as disclosed in CNLRP SEC Reports filed prior to the date of this Agreement, there has not been, after the date of CNLRP Balance Sheet and prior to the date of this Agreement, any change, development, circumstance, condition, event, occurrence, damage, destruction or loss that has had or could reasonably be expected to have, individually or in the aggregate, a CNLRP Material Adverse Effect.

(b) During the period from June 30, 2004 to the date hereof, (i) there has not been any change by CNLRP in its accounting methods, principles or practices, any revaluation by CNLRP of any of its assets, including, writing down the value of inventory or writing off notes or accounts receivable, other than any revaluations that would not reasonably be expected to have, individually or in the aggregate, a CNLRP Material Adverse Effect, and (ii) there has not been any action or event, and neither CNLRP nor any of its Subsidiaries has agreed in writing or otherwise to take any action, that would have required the consent of CNLRP pursuant to Section 5.2 had such action or event occurred or been taken after the date hereof and prior to the Effective Time.

4.7 Properties.

(a) CNLRP or a Subsidiary of CNLRP owns good and marketable fee simple title (or leasehold estate) to each of the real properties identified in Section 4.7(a) of CNLRP Disclosure Schedule (collectively, the “CNLRP Properties” and each, a “CNLRP Property”), which are all of the real properties owned by them as of the date hereof. Except (i) as set forth in the existing title reports identified in clause (v) below, (ii) for CNLRP Leases, and (iii) for any easements granted in the ordinary course of business since the date of such title reports, none of which has a CNLRP Material Adverse Effect, no other Person has any real property ownership interest in any of CNLRP Properties. Except as set forth in Schedule 4.7(a) to CNLRP Disclosure Schedule, none of CNLRP Properties is subject to any restriction on the sale or other disposition thereof, including, but not limited, to grants of rights of first refusal or option to tenants of CNLRP Properties, or on the financing or release of financing thereon. CNLRP Properties are not subject to any Property Restrictions or Encumbrances, except for (iv) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including zoning regulations, which, individually or in the aggregate, would not have a CNLRP Material Adverse Effect, (v) Property Restrictions and Encumbrances disclosed on existing title reports or existing surveys and easements granted in the ordinary course of business since the date of such reports, none of which would adversely effect the tenant’s obligation to pay rent under the applicable CNLRP Lease (as defined below) and (vi) mechanics’, carriers’, workmen’s and repairmen’s liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, would not have a CNLRP Material Adverse Effect.

(b) Valid policies of title insurance have been issued or irrevocably committed to be issued insuring CNLRP’s or the applicable CNLRP Subsidiary’s fee simple title (or leasehold estate) to each of CNLRP Properties (or leasehold estate) owned by it in amounts at least equal to the purchase price thereof paid by

CNLRP or its Subsidiary in the case of CNLRP Properties owned by CNLRP or any of its Subsidiaries, subject only to the matters and exceptions disclosed in such policies. Such policies are, at the date hereof, in full force and effect.

(c) There has been no physical damage to any CNLRP Properties which, individually or in the aggregate, would have a CNLRP Material Adverse Effect after giving effect to any applicable insurance.

(d) Neither CNLRP nor any of CNLRP Subsidiaries nor, to CNLRP’s Knowledge, any tenant under a CNLRP Lease has received any notice with respect to any CNLRP Property to the effect that any condemnation or rezoning proceedings are pending or threatened which, individually or in the aggregate, would have a CNLRP Material Adverse Effect. All work to be performed, payments to be made and actions to be taken by CNLRP or CNLRP Subsidiaries prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action (e.g., local improvement district, road improvement district, environmental mitigation) material to CNLRP and CNLRP Subsidiaries taken as a whole have been performed, paid or taken, as the case may be, and to CNLRP’s Knowledge, no planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements are material to CNLRP and CNLRP Subsidiaries taken as a whole.

(e) Except as set forth in Section 4.7(e) of the CNLRP Disclosure Schedule, no CNLRP Property is currently under development or subject to any agreement with respect to development, and, except in the ordinary course of business, neither CNLRP nor any Subsidiary shall enter into any such agreement between the date hereof and the Effective Time without the prior written approval of Company. For purposes of this Section 4.7(e), “development” shall not include capital improvements made in the ordinary course of business to existing CNLRP Properties and repairs made to existing CNLRP Properties.

4.8 CNLRP Joint Venture Interests. CNLRP owns the interests in CNLRP Joint Ventures listed in Section 4.1(c) of CNLRP Disclosure Schedule free and clear of all security interests, liens, claims, pledges, agreements, charges or other encumbrances of any nature.

4.9 Leases. Except as set forth in Section 4.9 of the CNLRP Disclosure Schedule, each lease to which a CNLRP Property is subject is in full force and effect in accordance with its terms and no event of default has occurred that, in either case, individually or in the aggregate, would have a CNLRP Material Adverse Effect. Neither CNLRP nor any Subsidiary has received written notice that it is in material default thereunder, and there exists no default by CNLRP or any Subsidiary under such lease. In connection with the Merger, none of CNLRP nor any of its Subsidiaries is obligated under or bound by any option, right or first refusal, purchase contract, or other contract to sell or otherwise dispose of any CNLRP Property or any other interest in any CNLRP Property.

4.10 Taxes.

(a) Each of CNLRP and the Subsidiaries of CNLRP and any consolidated, combined, unitary or aggregate group for tax purposes of which CNLRP or any Subsidiary of CNLRP is or has been a member has timely filed all federal income Tax Return and all other material Tax Returns required to be filed by it (after giving effect to any filed extension properly granted by a Tax Authority having authority to do so) and has timely paid all Taxes shown on such Tax Returns as required to be paid by it except Taxes that are being contested in good faith by appropriate proceedings and for which CNLRP or the applicable CNLRP Subsidiary shall have set aside on its books adequate reserves.

(b) Each such Tax Return is true, complete and accurate in all material respects. CNLRP Balance Sheet reflects an adequate reserve for all Taxes payable by CNLRP and its Subsidiaries for all taxable periods and portions thereof through June 30, 2004. Since the date of CNLRP Balance Sheet, CNLRP has incurred no liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code, including without limitation any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither CNLRP nor any Subsidiary of CNLRP has incurred any liability for Taxes other than in the ordinary course of business. No material deficiencies for any Taxes have been proposed, asserted or assessed against CNLRP or any Subsidiary of CNLRP, and no requests for waivers of the time to assess any such Taxes are pending and no extensions of time to assess any such Taxes are in effect.

(c) All Taxes required to be withheld, collected and paid over to any Tax Authority by CNLRP and any Subsidiary of CNLRP have been timely withheld, collected and paid over to the proper Tax Authority. There are no pending actions or proceedings by any Taxing Authority for assessment or collection of any Tax.

(d) Complete copies of all federal, state and local income or franchise Tax Returns that have been filed by CNLRP and each Subsidiary of CNLRP for all taxable years beginning on or after January 1, 2001, any extensions filed with any Tax Authority that are currently in effect and all written communications with a Taxing Authority relating thereto, have been made available to the Company. CNLRP has not received notice of any claim by a Taxing Authority in a jurisdiction where CNLRP or any Subsidiary of CNLRP does not file Tax Returns that it is subject to taxation by the jurisdiction except where the failure to file such Tax Return or to be subject to taxation could not reasonably be expected to have a CNLRP Material Adverse Effect.

(e) Neither CNLRP, nor any Subsidiary of CNLRP is obligated to make after the Closing any payment that would not be deductible pursuant to Sections 162(m) or 280G of the Code. Other than with respect to its Subsidiaries, CNLRP is not and has never been (nor does CNLRP have any liability for unpaid Taxes because it once was) a member of an affiliated, consolidated, combined or unitary group, and neither CNLRP nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement or is liable for the Taxes of any other person under Treasury Regulations §1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract, or otherwise.

(f) CNLRP has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither CNLRP nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

(g) None of CNLRP and its Subsidiaries will be required to include any material amount in taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of a change in the method of accounting for a taxable period ending prior to the Closing Date, any “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax Laws) entered into prior to the Closing Date, any sale reported on the installment method that occurred prior to the Closing Date, or any taxable income attributable to any amount that is economically accrued prior to the Closing Date.

(h) CNLRP (i) for all taxable years commencing with its initial taxable year through December 31, 2003 has been operated so as to qualify as a real estate investment trust (a “REIT”) within the meaning of Section 856 of the Code and has been so qualified as a REIT for such years, (ii) and will continue to operate to the Closing, in such a manner as to qualify as a REIT for the taxable year beginning January 1, 2004 determined as if the taxable year of the REIT ended as of the Closing and (iii) has not taken or omitted to take any action which would result in a challenge to its status as a REIT, and no such challenge is pending or to CNLRP’s Knowledge threatened. Each Subsidiary of CNLRP which is a partnership or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as a separate entity, as the case may be, and has not been treated for federal income tax purposes as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by CNLRP of a direct or indirect interest therein owned any assets (including, without limitation, securities) that would cause CNLRP to violate Section 856(c)(4) of the Code. The nature of the assets of CNLRP and the Subsidiaries of CNLRP is such that the sale of all of the assets owned by them would not cause CNLRP to be disqualified as a REIT under Code Section 856(c)(2) or 856(c)(3) or otherwise. Each Subsidiary of CNLRP that is a corporation either (i) has been since its formation a qualified REIT subsidiary under Section 856(i) of the Code or (ii) has been since January 1, 2001, a taxable REIT subsidiary under Section 856(1) of the Code.

4.11 Intellectual Property. CNLRP and the Subsidiaries of CNLRP have sole title to and ownership of, or possesses legally enforceable rights to use under valid and subsisting written license agreements, all Intellectual Property of CNLRP. Neither CNLRP nor any of its Subsidiaries has misappropriated, is conflict with or is infringing upon the Intellectual Property of others.

4.12 Litigation. Except as described in Section 4.12 of CNLRP Disclosure Schedule or expressly described in CNLRP SEC Reports filed and publicly available prior to the date hereof, there is no Proceeding pending or, to CNLRP’s Knowledge, threatened against CNLRP or any of the Subsidiaries which, individually or in the aggregate, will have a CNLRP Material Adverse Effect. There are no judgments, orders or decrees outstanding against CNLRP which, individually or in the aggregate, has had or could reasonably be expected to have a CNLRP Material Adverse Effect. Notwithstanding the foregoing, (i) Schedule 4.12 to CNLRP’s Disclosure Schedule sets forth each and every material uninsured claim, equal employment opportunity claim and claim relating to sexual harassment and/or discrimination pending or, to the Knowledge of CNLRP, threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim and (ii) no claim has been made under any directors’ and officers’ liability insurance policy at any time by CNLRP or any Subsidiary.

4.13 Environmental Matters. Except for such matters which have not had or could not, individually or in the aggregate, reasonably be expected to have a CNLRP Material Adverse Effect:

(a) CNLRP and each of its Subsidiaries are currently and, at all times during CNLRP’s and each of its Subsidiaries’ ownership or operation of their businesses and properties, have been, in compliance with all applicable Environmental Laws;

(b) no Environmental Claims have been asserted or assessed against CNLRP, any of its Subsidiaries or, to CNLRP’s Knowledge, any tenant under any of CNLRP Leases with regard to any of CNLRP Properties, and no Environmental Claims are pending or, to CNLRP’s Knowledge, threatened against CNLRP, any of its Subsidiaries or any tenants under any of CNLRP Leases with regard to any of CNLRP Properties:

(c) there has not been, and is not now present, any Contamination at any property currently owned, leased or operated by CNLRP and its Subsidiaries (including soils, groundwater, surface water in, on or under such properties), and no such property is in the National Priorities List or, to CNLRP’s Knowledge, any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local Governmental Entity with respect to sites from which there is or has been a Release of a Hazardous Substance;

(d) there was no Contamination at any property formerly owned, leased or operated by CNLRP or any of its Subsidiaries during, or to CNLRP’s Knowledge, prior to the period of ownership or operation by CNLRP or any of its Subsidiaries (including soils, groundwater, surface water in, on or under such properties), and no such property is on the National Priorities List or, to CNLRP’s Knowledge, any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local Governmental Entity with respect to sites from which there is or has been a Release of a Hazardous Substance;

(e) neither CNLRP nor any of its Subsidiaries nor, to CNLRP’s Knowledge, any tenant of any CNLRP Property is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances that obligates or may obligate CNLRP or any of its Subsidiaries to pay money;

(f) To CNLRP’s Knowledge, there are no events, conditions, circumstances, practices, plans, or legal requirements (in effect or reasonably anticipated), that could be expected to prevent CNLRP from, or materially increase the burden on CNLRP of complying with applicable Environmental Laws; and

(g) CNLRP has made available to the Company, prior to the execution and delivery of this Agreement, complete copies of any and all Environmental Documents pertaining to CNLRP Properties.

(h) To CNLRP’s Knowledge, each of the representations and warranties contained in Section 4.13(a) is true and correct with respect to any entity for which CNLRP or any of its Subsidiaries has assumed or retained liability, whether by contract or operation of law.

4.14 Employee Benefit Plans.

(a) Each Employee Benefit Plan maintained, or contributed to, by CNLRP, any Subsidiary of CNLRP or any ERISA Affiliate of CNLRP (a “CNLRP ERISA Affiliate”) (such plans together, the “CNLRP Employee Plans”) has been complies and has at all times complied, in form and in operation and administration, in all material respects in accordance with its terms and each of CNLRP, CNLRP’s Subsidiaries and CNLRP ERISA Affiliates has in all material respects met its obligations with respect to such CNLRP Employee Plan and has made all required contributions thereto (or reserved such contributions on CNLRP Balance Sheet), in each case except as would not cause a CNLRP Material Adverse Effect.

(b) With respect to CNLRP Employee Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of CNLRP, in each case except as would not cause a CNLRP Material Adverse Effect.

(c) Each of CNLRP Employee Plans that is intended to be qualified under Section 401(a) of the Code has received determination letters from the IRS to the effect that such CNLRP Employee Plans is qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked and, to CNLRP’s Knowledge, revocation has not been threatened. No deadline has passed to file a determination letter request with respect to any amendments not covered by the before-described those determination letters.

(d) Neither CNLRP, any Subsidiary of CNLRP nor any CNLRP ERISA Affiliate has (i) ever maintained a CNLRP Employee Plan which was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) ever been obligated to contribute to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA). No CNLRP Employee Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(e) There has been no nonexempt “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any CNLRP Employee Plan; except as would not, individually or in the aggregate, reasonably be expected to have a CNLRP Material Adverse Effect, there are not any current or threatened security interests, liens, claims, pledges, agreements, charges or other encumbrances of any nature on the assets of any CNLRP Employee Plan; the transactions contemplated herein will not directly or indirectly result in an increase of benefits, acceleration of vesting or acceleration of timing for payment of any benefit to any participant or beneficiary, except as disclosed in Section 4.14(e) of CNLRP Disclosure Schedule. No claims have been made, or, to the Knowledge of CNLRP, after due inquiry, are expected with respect to any bond or any fiduciary or other similar insurance with regard to the actions of any person in connection with any CNLRP Employee Plan, nor has there been, nor is there, to the Knowledge of CNLRP, after due inquiry, threatened any notice to any insurer under any such bond or policy with regard to any of such plans. No application for any bond or for any fiduciary or similar insurance policy has been issued subject to any qualification, condition or exclusion. No assets of any CNLRP Employee Plan are invested, directly or indirectly, in real or personal property used by CNLRP or any ERISA Affiliate. There is sufficient liquidity of assets in each of the funded CNLRP Employee Plans to promptly pay for the benefits earned and other liabilities owed (in each case, in the ordinary course of plan activities) under such CNLRP Employee Plan. With respect to each CNLRP Employee Plan, no insurance contract, annuity contract, or other agreement or arrangement with any financial or other organization would impose any penalty, discount or other reduction on account of the withdrawal of assets from such organization or the change in the investment of such assets.

(f) Neither CNLRP nor any of its Subsidiaries is a party to any oral or written (i) agreement with any stockholders, director, executive officer or other key employee of CNLRP or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving CNLRP or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, or (B) providing any term of employment or compensation guarantee or (ii) agreement, plan or arrangement under which any person may receive payments from CNLRP or any of its Subsidiaries that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code.

4.15 Compliance. CNLRP and each of its Subsidiaries are in compliance with (i) the Second Amended and Restated Articles of Incorporation, as amended or Bylaws of CNLRP or the charter, Bylaws, or other organizational document of any of its Subsidiaries, (ii) the terms of all note, bonds, mortgages, indentures, leases, licenses, contracts or other agreements, instruments or obligations to which CNLRP or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) all permits, concessions, franchises, licenses, judgments, injunctions, orders, decrees, statutes, laws, ordinances, rules or regulations applicable to CNLRP or any of its Subsidiaries or any of its or their properties or assets; except, in the case of clauses (ii) and (iii) of this Section 4.15, for any such failures of compliance, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither CNLRP nor any of its Subsidiaries has received notice of any revocation or modification of any permit, concession, franchise, license, judgment, injunction, order or decree of any Governmental Entity that is material to CNLRP or any of its Subsidiaries.

4.16 Employment and Labor Matters.

(a) Section 4.16(a) of CNLRP Disclosure Schedule identifies all employees and consultants employed or engaged by CNLRP with an annual base salary or compensation rate of $100,000 or higher and sets forth each such individual’s rate of pay or annual compensation, job title and date of hire. Except as set forth in Section 4.16(a) of CNLRP Disclosure Schedule or in the CNLRP SEC Reports, there are no employment, consulting, collective bargaining, severance pay, continuation pay, termination or indemnification agreements or other similar contracts of any nature (whether in writing or not) between CNLRP or any Subsidiary and any current or former stockholder, officer, director, employee, consultant, labor organization or other representative of any of CNLRP’s or Subsidiary’s employees, nor is any such contract presently being negotiated. Neither CNLRP nor any Subsidiary is delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses, benefits or other compensation for any services or otherwise arising under any policy, practice, agreement, plan, program or law. Except as set forth in Section 4.16(a) of CNLRP Disclosure Schedule, neither CNLRP nor any Subsidiary is liable for any severance pay or other payments to any employee or former employee arising from the termination of employment, nor will CNLRP or any Subsidiary have any liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by CNLRP or any Subsidiary of any persons employed by CNLRP or any Subsidiary on or prior to the Effective Time. None of CNLRP’s or any Subsidiary’s employment policies or practices is currently being audited or, to CNLRP’s Knowledge, investigated by any Governmental Entity. There is no pending or, to CNLRP’s Knowledge, threatened Proceeding, unfair labor practice charge, or other charge or inquiry against CNLRP or any Subsidiary brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of CNLRP’s or Subsidiary’s employee, or other individual or any Governmental Entity with respect to employment practices brought by or before any Governmental Entity.

(b) There are no controversies pending or, to CNLRP’s Knowledge, threatened, between CNLRP or any of its Subsidiaries and any of their respective employees; neither CNLRP nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by CNLRP or its Subsidiaries nor are there any activities or proceedings of any labor union to organize any such employees of CNLRP or any of its Subsidiaries; during the past five years there have been no strikes, slowdowns, work stoppages, disputes, lockouts, or threats thereof, by or with respect to any employees of

CNLRP or any of its Subsidiaries. There are no grievances pending or, to CNLRP’s Knowledge, threatened, which, if adversely decided, could reasonably be expected to have a CNLRP Material Adverse Effect. Neither CNLRP nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation or other order by, any Governmental Entity relating to employees or employment practices. CNLRP and each of its Subsidiaries are in compliance in all material respects with all applicable laws, contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment, including the obligations of WARN, and all other notification and bargaining obligations arising under any collective bargaining agreement, by law or otherwise. Neither CNLRP nor any Subsidiary of CNLRP has effectuated a “plant closing” or “mass layoff” as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of CNLRP, without complying with all provisions of WARN or implemented any early retirement, separation or window program within the past five years, nor has CNLRP or any Subsidiary planned or announced any such action or program for the future.

4.17 Insurance. Each material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of CNLRP and its Subsidiaries (a “CNLRP Insurance Policy”) is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in accordance with the payment terms of such policies. To CNLRP’s Knowledge, none of CNLRP Insurance Policies will terminate or lapse by reason of the transactions contemplated by this Agreement. CNLRP and its Subsidiaries have complied in all material respects with the provisions of each CNLRP Insurance Policy under which it is the insured party. No insurer under any CNLRP Insurance Policy has canceled or generally disclaimed liability under any such policy or indicated any intent to do so or not to renew any such policy. All material claims under CNLRP Insurance Policies have been filed in a timely fashion, in each case except as is not reasonably likely to have a CNLRP Material Adverse Effect.

4.18 Opinions of Financial Advisors. Banc of America Securities LLC (“BofA”) and Legg Mason Wood Walker, Incorporated (“LM”), financial advisors to the Special Committee of the CNLRP Board (the “CNLRP Special Committee”), have each delivered to the CNLRP Special Committee and the Board of Directors of CNLRP (the “CNLRP Board”) an opinion to the effect that, as of the date of this Agreement, the Merger Consideration payable in the Merger is fair to the stockholders of CNLRP from a financial point of view. CNLRP has provided copies of such opinions to the Company. Such opinions have not been withdrawn, revoked or modified.

4.19 Related Party Transactions. Schedule 4.19 to CNLRP Disclosure Schedule sets forth a list of all material arrangements, agreements and contracts entered into by CNLRP or any Subsidiary of the Company that are in effect and which are with (a) any investment banker or financial advisor, in each case, relating to any obligation to make, or which could result in the making of, any payment (except pursuant to indemnification obligations) or (b) any Person who is an officer, director, stockholder or Affiliate of CNLRP or any Subsidiary of CNLRP, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses). Such documents, copies of all of which have previously been delivered or made available to the Company, are listed in Schedule 4.19 to CNLRP Disclosure Schedule.

4.20 Permits. CNLRP and each of its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted or as presently contemplated to be conducted, except for such permits, licenses and franchises the absence of which have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a CNLRP Material Adverse Effect (the “CNLRP Permits”). CNLRP and its Subsidiaries are in compliance with the terms of CNLRP Permits, except where the failure to so comply, individually or in the aggregate, is not reasonably likely to have a CNLRP Material Adverse Effect. There is no pending threat of modification or cancellation of any CNLRP Permit that, individually or in the aggregate, could reasonably be expected to have a CNLRP Material Adverse Effect. To CNLRP’s Knowledge and except to the extent caused by the lack of one or more approvals, notifications, reports or other filings set forth in paragraph 3.3(c) of this Agreement, no CNLRP Permit will cease to be effective as a result of the consummation of transactions contemplated by this Agreement.

4.21 Tax Matters. To CNLRP’s Knowledge, after consulting with its independent auditors and outside legal counsel, neither CNLRP nor any of its affiliates has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

4.22 Brokers. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except BofA and LM, whose fees and expense will be paid by CNLRP. CNLRP has delivered to the Company a complete and accurate copy of all agreements pursuant to which BofA and LM is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

4.23 Section 3-602 of the MGCL Not Applicable. Assuming the accuracy of the representations contained in Section 3.27 below, the CNLRP Board has taken all actions necessary so that the restrictions contained in Section 3-602 of the MGCL applicable to a “business combination” (as defined in Section 3-601(e) of the MGCL) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger. No Maryland law or other takeover statute or similar law and no provision of the Second Amended and Restated Articles of Incorporation, as amended or Bylaws, or other organizational documents or governing instruments of CNLRP or any of its Subsidiaries or any Material Agreement to which any of them is a party would or would purport to impose restrictions which might adversely affect or delay the consummation of the transactions contemplated by this Agreement.

4.24 No Ownership of Company Securities. Neither CNLRP nor any Subsidiary of CNLRP owns or has ever owned any shares of Company Common Stock or any other securities of the Company.

4.25 Certain Business Practices. As of the date hereof, neither CNLRP nor any of its Subsidiaries nor any director, officer, employee or agent of CNLRP or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

4.26 1940 Act. None of CNLRP or any Subsidiary of CNLRP is, or at the Effective Time will be, required to be registered under the 1940 Act.

4.27 Disclosure. The representations and warranties by CNLRP in this Agreement and the documents referred to herein (including the Schedules and Exhibits hereto), taken together with all the other information provided to Company or its representatives in connection with the transactions contemplated hereby, do not contain any statements of a material fact or omit to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V

CONDUCT OF BUSINESS

5.1 Covenants of the Company. Except as provided herein or as consented to in writing by CNLRP, which consent shall not be unreasonably withheld, conditioned, or delayed from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the

Company (i) shall, and shall cause each of its Subsidiaries to, in all material respects, carry on its business in the ordinary course consistent with past practice in compliance with applicable laws, use commercially reasonable efforts, as determined in good faith by the Company, to maintain and preserve their respective business organizations, assets, officers, employees and business relationships and to maintain in effect its contracts and (ii) shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than (A) dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) dividends the Company reasonably believes may be necessary to maintain the Company’s status as a REIT, and (C) dividends and distributions consistent with past practice), (ii) split, combine or reclassify any of its capital stock; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares;

(b) issue, sell, pledge or otherwise dispose of any shares of its capital stock, or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares (other than the issuance of shares of Common Stock upon the exercise of Company Stock Options or the conversion of the Company’s Series A Preferred Stock or Series B Preferred Stock outstanding on the date of this Agreement, the issuance of $5,000,000 of the Company’s Series B-1 Preferred Stock and pursuant to the Income Fund Mergers (as defined herein));

(c) other than (i) pursuant to the Company Charter Amendments and (ii) as necessary to comply with any applicable laws, rules or regulations or NYSE rules or regulations after giving notice to CNLRP of any such proposed amendment, amend its Restated Articles of Incorporation or Bylaws of the Company or equivalent organizational document of the Company or any of its Subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any of its Subsidiaries (other than in connection with the Income Fund Mergers);

(d) other than (i) the Income Fund Mergers and (ii) the purchase of restaurant properties and convenience stores subject to triple net leases or the purchase of loans secured by real estate consistent with past practice (including underwriting and due diligence procedures), acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof in one transaction or a series of related transactions having a value in excess of $10,000,000 in the aggregate;

(e) except in the ordinary course of business consistent with past practice, including without limitation pursuant to any outstanding credit, loan or equipment financing arrangement or any refinancing thereof, pledge or otherwise encumber any Company Properties or assets of the Company or of any of its Subsidiaries;

(f) except (i) in the ordinary course of business consistent with past practice, including, Section 1031 exchanges, (ii) properties held for sale by USRP (SHO)1, LP, and (iii) as otherwise permitted by Section 5.1, sell or dispose of any assets material to the Company and its Subsidiaries, taken as a whole;

(g) except as otherwise permitted by this Agreement, enter into an agreement with respect to a sale of all or substantially all of the stock or assets of the Company, whether by merger, consolidation, liquidation, business combination, or asset or stock sale;

(h) (i) other than (A) such indebtedness which is reflected in the Company’s financial statements included in any Company SEC Reports and (B) borrowings under any credit, loan or equipment financing arrangement, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person outside the ordinary course of business, (ii) issue or sell any debt securities or rights to acquire any debt securities of the Company or any of its Subsidiaries, (iii) make, arrange or materially modify any personal loans in violation of Section 402 of the Sarbanes-Oxley Act of 2002, or (iv) make any loans, advances (other than advances to employees of the Company or any Subsidiary of the Company in the

ordinary course of business consistent with past practice) or capital contributions to, or investment in, any other Person, other than the Company or any of its Subsidiaries or the Company Joint Ventures as may be required by the agreements governing the Company Joint Ventures;

(i) other than as set forth in the Company Disclosure Schedule, make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $1,000,000 in the aggregate for the Company and its Subsidiaries;

(j) make any changes in accounting methods, principles or practices, except insofar as may be required by a change in GAAP or pursuant to written instructions, comments or orders from the SEC;

(k) pay, discharge or satisfy any claims, liabilities or obligations, other than (i) the payment, discharge or satisfaction, in the ordinary course of business or in accordance with their terms as in effect on the date of this Agreement, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) included in the Company SEC Reports filed prior to the date of this Agreement (to the extent so reflected or reserved against) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or (ii) involving the payment of any amount not exceeding $250,000 in any instance or series of related instances or $750,000 in the aggregate;

(l) except as required to comply with applicable law or agreements, plans or arrangements, (i) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, officer or key employee earning more than $50,000 per annum, other than a one-time increase in aggregate annual compensation of no more than 5% in connection with the Company’s annual review process consistent with past practice, (ii) accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options, (iii) enter into any employment, severance or other arrangement with any of its officers or directors, or (iv) enter into any employment, severance or other arrangement with any of its employees earning more than $50,000 per annum. Notwithstanding the foregoing, the Company may pay (a) certain officers and employees who do not already have severance arrangements, mutually agreed upon by CNLRP and the Company, retention or “stay” bonuses in an aggregate amount of not less than $350,000 nor more than $600,000 and (b) year end bonuses in the manner and amounts consistent with past practices;

(m) except as required by law, make or rescind any material Tax election, settle or compromise any Tax liability or amend in any material respect any Tax return;

(n) fail to confer on a regular basis as reasonably requested by CNLRP with one or more representatives of CNLRP to report on material operational matters and any proposals to engage in material transactions;

(o) fail to maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on the date hereof;

(p) engage in, enter into or amend any contract, transaction, indebtedness or other arrangement with, directly or indirectly, any of the directors, officers, stockholders or other Affiliates of the Company and its Subsidiaries, or any of their respective Affiliates or family members, except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses;

(q) except as provided in Section 7.2(l), adopt any new Employee Benefit Plan or amend or terminate any existing Employee Plan or rights;

(r) settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement;

(s) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company of any of its Subsidiaries (other than the Merger and the Income Funds Merger);

(t) adopt, ratify or effectuate a stockholders’ rights plan or agreement;

(u) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules or regulations promulgated thereunder;

(v) (i) other than in the ordinary course consistent with past practice, enter into any agreement that if entered into prior to the date hereof would be a Material Agreement set forth in Section 3.21(a) of the Company Disclosure Schedule (other than the merger agreements entered into in connection with the Income Fund Mergers); (ii) modify, amend in any material respect, transfer or terminate any Material Agreement or waive, release or assign any rights or claims thereto or thereunder (other than the merger agreements entered into in connection with the Income Fund Mergers); or (iii) enter into, modify or amend any contract to provide exclusive rights or obligations (other than the merger agreements entered into in connection with the Income Fund Mergers); or

(w) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would materially impair or prevent the satisfaction or occurrence of any conditions Article VI hereof.

5.2 Covenants of CNLRP. Except as provided herein or as consented to in writing by the Company, which consent shall not be unreasonably withheld, conditioned, or delayed from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, CNLRP (i) shall, and shall cause each of its Subsidiaries to, in all material respects, carry on its business in the ordinary course consistent with past practice in compliance with applicable laws, use commercially reasonable efforts, as determined in good faith by CNLRP, to maintain and preserve their respective business organizations, assets, officers, employees and business relationships and to maintain in effect its contracts and (ii) shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than (A) dividends and distributions by a direct or indirect wholly owned Subsidiary of CNLRP to its parent, (B) dividends CNLRP reasonably believes may be necessary to maintain CNLRP’s status as a REIT, (C) dividends and distributions consistent with past practice, and (D) dividends on the CNLRP Common Stock as described in Exhibit F attached hereto), and; (ii) split, combine or reclassify any of its capital stock; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares;

(b) other than the issuance of 23,365 shares of CNLRP Common Stock in connection with the acquisition of James M. Seneff, Jr.’s 0.325% interest in CNL Restaurant Capital, Inc., issue, sell, pledge or otherwise dispose of any shares of its capital stock, or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares;

(c) other than (i) pursuant to CNLRP Charter Amendment and (ii) as necessary to comply with any applicable laws, rules or regulations after giving notice to the Company of any such proposed amendment, amend its Second Amended and Restated Articles of Incorporation, as amended, or Bylaws or equivalent organizational document of CNLRP or any of its Subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of CNLRP or any of its Subsidiaries;

(d) other than the purchase of restaurant properties subject to triple net leases consistent with past practice or the acquisition of raw land not to exceed $5,000,000 in the aggregate, acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof in one transaction or a series of related transactions having a value in excess of $5,000,000 in the aggregate;

(e) except in the ordinary course of business consistent with past practice, including without limitation pursuant to any outstanding credit, loan or equipment financing arrangement or any refinancing thereof, pledge or otherwise encumber any CNLRP Properties or assets of CNLRP or of any of its Subsidiaries;

(f) except in the ordinary course of business consistent with past practice, sell or dispose of any assets material to CNLRP and its Subsidiaries, taken as a whole;

(g) enter into an agreement with respect to a sale of all or substantially all of the stock or assets of CNLRP, whether by merger, consolidation, liquidation, business combination, or asset or stock sale;

(h) (i) other than (A) such indebtedness which is reflected in CNLRP’s financial statements included in any CNLRP SEC Reports, (B) borrowings under any credit, loan or equipment financing arrangement or (C) borrowings from CNL Financial Group, Inc. or any Affiliate thereof in an amount not to exceed $10,000,000, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person outside the ordinary course of business, (ii) issue or sell any debt securities or rights to acquire any debt securities of CNLRP or any of its Subsidiaries, (iii) make, arrange or materially modify any personal loans in violation of Section 402 of the Sarbanes-Oxley Act of 2002, or (iv) make any loans, advances (other than advances to employees of CNLRP or any Subsidiary of CNLRP in the ordinary course of business consistent with past practice) or capital contributions to, or investment in, any other Person, other than CNLRP or any of its Subsidiaries or CNLRP Joint Ventures as may be required by the agreements governing CNLRP Joint Ventures, which, in the case of either clause (i) or (ii) above, would result in a CNLRP Material Adverse Effect;

(i) other than as set forth in the CNLRP Disclosure Schedule, make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $1,000,000 in the aggregate for CNLRP and its Subsidiaries;

(j) make any changes in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or pursuant to written instructions, comments or orders from the SEC;

(k) pay, discharge or satisfy any claims, liabilities or obligations, other than (i) the payment, discharge or satisfaction, in the ordinary course of business or in accordance with their terms as in effect on the date of this Agreement, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) included in CNLRP’s SEC Reports filed prior to the date of this Agreement (to the extent so reflected or reserved against) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or (ii) involving the payment of any amount not exceeding $250,000 in any instance or series of related instances or $750,000 in the aggregate;

(l) except as required to comply with applicable law or agreements, plans or arrangements or in the ordinary course of business, accelerate the payment, right to payment or vesting of any compensation or benefits;

(m) except as required to comply with applicable law, make or rescind any material Tax election, settle or compromise any Tax liability or amend in any material respect any Tax return;

(n) fail to confer on a regular basis as reasonably requested by the Company with one or more representatives of the Company to report on material operational matters and any proposals to engage in material transactions;

(o) settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement;

(p) fail to maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on the date hereof;

(q) engage in, enter into or amend any contract, transaction, indebtedness or other arrangement with, directly or indirectly, any of the directors, officers, stockholders or other Affiliates of CNLRP and its Subsidiaries, or any of their respective Affiliates or family members, except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses;

(r) adopt any new Employee Benefit Plan or amend or terminate any existing Employee Plan or rights;

(s) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of CNLRP of any of its Subsidiaries (other than the Merger);

(t) adopt, ratify or effectuate a stockholders’ rights plan or agreement;

(u) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules or regulations promulgated thereunder;

(v) (i) other than in the ordinary course consistent with past practice, enter into any agreement that if entered into prior to the date hereof would be a material agreement; (ii) modify, amend in any material respect, transfer or terminate any material agreement or waive, release or assign any rights or claims thereto or thereunder; (iii) other than in the ordinary course of business, enter into or extend any CNLRP lease; or (iv) enter into, modify or amend any contract to provide exclusive rights or obligations; or

(w) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would materially impair or prevent the occurrence of any conditions Article VII hereof.

5.3 Confidentiality. The parties acknowledge that CNLRP and the Company have previously executed a Confidentiality Agreement, dated as of April 10, 2003 (the “Confidentiality Agreement”), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, except as expressly modified herein.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 No Solicitation.

(a) On and after the date hereof and prior to the Effective Time of the Merger, each of the Company and CNLRP, as applicable, agrees that it:

(i) shall not invite, initiate, solicit or encourage, directly or indirectly, any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to any direct or indirect (A) merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction, (B) sale, acquisition, tender offer, exchange offer (or the filing of a registration statement under the Securities Act in connection with such an exchange offer), share exchange or other transaction or series of related transactions that, if consummated, would result in the issuance of securities representing, or the sale, exchange or transfer of, 20% or more of its outstanding voting equity securities, or (C) sale, lease, exchange, mortgage, pledge, transfer or other disposition (“Transfer”) of any of its assets in one transaction or a series of related transactions that, if consummated, would result in the Transfer of more than 20% of its assets, other than the Merger (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”), or engage in any discussions or negotiations with or provide any confidential or non-public information or data to, or afford access to properties, books or records to, any Person relating to, or that may reasonably be expected to lead to, an Acquisition Proposal, or enter into any letter of intent, agreement in principle or agreement relating to an Acquisition Proposal, or propose publicly to agree to do any of the foregoing, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal;

(ii) shall not permit any officer, director, employee, Affiliate, agent, investment banker, financial advisor, attorney, accountant, broker, finder, consultant or other agent or representative of the Company or CNLRP, as applicable (each, a “Representative”), to engage in any of the activities described in Section 6.1(a)(i);

(iii) will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing (including, without limitation, any Acquisition Proposal) and will inform each Representative, and each of the

Persons referred to in Section 6.1(b), of the obligations undertaken in this Section 6.1 and to cause each Representative to comply with such obligations; and

(iv) will (A) notify the Company or CNLRP, as applicable, orally or in writing promptly (but in any event within 24 hours), after receipt by the Company or CNLRP or any of its Representatives, as applicable, of (1) an Acquisition Proposal or any amendment or change in any previously received Acquisition Proposal, (2) any request for confidential or nonpublic information or data relating to, or for access to its properties, books or records by any Person that has made, or to such party’s knowledge may be considering making, an Acquisition Proposal, or (3) any oral or written expression that any such activities, discussions or negotiations are sought to be initiated or continued with it, and, as applicable, include in such notice the identity of the Person making such Acquisition Proposal, indication or request, the material terms of such Acquisition Proposal, indication or request and, if in writing, shall promptly deliver to the Company or CNLRP, as applicable, copies of any proposals, indications of interest, indication or request along with all other related documentation and correspondence; and (B) will keep the Company or CNLRP, as applicable, informed of the status and material terms of (including all changes to the status or material terms of) any such Acquisition Proposal, indication or request.

(b) Any disclosure that either the Company Board or the CNLRP Board, as applicable, may be required to make to comply with its duties to stockholders imposed by applicable law or, with respect to the receipt of an Acquisition Proposal, to comply with Rule 14d-9 or 14e-2 of the Exchange Act will not constitute a violation of this Section 6.1.

(c) Notwithstanding the foregoing, nothing in this Section 6.1 shall in any way prohibit or restrict the Company’s ability to enter into the Income Fund Merger Agreements and to consummate the Income Fund Mergers.

6.2 Joint Proxy Statement/Prospectus; Registration Statement.

(a) As promptly as practicable after the execution of this Agreement, CNLRP and the Company shall prepare and CNLRP and the Company shall file with the SEC the Proxy Statement, and CNLRP and the Company shall prepare and the Company shall file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus, provided that the Company and CNLRP may mutually delay the filing of the Proxy Statement until approval of the Registration Statement by the SEC. CNLRP and the Company shall use reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable. Each of CNLRP and the Company will respond to any comments of the SEC and will use its respective reasonable efforts to have the Proxy Statement cleared by the SEC and the Registration Statement declared effective under the Securities Act as promptly as practicable after such filings and the Company will cause the Proxy Statement and the prospectus contained within the Registration Statement to be mailed to its stockholders at the earliest practicable time after both the Proxy Statement is cleared by the SEC and the Registration Statement is declared effective under the Securities Act. Each of CNLRP and the Company will notify the other promptly upon the receipt of any comments from the SEC or any other Governmental Entity and of any request by the SEC or any other Governmental Entity for amendments or supplements to the Registration Statement, the Proxy Statement or any filing pursuant to Section 6.2(b) or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or any other Governmental Entity, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any filing pursuant to Section 6.2(b). Each of CNLRP and the Company will cause all documents that it is responsible for filing with the SEC or other Governmental Entity under this Section 6.2 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any filing pursuant to Section 6.2(b), CNLRP or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or any other Governmental Entity, and/or mailing to stockholders of the Company, such amendment or supplement.

(b) CNLRP and the Company shall make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

6.3 Access to Information; Confidentiality. Each party hereto shall (and shall cause each of its Subsidiaries to) afford to the other parties’ officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel and records and, during such period, each party hereto shall (and shall cause each of its Subsidiaries to) furnish promptly to the other parties hereto (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties, assets and personnel as the other parties hereto may reasonably request. Unless otherwise required by law, such non-public information will be subject to the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.3 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

6.4 Stockholders’ Meetings.

(a) Promptly after the date hereof, the Company shall take all action necessary in accordance with the MGCL and its Restated Articles of Incorporation and Bylaws and the rules of the NYSE to call, give notice of, convene and hold the Company Meeting as promptly as practicable, and in any event (to the extent permissible under applicable law) within 60 days after the declaration of effectiveness of the Registration Statement. Subject to Section 5.1(c), the Company shall use its reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement, the approval of the Merger, the approval of the Company Charter Amendments and will take all other action necessary to secure the vote or consent of its stockholders required by the rules of the NYSE and MGCL to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company (i) shall adjourn or postpone the Company Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Company’s stockholders sufficiently in advance of a vote on this Agreement to insure that such vote occurs on the basis of full and complete information as required under applicable law or (ii) shall (unless CNLRP otherwise consents in writing or if prohibited by applicable law) adjourn the Company Meeting once for a period not to exceed 30 days, if as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement) or subsequently rescheduled or reconvened, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting. The Company shall ensure that the Company Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Meeting are solicited, in compliance with the MGCL, the Company’s Restated Articles of Incorporation and Bylaws, the rules of the NYSE and all other applicable legal requirements. The Company’s obligation to call, give notice of, convene and hold the Company Meeting in accordance with this Section 6.4(a) shall not be limited or affected by the commencement, disclosure, announcement or submission to Company of any Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the Company Board with respect to this Agreement.

(b) (i) the Company Board shall recommend that the Company’s stockholders vote in favor of and adopt and approve this Agreement and the Company Charter Amendments at the Company Meeting; (ii) the Proxy Statement shall include a statement to the effect that the Company Board has unanimously recommended that Company’s stockholders vote in favor of and adopt and approve this Agreement and the Company Charter Amendments at the Company Meeting; and (iii) neither the Company Board nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to CNLRP, the recommendation of the Company Board that the Company’s stockholders vote in favor of and adopt and approve this Agreement and the Company Charter Amendments.

(c) Promptly after the date hereof, CNLRP shall take all action necessary in accordance with the MGCL and its Second Amended and Restated Articles of Incorporation, as amended and Bylaws to call,

give notice of, convene and hold CNLRP Meeting as promptly as practicable, and in any event (to the extent permissible under applicable law) within 60 days after the declaration of effectiveness of the Registration Statement. Subject to Section 5.2(c), CNLRP shall use its reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement, the Merger and CNLRP Charter Amendment and will take all other action necessary to secure the vote or consent of its stockholders required by the rules of the MGCL to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, CNLRP (i) shall adjourn or postpone CNLRP Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to CNLRP’s stockholders sufficiently in advance of a vote on this Agreement to insure that such vote occurs on the basis of full and complete information as required under applicable law or (ii) shall (unless the Company otherwise consents in writing or if prohibited by applicable law) adjourn CNLRP Meeting once for a period not to exceed 30 days, if as of the time for which CNLRP Meeting is originally scheduled (as set forth in the Proxy Statement) or subsequently rescheduled or reconvened, there are insufficient shares of CNLRP Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of CNLRP Meeting. CNLRP shall ensure that CNLRP Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by CNLRP in connection with CNLRP Meeting are solicited, in compliance with the MGCL, CNLRP’s Second Amended and Restated Articles of Incorporation, as amended and Bylaws, and all other applicable legal requirements. CNLRP’s obligation to call, give notice of, convene and hold CNLRP Meeting in accordance with this Section 6.4(c) shall not be limited or affected by any withdrawal, amendment or modification of the recommendation of the CNLRP Board with respect to this Agreement.

(d) (i) the CNLRP Board shall recommend that CNLRP’s stockholders vote in favor of and adopt and approve this Agreement and CNLRP Charter Amendment at CNLRP Meeting; (ii) the Proxy Statement shall include a statement to the effect that the CNLRP Board has unanimously recommended that CNLRP’s stockholders vote in favor of and adopt and approve this Agreement and CNLRP Charter Amendment at CNLRP Meeting; and (iii) neither the CNLRP Board nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to CNLRP, the recommendation of the CNLRP Board that CNLRP’s stockholders vote in favor of and adopt and approve this Agreement and CNLRP Charter Amendment.

6.5 Legal Conditions to the Merger.

(a) Subject to the terms hereof, the Company and CNLRP shall each use its reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Merger and the other transactions contemplated hereby and by the Company Stockholders’ Agreement and CNLRP Stockholders’ Agreement as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or CNLRP or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement, the Company Stockholders’ Agreement and CNLRP Stockholders’ Agreement and the consummation of the transactions contemplated hereby and thereby, (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Company Stockholders’ Agreement and CNLRP Stockholders’ Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any request by a Governmental Entity thereunder, and (C) any other applicable law and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, the Company Stockholders’ Agreement and CNLRP Stockholders’ Agreement. The Company and CNLRP shall cooperate with each other in connection with the making of all such filings. The Company and CNLRP shall use their respective reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement and the

Registration Statement) in connection with the transactions contemplated by this Agreement, the Company Stockholders’ Agreement and CNLRP Stockholders’ Agreement.

(b) Each of the Company and CNLRP shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby or in the Company Stockholders’ Agreement and CNLRP Stockholders’ Agreement, (ii) disclosed or required to be disclosed in the Company Disclosure Schedule or CNLRP Disclosure Schedule, as the case may be, or (iii) required to prevent a Company Material Adverse Effect or a CNLRP Material Adverse Effect from occurring prior to or after the Effective Time.

6.6 Public Disclosure. CNLRP and the Company shall each use its reasonable efforts to consult with the other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement or the Company Stockholders’ Agreement and CNLRP Stockholders’ Agreement and shall not issue any such press release or make any such public statement prior to using such efforts, except as may be required by law, fiduciary duty or the applicable rules of the NYSE.

6.7 Listing of Company Common Stock and Company Series C Preferred Stock. The Company shall cause the shares of the Company Common Stock and Company Series C Preferred Stock to be issued in the Merger to be listed, and the shares of the Company Common Stock issuable upon conversion of the Series C Preferred Stock to be reserved for listing, on the NYSE, subject to official notice of issuance, on or prior to the Closing Date.

6.8 Indemnification.

(a) From and after the Effective Time, CNLRP will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of the Effective Time and any indemnification provisions under the Company’s Restated Articles of Incorporation or Bylaws as in effect on the date hereof. The provisions of the Restated Articles of Incorporation, as amended and Bylaws of the Surviving Corporation with respect to indemnification and exculpation of directors and officers shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at any time prior to the Effective Time, were directors or officers of the Company in respect of acts or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

(b) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former directors and officers of the Company (each, an “Indemnified Party”, and collectively, the “Indemnified Parties”), against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement of, with the approval of the Surviving Corporation, which approval shall not be unreasonably withheld or delayed, or otherwise in connection with any claim, action, suit, proceeding or investigation, including liabilities in connection with any claim, action, suit, proceeding or investigation with respect to which the Surviving Corporation has withheld settlement approval (a “Claim”), based in whole or in part on the fact that such person is or was a director or officer of the Company and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), except for acts or omissions involving willful or intentional misconduct or recklessness by such Indemnified Party, and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party upon receipt from the Indemnified Party to whom expenses are advanced of an undertaking to repay such advances as they shall ultimately be determined in a final adjudication from which there is not further right to appeal that the Indemnified Party is not entitled to indemnification hereunder. Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain independent legal counsel satisfactory to them provided that such counsel shall be reasonably acceptable to the

Surviving Corporation, (ii) the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements thereof are received and (iii) the Surviving Corporation will use its reasonable efforts to assist in the vigorous defense of any such matter. Any Indemnified Party wishing to claim indemnification under this Section 6.9 upon learning of any Claim, shall notify the Surviving Corporation, although the failure to so notify the Surviving Corporation shall not relieve the Surviving Corporation of any liability which the Surviving Corporation may have under this Section 6.9 (except to the extent that such failure materially prejudices the Surviving Corporation), and shall deliver the Surviving Corporation the undertaking contemplated by this subsection (b).

(c) For a period of six years after the Effective Time, CNLRP shall cause the Surviving Corporation to maintain in effect a directors’ and officers’ liability insurance policy covering those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy (complete and accurate copies of which has been delivered to CNLRP prior to the date of this Agreement) with coverage in amount and scope at least as favorable to such persons as the Company’s respective existing coverage; provided, however, that the Surviving Corporation will not be required, in order to maintain such directors’ and officers’ liability insurance policy, to pay an annual premium in excess of 125% of the aggregate annual amounts currently paid by the Company to maintain the existing policies; and provided further that, if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of 125% of such amount, the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to 125% of such amount.

(d) This Section 6.8 is intended for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives, and shall be binding on the Surviving Corporation and its successors and assigns.

6.9 Letter of the Company’s and CNLRP’s Accountants.

(a) The Company shall use its reasonable efforts to cause to be delivered to the Company a “comfort” letter of Deloitte & Touche, the Company’s independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to CNLRP, in form reasonably satisfactory to CNLRP and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

(b) CNLRP shall use its reasonable efforts to cause to be delivered to CNLRP and the Company a “comfort” letter of PriceWaterhouseCoopers, CNLRP’s independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

6.10 Notification of Certain Matters. CNLRP will give prompt notice to the Company, and the Company will give prompt notice to CNLRP, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) (i) any representation or warranty of such party contained in this Agreement that is qualified as to materiality to be untrue or inaccurate in any respect or (ii) any other representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, or (b) any material failure of CNLRP or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section 6.11 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Merger.

6.11 Certain Tax Matters.

(a) The parties shall use their reasonable best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. The parties hereby adopt this Agreement as a plan of reorganization.

(b) From and after the date hereof, none of the parties will knowingly take any action or fail to take any action that would prevent or impede the Merger from being treated as a reorganization within the meaning of Section 368(a) of the Code.

(c) The covenants set forth in this Section 6.11 shall survive the Closing and shall continue in full force and effect at all times thereafter.

6.12 Company Stockholders’ Agreement. Robert J. Stetson, Harry O. Davis and Stacy M. Riffe have executed and delivered to CNLRP, concurrently with the execution of this Agreement, the Company Stockholders’ Agreement. The Company acknowledges and agrees to be bound by and comply with the provisions of Section 3.1(a) and (b) of the Company Stockholders’ Agreement as if a party thereto with respect to transfers of record of ownership of shares of the Company Common Stock, and agrees to notify the transfer agent for any Company Common Stock of such provisions.

6.13 CNLRP Stockholders’ Agreement. CNL Financial Group, Inc., James M. Seneff, Jr., Robert A. Bourne, Curtis B. McWilliams and Steven D. Shackelford have executed and delivered to the Company, concurrently with the execution of this Agreement, CNLRP Stockholders’ Agreement. CNLRP acknowledges and agrees to be bound by and comply with the provisions of Section 3.1(a) and (b) of CNLRP Stockholders’ Agreement as if a party thereto with respect to transfers of record of ownership of shares of CNLRP Common Stock, and agrees to notify the transfer agent for any CNLRP Common Stock of such provisions.

6.14 Change in Company Board Size. The Company Board shall take all actions necessary to reduce or increase the size of the Company Board immediately prior to the Effective Time to the number of Board Designees as determined pursuant to Section 1.4 hereof. Immediately following the Effective Time, the remaining members of the Company Board shall appoint the existing members of the CNLRP Board, the then current Chief Executive Officer of CNLRP, and up two additional members designated by CNLRP to the Surviving Company’s board of directors.

6.15 Notice to Holders of Company Preferred Stock. The Company shall provide such timely notice to the holders of the Company Series A Preferred Stock and Company Series B Preferred Stock as may be required under the MGCL or the Articles Supplementary creating such stock.

6.16 Access to Work Papers. The Company shall use commercially reasonable efforts to obtain from Deloitte & Touche (i) access to all work papers relating to audits by Deloitte &Touche LLP of the Company and any of its subsidiaries, and (ii) the continued cooperation of Deloitte & Touche LLP with regard to the preparation of consolidated financial statements for the Surviving Company.

6.17 Takeover Laws. If any form of anti-takeover statute, regulation or charter provision or contract is or shall become applicable to the Merger or the transactions contemplated hereby or by the Company Stockholders’ Agreement and CNLRP Stockholders’ Agreement, the Company and the Company Board shall grant such approvals and take such actions as are necessary under such laws and provisions so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such law, provision or contract on the transactions contemplated hereby or thereby.

6.18 Assumption of CNLRP Employee Plans. The parties hereto intend that, from and after the Effective Time of the Merger, the Surviving Corporation will assume the CNLRP Employee Plans and will succeed to all of CNLRP’s obligations and liabilities under those plans, notwithstanding anything to the contrary that might be contained in those plans. CNLRP will cause the Surviving Corporation to take whatever actions (including adopting the plans) might be necessary or appropriate to effectuate this result. Without limiting the generality of the foregoing, the parties specifically agree that CNLRP will cause the Surviving Corporation to assume sponsorship of the CNL American Properties Fund, Inc. 1999 Performance Incentive Plan.

6.19 Payments Related to Failure to Close Income Fund Mergers.

(a) Section 7.3(h) of each Income Fund Merger Agreement requires, as a condition of the Company’s obligations to close the respective Income Fund Merger, the receipt by the Company of certain financing. CNLRP acknowledges that it will diligently work in good faith with the Company to obtain such financing. Section 8.4(d) of each Income Fund Merger Agreement requires that the Company pay the respective Income Fund a fee in the event that the Company terminates the Income Fund Merger Agreement pursuant to Section 8.1(n) thereof because of the failure of Section 7.3(h) to be satisfied. In the event that the Company terminates any Income Fund Merger Agreement pursuant to Section 8.1(n) thereof solely because of the failure of Section 7.3(h) thereof to be satisfied, then upon receipt of written notice of such termination from the Company and payment by the Company of any required amounts under each Income Fund Merger Agreement, CNLRP shall pay to the Company an amount equal to $2,000,000 multiplied by a fraction the numerator of which is the purchase price for the Income Fund and the denominator of which is the aggregate purchase price for all of the Income Funds. The fee shall be paid by CNLRP to the Company, in immediately available funds, within two (2) business days after the receipt of written notice of such termination.

(b) Section 8.1(b) of each Income Fund Merger Agreement requires the Income Fund pay to the Company a break-up fee in the event the Income Fund terminates the Income Fund Merger Agreement pursuant to Section 8.1(k) thereof. In the event that the Company receives any payments from the Income Funds pursuant to Section 8.1(b) of the Income Fund Merger Agreements, the Company shall pay CNLRP an amount equal to one-half of all such payments. Any such amounts shall be paid by the Company to CNLRP, in immediately available funds, within two (2) business days after the receipt by the Company pursuant to Section 8.1(b) of the Income Fund Merger Agreements.

6.20 Bridge Financing. The Company shall use its best efforts to obtain no later than October 30, 2004 a commitment letter (the “Commitment Letter”) expiring no earlier than January 30, 2005, from a reputable financial institution in substantially the same form and substance as Exhibit G attached hereto, to provide financing on terms and conditions no less favorable than those described on Exhibit G attached hereto.

ARTICLE VII

CONDITIONS TO MERGER

7.1 Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approvals. This Agreement, the Merger and the CNLRP Charter Amendment shall have been approved and adopted by (i) the requisite vote of the stockholders of the Company, in accordance with the MGCL and the Restated Articles of Incorporation and Bylaws of the Company and the rules of the NYSE; and/or, as applicable, (ii) the requisite vote of the stockholders of CNLRP in accordance with the MGCL, the Second Amended and Restated Articles of Incorporation, as amended and Bylaws of CNLRP.

(b) Governmental Approvals. Other than the filings provided for by Section 1.1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to file, obtain or occur would cause a CNLRP Material Adverse Effect or a Company Material Adverse Effect, shall have been filed, obtained or occurred.

(c) Registration Statement. The Registration Statement shall have become effective under the Securities Act and the Proxy Statement shall have been cleared by the Commission and neither the Proxy Statement nor the Registration Statement shall be the subject of any stop order or any actual or threatened proceedings seeking a stop order, and no proceedings for that purpose shall have been initiated or, to the Company’s or CNLRP’s Knowledge, threatened by the SEC.

(d) No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (each an “Order”) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

(e) NYSE. The shares of the Company Common Stock and the Company Series C Preferred Stock to be issued in the Merger shall have been approved for listing, and the shares of Company Common Stock issuable on conversion of the Company Series C Preferred Stock have been reserved for listing, on the NYSE, subject only to official notice of issuance.

7.2 Additional Conditions to Obligations of CNLRP. The obligations of CNLRP to effect the Merger are subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived in writing exclusively by CNLRP:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (ii) for changes contemplated by this Agreement and (iii) for any failure of such representations and warranties to be true and correct which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; provided, however, for purposes of this Section 7.2(a), the representations and warranties of the Company shall be construed as if they did not contain any qualification that refers to a Company Material Adverse Effect or materiality. CNLRP shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement. CNLRP shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

(c) Tax Opinion. CNLRP shall have received a written opinion from Shaw Pittman LLP, a limited liability partnership including professional corporations, counsel to CNLRP, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned on the receipt by such tax counsel of one or more representation letters from CNLRP. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

(d) BofA and LM Opinions. Neither BofA nor LM shall have withdrawn, modified or revoked its respective fairness opinion to the CNLRP Special Committee and the CNLRP Board.

(e) Third Party Consents. CNLRP shall have received evidence, in form and substance reasonably satisfactory to it, that those approvals or consents of third parties set forth in Section 3.3(b) of the Company Disclosure Schedule, if any (or not described in Section 3.3(b) of the Company Disclosure Schedule but required to be so described) have been obtained, except where failure to have been so obtained, either individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(f) Resignations. CNLRP shall have received copies of the resignations, effective immediately following the Effective Time, of each officer and director of the Company and its Subsidiaries, other than the resignations of Robert J. Stetson, G. Steven Dawson and James H. Kropp as a directors of the Company.

(g) REIT Tax Opinion. CNLRP shall have received a written opinion reasonably acceptable to CNLRP from Locke Liddell & Sapp LLP, counsel to the Company, that the Company qualified as a REIT under the Code for all open taxable years through December 31, 2003, that the Company is organized in conformity with the requirements for qualification as a REIT under the Code, and that the Company’s method of operation will enable it to meet the requirements for qualification as a REIT under the Code for the taxable year beginning January 1, 2004, determined as if such taxable year ended as of the Closing.

(h) Closing Agreement. The Company shall have received a closing agreement from the IRS in form and substance substantially similar to the closing agreement previously agreed to by the parties or the Company shall have received a closing agreement from the IRS in a form and substance reasonably satisfactory to Shaw Pittman LLP in its capacity as tax counsel to CNLRP.

(i) Company Stockholders’ Agreement. The Company Stockholders’ Agreement shall be in full force and effect as of the Effective Time and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto prior to the Effective Time shall have been taken.

(j) Tax Return. The Company’s Federal Tax Return for the year ended December 31, 2003 shall have been filed with the IRS and a copy thereof shall have been provided to CNLRP.

(k) Redemption of Operating Partnership Units. The Company shall have used commercially reasonable efforts to redeem units of limited partnership interest from W&C Buildings, LLC and Richard S. Wilensky which equal .35% of the partnership units in U. S. Restaurant Properties Operating Partnership L.P.

(l) Amendment to Company Stock Plan. The Board of Directors of the Company shall have approved and adopted an amendment to the Company Stock Plan providing that the term of the Company Stock Plan shall expire 10 years from the date of initial adoption of the Company Stock Plan by the Company’s stockholders.

(m) Material Adverse Effect. There shall have been no events, changes or effects, individually or in the aggregate, with respect to the Company or any of its Subsidiaries or any of the business, prospects, or commercial relationships of the Company or its Subsidiaries having, or that could reasonably be expected to have, a Company Material Adverse Effect. CNLRP shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of CNLRP set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (ii) for changes contemplated by this Agreement and (iii) for any failure of such representations and warranties to be true and correct which could not, individually or in the aggregate, reasonably be expected to have a CNLRP Material Adverse Effect; provided, however, for purposes of this Section 7.3(a), the representations and warranties of CNLRP shall be construed as if they did not contain any qualification that refers to a CNLRP Material Adverse Effect or materiality. The Company shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of CNLRP.

(b) Performance of Obligations of CNLRP. CNLRP shall have performed in all material respects all obligations required to be performed by it under this Agreement. The Company shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of CNLRP.

(c) Tax Opinion. The Company shall have received a written opinion from Locke Liddell & Sapp LLP, a limited liability partnership, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned on the receipt by such tax counsel of one or more representation letters from the Company. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

(d) MK Opinion. MK shall not have withdrawn, modified or revoked its fairness opinion to the Company Special Committee and the Company Board.

(e) Third Party Consents. The Company shall have received evidence, in form and substance reasonably satisfactory to it, that those approvals or consents of third parties set forth in Section 4.3(b) of CNLRP Disclosure Schedule, if any (or not described in Section 4.3(b) of CNLRP Disclosure Schedule but required to be so described) have been obtained, except where failure to have been so obtained, either individually or in the aggregate, would not reasonably be expected to have a CNLRP Material Adverse Effect.

(f) REIT Tax Opinion. The Company shall have received a written opinion reasonably acceptable to the Company from Shaw Pittman LLP, counsel to CNLRP, that CNLRP qualified as a REIT under the Code for all open taxable years through December 31, 2003, that CNLRP is organized in conformity with the requirements for qualification as a REIT under the Code, and that CNLRP’s method of operation will enable it to meet the requirements for qualification as a REIT under the Code for the taxable year beginning January 1, 2004, determined as if such taxable year ended as of the Closing.

(g) Income Fund Mergers. The Company shall have closed, contemporaneously with the Closing hereunder, such number of mergers (the “Income Fund Mergers”) as contemplated by the various agreements and plans of merger of even date herewith (the “Income Fund Merger Agreements”) by and between the Company and various limited partnerships (the “Income Funds”) and listed on Schedule 7.3(g) hereto such that the Company shall have acquired such number of Income Funds representing at least 75% of the aggregate purchase price for all the Income Funds.

(h) CNLRP shall have received a closing agreement from the IRS in form and substance reasonably satisfactory to Locke Liddell & Sapp LLP in its capacity as tax counsel to the Company or the parties hereto mutually agree, upon advice of counsel, that a closing agreement is unnecessary.

(i) Material Adverse Effect. There shall have been no events, changes or effects, individually or in the aggregate, with respect to CNLRP or any of its Subsidiaries or any of the business, prospects, or commercial relationships of CNLRP or its Subsidiaries having, or that could reasonably be expected to have, a CNLRP Material Adverse Effect. The Company shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of CNLRP.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (by written notice by the terminating party to the other party), whether before or, subject to the terms hereof, after adoption of this Agreement by the stockholders of the Company:

(a) by mutual written consent of CNLRP and the Company; or

(b) by either CNLRP or the Company if the Merger shall not have been consummated by June 30, 2005 (the “Outside Date”) (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before such date); or

(c) by either CNLRP or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

(d) by either CNLRP or the Company if (i) the Company Meeting cannot be held because of the lack of a quorum of the Company’s stockholders, (ii) at the Company Meeting (including any adjournment or postponement), the requisite vote of the stockholders of the Company in favor of this Agreement and the Merger shall not have been obtained, (iii) CNLRP Meeting cannot be held because of the lack of a quorum of CNLRP’s stockholders, or (iv) at CNLRP Meeting (including any adjournment or postponement), the requisite vote of the stockholders of CNLRP in favor of this Agreement and the Merger shall not have been obtained (provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party seeking termination who at the time is in breach of or has failed to fulfill its obligations under this Agreement); or

(e) by CNLRP, if the Company or Company Board or any committee thereof shall have (i) approved or recommended, or proposed to approve or recommend, any Acquisition Proposal other than the Merger, (ii) breached its obligation to present and recommend the approval and adoption of this Agreement and the Merger to the stockholders of the Company, (iii) withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to CNLRP, its recommendation or approval of the Merger, this Agreement or the transactions contemplated hereby, (iv) failed to mail the Proxy Statement to the stockholders of the Company when the Proxy Statement was available for mailing or failed to include therein such approval and recommendation (including the recommendation that the stockholders of the Company vote in favor of the adoption of this Agreement), (v) failed to have issued a press release reaffirming the Company Board’s recommendation of this Agreement within two business days after receipt of a written request by CNLRP to do so after the commencement of a tender offer or exchange for more than 20% of the outstanding voting securities of the Company (it being understood that CNLRP shall not have a right to terminate this Agreement pursuant to this clause (v) if the Company fails to issue such a press release in response to more than one such request), (vi) entered, or caused the Company or any Subsidiary to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, (vii) resolved or announced its intention to do any of the foregoing;

(f) by the Company, if CNLRP or CNLRP Board or any committee thereof shall have (i) approved or recommended, or proposed to approve or recommend, any Acquisition Proposal other than the Merger, (ii) breached its obligation to present and recommend the approval and adoption of this Agreement and the Merger to the stockholders of CNLRP, (iii) withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to the Company, its recommendation or approval of the Merger, this Agreement or the transactions contemplated hereby, (iv) failed to mail the Proxy Statement to the stockholders of CNLRP when the Proxy Statement was available for mailing or failed to include therein such approval and recommendation (including the recommendation that the stockholders of CNLRP vote in favor of the adoption of this Agreement), (v) failed to have issued a press release reaffirming the CNLRP Board’s recommendation of this Agreement within two business days after receipt of a written request by the Company to do so after the commencement of a tender offer or exchange for more than 20% of the outstanding voting securities of CNLRP (it being understood that the Company shall not have a right to terminate this Agreement pursuant to this clause (v) if CNLRP fails to issue such a press release in response to more than one such request), (vi) entered, or caused CNLRP or any Subsidiary to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vii) resolved or announced its intention to do any of the foregoing;

(g) by CNLRP, if (i) any Person (other than CNLRP or an Affiliate of CNLRP) acquires beneficial ownership of or the right to acquire 20% or more of the outstanding shares of capital stock or other equity interests of the Company or any Subsidiary or (ii) a tender or exchange offer relating to securities of the Company shall have been commenced by a Person unaffiliated with CNLRP, and the Company shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within 10 business days after such tender or exchange offer is first published, sent or given, a statement that the Company recommends rejection of such tender or exchange offer;

(h) by CNLRP, if it is not in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of the Company herein become untrue or inaccurate such that Section 7.2(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(h)) or (ii) there has been a breach on the part of the Company of any of its covenants or agreements contained in this Agreement such that Section 7.2(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(g)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within 30 days after notice to the Company;

(i) by the Company, if it is not in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of CNLRP herein become untrue or inaccurate such that Section 7.3(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(i)) or (ii) there has been a breach on the part of CNLRP of any of their respective covenants or agreements contained in this Agreement such that Section 7.3(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(h)), and such breach (if curable) has not been cured within 30 days after notice to CNLRP;

(j) by CNLRP, if any of the stockholders of the Company that is a party to the Company Stockholders’ Agreement shall have breached or failed to perform in any material respect any representation, warranty, covenant or agreement contained therein, that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect on or materially impede the ability of the parties to consummate the Merger as contemplated herein;

(k) by the Company, if any of the stockholders of CNLRP that is a party to CNLRP Stockholders’ Agreement shall have breached or failed to perform in any material respect any representation, warranty, covenant or agreement contained therein, that, individually or in the aggregate, would reasonably be expected to have a CNLRP Material Adverse Effect on or materially impede the ability of the parties to consummate the Merger as contemplated herein;

(l) by the Company, if (i) any Person (other than the Company or an Affiliate of the Company) acquires beneficial ownership of or the right to acquire 20% or more of the outstanding shares of capital stock or other equity interests of CNLRP or any Subsidiary or (ii) a tender or exchange offer relating to securities of CNLRP shall have been commenced by a Person unaffiliated with the Company, and CNLRP shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within 10 business days after such tender or exchange offer is first published, sent or given, a statement that CNLRP recommends rejection of such tender or exchange offer; or

(m) by the Company, if the Company has not received the Commitment Letter by October 30, 2004 (provided that the right to terminate this Agreement under this Section 8.1(m) shall not be available to the Company after such date).

8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of CNLRP, the Company or their respective officers, directors, stockholders or Affiliates, except as set forth in Sections 5.3, 6.3, 8.3, 8.4 and Article IX; provided that any such termination shall not relieve any party from liability for any willful breach of this Agreement (which includes without limitation the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate in all material respects when made) and the provisions of Sections 5.3 (regarding confidentiality), the penultimate sentence of 6.3 (regarding confidentiality), 8.3, 8.4 and Article IX of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

8.3 General Fees and Expenses. Except as set forth in this Section 8.3 and Section 8.4, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

8.4 Certain Fees and Expenses.

(a) If this Agreement shall be terminated (i) pursuant to Sections 8.1(e) or 8.1(g), then the Company thereupon shall pay to CNLRP the Break-Up Fee (as defined below) and (ii) pursuant to Section 8.1(h) or

8.1(j), then the Company shall pay to CNLRP (provided that the Company was not entitled to terminate this Agreement pursuant to Section 8.1(i) at the time of such termination) an amount equal to the Break-Up Expenses (as defined herein).

(b) If this Agreement shall be terminated (i) pursuant to Sections 8.1(f) or 8.1(l), then CNLRP thereupon shall pay to the Company the Break-Up Fee (as defined below) and (ii) pursuant to Section 8.1(i) or 8.1(k), then CNLRP shall pay to the Company (provided that CNLRP was not entitled to terminate this Agreement pursuant to Section 8.1(h) at the time of such termination) an amount equal to the Break-Up Expenses (as defined herein).

(c) If this Agreement shall be terminated pursuant to Sections 8.1(b) (if primarily resulting from any action or inaction of the Company), 8.1(d) or 8.1(e) and prior to the time of such termination an Acquisition Proposal has been received by the Company, and either prior to the termination of this Agreement or within two years thereafter, the Company enters into any written agreement to consummate a transaction or series of transactions which, had such agreement been proposed or negotiated during the term of this Agreement, would have constituted an Acquisition Proposal (each, a “Company Acquisition Agreement”), then the Company shall pay the Break-Up Fee to CNLRP upon the execution by the Company thereof.

(d) The payment of the Break-Up Fee shall be full compensation for the loss suffered by CNLRP or the Company (as applicable) as a result of the failure of the Merger to be consummated (including, without limitation, opportunity costs and out-of-pocket costs and expenses) and to avoid the difficulty of determining damages under the circumstances. The Break-Up Fee or the Break-Up Expenses shall be paid by the Company to CNLRP or CNLRP to the Company (as applicable), in immediately available funds within two (2) business days after the date the event giving rise to the obligation to make such payment occurred. The Company and CNLRP each acknowledge that the agreements contained in this Section 8.4 are integral parts of this Agreement; accordingly, if CNLRP or the Company (as applicable) fails to promptly pay the Break-Up Fee or Break-Up Expenses due pursuant to this Section 8.4 and, in order to obtain payment, CNLRP or the Company (as applicable) commences a suit which results in a judgment against the other for any amounts owed pursuant to this Section 8.4, the losing party shall pay to the prevailing party its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount owed at the prime rate of Bank of America, N.A. Payment of the fees described in Section 8.4 shall not be in lieu of damages incurred in the event of breach of this Agreement.

(e) As used in this Agreement, “Break-Up Fee” shall be an amount equal to the lesser of (i) $20,000,000 less Break-Up Expenses paid or payable under this Section 8.4 (the “Base Amount”) and (ii) the sum of (A) the maximum amount that can be paid to CNLRP or the Company, as the case may be (the “Recipient”) without causing the Recipient to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code (“Qualifying Income”), as determined by independent accountants to the Recipient, and (B) in the event the Recipient receives a letter from outside counsel (the “Break-Up Fee Tax Opinion”) indicating that the Recipient has received a ruling from the IRS holding that the Recipient receipt of the Base Amount would either constitute Qualifying Income or would be excluded from gross income of the Recipient within the meaning of Sections 856(c)(2) and (3) of the Code (the “REIT Requirements”) or that the receipt by the Recipient of the remaining balance of the Base Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Base Amount less the amount payable under clause (A) above. The obligation of CNLRP or the Company, as the case may be, to pay (the “Payor”) any unpaid portion of the Break-Up Fee shall terminate two years from the date of this Agreement. In the event that the Recipient is not able to receive the full Base Amount, the Payor shall place the unpaid amount in escrow and shall not release any portion thereof to the Recipient unless and until the Payor receives either one of the following: (i) a letter from the Payor’s independent accountants indicating the maximum amount that can be paid at that time to the Recipient without causing the Recipient to fail to meet the REIT Requirements or (ii) a Break-Up Fee Tax Opinion, in either of which events the Payor shall pay to the Recipient the lesser of the unpaid Base Amount or the maximum amount stated in the letter referred to in (i) above.

(f) The “Break-Up Expenses” payable to the Recipient, shall be an amount equal to the lesser of (i) $5,000,000 and (ii) the Recipient’s out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, all attorneys’, accountants’ and investment bankers’ fees and expenses). If the Break-Up Expenses payable to the Recipient exceed the maximum amount that can be paid to the Recipient without causing the Recipient to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by independent accountants to the Recipient (the “Maximum Amount”), the amount initially payable to the Recipient shall be limited to the Maximum Amount. If, however, within the two-year period commencing on the date of this Agreement, the Recipient receives a letter from outside counsel (the “Break-Up Expense Tax Opinion”) indicating that it has received a ruling from the IRS holding that the Recipient’s receipt of the Break-Up Expenses would either constitute Qualifying Income or would be excluded from gross income of the Recipient within the meaning of the REIT Requirements or that receipt by the Recipient of the balance of the Break-Up Expenses above the Maximum Amount following the receipt of and pursuant to such ruling would not be deemed constructively received prior thereto, the Recipient shall be entitled to have payable to it the full amount of the Break-Up Expenses. The obligation of the Payor to pay any unpaid portion of the Break-Up Expenses shall terminate two years from the date of this Agreement. In the event that the Recipient is not able to receive the full Break-Up Expenses, the Payor shall place the unpaid amount in escrow and shall not release any portion thereof to the Recipient unless and until the Payor receives either one of the following: (i) a letter from the independent accountants of CNLRP or the Company, as the case may be, indicating the maximum amount that can be paid at that time to the Recipient without causing it to fail to meet the REIT Requirements or (ii) a Break-Up Expense Tax Opinion, in either of which events the Payor shall pay to the Recipient the lesser of the unpaid Break-Up Expenses or the maximum amount stated in the letter referred to in (i) above.

(g) Notwithstanding anything contained in this Section 8.4, in the event the Company terminates this Agreement pursuant to Section 8.1(m), the Company shall pay a termination fee equal to CNLRP $2,500,000 in immediately available funds within two (2) business days after the receipt of notice by CNLRP that the Company is exercising its right of termination pursuant to such provision.

8.5 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, provided, however, that, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.6 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein, provided, however, that, after any such approval, no extension or waiver shall be made which by law requires further approval by such stockholders without such further approval. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE IX

MISCELLANEOUS

9.1 Nonsurvival of Representations and Warranties. The respective representations and warranties of the Company and CNLRP contained in this Agreement or in any instrument delivered pursuant to this Agreement shall expire with, and be terminated and extinguished upon, the Effective Time. This Section 9.1 shall have no effect upon any other obligations of the parties hereto, whether to be performed before or after the consummation of the Merger. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither the Company nor CNLRP makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other’s representatives of any documentation or other information with respect to any one or more of the foregoing.

9.2 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered or sent as provided above or by facsimile or telecopier, as follows:

(a) if to CNLRP, to:

 CNL Restaurant Properties, Inc.

 450 S. Orange Avenue, Suite 1100

 Orlando, FL 32801

 Attn: Curtis McWilliams

 with a copy to:

 Shaw Pittman LLP

 2300 N Street, N.W.

 Washington, D.C. 20037

 Attn: Thomas H. McCormick, Esq.

 Fax: (202) 663-8007

(b) if to the Company, to:

 U.S. Restaurant Properties, Inc.

 12240 Inwood Road

 Suite 300

 Dallas, Texas 75244

 Attn: Robert Stetson

 Fax: (972) 490-9119

 with a copy to:

 Locke Liddell & Sapp LLP

 2200 Ross Avenue

 Suite 2200

 Dallas, Texas 75201

 Attn: Kenneth Betts

 Fax: (214) 740-8800

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery and (ii) in the case of facsimile or telecopier or electronic mail, upon confirmed receipt.

9.3 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or between the parties hereto, or any of them, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

9.4 No Third Party Beneficiaries. Except as provided in Section 6.8, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

9.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

9.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree hereto that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the parties with respect to the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9.7 Counterparts and Signature. This Agreement may be executed in two counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party, it being understood that each party need not sign the same counterpart.

9.8 Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Maryland.

9.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

9.11 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

9.12 Submission to Jurisdiction. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any state or federal court of competent jurisdiction of the State of Maryland in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9.2. Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

9.13 WAIVER OF JURY TRIAL. CNLRP AND THE COMPANY HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF CNLRP OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

(SIGNATURES ARE ON FOLLOWING PAGE)

IN WITNESS WHEREOF, CNLRP and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

CNL RESTAURANT PROPERTIES, INC.

By:	/s/ CURTIS B. MCWILLIAMS
Title:	Chief Executive Officer

U.S. RESTAURANT PROPERTIES, INC.

By:	/s/ ROBERT J. STETSON
Title:	Chief Executive Officer

The undersigned, being the duly elected Secretary of the Company, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of the Company entitled to vote on this Agreement.

Secretary

The undersigned, being the duly elected Secretary of CNLRP, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of CNLRP entitled to vote on this Agreement.

Secretary

ANNEX B

Form of Agreement and Plan of Merger among U.S. Restaurant Properties, Inc., a separate, wholly-owned subsidiary of the operating partnership of U.S. Restaurant

Properties, Inc. and each CNL Income Fund

The attached form of Agreement and Plan of Merger is identical to the agreements entered into by each of the Income Funds except that Section 2.1(a) of the agreement omits the specific consideration for each of the Income Funds and Section 4.2(a) omits the number of outstanding units of limited partnership interest for each of the Income Funds.

The schedule on the following page sets forth the consideration for the limited partners of each

Income Fund as included in the executed merger agreement for each Income Fund.

INCOME FUND	GENERAL PARTNER CONSIDERATION		LIMITED PARTNER CONSIDERATION		NUMBER OF OUTSTANDING UNITS OF LIMITED PARTNERSHIP INTEREST
	Aggregate Cash Consideration per General Partnership Interest	Number of Shares of Series A Cumulative Convertible Preferred Stock of U.S. Restaurant Properties, Inc. per General Partnership Interest	Aggregate Cash Consideration per Unit of Limited Partnership Interest	Number of Shares of Series A Cumulative Convertible Preferred Stock of U.S. Restaurant Properties, Inc. per Unit of Limited Partnership Interest
CNL Income Fund, Ltd.	$203,245	1,693.711	$154.34	1.286	30,000
CNL Income Fund II, Ltd.	$276,967	2,308.060	$244.46	2.037	50,000
CNL Income Fund III, Ltd.	$241,849	2,015.410	$216.83	1.807	50,000
CNL Income Fund IV, Ltd.	$519,745	4,331.211	$223.28	1.861	60,000
CNL Income Fund V, Ltd.	$346,156	2,884.631	$209.74	1.748	50,000
CNL Income Fund VI, Ltd.	$195,627	1,630.223	$430.54	3.588	70,000
CNL Income Fund VII, Ltd.	$157,561	1,313.009	$0.842	0.00702	30,000,000
CNL Income Fund VIII, Ltd.	$186,592	1,554.933	$0.8399	0.007	35,000,000
CNL Income Fund IX, Ltd.	$156,711	1,305.926	$6.622	0.0552	3,500,000
CNL Income Fund X, Ltd.	$171,710	1,430.915	$7.155	0.0596	4,000,000
CNL Income Fund XI, Ltd.	$164,711	1,372.588	$8.292	0.0691	4,000,000
CNL Income Fund XII, Ltd.	$159,582	1,329.854	$8.428	0.0702	4,500,000
CNL Income Fund XIII, Ltd.	$125,692	1,047.433	$7.989	0.0666	4,000,000
CNL Income Fund XIV, Ltd.	$131,287	1,094.062	$8.786	0.0732	4,500,000
CNL Income Fund XV, Ltd.	$107,264	893.868	$8.244	0.0687	4,000,000
CNL Income Fund XVI, Ltd.	$101,333	844.446	$7.987	0.0666	4,500,000
CNL Income Fund XVII, Ltd.	$20,360	169.669	$7.188	0.0599	3,000,000
CNL Income Fund XVIII, Ltd.	$27,313	227.605	$7.278	0.0606	3,500,000

AGREEMENT AND PLAN OF MERGER

among

U.S. Restaurant Properties, Inc.,

Ivanhoe Acquisition             , LLC

and

CNL Income Fund             , Ltd.

dated as of August 9, 2004

TABLE OF DEFINED TERMS

Terms	Cross Reference in Agreement
1940 Act	Section 3.26
Acquisition LLC	Preamble
Acquisition LLC Articles of Merger	Preamble
Affiliate	Section 3.4(c)
Aggregate Merger Consideration	Section 7.1(g)
Agreement	Preamble
Articles of Organization	Section 3.A.1(b)(i)
Board	Section 3.18
Bridge Financing Commitment Letter	Section 6.13
Cash Balance Adjustment	Section 7.3(f)(iii)
Cash Consideration	Section 2.1(a)
Closing	Section 1.2
Closing Agreement	Section 7.2(f)
Closing Date	Section 1.2
CNLRP	Section 7.1(f)
CNLRP Merger	Section 7.1(f)
CNLRP Merger Agreement	Section 7.1(f)
COBRA Coverage	Section 3.14(i)
Code	Section 2.2(f)
Company	Preamble
Company Acquisition Proposal	Section 6.2(a)(i)(C)
Company Balance Sheet	Section 3.4(b)
Company Common Stock	Section 3.2(a)
Company Disclosure Schedule	Article III
Company Ground Lease	Section 3.9(d)
Company Ground Lessee	Section 3.9(d)
Company Insurance Polices	Section 3.17
Company Joint Ventures	Section 3.1(c)
Company Lease	Section 3.9(a)
Company Leases	Section 3.9(a)
Company Material Adverse Effect	Article III
Company Meeting	Section 3.4(c)
Company Permits	Section 3.20
Company Preferred Stock	Section 3.2(a)
Company Properties	Section 3.7(a)
Company Property	Section 3.7(a)
Company Rent Roll	Section 3.9(c)
Company Representative	Section 6.2(a)(iii)
Company SEC Reports	Section 3.4(a)
Company Series A Preferred Stock	Section 2.1(a)
Company Series B Preferred Stock	Section 3.2(a)
Company Series B-1 Preferred Stock	Section 3.2(a)
Company Stock Options	Section 3.2(b)
Company Stock Plan	Section 3.2(b)
Company Stockholders’ Agreement	Preamble
Company Superior Proposal	Section 6.2(c)(B)
Company’s Knowledge	Section 3.2(b)
Confidentiality Agreement	Section 5.3

Terms	Cross Reference in Agreement
Constituent Entities	Section 1.3
Contamination	Section 3.13(c)(iii)
development	Section 3.7(e)
Effective Time	Section 1.1
Employee Benefit Plan	Section 3.14(a)(i)
Employee Plan	Section 3.14(a)(iv)
Encumbrances	Section 3.7(a)
Environmental Claims	Section 3.13(c)(ii)
Environmental Documents	Section 3.13(c)(vi)
Environmental Law	Section 3.13(c)(i)
EPA	Section 3.13(c)(vi)
ERISA	Section 3.14(a)(ii)
ERISA Affiliate	Section 3.14(a)(iii)
Exchange Act	Section 3.3(c)
FRULPA	Section 1.1
Fund	Preamble
Fund Acquisition Proposal	Section 6.1(a)(i)(C)
Fund Articles of Merger	Section 1.1
Fund Balance Sheet	Section 4.4(b)
Fund Consent Solicitation	Section 6.5(c)
Fund Disclosure Schedule	Article IV
Fund Ground Lease	Section 4.9(d)
Fund Ground Lessee	Section 4.9(d)
Fund Insurance Policies	Section 4.17
Fund Insurance Policy	Section 4.17
Fund Interests	Section 2.1(a)
Fund Joint Ventures	Section 4.1(c)
Fund Lease	Section 4.9(a)
Fund Leases	Section 4.9(a)
Fund LP Agreement	Section 1.3
Fund LP Certificate	Section 4.1(d)
Fund Material Adverse Effect	Article IV
Fund Permits	Section 4.20
Fund Properties	Section 4.7(a)
Fund Property	Section 4.7(a)
Fund Rent Roll	Section 4.9(c)
Fund Representative	Section 6.1(a)(iii)
Fund SEC Reports	Section 4.4(a)
Fund Superior Proposal	Section 6.1(c)(B)
Fund’s Knowledge	Section 4.3(e)
GAAP	Section 3.4(b)
General Partners	Preamble
General Partnership Interests	Section 2.1(a)
Governmental Entity	Section 3.3(c)
GP Cash Consideration	Section 2.1(a)
GP Merger Consideration	Section 2.1(a)
GP Stock Consideration	Section 2.1(a)
Hazardous Substance	Section 3.13(c)(v)
Income Fund	Preamble
Income Fund Merger	Section 7.1(g)

v

Terms	Cross Reference in Agreement
Income Fund Merger Agreement	Section 7.1(g)
Income Fund Merger Agreements	Section 7.1(g)
Income Fund Mergers	Section 7.1(g)
Income Funds	Preamble
indebtedness	Section 3.21(a)
Intellectual Property	Section 3.11
IRS	Section 3.10(h)
Limited Partnership Interests	Section 2.1(a)
LP Cash Consideration	Section 2.1(a)
LP Merger Consideration	Section 2.1(a)
LP Stock Consideration	Section 2.1(a)
Material Agreement	Section 3.21(a)
Material Agreements	Section 3.21(a)
Members	Section 3.A.3(a)
Membership Interests	Section 2.1
Merger	Preamble
Merger Consideration	Section 2.1(a)
MK	Section 3.18
MLLCA MGCL	Section 1.1 Section 3.2(c)
NYSE	Section 5.1(c)(ii)
Operating Agreement	Section 3.A.1(b)(ii)
Order	Section 7.1(d)
Outside Date	Section 8.1(b)
Participating Income Fund	7.3(f)(i)
Parties	Preamble
Partner	Section 2.2(b)
Party	Preamble
Person	Section 2.2(e)
Proceeding	Section 3.12
Property Restrictions	Section 3.7(a)
Proxy Statement	Section 3.4(c)
Registration Statement	Section 3.4(c)
REIT	Section 3.10(i)
Release	Section 3.13(c)(iv)
Required Aggregate Cash Balance	Section 7.3(f)(ii)
SEC	Section 3.3(c)
Securities Act	Section 3.3(c)
Special Committee	Section 3.18
Subsidiary	Section 3.1(b)
Surviving Entity	Section 1.3
Tax	Section 3.10(h)
Tax Authority	Section 3.10(h)
Tax Returns	Section 3.10(h)
Taxes	Section 3.10(h)
Transaction Financing Commitment Letter	Section 6.14
Transfer	Section 6.1(a)(i)(C)
Wachovia	Section 4.18
WARN	Section 3.16(b)

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 9, 2004, is by and among U.S. Restaurant Properties, Inc., a Maryland corporation (the “Company”), Ivanhoe Acquisition             , LLC, a Maryland limited liability company (“Acquisition LLC”), and CNL Income Fund             , Ltd., a Florida limited partnership (the “Fund”). The Company, Acquisition LLC, and the Fund are referred to collectively herein as the “Parties” and individually as a “Party.”

WHEREAS, the Company and the Fund desire to consummate a merger (the “Merger”) whereby Acquisition LLC, an indirect wholly-owned subsidiary of the Company, will be merged with and into the Fund, and the Fund will be the surviving entity in the Merger, upon the terms and subject to the conditions of this Agreement and in accordance with applicable law;

WHEREAS, the Fund is one of 18 affiliated limited partnerships operated as income funds (each, an “Income Fund” and, collectively, the “Income Funds”) that the Company is proposing to acquire through the merger of each such Income Fund with and into limited liability companies that are indirect wholly-owned subsidiaries of the Company;

WHEREAS, the Board of Directors of the Company and the managing member of Acquisition LLC deem it advisable and in the best interests of the Company and its stockholders, and Acquisition LLC and its members, respectively, to enter into this Agreement in respect of the Merger, and the general partners of the Fund (the “General Partners”) deem it advisable and in the best interests of the Fund and its limited partners to enter into this Agreement in respect of the Merger; and

WHEREAS, as a condition to the willingness of, and an inducement to, the Fund to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain holders of Company Common Stock (as defined herein), are entering into a Stockholders’ Agreement dated as of the date hereof (the “Company Stockholders’ Agreement”) in the form of Exhibit A attached hereto, providing for certain actions relating to the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the Parties agree as follows:

ARTICLE I

THE MERGER

1.1 Effective Time of the Merger. Subject to the provisions of this Agreement, prior to the Closing (as defined in Section 1.2), the Company and the Fund shall (i) prepare, and on the Closing Date or as soon as practicable thereafter cause to be filed with the Maryland Department of Assessments and Taxation, articles of merger (the “Acquisition LLC Articles of Merger”) in such form as is required by, and executed by Acquisition LLC in accordance with, the relevant provisions of the Maryland Limited Liability Company Act (the “MLLCA”), (ii) prepare, and on the Closing Date or as soon as practicable thereafter cause to be filed with the Florida Department of State, articles of merger (the “Fund Articles of Merger”) in such form as is required by, and executed by Acquisition LLC and the Fund in accordance with, the relevant provisions of the Florida Revised Uniform Limited Partnership Act (1986) (the “FRULPA”), and (iii) shall make all other filings or recordings required under the MLLCA, FRULPA or otherwise. The Merger shall become effective at (a) such time as both the Acquisition LLC Articles of Merger and the Fund Articles of Merger have been duly filed with the Maryland Department of Assessments and Taxation and the Florida Department of State, respectively, or (b) such other time as is agreed upon by the Fund and the Company and specified in the Acquisition LLC Articles of Merger and the Fund Articles of Merger. Such time is hereinafter referred to as the “Effective Time.”

1.2 Closing. The closing of the Merger and the other transactions contemplated by this Agreement (the “Closing”) shall take place at 10:00 a.m., Washington, D.C. time, on a date to be specified by the Fund and the Company (the “Closing Date”), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, but subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Shaw Pittman LLP, 2300 N Street, N.W., Washington, DC 20037, unless another date, place or time is agreed to in writing by the Fund and the Company.

1.3 Effects of the Merger. At the Effective Time: (i) Acquisition LLC shall be merged with and into the Fund (the Fund and Acquisition LLC are sometimes referred to below as the “Constituent Entities” and the Fund following the Merger is sometimes referred to below as the “Surviving Entity”); (ii) the separate existence of Acquisition LLC shall cease and the Fund shall be the Surviving Entity in the Merger; and (iii) the Amended and Restated Partnership Agreement, attached hereto as Exhibit B, shall be the Partnership Agreement of the Surviving Entity (the “Fund LP Agreement”). The Merger shall have the effects set forth in Section 4A-709 of the MLLCA and Section 620.204 of the FRULPA.

1.4 Further Assurances. If at any time after the Effective Time the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Entity its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of Acquisition LLC or the Fund or (b) otherwise to carry out the purposes of this Agreement, the Surviving Entity and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either Acquisition LLC or the Surviving Entity, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of Acquisition LLC or the Surviving Entity, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of Acquisition LLC or the Surviving Entity, as applicable, and otherwise to carry out the purposes of this Agreement.

ARTICLE II

CONVERSION OF SECURITIES

2.1 Conversion of Fund Interests. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any membership interests of Acquisition LLC (the “Membership Interests”) or of any partnership interests in the Fund:

(a) Consideration for Fund Interests. Subject to Section 2.2, (i) the general partnership interests in the Fund (the “General Partnership Interests”) outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive an aggregate of (A) $             in cash (the “GP Cash Consideration”), and (B)              shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share (the “Company Series A Preferred Stock”), of the Company (the terms of which are set forth in Exhibit C hereto) (the “GP Stock Consideration” and, together with the GP Cash Consideration, the “GP Merger Consideration”); and (ii) each unit of limited partnership interest in the Fund (the “Limited Partnership Interests,” together with the General Partnership Interests, the “Fund Interests”) outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive (A) $             in cash (the “LP Cash Consideration,” together with the GP Cash Consideration, the “Cash Consideration”), and (B)              shares of Company Series A Preferred Stock (the “LP Stock Consideration” and, together with the LP Cash Consideration, the “LP Merger Consideration”). The GP Merger Consideration shall be allocated pro rata among the General Partners in accordance with the value of their respective capital accounts on the Closing Date. The GP Merger Consideration and the LP Merger Consideration shall hereafter be referred to collectively as the “Merger Consideration.”

(b) Conversion of Membership Interests. As of the Effective Time, all Membership Interests shall be automatically converted, on a one-for-one basis, into partnership interests in the Fund and the Membership Interests shall no longer be outstanding and shall automatically be cancelled and cease to exist.

(c) Adjustments to Consideration. The number of shares of the Company Series A Preferred Stock shall be adjusted to reflect fully the effect of any reclassification, combination, subdivision, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into the Company Series A Preferred Stock), reorganization, recapitalization or other like change with respect to the Company Series A Preferred Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

2.2 Payment of Merger Consideration.

(a) Company to Provide Certificates. Prior to the Effective Time, the Company will make available to its transfer agent, as needed, certificates representing the Company Series A Preferred Stock in respect of the Merger Consideration to be paid in accordance with the terms of Section 2.1(a).

(b) Delivery Procedures. At the Effective Time, the Merger Consideration shall be delivered by the Company and its transfer agent to the General Partners. Promptly thereafter, the General Partners shall deliver to each holder of Fund Interests (a “Partner”), in exchange for its Fund Interest, cash, a certificate representing the number of whole shares of Company Series A Preferred Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Sections 2.1(a) and 2.2(d), after giving effect to any withholding rights described in Section 2.2(f) below.

(c) No Further Ownership Rights in Fund Interests. The Merger Consideration issued or paid upon the conversion of the Fund Interests in accordance with the terms hereof (including any cash or dividends or other distributions paid pursuant to Section 2.2(d)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such Fund Interests.

(d) No Fractional Shares. No certificate or scrip representing fractional shares of Company Series A Preferred Stock shall be issued upon the exchange of any Fund Interests, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of the Company. Notwithstanding any other provision of this Agreement, each holder of Fund Interests exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Company Series A Preferred Stock shall receive, in lieu thereof, cash (rounding up to the nearest whole cent and without interest) in an amount equal to such fractional part of a share of Company Series A Preferred Stock multiplied by $23.50.

(e) No Liability. To the extent permitted by law, none of Acquisition LLC, the Company or the Surviving Entity or the General Partners shall be liable to any Partner (or holder or distributions with respect to the Fund Interests) for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by Partners two (2) years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become the property of any governmental entity) shall, to the extent permitted by law, become the property of the Surviving Entity free and clear of any claim or interest of any Person (as defined below) previously entitled thereto. Any Partner who has not exchanged his Fund Interests for the Merger Consideration in accordance with this Section 2.2 within six months after the Effective Time shall thereafter look only to the Surviving Entity for his claim for Cash Consideration, Company Series A Preferred Stock, any cash in lieu of fractional shares of Company Series A Preferred Stock, and any dividends or distributions with respect to Company Series A Preferred Stock, as applicable. For purposes of this Agreement, “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including, without limitation, a government or political subdivision or any agency or instrumentality thereof.

(f) Withholding Rights. The Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Partner such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable provision of law. To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Partners in respect of which such deduction and withholding was made by the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company and Acquisition LLC, jointly and severally, represent and warrant to the Fund that the statements contained in this Article III are true and correct, except as set forth herein or in the disclosure schedule delivered by the Company to the Fund on or before the date of this Agreement (the “Company Disclosure Schedule”). The Company Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections contained in this Article III. Disclosure of any fact or item in any section of the Company Disclosure Schedule shall not, should the existence of the fact or item or its contents be relevant to any other section of the Company Disclosure Schedule, be deemed to be disclosed with respect to such other section, unless specifically stated in the Company Disclosure Schedule.

As used herein, “Company Material Adverse Effect” shall mean any fact, event, change, development, effect or circumstance that (i) is materially adverse to the business, condition (financial or otherwise), results of operations, assets, liabilities or properties of the Company and its Subsidiaries, taken as a whole, or (ii) would materially impair or delay the ability of the Company and/or Acquisition LLC to perform their respective obligations hereunder or Company’s obligations under the Company Stockholders’ Agreement, including the consummation of the Merger; provided, that Company Material Adverse Effect shall not include (A) any adverse change, effect or circumstance arising out of or resulting from actions contemplated by the parties in connection with this Agreement or that is attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement, (B) any adverse change in the trading prices for the Company’s stock, or (C) changes that result from economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific industry or markets in which the Company operates and competes (provided that such changes do not affect the Company in a substantially disproportionate manner).

3.1 Organization; Standing and Power; Subsidiaries.

(a) Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign entity in each jurisdiction in which the failure to be so qualified or licensed or to be in good standing could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Section 3.1(b) of the Company Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all of the Company’s directly and indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary’s outstanding capital stock or other equity or other interest owned by the Company or another Subsidiary of the Company. Except as set forth in Section 3.1(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity or similar interest in, any Person.

As used in this Agreement, the word “Subsidiary” means, with respect to a party, any corporation, partnership, joint venture, limited liability company (including, but not limited to, Acquisition LLC) or other business association or entity, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party and/or one or more of its Subsidiaries do not have a majority of the voting interest in such partnership), (ii) such party and/or one or more of its Subsidiaries holds voting power to elect a majority of the board of directors or other governing body performing similar functions, or (iii) such party and/or one or more of its Subsidiaries, directly or indirectly, owns or controls more than 50% of the equity, membership, partnership or similar interests, but “Subsidiary” shall not include the Company Joint Ventures or Fund Joint Ventures, as applicable (each as defined below).

(c) Section 3.1(c) of the Company Disclosure Schedule lists the joint ventures of the Company (the “Company Joint Ventures”).

(d) The Company has made available to the Fund complete and accurate copies of: (i) the Restated Articles of Incorporation and Bylaws of the Company; (ii) the charter, bylaws or other organizational documents of each Subsidiary of the Company; and (iii) the agreements governing the Company Joint Ventures. The Restated Articles of Incorporation and Bylaws of the Company and the charter, bylaws or other organizational documents of each Subsidiary of the Company are in full force and effect, and no other organizational documents are applicable to or binding upon the Company or its Subsidiaries.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $.001 per share (the “Company Common Stock”), and 50,000,000 shares of preferred stock, $.001 par value per share (the “Company Preferred Stock”), of which 4,084,350 shares are designated as Company Series A Preferred Stock, 20,000 shares are designated as Series B Redeemable Convertible Preferred Stock (“Company Series B Preferred Stock”) and 5,000 shares are designated as Series B-1 Convertible Preferred Stock (“Company Series B-1 Preferred Stock”). As of the close of business on the date of this Agreement, (i) 22,561,639 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held in the treasury of the Company or by Subsidiaries of the Company, (iii) 4,084,350 shares of Company Series A Preferred Stock were issued and outstanding, (iv) 20,000 shares of Company Series B Preferred Stock were issued and outstanding, and (v) no shares of Company Series B-1 Preferred Stock were issued and outstanding.

(b) As of the date of this Agreement, 108,500 shares of Company Common Stock were reserved for future issuance pursuant to stock options granted (such outstanding options, the “Company Stock Options”) pursuant to the U.S. Restaurant Properties, Inc. Flexible Incentive Plan (the “Company Stock Plan”). Section 3.2(b) of the Company Disclosure Schedule lists all Company Stock Options, the record holder thereof and the exercise prices thereof. Except as set forth in this Section 3.2 or in Section 3.2(b) of the Company Disclosure Schedule, or as reserved for future grants under the Company Stock Plan and Company Stock Options, (i) there are no equity securities of any class of the Company or any of its Subsidiaries (other than equity securities of any such Subsidiary that are directly or indirectly owned by the Company), or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or any security or rights convertible into or exchangeable or exercisable for any such shares. Neither the Company nor any of its Subsidiaries has outstanding any stock appreciation rights, phantom stock, performance based rights or similar rights or obligations (contingent or otherwise). To the Company’s Knowledge, except as set forth in the Company Stockholders’ Agreement or as set forth in Section 3.2(b) of the Company Disclosure Schedule, there are no agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock of the Company or any of its Subsidiaries. “Company’s Knowledge” means knowledge of a particular fact or other matter by any individual who is serving, or has at any time served, as a director or officer of the Company (or in any similar capacity) if (A) such individual is actually aware of such fact or other matter, or (B) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

(c) Except as set forth in Section 3.2(c) of the Company Disclosure Schedule, all outstanding shares of Company Common Stock and Company Preferred Stock are, and all shares of Company Common Stock and Company Preferred Stock subject to issuance as specified in Section 3.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Maryland General Corporation Law (“MGCL”), the Company’s Restated Articles of Incorporation or Bylaws or any agreement to which the Company is a party or is otherwise bound. Except as set forth in Section 3.2(c) of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of the Company Common Stock, the Company Preferred Stock or the capital stock of the Company or any of its Subsidiaries or to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, the Company or any Subsidiary of the Company or any other entity, other than guarantees of bank obligations of Subsidiaries of the Company entered into in the ordinary course of business.

(d) Except as set forth in Section 3.2(d) of the Company Disclosure Schedule, all of the outstanding shares of capital stock of each of the Company’s Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares are owned, of record and beneficially, by the Company or another Subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company’s voting rights, charges or other encumbrances of any nature.

(e) Except as set forth in Section 3.2(e) of the Company Disclosure Schedule, there are no restrictions of any kind which prevent the payment of dividends by any of the Company’s Subsidiaries, and neither the Company nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person.

3.3 Authority; No Conflict; Required Filings and Consents.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement by the Company’s stockholders under the MGCL, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the adoption of this Agreement by the Company’s stockholders under the MGCL. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforceability of this Agreement is subject only to the adoption of this Agreement by the Company’s stockholders under the MGCL.

(b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Restated Articles of Incorporation or Bylaws of the Company or the charter, Bylaws, or other organizational document of any of its Subsidiaries, (ii) except as set forth in Section 3.3(b) of the Company Disclosure Schedule, conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, or result in the creation of a security interest, lien, claim, pledge, agreement, limitations in the Company’s voting right, charge or other encumbrance of any nature on any of the properties or assets of the Company or any of its Subsidiaries pursuant to any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, lease, license, contract, articles, articles supplementary or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) subject to compliance with the requirements specified in clauses (i), (ii), (iii), (iv) and (v) of Section 3.3(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their properties or assets; or (iv) require the Company under the terms of any agreement, contract, arrangement or understanding to which it is a party or by which it or its assets are bound, to obtain the consent or approval of, or provide notice to, any other party to any such agreement, contract, articles, articles supplementary, arrangement or understanding, except in the case of clauses (ii), (iii) and (iv) of this Section 3.3(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, failure to obtain consent or approval or failure to notify which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a “Governmental Entity”) is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Acquisition LLC Articles of Merger with the Maryland Department of Assessments and Taxation and of the Fund Articles of Merger with the Florida Department of State, (ii) the filing of reports with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the “Exchange Act”), (iii) the filing of the Registration Statement (as defined herein) with the SEC in accordance with the Securities Act of 1933, as amended, and the rules promulgated thereunder (the “Securities Act”), (iv) the compliance with any state securities laws, and (v) any consent, approval, license, permit, order, authorization, registration, declaration, notice or filing, which, if not obtained or made, could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) As of the date hereof and as of the Effective Time, the Board of Directors of the Company has, at a meeting duly called and held, (i) unanimously approved this Agreement to which the Company is a party, (ii) determined that the transactions contemplated hereby are advisable, fair to and in the best interests of the stockholders of the Company, (iii) resolved to recommend adoption of this Agreement and the Merger and the other transactions contemplated hereby to the stockholders of the Company, and (iv) directed that this Agreement be submitted to the stockholders of the Company for their approval and authorization. The Board of Directors has not withdrawn, rescinded or modified such approvals, determination, and resolutions to recommend. The affirmative vote of a majority of all outstanding shares of Company Common Stock and Company Series B Preferred Stock are the only votes of the holders of any class or series of capital stock of the Company necessary to approve and authorize this Agreement, the Merger and the other transactions contemplated hereby. The holders of the Company Series A Preferred Stock have no right to vote on the approval of this Agreement, the Merger and the other transactions contemplated hereby. As of the date of this Agreement, the holders of the Company Common Stock and Company Preferred Stock that are parties to the Company Stockholders’ Agreement own (beneficially and of record) and have the right to vote, in the aggregate, approximately 2.2% of the total issued and outstanding Company Common Stock.

(e) To the Company’s Knowledge, there is no agreement or order binding upon the Company or any of its Subsidiaries or any of their assets or properties which has had or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Company or any of its Subsidiaries. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries is subject to any non-competition, non-solicitation or similar restriction on their respective businesses.

3.4 SEC Filings; Financial Statements; Information Provided.

(a) All forms, reports and other documents required to be filed by the Company with the SEC since January 1, 2001 (including those that the Company may file after the date hereof until the Closing) are referred to herein as the “Company SEC Reports.” Except as set forth in Section 3.4 of the Company Disclosure Schedule, the Company SEC Reports (i) were or will be filed on a timely basis and (ii) were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act, and the Exchange Act, as the case may be, applicable to such Company SEC Reports. None of the Company SEC Reports when filed, after giving effect to any amendments and supplements thereto filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries has filed, or is obligated to file, any forms, reports, schedules, statements or other documents with the SEC. As used in this Section 3.4(a), the term “filed” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act or for normal year-end adjustments) and (iii) fairly presented or will fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that have not been and are not expected to be material to the Company. The unaudited balance sheet of the Company as of June 30, 2004 is referred to herein as the “Company Balance Sheet.”

(c) The information to be supplied by the Company for inclusion in the registration statement on Form S-4 pursuant to which the Company Series A Preferred Stock issued in the Merger and the Company Common Stock issuable upon conversion of the Company Series A Preferred Stock will be registered under the Securities Act (including any amendments or supplements, the “Registration Statement”), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information to be supplied by the Company for inclusion in the joint proxy statement/prospectus (the “Proxy Statement”) to be sent to the stockholders of the Company in connection with the meeting of the Company’s stockholders to consider the adoption of this Agreement and the Merger (the “Company Meeting”) and the Partners in connection with the Fund Consent Solicitation (as herein defined) shall not, on the date the Proxy Statement is first mailed to stockholders of the Company and the Partners, at the time of the Company Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting or the solicitation of consents in connection with the Fund Consent Solicitation which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company, any Affiliate (as defined below) of the Company, or any officers or directors of any of them, should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform the Fund. As used in this Agreement, the term “Affiliate” shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act. The Registration Statement shall comply in all material respects as to form and substance with the requirements of the Securities Act. The Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Exchange Act. The Company makes no representation or warranty with respect to any information supplied by the Fund which is contained in the Registration Statement or Proxy Statement.

3.5 No Undisclosed Liabilities.

(a) Except as set forth in Section 3.5(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent or otherwise), and there is no existing fact, condition or circumstance which could reasonably be expected to result in such liabilities or obligations, except liabilities or obligations (i) disclosed in the Company SEC Reports filed and publicly available prior to the date hereof or (ii) incurred in the ordinary course of business since June 30, 2004 which do not have, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Section 3.5(b) of the Company Disclosure Schedule sets forth, as of June 30, 2004, a complete and accurate list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness (as defined in Section 3.21(a) below) of the Company or any of its Subsidiaries in an aggregate principal amount in excess of $1,000,000 is outstanding or may be incurred and the respective principal amounts outstanding thereunder as of the date of this Agreement.

3.6 Absence of Certain Changes or Events.

(a) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there has not been, after the date of the Company Balance Sheet and prior to the date of this Agreement, any change, development, circumstance, condition, event, occurrence, damage, destruction or loss that has had or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) During the period from June 30, 2004 to the date hereof, (i) there has not been any change by the Company in its accounting methods, principles or practices or any revaluation by the Company of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable, other than any revaluations that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (ii) except as set forth in Section 3.6(b) of the Company Disclosure Schedule, there has not been any action or event, and neither the Company nor any of its Subsidiaries has agreed in writing or otherwise to take any action, that would have required the consent of the Fund pursuant to Section 5.1 had such action or event occurred or been taken after the date hereof and prior to the Effective Time.

3.7 Properties.

(a) The Company or a Subsidiary of the Company owns good and marketable fee simple title (or leasehold estate) to each of the real properties identified in Section 3.7(a) of the Company Disclosure Schedule (collectively, the “Company Properties” and each, a “Company Property”), which are all of the real properties owned by them as of the date hereof. Except (i) as set forth in the existing title reports identified in clause (v) below, (ii) for the Company Leases, and (iii) for any easements granted in the ordinary course of business since the date of such title reports, none of which has a Company Material Adverse Effect, no other Person has any real property ownership interest in any of the Company Properties. Except as set forth in Section 3.7(a) to the Company Disclosure Schedule, none of the Company Properties is subject to any restriction on the sale or other disposition thereof, including, but not limited, to grants of rights of first refusal or options to tenants of the Company Properties, or on the financing or release of financing thereon. Other than grants of rights of first refusal or options in favor of tenants of the Company contained in some of the Company Leases and as otherwise set forth in Section 3.7(a) of the Company Disclosure Schedule, the Company Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, “Property Restrictions”) or liens (including liens for Taxes), mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title (the “Encumbrances”), except for (iv) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including zoning regulations, which, individually or in the aggregate, would not have a Company Material Adverse Effect, (v) Property Restrictions and Encumbrances disclosed on existing title reports or existing surveys and easements granted in the ordinary course of business since the date of such reports, none of which would adversely effect the tenant’s obligation to pay rent under the applicable Company Lease (as defined below) and (vi) mechanics’, carriers’, workmen’s and repairmen’s liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, would not have a Company Material Adverse Effect.

(b) Valid policies of title insurance have been issued or irrevocably committed to be issued insuring the Company’s or the applicable Company Subsidiary’s fee simple title (or leasehold estate) to each of the Company Properties (or leasehold estate) owned by it in amounts at least equal to the purchase price thereof paid by Company or its Subsidiary in the case of Company Properties owned by the Company or any of its Subsidiaries, subject only to the matters and exceptions disclosed in such policies. To the Company’s Knowledge, such policies are, at the date hereof, in full force and effect.

(c) There has been no physical damage to any Company Properties which, individually or in the aggregate, would have a Company Material Adverse Effect after giving effect to any applicable insurance.

(d) Neither Company nor any of the Company Subsidiaries nor, to the Company’s Knowledge, any tenant under a Company Lease has received any notice with respect to any Company Property to the effect that any condemnation or rezoning proceedings are pending or threatened which, individually or in the aggregate, would have a Company Material Adverse Effect. All work to be performed, payments to be made and actions to be taken by the Company or the Company Subsidiaries prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action (e.g., local improvement district, road improvement district, environmental mitigation) material to Company and the Company Subsidiaries taken as a whole have been performed, paid or taken, as the case may be, and to the Company’s Knowledge, no planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements are material to Company and the Company Subsidiaries taken as a whole.

(e) Except as set forth in Section 3.7(e) of the Company Disclosure Schedule, no Company Property is currently under development or subject to any agreement with respect to development, and neither the Company nor any Subsidiary shall enter into any such agreement between the date hereof and the Effective Time without the prior written approval of the Fund. For purposes of this Section 3.7(e), “development” shall not include capital improvements made in the ordinary course of business to existing Company Properties and repairs made to existing Company Properties.

3.8 Company Joint Venture Interests. The Company owns the interests in the Company Joint Ventures listed in Section 3.1(c) of the Company Disclosure Schedule free and clear of all security interests, liens, claims, pledges, agreements, charges or other encumbrances of any nature.

3.9 Leases.

(a) Section 3.9(a) of the Company Disclosure Schedule sets forth a true and complete list of the leases to which any Company Property is subject (each, a “Company Lease” and together, the “Company Leases”). Prior to the date hereof, true and correct copies of the Company Leases have been made available to the Fund.

(b) Except as set forth in Section 3.9(b) of the Company Disclosure Schedule, to the Company’s Knowledge, each of the Company Leases is in full force and effect in accordance with its terms and no event of default has occurred that, in either case, individually or in the aggregate, would have a Company Material Adverse Effect. In connection with the Merger, none of the Company nor any of its Subsidiaries is obligated under or bound by any option, right of first refusal, purchase Contract, or other Contract to sell or otherwise dispose of any Company Property or any other interest in any Company Property.

(c) Section 3.9(c) of the Company Disclosure Schedule sets forth a copy of the rent roll of the Company (the “Company Rent Roll”) that lists each Company Lease in effect as of the dates set forth therein, and that is true, correct and complete except for omissions or discrepancies that could not, either individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) Except as set forth in Section 3.9(d) of the Company Disclosure Schedule, with regard to any Company Properties where the Company or any Subsidiary of the Company (the “Company Ground Lessee”) holds a leasehold estate (a “Company Ground Lease”): (i) the Company Ground Lease is a valid and subsisting lease and, to the Company’s Knowledge, the Company Ground Lessee is not in default under any terms thereunder; and (ii) to the extent required under the Company Ground Lease, the Company will use its commercially reasonable efforts to obtain consent from the Lessor under the Company Ground Lease to the transaction contemplated hereby.

3.10 Taxes.

(a) To the Company’s Knowledge, each of the Company and the Subsidiaries of the Company and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any Subsidiary of the Company is or has been a member has timely filed all Tax Returns (as defined below) required to be filed by it (after giving effect to any filed extension properly granted by a Tax Authority (as defined below) having authority to do so), except where the failure to so file would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and has timely paid all Taxes (as defined below) shown on such Tax Returns as required to be paid by it except Taxes that are being contested in good faith by appropriate proceedings and for which the Company or the applicable Company Subsidiary shall have set aside on its books adequate reserves.

(b) Each such Tax Return is true, complete and accurate in all material respects. The Company Balance Sheet reflects an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through June 30, 2004. Since the date of the Company Balance Sheet, the Company has incurred no liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code, including, without limitation, any Tax arising from a prohibited transaction described in Section 857(b)(6) of the Code, and neither the Company nor any Subsidiary of the Company has incurred any liability for Taxes other than in the ordinary course of business. No material deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any Subsidiary of the Company, and no requests for waivers of the time to assess any such Taxes are pending and no extensions of time to assess any such Taxes are in effect.

(c) Except as set forth in Section 3.10(c) of the Company Disclosure Schedule, all Taxes required to be withheld, collected and paid over to any Tax Authority by the Company and any Subsidiary of the Company have been timely withheld, collected and paid over to the proper Tax Authority. There are no pending actions or proceedings by any Taxing Authority for assessment or collection of any Tax.

(d) Complete copies of all federal, state and local income or franchise Tax Returns that have been filed by the Company and each Subsidiary of the Company for all taxable years beginning on or after January 1, 2000, any extensions filed with any Tax Authority that are currently in effect and all written communications with a Taxing Authority relating thereto, have been made available to the Fund. The Company has not received notice of any claim by a Taxing Authority in a jurisdiction where the Company or any Subsidiary of the Company does not file Tax Returns that it is subject to taxation by the jurisdiction except where the failure to file such Tax Return or to be subject to taxation could not reasonably be expected to have a Company Material Adverse Effect.

(e) Neither the Company, nor any Subsidiary of the Company is obligated to make after the Closing any payment that would not be deductible pursuant to Sections 162(m) or 280G of the Code. Other than with respect to its Subsidiaries, the Company is not and has never been (nor does the Company have any liability for unpaid Taxes because it once was) a member of an affiliated, consolidated, combined or unitary group, and neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement or is liable for the Taxes of any other person under Treasury Regulations §1.1502-6 (or any similar provision of state, local or foreign law), as transferee or successor, by contract, or otherwise.

(f) Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code.

(g) None of the Company and its Subsidiaries will be required to include any material amount in taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of a change in the method of accounting for a taxable period ending prior to the Closing Date, any “closing agreement” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax Laws) entered into prior to the Closing Date, any sale reported on the installment method that occurred prior to the Closing Date, or any taxable income attributable to any amount that is economically accrued prior to the Closing Date.

(h) For purposes of this Agreement, “Tax” or “Taxes” shall mean taxes and governmental impositions of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including those on or measured by or referred to as income, franchise, profits, gross receipts, capital ad valorem, custom duties, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and interest, penalties and additions to tax imposed with respect thereto; and “Tax Returns” shall mean returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with any Tax Authority. As used in this Agreement, “Tax Authority” shall mean the Internal Revenue Service (the “IRS”) and any other domestic or foreign bureau, department, entity, agency or other Governmental Entity responsible for the administration of any Tax.

(i) The Company (i) for all taxable years commencing with its initial taxable year through December 31, 2003 has been operated so as to qualify as a real estate investment trust (a “REIT”) within the meaning of Section 856 of the Code and has been so qualified as a REIT for such years, (ii) and will continue to operate to the Closing, in such a manner as to qualify as a REIT for the taxable year beginning January 1, 2004 determined as if the taxable year of the REIT ended as of the Closing and (iii) has not taken or omitted to take any action which would result in a challenge to its status as a REIT, and no such challenge is pending or to the Company’s Knowledge threatened. Each Subsidiary of the Company which is a partnership or limited liability company (i) has been since its formation and continues to be treated for federal income tax purposes as a partnership or disregarded as a separate entity, as the case may be, and has not been treated for federal income tax purposes as a corporation or an association taxable as a corporation and (ii) has not since the later of its formation or the acquisition by the Company of a direct or indirect interest therein owned any assets (including, without limitation, securities) that would cause the Company to violate Section 856(c)(4) of the Code. The nature of the assets of the Company and the Subsidiaries of the Company is such that the sale of all of the assets owned by them would not cause the Company to be disqualified as a REIT under Code Section 856(c)(2) or 856(c)(3) or otherwise. Except as set forth in Section 3.10(i) of the Company Disclosure Schedule, each Subsidiary of the Company that is a corporation either (i) has been since its formation a qualified REIT subsidiary under Section 856(i) of the Code or (ii) has been since January 1, 2001, a taxable REIT subsidiary under Section 856(1) of the Code.

3.11 Intellectual Property. The Company and the Subsidiaries of the Company have sole title to and ownership of, or possesses legally enforceable rights to use under valid and subsisting written license agreements, all Intellectual Property (as defined below) of the Company. Neither the Company nor any of its Subsidiaries has misappropriated, is in conflict with or is infringing upon the Intellectual Property of others.

For purposes of this Agreement, with respect to any Person, “Intellectual Property” means all patents, trademarks, trade names, domain names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, domain names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are used or necessary to conduct the business of the Person as currently conducted, or would be used or necessary as such business is planned to be conducted.

3.12 Litigation. Except as described in Section 3.12 of the Company Disclosure Schedule or expressly described in the Company SEC Reports filed and publicly available prior to the date hereof, there is no action, suit, proceeding, claim, arbitration or investigation (a “Proceeding”) pending or, to the Company’s Knowledge, threatened against the Company or any of the Subsidiaries which, individually or in the aggregate, will have a Company Material Adverse Effect. There are no judgments, orders or decrees outstanding against the Company which, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect. Notwithstanding the foregoing, (i) Section 3.12 to the Company’s Disclosure Schedule sets forth each and every material uninsured claim, equal employment opportunity claim and claim relating to sexual harassment and/or discrimination pending or, to the Company’s Knowledge, threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim and (ii) no claim has been made under any directors’ and officers’ liability insurance policy at any time by the Company or any Subsidiary.

3.13 Environmental Matters.

(a) Except as set forth in Section 3.13(a) of the Company Disclosure Schedule or except for such matters which have not had or could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

(i) the Company and each of its Subsidiaries are currently and, at all times during the Company’s and each of its Subsidiaries’ ownership or operation of their businesses and properties, have been, in compliance with all applicable Environmental Laws;

(ii) no Environmental Claims have been asserted or assessed against the Company, any of its Subsidiaries or, to the Company’s Knowledge, any tenant under any of the Company Leases with regard to any of the Company Properties, and no Environmental Claims are pending or, to the Company’s Knowledge, threatened against the Company, any of its Subsidiaries or any tenants under any of the Company Leases with regard to any of the Company Properties;

(iii) to the Company’s Knowledge, there has not been, and is not now present, any Contamination at any property currently owned, leased or operated by the Company and its Subsidiaries (including soils, groundwater, surface water in, on or under such properties), and no such property is on the National Priorities List or, to the Company’s Knowledge, any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local Governmental Entity with respect to sites from which there is or has been a Release of a Hazardous Substance;

(iv) there was no Contamination at any property formerly owned, leased or operated by the Company or any of its Subsidiaries during, or to the Company’s Knowledge, prior to the period of ownership or operation by the Company or any of its Subsidiaries (including soils, groundwater, surface water in, on or under such properties), and no such property is on the National Priorities List or, to the Company’s Knowledge, any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local Governmental Entity with respect to sites from which there is or has been a Release of a Hazardous Substance;

(v) neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any tenant of any Company Property is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances that obligates or may obligate the Company or any of its Subsidiaries to pay money;

(vi) to the Company’s Knowledge, there are no events, conditions, circumstances, practices, plans, or legal requirements (in effect or reasonably anticipated), that could be expected to prevent the Company from, or materially increase the burden on the Company of, complying with applicable Environmental Laws; and

(vii) the Company has made available to the Fund, prior to the execution and delivery of this Agreement, any and all Environmental Documents pertaining to the Company Properties.

(b) To the Company’s Knowledge, each of the representations and warranties contained in Section 3.13(a) is true and correct with respect to any entity for which the Company or any of its Subsidiaries has assumed or retained liability, whether by contract or operation of law.

(c) For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Environmental Law” means any law, statute, regulation, order, decree, permit, authorization, code, ordinance, rule, policy, opinion, consent decree, judicial order, administrative order, agency requirement, or common law of any jurisdiction relating to: (A) the environment, human health or safety associated with the environment, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance; or (C) noise, odor, wetlands, pollution, Contamination or any injury or threat of injury to persons or property.

(ii) “Environmental Claims” means: (A) any claim, demand, action or proceeding brought or instigated by any Governmental Entity or other third party in connection with any Environmental Law (including without limitation civil, criminal and/or administrative proceedings), whether or not seeking costs, damages, penalties or expenses; and (B) third party claims, actions, demands or proceedings, based on negligence, trespass, strict liability, nuisance, toxic tort or detriment to human health or welfare due to any Release of a Hazardous Substance, and whether or not seeking costs, damages, penalties or expenses.

(iii) “Contamination” means the presence of, or Release on, under, from or to the environment of any Hazardous Substance, except the routine storage and use of Hazardous Substances from time to time in the ordinary course of business, in compliance with Environmental Laws and with good commercial practice.

(iv) “Release” means mean the spilling, leaking, disposing, discharging, emitting, depositing, injecting, leaching, escaping or any other release or threatened release and whether intentional or unintentional, of any Hazardous Substance.

(v) “Hazardous Substance” means: (A) any hazardous substance, pollutant or contaminant, as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §§ 9601 et seq., or analogous state Environmental Law; (B) any petroleum or petroleum product or by-product, asbestos or asbestos-containing material, urea-formaldehyde, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; and (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to or could give rise to liability under any Environmental Law.

(vi) “Environmental Documents” means, for any Person: (A) any and all documents received by the Person or its Subsidiaries from the United States Environmental Protection Agency (“EPA”) or any other Governmental Entity concerning the environmental condition of any property owned, leased or operated at any time by the Person or any Subsidiary of the Person, or the effect of the Person’s business operations or the business operations of any Subsidiary of the Person on the environmental condition of such property; (B) any and all documents submitted by the Person or any Subsidiary of the Person during the past five years to the EPA or any state, county or municipal environmental or health agency concerning the environmental condition of any property owned, leased or operated at any time by the Person or any Subsidiary of the Person, or the effect of the Person’s business operations or the business operations of any Subsidiary of the Person on the environmental condition of such property, and (C) any report, study, assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, actual or potential liability under or cost arising out of, or actual or potential impact on business in connection with, any Environmental Law or any proposed or anticipated change in or addition to Environmental Law, that may in any way affect the Person or any entity for which it may be liable or any Subsidiary of the Person.

3.14 Employee Benefit Plans.

(a) For purposes of this Agreement, the following terms shall have the following meanings: (i) “Employee Benefit Plan” means any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, whether for the benefit of a single individual or a group of individuals, including, but not limited to, insurance coverage, medical care benefits, dependent care benefits, transportation benefits, cafeteria plan benefits, employee assistance benefits, scholarship or education benefits, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock or stock appreciation plan or other forms of incentive compensation or post-retirement compensation; (ii) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; (iii) “ERISA Affiliate” means any entity which is, or at any applicable time was, a member of (A) a controlled group of corporations (as defined in Section 414(b) of the Code), (B) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (C) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary thereof, and (iv) “Employee Plan” means any Employee Benefit Plan maintained, or contributed to, by the Company, any Subsidiary of the Company or any ERISA Affiliate, or any Employee Benefit Plan with respect to which the foregoing parties has or reasonably could be expected to have any liability. Each Employee Plan is identified on Section 3.14(a) of the Company’s Disclosure Schedule. With respect to each Employee Plan, true, correct and complete copies of all of the following documents, if applicable, have been delivered or made available to the Fund: (i) all plan documents and amendments thereto; (ii) written descriptions of any unwritten plans or policies; (iii) all trust agreements, annuity contracts, insurance policies and other documents relating to the funding or payment of benefits under the Employee Plan; (iv) all service contracts and agreements; (v) the three (3) most recent Forms 5500 and any financial statements attached thereto; (vi) the most recent actuarial and valuation report; (vii) the most recent IRS determination letter and all requests for rulings or determinations concerning such Employee Plan requested from the IRS subsequent to the date of that letter; (viii) the most recent IRS opinion letter; (ix) the most recent summary plan description, summary of material modifications, and summary annual report, and/or written interpretation of the Employee Plan provided to employees; (x) copies of the nondiscrimination (including section 415) testing for the last three (3) years, and (xi) all other documents, forms or other instruments relating to Employee Plans reasonably requested by the Fund.

(b) Each Employee Plan complies and has at all times complied, in form and in operation and administration, in all material respects in accordance with its terms and all applicable laws, including, without limitation, the Code and ERISA, and each of the Company, its Subsidiaries and any ERISA Affiliates has in all material respects met its obligations with respect to such Employee Plan and has made all required contributions thereto (or reserved such contributions on the Company Balance Sheet).

(c) With respect to the Employee Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements of the Company. The Company has no liability with respect to any Employee Plan maintained by an ERISA Affiliate.

(d) Each of the Employee Plans that is intended to be qualified under Section 401(a) of the Code has received determination letters from the IRS to the effect that such Employee Plan is qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked and, to the Company’s Knowledge, revocation has not been threatened. No deadline has passed to file a determination letter request with respect to any amendments not covered by the before-described determination letters. No lawsuit or other action has been brought or, to the Company’s Knowledge, threatened with respect to any Employee Plan (excluding claims for benefits brought in the ordinary course of plan activities) and no audit, examination or other action has been brought or, to the Company’s Knowledge, threatened with respect to any Employee Plan by any Governmental Entity. The Company has incurred no tax liability under Sections 4971 through 4980B and 4980D of the Code or civil liability under Sections 502(i) or (l) of ERISA.

(e) Neither the Company, any Subsidiary nor any ERISA Affiliate has (i) ever maintained an Employee Plan which was ever subject to Section 412 of the Code or Title IV of ERISA or (ii) ever been obligated to contribute to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA). No Employee Plan is funded by, associated with or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code.

(f) Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any stockholder, director, executive officer or other employee of the Company or any of its Subsidiaries (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature of any of the transactions contemplated by this Agreement, or (B) providing any term of employment or compensation guarantee or (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any of its Subsidiaries that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person’s “parachute payment” under Section 280G of the Code.

(g) There has been no amendment to, written interpretation of or announcement by the Company or any ERISA Affiliate relating to, or change in employee participation or coverage under, any Employee Plan that would result in a material increase in the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the fiscal year of the Company ended prior to the date hereof. Neither the Company nor any ERISA Affiliate has any plan or commitment, whether legally binding or not, to create any additional Employee Plan, or to modify or change any existing Employee Plan that would affect any employee or terminated employee of the Company, any of its Subsidiaries, or any ERISA Affiliate.

(h) There has been no nonexempt “prohibited transaction,” as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Employee Plan; there are no current or threatened security interests, liens, claims, pledges, agreements, charges or other encumbrances of any nature on the assets of any Employee Plan; the transactions contemplated herein will not directly or indirectly result in an increase of benefits, acceleration of vesting or acceleration of timing for payment of any benefit to any participant or beneficiary, except as disclosed in Section 3.14(h) of the Company Disclosure Schedule. No claims have been made, or, to the Company’s Knowledge, after due inquiry, are expected with respect to any bond or any fiduciary or other similar insurance with regard to the actions of any person in connection with any Benefit Plan, nor has there been, nor is there, to the Company’s Knowledge, after due inquiry, threatened any notice to any insurer under any such bond or policy with regard to any of such plans. No application for any bond or for any fiduciary or similar insurance policy has been issued subject to any qualification, condition or exclusion. No assets of any Employee Plan are invested, directly or indirectly, in real or personal property used by the Company or any ERISA Affiliate. There is sufficient liquidity of assets in each of the funded Employee Plans to promptly pay for the benefits earned and other liabilities owed under such Employee Plan. With respect to each Employee Plan, no insurance contract, annuity contract, or other agreement or arrangement with any financial or other organization would impose any penalty, discount or other reduction on account of the withdrawal of assets from such organization or the change in the investment of such assets.

(i) Each Employee Plan that is a “group health plan” (within the meaning of Code Section 5000(b)(1)) has been operated in compliance in all material respects with the group health plan continuation coverage requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA (“COBRA Coverage”), Section 4980D of the Code and Sections 701 through 707 of ERISA, Title XXII of the Public Health Service Act, the provisions of the Social Security Act and applicable state and federal privacy requirements, to the extent such requirements are applicable. Except as disclosed in Section 3.14(i) of the Company Disclosure Schedule, no Employee Plan or written or oral agreement exists which obligates the Company to provide health care coverage, medical, surgical, hospitalization, death or similar benefits (whether or not insured) to any employee or former employee of the Company or any of its Subsidiaries following such employee’s or former employee’s termination of employment with the Company or any Subsidiary, other than COBRA Coverage.

(j) Section 3.2(b) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its Subsidiaries who holds, as of the date hereof, any option, warrant or other right to purchase Company Common Stock, together with the number of shares of Company Common Stock subject to such option, warrant or right, the date of grant or issuance of such option, warrant or right, the extent to which such option, warrant or right is vested and/or exercisable, the exercise price of such option, warrant or right, whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code, and the expiration date of each such option, warrant and right. Section 3.2(b) of the Company Disclosure Schedule also sets forth the total number of such options, warrants and rights. True and complete copies of each agreement (including all amendments and modifications thereto) between the Company and each holder of such options, warrants and rights relating to the same have been furnished to the Fund.

3.15 Compliance. The Company and each of its Subsidiaries are in compliance with (i) the Restated Articles of Incorporation or Bylaws of the Company or the charter, Bylaws, or other organizational document of any of its Subsidiaries, (ii) the terms of all notes, bonds, mortgages, indentures, leases, licenses, contracts or other agreements, instruments or obligations to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) all permits, concessions, franchises, licenses, judgments, injunctions, orders, decrees, statutes, laws, ordinances, rules or regulations applicable to the Company or any of its Subsidiaries or any of its or their properties or assets; except, in the case of clauses (ii) and (iii) of this Section 3.15, for any such failures of compliance, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s Knowledge, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any permit, concession, franchise, license, judgment, injunction, order or decree of any Governmental Entity that is material to the Company or any of its Subsidiaries.

3.16 Employment and Labor Matters.

(a) Section 3.16(a) of the Company Disclosure Schedule identifies all employees and consultants employed or engaged by the Company with an annual base salary or compensation rate of $100,000 or higher and sets forth each such individual’s rate of pay or annual compensation, job title and date of hire. Except as set forth in Section 3.16(a) of the Company Disclosure Schedule, there are no employment, consulting, collective bargaining, severance pay, continuation pay, termination or indemnification agreements or other similar contracts of any nature (whether in writing or not) between the Company or any Subsidiary and any current or former stockholder, officer, director, employee, consultant, labor organization or other representative of any of the Company’s or Subsidiary’s employees, nor is any such contract presently being negotiated. Neither the Company nor any Subsidiary is delinquent in payments to any of its employees or consultants for any wages, salaries, commissions, bonuses, benefits or other compensation for any services or otherwise arising under any policy, practice, agreement, plan, program or law. Except as otherwise provided in this Agreement or except as set forth in Section 3.16(a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary is liable for any severance pay or other payments to any employee or former employee arising from the termination of employment, nor will the Company or any Subsidiary have any liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of or in connection with the transactions contemplated hereunder or as a result of the termination by the Company or any Subsidiary of any persons employed by the Company or any Subsidiary on or prior to the Effective Time. None of the Company’s or any Subsidiary’s employment policies or practices is currently being audited or investigated by any Governmental Entity. There is no pending or, to the Company’s Knowledge, threatened Proceeding, unfair labor practice charge, or other charge or inquiry against the Company or any Subsidiary brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the Company’s or Subsidiary’s employee, or other individual or any Governmental Entity with respect to employment practices brought by or before any Governmental Entity.

(b) Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, there are no controversies pending or threatened, between the Company or any of its Subsidiaries and any of their respective employees; neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to Persons employed by the Company or its Subsidiaries nor are there any activities or proceedings of any labor union to organize any such employees of the Company or any of its Subsidiaries; during the past five years there have been no strikes, slowdowns, work stoppages, disputes, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its Subsidiaries. Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, there are no grievances pending or, to the Company’s Knowledge, threatened, which, if adversely decided, could reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation or other order by, any Governmental Entity relating to employees or employment practices. The Company and each of its Subsidiaries are in compliance in all material respects with all applicable laws, contracts, and policies relating to employment, employment practices, wages, hours, and terms and conditions of employment, including the obligations of the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN”), and all other notification and bargaining obligations arising under any collective bargaining agreement, by law or otherwise. Neither the Company nor any Subsidiary of the Company has effectuated a “plant closing” or “mass layoff” as those terms are defined in WARN, affecting in whole or in part any site of employment, facility, operating unit or employee of the Company, without complying with all provisions of WARN or implemented any early retirement, separation or window program within the past five years, nor has the Company or any Subsidiary planned or announced any such action or program for the future.

3.17 Insurance. Section 3.17 of the Company Disclosure Schedule sets forth a true and complete list of all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its Subsidiaries (“Company Insurance Policies”). Each Company Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. To the Company’s Knowledge, none of the Company Insurance Policies will terminate or lapse by reason of the transactions contemplated by this Agreement. The Company and its Subsidiaries have complied in all material respects with the provisions of each Company Insurance Policy under which it is the insured party. No insurer under any Company Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company’s Knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Company Insurance Policies have been filed in a timely fashion, in each case except as is not reasonably likely to have a Company Material Adverse Effect.

3.18 Opinion of Financial Advisor. Morgan Keegan & Company, Inc. (“MK”), financial advisor to the Special Committee of the Board of Directors of the Company (the “Special Committee”), has delivered to the Special Committee and the Board of Directors of the Company (the “Board”) an opinion to the effect that the Merger Consideration payable in the Merger is fair to the stockholders of the Company from a financial point of view. The Company has provided copies of such opinion to the Fund. Such opinion has not been withdrawn, revoked or modified.

3.19 Related Party Transactions. Section 3.19 to the Company Disclosure Schedule sets forth a list of all material arrangements, agreements and contracts entered into by the Company or any Subsidiary of the Company that are in effect and which are with (a) any investment banker or financial advisor, in each case, relating to any obligation to make, or which could result in the making of, any payment (except pursuant to indemnification obligations) or (b) any Person who is an officer, director, stockholder or Affiliate of the Company or any Subsidiary of the Company, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses). Such documents, copies of all of which have previously been delivered or made available to the Fund, are listed in Section 3.19 to the Company Disclosure Schedule.

3.20 Permits. The Company and each of its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted or as presently contemplated to be conducted, except for such permits, licenses and franchises the absence of which have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect (the “Company Permits”). The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply, individually or in the aggregate, would not have a Company Material Adverse Effect. To the Company’s Knowledge, there is no pending threat of modification or cancellation of any Company Permit that, individually or in the aggregate, would have a Company Material Adverse Effect. To the Company’s Knowledge and except to the extent caused by the lack of one or more approvals, notifications, reports or other filings set forth in Section 3.3(c) of this Agreement, no Company Permit will cease to be effective as a result of the consummation of transactions contemplated by this Agreement.

3.21 Material Agreements

(a) Section 3.21(a) of the Company Disclosure Schedule sets forth a true and complete list, and if oral, an accurate and complete summary, of all material notes, bonds, mortgages, indentures, leases, licenses, contracts or other agreements, instruments or obligations to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound as of the date hereof (each a “Material Agreement” and collectively, “Material Agreements”), including the following agreements:

(i) employment contracts with officers of the Company and other contracts with current or former officers, directors or stockholders of the Company, and all severance, change in control (except pursuant to the Company Stock Plan) or similar contracts with any current or former stockholders, directors, officers, employees or agents of the Company that will result in any obligation (absolute or contingent) of the Company or any of its Subsidiaries to make any payment to any current or former stockholders, directors, officers, employees or agents of the Company following either the consummation of the transactions contemplated hereby, termination of employment (or the relevant relationship), or both;

(ii) labor contracts (if any);

(iii) contracts involving annual revenues, expenditures or liabilities in excess of $500,000 per annum or $1,000,000 in the aggregate which are not cancelable (without material penalty, cost or other liability) within 60 days;

(iv) promissory notes, loans, agreements, indentures, evidences of indebtedness or other instruments and contracts providing for the borrowing or lending of money, whether as borrower, lender or guarantor, in each case, relating to indebtedness or obligations in excess of $1,000,000;

(v) contracts containing a covenant limiting or purporting to limit the freedom of the Company or any of its Subsidiaries to engage in any line of business or compete with any Person or operate at any location in the world;

(vi) joint venture or partnership agreements or joint development, distribution or similar agreements pursuant to which any third party is entitled or obligated to develop or distribute any products on behalf of the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries is entitled or obligated to develop or distribute any products on behalf of any third party;

(vii) contracts for the acquisition, directly or indirectly (by merger or otherwise) of material assets (whether tangible or intangible) or the capital stock of another Person;

(viii) contracts involving the issuance or repurchase of any capital stock of the Company or any of its Subsidiaries (including newly formed Subsidiaries), other than, with respect to the issuance of Company Common Stock, the options listed in Section 3.2(b) of the Company Disclosure Schedule;

(ix) contracts under which the Company or any of its Subsidiaries has granted or received exclusive rights;

(x) any interest rate swaps, caps, floors or option agreements or any other interest rate risk management arrangement or foreign exchange Contracts; and

(xi) contracts for the license or supply of any geographic or similar data to the Company or any of its Subsidiaries.

True and complete copies of all written Material Agreements have been delivered or been made available to the Fund by the Company.

For purposes of this Agreement, “indebtedness” means, with respect to any person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person upon which interest charges are customarily paid, (D) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (E) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person or creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person’s business), (F) all capitalized lease obligations of such person, (G) all obligations of such person under interest rate or currency hedging transactions (valued at the termination value thereof), (H) all letters of credit issued for the account of such person and (I) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

(b) Each Material Agreement is in full force and effect, is a valid and binding obligation of the Company or such Subsidiary and of each other party thereto and is enforceable, in accordance with its terms, against the Company or such Subsidiary and against each other party thereto, and such Material Agreements will continue to be valid, binding and enforceable in accordance with their respective terms and in full force and effect immediately following the consummation of the transactions contemplated hereby, with no material alteration or acceleration or increase in fees or liabilities. Neither the Company nor any of its Subsidiaries is or is alleged to be and, to the Company’s Knowledge, no other party is or is alleged to be in default under, or in breach or violation of, any Material Agreement and, to the Company’s Knowledge, no event has occurred which, with the giving of notice or passage of time or both, would constitute such a default, breach or violation. The designation or definition of Material Agreements for purposes of this Section 3.21 and the disclosures made pursuant thereto shall not be construed or utilized to expand, limit or define the terms “material” and “Company Material Adverse Effect” as otherwise referenced and used in this Agreement.

3.22 Section 3-602 of the MGCL Not Applicable. Assuming the accuracy of the representations contained in Section 4.22 below, the Board has taken all actions necessary so that, to the extent applicable, the restrictions contained in Section 3-602 of the MGCL applicable to a “business combination” (as defined in Section 3-601(e) of the MGCL) will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger. No Maryland law or other takeover statute or similar law and no provision of the Restated Articles of Incorporation or Bylaws, or other organizational documents or governing instruments of the Company or any of its Subsidiaries or any Material Agreement to which any of them is a party would or would purport to impose restrictions which might adversely affect or delay the consummation of the transactions contemplated by this Agreement.

3.23 Brokers. No agent, broker, investment banker, financial advisor or other Person is or will be entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except MK whose fees and expenses will be paid by the Company. The Company has delivered to the Fund a complete and accurate copy of the agreement pursuant to which MK is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

3.24 Certain Business Practices. As of the date hereof, neither the Company nor any of its Subsidiaries nor any director, officer, employee or agent of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity, (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended,

(iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

3.25 No Ownership of Fund Interests. Neither the Company nor any Subsidiary of the Company owns or has ever owned any Fund Interests or any other securities of the Fund.

3.26 Investment Company Act of 1940. None of the Company or any Subsidiary of the Company is, or at the Effective Time will be, required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

3.27 Disclosure. The representations and warranties by the Company in this Agreement and the documents referred to herein (including the Schedules and Exhibits hereto), taken together with all the other information provided to the Fund or their representatives in connection with the transactions contemplated hereby, do not contain any statements of a material fact or omit to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III-A

REPRESENTATIONS AND WARRANTIES OF ACQUISITION LLC

The Company and Acquisition LLC, jointly and severally, represent and warrant to the Fund that the statements contained in this Article III-A are true and correct.

3.A.1 Organization, Standing and Power.

(a) Acquisition LLC is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign entity in each jurisdiction in which the failure to be so qualified or licensed could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(b) Acquisition LLC has made available to the Fund complete and accurate copies of the Acquisition LLC: (i) articles of organization (the “Articles of Organization”); and (ii) operating agreement (the “Operating Agreement”). The Articles of Organization, Operating Agreement and other organizational documents of Acquisition LLC are in full force and effect, and no other organizational documents are applicable to or binding upon Acquisition LLC.

3.A.2 Capitalization.

(a) The issued and outstanding Membership Interests are held by those members in such percentages as set forth on Exhibit D attached hereto.

(b) There are no Membership Interests or any security exchangeable into or exercisable for Membership Interests, issued, reserved for issuance or outstanding or any options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Acquisition LLC is a party or by which Acquisition LLC is bound obligating the Acquisition LLC to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional Membership Interests or rights convertible into or exchangeable or exercisable for any Membership Interests.

(c) All outstanding Membership Interests are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the MLLCA or the Operating Agreement or any agreement to which Acquisition LLC is a party or is otherwise bound.

3.A.3. Authority; No Conflict; Required Filings and Consents.

(a) Acquisition LLC has all requisite power and authority to enter into this Agreement and, subject to the adoption of this Agreement by Acquisition LLC’s members (the “Members”) under the MLLCA, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Acquisition LLC have been duly authorized by all necessary corporate action on the part of Acquisition LLC, subject only to the adoption of this Agreement by the Members. This Agreement has been duly executed and delivered by Acquisition LLC and constitutes the valid and binding obligation of Acquisition LLC, enforceable in accordance with its terms, except that the enforceability of this Agreement is subject only to the adoption of this Agreement by the Members.

(b) The execution and delivery of this Agreement by Acquisition LLC does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Organization, Operating Agreement or other organizational document of Acquisition LLC, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, or result in the creation of a security interest, lien, claim, pledge, agreement, limitations in Acquisition LLC’s voting right, charge or other encumbrance of any nature on any of the properties or assets of Acquisition LLC pursuant to any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, lease, license, contract, articles, articles supplementary or other agreement, instrument or obligation to which Acquisition LLC is a party or by which Acquisition LLC or any of its properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Acquisition LLC or any of its properties or assets.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to Acquisition LLC in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Acquisition LLC Articles of Merger with the Maryland Department of Assessments and Taxation and of the Fund Articles of Merger with the Florida Department of State, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, and (iii) the compliance with any state securities laws.

(d) As of the date hereof and as of the Effective Time, the Members have adopted this Agreement and approved the Merger and the other transactions contemplated hereby.

(e) There is no agreement or order binding upon Acquisition LLC or any of its assets or properties which has had or could reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquisition LLC or the conduct of business by Acquisition LLC as currently conducted or as proposed to be conducted by Acquisition LLC. Acquisition LLC is not subject to any non-competition, non-solicitation or similar restriction on its business.

3.A.4 Special Purpose Entity; No Operations.

Acquisition LLC is an indirect, wholly-owned subsidiary of the Company, was formed solely for the purpose of engaging in the transactions contemplated hereby, has no liabilities or obligations or any kind, and has engaged in no other business activities other than as a participant in the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES RELATING TO THE FUND

The Fund represents and warrants to the Company that the statements contained in this Article IV are true and correct, except as set forth herein or in the disclosure schedule delivered by the Fund to the Company on or before the date of this Agreement (the “Fund Disclosure Schedule”). The Fund Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections contained in this Article IV. Disclosure of any fact or item in any section of the Fund Disclosure Schedule shall not, should the existence of the fact or item or its contents be relevant to any other section of the Fund Disclosure Schedule, be deemed to be disclosed with respect to such other section, unless specifically stated in the Fund Disclosure Schedule.

As used herein, “Fund Material Adverse Effect” shall mean any fact, event, change, development, effect or circumstance that (i) is materially adverse to the business, condition (financial or otherwise), results of operations, assets, liabilities or properties of the Income Funds and their respective Subsidiaries taken as a whole, or (ii) would materially impair or delay the ability of the Income Funds to perform their obligations under the Income Fund Merger Agreements (as defined herein); provided, that Fund Material Adverse Effect shall not include (A) any adverse change, effect or circumstance arising out of or resulting from actions contemplated by the parties in connection with this Agreement or that is attributable to the announcement or performance of this Agreement or the transactions contemplated by this Agreement, or (B) changes that result from economic factors affecting the economy as a whole or changes that are the result of factors generally affecting the specific industry or markets in which the Income Funds operate and compete (provided that such changes do not affect the Income Funds and their respective Subsidiaries, taken as a whole, in a substantially disproportionate manner).

4.1 Organization, Standing and Power.

(a) The Fund is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign entity in each jurisdiction in which the failure to be so qualified or licensed would, individually or in the aggregate, have a Fund Material Adverse Effect.

(b) Section 4.1(b) of the Fund Disclosure Schedule sets forth, as of the date hereof, a true and complete list of all of the Fund’s directly and indirectly owned Subsidiaries, together with the jurisdiction of incorporation or organization of each Subsidiary and the percentage of each Subsidiary’s outstanding capital stock or other equity or other interest owned by the Fund or another Subsidiary of the Fund. Except as set forth in Section 4.1(b) of the Fund Disclosure Schedule, neither the Fund nor any of its Subsidiaries owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, directly or indirectly, any equity or similar interest in, any Person. Except as set forth in Section 4.1(b) of the Fund Disclosure Schedule, neither the Fund nor any of its Subsidiaries directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exerciseable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated.

(c) Section 4.1(c) of the Fund Disclosure Schedule lists the joint ventures of the Fund (the “Fund Joint Ventures”).

(d) The Fund has made available to the Company complete and accurate copies of: (i) the Certificate of Limited Partnership of the Fund, as amended (the “Fund LP Certificate”); (ii) the Fund LP Agreement; (iii) the charter, bylaws or other organization documents of each Subsidiary of the Fund; and (iv) the agreements governing the Fund Joint Ventures. The Fund LP Certificate, the Fund LP Agreement, and the charter, bylaws or other organizational documents of each Subsidiary of the Fund are in full force and effect, and no other organizational documents are applicable to or binding upon the Fund or its Subsidiaries.

4.2 Capitalization.

(a) All of the outstanding Fund Interests consist of (i) general partnership interests, which are not designated in terms of units; and (ii)              units of limited partnership interests.

(b) There are no (i) equity securities of any class of the Fund or any of its Subsidiaries (other than the Fund Interests and the equity securities of any such Subsidiary that are directly or indirectly owned by the Fund), or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, or (ii) options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Fund or any of its Subsidiaries is a party or by which the Fund or any of its Subsidiaries is bound obligating the Fund or any of its Subsidiaries to issue, transfer, deliver or sell, or cause to be issued, transferred, delivered or sold, additional equity securities of the Fund or any of its Subsidiaries or any security or rights convertible into or exchangeable or exercisable for any such securities. Neither the Fund nor any of its Subsidiaries has outstanding any equity appreciation rights, phantom equity, performance based rights or similar rights or obligations (contingent or otherwise). To the Fund’s Knowledge, there are no agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any of the Fund Interests or equity of any of its Subsidiaries.

(c) All of the outstanding Fund Interests have been duly authorized, are validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the FRULPA, the Fund LP Certificate, the Fund LP Agreement or any agreement to which the Fund is a party or is otherwise bound. There are no obligations, contingent or otherwise, of the Fund or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Fund Interests or to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, the Fund or any Subsidiary of the Fund or any other entity, other than guarantees of bank obligations of Subsidiaries of the Fund entered into in the ordinary course of business.

(d) All of the outstanding equitable interests of each of the Fund’s Subsidiaries are duly authorized and validly issued and free of preemptive rights and all such interests are owned, of record and beneficially, by the Fund or another Subsidiary of the Fund free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Fund’s voting rights, charges or other encumbrances of any nature.

(e) There are no restrictions of any kind which prevent the payment of dividends or other distributions by any of the Fund’s Subsidiaries, and neither the Fund nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan or capital contribution) to or in any Person.

4.3 Authority; No Conflict; Required Filings and Consents.

(a) The Fund has all requisite power and authority to enter into this Agreement and, subject to the approval of this Agreement by the Partners under the FRULPA and the Fund LP Agreement, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Fund have been duly authorized by all necessary action on the part of the Fund, subject to the approval of this Agreement by the Partners under the FRULPA and the Fund LP Agreement. This Agreement has been duly executed and delivered by the Fund and constitutes the valid and binding obligation of the Fund, enforceable in accordance with its terms, except that the enforceability of this Agreement is subject only to the approval of this Agreement by the Partners under the FRULPA and the Fund LP Agreement.

(b) The execution and delivery of this Agreement by the Fund does not, and, subject to the approval of this Agreement by the Partners under the FRULPA and the Fund LP Agreement, the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Fund LP Certificate, the Fund LP Agreement or the charter, bylaws, or other organizational document of any of the Fund’s Subsidiaries, (ii) except as set forth on Section 4.3(b) of the Fund Disclosure Schedule, conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, or result in the creation of a security interest, lien, claim, pledge, agreement, limitations in the Fund’s voting right, charge or other encumbrance of any nature on any of the properties or assets of the Fund or any of its Subsidiaries pursuant to any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Fund or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) subject to compliance with the requirements specified in clauses (i), (ii), (iii) and (iv) of Section 4.3(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Fund or any of its Subsidiaries or any of its or their properties or assets; or (iv) except as set forth on Section 4.3(b) of the Fund Disclosure Schedule, require the Fund under the terms of any agreement, contract, arrangement or understanding to which it is a party or by which it or its assets are bound, to obtain the consent or approval of, or provide notice to, any other party to any such agreement, contract, arrangement or understanding, except in the case of clauses (i), (ii), (iii) and (iv) of this Section 4.3(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations, losses, failure to obtain consent or approval or failure to notify which could not, individually or in the aggregate, reasonably be expected to have a Fund Material Adverse Effect.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Fund or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Acquisition LLC Articles of Merger with the Maryland Department of Assessments and Taxation, the filing of the Fund Articles of Merger with the Florida Department of State, and appropriate corresponding documents with the Secretaries of State of other states in which the Fund is qualified as a foreign corporation to transact business, (ii) the filing of reports with the SEC in accordance with the Exchange Act, (iii) the compliance with any state securities laws, and (iv) any consent, approval, license, permit, order, authorization, registration, declaration, notice or filing, which, if not obtained or made, could not, individually or in the aggregate, reasonably be expected to have a Fund Material Adverse Effect.

(d) As of the date of this Agreement, the General Partners have (i) unanimously approved and declared advisable this Agreement to which the Fund is a party, (ii) determined that the transactions contemplated hereby are advisable, fair to and in the best interests of the Partners, (iii) resolved to recommend approval of this Agreement, the Merger, and the other transactions contemplated hereby to the Partners and (iv) directed that this Agreement be submitted to the Partners for their approval and authorization. As of the date of this Agreement, none of the General Partners have withdrawn, rescinded or modified such approvals, determination, and resolutions to recommend. The affirmative vote of all of the General Partners and the holders of a majority of Fund Interests is the only vote of the holders of any interest in the Fund necessary to approve and authorize this Agreement, the Merger and the other transactions contemplated hereby.

(e) Except as set forth in Section 4.3(e) of the Fund Disclosure Schedule, to the Fund’s Knowledge, there is no agreement or order binding upon the Fund or any of its Subsidiaries or any of their assets or properties which has had or could reasonably be expected to have the effect of prohibiting or materially impairing any current business practice of the Fund or any of its Subsidiaries or the conduct of business by the Fund or any of its Subsidiaries as currently conducted or as proposed to be conducted by the Fund or any of its Subsidiaries. To the Fund’s Knowledge, neither the Fund nor any of its Subsidiaries is subject to any non-competition, non-solicitation or similar restriction on their respective businesses. “Fund’s Knowledge” means knowledge of a particular fact or other matter by James M. Seneff, Jr. or Robert A. Bourne, if such individual is actually aware of such fact or other matter.

4.4 SEC Filings; Financial Statements.

(a) All forms, reports and other documents required to be filed by the Fund with the SEC since January 1, 2001 (including those that the Fund may file after the date hereof until the Closing) are referred to herein as the “Fund SEC Reports.” The Fund SEC Reports (i) were or will be filed on a timely basis and (ii) were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act, and the Exchange Act, as the case may be, applicable to such Fund SEC Reports. None of the Fund SEC Reports when filed, after giving effect to any amendments and supplements thereto filed prior to the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Fund’s Subsidiaries has filed, or is obligated to file, any forms, reports, schedules, statements or other documents with the SEC. As used in this Section 4.4(a), the term “filed” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Fund SEC Reports (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Forms 10-Q and 8-K under the Exchange Act or for normal year-end adjustments) and (iii) fairly presented or will fairly present the financial position of the Fund as of the dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments that have not been and are not expected to be material to the Fund. The unaudited balance sheet of the Fund as of June 30, 2004 is referred to herein as the “Fund Balance Sheet.”

(c) The information to be supplied by the Fund for inclusion in the Registration Statement, shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information to be supplied by the Fund for inclusion in the Proxy Statement to be sent to the Partners and the Company Stockholders in connection with the Company Meeting and the Fund Consent Solicitation shall not, on the date the Proxy Statement is first mailed to the Partners, the Fund and the Company Stockholders, at the time of the Company Meeting and the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting or the solicitation of consents in connection with the Fund Consent Solicitation which has become false or misleading. If at any time prior to the Effective Time any event relating to the Fund, any Affiliate of the Fund, or any officers or directors of any of them should be discovered by the Fund which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Fund shall promptly inform the Company. The Proxy Statement shall comply in all material respects as to form and substance with the requirements of the Exchange Act. The Fund makes no representation or warranty with respect to any information supplied by a Person other than the Fund or their representatives which is contained in the Registration Statement or Proxy Statement.

4.5 No Undisclosed Liabilities; Indebtedness.

(a) Neither the Fund nor any of its Subsidiaries has any liabilities or obligations of any nature (whether absolute, accrued, fixed, contingent or otherwise), and there is no existing fact, condition or circumstance which could reasonably be expected to result in such liabilities or obligations, except liabilities or obligations (i) disclosed in the Fund SEC Reports filed and publicly available prior to the date hereof or

(ii) incurred in the ordinary course of business since June 30, 2004 which do not have, and could not reasonably be expected to have, individually or in the aggregate, a Fund Material Adverse Effect.

(b) Section 4.5(b) of the Fund Disclosure Schedule sets forth a complete and accurate list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness (as defined in Section 3.21(a) above) of the Fund or any of its Subsidiaries in an aggregate principal amount in excess of $1,000,000 is outstanding or may be incurred and the respective principal amounts outstanding thereunder as of the date of this Agreement.

4.6 Absence of Certain Changes or Events.

(a) Except as disclosed in the Fund SEC Reports filed prior to the date of this Agreement, there has not been, after the date of the Fund Balance Sheet and prior to the date of this Agreement, any material change, development, circumstance, condition, event, occurrence, damage, destruction or loss that has had or could reasonably be expected to have, individually or in the aggregate, a Fund Material Adverse Effect.

(b) During the period from June 30, 2004 to the date hereof, (i) there has not been any material change by the Fund in its accounting methods, principles or practices, any revaluation by the Fund of any of its assets, including, writing down the value of inventory or writing off notes or accounts receivable and (ii) there has not been any action or event, and neither the Fund nor any of its Subsidiaries has agreed in writing or otherwise to take any action, that would have required the consent of the Company pursuant to Section 5.2 had such action or event occurred or been taken after the date hereof and prior to the Effective Time.

4.7 Properties.

(a) Except as set forth in Section 4.7(a) of the Fund Disclosure Schedule, the Fund or a Subsidiary of the Fund owns good and marketable fee simple title (or leasehold estate) to each of the real properties identified in Section 4.7(a) of the Fund Disclosure Schedule (collectively, the “Fund Properties” and each, a “Fund Property”), which are all of the real properties owned by them as of the date hereof. Except (i) as set forth in the existing title reports identified in clause (vi) below, (ii) for the Fund Leases, (iii) for any easements granted in the ordinary course of business since the date of such title reports, none of which has a Fund Material Adverse Effect, and (iv) the properties identified in Section 4.7(a) of the Fund Disclosure Schedule as “Joint Venture Properties” and “Tenant in Common Properties,” no other Person has any real property ownership interest in any of the Fund Properties. Other than grants of rights of first refusal and/or purchase options in favor of tenants of the Fund Properties or their affiliates contained in substantially all of the Fund Leases, which will not be triggered by the Merger or the transactions contemplated hereby except as indicated on Section 4.7(a) of the Fund Disclosure Schedule and except as otherwise set forth in Section 4.7(a) of the Fund Disclosure Schedule, none of the Fund Properties is subject to any restriction on the sale or other disposition thereof, or on the financing or release of financing thereon. The Fund Properties are not subject to any Property Restrictions or Encumbrances, except for (v) Property Restrictions imposed or promulgated by law or any Governmental Entity with respect to real property, including zoning regulations, which, individually or in the aggregate, would not have a Fund Material Adverse Effect, (vi) Property Restrictions and Encumbrances disclosed on existing title reports or existing surveys and easements and other Property Restrictions and Encumbrances granted or executed in the ordinary course of business since the date of such reports, none of which would adversely affect the tenant’s obligation to pay rent under the applicable Fund Lease (as defined below) and (vii) mechanics’, carriers’, workmen’s and repairmen’s liens and other Encumbrances and Property Restrictions, if any, which, individually or in the aggregate, would not have a Fund Material Adverse Effect.

(b) Valid policies of title insurance have been issued or irrevocably committed to be issued insuring the Fund’s or the applicable Fund Subsidiary’s fee simple title (or leasehold estate) to each of the Fund Properties (or leasehold estate) owned by it in amounts at least equal to the purchase price thereof paid by Fund or its Subsidiary in the case of Fund Properties owned by the Fund or any of its Subsidiaries, subject only to the matters and exceptions disclosed in such policies. To the Fund’s Knowledge, such policies are, at the date hereof, in full force and effect.

(c) There has been no physical damage to any Fund Properties which, individually or in the aggregate, would have a Fund Material Adverse Effect after giving effect to any applicable insurance.

(d) Neither Fund nor any of the Fund Subsidiaries nor, to the Fund’s Knowledge, any tenant under a Fund Lease has received any written notice with respect to any Fund Property to the effect that any condemnation or rezoning proceedings are pending or threatened which, individually or in the aggregate, would have a Fund Material Adverse Effect. All work to be performed, payments to be made and actions to be taken by the Fund or the Fund Subsidiaries prior to the date hereof pursuant to any agreement entered into with a Governmental Entity in connection with a site approval, zoning reclassification or other similar action (e.g., local improvement district, road improvement district, environmental mitigation) material to Fund and the Fund Subsidiaries taken as a whole have been performed, paid or taken, as the case may be, and to the Fund’s Knowledge, no planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements are material to Fund and the Fund Subsidiaries taken as a whole.

4.8 Fund Joint Venture Interests. The Fund owns the interests in the Fund Joint Ventures listed in Section 4.1(c) of the Fund Disclosure Schedule free and clear of all security interests, liens, claims, pledges, agreements, charges or other encumbrances of any nature.

4.9 Leases.

(a) Section 4.9(a) of the Fund Disclosure Schedule sets forth a true and complete list of the leases to which any Fund Property is subject (each, a “Fund Lease” and together, the “Fund Leases”). Prior to the date hereof, true and correct copies of the Fund Leases have been made available to the Fund.

(b) Except as set forth in Section 4.9(b) of the Fund Disclosure Schedule, to the Fund’s Knowledge, each of the Fund Leases is in full force and effect in accordance with its terms and no event of default has occurred that, in either case, individually or in the aggregate, would have a Fund Material Adverse Effect. In connection with the Merger, none of the Fund nor any of its Subsidiaries is obligated under or bound by any option, right of first refusal, purchase Contract, or other Contract to sell or otherwise dispose of any Fund Property or any other interest in any Fund Property.

(c) Section 4.9(c) of the Fund Disclosure Schedule sets forth a copy of the rent roll of the Fund (the “Fund Rent Roll”) that lists each Fund Lease in effect as of the dates set forth therein, and that is true, correct and complete except for omissions or discrepancies that could not, either individually or in the aggregate, reasonably be expected to have a Fund Material Adverse Effect.

(d) Except as set forth in Section 4.9(d) of the Fund Disclosure Schedule, with regard to any Fund Properties where the Fund or any Subsidiary of the Fund (the “Fund Ground Lessee”) holds a leasehold estate (a “Fund Ground Lease”): (i) the Fund Ground Lease is a valid and subsisting lease and, to the Fund’s Knowledge, the Fund Ground Lessee is not in default under any terms thereunder; and (ii) to the extent required under the Fund Ground Lease, the Fund will use its commercially reasonable efforts to obtain consent from the Lessor under the Fund Ground Lease to the transaction contemplated hereby.

4.10 Taxes.

(a) To the Fund’s Knowledge, each of the Fund and the Subsidiaries of the Fund and any consolidated, combined, unitary or aggregate group for tax purposes of which the Fund or any Subsidiary of the Fund is or has been a member has timely filed all Tax Returns required to be filed by it (after giving effect to any filed extension properly granted by a Tax Authority having authority to do so) and has timely paid all Taxes shown on such Tax Returns as required to be paid by it except Taxes that are being contested in good faith by appropriate proceedings and for which the Fund or the applicable Fund Subsidiary shall have set aside on its books adequate reserves.

(b) Each such Tax Return is true, complete and accurate in all material respects. The Fund Balance Sheet reflects an adequate reserve for all Taxes payable by the Fund and its Subsidiaries for all taxable periods and portions thereof through June 30, 2004. Neither the Fund nor any Subsidiary of the Fund has incurred any liability for Taxes other than in the ordinary course of business. No material deficiencies for any Taxes have been proposed, asserted or assessed against the Fund or any Subsidiary of the Fund, and no requests for waivers of the time to assess any such Taxes are pending and no extensions of time to assess any such Taxes are in effect.

(c) All Taxes required to be withheld, collected and paid over to any Tax Authority by the Fund and any Subsidiary of the Fund have been timely withheld, collected and paid over to the proper Tax Authority. There are no pending actions or proceedings by any Taxing Authority for assessment or collection of any Tax.

(d) Complete copies of all federal, state and local income or franchise Tax Returns that have been filed by the Fund and each Subsidiary of the Fund for all taxable years beginning on or after January 1, 2001, any extensions filed with any Tax Authority that are currently in effect and all written communications with a Taxing Authority relating thereto, have been made available to the Company. The Fund has not received written notice from any Taxing Authority of any claim by the Taxing Authority in a jurisdiction where the Fund or any Subsidiary of the Fund does not file Tax Returns that it is subject to taxation by the jurisdiction except where the failure to file such Tax Return or to be subject to taxation could not reasonably be expected to have a Fund Material Adverse Effect.

4.11 Intellectual Property. The Fund and the Subsidiaries of the Fund have sole title to and ownership of, or possess legally enforceable rights to use, all Intellectual Property of the Fund, except in cases where the lack of such title and ownership of, or rights to use, do not, and could not reasonably be expected to have, individually or in the aggregate, a Fund Material Adverse Effect. Neither the Fund nor any of its Subsidiaries has misappropriated, is in conflict with or is infringing upon the Intellectual Property of others.

4.12 Litigation. Except as described in Section 4.12 of the Fund Disclosure Schedule or expressly described in the Fund SEC Reports filed and publicly available prior to the date hereof, there is no Proceeding pending or, to the Fund’s Knowledge, threatened against the Fund or any of the Subsidiaries which, individually or in the aggregate, will have a Fund Material Adverse Effect. There are no judgments, orders or decrees outstanding against the Fund which, individually or in the aggregate, has had or could reasonably be expected to have a Fund Material Adverse Effect. Notwithstanding the foregoing, Section 4.12 to the Fund Disclosure Schedule sets forth each and every material uninsured claim pending or, to the Knowledge of the Fund, threatened as of the date hereof, in each case with a brief summary of such claim or threatened claim.

4.13 Environmental Matters. Except for such matters which have not had or could not, individually or in the aggregate, reasonably be expected to have a Fund Material Adverse Effect:

(a) the Fund and each of its Subsidiaries are currently and, at all times during the Fund’s and each of its Subsidiaries’ ownership or operation of their businesses and properties, have been, in compliance with all applicable Environmental Laws;

(b) no Environmental Claims have been asserted or assessed against the Fund, any of its Subsidiaries or, to the Fund’s Knowledge, any tenant under any of the Fund Leases with regard to any of the Fund Properties, and no Environmental Claims are pending or, to the Fund’s Knowledge, threatened against the Fund, any of its Subsidiaries or, to the Fund’s Knowledge, any tenants under any of the Fund Leases with regard to any of the Fund Properties;

(c) to the Fund’s Knowledge, there has not been, and is not now present, any Contamination at any property currently owned, leased or operated by the Fund and its Subsidiaries (including soils, groundwater, surface water in, on or under such properties), and no such property is in the National Priorities List or, to the Fund’s Knowledge, any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local Governmental Entity with respect to sites from which there is or has been a Release of a Hazardous Substance;

(d) there was no Release of a Hazardous Substance at any property formerly owned, leased or operated by the Fund or any of its Subsidiaries during, or to the Fund’s Knowledge, prior to the period of ownership or operation by the Fund or any of its Subsidiaries (including soils, groundwater, surface water in, on or under such properties), and no such property is on the National Priorities List or, to the Fund’s Knowledge, any other list, schedule, log, inventory or record, however defined, maintained by any federal, state or local Governmental Entity with respect to sites from which there is or has been a Release of a Hazardous Substance;

(e) neither the Fund nor any of its Subsidiaries nor, to the Fund’s Knowledge, any tenant of any Fund Property is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity;

(f) to the Fund’s Knowledge, there are no events, conditions, circumstances, practices, plans, or legal requirements (in effect or reasonably anticipated), that would prevent the Fund from, or materially increase the burden on the Fund of complying with applicable Environmental Laws; and

(g) the Fund has made available to the Company, prior to the execution and delivery of this Agreement, complete copies of any and all Environmental Documents pertaining to the Fund Properties.

(h) to the Fund’s Knowledge, each of the representations and warranties contained in Section 4.13 is true and correct with respect to any entity for which the Fund or any of its Subsidiaries has assumed or retained liability, whether by contract or operation of law.

4.14 Employee Benefit Plans. The Fund is not and has never been a party to or had any liability with respect to any Employee Benefit Plan.

4.15 Compliance. The Fund and each of its Subsidiaries, as applicable, are in compliance with (i) the Fund LP Certificate and the Fund LP Agreement, or the charter, Bylaws, or other organizational document of its Subsidiaries, (ii) the terms of all notes, bonds, mortgages, indentures, leases, licenses, contracts or other agreements, instruments or obligations to which the Fund or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) all permits, concessions, franchises, licenses, judgments, injunctions, orders, decrees, statutes, laws, ordinances, rules or regulations applicable to the Fund or any of its Subsidiaries or any of its or their properties or assets; except, in the case of clauses (ii) and (iii) of this Section 4.15, for any such failures of compliance, defaults and violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Fund’s Knowledge, neither the Fund nor any of its Subsidiaries has received written notice of any revocation or modification of any permit, concession, franchise, license, judgment, injunction, order or decree of any Governmental Entity that is material to the Fund or any of its Subsidiaries.

4.16 Employment and Labor Matters. The Fund does not have and has never had any employees, officers or directors.

4.17 Insurance. Each material insurance policy and fidelity bond covering the assets, business, equipment, properties, operations, employees, officers and directors of the Fund and its Subsidiaries (a “Fund Insurance Policy” and, collectively, the “Fund Insurance Policies”) is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. To the Fund’s Knowledge, none of the Fund Insurance Policies will terminate or lapse by reason of the transactions contemplated by this Agreement. The Fund and its Subsidiaries have complied in all material respects with the provisions of each Fund Insurance Policy under which it is the insured party. No insurer under any Fund Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Fund’s Knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Fund Insurance Policies have been filed in a timely fashion, in each case except as is not reasonably likely to have a Fund Material Adverse Effect.

4.18 Opinions of Financial Advisors. The Fund has received the opinion of Wachovia Capital Markets, LLC (“Wachovia”) financial advisor to the Fund, to the effect that, as of the date hereof, the Merger Consideration is fair from a financial point of view to the Partners. The Fund shall promptly deliver a copy of the written opinion of Wachovia to the Company. It is agreed and understood that such opinion is for the sole benefit of the Fund and may not be relied upon by the Company or Acquisition LLC (except by operation of law following the Effective Time) or any other person.

4.19 Related Party Transactions. Section 4.19 to the Fund Disclosure Schedule sets forth a list of all material arrangements, agreements and contracts entered into by the Fund or any Subsidiary of the Fund, other than those disclosed in the Fund SEC Reports, that are in effect and which are with (a) any investment banker or financial advisor, in each case, relating to any obligation to make, or which could result in the making of, any payment (except pursuant to indemnification obligations) or (b) any Person who is a Partner or Affiliate of the Fund or any Subsidiary of the Fund, any relative of any of the foregoing or any entity of which any of the foregoing is an Affiliate (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses). Such documents, copies of all of which have previously been delivered or made available to the Company, are listed in Section 4.19 to the Fund Disclosure Schedule.

4.20 Permits. The Fund and each of its Subsidiaries have all permits, licenses and franchises from Governmental Entities required to conduct their businesses as now being conducted or as presently contemplated to be conducted, except for such permits, licenses and franchises the absence of which have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Fund Material Adverse Effect (the “Fund Permits”). The Fund and its Subsidiaries are in compliance with the terms of the Fund Permits, except where the failure to so comply, individually or in the aggregate, is not reasonably likely to have a Fund Material Adverse Effect. To the Fund’s Knowledge, there is no pending threat of modification or cancellation of any Fund Permit that, individually or in the aggregate, could reasonably be expected to have a Fund Material Adverse Effect. To the Fund’s Knowledge and except to the extent caused by the lack of one or more approvals, notifications, reports or other filings set forth in Section 4.3(c) of this Agreement, no Fund Permit will cease to be effective as a result of the consummation of transactions contemplated by this Agreement except in those cases where the lack of Fund Permits does not have, and could not reasonably be expected to have, individually or in the aggregate, a Fund Material Adverse Effect.

4.21 Brokers. The Fund has not incurred or become liable for any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except Wachovia, whose fees and expenses will be paid by the Fund. The Fund has delivered to the Company a complete and accurate copy of all agreements pursuant to which Wachovia is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

4.22 No Ownership of Company Securities. Neither the Fund nor any Subsidiary of the Fund owns or has ever owned any shares of Company Common Stock or any other securities of the Company.

4.23 Disclosure. The representations and warranties by the Fund in this Agreement and the documents referred to herein (including the Schedules and Exhibits hereto), taken together with all the other information provided to the Company or its representatives in connection with the transactions contemplated hereby, do not contain any statements of a material fact or omit to state any material fact necessary, in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V

CONDUCT OF BUSINESS

5.1 Covenants of the Company. Except as provided herein or as consented to in writing by the Fund, which consent shall not be unreasonably withheld, conditioned, or delayed from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, each of the Company and Acquisition LLC (i) shall, and shall cause each of its Subsidiaries to, in all material respects, carry on its business in the ordinary course consistent with past practice in compliance with applicable laws, use commercially reasonable efforts, as determined in good faith by the Company, to maintain and preserve their respective business organizations, assets, officers, employees and business relationships and to maintain in effect its contracts and (ii) shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock, (other than (A) dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent, (B) dividends the Company reasonably believes may be necessary to maintain the Company’s status as a REIT, and (C) dividends and distributions consistent with past practice), (ii) split, combine or reclassify any of its capital stock; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares;

(b) issue, sell, pledge or otherwise dispose of any shares of its capital stock, or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares (other than the issuance (i) of shares of Common Stock upon the exercise of Company Stock Options or the conversion of the Company Series A Preferred Stock or the Company Series B Preferred Stock outstanding on the date of this Agreement, (ii) of $5,000,000 of Company Series B-1 Preferred Stock, and (iii) pursuant to the CNLRP Merger and the other Income Fund Mergers);

(c) other than (i) pursuant to the terms of the CNLRP Merger Agreement; or (ii) as necessary to comply with any applicable laws, rules or regulations or New York Stock Exchange (“NYSE”) rules or regulations after giving notice to the Fund of any such proposed amendment, amend its Restated Articles of Incorporation or Bylaws or equivalent organizational document of the Company or any of its Subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any of its Subsidiaries (other than in connection with the CNLRP Merger and the other Income Fund Mergers);

(d) other than (i) the CNLRP Merger and the other Income Fund Mergers and (ii) the purchase of restaurant properties or convenience stores subject to triple net leases, or the purchase of loans secured by real estate, consistent with past practice, acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof in one transaction or a series of transactions having a value in excess of $10,000,000 in the aggregate;

(e) except in the ordinary course of business consistent with past practice, including, without limitation, pursuant to any outstanding credit, loan or equipment financing arrangement or any refinancing thereof, pledge or otherwise encumber any Company Properties or assets of the Company or of any of its Subsidiaries;

(f) except (i) in the ordinary course of business consistent with past practice, (ii) properties held for sale by the Company in USRP (SHO) 1, LP, and (iii) as otherwise permitted by Section 5.1, sell or dispose of any assets material to the Company and its Subsidiaries, taken as a whole;

(g) except as otherwise permitted by this Agreement, enter into an agreement with respect to a sale of all or substantially all of the stock or assets of the Company, whether by merger, consolidation, liquidation, business combination, or asset or stock sale;

(h) (i) other than (A) such indebtedness which is reflected in the Company’s financial statements included in any Company SEC Report and (B) borrowings under any credit, loan or equipment financing arrangement, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person outside the ordinary course of business, (ii) issue or sell any debt securities or rights to acquire any debt securities of the Company or any of its Subsidiaries, (iii) make, arrange or materially modify any personal loans in violation of Section 402 of the Sarbanes-Oxley Act of 2002, or (iv) make any loans, advances (other than advances to employees of the Company or any Subsidiary of the Company in the

ordinary course of business consistent with past practice) or capital contributions to, or investment in, any other Person, other than the Company or any of its Subsidiaries or the Company Joint Ventures as may be required by the agreements governing the Company Joint Ventures;

(i) other than as set forth in the Company Disclosure Schedule, make any capital expenditures or other expenditures with respect to property, plant or equipment in excess of $1,000,000 in the aggregate for the Company and its Subsidiaries;

(j) make any changes in accounting methods, principles or practices, except insofar as may be required by a change in GAAP or pursuant to written instructions, comments or orders from the SEC;

(k) pay, discharge or satisfy any claims, liabilities or obligations, other than (i) the payment, discharge or satisfaction, in the ordinary course of business or in accordance with their terms as in effect on the date of this Agreement, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) included in the Company SEC Reports filed prior to the date of this Agreement (to the extent so reflected or reserved against) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or (ii) involving the payment of any amount not exceeding $250,000 in any instance or series of related instances or $750,000 in the aggregate;

(l) except as required to comply with applicable law or agreements, plans or arrangements, (i) increase in excess of 5% of the aggregate compensation then payable, the compensation or fringe benefits of, or pay any bonus to, directors, officers or key employees earning more than $50,000 per annum, (ii) accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options, (iii) enter into any employment, severance or other arrangement with any of its officers or directors, or (iv) enter into any employment, severance or other arrangement with any of its employees earning more than $50,000 per annum. Notwithstanding the foregoing, the Company may pay (i) certain officers and employees retention or “stay” bonuses in an aggregate amount not to exceed $600,000 (exclusive of the existing Company severance policies and agreements) and (ii) year-end bonuses in the manner and amounts consistent with past practice;

(m) except as required by law, make or rescind any material Tax election, settle or compromise any Tax liability or amend in any material respect any Tax return;

(n) fail to confer on a regular basis as reasonably requested by the Fund or the a General Partner with one or more representatives of the Fund or a General Partner to report on material operational matters and any proposals to engage in material transactions;

(o) fail to maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on the date hereof;

(p) engage in, enter into or amend any contract, transaction, indebtedness or other arrangement with, directly or indirectly, any of the directors, officers, stockholders or other Affiliates of the Company and its Subsidiaries, or any of their respective Affiliates or family members, except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses;

(q) other than pursuant to the terms of the CNLRP Merger Agreement, adopt any new Employee Benefit Plan or amend or terminate any existing Employee Plan or rights;

(r) settle any stockholder derivative or class action claims arising out of or in connection with any of the transactions contemplated by this Agreement;

(s) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company of any of its Subsidiaries (other than the Merger, the CNLRP Merger and the other Income Funds Mergers);

(t) adopt, ratify or effectuate a stockholders’ rights plan or agreement;

(u) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules or regulations promulgated thereunder;

(v) other than in the ordinary course consistent with past practice, (i) enter into any agreement that if entered into prior to the date hereof would be a Material Agreement set forth in Section 3.21(a) of the Company Disclosure Schedule (other than the merger agreements entered into in connection with the CNLRP Merger and the other Income Fund Mergers); (ii) modify, amend in any material respect, transfer or terminate any Material Agreement or waive, release or assign any rights or claims thereto or thereunder (other than the merger agreements entered into in connection with the CNLRP Merger and the other Income Fund Mergers); or (iii) enter into, modify or amend any contract to provide exclusive rights or obligations (other than the merger agreements entered into in connection with the CNLRP Merger and the other Income Fund Mergers); or

(w) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would materially impair or prevent the satisfaction or occurrence of any conditions Article VII hereof.

5.2 Covenants of the Fund. Except as provided herein or as consented to in writing by the Company, which consent shall not be unreasonably withheld, conditioned, or delayed from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Fund (i) shall, and shall cause each of its Subsidiaries to, in all material respects, carry on its business in the ordinary course consistent with past practice in compliance with applicable laws, use commercially reasonable efforts, as determined in good faith by the General Partners, to maintain and preserve their respective business organizations, assets, officers, employees and business relationships and to maintain in effect its contracts and (ii) shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following:

(a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its outstanding securities (including the Fund Interests) other than (A) dividends and distributions by a direct or indirect wholly owned Subsidiary of the Fund to its parent, (B) quarterly dividends and distributions to Partners consistent with past practice; and (C) the distribution described in Exhibit E hereto; (ii) split, combine or reclassify any of its ownership interests; or (iii) purchase, redeem or otherwise acquire any of its outstanding securities (including the Fund Interests) or any rights, warrants or options to acquire any such securities;

(b) issue, sell, pledge or otherwise dispose of any of its outstanding securities (including the Fund Interests), or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such securities;

(c) other than as necessary to comply with any applicable laws, rules or regulations after giving notice to the Company of any such proposed amendment, amend the Fund LP Certificate or the Fund LP Agreement or equivalent organizational document of the Fund or any of its Subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of the Fund or any of its Subsidiaries;

(d) other than in connection with or related to the purchase of properties consistent with past practice, acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof in one transaction or a series of related transactions having a value in excess of $1,000,000 in the aggregate;

(e) except in the ordinary course of business consistent with past practice, sell or dispose of any assets material to the Fund and its Subsidiaries, taken as a whole;

(f) enter into an agreement (other than this Agreement) with respect to a sale of all or substantially all of the ownership interests or assets of the Fund, whether by merger, consolidation, liquidation, business combination, or asset or stock sale;

(g) other than in connection with or related to the purchase of properties consistent with past practice and as set forth in the Fund Disclosure Schedule, make any capital expenditures or other expenditures with respect to property, plant of equipment in excess of $1,000,000 in the aggregate for the Fund and its Subsidiaries;

(h) make any changes in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or pursuant to written instructions, comments or orders from the SEC;

(i) pay, discharge or satisfy any claims, liabilities or obligations, other than (i) the payment, discharge or satisfaction, in the ordinary course of business or in accordance with their terms as in effect on the date of this Agreement, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) included in the Fund SEC Reports filed prior to the date of this Agreement (to the extent so reflected or reserved against) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, or (ii) involving the payment of any amount not exceeding $250,000 in any instance or series of related instances or $750,000 in the aggregate;

(j) except as required to comply with applicable law or agreements, plans or arrangements or in the ordinary course of business, accelerate the payment, right to payment or vesting of any compensation or benefits;

(k) except as required by law, make or rescind any material Tax election, settle or compromise any Tax liability or amend in any material respect any Tax return;

(l) fail to maintain in full force and effect insurance coverage substantially similar to insurance coverage maintained on the date hereof;

(m) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Fund of any of its Subsidiaries (other than the Merger);

(n) fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules or regulations promulgated thereunder; and

(o) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would materially impair or prevent the occurrence of any conditions Article VII hereof.

5.3 Confidentiality. The parties acknowledge that the Fund and the Company have previously executed a Confidentiality Agreement, dated as of November 5, 2003 (the “Confidentiality Agreement”), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, except as expressly modified herein.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 No Solicitation by Fund.

(a) On and after the date hereof and prior to the Effective Time of the Merger, the Fund agrees that it:

(i) shall not invite, initiate or solicit any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its Partners) with respect to any direct or indirect (A) merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction, (B) sale, acquisition, tender offer, exchange offer (or the filing of a registration statement under the Securities Act in connection with such an exchange offer), share exchange or other transaction or series of related transactions that, if consummated, would result in the issuance of securities representing, or the sale, exchange or transfer of, 20% or more of the outstanding voting equity securities of the Fund, or (C) sale, lease, exchange, mortgage, pledge, transfer or other disposition (“Transfer”) of any of the Fund’s assets in one transaction or a series of related transactions that, if consummated, would result in the Transfer of more than 20% of the assets of the Fund, other than the Merger (any such proposal or offer being hereinafter referred to as a “Fund Acquisition Proposal”);

(ii) shall not engage in any discussions or negotiations with or provide any confidential or non-public information or data to, or afford access to properties, books or records to, any Person relating to, or that may reasonably be expected to lead to, a Fund Acquisition Proposal, or enter into any letter of intent, agreement in principle or agreement relating to a Fund Acquisition Proposal, or propose publicly to agree to do any of the foregoing, or otherwise facilitate any effort or attempt to make or implement a Fund Acquisition Proposal;

(iii) shall not permit any partner, officer, director, employee, Affiliate, agent, investment banker, financial advisor, attorney, accountant, broker, finder, consultant or other agent or representative of the Fund (each, a “Fund Representative”) to engage in any of the activities described in Section 6.1(a)(i);

(iv) will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing (including, without limitation, any Fund Acquisition Proposal);

(v) will inform each Fund Representative, and each of the Persons referred to in Section 6.1(b), of the obligations undertaken in this Section 6.1 and to cause each Fund Representative to comply with such obligations; and

(vi) will (A) notify the Company orally or in writing promptly (but in any event within 24 hours), after receipt by the Fund or any Fund Representative of (1) a Fund Acquisition Proposal or any amendment or change in any previously received Fund Acquisition Proposal, (2) any request for confidential or nonpublic information or data relating to, or for access to the properties, books or records of the Fund by any Person that has made, or to such party’s knowledge may be considering making, a Fund Acquisition Proposal, or (3) any oral or written expression that any such activities, discussions or negotiations are sought to be initiated or continued with it, and, as applicable, include in such notice the identity of the Person making such Fund Acquisition Proposal, indication or request, the material terms of such Fund Acquisition Proposal, indication or request and, if in writing, shall promptly deliver to the Company copies of any proposals, indications of interest, indication or request along with all other related documentation and correspondence; and (B) will keep the Company informed of the status and material terms of (including all changes to the status or material terms of) any such Fund Acquisition Proposal, indication or request.

(b) Any disclosure that the Fund may be required to make to comply with its duties to its partners imposed by applicable law or, with respect to the receipt of a Fund Acquisition Proposal, to comply with Rule 14d-9 or 14e-2 of the Exchange Act will not constitute a violation of this Section 6.1.

(c) Notwithstanding any of the foregoing, or any other provision of this Agreement to the contrary, if, at any time prior to the approval of this Agreement by the Partners, the General Partners, in response to a written Fund Acquisition Proposal that (A) did not result from a breach of Section 6.1(a)(i) above, and (B) that the General Partners believe in good faith is, or is reasonably likely to lead to a Fund Acquisition Proposal for the acquisition of the Fund, individually or collectively with other Income Funds, that is superior to the terms of the Merger (a “Fund Superior Proposal”), the Fund and the Fund Representatives may engage in the activities set forth in Section 6.1(a)(ii) and Section 6.1(a)(iii) and will not be required to comply with Section 6.1(a)(iv) with respect to such Fund Acquisition Proposal.

6.2 No Solicitation by the Company.

(a) On and after the date hereof and prior to the Effective Time of the Merger, the Company agrees that it:

(i) shall not invite, initiate or solicit any inquiries, proposals, discussions or negotiations or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to any direct or indirect (A) merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or similar transaction, (B) sale, acquisition, tender offer, exchange offer (or the filing of a registration statement under the Securities

Act in connection with such an exchange offer), share exchange or other transaction or series of related transactions that, if consummated, would result in the issuance of securities representing, or the sale, exchange or transfer of, 20% or more of the outstanding voting equity securities of the Company, or (C) Transfer of any of the Company’s assets in one transaction or a series of related transactions that, if consummated, would result in the Transfer of more than 20% of the assets of the Company, other than the Merger (any such proposal or offer being hereinafter referred to as a “Company Acquisition Proposal”);

(ii) shall not engage in any discussions or negotiations with or provide any confidential or non-public information or data to, or afford access to properties, books or records to, any Person relating to, or that may reasonably be expected to lead to, a Company Acquisition Proposal, or enter into any letter of intent, agreement in principle or agreement relating to a Company Acquisition Proposal, or propose publicly to agree to do any of the foregoing, or otherwise facilitate any effort or attempt to make or implement a Company Acquisition Proposal;

(iii) shall not permit any partner, officer, director, employee, Affiliate, agent, investment banker, financial advisor, attorney, accountant, broker, finder, consultant or other agent or representative of the Company (each, a “Company Representative”) to engage in any of the activities described in Section 6.2(a)(i);

(iv) will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing (including, without limitation, any Company Acquisition Proposal);

(v) will inform each Company Representative, and each of the Persons referred to in Section 6.2(b), of the obligations undertaken in this Section 6.2 and to cause each Company Representative to comply with such obligations; and

(vi) will (A) notify the Fund orally or in writing promptly (but in any event within 24 hours), after receipt by the Company or any Company Representative of (1) a Company Acquisition Proposal or any amendment or change in any previously received Company Acquisition Proposal, (2) any request for confidential or nonpublic information or data relating to, or for access to the properties, books or records of the Company by any Person that has made, or to such party’s knowledge may be considering making, a Company Acquisition Proposal, or (3) any oral or written expression that any such activities, discussions or negotiations are sought to be initiated or continued with it, and, as applicable, include in such notice the identity of the Person making such Company Acquisition Proposal, indication or request, the material terms of such Company Acquisition Proposal, indication or request and, if in writing, shall promptly deliver to the Fund copies of any proposals, indications of interest, indication or request along with all other related documentation and correspondence; and (B) will keep the Fund informed of the status and material terms of (including all changes to the status or material terms of) any such Company Acquisition Proposal, indication or request.

(b) Any disclosure that the Company may be required to make to comply with its duties to its stockholders imposed by applicable law or, with respect to the receipt of a Company Acquisition Proposal, to comply with Rule 14d-9 or 14e-2 of the Exchange Act will not constitute a violation of this Section 6.2.

(c) Notwithstanding any of the foregoing, or any other provision of this Agreement to the contrary, if, at any time prior to the approval of this Agreement by the Company’s stockholders, the Board of Directors, in response to a written Company Acquisition Proposal that (A) did not result from a breach of Section 6.2(a)(i) above, and (B) that the Board of Directors believes in good faith is, or is reasonably likely to lead to a Company Acquisition Proposal for the acquisition of the Company that is superior to the terms of the Merger (a “Company Superior Proposal”), the Company and the Company Representatives may engage in the activities set forth in Section 6.2(a)(ii) and Section 6.2(a)(iii) and will not be required to comply with Section 6.2(a)(iv) with respect to such Company Acquisition Proposal.

6.3 Joint Proxy Statement/Prospectus; Registration Statement.

(a) As promptly as practicable after the execution of this Agreement, the Fund and the Company shall prepare and the Fund and the Company shall file with the SEC the Proxy Statement, and the Fund and the Company shall prepare and the Company shall file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus, provided that the Company and the Fund may mutually delay the filing of the Proxy Statement until approval of the Registration Statement by the SEC. The Fund and the Company shall use reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable. Each of the Fund and the Company will respond to any comments of the SEC and will use its respective reasonable efforts to have the Proxy Statement cleared by the SEC and the Registration Statement declared effective under the Securities Act as promptly as practicable after such filings and the Company will cause the Proxy Statement and the prospectus contained within the Registration Statement to be mailed to its stockholders or partners, as applicable, at the earliest practicable time after both the Proxy Statement is cleared by the SEC and the Registration Statement is declared effective under the Securities Act; provided that the obligation to mail the Proxy Statement and the prospectus contained within the Registration Statement shall not arise unless and until the conditions set forth in Sections 7.2(f), 7.3(g) and 7.3(h) hereof have been satisfied or waived. Each of the Fund and the Company will notify the other promptly upon the receipt of any comments from the SEC or any other Governmental Entity and of any request by the SEC or any other Governmental Entity for amendments or supplements to the Registration Statement, the Proxy Statement or any filing pursuant to Section 6.3(b) or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or any other Governmental Entity, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any filing pursuant to Section 6.3(b). Each of the Fund and the Company will cause all documents that it is responsible for filing with the SEC or other Governmental Entity under this Section 6.3 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any filing pursuant to Section 6.3(b), the Fund or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or any other Governmental Entity, and/or mailing to stockholders of the Company, such amendment or supplement.

(b) The Fund and the Company shall make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

6.4 Access to Information; Confidentiality. Each Party shall (and shall cause each of its Subsidiaries to) afford to the other parties’ officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel and records and, during such period, each Party shall (and shall cause each of its Subsidiaries to) furnish promptly to the other Parties (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties, assets and personnel as the other Parties may reasonably request. Unless otherwise required by law, such non-public information will be subject to the Confidentiality Agreement No information or knowledge obtained in any investigation pursuant to this Section 6.4 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the Parties to consummate the Merger.

6.5 Stockholders’ Meeting and Partners’ Solicitation.

(a) Promptly after the date hereof, the Company shall take all action necessary in accordance with the MGCL and its Restated Articles of Incorporation and Bylaws and the rules of the NYSE to call, give notice of, convene and hold the Company Meeting as promptly as practicable, and in any event (to the extent permissible under applicable law) within 60 days after the declaration of effectiveness of the Registration Statement. The Company shall use its reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary to secure the vote or consent of its stockholders required by the rules of the NYSE and MGCL to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company (i) shall adjourn or postpone the Company Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Company’s stockholders sufficiently in advance of a vote on this Agreement to insure that such vote occurs on the basis of full and complete information as required under applicable law or (ii) shall (unless the Fund otherwise consent in writing or if prohibited by applicable law) adjourn the Company Meeting once for a period not to exceed 30 days, if as of the time for which the Company Meeting is originally scheduled (as set forth in the Proxy Statement) or subsequently rescheduled or reconvened, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Meeting. The Company shall ensure that the Company Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Meeting are solicited, in compliance with the MGCL, the Company’s Restated Articles of Incorporation and Bylaws, the rules of the NYSE and all other applicable legal requirements. The Company’s obligation to call, give notice of, convene and hold the Company Meeting in accordance with this Section 6.5(a) shall not be limited or affected by any withdrawal, amendment or modification of the recommendation of the Board with respect to this Agreement.

(b) (i) The Company’s Board shall recommend that the Company’s stockholders vote in favor of and adopt and approve this Agreement at the Company Meeting; (ii) the Proxy Statement shall include a statement to the effect that the Company’s Board has unanimously recommended that Company’s stockholders vote in favor of and adopt and approve this Agreement at the Company Meeting; and (iii) neither the Company’s Board nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the Fund, the recommendation of the Company’s Board that the Company’s stockholders vote in favor of and adopt and approve this Agreement.

(c) Promptly after the date hereof, the Fund shall take all action necessary in accordance with the FRULPA, the Fund LP Certificate and the Fund LP Agreement and shall use its reasonable efforts to solicit from the Partners consents to adopt and approve this Agreement and the Merger (the “Fund Consent Solicitation”) and will take all other action necessary to secure the vote or consent of the Partners required by the rules of the FRULPA to obtain such approvals, unless the Fund have received a Superior Proposal and determined that this Agreement or the Merger is no longer in the best interest of the Partners. Notwithstanding anything to the contrary contained in this Agreement, the Fund shall continue the Consent Solicitation process to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Partners of the Fund to insure that any consent is given or withheld on the basis of full and complete information as required under applicable law. The Fund shall ensure that the Fund Consent Solicitation is conducted and that all consents are solicited in compliance with the FRULPA, the Fund LP Certificate and the Fund LP Agreement, and all other applicable legal requirements.

(d) (i) The General Partners shall recommend that the Partners consent to, adopt and approve this Agreement; (ii) the Proxy Statement shall include a statement to the effect that the General Partners have recommended that the Partners consent to, adopt and approve this Agreement; and (iii) none of the General Partners shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the Fund, the recommendation of the General Partners that the Partners consent to, adopt and approve this Agreement, provided, however that none of the foregoing shall be applicable if the General Partners have received a Superior Proposal and determined that this Agreement or the Merger is no longer in the best interest of the Partners.

6.6 Legal Conditions to the Merger.

(a) Subject to the terms hereof, the Company and the Fund shall each use its reasonable best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the

Merger and the other transactions contemplated hereby and by the Company Stockholders’ Agreement as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company, Acquisition LLC or the Fund or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the Company Stockholders’ Agreement and the consummation of the transactions contemplated hereby and thereby, (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Company Stockholders’ Agreement, and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, and (B) any other applicable law and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Company Stockholders’ Agreement. The Company and the Fund shall cooperate with each other in connection with the making of all such filings. The Company and the Fund shall use their respective reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement and the Company Stockholders’ Agreement.

(b) Each of the Company and the Fund shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (i) necessary to consummate the transactions contemplated hereby or in the Company Stockholders’ Agreement, (ii) disclosed or required to be disclosed in the Company Disclosure Schedule or the Fund Disclosure Schedule, as the case may be, or (iii) required to prevent a Company Material Adverse Effect or a Fund Material Adverse Effect from occurring prior to or after the Effective Time.

6.7 Public Disclosure. The Fund and the Company shall each use its reasonable efforts to consult with the other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement or the Company Stockholders’ Agreement and shall not issue any such press release or make any such public statement prior to using such efforts, except as may be required by law, fiduciary duty or the applicable rules of the NYSE.

6.8 Listing of Company Common Stock and Company Series A Preferred Stock. The Company shall cause the shares of the Company Series A Preferred Stock to be issued in the Merger to be listed, and the shares of the Company Common Stock issuable upon conversion of the Series A Preferred Stock to be reserved for listing, on the NYSE, subject to official notice of issuance, on or prior to the Closing Date.

6.9 Letter of the Company’s and the Fund’s Accountants.

(a) The Company shall use its reasonable efforts to cause to be delivered to the Company a “comfort” letter of Deloitte & Touche, the Company’s independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Fund, in form reasonably satisfactory to the Fund and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

(b) The Fund shall use its reasonable efforts to cause to be delivered to the Fund a “comfort” letter of PriceWaterhouseCoopers, the Fund’s independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

6.10 Notification of Certain Matters. The Fund will give prompt notice to the Company, and the Company will give prompt notice to the Fund, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) (i) any representation or warranty of such party contained in this Agreement that is qualified as to materiality to be untrue or inaccurate in any respect or (ii) any other representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, or (b) any material failure of the Fund or the Company, as the case may be, or of any officer, director, partner, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section 6.10 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Merger.

6.11 Company Stockholders’ Agreement. Robert J. Stetson, Harry O. Davis and Stacy M. Riffe have executed and delivered to the Fund, concurrently with the execution of this Agreement, the Company Stockholders’ Agreement. The Company acknowledges and agrees to be bound by and comply with the provisions of Section 3.1(a) and (b) of the Company Stockholders’ Agreement as if a party thereto with respect to transfers of record of ownership of shares of the Company Common Stock, and agrees to notify the transfer agent for any Company Common Stock of such provisions.

6.12 Notice to Holders of Company Preferred Stock. The Company shall provide such timely notice to the holders of the Company Series A Preferred Stock and Company Series B Preferred Stock as may be required under the MGCL or the Articles Supplementary creating such stock.

6.13 Bridge Financing. The Company shall use its reasonable best efforts to take, or cause to be taken, all actions and do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to obtain no later than October 30, 2004 a commitment letter (the “Bridge Financing Commitment Letter”) expiring no earlier than January 30, 2005, from a reputable financial institution in substantially the same form and substance as Exhibit F attached hereto, to provide financing on terms and conditions no less favorable than those described on Exhibit F attached hereto.

6.14 Transaction Financing. The Company shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to obtain a commitment letter (the “Transaction Financing Commitment Letter”), from a reputable financial institution to provide financing for the Merger and the transactions contemplated hereby on commercially reasonable terms and conditions.

6.15 Takeover Laws. If any form of anti-takeover statute, regulation or charter provision or contract is or shall become applicable to the Merger or the transactions contemplated hereby or by the Company Stockholders’ Agreement, the Company and the Board of Directors of the Company shall grant such approvals and take such actions as are necessary under such laws and provisions so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such law, provision or contract on the transactions contemplated hereby or thereby.

ARTICLE VII

CONDITIONS TO MERGER

7.1 Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder, Member and Partner Approvals. This Agreement and the Merger shall have been approved and adopted by (i) the requisite vote of the stockholders of the Company, in accordance with the

MGCL and the Restated Articles of Incorporation and Bylaws of the Company and the rules of the NYSE; (ii) the requisite vote of the Members in accordance with the MLLCA, and (ii) the requisite vote of the Partners in accordance with the FRULPA and the Fund LP Agreement.

(b) Governmental Approvals. Other than the filings provided for by Section 1.1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to file, obtain or occur would cause a Fund Material Adverse Effect or a Company Material Adverse Effect, shall have been filed, obtained or occurred.

(c) Registration Statement. The Registration Statement shall have become effective under the Securities Act and the Proxy Statement shall have been cleared by the Commission and neither the Proxy Statement nor the Registration Statement shall be the subject of any stop order or any actual or threatened proceedings seeking a stop order, and no proceedings for that purpose shall have been initiated or, to the Company’s or the Fund’s Knowledge, threatened by the SEC.

(d) No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (each an “Order”) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

(e) NYSE. The shares of the Company Series A Preferred Stock to be issued in the Merger shall have been approved for listing, and the shares of Company Common Stock issuable on conversion of the Company Series A Preferred Stock have been reserved for listing, on the NYSE, subject only to official notice of issuance.

(f) CNLRP Merger. The Company shall have closed, contemporaneously with the Closing hereunder, a merger (the “CNLRP Merger”) as contemplated by the agreement and plan of merger of even date herewith (the “CNLRP Merger Agreement”) by and between the Company and CNL Restaurant Properties, Inc., a Maryland corporation (“CNLRP”).

(g) Other Income Fund Mergers. The Company shall have closed, contemporaneously with the Closing hereunder, such number of mergers with the Income Funds (each an “Income Fund Merger” and, collectively, the “Income Fund Mergers”), including the Merger, and the various other agreements and plans of merger of even date herewith with respect to the Income Fund Mergers (each, an “Income Fund Merger Agreement” and, collectively, the “Income Fund Merger Agreements”) by and between the Company and the Income Funds listed on Section 7.1(g) of the Fund Disclosure Schedule, such that the aggregate merger consideration paid by the Company with respect to such mergers shall equal or exceed at least 75% of the aggregate merger consideration payable under all of the Income Fund Merger Agreements, assuming all of the Income Fund Mergers are consummated (the “Aggregate Merger Consideration”).

7.2 Additional Conditions to Obligations of the Fund. The obligations of the Fund to effect the Merger are subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived in writing exclusively by the Fund:

(a) Representations and Warranties. The representations and warranties of the Company and Acquisition LLC set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date and shall be true and correct after giving effect to the consummation of the CNLRP Merger and the Income Fund Mergers with the Participating Income Funds (as defined herein), respectively, regardless of whether the CNLRP Merger and the Income Fund Mergers with the Participating Income Funds are deemed to have been consummated before, simultaneously with, or after the Closing (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (ii) for changes contemplated by this Agreement and (iii) for any failure of such representations and warranties to be true and correct which could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; provided, however, for purposes of this Section 7.2(a), the representations and warranties of the Company shall be construed as if they did not contain any qualification that refers to a Company Material Adverse Effect or materiality. The Fund shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement. The Fund shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

(c) Wachovia Opinion. Wachovia shall not have withdrawn, modified or revoked its respective fairness opinion to the Fund.

(d) Third Party Consents. The Fund shall have received evidence, in form and substance reasonably satisfactory to it, that those approvals or consents of third parties set forth in Section 3.3(b) of the Company Disclosure Schedule, if any (or not described in Section 3.3(b) of the Company Disclosure Schedule but required to be so described) have been obtained, except where failure to have been so obtained, either individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(e) REIT Tax Opinion. The Fund shall have received a written opinion reasonably acceptable to the Fund from Locke Liddell & Sapp LLP, counsel to the Company, that the Company qualified as a REIT under the Code for the taxable years ended December 31, 2001, 2002 and 2003, that the Company is organized in conformity with the requirements for qualification as a REIT under the Code, and that the Company’s method of operation will enable it to meet the requirements for qualification as a REIT under the Code for the taxable year beginning January 1, 2004, determined as if such taxable year ended as of the Closing.

(f) Closing Agreement. The Company shall have received a closing agreement (the “Closing Agreement”) from the IRS in form and substance substantially similar to the form attached hereto as Exhibit G or in a form reasonably satisfactory to Baker & Hostetler LLP in its capacity as tax counsel to the Fund.

(g) Company Stockholders’ Agreement. The Company Stockholders’ Agreement shall be in full force and effect as of the Effective Time and become effective in accordance with the respective terms thereof and the actions required to be taken thereunder by the parties thereto prior to the Effective Time shall have been taken.

(h) Tax Return. The Company’s Federal Tax Return for the year ended December 31, 2003 shall have been filed with the IRS and a copy thereof shall have been provided to the Fund.

(i) Material Adverse Effect. There shall have been no events, changes or effects, individually or in the aggregate, with respect to the Company or any of its Subsidiaries or any of the business, prospects, or commercial relationships of the Company or its Subsidiaries having, or that could reasonably be expected to have, a Company Material Adverse Effect. The Fund shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company.

7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of the Fund set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (ii) for changes contemplated by this Agreement and (iii) for any failure of such representations and warranties to be true and correct which could not, individually or in the aggregate, reasonably be expected to have a Fund Material Adverse Effect; provided, however, for purposes of this Section 7.3(a), the representations and warranties of the Fund shall be construed as if they did not contain any qualification that refers to a Fund Material Adverse Effect or materiality. The Company shall have received a certificate to such effect signed by the General Partners.

(b) Performance of Obligations of the Fund. The Fund shall have performed in all material respects all obligations required to be performed by it under this Agreement. The Company shall have received a certificate to such effect signed by the General Partners.

(c) MK Opinion. MK shall not have withdrawn, modified or revoked its fairness opinion to the Special Committee and the Board of the Company.

(d) Third Party Consents. The Company shall have received evidence, in form and substance reasonably satisfactory to it, that those approvals or consents of third parties set forth in Section 4.3(b) of the Fund Disclosure Schedule, if any (or not described in Section 4.3(b) of the Fund Disclosure Schedule but required to be so described) have been obtained, except where failure to have been so obtained, either individually or in the aggregate, would not reasonably be expected to have a Fund Material Adverse Effect.

(e) Material Adverse Effect. There shall have been no events, changes or effects, individually or in the aggregate, with respect to the Income Funds or any of their respective Subsidiaries or any of the business, prospects, or commercial relationships of the Income Funds or their respective Subsidiaries having, or that could reasonably be expected to have, a Fund Material Adverse Effect. The Company shall have received a certificate to such effect signed by the General Partners.

(f) Required Aggregate Cash Balance. On the Closing Date, the Participating Income Funds shall possess, in the aggregate, not less than the Required Aggregate Cash Balance. For purposes of this Agreement (i) “Participating Income Fund” shall be an Income Fund with respect to which the Income Fund Merger to which it is a party has been consummated prior to or simultaneously with the Merger; (ii) the “Required Aggregate Cash Balance” shall be $30 million multiplied by the Cash Balance Adjustment; and (iii) the “Cash Balance Adjustment” shall be either (x) 1.00 if all Income Funds are Participating Income Funds, or (y) a percentage, expressed as a decimal, determined by dividing the aggregate Merger Consideration payable to the Participating Income Funds pursuant to the respective Income Fund Merger Agreements by the aggregate Merger Consideration payable to all Income Funds pursuant to their respective Income Fund Merger Agreements (and assuming for purposes of calculating the Cash Balance Adjustment, that all Income Fund Mergers are consummated).

(g) Bridge Financing. The Company shall have received the Bridge Financing Commitment Letter.

(h) Transaction Financing. The Company shall have received the Transaction Financing Commitment Letter.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (by written notice by the terminating party to the other party), whether before or, subject to the terms hereof, after adoption of this Agreement by the stockholders of the Company:

(a) by mutual written consent of the Fund, Acquisition LLC and the Company; or

(b) by either the Fund, on the one hand, or the Company and Acquisition LLC, on the other hand, if the Merger shall not have been consummated by June 30, 2005 (the “Outside Date”) (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before such date); or

(c) by either the Fund, on the one hand, or the Company and Acquisition LLC, on the other hand, if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

(d) by either the Fund, on the one hand, or the Company and Acquisition LLC, on the other hand, if (i) the Company Meeting cannot be held because of the lack of a quorum of the Company’s stockholders, (ii) at the Company Meeting (including any adjournment or postponement), the requisite vote of the stockholders of the Company in favor of this Agreement and the Merger shall not have been obtained, or (iii) the requisite number of consents of the Partners adopting this Agreement and consenting to the Merger shall not have been obtained through the Fund Consent solicitation (provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party seeking termination who at the time is in breach of or has failed to fulfill its obligations under this Agreement); or

(e) by the Fund, if the Company or Board of Directors of the Company or any committee thereof shall have (i) breached its obligation to present and recommend the approval and adoption of this Agreement and the Merger to the stockholders of the Company, (ii) withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to the Fund, its recommendation or approval of the Merger, this Agreement or the transactions contemplated hereby, (iii) failed to mail the Proxy Statement to the stockholders of the Company when the Proxy Statement was available for mailing or failed to include therein such approval and recommendation (including the recommendation that the stockholders of the Company vote in favor of the adoption of this Agreement), or (iv) resolved or announced its intention to do any of the foregoing;

(f) by the Company, if the Fund, acting through the General Partners, shall have (i) breached its obligation to present and recommend the approval and adoption of this Agreement and the Merger to the Partners, (ii) in violation of this Agreement, withdrawn or modified, or proposed to withdraw or modify, in a manner adverse to the Company, its recommendation or approval of the Merger, this Agreement or the transactions contemplated hereby, (iii) failed to mail the Proxy Statement to the Partners when the Proxy Statement was available for mailing or failed to include therein such approval and recommendation (including the recommendation that the Partners vote in favor of the adoption of this Agreement), (iv) failed to have issued a press release reaffirming its recommendation of this Agreement within two business days after receipt of a written request by the Company to do so after the commencement of a tender offer or exchange for more than 20% of the outstanding voting securities of the Fund (it being understood that the Company shall not have a right to terminate this Agreement pursuant to this clause (v) if the Fund fails to issue such a press release in response to more than one such request), (vi) entered, or caused the Fund or any Subsidiary to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Fund Acquisition Proposal, or (vii) resolved or announced its intention to do any of the foregoing;

(g) by the Company, if (i) any Person (other than the Company or an Affiliate of the Company) acquires beneficial ownership of or the right to acquire 20% or more of the outstanding shares of capital stock or other equity interests of the Fund or (ii) a tender or exchange offer relating to securities of the Fund shall have been commenced by a Person unaffiliated with the Company, and the Fund shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within 10 business days after such tender or exchange offer is first published, sent or given, a statement that the Fund recommends rejection of such tender or exchange offer;

(h) by the Fund, if it is not in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of the Company herein become untrue or inaccurate such that Section 7.2(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(h)) or (ii) there has been a breach on the part of the Company of any of its covenants or agreements contained in this Agreement such that Section 7.2(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(h)), and, in both case (i) and case (ii), such breach (if curable) has not been cured within 30 days after notice to the Company;

(i) by the Company, if it is not in material breach of its obligations under this Agreement, and if (i) at any time that any of the representations and warranties of the Fund herein become untrue or inaccurate such that Section 7.3(a) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(i)) or (ii) there has been a breach on the part of the Fund of any of their respective covenants or agreements contained in this Agreement (other than the failure to deliver the Closing Agreement described in Section 7.2(f)) such that Section 7.3(b) would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 8.1(i)), and such breach (if curable) has not been cured within 30 days after notice to the Fund;

(j) by the Fund, if any of the stockholders of the Company that is a party to the Company Stockholders’ Agreement shall have breached or failed to perform in any material respect any representation, warranty, covenant or agreement contained therein, that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect on or materially impede the ability of the Parties to consummate the Merger as contemplated herein;

(k) by the Fund, if (i) it is not in breach of its obligations under this Article in any material respect and has complied with, and continues to comply with, all requirements and procedures of this subsection (k) in all material respects and the General Partners have determined that it will cause the Fund to enter into a binding written agreement for a transaction that constitutes a Fund Superior Proposal and the General Partners notify the Company in writing that they intend to cause the Fund to enter into such agreement, attaching the most current version of such agreement to such notice, (ii) the Company does not make, within two business days after receipt of the General Partners’ written notice of its intention to enter into a binding agreement for a Fund Superior Proposal, any offer that the General Partners reasonably and in good faith determine, after consultation with the Fund’s financial and legal advisors, is at least as favorable to the Partners as the Fund Superior Proposal and during such period the General Partners reasonably consider and discuss in good faith all proposals submitted by the Company and, without limiting the foregoing, meet with, and causes the Fund’s financial advisors and legal advisors to meet with, the Company and its advisors from time to time as reasonably required by the Company to consider and discuss in good faith the Company’s proposals;

(l) by the Company, if (i) it is not in breach of its obligations under this Article in any material respect and has complied with, and continues to comply with, all requirements and procedures of this subsection (l) in all material respects and the Board of Directors of the Company has determined that it will cause the Company to enter into a binding written agreement for a transaction that constitutes a Company Superior Proposal and the Board of Directors of the Company notifies the Fund in writing that it intends to cause the Company to enter into such agreement, attaching the most current version of such agreement to such notice, (ii) the Fund does not make, within two business days after receipt of the Board of Directors’ written notice of its intention to enter into a binding agreement for a Company Superior Proposal, any offer that the Board of Directors reasonably and in good faith determines, after consultation with the Company’s financial and legal advisors, is at least as favorable to the Company’s stockholders as the Company Superior Proposal and during such period the Board of Directors reasonably considers and discusses in good faith all proposals submitted by the Fund and, without limiting the foregoing, meet with, and causes the Company’s financial advisors and legal advisors to meet with, the Fund and its advisors from time to time as reasonably required by the Fund to consider and discuss in good faith the Fund’s proposals; or

(m) by the Company, if the Company has not received the Bridge Financing Commitment Letter by October 30, 2004 (provided that the right to terminate this Agreement pursuant to this Section 8.1(m) shall not be available to the Company after such date); or

(n) by the Company, if the Company has not received the Transaction Financing Commitment Letter.

8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Fund, Acquisition LLC, the Company or their respective officers, directors, stockholders, partners or Affiliates, except as set forth in Sections 5.3, 6.4, 8.3 and Article IX; provided that any such termination shall not relieve any party from liability for any willful breach of this Agreement (which includes without limitation the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate in all material respects when made) and the provisions of Sections 5.3 (regarding confidentiality), the penultimate sentence of 6.4 (regarding confidentiality), 8.3 and Article IX of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

8.3 General Fees and Expenses. Except as set forth in Section 8.4, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated.

8.4 Certain Fees and Expenses.

(a) Provided that the Fund is not in material breach of its obligations under this Agreement, if the Merger is not consummated for failure of the condition to Closing contained in Section 7.1(f) to be satisfied and, as a result of such failure, CNLRP is obligated to pay the Company a break-up fee pursuant to the terms of the CNLRP Merger Agreement, the Company shall pay to the Fund as follows: (i) if the Fund has waived the condition to Closing contained in Section 7.1(f) and elected to proceed with the Merger, the Company shall pay to the Fund an amount equal to $8,000,000, multiplied by a fraction, the numerator of which shall be the value of the Merger Consideration and the denominator of which shall be the value of the Aggregate Merger Consideration; and (ii) if the Fund has not waived the condition to Closing contained in Section 7.1(f) and the Merger is not consummated, the Company shall pay to the Fund an amount equal to $5,000,000, multiplied by a fraction, the numerator of which shall be the value of the Merger Consideration and the denominator of which shall be the value of the Aggregate Merger Consideration.

(b) If this Agreement shall be terminated by the Fund pursuant to Section 8.1(k), the Fund thereupon shall pay to the Company an amount equal to the lesser of (i) 4.0% of the value of the Merger Consideration; and (ii) $20,000,000 multiplied by a fraction, the numerator of which shall be the value of the Merger Consideration and the denominator of which shall be the value of the Aggregate Merger Consideration.

(c) If this Agreement shall be terminated by the Company pursuant to Section 8.1(l), the Company shall pay to the Fund an amount equal to the lesser of (i) 4.0% of the value of the Merger Consideration; and (ii) $20,000,000 multiplied by a fraction, the numerator of which shall be the value of the Merger Consideration and the denominator of which shall be the value of the Aggregate Merger Consideration.

(d) If this Agreement shall be terminated by the Company pursuant to Section 8.1(n) or by the Fund or the Company on or after June 30, 2005, and as of the date of termination the Transaction Financing Commitment Letter has not been received by the Company, the Company shall pay to the Fund an amount equal to $3,000,000 multiplied by a fraction, the numerator of which shall be the value of the Merger Consideration and the denominator of which shall be the value of the Aggregate Merger Consideration.

(e) The payment of the amounts pursuant to this Section 8.4 shall be full compensation for the loss suffered by the Company or the Fund (as applicable) as a result of the failure of the Merger to be consummated (including, without limitation, opportunity costs and out-of-pocket costs and expenses) and to avoid the difficulty of determining damages under the circumstances. Any amount owed by the Company or the Fund pursuant to this Section 8.4 shall be paid by the Company to the Fund or the Fund to the Company (as applicable) in immediately available funds within two (2) business days after the date the event giving rise to the obligation to make such payment occurred. The Company and the Fund each acknowledge that the agreements contained in this Section 8.4 are integral parts of this Agreement; accordingly, if the Fund or the Company (as applicable) fails to promptly pay any amount owed pursuant to this Section 8.4 and, in order to obtain payment, the Fund or the Company (as applicable) commences a suit which results in a judgment against the other for any amounts owed pursuant to this Section 8.4, the losing party shall pay to the prevailing party its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount owed at the prime rate of Bank of America, N.A. Payment of the fees described in this Section 8.4 shall not be in lieu of damages incurred in the event of breach of this Agreement.

8.5 Amendment. This Agreement may be amended by the Parties at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or by the Partners, provided, however, that, after any such approval, no amendment shall be made which by law requires further approval by the stockholders of the Company or by the Partners, without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

8.6 Extension; Waiver. At any time prior to the Effective Time, the Parties may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein, provided, however, that, after any such approval, no extension or waiver shall be made which by law requires further approval by such stockholders without such further approval. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party.

ARTICLE IX

MISCELLANEOUS

9.1 Nonsurvival of Representations and Warranties. The respective representations and warranties of the Company, Acquisition LLC and the Fund contained in this Agreement or in any instrument delivered pursuant to this Agreement shall expire with, and be terminated and extinguished upon, the Effective Time. This Section 9.1 shall have no effect upon any other obligations of the Parties, whether to be performed before or after the consummation of the Merger. Each Party agrees that, except for the representations and warranties contained in this Agreement, neither the Company, Acquisition LLC nor the Fund makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other’s representatives of any documentation or other information with respect to any one or more of the foregoing.

9.2 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered or sent as provided above or by facsimile or telecopier, as follows:

(a)    if to the Fund, to:

CNL Income Fund             , Ltd.

450 S. Orange Avenue, Suite 1100

Orlando, FL 32801

Attn: Michael Wood

Fax: (407) 540-2104

with copies (which shall not constitute notice) to:

Baker & Hostetler LLP

200 South Orange Avenue, Suite 2300

Orlando, FL 32801

Attn: Kenneth C. Wright, Esq.

Fax: (407) 841-0168

Baker & Hostetler LLP

1050 Connecticut Avenue, NW

Suite 1100

Washington, D.C. 20036

Attn: William J. Conti, Esq.

Fax: (202) 861-1783

(b)    if to the Company or Acquisition LLC, to:

U.S. Restaurant Properties, Inc.

12240 Inwood Road

Suite 300

Dallas, Texas 75244

Attn: Robert Stetson

Fax: (972) 490-9119

with a copy (which shall not constitute notice) to:

Locke Liddell & Sapp LLP

2200 Ross Avenue

Suite 2200

Dallas, Texas 75201

Attn: Kenneth Betts

Fax: (214) 740-8800

or to such other address as the Party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery and (ii) in the case of facsimile or telecopier or electronic mail, upon confirmed receipt.

9.3 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, or any of them, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

9.4 No Third Party Beneficiaries. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns, to create any agreement of employment with any Person or to otherwise create any third-party beneficiary hereto.

9.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

9.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the Parties with respect to the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9.7 Counterparts and Signature. This Agreement may be executed in two counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other party, it being understood that each Party need not sign the same counterpart.

9.8 Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Maryland.

9.10 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

9.11 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

9.12 Submission to Jurisdiction. Each of the Parties (a) consents to submit itself to the personal jurisdiction of any state or federal court of competent jurisdiction of the State of Maryland in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.2. Nothing in this Section 9.12, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

9.13 WAIVER OF JURY TRIAL. THE PARTIES HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

IN WITNESS WHEREOF, the Parties have signed, or caused this Agreement to be signed by their respective officer thereunto duly authorized, as of the date first written above.

U.S. RESTAURANT PROPERTIES, INC.

By:
Title:

IVANHOE ACQUISITION , LLC

By:
Title:

CNL INCOME FUND , LTD.

By:	CNL Realty Corporation, general partner

By:
Title:

AGREEMENT AND PLAN OF MERGER

Amendment No. 1

THIS AGREEMENT AND PLAN OF MERGER Amendment No. 1 (this “Amendment”), dated as of November     , 2004, is by and among U.S. Restaurant Properties, Inc., a Maryland corporation (the “Company”), Ivanhoe Acquisition     , LLC, a Maryland limited liability company (“Acquisition LLC”), and CNL Income Fund     , Ltd., a Florida limited partnership (the “Fund”). The Company, Acquisition LLC, and the Fund are referred to collectively herein as the “Parties” and individually as a “Party”

WHEREAS, the parties have executed an August 9, 2004 Agreement and Plan of Merger (the “Agreement”) pursuant to which Acquisition LLC, an indirect wholly-owned subsidiary of the Company, will be merged with and into the Fund, and the Fund will be the surviving entity in the Merger, upon the terms and subject to the conditions of the Agreement, as amended, and in accordance with applicable law;

WHEREAS, the Parties desire to amend the Agreement on the terms and conditions hereinafter set forth (capitalized terms not otherwise defined herein shall have the same meaning as in the Agreement);

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the Parties agree as follows:

1. Section 2.1(a) of the Agreement is hereby superceded and replaced in its entirety as follows:

(a) Consideration for Fund Interests. Subject to Section 2.2, (i) the general partnership interests in the Fund (the “General Partnership Interests”) outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive $1.00 in cash (the “GP Merger Consideration”); and (ii) each unit of limited partnership interest in the Fund (the “Limited Partnership Interests,” together with the General Partnership Interests, the “Fund Interests”) outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive (A) $             in cash (the “LP Cash Consideration,” and together with the GP Merger Consideration, the “Cash Consideration”), and (B)              shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share of the Company (the “Company Series A Preferred Stock”), the terms of which are set forth in Exhibit C hereto, (the “LP Stock Consideration” and, together with the LP Cash Consideration, the “LP Merger Consideration”). The GP Merger Consideration shall be allocated pro rata among the General Partners in accordance with the value of their respective capital accounts on the Closing Date. The GP Merger Consideration and the LP Merger Consideration shall hereafter be referred to collectively as the “Merger Consideration.”

2. Binding Effect of Agreement. Except as expressly stated herein, the terms and conditions of the Agreement shall remain in full force and effect and unchanged, and are hereby ratified, confirmed and reaffirmed in all such respects.

3. Entire Agreement. This Amendment, together with the Agreement, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, or any of them, written or oral, with respect to the subject matter hereof.

4. No Third Party Beneficiaries. This Amendment is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

5. Counterparts and Signature. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other party, it being understood that each Party need not sign the same counterpart.

6. Interpretation. The language used in this Amendment shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Amendment shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include”, “includes” or “including” are used in this Amendment, they shall be deemed to be followed by the words “without limitation”. In the event of any conflict or inconsistency between this Amendment and the Agreement, this Amendment shall control and govern.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Maryland.

IN WITNESS WHEREOF, the Parties have signed, or caused this Amendment to be signed by their respective officer thereunto duly authorized, as of the date first written above.

U.S. RESTAURANT PROPERTIES, INC.

By:
Title:

IVANHOE ACQUISITION , LLC

By:
Title:

CNL INCOME FUND , LTD.

By:	CNL Realty Corporation, general partner

By:
Title:

ANNEX C

Stockholders Agreement and Irrevocable Proxy among CNL Restaurant Properties,

Inc. and certain stockholders of U.S. Restaurant Properties, Inc.

STOCKHOLDERS AGREEMENT AND IRREVOCABLE PROXY

THIS STOCKHOLDERS AGREEMENT AND IRREVOCABLE PROXY, dated as of August 9, 2004 (this “Agreement”), among CNL RESTAURANT PROPERTIES, INC., a Maryland corporation (“CNLRP”) and ROBERT J. STETSON, HARRY O. DAVIS and STACY M. RIFFE, stockholders of the Company (each, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used without definition herein having the meanings assigned to them in the Merger Agreement (as defined below).

WHEREAS, CNLRP and U.S. Restaurant Properties, Inc. (the “Company”) are, concurrently with the execution and delivery of this Agreement, entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which CNLRP will merge with and into the Company (the “Merger”);

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of the number of shares of Company Common Stock set forth on the signature page hereof beneath such Stockholder’s name (with respect to each Stockholder, such Stockholder’s “Existing Shares” and, together with any shares of Company Common Stock acquired after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities or otherwise, such Stockholder’s “Shares”) and the record and beneficial owner of options or warrants to purchase the number of shares of Company Common Stock set forth on the signature page hereof beneath such Stockholder’s name;

WHEREAS, as an inducement and a condition to entering into the Merger Agreement, CNLRP has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement; and

WHEREAS, among other things, the Stockholders, CNLRP and the Company desire to set forth their agreement with respect to the voting of the Shares in connection with the Merger, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Voting.

1.1. Agreement to Vote. Each Stockholder hereby agrees, severally and not jointly, that it shall, and shall cause the holder of record of any shares beneficially owned by the stockholder on any applicable record date to, from time to time, at the request of CNLRP, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, however called, or in connection with any written consent of the holders of Company Common Stock, (a) if a meeting is held, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and (b) vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of the Company (whether acquired heretofore or hereafter) that are beneficially owned or held of record by such Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting.

1.2. Grant of Proxy. Each Stockholder hereby irrevocably appoints and constitutes CNLRP and each of Curtis B. McWilliams and Steven D. Shackelford in their respective capacities as officers of CNLRP, agents, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to the Shares, to vote the Shares as follows: the agents and proxies named above are empowered at any time prior to termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of adoption of the Merger Agreement.

1.3. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in CNLRP any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, and CNLRP shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise provided herein, or in the performance of the Stockholders’ duties or responsibilities as stockholders of the Company.

1.4. Receipt of Merger Agreement. Each Stockholder acknowledges receipt of copies of the Merger Agreement and all exhibits and schedules thereto.

1.5. No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder (a) has not entered, and shall not enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to the Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Shares, in either case, which is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

2. Representations and Warranties of Each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to CNLRP as follows:

2.1. Authorization; Validity of Agreement; Necessary Action. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of CNLRP, constitutes a valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms.

2.2. Consents and Approvals; No Violations. Except for filings required under applicable federal and state securities laws and regulations and the HSR Act, none of the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the provisions hereof will (i) require any filing with, or approval of, any Governmental Entity, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which such Stockholder is a party or by which it or any of its properties or assets may be bound or (iii) violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to it or any of its properties or assets.

2.3. Shares. Such Stockholder’s Existing Shares are, and all of its Shares on the Closing Date shall be, owned beneficially and of record by such Stockholder. As of the date hereof, such Stockholder’s Existing Shares constitute all of the shares of Company Common Stock owned of record or beneficially (other than as a result of options that are currently exercisable or are exercisable within 60 days of the date hereof) by such Stockholder. All of such Stockholder’s Existing Shares are issued and outstanding, and, except as set forth on the signature pages hereto, such Stockholder does not own, of record or beneficially, any warrants, options or other rights to acquire any shares of Company Common Stock or any other capital stock of the Company. Such Stockholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Shares and will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Shares on the Closing Date, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Such Stockholder has good and marketable title to its Existing Shares and at all times during the term hereof and on the Closing Date will have good and marketable title to its Shares (except as provided by Section 3.1(a) hereof), free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Stockholder’s voting rights, charges or other encumbrances of any nature (“Liens”).

2.4. No Finder’s Fees. Except as previously disclosed to CNLRP in writing, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby or the Merger based upon arrangements made by or on behalf of such Stockholder.

2.5. No Group. Each Stockholder is acting individually and not as part of a “group” as defined in the Exchange Act.

3. Miscellaneous.

3.1. Further Agreements of Stockholders.

(a) Each Stockholder, severally and not jointly, hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to sell, transfer, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, assignment or other disposition of, more than 15% of its Existing Shares (provided that so long as the Existing Shares are held by the Stockholder, such shares shall remain subject to the provisions of this Agreement), any Shares acquired after the date hereof, any securities exercisable for or convertible into Company Common Stock or any interest in any of the foregoing.

(b) Each Stockholder shall not request that the Company or its transfer agent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder’s Shares, and hereby consents to the entry of stop transfer instructions by the Company of any transfer of such Stockholder’s Shares, unless such transfer is made in compliance with this Agreement.

(c) In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged. Each Stockholder shall be entitled to receive any cash dividend paid by the Company during the term of this Agreement.

(d) Each Stockholder shall not, nor shall it authorize or permit any Affiliate, director, officer, employee, or any investment banker, attorney or other advisor, agent or representative of, such Stockholder (collectively, the “Representatives”) to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal. From and after the date hereof, each Stockholder shall and shall cause its Representatives to, immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to Acquisition Proposal.

(e) Each Stockholder covenants and agrees with the other Stockholders and for the benefit of the Company (which shall be a third party beneficiary of this Section 3.1(e)) to comply with and perform all its obligations under this Agreement.

3.2. Termination. This Agreement shall terminate and no party shall have any rights or duties hereunder upon the earlier of (a) the Effective Time or (b) one (1) month following the termination of the Merger Agreement in accordance with its terms. Nothing in this Section 3.2 shall relieve or otherwise limit any party of liability for breach of this Agreement.

3.3. Several Obligations; Capacity.

(a) The representations, warranties, covenants, agreements and conditions of this Agreement applicable to the Stockholders are several and not joint.

(b) The obligations of the Stockholders hereunder are several and not joint and the covenants and agreements of the Stockholders herein are made only in their capacity as stockholders of the Company and not as directors.

3.4. Further Assurances. From time to time, at the other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

3.5. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered or sent as provided above or by facsimile or telecopier, as follows:

(a) If to CNLRP:

CNL Restaurant Properties, Inc.

450 S. Orange Avenue, Suite 1100

Orlando, FL 32801

Attn: Curtis McWilliams

with a copy to:

Shaw Pittman LLP

2300 N Street, N.W.

Washington, D.C. 20037

Attn: John M. McDonald, Esq.

Fax: (202) 663-8007

(b) If to any of the Stockholders, to it at the address set forth under its name on the signature pages hereto or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery and (ii) in the case of facsimile or telecopier or electronic mail, upon confirmed receipt.

3.6. Interpretation. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The word “herein” and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

3.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

3.8. Entire Agreement; No Third Party Beneficiaries. This Agreement, the Merger Agreement and the CNLRP Stockholders’ Agreements constitute the entire agreement and supersedes all prior agreements and understandings (other than the Confidentiality Agreement), both written and oral, among the parties with respect to the subject matter hereof and thereof, and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

3.9. Amendments; Assignment. This Agreement may not be amended except by written agreement by all the parties. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties, and any purported assignment without such consent shall be void.

3.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

3.11. Governing Law; Enforcement. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of Maryland. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court in the State of Maryland, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto, (a) consents to submit itself to the personal jurisdiction of the state or federal courts in the State of Maryland in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than the state or federal courts of the State of Maryland and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby.

3.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signatures Next Page]

IN WITNESS WHEREOF, CNLRP and each of the Stockholders have caused this Agreement to be signed by their respective officers or other authorized person thereunto duly authorized as of the date first written above.

CNL RESTAURANT PROPERTIES, INC.

By:	/s/ CURTIS B. MCWILLIAMS
Name: Title:	Curtis B. McWilliams Chief Executive Officer

ROBERT J. STETSON

/s/ ROBERT J. STETSON
Number of Existing Shares: 487,824

Shares subject to options or warrants: None

Notices Address: 12240 Inwood Road, Suite 300 Dallas, TX 75244

HARRY O. DAVIS

/s/ HARRY O. DAVIS
Number of Existing Shares: 14,165

Shares subject to options or warrants: 15,000

Notices Address: 12240 Inwood Road, Suite 300 Dallas, TX 75244

STACY M. RIFFE

/s/ STACY M. RIFFE
Number of Existing Shares: 2,000

Shares subject to options or warrants: 20,000

Notices Address: 12240 Inwood Road, Suite 300 Dallas, TX 75244

ANNEX D

Stockholders Agreement and Irrevocable Proxy among U.S. Restaurant Properties,

Inc. and certain stockholders of CNL Restaurant Properties, Inc.

STOCKHOLDERS AGREEMENT AND IRREVOCABLE PROXY

THIS STOCKHOLDERS AGREEMENT AND IRREVOCABLE PROXY, dated as of August 9, 2004 (this “Agreement”), among US RESTAURANT PROPERTIES, INC., a Maryland corporation (“USRP”) CNL FINANCIAL GROUP, INC., JAMES M. SENEFF, JR., ROBERT A. BOURNE, CURTIS B. MCWILLIAMS and STEVEN D. SHACKELFORD, stockholders of the Company (each, a “Stockholder” and, collectively, the “Stockholders”). Capitalized terms used without definition herein having the meanings assigned to them in the Merger Agreement (as defined below).

WHEREAS, USRP and CNL Restaurant Properties, Inc. (the “Company”) are, concurrently with the execution and delivery of this Agreement, entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which the Company will merge with and into USRP (the “Merger”);

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of the number of shares of common stock, $0.01 par value (“Company Common Stock”), set forth on the signature page hereof beneath such Stockholder’s name (with respect to each Stockholder, such Stockholder’s “Existing Shares” and, together with any shares of Company Common Stock acquired after the date hereof, whether upon the exercise of warrants, options, conversion of convertible securities or otherwise, such Stockholder’s “Shares”) and the record and beneficial owner of options or warrants to purchase the number of shares of Company Common Stock set forth on the signature page hereof beneath such Stockholder’s name;

WHEREAS, as an inducement and a condition to entering into the Merger Agreement, USRP has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement;

WHEREAS, among other things, the Stockholders, USRP and the Company desire to set forth their agreement with respect to the voting of the Shares in connection with the Merger, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Voting.

1.1. Agreement to Vote. Each Stockholder hereby agrees, severally and not jointly, that it shall, and shall cause the holder of record of any Shares beneficially owned by the Stockholder on any applicable record date to, from time to time, at the request of USRP, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of the Company, however called, or in connection with any written consent of the holders of Company Common Stock, (a) if a meeting is held, appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and (b) vote or consent (or cause to be voted or consented), in person or by proxy, all Shares, and any other voting securities of the Company (whether acquired heretofore or hereafter) that are beneficially owned or held of record by such Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting.

1.2. Grant of Proxy. Each Stockholder hereby irrevocably appoints and constitutes USRP and each of Robert Stetson and Stacy M. Riffe in their respective capacities as officers of USRP, agents, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to the Shares, to vote the Shares as follows: the agents and proxies named above are empowered at any time prior to termination of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of adoption of the Merger Agreement.

1.3. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in USRP any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Stockholders, and USRP shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholders in the voting of any of the Shares, except as otherwise provided herein, or in the performance of the Stockholders’ duties or responsibilities as stockholders of the Company.

1.4. Receipt of Merger Agreement. Each Stockholder acknowledges receipt of copies of the Merger Agreement and all exhibits and schedules thereto.

1.5. No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder (a) has not entered, and shall not enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to the Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Shares, in either case, which is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

2. Representations and Warranties of Each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to USRP as follows:

2.1. Authorization; Validity of Agreement; Necessary Action. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform such Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by such Stockholder of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of USRP, constitutes a valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms.

2.2. Consents and Approvals; No Violations. Except for filings required under applicable federal and state securities laws and regulations and the HSR Act, none of the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the provisions hereof will (i) require any filing with, or approval of, any Governmental Entity, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which such Stockholder is a party or by which it or any of its properties or assets may be bound or (iii) violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to it or any of its properties or assets.

2.3. Shares. Such Stockholder’s Existing Shares are, and all of its Shares on the Closing Date shall be, owned beneficially and of record by such Stockholder. As of the date hereof, such Stockholder’s Existing Shares constitute all of the shares of Company Common Stock owned of record or beneficially by such Stockholder. All of such Stockholder’s Existing Shares are issued and outstanding, and, except as set forth on the signature pages hereto, such Stockholder does not own, of record or beneficially, any warrants, options or other rights to acquire any shares of Company Common Stock or any other capital stock of the Company. Such Stockholder has sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Shares and will have sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Shares on the Closing Date, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. Such Stockholder has good and marketable title to its Existing Shares and at all times during the term hereof and on the Closing Date will have good and marketable title to its Shares, free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Stockholder’s voting rights, charges or other encumbrances of any nature (“Liens”).

2.4. No Finder’s Fees. Except as previously disclosed to USRP in writing, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby or the Merger based upon arrangements made by or on behalf of such Stockholder.

2.5. No Group. Each Stockholder is acting individually and not as part of a “group” as defined in the Exchange Act.

3. Miscellaneous.

3.1. Further Agreements of Stockholders.

(a) Each Stockholder, severally and not jointly, hereby agrees, while this Agreement is in effect, and except as contemplated hereby, not to sell, transfer, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption, share purchase or sale, recapitalization or other agreement with the Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, assignment or other disposition of, any of its Existing Shares, any Shares acquired after the date hereof, any securities exercisable for or convertible into Company Common Stock or any interest in any of the foregoing.

(b) Each Stockholder shall not request that the Company or its transfer agent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder’s Shares, and hereby consents to the entry of stop transfer instructions by the Company of any transfer of such Stockholder’s Shares, unless such transfer is made in compliance with this Agreement.

(c) In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged. Each Stockholder shall be entitled to receive any cash dividend paid by the Company during the term of this Agreement until the Shares are canceled in the Merger or purchased hereunder.

(d) Each Stockholder shall not, nor shall it authorize or permit any Affiliate, director, officer, employee, or any investment banker, attorney or other advisor, agent or representative of, such Stockholder (collectively, the “Representatives”) to, directly or indirectly, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any Acquisition Proposal, (iii) engage in discussions with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal. From and after the date hereof, each Stockholder shall and shall cause its Representatives to, immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to Acquisition Proposal.

(e) Each Stockholder covenants and agrees with the other Stockholders and for the benefit of the Company (which shall be a third party beneficiary of this Section 3.1(e)) to comply with and perform all its obligations under this Agreement.

3.2. Termination. This Agreement shall terminate and no party shall have any rights or duties hereunder upon the earlier of (a) the Effective Time or (b) one (1) month following the termination of the Merger Agreement in accordance with its terms. Nothing in this Section 3.2 shall relieve or otherwise limit any party of liability for breach of this Agreement.

3.3. Several Obligations; Capacity.

(a) The representations, warranties, covenants, agreements and conditions of this Agreement applicable to the Stockholders are several and not joint.

(b) The obligations of the Stockholders hereunder are several and not joint and the covenants and agreements of the Stockholders herein are made only in their capacity as stockholders of the Company and not as directors.

3.4. Further Assurances. From time to time, at the other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

3.5. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered or sent as provided above or by facsimile or telecopier, as follows:

(a) If to USRP:

U.S Restaurant Properties, Inc.

12240 Inwood Road, Suite 300

Dallas, TX 75244

Attn: Curtis McWilliams

with a copy to:

Locke Liddell & Sapp LLP

Attn: Kenneth Betts, Esq.

Fax: (214) 740-8800

(b) If to any of the Stockholders, to it at the address set forth under its name on the signature pages hereto or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery and (ii) in the case of facsimile or telecopier or electronic mail, upon confirmed receipt.

3.6. Interpretation. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The word “herein” and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

3.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

3.8. Entire Agreement; No Third Party Beneficiaries. This Agreement, the Merger Agreement and the USRP Stockholders’ Agreements constitute the entire agreement and supersedes all prior agreements and understandings (other than the Confidentiality Agreement), both written and oral, among the parties with respect to the subject matter hereof and thereof, and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

3.9. Amendments; Assignment. This Agreement may not be amended except by written agreement by all the parties. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties, and any purported assignment without such consent shall be void; provided that Parent may assign its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent without such consent.

3.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

3.11. Governing Law; Enforcement. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of Maryland. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court in the State of Maryland, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto, (a) consents to submit itself to the personal jurisdiction of the state or federal courts in the State of Maryland in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than the state or federal courts of the State of Maryland and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby.

3.12. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signatures Next Page]

IN WITNESS WHEREOF, USRP and each of the Stockholders have caused this Agreement to be signed by their respective officers or other authorized person thereunto duly authorized as of the date first written above.

U.S. RESTAURANT PROPERTIES, INC.

By:	/s/ ROBERT STETSON
Name: Title:	Robert Stetson Chief Executive Officer

CNL FINANCIAL GROUP, INC.

By:	/s/ JAMES M. SENEFF, JR.
Name: Title:	James M. Seneff, Jr. Chief Executive Officer

Number of Existing Shares: 4,247,006

Shares subject to options or warrants: None

Notices Address: 450 S. Orange Avenue Suite 14 Orlando, FL 32801

JAMES M. SENEFF, JR.

/s/ JAMES M. SENEFF, JR.
Number of Existing Shares: 930,891*

*The above noted shares do not include 26,819 shares which are held by two trusts of which a fellow business associate serves as trustee and 2,750 shares are held by J&R Investments of Orlando, Ltd.

Shares subject to options or warrants: None

Notices Address: 450 S. Orange Avenue Suite 14 Orlando, FL 32801

ROBERT A. BOURNE

/s/ ROBERT A. BOURNE
Number of Existing Shares: 968,266

Shares subject to options or warrants: None

Notices Address: 450 S. Orange Avenue Suite 14 Orlando, FL 32801

CURTIS B. MCWILLIAMS

/s/ CURTIS B. MCWILLIAMS
Number of Existing Shares: 290,322

Shares subject to options or warrants: None

Notices Address: 450 S. Orange Avenue Suite 11 Orlando, FL 32801

STEVEN D. SHACKELFORD

/s/ STEVEN D. SHACKELFORD
Number of Existing Shares: 26,600

Shares subject to options or warrants: None

Notices Address: 450 S. Orange Avenue Suite 11 Orlando, FL 32801

ANNEX E

Fairness Opinion of Morgan Keegan & Company, Inc.

August 6, 2004

The Board of Directors

US Restaurant Properties, Inc.

12240 Inwood Rd., Suite 300,

Dallas, Texas 75244

Gentlemen:

We understand that US Restaurant Properties, Inc. (the “Company”), CNL Restaurant Properties, Inc. (“CNLRP”) and CNL Income Funds, Inc. I-XVIII (“CNL Income Funds”) propose to enter into a series of transactions (the “Transactions”) pursuant to which (i) CNLRP will be merged with an into the Company pursuant to an Agreement and Plan of Merger, substantially in the form of the draft dated August 2, 2004 (the “Merger Agreement”) and (ii) certain CNL Income Funds will be merged with and into subsidiaries of the Company pursuant to Agreements and Plans of Merger, substantially in the form of the draft dated August 2, 2004 (the “Income Fund Merger Agreements”). Capitalized terms used but not otherwise defined herein will have the meanings ascribed to those terms in the Merger Agreement.

Pursuant to the Merger, (i) each outstanding share of the Company’s common stock, par value $.001 per share (the “Company Common Stock”), each outstanding share of the Company’s 7.72% Series A Convertible Preferred Stock, liquidation value $25.00 per share (the “Series A Preferred Stock”), and each outstanding share of the Company’s 8% Series B Convertible Preferred Stock, liquidation value $25.00 per share (the “Series B Preferred Stock”), will remain outstanding and (ii) each outstanding share of CNLRP’s common stock, par value $.01 per share (the “CNLRP Common Stock”), other than shares held by CNLRP, any wholly-owned subsidiary of CNLRP, the Company, or any wholly-owned subsidiary of the Company (all of which will be canceled), will be converted into the right to receive 0.7742 shares of Company Common Stock and 0.16 shares (representing $4.00 of the $25.00 liquidation preference) of the Company’s 7.5% Series C Convertible Preferred Stock, par value $.001 per share (collectively, the “Merger Consideration”). Pursuant to the Income Fund Mergers, the partners of CNL Income Funds will receive a payment of $450 million in cash and the issuance of 3,750,000 shares of Series A Preferred Stock (the “Income Fund Merger Consideration”). The terms of the Merger are more fully set forth in the Merger Agreement and the terms of the Income Fund Mergers are more fully set forth in the Income Fund Merger Agreements. The Merger Consideration together with the Income Fund Merger Consideration is referred to herein as the “Transaction Consideration.”

You have asked for our opinion as to whether the Transaction Consideration is fair, from a financial point of view, to the stockholders of the Company.

For purposes of the opinion set forth herein, we have:

(1) Reviewed the draft Merger Agreement dated August 2, 2004 and the draft Income Fund Merger Agreement dated August 2, 2004;

(2) participated in discussions with various members of management and representatives of the Company concerning the Company’s historical and current operations, financial condition and prospects and strategic objectives;

(3) reviewed certain publicly available business and financial information relating to the Company, CNLRP and CNL Income Funds;

(4) reviewed certain other information provided to us by the Company, CNLRP and CNL Income Funds;

(5) reviewed operating results and financial position for the Company, CNLRP and CNL Income Funds for the fiscal years ended December 31, 2001 through 2003, as well as operating results and financial position for the interim six month period ended June 30, 2004 and the projected fiscal years ending 2004 and 2005;

The Board of Directors

US Restaurant Properties, Inc.

August 6, 2004

(6) reviewed certain publicly available information with respect to certain other companies in lines of business that we believe to be generally comparable to those of the Company and the trading markets for such other companies’ securities;

(7) reviewed the reported historical prices and historical trading activity for the Company Common Stock for the period from January 1, 2002 to August 4, 2004;

(8) compared and considered the financial performance of the Company with that of certain other publicly-traded companies and their securities;

(9) reviewed the financial terms, to the extent publicly available, of certain other business combinations and other transactions that we deemed relevant; and

(10) undertaken such other studies, analyses and investigations, and considered such other information, as we deemed appropriate.

In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information reviewed by us for the purposes of this opinion. We have not been engaged to, and we have not attempted to, independently verify any of such information, and we have further relied upon the assurances of the management of the Company, CNLRP and the CNL Income Funds that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. We have assumed that there have been no material changes in any of the Company’s, CNLRP’s or the CNL Income Funds’ assets, financial condition, results of operation, business or prospects since the date of the last financial statements made available to us.

With respect to internal financial statements, financial and operational forecasts, and other financial and operating data made available to us and used in our analysis, we have assumed that such financial statements, financial and operational forecasts and other financial and operating data have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company, CNLRP or CNL Income Funds, as applicable, as to the matters covered thereby. We have not been engaged to assess the achievability of any projections or the assumptions on which they were based, and we express no view as to such projections or assumptions. In addition, we have not conducted a physical inspection, valuation or appraisal of any of the assets or liabilities of the Company, CNLRP or CNL Income Funds nor have we been furnished with any such valuation or appraisal.

We express no opinion with respect to the impact of the merger on (1) the credit quality of the Company’s indebtedness and preferred stock, including any impact on the rating that may be assigned to such securities by rating agencies; (2) the market prices of any of the Company’s publicly traded common or preferred stock after the announcement or closing of the Merger; (3) the ability of the Company to pay its debts, including dividends in respect of any series of preferred stock of the Company, as they become due; or (4) the ability of the Company to pay in whole or in part the liquidation preference with respect to any series of the Company’s preferred stock in the event of a liquidation and dissolution of the Company.

You have informed us, and we have assumed, that the Merger and the Income Fund Mergers will be consummated in accordance with the terms set forth in the draft Merger Agreement or the Income Fund Merger Agreements, as applicable, and in compliance with the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and all other applicable federal, state and local statutes, rules, regulations and ordinances.

It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial

The Board of Directors

US Restaurant Properties, Inc.

August 6, 2004

point of view, of the Transaction Consideration to the stockholders of Company in connection with the Merger and the Income Fund Mergers and does not address the underlying business decision to engage in the Merger or the Income Fund Mergers, any other terms of the Merger or the Income Fund Mergers, the relative merits of the Merger or the Income Fund Mergers as compared to any other alternative business strategy that might exist for the Company, or the effect of any other transaction in which the Company might engage. We have also assumed that the conditions to the Merger as set forth in the Merger Agreement and the Income Fund Mergers as set forth in the Income Fund Merger Agreements will be satisfied, without any waiver or modification thereof, and that the Merger and the Income Fund Mergers will be consummated on a timely basis in the manner contemplated by the Merger Agreement and the Income Fund Merger Agreements.

We have acted as financial advisor to the Company with respect to the Merger and the Income Fund Mergers, and we will receive a fee from the Company for our services. In the past, we have provided various financial advisory and financing services for the Company, and we received fees for the rendering of those services. In the ordinary course of our business, we may actively trade in the equity securities of the Company for our own account and the accounts of our customers and, accordingly, may at any time hold a significant long or short position in such securities.

Our opinion is rendered to the Board of Directors of the Company in connection with its consideration of the Merger and the Income Fund Mergers and its recommendation of the Merger and the Income Fund Mergers to the holders of the Company Common Stock. Our opinion is not a recommendation as to how stockholders of the Company should vote in connection with the Merger or the Income Fund Mergers. This letter may not be disclosed, quoted or otherwise referred to, in whole or in part, in any registration statement, prospectus, tender offer statement, proxy statement or any other document, nor shall this opinion be used for any other purpose, without our prior written consent in each instance. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act and the rules and regulations thereunder, not do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Transaction Consideration is fair, from a financial point of view, to the stockholders of the Company.

Very truly yours,

/s/ MORGAN KEEGAN & COMPANY, INC.
MORGAN KEEGAN & COMPANY, INC.

The Board of Directors

US Restaurant Properties, Inc.

August 6, 2004

It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Transaction Consideration to the stockholders of Company in connection with the Merger and the Income Fund Mergers and does not address the underlying business decision to engage in the Merger or the Income Fund Mergers, any other terms of the Merger or the Income Fund Mergers, the relative merits of the Merger or the Income Fund Mergers as compared to any other alternative business strategy that might exist for the Company, or the effect of any other transaction in which the Company might engage. We have also assumed that the conditions to the Merger as set forth in the Merger Agreement and the Income Fund Mergers as set forth in the Income Fund Merger Agreements will be satisfied, without any waiver or modification thereof, and that the Merger and the Income Fund Mergers will be consummated on a timely basis in the manner contemplated by the Merger Agreement and the Income Fund Merger Agreements.

We have acted as financial advisor to the Company with respect to the Merger and the Income Fund Mergers, and we will receive a fee from the Company for our services. In the past, we have provided various financial advisory and financing services for the Company, and we received fees for the rendering of those services. In the ordinary course of our business, we may actively trade in the equity securities of the Company for our own account and the accounts of our customers and, accordingly, may at any time hold a significant long or short position in such securities.

Our opinion is rendered to the Board of Directors of the Company in connection with its consideration of the Merger and the Income Fund Mergers and its recommendation of the Merger and the Income Fund Mergers to the holders of the Company Common Stock. Our opinion is not a recommendation as to how stockholders of the Company should vote in connection with the Merger or the Income Fund Mergers. This letter may not be disclosed, quoted or otherwise referred to, in whole or in part, in any registration statement, prospectus, tender offer statement, proxy statement or any other document, nor shall this opinion be used for any other purpose, without our prior written consent in each instance. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act and the rules and regulations thereunder, not do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Transaction Consideration is fair, from a financial point of view, to the stockholders of the Company.

Very truly yours,

/s/ Morgan Keegan & Company, Inc.
MORGAN KEEGAN & COMPANY, INC.

ANNEX F

Fairness Opinion of Banc of America Securities LLC

August 9, 2004

Special Committee of the

Board of Directors

CNL Restaurant Properties, Inc.

450 South Orange Avenue

Orlando, Florida 32811

Members of the Special Committee of the Board of Directors:

You have requested our opinion as to the fairness from a financial point of view to the stockholders of CNL Restaurant Properties, Inc. (“CNLRP”) of the Merger Consideration (as defined below) provided for in connection with the proposed merger (the “Merger”) of CNLRP with and into U.S. Restaurant Properties, Inc. (the “Company”). We understand that Legg Mason, Inc. is acting as co-financial advisor to the Special Committee of Board of Directors of CNLRP and will also be rendering an opinion as to the fairness from a financial point of view to the stockholders of CNLRP of the Merger Consideration provided for in the Merger. Pursuant to the terms of the Agreement and Plan of Merger to be dated as of August 9, 2004 (the “Agreement”) to be entered into between the Company and CNLRP, CNLRP will merge into the Company and stockholders of CNLRP will receive for each share of common stock, par value $0.01 per share, of CNLRP (the “CNLRP Common Stock”), held by them, other than shares held by CNLRP as treasury stock or held by any subsidiary of CNLRP or held by the Company or any wholly-owned subsidiary of the Company or as to which dissenters’ or appraisal rights have been perfected, 0.7742 shares (the “Common Stock Exchange Ratio”) of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) and 0.16 shares (representing $4.00 of the $25.00 liquidation preference) (the “Preferred Stock Exchange Ratio”) of 7.5% Series C Redeemable Convertible Preferred Stock, par value $0.001 per share, of the Company, the consideration to be received pursuant to the Common Stock Exchange Ratio and the Preferred Stock Exchange Ratio being the “Merger Consideration”. The terms and conditions of the Merger are more fully set out in the Agreement.

For purposes of the opinion set forth herein, we have:

(i) reviewed certain publicly available financial statements and other business and financial information of the Company, CNLRP and limited partnerships (the “Income Funds”) that are party to the various agreements and plans of merger by and between the Company and the Income Funds (collectively, the “Income Funds Merger Agreements”), respectively;

(ii) reviewed certain internal financial statements and other financial and operating data concerning the Company, CNLRP and the Income Funds, respectively;

(iii) analyzed certain financial forecasts prepared by the managements of the Company, CNLRP and the General Partners of the Income Funds, respectively;

(iv) reviewed and discussed with senior executives of CNLRP, the Company and the General Partners of the Income Funds information relating to certain strategic, financial and operational benefits anticipated from the Merger, prepared by the managements of CNLRP, the Company and the General Partners of the Income Funds, respectively;

(v) discussed the past and current operations, financial condition and prospects of the Company with senior executives of the Company, discussed the past and current operations, financial condition and prospects of CNLRP with senior executives of CNLRP, and discussed the past and current operations, financial condition and prospects of the Income Funds with senior executives of the General Partners of the Income Funds;

(vi) reviewed the pro forma impact of the Merger on the Company and CNLRP’s earnings per share, cash flow, consolidated capitalization and financial ratios;

(vii) reviewed information prepared by members of senior management of the Company, CNLRP and the General Partners of the Income Funds relating to the relative contributions of the Company and CNLRP to the combined company;

(viii) reviewed the reported prices and trading activity for the Company Common Stock;

F-2

(ix) compared the financial performance of the Company, CNLRP and the Income Funds and the prices and trading activity of the Company Common Stock with that of certain other publicly traded companies we deemed relevant;

(x) compared certain financial terms of the Merger to financial terms, to the extent publicly available, of certain other business combination transactions we deemed relevant;

(xi) participated in discussions and negotiations among representatives of the Company and CNLRP and their financial and legal advisors;

(xii) reviewed the August 6, 2004 draft of the Agreement (the “Draft Agreement”) and certain related documents, including the August 5, 2004 drafts of the Income Funds Merger Agreements (“Draft Income Fund Merger Agreements”); and

(xiii) performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information reviewed by us for the purposes of this opinion. With respect to the financial forecasts, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of the Company, CNLRP and the Income Funds. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or CNLRP or the Income Funds. We have assumed that the final executed Agreement and Income Fund Merger Agreements will not differ in any material respect from the Draft Agreement and Draft Income Fund Merger Agreements reviewed by us, and that the Merger and Income Fund Mergers will be consummated as provided in the Draft Agreement and Draft Income Fund Merger Agreements, with full satisfaction of all covenants and conditions set forth in the Draft Agreement and Draft Income Fund Merger Agreements and without any waivers thereof. In addition, we express no opinion whether any alternative transactions might be more favorable to CNLRP.

At your direction, we have assumed that the Company shall have closed, contemporaneously with the closing of the Merger and pursuant to the terms noted in the Agreement, such number of mergers (“the Income Fund Mergers”) as contemplated by the Income Funds Merger Agreements such that, contemporaneously with the closing of the Merger, the Company shall have acquired at least 75% of the aggregate purchase price for all of the Income Funds.

We have acted as co-financial advisor to the Special Committee of the Board of Directors of CNLRP in connection with the Merger and will receive a fee for our services, portions of which are contingent upon the rendering of this opinion and the consummation of the Merger. We or our affiliates have provided to CNLRP and its affiliates, the Company or its affiliates and to certain entities owned or controlled by of the Chairman (the “Chairman”) of the Board of Directors of CNLRP (collectively, the “Chairman Entities”), and may in the future provide to CNLRP, the Company, the Chairman Entities or their affiliates financial advisory and financing services and have received or may in the future receive fees for the rendering of these services. Bank of America, N.A., an affiliate of ours, serves as agent bank and is a lender under the Company’s and CNLRP’s respective senior credit facilities and has received fees for the rendering of such services. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or loans of the Company and CNLRP and their affiliates for our own account or for the accounts of customers, and accordingly, we or our affiliates may at any time hold long or short positions in such securities or loans. Our affiliate, Banc of America Mortgage Capital Corporation, holds two non-voting board seats and owns 2.03% of the equity of CNL Restaurant Capital Corporation (“CRCC”), a subsidiary of CNLRP, and is a party to a joint marketing arrangement with CRCC.

It is understood that this letter is for the benefit and use of the Special Committee of the Board of Directors of CNLRP in connection with and for the purposes of its evaluation of the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever

F-3

except with our prior written consent in each instance. However, this opinion may be included in its entirety in any filing made by CNLRP in respect of the Merger with the Securities and Exchange Commission, so long as this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form reasonably acceptable to us and our counsel. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise or reaffirm this opinion. This opinion does not in any manner address the prices at which the Company Common Stock will trade following consummation of the Merger. In addition, we express no opinion or recommendation as to how the stockholders of CNLRP or the Company should vote at the stockholders’ meetings held in connection with the Merger.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Merger Consideration in the proposed Merger is fair from a financial point of view to the stockholders of CNL Restaurant Properties, Inc.

Very truly yours,

/s/ BANC OF AMERICA SECURITIES LLC
BANC OF AMERICA SECURITIES LLC

F-4

It is understood that this letter is for the benefit and use of the Special Committee of the Board of Directors of CNLRP in connection with and for the purposes of its evaluation of the Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance. However, this opinion may be included in its entirety in any filing made by CNLRP in respect of the Merger with the Securities and Exchange Commission, so long as this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form reasonably acceptable to us and our counsel. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and we do not have any obligation to update, revise or reaffirm this opinion. This opinion does not in any manner address the prices at which the Company Common Stock will trade following consummation of the Merger. In addition, we express no opinion or recommendation as to how the stockholders of CNLRP or the Company should vote at the stockholders’ meetings held in connection with the Merger.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Merger Consideration in the proposed Merger is fair from a financial point of view to the stockholders of CNL Restaurant Properties, Inc.

Very truly yours,

/s/ Banc of America Securities LLC
BANC OF AMERICA SECURITIES LLC

F-5

ANNEX G

Fairness Opinion of Legg Mason Wood Walker, Incorporated

August 5, 2004

Special Committee of the Board of Directors

CNL Restaurant Properties, Inc.

c/o Chairman of Special Committee

CNL Center at City Commons

450 South Orange Avenue

Orlando, FL 32801-3336

Gentlemen:

We have been advised that pursuant to the terms of that certain Merger Agreement (the “Merger Agreement;” capitalized terms used herein without definition are defined in the Merger Agreement) by and between U.S. Restaurant Properties, Inc. (“Ulysses”) and CNL Restaurant Properties, Inc. (“Calvin” or the “Company”), that Ulysses and Calvin intend to effect a merger of Calvin with and into Ulysses (the “Merger”). Under the Merger Agreement and subject to the terms and conditions specified therein, on the Effective Date, each share of Calvin’s common stock, $.01 par value per share (“Calvin Common Stock”), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive both: (i) .7742 shares of Ulysses common stock, $.001 par value per share (the “Common Stock Consideration”) and (ii) .16 shares (representing $4.00 of the $25.00 liquidation preference) of 7.5% Series C Convertible Preferred Stock, par value $.001 per share, of Ulysses (the “Convertible Preferred Stock Consideration” and, together with the Common Stock Consideration, the “Merger Consideration”). We have been further advised that simultaneously with the consummation of the Merger, Ulysses will acquire the assets listed in Attachment A hereto from CNL Income Funds (such transaction, the “LP Purchase”).

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to Calvin’s stockholders of the Merger Consideration proposed to be paid to Calvin’s stockholders in the Merger. We are expressing no opinion with respect to the allocation of the Merger Consideration between the Common Stock Consideration and the Convertible Preferred Stock Consideration, or among Calvin’s stockholders generally.

In connection with our opinion, we have, among other things:

(i) reviewed and analyzed draft copies of the Merger Agreement;

(ii) reviewed and analyzed the audited financial statements and the related filings on Form 10-K of Calvin for the years ended December 31, 2001, 2002 and 2003;

(iii) reviewed and analyzed the unaudited financial statements on Form 10-Q of Calvin for the three months ended March 31, 2003 and 2004;

(iv) reviewed and analyzed the audited financial statements on Form 10-K of Ulysses for the years ended December 31, 2002 and 2003;

(v) reviewed and analyzed the unaudited financial statements on Form 10-Q of Ulysses for the three months ended March 31, 2003 and 2004;

(vi) reviewed and analyzed certain internal information concerning the business and operations of Calvin, furnished to us by management of Calvin, including cash flow projections;

(vii) reviewed and analyzed certain internal information concerning the business and operations of Ulysses furnished to us by management of Calvin, including cash flow projections;

(viii) reviewed and analyzed certain publicly available financial data and operating statistics relating to Calvin and Ulysses and compared them with similar information of selected public companies and selected transactions that we deemed relevant to our inquiry;

(ix) reviewed the net asset value of Calvin;

CNL Restaurant Properties, Inc.

August 5, 2004

(x) held meetings and discussions with certain directors, officers and employees of Calvin and Ulysses concerning the operations, financial condition and future prospects of Calvin and Ulysses; and

(xi) conducted such other financial studies, analyses and investigations and considered such other information as we deemed appropriate.

In connection with our review, we relied, without independent verification, on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to Legg Mason by or on behalf of Calvin or Ulysses and we have further relied on the assurances of the managements of Calvin and Ulysses that they are unaware of any facts that would make the information provided to us incomplete or misleading. Legg Mason assumed that the financial forecasts (and the assumptions and bases thereof) examined by it were reasonably prepared and reflected the best currently available estimates and good faith judgments of the managements of Calvin and Ulysses as to the future performance of Calvin and Ulysses. The forecasts are based on numerous variables and assumptions that are inherently uncertain, including, without limitation, facts related to general market and economic conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts. Legg Mason has relied on these forecasts and does not in any respect assume any responsibility for the accuracy or completeness thereof. In addition, Legg Mason assumed that any material liabilities (contingent or otherwise, known or unknown) of Calvin or Ulysses are as set forth in the respective financial statements of Calvin and Ulysses.

Legg Mason did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Calvin or Ulysses, although we have reviewed two independent appraisals by Valuation Associates, dated February 18, 2003 and February 23, 2004, upon which we have placed no reliance for purposes of this opinion. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which these companies and assets may actually be sold. Because such estimates are inherently subject to uncertainty, Legg Mason assumes no responsibility for their accuracy. Our opinion does not address the sale of the CNL Income Funds. For purposes of rendering its Opinion, the special committee of the board of directors of Calvin (the “Special Committee”) has permitted Legg Mason to assume that: (a) the LP Purchase is fair from a financial point of view to Ulysses and its stockholders, (b) the LP Purchase will not have a material or adverse effect on the value of the Ulysses common shares and (c) the public announcement of the Merger will not have a material effect on the price and value of Ulysses common shares. In addition, the Special Committee and Legg Mason agreed that Legg Mason would rely solely on (i) market prices and a comparable companies analysis to examine the value of the common shares of Ulysses and (ii) an assessment of publicly traded REIT convertible preferred securities, for which there is reasonably available market data, to examine the value of the convertible preferred securities to be issued by Ulysses, that will be included in the Merger Consideration. Furthermore, Legg Mason has expressed no opinion as to the value of or the price or trading range at which shares of Ulysses common stock and Series C Preferred Stock may trade in the future.

We have acted as financial advisor to the Special Committee and will receive a fee for our services. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have in the past provided investment banking services to, and received customary fees from, entities that are managed by affiliates of Calvin and CNL Income Funds and we may continue to provide investment banking services to such entities or Ulysses in the future. It is understood that this letter is for the information of the Special Committee in its evaluation of the Merger and our opinion does not constitute a recommendation to the Special Committee or any stockholder of Calvin as to how the Special Committee or such stockholder should vote on, or take any other action with respect to, the Merger. We have been advised that the Special Committee has retained another financial advisor in connection with its evaluation of the Merger; we expressly disclaim any responsibility and liability for any services provided by such other financial advisor to the Special Committee in connection with the Merger. We have assumed that the final Merger Agreement will not differ in any material respect from the draft Merger Agreement we reviewed. We have also assumed that the Merger will be consummated on the terms and conditions described in the Merger Agreement, without any waiver of material

CNL Restaurant Properties, Inc.

August 5, 2004

terms or conditions by Calvin. Additionally, our opinion does not compare, or otherwise speak to, the relative merits of the Merger with those of any other transaction or business strategy, which were or might have been available to Calvin or considered by the Special Committee as alternatives to the Merger or the underlying business decision by Calvin to effect the Merger.

This letter is not to be reproduced, summarized, described, quoted or referred to, in whole or in part, in any registration statement, prospectus, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without the prior written consent of Legg Mason; provided that this opinion may be included in its entirety in any prospectus/consent solicitation of Calvin filed with the Securities and Exchange Commission in connection with the Merger, and any description of or reference to Legg Mason or summary of this opinion in any such filing will be in a form reasonably acceptable to Legg Mason and its counsel and consistent with similar descriptions or references in transactions of this type.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be paid to Calvin’s stockholders in the Merger is fair to Calvin’s stockholders, from a financial point of view.

Very truly yours,

/s/ LEGG MASON WOOD WALKER, INCORPORATED
Legg Mason Wood Walker, Incorporated

Attachment A

CNL Income Funds

CNL Income Fund, Ltd.	CNL Income Fund X, Ltd.
CNL Income Fund II, Ltd.	CNL Income Fund XI, Ltd.
CNL Income Fund III, Ltd.	CNL Income Fund XII, Ltd.
CNL Income Fund IV, Ltd.	CNL Income Fund XIII, Ltd.
CNL Income Fund V, Ltd.	CNL Income Fund XIV, Ltd.
CNL Income Fund VI, Ltd.	CNL Income Fund XV, Ltd.
CNL Income Fund VII, Ltd.	CNL Income Fund XVI, Ltd.
CNL Income Fund VIII, Ltd.	CNL Income Fund XVII, Ltd.
CNL Income Fund IX, Ltd.	CNL Income Fund XVIII, Ltd.

Note: Collectively, the “CNL Income Funds”.

Attachment A

CNL Income Funds

CNL Income Fund, Ltd.	CNL Income Fund X, Ltd.
CNL Income Fund II, Ltd.	CNL Income Fund XI, Ltd.
CNL Income Fund III, Ltd.	CNL Income Fund XII, Ltd.
CNL Income Fund IV, Ltd.	CNL Income Fund XIII, Ltd.
CNL Income Fund V, Ltd.	CNL Income Fund XIV, Ltd.
CNL Income Fund VI, Ltd.	CNL Income Fund XV, Ltd.
CNL Income Fund VII, Ltd.	CNL Income Fund XVI, Ltd.
CNL Income Fund VIII, Ltd.	CNL Income Fund XVII, Ltd.
CNL Income Fund IX, Ltd.	CNL Income Fund XVIII, Ltd.

Note: Collectively, the "CNL Income Funds".

ANNEX H

Fairness Opinions of Wachovia Capital Markets, LLC

August 9, 2004

CNL Realty Corporation,

James M. Seneff, Jr.,

Robert A. Bourne,

as the General Partners

(collectively, the “General

Partners”) of CNL Income

Fund, Ltd.

450 South Orange Avenue

Orlando, Florida 32801

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the general and limited partnership interests (the “Fund Interests”) in CNL Income Fund, Ltd. (the “Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2004 (the “Agreement”), by and among U.S. Restaurant Properties, Inc. (“USRP”), Ivanhoe Acquisition I, LLC (“Sub”), and the Fund. Capitalized terms in this letter shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Sub shall be merged with and into the Fund, with the Fund as the surviving entity and a wholly-owned subsidiary of USRP (the “Merger”). Pursuant to the Merger, the holders of the Fund Interests shall receive in the aggregate $4,833,445 in cash (the “Cash Consideration”) and 40,273.711 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share, of USRP (the “USRP Series A Preferred Stock” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms of the Agreement.

As contemplated by the Agreement, USRP and its merger subsidiaries have entered into separate Agreements and Plans of Merger, dated as of August 9, 2004, with each of the Partnerships listed on Exhibit A attached hereto (the “Other CNL Funds”) and with CNL Restaurant Properties, Inc. (“CNLRP”) (collectively, the “Other Merger Agreements”). Pursuant to the Other Merger Agreements, merger subsidiaries of USRP will merge with the Other CNL Funds and CNLRP (the “Other Mergers” and, collectively with the Merger, the “Mergers”).

In arriving at our opinion, we have, among other things:

•	Reviewed the Agreement and the Other Merger Agreements, including the financial terms of the Agreement and the Other Merger Agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Fund, the Other CNL Funds, USRP and CNLRP that was publicly available or furnished to us by their respective management teams, and have discussed with such management teams their respective firms’ business and prospects.

•	Considered certain financial data for the Fund and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

•	Developed a discounted cash flow model for the Fund.

•	Calculated a net asset value of the Fund based on the Fund’s projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund, Ltd.

August 9, 2004

•	Reviewed appraisals of the market and liquidation values of the Fund prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. We have further relied upon the assurance of the Fund’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respects. With respect to the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP, we have assumed that they have been reasonably prepared and reflect the best current good faith estimates and judgments of the respective management teams of such firms as to the future financial performance of such firms. We have discussed the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP with the respective management teams of such firms, but we assume no responsibility for and express no view as to financial forecasts of such firms or the assumptions upon which they are based. In arriving at our opinion, we have not made any comprehensive evaluations or appraisals of the assets or liabilities of the Fund. With your consent, we have assumed that the per share value of the USRP Series A Preferred Stock will be $23.50 upon issuance.

In rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement and the Other Merger Agreements are true and correct and that the Mergers contemplated by the Agreement and the Other Merger Agreements will be consummated on the terms described in the Agreement and the Other Merger Agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have an adverse effect on the Mergers or other actions contemplated by the Agreement and the Other Merger Agreements. We also have assumed that each holder of Fund Interests shall receive such portion of the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration). Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund, Ltd.

August 9, 2004

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ WACHOVIA CAPITAL MARKETS, LLC
WACHOVIA CAPITAL MARKETS, LLC

August 9, 2004

CNL Realty Corporation,

James M. Seneff, Jr.,

Robert A. Bourne,

as the General Partners

(collectively, the “General

Partners”) of CNL Income

Fund II, Ltd.

450 South Orange Avenue

Orlando, Florida 32801

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the general and limited partnership interests (the “Fund Interests”) in CNL Income Fund II, Ltd. (the “Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2004 (the “Agreement”), by and among U.S. Restaurant Properties, Inc. (“USRP”), Ivanhoe Acquisition II, LLC (“Sub”), and the Fund. Capitalized terms in this letter shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Sub shall be merged with and into the Fund, with the Fund as the surviving entity and a wholly-owned subsidiary of USRP (the “Merger”). Pursuant to the Merger, the holders of the Fund Interests shall receive in the aggregate $12,499,967 in cash (the “Cash Consideration”) and 104,158.060 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share, of USRP (the “USRP Series A Preferred Stock” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms of the Agreement.

As contemplated by the Agreement, USRP and its merger subsidiaries have entered into separate Agreements and Plans of Merger, dated as of August 9, 2004, with each of the Partnerships listed on Exhibit A attached hereto (the “Other CNL Funds”) and with CNL Restaurant Properties, Inc. (“CNLRP”) (collectively, the “Other Merger Agreements”). Pursuant to the Other Merger Agreements, merger subsidiaries of USRP will merge with the Other CNL Funds and CNLRP (the “Other Mergers” and, collectively with the Merger, the “Mergers”).

In arriving at our opinion, we have, among other things:

•	Reviewed the Agreement and the Other Merger Agreements, including the financial terms of the Agreement and the Other Merger Agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Fund, the Other CNL Funds, USRP and CNLRP that was publicly available or furnished to us by their respective management teams, and have discussed with such management teams their respective firms’ business and prospects.

•	Considered certain financial data for the Fund and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

•	Developed a discounted cash flow model for the Fund.

•	Calculated a net asset value of the Fund based on the Fund’s projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund II, Ltd.

August 9, 2004

•	Reviewed appraisals of the market and liquidation values of the Fund prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. We have further relied upon the assurance of the Fund’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respects. With respect to the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP, we have assumed that they have been reasonably prepared and reflect the best current good faith estimates and judgments of the respective management teams of such firms as to the future financial performance of such firms. We have discussed the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP with the respective management teams of such firms, but we assume no responsibility for and express no view as to financial forecasts of such firms or the assumptions upon which they are based. In arriving at our opinion, we have not made any comprehensive evaluations or appraisals of the assets or liabilities of the Fund. With your consent, we have assumed that the per share value of the USRP Series A Preferred Stock will be $23.50 upon issuance.

In rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement and the Other Merger Agreements are true and correct and that the Mergers contemplated by the Agreement and the Other Merger Agreements will be consummated on the terms described in the Agreement and the Other Merger Agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have an adverse effect on the Mergers or other actions contemplated by the Agreement and the Other Merger Agreements. We also have assumed that each holder of Fund Interests shall receive such portion of the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration). Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund II, Ltd.

August 9, 2004

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ WACHOVIA CAPITAL MARKETS, LLC
WACHOVIA CAPITAL MARKETS, LLC

August 9, 2004

CNL Realty Corporation,

James M. Seneff, Jr.,

Robert A. Bourne,

as the General Partners

(collectively, the “General

Partners”) of CNL Income

Fund III, Ltd.

450 South Orange Avenue

Orlando, Florida 32801

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the general and limited partnership interests (the “Fund Interests”) in CNL Income Fund III, Ltd. (the “Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2004 (the “Agreement”), by and among U.S. Restaurant Properties, Inc. (“USRP”), Ivanhoe Acquisition III, LLC (“Sub”), and the Fund. Capitalized terms in this letter shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Sub shall be merged with and into the Fund, with the Fund as the surviving entity and a wholly-owned subsidiary of USRP (the “Merger”). Pursuant to the Merger, the holders of the Fund Interests shall receive in the aggregate $11,083,349 in cash (the “Cash Consideration”) and 92,365.410 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share, of USRP (the “USRP Series A Preferred Stock” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms of the Agreement.

As contemplated by the Agreement, USRP and its merger subsidiaries have entered into separate Agreements and Plans of Merger, dated as of August 9, 2004, with each of the Partnerships listed on Exhibit A attached hereto (the “Other CNL Funds”) and with CNL Restaurant Properties, Inc. (“CNLRP”) (collectively, the “Other Merger Agreements”). Pursuant to the Other Merger Agreements, merger subsidiaries of USRP will merge with the Other CNL Funds and CNLRP (the “Other Mergers” and, collectively with the Merger, the “Mergers”).

In arriving at our opinion, we have, among other things:

•	Reviewed the Agreement and the Other Merger Agreements, including the financial terms of the Agreement and the Other Merger Agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Fund, the Other CNL Funds, USRP and CNLRP that was publicly available or furnished to us by their respective management teams, and have discussed with such management teams their respective firms’ business and prospects.

•	Considered certain financial data for the Fund and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

•	Developed a discounted cash flow model for the Fund.

•	Calculated a net asset value of the Fund based on the Fund’s projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund III, Ltd.

August 9, 2004

•	Reviewed appraisals of the market and liquidation values of the Fund prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. We have further relied upon the assurance of the Fund’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respects. With respect to the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP, we have assumed that they have been reasonably prepared and reflect the best current good faith estimates and judgments of the respective management teams of such firms as to the future financial performance of such firms. We have discussed the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP with the respective management teams of such firms, but we assume no responsibility for and express no view as to financial forecasts of such firms or the assumptions upon which they are based. In arriving at our opinion, we have not made any comprehensive evaluations or appraisals of the assets or liabilities of the Fund. With your consent, we have assumed that the per share value of the USRP Series A Preferred Stock will be $23.50 upon issuance.

In rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement and the Other Merger Agreements are true and correct and that the Mergers contemplated by the Agreement and the Other Merger Agreements will be consummated on the terms described in the Agreement and the Other Merger Agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have an adverse effect on the Mergers or other actions contemplated by the Agreement and the Other Merger Agreements. We also have assumed that each holder of Fund Interests shall receive such portion of the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration). Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund III, Ltd.

August 9, 2004

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ WACHOVIA CAPITAL MARKETS, LLC
WACHOVIA CAPITAL MARKETS, LLC

August 9, 2004

CNL Realty Corporation,

James M. Seneff, Jr.,

Robert A. Bourne,

as the General Partners

(collectively, the “General

Partners”) of CNL Income

Fund IV, Ltd.

450 South Orange Avenue

Orlando, Florida 32801

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the general and limited partnership interests (the “Fund Interests”) in CNL Income Fund IV, Ltd. (the “Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2004 (the “Agreement”), by and among U.S. Restaurant Properties, Inc. (“USRP”), Ivanhoe Acquisition IV, LLC (“Sub”), and the Fund. Capitalized terms in this letter shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Sub shall be merged with and into the Fund, with the Fund as the surviving entity and a wholly-owned subsidiary of USRP (the “Merger”). Pursuant to the Merger, the holders of the Fund Interests shall receive in the aggregate $13,916,545 in cash (the “Cash Consideration”) and 115,991.211 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share, of USRP (the “USRP Series A Preferred Stock” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms of the Agreement.

As contemplated by the Agreement, USRP and its merger subsidiaries have entered into separate Agreements and Plans of Merger, dated as of August 9, 2004, with each of the Partnerships listed on Exhibit A attached hereto (the “Other CNL Funds”) and with CNL Restaurant Properties, Inc. (“CNLRP”) (collectively, the “Other Merger Agreements”). Pursuant to the Other Merger Agreements, merger subsidiaries of USRP will merge with the Other CNL Funds and CNLRP (the “Other Mergers” and, collectively with the Merger, the “Mergers”).

In arriving at our opinion, we have, among other things:

•	Reviewed the Agreement and the Other Merger Agreements, including the financial terms of the Agreement and the Other Merger Agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Fund, the Other CNL Funds, USRP and CNLRP that was publicly available or furnished to us by their respective management teams, and have discussed with such management teams their respective firms’ business and prospects.

•	Considered certain financial data for the Fund and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

•	Developed a discounted cash flow model for the Fund.

•	Calculated a net asset value of the Fund based on the Fund’s projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund IV, Ltd.

August 9, 2004

•	Reviewed appraisals of the market and liquidation values of the Fund prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. We have further relied upon the assurance of the Fund’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respects. With respect to the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP, we have assumed that they have been reasonably prepared and reflect the best current good faith estimates and judgments of the respective management teams of such firms as to the future financial performance of such firms. We have discussed the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP with the respective management teams of such firms, but we assume no responsibility for and express no view as to financial forecasts of such firms or the assumptions upon which they are based. In arriving at our opinion, we have not made any comprehensive evaluations or appraisals of the assets or liabilities of the Fund. With your consent, we have assumed that the per share value of the USRP Series A Preferred Stock will be $23.50 upon issuance.

In rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement and the Other Merger Agreements are true and correct and that the Mergers contemplated by the Agreement and the Other Merger Agreements will be consummated on the terms described in the Agreement and the Other Merger Agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have an adverse effect on the Mergers or other actions contemplated by the Agreement and the Other Merger Agreements. We also have assumed that each holder of Fund Interests shall receive such portion of the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration). Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund IV, Ltd.

August 9, 2004

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ WACHOVIA CAPITAL MARKETS, LLC
WACHOVIA CAPITAL MARKETS, LLC

August 9, 2004

CNL Realty Corporation,

James M. Seneff, Jr.,

Robert A. Bourne,

as the General Partners

(collectively, the “General

Partners”) of CNL Income

Fund V, Ltd.

450 South Orange Avenue

Orlando, Florida 32801

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the general and limited partnership interests (the “Fund Interests”) in CNL Income Fund V, Ltd. (the “Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2004 (the “Agreement”), by and among U.S. Restaurant Properties, Inc. (“USRP”), Ivanhoe Acquisition V, LLC (“Sub”), and the Fund. Capitalized terms in this letter shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Sub shall be merged with and into the Fund, with the Fund as the surviving entity and a wholly-owned subsidiary of USRP (the “Merger”). Pursuant to the Merger, the holders of the Fund Interests shall receive in the aggregate $10,883,156 in cash (the “Cash Consideration”) and 90,284.631 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share, of USRP (the “USRP Series A Preferred Stock” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms of the Agreement.

As contemplated by the Agreement, USRP and its merger subsidiaries have entered into separate Agreements and Plans of Merger, dated as of August 9, 2004, with each of the Partnerships listed on Exhibit A attached hereto (the “Other CNL Funds”) and with CNL Restaurant Properties, Inc. (“CNLRP”) (collectively, the “Other Merger Agreements”). Pursuant to the Other Merger Agreements, merger subsidiaries of USRP will merge with the Other CNL Funds and CNLRP (the “Other Mergers” and, collectively with the Merger, the “Mergers”).

In arriving at our opinion, we have, among other things:

•	Reviewed the Agreement and the Other Merger Agreements, including the financial terms of the Agreement and the Other Merger Agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Fund, the Other CNL Funds, USRP and CNLRP that was publicly available or furnished to us by their respective management teams, and have discussed with such management teams their respective firms’ business and prospects.

•	Considered certain financial data for the Fund and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

•	Developed a discounted cash flow model for the Fund.

•	Calculated a net asset value of the Fund based on the Fund’s projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund V, Ltd.

August 9, 2004

•	Reviewed appraisals of the market and liquidation values of the Fund prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. We have further relied upon the assurance of the Fund’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respects. With respect to the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP, we have assumed that they have been reasonably prepared and reflect the best current good faith estimates and judgments of the respective management teams of such firms as to the future financial performance of such firms. We have discussed the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP with the respective management teams of such firms, but we assume no responsibility for and express no view as to financial forecasts of such firms or the assumptions upon which they are based. In arriving at our opinion, we have not made any comprehensive evaluations or appraisals of the assets or liabilities of the Fund. With your consent, we have assumed that the per share value of the USRP Series A Preferred Stock will be $23.50 upon issuance.

In rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement and the Other Merger Agreements are true and correct and that the Mergers contemplated by the Agreement and the Other Merger Agreements will be consummated on the terms described in the Agreement and the Other Merger Agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have an adverse effect on the Mergers or other actions contemplated by the Agreement and the Other Merger Agreements. We also have assumed that each holder of Fund Interests shall receive such portion of the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration). Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund V, Ltd.

August 9, 2004

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ WACHOVIA CAPITAL MARKETS, LLC
WACHOVIA CAPITAL MARKETS, LLC

August 9, 2004

CNL Realty Corporation,

James M. Seneff, Jr.,

Robert A. Bourne,

as the General Partners

(collectively, the “General

Partners”) of CNL Income

Fund VI, Ltd.

450 South Orange Avenue

Orlando, Florida 32801

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the general and limited partnership interests (the “Fund Interests”) in CNL Income Fund VI, Ltd. (the “Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2004 (the “Agreement”), by and among U.S. Restaurant Properties, Inc. (“USRP”), Ivanhoe Acquisition VI, LLC (“Sub”), and the Fund. Capitalized terms in this letter shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Sub shall be merged with and into the Fund, with the Fund as the surviving entity and a wholly-owned subsidiary of USRP (the “Merger”). Pursuant to the Merger, the holders of the Fund Interests shall receive in the aggregate $30,333,427 in cash (the “Cash Consideration”) and 252,790.223 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share, of USRP (the “USRP Series A Preferred Stock” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms of the Agreement.

As contemplated by the Agreement, USRP and its merger subsidiaries have entered into separate Agreements and Plans of Merger, dated as of August 9, 2004, with each of the Partnerships listed on Exhibit A attached hereto (the “Other CNL Funds”) and with CNL Restaurant Properties, Inc. (“CNLRP”) (collectively, the “Other Merger Agreements”). Pursuant to the Other Merger Agreements, merger subsidiaries of USRP will merge with the Other CNL Funds and CNLRP (the “Other Mergers” and, collectively with the Merger, the “Mergers”).

In arriving at our opinion, we have, among other things:

•	Reviewed the Agreement and the Other Merger Agreements, including the financial terms of the Agreement and the Other Merger Agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Fund, the Other CNL Funds, USRP and CNLRP that was publicly available or furnished to us by their respective management teams, and have discussed with such management teams their respective firms’ business and prospects.

•	Considered certain financial data for the Fund and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

•	Developed a discounted cash flow model for the Fund.

•	Calculated a net asset value of the Fund based on the Fund’s projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund VI, Ltd.

August 9, 2004

•	Reviewed appraisals of the market and liquidation values of the Fund prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. We have further relied upon the assurance of the Fund’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respects. With respect to the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP, we have assumed that they have been reasonably prepared and reflect the best current good faith estimates and judgments of the respective management teams of such firms as to the future financial performance of such firms. We have discussed the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP with the respective management teams of such firms, but we assume no responsibility for and express no view as to financial forecasts of such firms or the assumptions upon which they are based. In arriving at our opinion, we have not made any comprehensive evaluations or appraisals of the assets or liabilities of the Fund. With your consent, we have assumed that the per share value of the USRP Series A Preferred Stock will be $23.50 upon issuance.

In rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement and the Other Merger Agreements are true and correct and that the Mergers contemplated by the Agreement and the Other Merger Agreements will be consummated on the terms described in the Agreement and the Other Merger Agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have an adverse effect on the Mergers or other actions contemplated by the Agreement and the Other Merger Agreements. We also have assumed that each holder of Fund Interests shall receive such portion of the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration). Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund VI, Ltd.

August 9, 2004

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ WACHOVIA CAPITAL MARKETS, LLC
WACHOVIA CAPITAL MARKETS, LLC

August 9, 2004

CNL Realty Corporation,

James M. Seneff, Jr.,

Robert A. Bourne,

as the General Partners

(collectively, the “General

Partners”) of CNL Income

Fund VII, Ltd.

450 South Orange Avenue

Orlando, Florida 32801

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the general and limited partnership interests (the “Fund Interests”) in CNL Income Fund VII, Ltd. (the “Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2004 (the “Agreement”), by and among U.S. Restaurant Properties, Inc. (“USRP”), Ivanhoe Acquisition VII, LLC (“Sub”), and the Fund. Capitalized terms in this letter shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Sub shall be merged with and into the Fund, with the Fund as the surviving entity and a wholly-owned subsidiary of USRP (the “Merger”). Pursuant to the Merger, the holders of the Fund Interests shall receive in the aggregate $25,417,561 in cash (the “Cash Consideration”) and 211,913.009 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share, of USRP (the “USRP Series A Preferred Stock” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms of the Agreement.

As contemplated by the Agreement, USRP and its merger subsidiaries have entered into separate Agreements and Plans of Merger, dated as of August 9, 2004, with each of the Partnerships listed on Exhibit A attached hereto (the “Other CNL Funds”) and with CNL Restaurant Properties, Inc. (“CNLRP”) (collectively, the “Other Merger Agreements”). Pursuant to the Other Merger Agreements, merger subsidiaries of USRP will merge with the Other CNL Funds and CNLRP (the “Other Mergers” and, collectively with the Merger, the “Mergers”).

In arriving at our opinion, we have, among other things:

•	Reviewed the Agreement and the Other Merger Agreements, including the financial terms of the Agreement and the Other Merger Agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Fund, the Other CNL Funds, USRP and CNLRP that was publicly available or furnished to us by their respective management teams, and have discussed with such management teams their respective firms’ business and prospects.

•	Considered certain financial data for the Fund and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

•	Developed a discounted cash flow model for the Fund.

•	Calculated a net asset value of the Fund based on the Fund’s projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund VII, Ltd.

August 9, 2004

•	Reviewed appraisals of the market and liquidation values of the Fund prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. We have further relied upon the assurance of the Fund’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respects. With respect to the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP, we have assumed that they have been reasonably prepared and reflect the best current good faith estimates and judgments of the respective management teams of such firms as to the future financial performance of such firms. We have discussed the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP with the respective management teams of such firms, but we assume no responsibility for and express no view as to financial forecasts of such firms or the assumptions upon which they are based. In arriving at our opinion, we have not made any comprehensive evaluations or appraisals of the assets or liabilities of the Fund. With your consent, we have assumed that the per share value of the USRP Series A Preferred Stock will be $23.50 upon issuance.

In rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement and the Other Merger Agreements are true and correct and that the Mergers contemplated by the Agreement and the Other Merger Agreements will be consummated on the terms described in the Agreement and the Other Merger Agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have an adverse effect on the Mergers or other actions contemplated by the Agreement and the Other Merger Agreements. We also have assumed that each holder of Fund Interests shall receive such portion of the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration. Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund VII, Ltd.

August 9, 2004

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ WACHOVIA CAPITAL MARKETS, LLC
WACHOVIA CAPITAL MARKETS, LLC

August 9, 2004

CNL Realty Corporation,

James M. Seneff, Jr.,

Robert A. Bourne,

as the General Partners

(collectively, the “General

Partners”) of CNL Income

Fund VIII, Ltd.

450 South Orange Avenue

Orlando, Florida 32801

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the general and limited partnership interests (the “Fund Interests”) in CNL Income Fund VIII, Ltd. (the “Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2004 (the “Agreement”), by and among U.S. Restaurant Properties, Inc. (“USRP”), Ivanhoe Acquisition VIII, LLC (“Sub”), and the Fund. Capitalized terms in this letter shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Sub shall be merged with and into the Fund, with the Fund as the surviving entity and a wholly-owned subsidiary of USRP (the “Merger”). Pursuant to the Merger, the holders of the Fund Interests shall receive in the aggregate $29,583,092 in cash (the “Cash Consideration”) and 246,554.933 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share, of USRP (the “USRP Series A Preferred Stock” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms of the Agreement.

As contemplated by the Agreement, USRP and its merger subsidiaries have entered into separate Agreements and Plans of Merger, dated as of August 9, 2004, with each of the Partnerships listed on Exhibit A attached hereto (the “Other CNL Funds”) and with CNL Restaurant Properties, Inc. (“CNLRP”) (collectively, the “Other Merger Agreements”). Pursuant to the Other Merger Agreements, merger subsidiaries of USRP will merge with the Other CNL Funds and CNLRP (the “Other Mergers” and, collectively with the Merger, the “Mergers”).

In arriving at our opinion, we have, among other things:

•	Reviewed the Agreement and the Other Merger Agreements, including the financial terms of the Agreement and the Other Merger Agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Fund, the Other CNL Funds, USRP and CNLRP that was publicly available or furnished to us by their respective management teams, and have discussed with such management teams their respective firms’ business and prospects.

•	Considered certain financial data for the Fund and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

•	Developed a discounted cash flow model for the Fund.

•	Calculated a net asset value of the Fund based on the Fund’s projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund VIII, Ltd.

August 9, 2004

•	Reviewed appraisals of the market and liquidation values of the Fund prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. We have further relied upon the assurance of the Fund’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respects. With respect to the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP, we have assumed that they have been reasonably prepared and reflect the best current good faith estimates and judgments of the respective management teams of such firms as to the future financial performance of such firms. We have discussed the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP with the respective management teams of such firms, but we assume no responsibility for and express no view as to financial forecasts of such firms or the assumptions upon which they are based. In arriving at our opinion, we have not made any comprehensive evaluations or appraisals of the assets or liabilities of the Fund. With your consent, we have assumed that the per share value of the USRP Series A Preferred Stock will be $23.50 upon issuance.

In rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement and the Other Merger Agreements are true and correct and that the Mergers contemplated by the Agreement and the Other Merger Agreements will be consummated on the terms described in the Agreement and the Other Merger Agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have an adverse effect on the Mergers or other actions contemplated by the Agreement and the Other Merger Agreements. We also have assumed that each holder of Fund Interests shall receive such portion of the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration). Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund VIII, Ltd.

August 9, 2004

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ WACHOVIA CAPITAL MARKETS, LLC
WACHOVIA CAPITAL MARKETS, LLC

August 9, 2004

CNL Realty Corporation,

James M. Seneff, Jr.,

Robert A. Bourne,

as the General Partners

(collectively, the “General

Partners”) of CNL Income

Fund IX, Ltd.

450 South Orange Avenue

Orlando, Florida 32801

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the general and limited partnership interests (the “Fund Interests”) in CNL Income Fund IX, Ltd. (the “Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2004 (the “Agreement”), by and among U.S. Restaurant Properties, Inc. (“USRP”), Ivanhoe Acquisition IX, LLC (“Sub”), and the Fund. Capitalized terms in this letter shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Sub shall be merged with and into the Fund, with the Fund as the surviving entity and a wholly-owned subsidiary of USRP (the “Merger”). Pursuant to the Merger, the holders of the Fund Interests shall receive in the aggregate $23,333,711 in cash (the “Cash Consideration”) and 194,505.926 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share, of USRP (the “USRP Series A Preferred Stock” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms of the Agreement.

As contemplated by the Agreement, USRP and its merger subsidiaries have entered into separate Agreements and Plans of Merger, dated as of August 9, 2004, with each of the Partnerships listed on Exhibit A attached hereto (the “Other CNL Funds”) and with CNL Restaurant Properties, Inc. (“CNLRP”) (collectively, the “Other Merger Agreements”). Pursuant to the Other Merger Agreements, merger subsidiaries of USRP will merge with the Other CNL Funds and CNLRP (the “Other Mergers” and, collectively with the Merger, the “Mergers”).

In arriving at our opinion, we have, among other things:

•	Reviewed the Agreement and the Other Merger Agreements, including the financial terms of the Agreement and the Other Merger Agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Fund, the Other CNL Funds, USRP and CNLRP that was publicly available or furnished to us by their respective management teams, and have discussed with such management teams their respective firms’ business and prospects.

•	Considered certain financial data for the Fund and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

•	Developed a discounted cash flow model for the Fund.

•	Calculated a net asset value of the Fund based on the Fund’s projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund IX, Ltd.

August 9, 2004

•	Reviewed appraisals of the market and liquidation values of the Fund prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. We have further relied upon the assurance of the Fund’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respects. With respect to the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP, we have assumed that they have been reasonably prepared and reflect the best current good faith estimates and judgments of the respective management teams of such firms as to the future financial performance of such firms. We have discussed the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP with the respective management teams of such firms, but we assume no responsibility for and express no view as to financial forecasts of such firms or the assumptions upon which they are based. In arriving at our opinion, we have not made any comprehensive evaluations or appraisals of the assets or liabilities of the Fund. With your consent, we have assumed that the per share value of the USRP Series A Preferred Stock will be $23.50 upon issuance.

In rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement and the Other Merger Agreements are true and correct and that the Mergers contemplated by the Agreement and the Other Merger Agreements will be consummated on the terms described in the Agreement and the Other Merger Agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have an adverse effect on the Mergers or other actions contemplated by the Agreement and the Other Merger Agreements. We also have assumed that each holder of Fund Interests shall receive such portion of the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration). Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund IX, Ltd.

August 9, 2004

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ WACHOVIA CAPITAL MARKETS, LLC
WACHOVIA CAPITAL MARKETS, LLC

August 9, 2004

CNL Realty Corporation,

James M. Seneff, Jr.,

Robert A. Bourne,

as the General Partners

(collectively, the “General

Partners”) of CNL Income

Fund X, Ltd.

450 South Orange Avenue

Orlando, Florida 32801

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the general and limited partnership interests (the “Fund Interests”) in CNL Income Fund X, Ltd. (the “Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2004 (the “Agreement”), by and among U.S. Restaurant Properties, Inc. (“USRP”), Ivanhoe Acquisition X, LLC (“Sub”), and the Fund. Capitalized terms in this letter shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Sub shall be merged with and into the Fund, with the Fund as the surviving entity and a wholly-owned subsidiary of USRP (the “Merger”). Pursuant to the Merger, the holders of the Fund Interests shall receive in the aggregate $28,791,710 in cash (the “Cash Consideration”) and 239,830.915 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share, of USRP (the “USRP Series A Preferred Stock” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms of the Agreement.

As contemplated by the Agreement, USRP and its merger subsidiaries have entered into separate Agreements and Plans of Merger, dated as of August 9, 2004, with each of the Partnerships listed on Exhibit A attached hereto (the “Other CNL Funds”) and with CNL Restaurant Properties, Inc. (“CNLRP”) (collectively, the “Other Merger Agreements”). Pursuant to the Other Merger Agreements, merger subsidiaries of USRP will merge with the Other CNL Funds and CNLRP (the “Other Mergers” and, collectively with the Merger, the “Mergers”).

In arriving at our opinion, we have, among other things:

•	Reviewed the Agreement and the Other Merger Agreements, including the financial terms of the Agreement and the Other Merger Agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Fund, the Other CNL Funds, USRP and CNLRP that was publicly available or furnished to us by their respective management teams, and have discussed with such management teams their respective firms’ business and prospects.

•	Considered certain financial data for the Fund and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

•	Developed a discounted cash flow model for the Fund.

•	Calculated a net asset value of the Fund based on the Fund’s projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund X, Ltd.

August 9, 2004

•	Reviewed appraisals of the market and liquidation values of the Fund prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. We have further relied upon the assurance of the Fund’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respects. With respect to the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP, we have assumed that they have been reasonably prepared and reflect the best current good faith estimates and judgments of the respective management teams of such firms as to the future financial performance of such firms. We have discussed the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP with the respective management teams of such firms, but we assume no responsibility for and express no view as to financial forecasts of such firms or the assumptions upon which they are based. In arriving at our opinion, we have not made any comprehensive evaluations or appraisals of the assets or liabilities of the Fund. With your consent, we have assumed that the per share value of the USRP Series A Preferred Stock will be $23.50 upon issuance.

In rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement and the Other Merger Agreements are true and correct and that the Mergers contemplated by the Agreement and the Other Merger Agreements will be consummated on the terms described in the Agreement and the Other Merger Agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have an adverse effect on the Mergers or other actions contemplated by the Agreement and the Other Merger Agreements. We also have assumed that each holder of Fund Interests shall receive such portion of the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration). Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund X, Ltd.

August 9, 2004

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ WACHOVIA CAPITAL MARKETS, LLC
WACHOVIA CAPITAL MARKETS, LLC

August 9, 2004

CNL Realty Corporation,

James M. Seneff, Jr.,

Robert A. Bourne,

as the General Partners

(collectively, the “General

Partners”) of CNL Income

Fund XI, Ltd.

450 South Orange Avenue

Orlando, Florida 32801

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the general and limited partnership interests (the “Fund Interests”) in CNL Income Fund XI, Ltd. (the “Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2004 (the “Agreement”), by and among U.S. Restaurant Properties, Inc. (“USRP”), Ivanhoe Acquisition XI, LLC (“Sub”), and the Fund. Capitalized terms in this letter shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Sub shall be merged with and into the Fund, with the Fund as the surviving entity and a wholly-owned subsidiary of USRP (the “Merger”). Pursuant to the Merger, the holders of the Fund Interests shall receive in the aggregate $33,332,711 in cash (the “Cash Consideration”) and 277,772.588 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share, of USRP (the “USRP Series A Preferred Stock” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms of the Agreement.

As contemplated by the Agreement, USRP and its merger subsidiaries have entered into separate Agreements and Plans of Merger, dated as of August 9, 2004, with each of the Partnerships listed on Exhibit A attached hereto (the “Other CNL Funds”) and with CNL Restaurant Properties, Inc. (“CNLRP”) (collectively, the “Other Merger Agreements”). Pursuant to the Other Merger Agreements, merger subsidiaries of USRP will merge with the Other CNL Funds and CNLRP (the “Other Mergers” and, collectively with the Merger, the “Mergers”).

In arriving at our opinion, we have, among other things:

•	Reviewed the Agreement and the Other Merger Agreements, including the financial terms of the Agreement and the Other Merger Agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Fund, the Other CNL Funds, USRP and CNLRP that was publicly available or furnished to us by their respective management teams, and have discussed with such management teams their respective firms’ business and prospects.

•	Considered certain financial data for the Fund and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

•	Developed a discounted cash flow model for the Fund.

•	Calculated a net asset value of the Fund based on the Fund’s projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XI, Ltd.

August 9, 2004

•	Reviewed appraisals of the market and liquidation values of the Fund prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. We have further relied upon the assurance of the Fund’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respects. With respect to the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP, we have assumed that they have been reasonably prepared and reflect the best current good faith estimates and judgments of the respective management teams of such firms as to the future financial performance of such firms. We have discussed the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP with the respective management teams of such firms, but we assume no responsibility for and express no view as to financial forecasts of such firms or the assumptions upon which they are based. In arriving at our opinion, we have not made any comprehensive evaluations or appraisals of the assets or liabilities of the Fund. With your consent, we have assumed that the per share value of the USRP Series A Preferred Stock will be $23.50 upon issuance.

In rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement and the Other Merger Agreements are true and correct and that the Mergers contemplated by the Agreement and the Other Merger Agreements will be consummated on the terms described in the Agreement and the Other Merger Agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have an adverse effect on the Mergers or other actions contemplated by the Agreement and the Other Merger Agreements. We also have assumed that each holder of Fund Interests shall receive such portion of the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration). Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XI, Ltd.

August 9, 2004

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ WACHOVIA CAPITAL MARKETS, LLC
WACHOVIA CAPITAL MARKETS, LLC

August 9, 2004

CNL Realty Corporation,

James M. Seneff, Jr.,

Robert A. Bourne,

as the General Partners

(collectively, the “General

Partners”) of CNL Income

Fund XII, Ltd.

450 South Orange Avenue

Orlando, Florida 32801

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the general and limited partnership interests (the “Fund Interests”) in CNL Income Fund XII, Ltd. (the “Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2004 (the “Agreement”), by and among U.S. Restaurant Properties, Inc. (“USRP”), Ivanhoe Acquisition XII, LLC (“Sub”), and the Fund. Capitalized terms in this letter shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Sub shall be merged with and into the Fund, with the Fund as the surviving entity and a wholly-owned subsidiary of USRP (the “Merger”). Pursuant to the Merger, the holders of the Fund Interests shall receive in the aggregate $38,085,582 in cash (the “Cash Consideration”) and 317,229.854 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share, of USRP (the “USRP Series A Preferred Stock” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms of the Agreement.

As contemplated by the Agreement, USRP and its merger subsidiaries have entered into separate Agreements and Plans of Merger, dated as of August 9, 2004, with each of the Partnerships listed on Exhibit A attached hereto (the “Other CNL Funds”) and with CNL Restaurant Properties, Inc. (“CNLRP”) (collectively, the “Other Merger Agreements”). Pursuant to the Other Merger Agreements, merger subsidiaries of USRP will merge with the Other CNL Funds and CNLRP (the “Other Mergers” and, collectively with the Merger, the “Mergers”).

In arriving at our opinion, we have, among other things:

•	Reviewed the Agreement and the Other Merger Agreements, including the financial terms of the Agreement and the Other Merger Agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Fund, the Other CNL Funds, USRP and CNLRP that was publicly available or furnished to us by their respective management teams, and have discussed with such management teams their respective firms’ business and prospects.

•	Considered certain financial data for the Fund and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

•	Developed a discounted cash flow model for the Fund.

•	Calculated a net asset value of the Fund based on the Fund’s projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XII, Ltd.

August 9, 2004

•	Reviewed appraisals of the market and liquidation values of the Fund prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. We have further relied upon the assurance of the Fund’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respects. With respect to the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP, we have assumed that they have been reasonably prepared and reflect the best current good faith estimates and judgments of the respective management teams of such firms as to the future financial performance of such firms. We have discussed the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP with the respective management teams of such firms, but we assume no responsibility for and express no view as to financial forecasts of such firms or the assumptions upon which they are based. In arriving at our opinion, we have not made any comprehensive evaluations or appraisals of the assets or liabilities of the Fund. With your consent, we have assumed that the per share value of the USRP Series A Preferred Stock will be $23.50 upon issuance.

In rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement and the Other Merger Agreements are true and correct and that the Mergers contemplated by the Agreement and the Other Merger Agreements will be consummated on the terms described in the Agreement and the Other Merger Agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have an adverse effect on the Mergers or other actions contemplated by the Agreement and the Other Merger Agreements. We also have assumed that each holder of Fund Interests shall receive such portion of the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration). Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XII, Ltd.

August 9, 2004

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ WACHOVIA CAPITAL MARKETS, LLC
WACHOVIA CAPITAL MARKETS, LLC

August 9, 2004

CNL Realty Corporation,

James M. Seneff, Jr.,

Robert A. Bourne,

as the General Partners

(collectively, the “General

Partners”) of CNL Income

Fund XIII, Ltd.

450 South Orange Avenue

Orlando, Florida 32801

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the general and limited partnership interests (the “Fund Interests”) in CNL Income Fund XIII, Ltd. (the “Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2004 (the “Agreement”), by and among U.S. Restaurant Properties, Inc. (“USRP”), Ivanhoe Acquisition XIII, LLC (“Sub”), and the Fund. Capitalized terms in this letter shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Sub shall be merged with and into the Fund, with the Fund as the surviving entity and a wholly-owned subsidiary of USRP (the “Merger”). Pursuant to the Merger, the holders of the Fund Interests shall receive in the aggregate $32,081,692 in cash (the “Cash Consideration”) and 267,447.433 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share, of USRP (the “USRP Series A Preferred Stock” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms of the Agreement.

As contemplated by the Agreement, USRP and its merger subsidiaries have entered into separate Agreements and Plans of Merger, dated as of August 9, 2004, with each of the Partnerships listed on Exhibit A attached hereto (the “Other CNL Funds”) and with CNL Restaurant Properties, Inc. (“CNLRP”) (collectively, the “Other Merger Agreements”). Pursuant to the Other Merger Agreements, merger subsidiaries of USRP will merge with the Other CNL Funds and CNLRP (the “Other Mergers” and, collectively with the Merger, the “Mergers”).

In arriving at our opinion, we have, among other things:

•	Reviewed the Agreement and the Other Merger Agreements, including the financial terms of the Agreement and the Other Merger Agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Fund, the Other CNL Funds, USRP and CNLRP that was publicly available or furnished to us by their respective management teams, and have discussed with such management teams their respective firms’ business and prospects.

•	Considered certain financial data for the Fund and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

•	Developed a discounted cash flow model for the Fund.

•	Calculated a net asset value of the Fund based on the Fund’s projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XIII, Ltd.

August 9, 2004

•	Reviewed appraisals of the market and liquidation values of the Fund prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. We have further relied upon the assurance of the Fund’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respects. With respect to the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP, we have assumed that they have been reasonably prepared and reflect the best current good faith estimates and judgments of the respective management teams of such firms as to the future financial performance of such firms. We have discussed the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP with the respective management teams of such firms, but we assume no responsibility for and express no view as to financial forecasts of such firms or the assumptions upon which they are based. In arriving at our opinion, we have not made any comprehensive evaluations or appraisals of the assets or liabilities of the Fund. With your consent, we have assumed that the per share value of the USRP Series A Preferred Stock will be $23.50 upon issuance.

In rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement and the Other Merger Agreements are true and correct and that the Mergers contemplated by the Agreement and the Other Merger Agreements will be consummated on the terms described in the Agreement and the Other Merger Agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have an adverse effect on the Mergers or other actions contemplated by the Agreement and the Other Merger Agreements. We also have assumed that each holder of Fund Interests shall receive such portion of the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration). Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XIII, Ltd.

August 9, 2004

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ WACHOVIA CAPITAL MARKETS, LLC
WACHOVIA CAPITAL MARKETS, LLC

August 9, 2004

CNL Realty Corporation,

James M. Seneff, Jr.,

Robert A. Bourne,

as the General Partners

(collectively, the “General

Partners”) of CNL Income

Fund XIV, Ltd.

450 South Orange Avenue

Orlando, Florida 32801

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the general and limited partnership interests (the “Fund Interests”) in CNL Income Fund XIV, Ltd. (the “Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2004 (the “Agreement”), by and among U.S. Restaurant Properties, Inc. (“USRP”), Ivanhoe Acquisition XIV, LLC (“Sub”), and the Fund. Capitalized terms in this letter shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Sub shall be merged with and into the Fund, with the Fund as the surviving entity and a wholly-owned subsidiary of USRP (the “Merger”). Pursuant to the Merger, the holders of the Fund Interests shall receive in the aggregate $39,668,287 in cash (the “Cash Consideration”) and 330,494.062 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share, of USRP (the “USRP Series A Preferred Stock” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms of the Agreement.

As contemplated by the Agreement, USRP and its merger subsidiaries have entered into separate Agreements and Plans of Merger, dated as of August 9, 2004, with each of the Partnerships listed on Exhibit A attached hereto (the “Other CNL Funds”) and with CNL Restaurant Properties, Inc. (“CNLRP”) (collectively, the “Other Merger Agreements”). Pursuant to the Other Merger Agreements, merger subsidiaries of USRP will merge with the Other CNL Funds and CNLRP (the “Other Mergers” and, collectively with the Merger, the “Mergers”).

In arriving at our opinion, we have, among other things:

•	Reviewed the Agreement and the Other Merger Agreements, including the financial terms of the Agreement and the Other Merger Agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Fund, the Other CNL Funds, USRP and CNLRP that was publicly available or furnished to us by their respective management teams, and have discussed with such management teams their respective firms’ business and prospects.

•	Considered certain financial data for the Fund and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

•	Developed a discounted cash flow model for the Fund.

•	Calculated a net asset value of the Fund based on the Fund’s projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XIV, Ltd.

August 9, 2004

•	Reviewed appraisals of the market and liquidation values of the Fund prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. We have further relied upon the assurance of the Fund’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respects. With respect to the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP, we have assumed that they have been reasonably prepared and reflect the best current good faith estimates and judgments of the respective management teams of such firms as to the future financial performance of such firms. We have discussed the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP with the respective management teams of such firms, but we assume no responsibility for and express no view as to financial forecasts of such firms or the assumptions upon which they are based. In arriving at our opinion, we have not made any comprehensive evaluations or appraisals of the assets or liabilities of the Fund. With your consent, we have assumed that the per share value of the USRP Series A Preferred Stock will be $23.50 upon issuance.

In rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement and the Other Merger Agreements are true and correct and that the Mergers contemplated by the Agreement and the Other Merger Agreements will be consummated on the terms described in the Agreement and the Other Merger Agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have an adverse effect on the Mergers or other actions contemplated by the Agreement and the Other Merger Agreements. We also have assumed that each holder of Fund Interests shall receive such portion of the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration). Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XIV, Ltd.

August 9, 2004

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ WACHOVIA CAPITAL MARKETS, LLC
WACHOVIA CAPITAL MARKETS, LLC

August 9, 2004

CNL Realty Corporation,

James M. Seneff, Jr.,

Robert A. Bourne,

as the General Partners

(collectively, the “General

Partners”) of CNL Income

Fund XV, Ltd.

450 South Orange Avenue

Orlando, Florida 32801

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the general and limited partnership interests (the “Fund Interests”) in CNL Income Fund XV, Ltd. (the “Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2004 (the “Agreement”), by and among U.S. Restaurant Properties, Inc. (“USRP”), Ivanhoe Acquisition XV, LLC (“Sub”), and the Fund. Capitalized terms in this letter shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Sub shall be merged with and into the Fund, with the Fund as the surviving entity and a wholly-owned subsidiary of USRP (the “Merger”). Pursuant to the Merger, the holders of the Fund Interests shall receive in the aggregate $33,083,264 in cash (the “Cash Consideration”) and 275,693.868 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share, of USRP (the “USRP Series A Preferred Stock” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms of the Agreement.

As contemplated by the Agreement, USRP and its merger subsidiaries have entered into separate Agreements and Plans of Merger, dated as of August 9, 2004, with each of the Partnerships listed on Exhibit A attached hereto (the “Other CNL Funds”) and with CNL Restaurant Properties, Inc. (“CNLRP”) (collectively, the “Other Merger Agreements”). Pursuant to the Other Merger Agreements, merger subsidiaries of USRP will merge with the Other CNL Funds and CNLRP (the “Other Mergers” and, collectively with the Merger, the “Mergers”).

In arriving at our opinion, we have, among other things:

•	Reviewed the Agreement and the Other Merger Agreements, including the financial terms of the Agreement and the Other Merger Agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Fund, the Other CNL Funds, USRP and CNLRP that was publicly available or furnished to us by their respective management teams, and have discussed with such management teams their respective firms’ business and prospects.

•	Considered certain financial data for the Fund and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

•	Developed a discounted cash flow model for the Fund.

•	Calculated a net asset value of the Fund based on the Fund’s projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XV, Ltd.

August 9, 2004

•	Reviewed appraisals of the market and liquidation values of the Fund prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. We have further relied upon the assurance of the Fund’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respects. With respect to the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP, we have assumed that they have been reasonably prepared and reflect the best current good faith estimates and judgments of the respective management teams of such firms as to the future financial performance of such firms. We have discussed the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP with the respective management teams of such firms, but we assume no responsibility for and express no view as to financial forecasts of such firms or the assumptions upon which they are based. In arriving at our opinion, we have not made any comprehensive evaluations or appraisals of the assets or liabilities of the Fund. With your consent, we have assumed that the per share value of the USRP Series A Preferred Stock will be $23.50 upon issuance.

In rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement and the Other Merger Agreements are true and correct and that the Mergers contemplated by the Agreement and the Other Merger Agreements will be consummated on the terms described in the Agreement and the Other Merger Agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have an adverse effect on the Mergers or other actions contemplated by the Agreement and the Other Merger Agreements. We also have assumed that each holder of Fund Interests shall receive such portion of the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration). Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XV, Ltd.

August 9, 2004

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ WACHOVIA CAPITAL MARKETS, LLC
WACHOVIA CAPITAL MARKETS, LLC

August 9, 2004

CNL Realty Corporation,

James M. Seneff, Jr.,

Robert A. Bourne,

as the General Partners

(collectively, the “General

Partners”) of CNL Income

Fund XVI, Ltd.

450 South Orange Avenue

Orlando, Florida 32801

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the general and limited partnership interests (the “Fund Interests”) in CNL Income Fund XVI, Ltd. (the “Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2004 (the “Agreement”), by and among U.S. Restaurant Properties, Inc. (“USRP”), Ivanhoe Acquisition XVI, LLC (“Sub”), and the Fund. Capitalized terms in this letter shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Sub shall be merged with and into the Fund, with the Fund as the surviving entity and a wholly-owned subsidiary of USRP (the “Merger”). Pursuant to the Merger, the holders of the Fund Interests shall receive in the aggregate $36,042,833 in cash (the “Cash Consideration”) and 300,544.446 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share, of USRP (the “USRP Series A Preferred Stock” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms of the Agreement.

As contemplated by the Agreement, USRP and its merger subsidiaries have entered into separate Agreements and Plans of Merger, dated as of August 9, 2004, with each of the Partnerships listed on Exhibit A attached hereto (the “Other CNL Funds”) and with CNL Restaurant Properties, Inc. (“CNLRP”) (collectively, the “Other Merger Agreements”). Pursuant to the Other Merger Agreements, merger subsidiaries of USRP will merge with the Other CNL Funds and CNLRP (the “Other Mergers” and, collectively with the Merger, the “Mergers”).

In arriving at our opinion, we have, among other things:

•	Reviewed the Agreement and the Other Merger Agreements, including the financial terms of the Agreement and the Other Merger Agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Fund, the Other CNL Funds, USRP and CNLRP that was publicly available or furnished to us by their respective management teams, and have discussed with such management teams their respective firms’ business and prospects.

•	Considered certain financial data for the Fund and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

•	Developed a discounted cash flow model for the Fund.

•	Calculated a net asset value of the Fund based on the Fund’s projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XVI, Ltd.

August 9, 2004

•	Reviewed appraisals of the market and liquidation values of the Fund prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. We have further relied upon the assurance of the Fund’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respects. With respect to the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP, we have assumed that they have been reasonably prepared and reflect the best current good faith estimates and judgments of the respective management teams of such firms as to the future financial performance of such firms. We have discussed the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP with the respective management teams of such firms, but we assume no responsibility for and express no view as to financial forecasts of such firms or the assumptions upon which they are based. In arriving at our opinion, we have not made any comprehensive evaluations or appraisals of the assets or liabilities of the Fund. With your consent, we have assumed that the per share value of the USRP Series A Preferred Stock will be $23.50 upon issuance.

In rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement and the Other Merger Agreements are true and correct and that the Mergers contemplated by the Agreement and the Other Merger Agreements will be consummated on the terms described in the Agreement and the Other Merger Agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have an adverse effect on the Mergers or other actions contemplated by the Agreement and the Other Merger Agreements. We also have assumed that each holder of Fund Interests shall receive such portion of the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration). Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XVI, Ltd.

August 9, 2004

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ WACHOVIA CAPITAL MARKETS, LLC
WACHOVIA CAPITAL MARKETS, LLC

August 9, 2004

CNL Realty Corporation,

James M. Seneff, Jr.,

Robert A. Bourne,

as the General Partners

(collectively, the “General

Partners”) of CNL Income

Fund XVII, Ltd.

450 South Orange Avenue

Orlando, Florida 32801

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the general and limited partnership interests (the “Fund Interests”) in CNL Income Fund XVII, Ltd. (the “Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2004 (the “Agreement”), by and among U.S. Restaurant Properties, Inc. (“USRP”), Ivanhoe Acquisition XVII, LLC (“Sub”), and the Fund. Capitalized terms in this letter shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Sub shall be merged with and into the Fund, with the Fund as the surviving entity and a wholly-owned subsidiary of USRP (the “Merger”). Pursuant to the Merger, the holders of the Fund Interests shall receive in the aggregate $21,584,360 in cash (the “Cash Consideration”) and 179,869.669 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share, of USRP (the “USRP Series A Preferred Stock” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms of the Agreement.

As contemplated by the Agreement, USRP and its merger subsidiaries have entered into separate Agreements and Plans of Merger, dated as of August 9, 2004, with each of the Partnerships listed on Exhibit A attached hereto (the “Other CNL Funds”) and with CNL Restaurant Properties, Inc. (“CNLRP”) (collectively, the “Other Merger Agreements”). Pursuant to the Other Merger Agreements, merger subsidiaries of USRP will merge with the Other CNL Funds and CNLRP (the “Other Mergers” and, collectively with the Merger, the “Mergers”).

In arriving at our opinion, we have, among other things:

•	Reviewed the Agreement and the Other Merger Agreements, including the financial terms of the Agreement and the Other Merger Agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Fund, the Other CNL Funds, USRP and CNLRP that was publicly available or furnished to us by their respective management teams, and have discussed with such management teams their respective firms’ business and prospects.

•	Considered certain financial data for the Fund and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

•	Developed a discounted cash flow model for the Fund.

•	Calculated a net asset value of the Fund based on the Fund’s projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XVII, Ltd.

August 9, 2004

•	Reviewed appraisals of the market and liquidation values of the Fund prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. We have further relied upon the assurance of the Fund’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respects. With respect to the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP, we have assumed that they have been reasonably prepared and reflect the best current good faith estimates and judgments of the respective management teams of such firms as to the future financial performance of such firms. We have discussed the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP with the respective management teams of such firms, but we assume no responsibility for and express no view as to financial forecasts of such firms or the assumptions upon which they are based. In arriving at our opinion, we have not made any comprehensive evaluations or appraisals of the assets or liabilities of the Fund. With your consent, we have assumed that the per share value of the USRP Series A Preferred Stock will be $23.50 upon issuance.

In rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement and the Other Merger Agreements are true and correct and that the Mergers contemplated by the Agreement and the Other Merger Agreements will be consummated on the terms described in the Agreement and the Other Merger Agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have an adverse effect on the Mergers or other actions contemplated by the Agreement and the Other Merger Agreements. We also have assumed that each holder of Fund Interests shall receive such portion of the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration). Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XVII, Ltd.

August 9, 2004

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ WACHOVIA CAPITAL MARKETS, LLC
WACHOVIA CAPITAL MARKETS, LLC

August 9, 2004

CNL Realty Corporation,

James M. Seneff, Jr.,

Robert A. Bourne,

as the General Partners

(collectively, the “General

Partners”) of CNL Income

Fund XVIII, Ltd.

450 South Orange Avenue

Orlando, Florida 32801

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the general and limited partnership interests (the “Fund Interests”) in CNL Income Fund XVIII, Ltd. (the “Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2004 (the “Agreement”), by and among U.S. Restaurant Properties, Inc. (“USRP”), Ivanhoe Acquisition XVIII, LLC (“Sub”), and the Fund. Capitalized terms in this letter shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Sub shall be merged with and into the Fund, with the Fund as the surviving entity and a wholly-owned subsidiary of USRP (the “Merger”). Pursuant to the Merger, the holders of the Fund Interests shall receive in the aggregate $25,500,313 in cash (the “Cash Consideration”) and 212,327.605 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share, of USRP (the “USRP Series A Preferred Stock” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms of the Agreement.

As contemplated by the Agreement, USRP and its merger subsidiaries have entered into separate Agreements and Plans of Merger, dated as of August 9, 2004, with each of the Partnerships listed on Exhibit A attached hereto (the “Other CNL Funds”) and with CNL Restaurant Properties, Inc. (“CNLRP”) (collectively, the “Other Merger Agreements”). Pursuant to the Other Merger Agreements, merger subsidiaries of USRP will merge with the Other CNL Funds and CNLRP (the “Other Mergers” and, collectively with the Merger, the “Mergers”).

In arriving at our opinion, we have, among other things:

•	Reviewed the Agreement and the Other Merger Agreements, including the financial terms of the Agreement and the Other Merger Agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Fund, the Other CNL Funds, USRP and CNLRP that was publicly available or furnished to us by their respective management teams, and have discussed with such management teams their respective firms’ business and prospects.

•	Considered certain financial data for the Fund and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

•	Developed a discounted cash flow model for the Fund.

•	Calculated a net asset value of the Fund based on the Fund’s projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XVIII, Ltd.

August 9, 2004

•	Reviewed appraisals of the market and liquidation values of the Fund prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. We have further relied upon the assurance of the Fund’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respects. With respect to the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP, we have assumed that they have been reasonably prepared and reflect the best current good faith estimates and judgments of the respective management teams of such firms as to the future financial performance of such firms. We have discussed the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP with the respective management teams of such firms, but we assume no responsibility for and express no view as to financial forecasts of such firms or the assumptions upon which they are based. In arriving at our opinion, we have not made any comprehensive evaluations or appraisals of the assets or liabilities of the Fund. With your consent, we have assumed that the per share value of the USRP Series A Preferred Stock will be $23.50 upon issuance.

In rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement and the Other Merger Agreements are true and correct and that the Mergers contemplated by the Agreement and the Other Merger Agreements will be consummated on the terms described in the Agreement and the Other Merger Agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have an adverse effect on the Mergers or other actions contemplated by the Agreement and the Other Merger Agreements. We also have assumed that each holder of Fund Interests shall receive such portion of the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration). Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XVIII, Ltd.

August 9, 2004

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ WACHOVIA CAPITAL MARKETS, LLC
WACHOVIA CAPITAL MARKETS, LLC

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XIV, Ltd.

August 9, 2004

the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration). Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XIV, Ltd.

August 9, 2004

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Wachovia Capital Markets, LLC
WACHOVIA CAPITAL MARKETS, LLC

August 9, 2004

CNL Realty Corporation,

James M. Seneff, Jr.,

Robert A. Bourne,

as the General Partners

(collectively, the “General

Partners”) of CNL Income

Fund XV, Ltd.

450 South Orange Avenue

Orlando, Florida 32801

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the general and limited partnership interests (the “Fund Interests”) in CNL Income Fund XV, Ltd. (the “Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2004 (the “Agreement”), by and among U.S. Restaurant Properties, Inc. (“USRP”), Ivanhoe Acquisition XV, LLC (“Sub”), and the Fund. Capitalized terms in this letter shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Sub shall be merged with and into the Fund, with the Fund as the surviving entity and a wholly-owned subsidiary of USRP (the “Merger”). Pursuant to the Merger, the holders of the Fund Interests shall receive in the aggregate $33,083,264 in cash (the “Cash Consideration”) and 275,693.868 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share, of USRP (the “USRP Series A Preferred Stock” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms of the Agreement.

As contemplated by the Agreement, USRP and its merger subsidiaries have entered into separate Agreements and Plans of Merger, dated as of August 9, 2004, with each of the Partnerships listed on Exhibit A attached hereto (the “Other CNL Funds”) and with CNL Restaurant Properties, Inc. (“CNLRP”) (collectively, the “Other Merger Agreements”). Pursuant to the Other Merger Agreements, merger subsidiaries of USRP will merge with the Other CNL Funds and CNLRP (the “Other Mergers” and, collectively with the Merger, the “Mergers”).

In arriving at our opinion, we have, among other things:

•	Reviewed the Agreement and the Other Merger Agreements, including the financial terms of the Agreement and the Other Merger Agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Fund, the Other CNL Funds, USRP and CNLRP that was publicly available or furnished to us by their respective management teams, and have discussed with such management teams their respective firms’ business and prospects.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XV, Ltd.

August 9, 2004

•	Considered certain financial data for the Fund and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

•	Developed a discounted cash flow model for the Fund.

•	Calculated a net asset value of the Fund based on the Fund’s projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

•	Reviewed appraisals of the market and liquidation values of the Fund prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. We have further relied upon the assurance of the Fund’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respects. With respect to the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP, we have assumed that they have been reasonably prepared and reflect the best current good faith estimates and judgments of the respective management teams of such firms as to the future financial performance of such firms. We have discussed the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP with the respective management teams of such firms, but we assume no responsibility for and express no view as to financial forecasts of such firms or the assumptions upon which they are based. In arriving at our opinion, we have not made any comprehensive evaluations or appraisals of the assets or liabilities of the Fund. With your consent, we have assumed that the per share value of the USRP Series A Preferred Stock will be $23.50 upon issuance.

In rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement and the Other Merger Agreements are true and correct and that the Mergers contemplated by the Agreement and the Other Merger Agreements will be consummated on the terms described in the Agreement and the Other Merger Agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have an adverse effect on the Mergers or other actions contemplated by the Agreement and the Other Merger Agreements. We also have assumed that each holder of Fund Interests shall receive such portion of

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XV, Ltd.

August 9, 2004

the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration). Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XV, Ltd.

August 9, 2004

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Wachovia Capital Markets, LLC
WACHOVIA CAPITAL MARKETS, LLC

August 9, 2004

CNL Realty Corporation,

James M. Seneff, Jr.,

Robert A. Bourne,

as the General Partners

(collectively, the “General

Partners”) of CNL Income

Fund XVI, Ltd.

450 South Orange Avenue

Orlando, Florida 32801

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the general and limited partnership interests (the “Fund Interests”) in CNL Income Fund XVI, Ltd. (the “Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2004 (the “Agreement”), by and among U.S. Restaurant Properties, Inc. (“USRP”), Ivanhoe Acquisition XVI, LLC (“Sub”), and the Fund. Capitalized terms in this letter shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Sub shall be merged with and into the Fund, with the Fund as the surviving entity and a wholly-owned subsidiary of USRP (the “Merger”). Pursuant to the Merger, the holders of the Fund Interests shall receive in the aggregate $36,042,833 in cash (the “Cash Consideration”) and 300,544.446 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share, of USRP (the “USRP Series A Preferred Stock” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms of the Agreement.

As contemplated by the Agreement, USRP and its merger subsidiaries have entered into separate Agreements and Plans of Merger, dated as of August 9, 2004, with each of the Partnerships listed on Exhibit A attached hereto (the “Other CNL Funds”) and with CNL Restaurant Properties, Inc. (“CNLRP”) (collectively, the “Other Merger Agreements”). Pursuant to the Other Merger Agreements, merger subsidiaries of USRP will merge with the Other CNL Funds and CNLRP (the “Other Mergers” and, collectively with the Merger, the “Mergers”).

In arriving at our opinion, we have, among other things:

•	Reviewed the Agreement and the Other Merger Agreements, including the financial terms of the Agreement and the Other Merger Agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Fund, the Other CNL Funds, USRP and CNLRP that was publicly available or furnished to us by their respective management teams, and have discussed with such management teams their respective firms’ business and prospects.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XVI, Ltd.

August 9, 2004

•	Considered certain financial data for the Fund and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

•	Developed a discounted cash flow model for the Fund.

•	Calculated a net asset value of the Fund based on the Fund’s projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

•	Reviewed appraisals of the market and liquidation values of the Fund prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. We have further relied upon the assurance of the Fund’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respects. With respect to the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP, we have assumed that they have been reasonably prepared and reflect the best current good faith estimates and judgments of the respective management teams of such firms as to the future financial performance of such firms. We have discussed the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP with the respective management teams of such firms, but we assume no responsibility for and express no view as to financial forecasts of such firms or the assumptions upon which they are based. In arriving at our opinion, we have not made any comprehensive evaluations or appraisals of the assets or liabilities of the Fund. With your consent, we have assumed that the per share value of the USRP Series A Preferred Stock will be $23.50 upon issuance.

In rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement and the Other Merger Agreements are true and correct and that the Mergers contemplated by the Agreement and the Other Merger Agreements will be consummated on the terms described in the Agreement and the Other Merger Agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have an adverse effect on the Mergers or other actions contemplated by the Agreement and the Other Merger Agreements. We also have assumed that each holder of Fund Interests shall receive such portion of

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XVI, Ltd.

August 9, 2004

the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration). Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XVI, Ltd.

August 9, 2004

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Wachovia Capital Markets, LLC
WACHOVIA CAPITAL MARKETS, LLC

August 9, 2004

CNL Realty Corporation,

James M. Seneff, Jr.,

Robert A. Bourne,

as the General Partners

(collectively, the “General

Partners”) of CNL Income

Fund XVII, Ltd.

450 South Orange Avenue

Orlando, Florida 32801

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the general and limited partnership interests (the “Fund Interests”) in CNL Income Fund XVII, Ltd. (the “Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2004 (the “Agreement”), by and among U.S. Restaurant Properties, Inc. (“USRP”), Ivanhoe Acquisition XVII, LLC (“Sub”), and the Fund. Capitalized terms in this letter shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Sub shall be merged with and into the Fund, with the Fund as the surviving entity and a wholly-owned subsidiary of USRP (the “Merger”). Pursuant to the Merger, the holders of the Fund Interests shall receive in the aggregate $21,584,360 in cash (the “Cash Consideration”) and 179,869.669 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share, of USRP (the “USRP Series A Preferred Stock” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms of the Agreement.

As contemplated by the Agreement, USRP and its merger subsidiaries have entered into separate Agreements and Plans of Merger, dated as of August 9, 2004, with each of the Partnerships listed on Exhibit A attached hereto (the “Other CNL Funds”) and with CNL Restaurant Properties, Inc. (“CNLRP”) (collectively, the “Other Merger Agreements”). Pursuant to the Other Merger Agreements, merger subsidiaries of USRP will merge with the Other CNL Funds and CNLRP (the “Other Mergers” and, collectively with the Merger, the “Mergers”).

In arriving at our opinion, we have, among other things:

•	Reviewed the Agreement and the Other Merger Agreements, including the financial terms of the Agreement and the Other Merger Agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Fund, the Other CNL Funds, USRP and CNLRP that was publicly available or furnished to us by their respective management teams, and have discussed with such management teams their respective firms’ business and prospects.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XVII, Ltd.

August 9, 2004

•	Considered certain financial data for the Fund and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

•	Developed a discounted cash flow model for the Fund.

•	Calculated a net asset value of the Fund based on the Fund’s projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

•	Reviewed appraisals of the market and liquidation values of the Fund prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. We have further relied upon the assurance of the Fund’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respects. With respect to the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP, we have assumed that they have been reasonably prepared and reflect the best current good faith estimates and judgments of the respective management teams of such firms as to the future financial performance of such firms. We have discussed the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP with the respective management teams of such firms, but we assume no responsibility for and express no view as to financial forecasts of such firms or the assumptions upon which they are based. In arriving at our opinion, we have not made any comprehensive evaluations or appraisals of the assets or liabilities of the Fund. With your consent, we have assumed that the per share value of the USRP Series A Preferred Stock will be $23.50 upon issuance.

In rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement and the Other Merger Agreements are true and correct and that the Mergers contemplated by the Agreement and the Other Merger Agreements will be consummated on the terms described in the Agreement and the Other Merger Agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have an adverse effect on the Mergers or other actions contemplated by the Agreement and the Other Merger Agreements. We also have assumed that each holder of Fund Interests shall receive such portion of

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XVII, Ltd.

August 9, 2004

the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration). Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XVII, Ltd.

August 9, 2004

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Wachovia Capital Markets, LLC
WACHOVIA CAPITAL MARKETS, LLC

August 9, 2004

CNL Realty Corporation,

James M. Seneff, Jr.,

Robert A. Bourne,

as the General Partners

(collectively, the “General

Partners”) of CNL Income

Fund XVIII, Ltd.

450 South Orange Avenue

Orlando, Florida 32801

Gentlemen:

You have asked Wachovia Capital Markets, LLC (“Wachovia Securities”) to advise you with respect to the fairness, from a financial point of view, of the Merger Consideration (as hereinafter defined) to be received by the holders of the general and limited partnership interests (the “Fund Interests”) in CNL Income Fund XVIII, Ltd. (the “Fund”), pursuant to that certain Agreement and Plan of Merger, dated as of August 9, 2004 (the “Agreement”), by and among U.S. Restaurant Properties, Inc. (“USRP”), Ivanhoe Acquisition XVIII, LLC (“Sub”), and the Fund. Capitalized terms in this letter shall have the meanings ascribed to them in the Agreement unless the context clearly requires otherwise.

As more fully described in the Agreement, Sub shall be merged with and into the Fund, with the Fund as the surviving entity and a wholly-owned subsidiary of USRP (the “Merger”). Pursuant to the Merger, the holders of the Fund Interests shall receive in the aggregate $25,500,313 in cash (the “Cash Consideration”) and 212,327.605 shares of $1.93 Series A Cumulative Convertible Preferred Stock, par value $.001 per share, of USRP (the “USRP Series A Preferred Stock” and, together with the Cash Consideration, the “Merger Consideration”), subject to the terms of the Agreement.

As contemplated by the Agreement, USRP and its merger subsidiaries have entered into separate Agreements and Plans of Merger, dated as of August 9, 2004, with each of the Partnerships listed on Exhibit A attached hereto (the “Other CNL Funds”) and with CNL Restaurant Properties, Inc. (“CNLRP”) (collectively, the “Other Merger Agreements”). Pursuant to the Other Merger Agreements, merger subsidiaries of USRP will merge with the Other CNL Funds and CNLRP (the “Other Mergers” and, collectively with the Merger, the “Mergers”).

In arriving at our opinion, we have, among other things:

•	Reviewed the Agreement and the Other Merger Agreements, including the financial terms of the Agreement and the Other Merger Agreements.

•	Reviewed certain business, financial and other information, including financial forecasts, regarding the Fund, the Other CNL Funds, USRP and CNLRP that was publicly available or furnished to us by their respective management teams, and have discussed with such management teams their respective firms’ business and prospects.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XVIII, Ltd.

August 9, 2004

•	Considered certain financial data for the Fund and compared that data with similar data regarding certain other publicly traded companies that we deemed to be relevant.

•	Compared the proposed financial terms of the Agreement with the financial terms of certain other business combinations and transactions that we deemed to be relevant.

•	Developed a discounted cash flow model for the Fund.

•	Calculated a net asset value of the Fund based on the Fund’s projected rental income by concept and market capitalization rates per concept with adjustments for certain factors, including lease maturities, rent-to-sales ratios, and the financial condition of the underlying tenants and concepts.

•	Reviewed appraisals of the market and liquidation values of the Fund prepared by an independent third party.

•	Considered other information such as financial studies, analyses and investigations, as well as financial and economic and market criteria that we deemed to be relevant.

In connection with our review, we have, with your consent, relied upon the accuracy and completeness of the foregoing financial and other information, and have not assumed any responsibility for any independent verification of such information. We have further relied upon the assurance of the Fund’s management that they are unaware of any facts that would make the information provided to us incomplete or misleading in any material respects. With respect to the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP, we have assumed that they have been reasonably prepared and reflect the best current good faith estimates and judgments of the respective management teams of such firms as to the future financial performance of such firms. We have discussed the financial forecasts of the Fund, the Other CNL Funds, USRP and CNLRP with the respective management teams of such firms, but we assume no responsibility for and express no view as to financial forecasts of such firms or the assumptions upon which they are based. In arriving at our opinion, we have not made any comprehensive evaluations or appraisals of the assets or liabilities of the Fund. With your consent, we have assumed that the per share value of the USRP Series A Preferred Stock will be $23.50 upon issuance.

In rendering our opinion, we have assumed that the representations and warranties of each party contained in the Agreement and the Other Merger Agreements are true and correct and that the Mergers contemplated by the Agreement and the Other Merger Agreements will be consummated on the terms described in the Agreement and the Other Merger Agreements, without waiver of any material terms or conditions, and that in the course of obtaining any necessary legal, regulatory or third-party consents and/or approvals, no restrictions will be imposed that will have an adverse effect on the Mergers or other actions contemplated by the Agreement and the Other Merger Agreements. We also have assumed that each holder of Fund Interests shall receive such portion of

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XVIII, Ltd.

August 9, 2004

the Merger Consideration as such holder is entitled to receive pursuant to the Fund’s Agreement of Limited Partnership, as amended, on dissolution of the Fund (subject to certain downward adjustments to the General Partners’ share of the Merger Consideration). Our opinion is necessarily based on economic, market, financial and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Merger or other actions contemplated by the Agreement as compared with other business strategies that may have been considered for the Fund by the General Partners. We express no opinion as to the prices at which the USRP Series A Preferred Stock issued in the Merger will trade in the future.

Wachovia Securities is a trade name of Wachovia Capital Markets, LLC, an investment banking subsidiary and affiliate of Wachovia Corporation. We have been engaged to render certain financial advisory services to the General Partners of the Fund in connection with the Agreement and will receive a fee for such services, which include the delivery of this opinion. In addition, the Fund has agreed to indemnify us for certain liabilities arising out of our engagement.

Please note that in the ordinary course of our business, Wachovia Securities may trade in the securities of the Fund, the Other CNL Funds, USRP and CNLRP for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Please also note that Wachovia Securities and its affiliates have, and have had in the past, investment banking relationships with the General Partners and certain of their affiliates.

This opinion is solely for your information and use as the General Partners of the Fund in connection with your consideration of the Merger and does not and shall not confer any rights or remedies upon the holders of limited partnership interests in the Fund or any other person or be used or relied upon for any other purpose. Our opinion does not and shall not constitute a recommendation to any holder of Fund Interests as to how such holder should vote in connection with the Merger or any other matter related thereto. In addition, we express no opinion as to the relative fairness of the Merger Consideration to be received by the holders of the general and limited partnership interests in the Fund or as to the fairness of the Merger Consideration in relation to consideration to be received by any of the Other CNL Funds pursuant to the Other Merger Agreements. Our opinion may not be summarized, excerpted from, or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full and described in the proxy statement mailed or provided to the holders of the Fund Interests in accordance with the Agreement.

CNL Realty Corporation,

James M. Seneff, Jr.

Robert A. Bourne,

as the General Partners of

CNL Income Fund XVIII, Ltd.

August 9, 2004

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above, and other factors we deem to be relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of the Fund Interests pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Wachovia Capital Markets, LLC
WACHOVIA CAPITAL MARKETS, LLC